FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-227446-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated July 9, 2019, may be amended or completed prior to time of sale.

$653,614,000 (Approximate)

Morgan Stanley Capital I Trust 2019-H7
(Central Index Key Number 0001778749)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Cantor Commercial Real Estate Lending, L.P.
(Central Index Key Number 0001558761)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-H7

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2019-H7 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates listed under “Summary of Certificates”) represent the ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Capital I Trust 2019-H7. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2019. The rated final distribution date for the certificates is the distribution date in July 2052.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$19,200,000%		(5)	June 2024
Class A-2	$29,900,000%		(5)	July 2024
Class A-SB	$26,600,000%		(5)	February 2029
Class A-3		(6)%	(5)	(6)
Class A-4		(6)%	(5)	(6)
Class X-A	$522,891,000	(7)%	Variable(8)	July 2029
Class X-B	$130,723,000	(7)%	Variable(8)	July 2029
Class A-S	$62,560,000%		(5)	July 2029
Class B	$33,614,000%		(5)	July 2029
Class C	$34,549,000%		(5)	July 2029

(Explanatory notes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 39 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act (as defined in this prospectus) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co. and The Williams Capital Group, L.P. will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale. Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co. are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 89.1% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 10.9% of each class of offered certificates. The Williams Capital Group, L.P. is acting as co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 25, 2019. Morgan Stanley Capital I Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates plus accrued interest from July 1, 2019, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$653,614,000	100%	$653,614,000	$79,219

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Morgan Stanley		Cantor Fitzgerald & Co.
The Williams Capital Group, L.P.

July [_], 2019

MSC 2019-H7

Commercial Mortgage Pass-Through Certificates, Series 2019-H7
Geographic Overview of Mortgage Pool

Washington
1 property
$6,600,000
0.9% of total
Missouri
2 properties
$13,867,000
1.9% of total
Illinois
2 properties
$27,500,000
3.7% of total
Wisconsin
1 property
$10,627,168
1.4% of total
Indiana
2 properties
$10,458,750
1.4% of total
Michigan
1 property
$4,040,000
0.5% of total
Pennsylvania
1 property
$1,388,832
0.2% of total
New York
25 properties
$194,463,565
26.0% of total
Ohio
1 property
$2,900,000
0.4% of total
Nevada
2 properties
$75,900,000
10.2% of total
Connecticut
1 property
$3,550,000
0.5% of total
New Jersey
2 properties
$31,064,388
4.2% of total
California
17 properties
$102,239,286
13.7% of total
Maryland
2 properties
$11,750,000
1.6% of total
West Virginia
1 property
$3,450,000
0.5% of total
North Carolina
3 properties
$36,641,025
4.9% of total
Arizona
2 properties
$12,500,000
1.7% of total
Georgia
3 properties
$60,600,000
8.1% of total
Texas
4 properties
$51,985,000
7.0% of total
Louisiana
1 property
$16,000,000
2.1% of total
Kentucky
1 property
$10,800,000
1.4% of total
Florida
6 properties
$58,662,500
7.9% of total

% of Cut-Off Date Balance
0.2% – 4.0%
4.1% – 10.0%
> 10.1%

Mortgaged Properties by Property Type

Mixed Use 9.1%
Self Storage 0.4%
Industrial 11.8%
Retail 33.1%
Multifamily 12.9%
Office 13.1%
Hospitality 19.6%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$19,200,000		30.000%	%	(5)	June 2024	2.83	1 – 59
Class A-2	$29,900,000		30.000%	%	(5)	July 2024	4.92	59 – 60
Class A-SB	$26,600,000		30.000%	%	(5)	February 2029	7.37	60 – 115
Class A-3		(6)	30.000%	%	(5)	(6)	(6)	(6)
Class A-4		(6)	30.000%	%	(5)	(6)	(6)	(6)
Class X-A	$522,891,000	(7)	N/A	%	Variable(8)	July 2029	N/A	N/A
Class X-B	$130,723,000	(7)	N/A	%	Variable(8)	July 2029	N/A	N/A
Class A-S	$62,560,000		21.625%	%	(5)	July 2029	9.97	120 – 120
Class B	$33,614,000		17.125%	%	(5)	July 2029	9.97	120 – 120
Class C	$34,549,000		12.500%	%	(5)	July 2029	9.97	120 – 120

Non-Offered Certificates(9)
Class X-D(10)	$15,873,000	(7)	N/A	%	Variable(8)	July 2029	N/A	N/A
Class D(10)	$15,873,000		10.375%	%	(5)	July 2029	9.97	120 – 120
Class E-RR(10)	$22,410,000		7.375%	%	(5)	July 2029	9.97	120 – 120
Class F-RR	$17,741,000		5.000%	%	(5)	July 2029	9.97	120 – 120
Class G-RR	$8,403,000		3.875%	%	(5)	July 2029	9.97	120 – 120
Class H-RR	$28,946,514		0.000%	%	(5)	July 2029	9.97	120 – 120
Class V(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3, Class A-4, Class X-D, Class D and Class E-RR certificates, such greater percentages as are contemplated by footnotes (6) and (10) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $447,191,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$100,000,000 - $205,000,000	May 2029 - June 2029	9.75 - 9.80	115 - 118 / 115 - 119
Class A-4	$242,191,000 - $347,191,000	July 2029 - July 2029	9.91 - 9.93	118 - 120 / 119 - 120

(7)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

(10)	The initial certificate balance of each class of the Class D and Class E-RR certificates and the initial notional amount of the Class X-D certificates are subject to change based on final pricing of all certificates (other than the Class R certificates) and the final determination of the fair market value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “RR Certificates”), which will be retained by Argentic Real Estate Finance LLC, as “retaining sponsor”, or its “majority-owned affiliate” (in each case as defined under Regulation RR) or other permitted transferee in satisfaction of the risk retention requirements. The initial certificate balance of the Class D certificates (and correspondingly, the initial notional amount of the Class X-D certificates) is expected to fall within a range of $13,632,000 to $18,114,000. The initial certificate balance of the Class E-RR certificates is expected to fall within a range of $20,169,000 to $24,651,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the RR Certificates, see “Credit Risk Retention”.

(11)	The Class V certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest collected on any mortgage loans with an anticipated repayment date solely to the extent received from the related borrower. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(12)	The Class R certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	8
Important Notice About Information Presented in this Prospectus	8
Summary of Terms	14
Risk Factors	39
The Certificates May Not Be a Suitable Investment for You	39
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	39
Risks Related to Market Conditions and Other External Factors	39
Risks Relating to the Mortgage Loans	40
Risks Related to Conflicts of Interest	80
Other Risks Relating to the Certificates	87
Description of the Mortgage Pool	104
General	104
Certain Calculations and Definitions	105
Mortgage Pool Characteristics	115
Redevelopment, Renovation and Expansion	125
Environmental Considerations	126
Assessment of Property Value and Condition	129
Litigation and Other Considerations	129
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	130
Tenant Issues	131
Use Restrictions	136
Appraised Value	137
Non-Recourse Carveout Limitations	137
Real Estate and Other Tax Considerations	138
Delinquency Information	139
Certain Terms of the Mortgage Loans	139
Exceptions to Underwriting Guidelines	148
Additional Indebtedness	148
The Whole Loans	152
Additional Information	183
Transaction Parties	183
The Sponsors and Mortgage Loan Sellers	183
The Originators	210
The Depositor	211
The Issuing Entity	211
The Trustee and the Certificate Administrator	212
The Master Servicer	214
The Special Servicer	216
The Operating Advisor and Asset Representations Reviewer	220
Credit Risk Retention	221
General	221
Qualifying CRE Loans; Required Credit Risk Retention Percentage	222
Determination of Amount of Required Horizontal Credit Risk Retention	223
Hedging, Transfer and Financing Restrictions	229
Operating Advisor	230
Representations and Warranties	230
Description of the Certificates	232
General	232
Distributions	233
Allocation of Yield Maintenance Charges and Prepayment Premiums	244
Assumed Final Distribution Date; Rated Final Distribution Date	246
Prepayment Interest Shortfalls	246
Subordination; Allocation of Realized Losses	247

Reports to Certificateholders; Certain Available Information	249
Voting Rights	257
Delivery, Form, Transfer and Denomination	257
Certificateholder Communication	260
List of Certificateholders	260
Description of the Mortgage Loan Purchase Agreements	261
General	261
Dispute Resolution Provisions	266
Asset Review Obligations	266
Pooling and Servicing Agreement	266
General	266
Assignment of the Mortgage Loans	267
Servicing Standard	267
Subservicing	268
Advances	269
Accounts	272
Withdrawals from the Collection Account	274
Servicing and Other Compensation and Payment of Expenses	276
Maintenance of Insurance	292
Processing and Consent	294
Modifications, Waivers and Amendments	297
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	298
Inspections	299
Collection of Operating Information	299
Special Servicing Transfer Event	300
Asset Status Report	301
Realization Upon Mortgage Loans	304
Sale of Defaulted Loans and REO Properties	305
The Directing Certificateholder	307
The Operating Advisor	314
The Asset Representations Reviewer	320
Replacement of Special Servicer Without Cause	327
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	329
Termination of Master Servicer and Special Servicer for Cause	330
Resignation of the Master Servicer and Special Servicer	332
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	333
Limitation on Liability; Indemnification	333
Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA	336
Dispute Resolution Provisions	336
Litigation Control	339
Servicing of the Non-Serviced Mortgage Loans	339
Evidence as to Compliance	346
Limitation on Rights of Certificateholders to Institute a Proceeding	347
Termination; Retirement of Certificates	348
Amendment	349
Resignation and Removal of the Trustee and the Certificate Administrator	350
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	351
Certain Legal Aspects of Mortgage Loans	351
General	353
Types of Mortgage Instruments	353
Leases and Rents	353
Personalty	353
Foreclosure	354
Bankruptcy Laws	357

Environmental Considerations	362
Due-on-Sale and Due-on-Encumbrance Provisions	363
Subordinate Financing	364
Default Interest and Limitations on Prepayments	364
Applicability of Usury Laws	364
Americans with Disabilities Act	364
Servicemembers Civil Relief Act	365
Anti-Money Laundering, Economic Sanctions and Bribery	365
Potential Forfeiture of Assets	365
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	366
Pending Legal Proceedings Involving Transaction Parties	367
Use of Proceeds	367
Yield and Maturity Considerations	367
Yield Considerations	367
Yield on the Certificates with Notional Amounts	370
Weighted Average Life	370
Pre-Tax Yield to Maturity Tables	375
Material Federal Income Tax Considerations	377
General	377
Qualification as a REMIC	378
Status of Offered Certificates	379
Taxation of Regular Interests	380
Taxes That May Be Imposed on a REMIC	384
Taxation of Certain Foreign Investors	385
FATCA	386
Backup Withholding	386
Information Reporting	387
3.8% Medicare Tax on “Net Investment Income”	387
Reporting Requirements	387
Certain State and Local Tax Considerations	387
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	388
Incorporation of Certain Information by Reference	390
Where You Can Find More Information	390
Financial Information	390
Certain ERISA Considerations	391
General	391
Plan Asset Regulations	391
Administrative Exemptions	392
Insurance Company General Accounts	393
Legal Investment	394
Legal Matters	394
Ratings	394
Index of Defined Terms	397

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
Annex F:	Definition of “Mortgage File”	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION REGARDING THE CERTIFICATES DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregated allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the MSC 2019-H7 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE.

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (”QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE"). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS, NOR ANY OTHER PARTY TO THE TRANSACTION, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN A MANNER PRESCRIBED BY ARTICLE 6 OF EUROPEAN UNION REGULATION (EU) 2017/2402. IN ADDITION, NO SUCH PERSON UNDERTAKES TO TAKE ANY OTHER ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY APPLICABLE REQUIREMENT UNDER SUCH REGULATION. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF SUCH REGULATION. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS WHICH ARE SUBJECT TO ANY SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER") AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT

CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA.  THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	Morgan Stanley Capital I Trust 2019-H7, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are (1) Argentic Real Estate Finance LLC, a Delaware limited liability company, (2) Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, (3) Starwood Mortgage Capital LLC, a Delaware limited liability company and (4) Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”. The sponsors will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance LLC	20	$311,738,454	41.7%
Morgan Stanley Mortgage Capital Holdings LLC	17	$235,809,061	31.6%
Starwood Mortgage Capital LLC	8	$118,100,000	15.8%
Cantor Commercial Real Estate Lending, L.P.	8	$81,340,000	10.9%
Total	53	$746,987,515	100.0%

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originators	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller, except for the following:

●	The Grand Canal Shoppes mortgage loan (9.4%) is part of a whole loan that was originated by Morgan Stanley Bank, N.A. in conjunction with Wells Fargo Bank, N.A., JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA. Morgan Stanley Mortgage Capital Holdings LLC is acting as the mortgage loan seller for such mortgage loan.

●	The 3 Columbus Circle mortgage loan (1.7%) was purchased by Cantor Commercial Real Estate Lending, L.P. from Deutsche Bank AG, New York Branch. Deutsche Bank AG, New York Branch

purchased the 3 Columbus Circle mortgage loan from JPMorgan Chase Bank, National Association, the originator of such mortgage loan and the related whole loan.

See “Transaction Parties—The Originators”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be primarily responsible for the servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) or companion loan (a “non-serviced companion loan”) that is part of a whole loan (a “non-serviced whole loan”) that is serviced under a separate pooling and servicing agreement (see “—The Mortgage Pool—Whole Loans” below)). The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Each non-serviced mortgage loan will be serviced by the servicer under a separate pooling and servicing agreement, which servicer is identified in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and any related companion loans for which a special servicing transfer event has not occurred. LNR Partners, LLC was selected to be the special servicer by Argentic Securities Income USA LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it has become a borrower party (as described under “—Directing Certificateholder” below) with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be entitled to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded DCH loan (as described under “—Directing Certificateholder” below). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded DCH loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned while the related mortgage loan is an excluded special servicer loan.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSC 2019-H7.

Following the transfer of the mortgage loans, except as described below, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each servicing shift mortgage loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related control note (in which case the trustee under the pooling and servicing agreement for that securitization will become the mortgagee of record), (ii) the date such mortgage loan becomes a specially serviced loan, and (iii) the expiration of 180 days following the closing date.

With respect to each non-serviced mortgage loan, the applicable trustee under the lead securitization servicing agreement set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will be the mortgagee of record for such mortgage loan (and the related companion loan(s)).

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator, as well as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSC 2019-H7, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479, Attn: MSC 2019-H7. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the applicable custodian set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will, with limited exception, hold the mortgage file for such mortgage loan (and the related companion loan(s)); provided, that such mortgage file will not include originals of any promissory notes not included in the related lead securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will have no obligations or rights with respect to non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights (other than with respect to any non-serviced mortgage loan or excluded DCH loan). The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by a specified percentage of the controlling class certificateholders (by certificate balance). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

An “excluded DCH loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower related party. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus, at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate of such classes of certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts or collateral deficiency amounts. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H-RR certificates.

It is anticipated that on the closing date, Argentic Securities Holdings Cayman Limited will purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates and will appoint

Argentic Securities Income USA LLC or an affiliate as the initial directing certificateholder.

With respect to each non-serviced mortgage loan, the applicable entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below was (or was an affiliate of) the initial directing certificateholder for the indicated transaction as of the closing date thereof and will have certain consent and consultation rights with respect to the servicing of such non-serviced mortgage loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization (subject to similar appraisal mechanics). In addition, each servicing shift mortgage loan will be serviced pursuant to the pooling and servicing agreement for this transaction until the securitization of the related control note (which is not included in this transaction); however, the holder of the related control note will have consent and consultation rights substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Subordinate Companion

Loan Holders	With respect to any mortgage loan with a serviced subordinate companion loan, the holder of such subordinate companion loan will have certain rights with respect to the related mortgage loan, including (i) the right to cure certain defaults with respect to such mortgage loan, (ii) the right to purchase (without payment of any yield maintenance charge or prepayment premium) such mortgage loan under certain limited default circumstances, (iii) prior to a control appraisal event under the related intercreditor agreement, the right to approve certain modifications and consent to certain material servicing decisions actions with respect to such mortgage loan, and (iv) prior to a control appraisal event under the related intercreditor agreement, the right to replace the special servicer with respect to the related whole loan. The only serviced subordinate companion loan with respect to the trust is the B note related to the Grand Canal Shoppes mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan”.

Underwriters	Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co. and The Williams Capital Group, L.P. are the underwriters. The underwriters are required to purchase the certificates offered in this prospectus from the depositor (in the amounts to be set forth under the heading “Plan of Distribution (Conflicts of Interest)” in this prospectus, subject to certain conditions.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2019 (or, in the case of any mortgage loan that has its first due date after July 2019, the date that would have been its due date in July 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about July 25, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the immediately succeeding business day. The first determination date will be in August 2019.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York or any of the jurisdictions in which any of the respective primary servicing or corporate offices of either master servicer or special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any financial institution holding the collection account or other trust administration accounts are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final Distribution Date;
Rated Final

Distribution Date	The assumed final distribution date set forth below for each class of certificates offered by this prospectus has been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	June 2024
Class A-2	July 2024
Class A-SB	February 2029
Class A-3	May 2029 - June 2029(1)
Class A-4	July 2029 - July 2029(1)
Class X-A	July 2029
Class X-B	July 2029
Class A-S	July 2029
Class B	July 2029
Class C	July 2029

(1) The range of assumed final distribution dates is based on the initial certificate balance of the Class A-3 certificates ranging from $100,000,000 to $205,000,000 and the initial certificate balance of the Class A-4 certificates ranging from $242,191,000 to $347,191,000.

The rated final distribution date will be the distribution date in July 2052.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date pursuant to the pooling and servicing agreement. The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-H7: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C.

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5% and further subject to footnote (2) below:

Class	Approximate Initial Aggregate Certificate Balance or Notional Amount	Approximate % of Initial Pool Balance	Approximate Initial Credit Support(1)
Class A-1	$19,200,000	2.57%	30.000%
Class A-2	$29,900,000	4.00%	30.000%
Class A-SB	$26,600,000	3.56%	30.000%
Class A-3	$100,000,000 - $205,000,000(2)	13.39% - 27.44%(2)	30.000%
Class A-4	$242,191,000 - $347,191,000(2)	32.42% - 46.48%(2)	30.000%
Class X-A	$522,891,000(3)	N/A	N/A
Class X-B	$130,723,000(3)	N/A	N/A
Class A-S	$62,560,000	8.37%	21.625%
Class B	$33,614,000	4.50%	17.125%
Class C	$34,549,000	4.63%	12.500%

(1)	The approximate initial credit support with respect to each class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.
(2)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances and percentages of initial pool balance of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the chart above. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $447,191,000, subject to a variance of plus or minus 5%.
(3)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate
Class A-1	%(1)
Class A-2	%(1)
Class A-SB	%(1)
Class A-3	%(1)
Class A-4	%(1)
Class X-A	%(2)
Class X-B	%(2)
Class A-S	%(1)
Class B	%(1)
Class C	%(1)

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

See “—Interest Rate Calculation Convention” below.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, excess interest accrued after any related anticipated repayment date, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the net interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	For each distribution date, the master servicer is entitled to a servicing fee with respect to each mortgage loan, serviced companion loan and any related REO loan, in each case payable from interest payments thereon. The servicing fee will include any primary servicing fee payable to a primary servicer or subservicer engaged by the master servicer and is calculated based on the related outstanding principal balance at a servicing fee rate equal to (1) with respect to each mortgage loan, the sum of 0.00250% per annum and the primary servicing fee rate set forth on Annex A-1, and (2) with respect to each serviced companion loan, 0.00250% per annum.

For each distribution date, the special servicer is entitled to a special servicing fee (calculated on a loan-by-loan basis at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month) on each serviced mortgage loan as to which a special servicing transfer event has occurred and that has not become a corrected mortgage loan, as well as on any related serviced companion loan and any related REO loan, in each case payable from interest payments thereon. If the related interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then the special servicer will be entitled to collect such fees from general collections on all mortgage loans.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced loan (and any related serviced companion loan or related REO loan) and, in certain cases, mortgage loans repurchased by the related mortgage loan seller and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject in each case of clauses (i) and (ii) to a minimum fee of $25,000 and a maximum fee equal to $1,000,000 and subject to certain adjustments and exceptions as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.00938%. The trustee fee for each distribution date is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including each non-serviced mortgage loan, but not any companion loan) and any successor REO loan, at a rate equal to 0.00200% per annum. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00034%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including its investor reporting package.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances related to the performance of their duties under the pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to such other pooling and servicing agreement will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above, including with respect to such outside special servicer, a liquidation fee or workout fee, as applicable, under certain circumstances when such non-serviced mortgage loan becomes a specially serviced loan. In certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this transaction to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee Rate	Special Servicing Fee Rate
Tower 28	0.00250%	0.25000%
FedEx Niles	0.00250%	0.25000%(2)
3 Columbus Circle	0.00250%	0.25000%(2)
AC by Marriott San Jose	0.02125%	0.25000%(2)

(1)	Does not reflect the Eleven Seventeen Perimeter mortgage loan, which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan. The master servicer and special servicer with respect to any such future securitization will be entitled to a primary servicing fee and a special servicing fee, respectively, in respect of such mortgage loan in the amounts set forth under the pooling and servicing agreement for such securitization.

(2)	Subject to a monthly minimum amount of $3,500.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

Distributions

A. Amount and Order

of Distributions

on Certificates	On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributed to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Sixth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest on certain classes of certificates (other than excess interest collected on each mortgage loan that has an anticipated repayment date to the extent received from the related borrower) on any distribution date in descending order. It also shows the manner in which losses on the mortgage loans are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or losses on the mortgage loans will be allocated to the Class X certificates or the Class V or Class R certificates, although principal payments and losses on the mortgage loans may reduce the notional amounts of the Class X certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The Class X-D certificates are non-offered certificates.

(3)	Other than the Class X-D, Class V and Class R certificates.

With respect to each whole loan, subject to the terms of the related intercreditor agreement, losses thereon will first be allocated to any related subordinate companion loan, and remaining losses will be allocable pro rata to the related mortgage loan and any related pari passu companion loans.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce the available funds and will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among all of the classes of certificates (other than the Class V and Class R certificates) to reduce the interest entitlement on each such class of certificates, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest resulting from an increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected from the related borrower and applied as interest during the related collection period will be distributed to the holders of the Class V certificates on such distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan and any successor REO loan unless, in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or, with respect to mortgage loans with an anticipated repayment date, interest in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will be required to advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer will be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar property protection advances as those described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above-described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 53 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 81 commercial and/or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $746,987,515.

Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 53 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Grand Canal Shoppes	$70,000,000	9.4%	$690,000,000	$215,000,000	46.3%	59.5%	2.46x	1.67x
SoCal Retail Portfolio	$60,000,000	8.0%	$154,785,000	N/A	52.0%	52.0%	2.28x	2.28x
Embassy Suites at Centennial Olympic Park	$45,000,000	6.0%	$38,500,000	N/A	68.4%	68.4%	1.72x	1.72x
125 Borinquen Place	$35,000,000	4.7%	$17,000,000	N/A	54.4%	54.4%	2.00x	2.00x
Visions Hotel Portfolio II	$28,500,000	3.8%	$33,700,000	N/A	59.2%	59.2%	2.08x	2.08x
Tower 28	$26,000,000	3.5%	$86,000,000	$53,000,000	33.4%	49.3%	2.31x	1.49x
FedEx Niles	$16,500,000	2.2%	$30,000,000	N/A	54.7%	54.7%	2.14x	2.14x
Legacy Tower	$13,500,000	1.8%	$8,500,000	N/A	63.4%	63.4%	1.44x	1.44x
3 Columbus Circle	$12,500,000	1.7%	$477,500,000	$105,000,000	45.4%	55.1%	2.91x	2.40x
Eleven Seventeen Perimeter	$12,000,000	1.6%	$32,000,000	N/A	65.8%	65.8%	2.45x	2.45x
AC by Marriott San Jose	$10,000,000	1.3%	$50,000,000	N/A	59.7%	59.7%	2.05x	2.05x

(1)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(2)	With respect to certain of the whole loans above, the mortgage loan and whole loan cut-off date loan-to-value ratios may have been calculated using “as-complete,” “as-stabilized” or similar hypothetical values or calculated inclusive of an “as-portfolio” appraised value premium. Such whole loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(3)	Calculated including the related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

Each of the Grand Canal Shoppes, SoCal Retail Portfolio, Embassy Suites at Centennial Olympic Park, 125 Borinquen Place, Visions Hotel Portfolio II and Legacy Tower whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and will constitute a “serviced whole loan” (and each related companion loan will constitute a “serviced companion loan”). With respect to the Grand Canal Shoppes whole loan, the related serviced companion loans are comprised of serviced pari passu companion loans and a serviced subordinate companion loan, and such whole loan is also referred to herein as a “serviced A/B whole loan”.

The Eleven Seventeen Perimeter whole loan (also referred to herein as a “servicing shift whole loan,” with the mortgage loan related to such whole loan being referred to herein as a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and, for so long as it is so serviced, will constitute a “serviced whole loan” (and each related pari passu companion loan will constitute a “serviced pari passu companion loan”). However, with respect to such whole loan, after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization and will thereafter constitute a “non-serviced whole loan” (and each related pari passu companion loan will constitute a “non-serviced pari passu companion loan”).

The whole loans identified in the table below (each, a “non-serviced whole loan”) will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement. The related mortgage loans are each referred to as a “non-serviced mortgage loan,” and the related companion loans are each referred to as a “non-serviced companion loan.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name (Mortgage Loan Seller)	Lead Servicing Agreement as of the Closing Date(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Custodian	Controlling Noteholder	Directing Certificateholder(3)
Tower 28 (MSMCH)	BANK 2019-BNK17	3.5%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Principal Life Insurance Company(4)	(4)
FedEx Niles (MSMCH)	MSC 2019-H6	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	MSC 2019-H6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof
3 Columbus Circle (CCRE)	Benchmark 2019-B10	1.7%	KeyBank National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	Benchmark 2019-B10(5)	(5)
AC by Marriott San Jose (CCRE)	CF 2019-CF1	1.3%	KeyBank National Association	LNR Partners, LLC	Citibank, N.A.	CF 2019-CF1	LNR Securities Holdings, LLC or an affiliate thereof

(1)	Does not reflect the Eleven Seventeen Perimeter mortgage loan, which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan and thereafter will be serviced under the pooling and servicing agreement for such securitization by the master servicer and special servicer designated therein, subject to the rights of any directing certificateholder appointed thereunder. Morgan Stanley Bank, N.A. is the current holder of the controlling pari passu companion loan related to the Eleven Seventeen Perimeter mortgage loan. With respect to such mortgage loan, after the securitization of the related controlling pari passu companion loan, the securitization trust holding such companion loan will be the controlling noteholder for the related whole loan, and the directing certificateholder (or other party designated under the related pooling and servicing agreement governing such securitization trust) will be entitled to exercise the rights of such controlling noteholder.

(2)	Servicing agreement expected to be the lead servicing agreement on the closing date of this securitization.

(3)	Information presented in this table relating to the lead securitization directing certificateholder is current as of the closing date of such lead securitization.

(4)	The initial directing holder, who will have certain control and consultation rights with respect to the related mortgage loan, is the holder of the related note B, so long as no control appraisal event under the related intercreditor agreement has occurred and the holder of related note B is not a borrower party with respect to the Tower 28 whole loan. If either such event occurs, then the directing certificateholder (or equivalent entity) under the identified lead servicing agreement is expected to exercise such control and consultation rights until such rights are terminated pursuant to such servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan”.

(5)	The initial directing holder, who will have certain control and consultation rights with respect to the related mortgage loan, is the holder of the related note B-1 (whose rights will generally be exercisable by the controlling class representative related to the loan-specific certificates backed by note B-1 and note B-2 and issued by the Benchmark 2019-B10 securitization trust, which entity is currently Prima Capital Advisors LLC), so long as no control appraisal period under the related intercreditor agreement is continuing. During the continuance of a control appraisal period under the related intercreditor agreement, the directing certificateholder (or equivalent entity) under the identified lead servicing agreement is expected to exercise such control and consultation rights until such rights are terminated pursuant to such servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 3 Columbus Circle Whole Loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics	The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related pari passu companion loan, but excluding the principal balance and debt service payment of any related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

With respect to any mortgage loan with an anticipated repayment date, unless otherwise indicated, references in the following tables to the related maturity date refer to the applicable anticipated repayment date with respect to such mortgage loan.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Initial Pool Balance(1)	$746,987,515
Number of mortgage loans	53
Number of mortgaged properties	81
Number of crossed loans	5
Crossed loans as a percentage	2.5%
Range of Cut-off Date Balances	$2,545,000 to $70,000,000
Average Cut-off Date Balance	$14,094,104
Range of Mortgage Rates	3.7408% to 5.8000%
Weighted average Mortgage Rate	4.4207%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	118 months
Range of remaining terms to maturity or ARD(2)	59 months to 120 months
Weighted average remaining term to maturity or ARD(2)	117 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	295 months to 360 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)	33.4% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.6%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	28.8% to 74.3%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	55.5%
Range of UW NCF DSCRs(5)(6)	1.24x to 3.00x
Weighted average UW NCF DSCR(5)(6)	2.01x
Range of UW NOI Debt Yields(5)(7)	6.3% to 19.1%
Weighted average UW NOI Debt Yield(5)(7)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest-Only	56.4%
Amortizing	23.8%
Partial Interest-Only	17.6%
Interest-Only, ARD	2.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 1 mortgage loan (2.2%), calculated to or as of the related anticipated repayment date.

(3)	Excludes 26 mortgage loans (58.6%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as cut-off date loan-to-value ratios and loan-to-value ratios at maturity or anticipated repayment date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete,” “as-stabilized” or similar hypothetical values, or with respect to certain mortgage loans secured by multiple mortgaged properties, the related loan-to-value ratios have been calculated based on an “as-portfolio” appraised value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See “Risk Factors—

Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each mortgage loan that is part of a whole loan, loan-to-value ratios, debt service coverage ratios and debt yields have been calculated including the related pari passu companion loan(s), but, unless otherwise expressly stated, excluding any related subordinate companion loan(s). With respect to the Grand Canal Shoppes mortgage loan (9.4%), the related cut-off date loan-to-value ratio, loan-to-value ratio at maturity or anticipated repayment date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield, calculated including the related subordinate companion loan, are 59.5%, 59.5%, 1.67x and 7.5%, respectively. With respect to the Tower 28 mortgage loan (3.5%), the related cut-off date loan-to-value ratio, loan-to-value ratio at maturity or anticipated repayment date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield, calculated including the related subordinate companion loan are 49.3%, 42.9%, 1.49x and 8.8%, respectively. With respect to the 3 Columbus Circle mortgage loan (1.7%), the related cut-off date loan-to-value ratio, loan-to-value ratio at maturity or anticipated repayment date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield, calculated including the related subordinate companion loan are 55.1%, 55.1%, 2.40x and 10.2%, respectively.

(6)	Debt service coverage ratios are calculated based on Annual Debt Service, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(7)	For certain Mortgage Loans, debt yields have been calculated based on a cut-off date balance net of an earnout reserve. See the definitions of “Underwritten NCF Debt Yield” and “Underwritten NOI Debt Yield” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	7 mortgage loans (11.1%) (i) are secured by mortgaged properties that were constructed or the subject of a major renovation that was completed within 12 months prior to the cut-off date and, therefore, the related mortgaged property has less than 12 months or no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property, (iii) are secured by mortgaged properties that are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property or (iv) are single tenant properties that were vacant in the past but now are 100% leased to a single tenant.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities Holdings Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of an “eligible horizontal residual interest” consisting of all of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “RR Certificates”).

For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” in this prospectus.

None of the sponsors or any other party to the transaction, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner prescribed by Article 6 of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through the certificate administrator’s website initially located at www.ctslink.com and may be available to certificateholders through the master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans is less than 1.0% of the initial pool balance (solely for the purposes of this calculation, if such right is being exercised after August 2029 and the FedEx Niles mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the initial pool balance and the then-aggregate principal balance of the pool), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus, which generally will include the outstanding principal balance of each such mortgage loan, together with accrued and unpaid interest thereon.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) such holder (or holders) pays an amount to the master servicer as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property and the interests of the trustee or any certificateholder in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties. In the absence of a cash offer at least equal to such serviced mortgage loan’s outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement, the special servicer may purchase such defaulted mortgage loan (or defaulted whole loan) or accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price. The special servicer will not be required to accept the highest cash offer if it determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of a whole loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the directing certificateholder or, with respect to any mortgage loan that is part of a whole loan, the related controlling companion loan holder (if any), to the extent set forth in the related intercreditor agreement, as further described in this prospectus under “Description of the Mortgage Pool—The Whole Loans”.

With respect to each non-serviced mortgage loan, if the related controlling pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement governing the servicing of the related whole loan, and the special servicer under such pooling and servicing agreement determines to sell such pari passu companion loan, then such special servicer will be required to sell such non-serviced mortgage loan together with any related pari passu companion loan (and, in some cases, any related subordinate companion loan) as a single whole loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to the Grand Canal Shoppes mortgage loan, Venetian Casino Resort, LLC has the right to purchase such mortgage loan following an acceleration thereof, subject to certain conditions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Split Interests.”

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portions of the issuing entity consisting of entitlement to any excess interest collected on any mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates, will be a trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount, the Class certificates will be issued with de minimis original issue discount and the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement or other business objective under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and other tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and other tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, certain retail properties may have tenants that are part of national chains that have announced wide-spread store closures. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have any such stores as tenant.

Certain retail properties may receive a significant portion of income from billboard revenue. Such revenue is typically shorter term than tenant leases, and may be subject to reduction if there is increased competition for such revenue.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor or licensor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the tenant mix, such as the tenants being concentrated in a particular industry or business;

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In addition, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Parking Garages and Parking Lots Have Special Risks

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of

●	people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”.

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature-controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end-markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end-users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost-effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

The operator of the cold storage facilities has different arrangements with different customers, many of which do not require the customers to utilize any fixed amount of space at any particular time. However, certain customers agree to utilize a certain amount of space even if it is not fully used during a particular period. All of these agreements tend to be rolling arrangements with their consistent customer base. Although there can be no assurances that customers will continue to enter into their cold storage arrangements from one period to the next, in many cases a customer’s current cold storage provider has a competitive advantage due to the proximity to customer processing plants and familiarity with the logistical requirements for storing and transporting the customer’s products.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial and logistics properties. See “—Industrial Properties Have Special Risks”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Split Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, office, multifamily, industrial and mixed use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Nevada, Georgia, Florida and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates

Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes—Assessment of Property Condition—Environmental Site Assessments”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Third Party Reports—Environmental Report”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Environmental Assessment”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Assessment of Property Condition—Environmental Assessment”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may, at its option and cost but subject to certain conditions, be permitted under the related mortgage loan documents to implement future construction, renovation or alterations at the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans (such as an office property used substantially as a data center) may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, schools, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage or loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of damage or loss to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California or other areas of high seismic activity) do not require earthquake insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2019.  We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and/or underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes” and “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Review of Mortgage Loans for Which Argentic is the Sponsor”, “—Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans”, “—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans” and “—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-stabilized”, “as-complete” or “as-portfolio” value as well as the “as-is” value. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”. As described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, for certain mortgage loans, appraised values may reflect the “as-stabilized”, “as-complete” or other hypothetical valuations.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” (or other similar term) values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” (or other similar term) value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes” and “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-

Common; Crowd Funding”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Annex A-1 for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty no. 13 in Annex D-1 and the identified exceptions to that representation in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans may provide that if by a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan rate for such mortgage loan. Generally, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of the additional interest accrued by reason of the marginal increase in the interest rate (“excess interest”) will be deferred until, and such deferred excess interest will be required to be paid (if and to the extent permitted under applicable law and the related loan documents, with compound interest thereon) only after, the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

In the case of a mortgage loan secured by both a fee and a leasehold interest in the related mortgaged property, in certain circumstances, including where the related fee is owned by an affiliate or other accommodation mortgagee that is not itself a borrower under the mortgage loan, or is not a special purpose bankruptcy remote entity, or has not received consideration for mortgaging its fee interest, the bankruptcy and other risks noted above may still be present.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties and Net Leased Properties Have Specific Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Certain of the mortgaged properties securing the mortgage loans may be net leased to a ground tenant, which operates such mortgaged property as a hotel or other commercial property. Such net leased properties have risks similar to those of a leased fee property, including but not limited to the borrower’s receipt of only the related net lease income, and not the income of the underlying hotel or other property, lack of control over the operations of the mortgaged property, and reduced liquidity for such properties.

Sale-Leaseback Transactions Have Special Risks

A portion of the mortgaged property securing the 3 Columbus Circle mortgage loan (1.7%) was the subject of a sale-leaseback transaction in connection with the acquisition of such mortgaged property by the related borrower. The applicable portion of the 3 Columbus Circle mortgaged property is leased to a tenant, who is the former owner of the related condominium unit at the mortgaged property, pursuant to a lease. We cannot assure you that this tenant will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgage property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loan that is subject to a sale-leaseback transaction.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. However, in the case of certain Shari’ah compliant mortgage loans, including the Shari’ah compliant mortgage loans included in the mortgage pool, the related master lease payments do not match, and therefore may not fully cover, the debt service payments, or do not cover reserve payments.

By its terms, the master lease is subordinate to the related mortgage loan. However, in some cases, including in the case of the Shari’ah compliant mortgage loans included in the mortgage pool, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, including the laws of states where the mortgaged properties securing the Shari’ah compliant mortgage loans included in the mortgage pool are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender does not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not the interests of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Securities Income USA LLC is expected to be appointed as the initial directing certificateholder and is an affiliate of Argentic Real Estate Finance LLC, a mortgage loan seller, originator and sponsor, and of Argentic Securities Holdings Cayman Limited, which is expected to hold certain classes of certificates as described in “Credit Risk Retention.”

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, ”—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where a financial institution buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller, an originator and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the mortgage loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.”

The Servicing of Certain Mortgage Loans Will Shift to Other Servicers

The servicing of the Eleven Seventeen Perimeter whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Servicing Shift Mortgage Loans.” Upon securitization of the controlling pari passu note in respect of such whole loan, the servicing and administration of such whole loan will shift to the master servicer and special servicer under the applicable other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of any such future securitization nor the identity of any such other master servicer or special servicer has been determined (or such information may have been preliminarily determined but remains subject to change). In addition, the provisions of the pooling and servicing agreement that will govern any such future securitization have not yet been determined (or may have been preliminarily determined but remains subject to change), although they will be required to satisfy certain requirements set forth in the related intercreditor agreement. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that will govern any such future securitization, nor will they have any assurance as to the particular terms of any such other pooling and servicing agreement except to the extent of compliance with the requirements set forth in the related intercreditor agreement. Moreover, with respect to such whole loan, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of such whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan (or the controlling party in the related securitization of such related controlling pari passu companion loan or such other party specified in the related intercreditor agreement) will have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction with respect to the other loans in this mortgage pool that are serviced under the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans.”

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to a mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan (and will be replaced according to the procedures described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”). The replacement special servicer

(referred to herein as an “excluded special servicer”) will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and that it will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

In addition, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, delayed action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the operating advisor standard described under “The Pooling and Servicing Agreement—The Operating Advisor”.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.  This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

Absent a control termination event, the directing certificateholder will be entitled to direct the servicing actions of the special servicer in respect of serviced mortgage loans (other than any excluded DCH loan, any servicing shift mortgage loan or any serviced A/B whole loan as to which the related B note holder has control rights) and, subject to certain limitations, will be entitled to replace the special servicer with or without cause. In addition, if a control termination event has occurred and is continuing, but absent a consultation termination event, the directing certificateholder will retain certain consultation rights with respect to the special servicer’s servicing actions related to such mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder.”

The directing certificateholder and its affiliates may have interests that are in conflict with those of certain certificateholders, and the special servicer may, at the direction of, or in consultation with, the directing certificateholder, take actions with respect to a mortgage loan that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. See “Pooling and Servicing Agreement—The Directing Certificateholder.” Each certificateholder, by its acceptance of its certificates, will be deemed to acknowledge and agree that the directing certificateholder will be controlled by the controlling class, will have no duty to any certificateholders and may have certain conflicts of interest, as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder.”

It is anticipated that on the closing date, Argentic Securities Holdings Cayman Limited will purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates and will appoint Argentic Securities Income USA LLC as the initial directing certificateholder.

Such conflicts of interest may be particularly significant if the directing certificateholder or any affiliate thereof has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as the directing certificateholder or the holder of the majority of the controlling class is a borrower party (the related mortgage loan being referred to herein as an “excluded DCH loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded DCH loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded DCH loan as described in the pooling and servicing agreement). In addition, for so long as the directing certificateholder or a controlling class certificateholder is a borrower party, it will not be given access to certain “excluded information” solely relating to the related excluded DCH loan and/or the related mortgaged properties. Notwithstanding those restrictions, there can be no assurance that a borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded DCH loan or that a borrower-related certificateholder will not otherwise seek to exert its influence over the special servicer in the event an excluded DCH loan becomes subject to a workout or liquidation.

With respect to each of the non-serviced mortgage loans, the servicing shift mortgage loans and, if and for so long as the related B note holder has control rights, the serviced A/B whole loans, the holder of the related controlling companion loan or its designee will have rights to direct the servicing of the related whole loan similar to the rights of the directing certificateholder with respect to the other mortgage loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans.” In addition, with respect to any serviced A/B whole loan, the related B note holder will also have certain cure and purchase rights in respect of the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan”. Any such controlling companion loan holder may have interests in conflict with those of the MSC 2019-H7 certificateholders, and to the extent the controlling companion loan has been securitized, the controlling class certificateholders (or a directing certificateholder on their behalf) under such securitization may have similar conflicting interests. As a result, it is possible that such entities may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the MSC 2019-H7 certificates. Each certificateholder, by its acceptance of its certificates, will be deemed to make acknowledgements and agreements with respect to conflicts of interest of the controlling companion loan holder similar to those made with respect to the directing certificateholder (see “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder”). No holder of a controlling companion loan with respect to a whole loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

With respect to each of the non-serviced whole loans, the servicing shift whole loans and the serviced A/B whole loans, the holder of the related controlling note (and, to the extent such related controlling note has been securitized (and to the extent known), the initial directing certificateholder (or equivalent entity) as of the closing date for the related securitization transaction) is set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General.”

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the control eligible certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors (which included mortgage loans to be contributed by an affiliate of the B-piece buyer, Argentic Real Estate Finance LLC) was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (to the extent permitted under the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer or an affiliate thereof will constitute the initial directing certificateholder. For a description of certain conflicts of interest related to the directing certificateholder, see “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and for a description of any affiliations between the B-piece buyer and other parties related to this transaction, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

The property managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	the property managers, borrowers and affiliates thereof may also own other properties, including competing properties.

None of the borrowers, property managers or their affiliates (or any employee thereof) has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining party to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining party or other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining party nor any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Article 14 of Regulation (EU) No 575/2013 (the “CRR”), as amended by Article 1(11) of Regulation 2017/2401 (the “CRR Amendment”), applies certain of the requirements of the EU Securitization Regulation, including as regards due diligence, risk retention, transparency and the criteria for credit-granting, to consolidated subsidiaries of EU credit institutions and investment firms that are subject to the CRR. The European Supervisory Authorities (“ESAs”) have noted that, as a result of the scope of the CRR Amendment, difficulties may arise for relevant subsidiaries of EU credit institutions and investment firms when engaging in local securitization activities in third countries (such as the securitization transaction described in this prospectus), in particular with regard to compliance with the transparency and risk retention requirements of the EU Securitization Regulation. The ESAs have noted that they expect that such difficulties arising from the CRR Amendment will be solved with the adoption of further amendments to the CRR (such amendments, “CRR II”). CRR II changes the scope of Article 14 of the CRR such that it applies to relevant subsidiaries only the requirements of the EU Securitization Regulation as to due diligence (and not the requirements as to risk retention, transparency and the criteria for credit-granting). The relevant provisions of CRR II took effect on June 27, 2019. In the meantime, the ESAs have stated that they expect competent authorities to apply their risk-based supervisory powers in their day-to-day enforcement of applicable legislation (such as the EU Securitization Regulation) in a proportional manner, including by taking into account the changes to Article 14 of the CRR made by CRR II.

Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the mortgage loan sellers or any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner prescribed by Article 6 of the EU Securitization Regulation, or to take any other action in connection with such transaction in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any EU Risk Retention and Due Diligence Requirements. None of the mortgage loan sellers or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor.

Consequently, the certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due, in part, to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings of such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate the other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in any class of Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of Class X certificates is based upon the outstanding certificate balance(s) of the related class(es) of principal balance certificates whose certificate balances comprise such notional amount, the yield to maturity on any class of Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the underlying principal balance certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in any class of Class X certificates. Investors in Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer may not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first, the Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, and then, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C or Class D certificates will result in a corresponding reduction in the notional amount of the corresponding class of Class X certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Annex A-1. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances. Any such release or substitution may impact the value of the collateral upon which the lender may realize, which may adversely affect the yield to maturity of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions” for further details regarding the various release provisions.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on such classes of certificates will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates and the Class A-S certificates (solely in the case of the Class B and Class C certificates) and the Class B certificates (solely in the case of the Class C certificates). See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans serviced under the pooling and servicing agreement, those decisions are generally made by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to such non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing certificateholder (or equivalent entity) appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded DCH loan and except that, with respect to the non-serviced mortgage loans, any servicing shift mortgage loans and any serviced A/B whole loan as to which the related B note holder has control rights, it will only have limited consultation rights) and the right to replace the special servicer under the pooling and servicing agreement with or without cause, except that if a control termination event occurs and is continuing, the directing certificateholder will lose the related consent rights and the right to replace the special servicer, and if a consultation termination event occurs, then the directing certificateholder will lose the related consultation rights. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans and whole loans serviced under the pooling and servicing agreement, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates. With respect to any serviced A/B whole loan as to which the related B note holder has control rights and servicing shift mortgage loans, the directing certificateholder does not have consent rights, and the holder of the related controlling companion loan will have consent and consultation rights similar in nature to those otherwise exercisable by the directing certificateholder, and the special servicer may take actions that could have a similar adverse effect. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders.”

Similarly, with respect to a non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note), take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited (or no) consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders,” “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, if (i) the aggregate of the certificate balances of the RR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the aggregate of the initial certificate balances of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of and for the benefit of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement (although when they may be exercised may differ). Further, the operating advisor will generally have no obligations or consultation or other rights under the pooling and servicing agreement for this transaction with respect to any of the non-serviced mortgage loans or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer under the pooling and servicing agreement for this securitization with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any non-serviced loan, any excluded DCH loan, any servicing shift mortgage loan or any serviced A/B whole loan as to which the related B note holder has control rights as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders entitled to not less than 25% of the voting rights (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the respective certificate balances of the certificates) and (y) upon receipt of approval by certificateholders entitled to at least 75% of the voting rights that constitute a minimum quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the respective certificate balances of the certificates)). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. In addition, under certain circumstances, the operating advisor may recommend the replacement of the special servicer in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the special servicer (so long as a control termination event has occurred and is continuing or the vote is based on recommendation of the operating advisor), the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will require the trustee to replace the master servicer, the special servicer, the operating advisor or the asset representations reviewer, as applicable, for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each of the non-serviced whole loans, the servicing shift whole loans and any serviced A/B whole loan as to which the related B note holder has control rights, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer responsible for servicing such whole loan with or without cause, and without the consent of the issuing entity. The certificateholders will generally have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holder of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the holder of the related controlling pari passu companion loan for any servicing shift whole loan, which will have certain control rights as described below) will have certain non-binding consultation rights with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Each such companion loan holder and any representative thereof may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

The holder of the related controlling pari passu companion loan for any servicing shift whole loan will have certain consent and consultation rights with respect to certain matters relating to the related mortgage loan and the right to replace the special servicer with or without cause, solely with respect to the subject whole loan. These actions and decisions include, among others, the right, in certain circumstances, to modify or waive any of the terms of the related mortgage loan documents, call or waive any event of default under the related mortgage loan documents and consent to any action or failure to act by any party to the related mortgage loan documents. The exercise of these rights may cause the special servicer to take actions with respect to the related whole loan that could adversely affect the interests of investors in one or more classes of offered certificates.

With respect to any whole loan that includes a subordinate companion loan, the holders of the subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the controlling noteholder (or designated party with respect to any securitization trust holding the controlling note) may conflict with those of the holders of some or all of the classes of certificates, and accordingly such party may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole

Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (other than Morgan Stanley Mortgage Capital Holdings LLC in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected non-serviced mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace a Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity’s claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may be eligible for relief under the federal bankruptcy laws, if it is characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property.

When foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Property under construction can qualify as foreclosure property under the REMIC provisions but the REMIC cannot continue the construction unless more than 10% of the construction was complete at the time default on the real estate mortgage loan became “imminent.”

Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 53 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $746,987,515 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2019 (or, in the case of any Mortgage Loan that has its first due date after July 2019, the date that would have been its due date in July 2019 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

11 Mortgage Loans (44.0%) are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General” in this prospectus) for this transaction.

The mortgage loan sellers set forth in the chart under “Summary of Terms—Relevant Parties—Sponsors” will sell their respective Mortgage Loans to the depositor, which will in turn transfer the Mortgage Loans to the issuing entity in exchange for the certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily and/or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 25, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

Except as specifically provided in this prospectus, information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related Pari Passu Companion Loan, but excluding the principal balance and debt service payment of any related Subordinate Companion Loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

References to any specified Mortgage Loan should be construed to refer to the Mortgage Loan secured by the Mortgaged Property (or portfolio of Mortgaged Properties) with the same name identified on Annex A-1, representing the approximate percentage of the Initial Pool Balance set forth on Annex A-1.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Allocated Loan Amount” means, in the case of Mortgage Loans secured by a portfolio of Mortgaged Properties, a portion of the Cut-off Date Balance allocated to each Mortgaged Property based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. With respect to any Mortgage Loan that is secured by a single Mortgaged Property, “Allocated Loan Amount” means the Cut-off Date Balance of such Mortgage Loan.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, ”Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;

●	in the case of a Mortgage Loan that provides for interest-only payments through its maturity, or its Anticipated Repayment Date, as applicable, “Annual Debt Service” means the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, “Annual Debt Service” means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan and any related Companion Loan (other than a Subordinate

Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” value (or any equivalent term) as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 to this prospectus is not the “as-is” appraised value (or, in the case of a portfolio of Mortgaged Properties, is not the sum of the “as-is” appraised values of the individual Mortgaged Properties), but is instead calculated based on the condition(s) set forth below:

Mortgaged Loan or Mortgaged Property Name	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
125 Borinquen Place(1)	4.7%	54.4%	54.4%	$95,600,000	68.0%	68.0%	$76,440,000
Visions Hotel Portfolio II(2)	3.8%	59.2%	48.1%	$105,000,000	63.7%	51.8%	$97,600,000
Tower 28(3)	3.5%	33.4%	28.8%	$335,000,000	40.0%	34.5%	$280,000,000
DoubleTree Princeton(4)	2.2%	69.7%	57.0%	$23,100,000	72.2%	59.0%	$22,300,000
The View Apartments(5)	1.6%	59.5%	59.5%	$20,500,000	67.8%	67.8%	$18,000,000
Maplewood Apartments(6)	1.4%	65.9%	62.8%	$16,400,000	73.0%	69.6%	$14,800,000
La Privada Apartments(7)	1.3%	69.9%	69.9%	$14,400,000	83.9%	83.9%	$12,000,000

(1)	With respect to the 125 Borinquen Mortgage Loan, the Appraised Value of $95,600,000 includes $19,160,000 attributable to the net present value of a 421-a tax abatement applicable to the 125 Borinquen Place Mortgaged Property. See “—Real Estate and Other Tax Considerations.”

(2)	With respect to the Visions Hotel Portfolio II Mortgage Loan, the Appraised Value of $105,000,000 reflects an approximate 5.3% portfolio premium to the aggregate “As-Is” and “Hypothetical – As-Complete” Appraised Value of the individual Mortgaged Properties and an approximate 7.6% premium to the aggregate “As-Is” Appraised Value of the individual Mortgaged Properties. The aggregate “As-Is” and “Hypothetical – As-Complete” Appraised Value for the individual Mortgaged Properties as of May 1, 2019 is $99,700,000, based on the “As-Is” Appraised Value of each Mortgaged Property other than the Fairfield Inn Watertown Mortgaged Property and Candlewood Suites Watertown Mortgaged Property, for which “Hypothetical – As-Complete Market Values” of $8,100,000 and $7,500,000 (that assume scheduled property improvement plans have been completed at each property) are used. Based on such “Hypothetical – As Complete Market Values” and the “As-Is” Appraised Values of the other Mortgaged Properties, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 62.4% and 50.7%, respectively. At origination, the related Borrower deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown Mortgaged Property and the Candlewood Suites Watertown Mortgaged Property, respectively. The “As-Is” Appraised Values for the Fairfield Inn Watertown Mortgaged Property and the Candlewood Suites Watertown Mortgaged Property are $7,500,000 and $6,000,000, respectively.

(3)	With respect to the Tower 28 Mortgage Loan, the Appraised Value of $335,000,000 includes $55,000,000 attributable to the net present value of a 421-a tax abatement applicable to the Tower 28 Mortgaged Property. See “—Real Estate and Other Tax Considerations.”

(4)	With respect to the DoubleTree Princeton Mortgage Loan, the Appraised Value of $23,100,000 is an “As-Is (PIP Extraordinary Assumption)” value as of June 1, 2020, which is subject to the extraordinary assumption that funds for capital expenditures have been fully escrowed and will be available to fund proposed capital improvements to the Mortgaged Property that are anticipated to cost $800,000. At origination of the DoubleTree Princeton Mortgage Loan, $1,000,000 was escrowed for such proposed capital improvements.

(5)	With respect to The View Apartments Mortgage Loan, the Appraised Value of $20,500,000 includes $2,500,000 attributable to the net present value of a 421-a tax abatement applicable to The View Apartments Mortgaged Property. See “—Real Estate and Other Tax Considerations.”

(6)	With respect to the Maplewood Apartments Mortgage Loan, the Appraised Value of $16,400,000 is a “Hypothetical As-Is” value as of May 1, 2019, which assumes that certain planned interior and exterior improvements costing approximately $1,000,000 are completed at the Mortgaged Property. At origination, $800,000 was escrowed for such planned improvements.

(7)	With respect to the La Privada Apartments Mortgage Loan, the Appraised Value of $14,400,000 is a “Prospective As-Stabilized” value as of May 1, 2020, which assumes that one-third of planned unit interior renovations and all planned exterior renovations have been completed and that one-third of the units achieve estimated post renovation rental rates. At origination of the La Privada Apartments Mortgage Loan, $1,866,889 was escrowed for such planned renovations.

With respect to the North Carolina Technical Park Mortgage Loan (3.4%), the Appraised Value of $37,880,000 is a “Market Value As-Is” value as of May 29, 2019, which is subject to the extraordinary assumption that the property owners will spend $15 per square foot to “white-box” (i.e., convert to an empty structure without tenant-specific improvements) the remaining vacant space at the Mortgaged Property (34,621 square feet, representing 12.7% of the NRA) to increase market appeal to prospective tenants. Under the Mortgage Loan documents, the borrower is required to “white-box” and commence marketing such space to prospective tenants (the “White Box Conditions”) by the payment date occurring in July 2020, or by the payment date occurring in January 2021 if the lender grants an extension. The cost of such renovations was not reserved for at origination, and if the White Box Conditions have not been completed by the required date, the borrower will be required to deposit $500,000 into a reserve. Such reserve will be released to the borrower on the next payment date occurring after the completion of the White Box Conditions, as long as no cash management period has occurred and is continuing (and if there is a cash management period continuing, the reserve will be deposited into a deposit account for disbursement in accordance with the Mortgage Loan documents). See “Mortgage Pool Characteristics—Redevelopment, Renovation and Expansion” below.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, that will be outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Operating Income” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net operating income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “effective gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “total operating expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio”, “Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV”, or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, the Cut-off Date Loan-to-Value Ratios were calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

●	With respect to Mortgage Loans which have an Appraised Value other than an “as is” appraised value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV is, unless otherwise indicated, based on such non-“as is” Appraised Value.

See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

“EGI” means “Effective Gross Income”, as defined under “Cash Flow Analysis” above.

“GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided that hotel properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“IO” means interest-only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet. Similarly, “2nd Largest Tenant”, “3rd Largest Tenant”, “4th Largest Tenant” and “5th Largest Tenant” mean, with respect to any Mortgaged Property, the tenant occupying the second, third, fourth or fifth (as applicable) largest amount of net rentable square feet.

“Lease Expiration of Largest Tenant” means the date at which the applicable Largest Tenant’s lease is scheduled to expire. Similarly, “Lease Expiration of 2nd Largest Tenant”, “Lease Expiration of 3rd Largest Tenant”, “Lease Expiration of 4th Largest Tenant” and “Lease Expiration of 5th Largest Tenant” mean, with respect to any

Mortgaged Property, the date at which the applicable 2nd Largest Tenant’s, 3rd Largest Tenant’s, 4th Largest Tenant’s or 5th Largest Tenant’s, as applicable, lease is scheduled to expire.

“Loan Per Unit” means the applicable principal balance per unit of measure as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD,” “Loan-to-Value Ratio at Maturity or ARD”, “Balloon LTV”, “Maturity Date LTV Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

●	With respect to Mortgage Loans which have an Appraised Value other than an “as is” appraised value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise indicated, based on such non-“as is” Appraised Value.

See the definition of “Appraised Value” above and Annex A-1 and the footnotes thereto.

“Mortgage Rate” means, with respect to each Mortgage Loan or Whole Loan and any interest accrual period, the annual rate at which interest accrues on such Mortgage Loan or Whole Loan (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time (the initial Mortgage Rate with respect to each Mortgage Loan is set forth on Annex A-1); provided, that for purposes of calculating Pass-Through Rates equal to, based on and limited by the weighted average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the PSA.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI” means historical net operating income for a Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain Mortgage Loans included in the issuing entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments.

Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Such percentage may include tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the Mortgaged Property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the Mortgaged Property and executes a long-term lease at the Mortgaged Property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease; or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. A master lease may relate to all or a portion of a Mortgaged Property.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a Mortgaged Property reflects the existence of a “master lease.”

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“DEF/YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“LO(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account (rather than tenants, or in the case of hotel properties, credit card companies, depositing such rents directly).

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office building, industrial/warehouse facility, any combination of the foregoing, or any other property type for which such term is used, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” or “Term to Maturity or ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates each Mortgage Loan that is an ARD Loan.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgaged Property, the annual operating expenses estimated for that Mortgaged Property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

●	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

●	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the Mortgaged Property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

●	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

●	salaries, wages and benefits;

●	the costs of utilities;

●	repairs and maintenance;

●	marketing;

●	insurance;

●	management;

●	landscaping;

●	security, if provided at the Mortgaged Property;

●	real estate taxes;

●	general and administrative expenses; and

●	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, unless otherwise indicated, the Underwritten NCF Debt Yield means the ratio of the aggregate Underwritten Net Cash Flow derived from the Mortgaged Properties securing all Mortgage Loans comprising such group divided by the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group.

●	With respect to the La Privada Apartments Mortgage Loan (1.3%), the Underwritten NCF Debt Yield of 9.1% is calculated based on a Cut-off Date Balance net of a $320,000 earnout reserve. The Underwritten NCF Debt Yield without netting the earnout reserve is 8.9%.

●	With respect to the Quality Inn Oneonta Cooperstown Area Mortgage Loan (0.6%), the Underwritten NCF Debt Yield of 15.4% is calculated based on a Cut-off Date Balance net of a $500,000 debt yield earnout reserve. The Underwritten NCF Debt Yield without netting the earnout reserve is 13.7%.

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, or “UW NCF DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that unless otherwise indicated, the Underwritten Net Cash Flow DSCR with respect to (x) any Mortgage Loan that is part of a Whole Loan, reflects the Annual Debt Service payable under such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan), and (y) any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the Mortgaged Properties securing such group and the aggregate Annual Debt Service payable under all Mortgage Loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Operating Income” or “UW NOI” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property divided by the Cut-off Date Balance for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated with regard to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan); and

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income derived for the Mortgaged Properties securing all Mortgage Loans comprising such group.

●	With respect to the La Privada Apartments Mortgage Loan (1.3%), the Underwritten NOI Debt Yield of 9.1% is calculated based on a Cut-off Date Balance net of a $320,000 earnout reserve. The Underwritten NOI Debt Yield without netting the earnout reserve is 8.9%.

●	With respect to the Quality Inn Oneonta Cooperstown Area Mortgage Loan (0.6%), the Underwritten NOI Debt Yield of 19.1% is calculated based on a Cut-off Date Balance net of a $500,000 debt yield earnout reserve. The Underwritten NOI Debt Yield without netting the earnout reserve is 16.9%.

“Underwritten EGI” or “UW EGI” or “UW Effective Gross Income” ” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service payable with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income of all Mortgage Loans comprising such group.

“Underwritten Revenue” or “UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

“Units”, “Rooms”, or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented including such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any Subordinate Companion Loan or any other indebtedness, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans, unless otherwise indicated.

If we present a debt rating for some tenants and not others in the tables or elsewhere in this prospectus, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$746,987,515
Number of mortgage loans	53
Number of mortgaged properties	81
Number of crossed loans	5
Crossed loans as a percentage	2.5%
Range of Cut-off Date Balances	$2,545,000 to $70,000,000
Average Cut-off Date Balance	$14,094,104
Range of Mortgage Rates	3.7408% to 5.8000%
Weighted average Mortgage Rate	4.4207%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	118 months
Range of remaining terms to maturity or ARD(2)	59 months to 120 months
Weighted average remaining term to maturity or ARD(2)	117 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	295 months to 360 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)	33.4% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.6%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	28.8% to 74.3%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	55.5%
Range of UW NCF DSCRs(5)(6)	1.24x to 3.00x
Weighted average UW NCF DSCR(5)(6)	2.01x
Range of UW NOI Debt Yields(5)(7)	6.3% to 19.1%
Weighted average UW NOI Debt Yield(5)(7)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest-Only	56.4%
Amortizing	23.8%
Partial Interest-Only	17.6%
Interest-Only, ARD	2.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 1 Mortgage Loan (2.2%), calculated to or as of the related anticipated repayment date.

(3)	Excludes 26 Mortgage Loans (58.6%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as Cut-off Date LTV Ratios and LTV Ratios at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete,” “as-stabilized” or similar hypothetical values, or with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the related loan-to-value ratios have been calculated based on an “as-portfolio” appraised value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each Mortgage Loan that is part of a Whole Loan, the UW NCF DSCR, Cut-off Date LTV Ratio, the LTV Ratio at Maturity or ARD and the UW NOI Debt Yield have been calculated including the related Pari Passu Companion Loan(s), but, unless otherwise expressly stated, excluding any related Subordinate Companion Loan(s). With respect to the Grand Canal Shoppes Mortgage Loan (9.4%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, UW NCF DSCR and UW NOI Debt Yield calculated including the related subordinate companion loan are 59.5%, 59.5%, 1.67x and 7.5%, respectively. With respect to the Tower 28 Mortgage Loan (3.5%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, UW NCF DSCR and UW NOI Debt Yield calculated including the related subordinate companion loan are 49.3%, 42.9%, 1.49x and 8.8%, respectively. With respect to the 3 Columbus Circle Mortgage Loan (1.7%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, UW NCF DSCR and UW NOI Debt Yield calculated including the related subordinate companion loan are 55.1%, 55.1%, 2.40x and 10.2%, respectively.

(6)	Debt service coverage ratios (such as UW NCF DSCR or UW NOI DSCR) are calculated based on Annual Debt Service, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(7)	For certain Mortgage Loans, debt yields have been calculated based on a Cut-off Date Balance net of an earnout reserve. See the definitions of “Underwritten NCF Debt Yield” and “Underwritten NOI Debt Yield” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, debt yields and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	29	$247,071,789	33.1%
Anchored	15	$101,068,311	13.5%
Specialty Retail	1	$70,000,000	9.4%
Shadow Anchored	11	$55,889,728	7.5%
Unanchored	2	$20,113,750	2.7%
Hospitality	18	$146,582,116	19.6%
Full Service	5	$85,037,743	11.4%
Limited Service	12	$51,544,373	6.9%
Select Service	1	$10,000,000	1.3%
Office	8	$98,134,874	13.1%
Suburban	5	$51,172,374	6.9%
CBD	2	$23,712,500	3.2%
Medical	1	$23,250,000	3.1%
Multifamily	9	$96,313,000	12.9%
Mid Rise	1	$35,000,000	4.7%
Garden	4	$28,460,000	3.8%
High Rise	1	$26,000,000	3.5%
Low Rise	3	$6,853,000	0.9%
Industrial	8	$88,038,736	11.8%
Warehouse Distribution	2	$35,125,000	4.7%
Flex	2	$26,875,000	3.6%
Warehouse	3	$20,773,736	2.8%
Flex/R&D	1	$5,265,000	0.7%
Mixed Use	8	$67,947,000	9.1%
Multifamily/Retail	6	$34,547,000	4.6%
Office/Retail	2	$33,400,000	4.5%
Self Storage	1	$2,900,000	0.4%
Self Storage	1	$2,900,000	0.4%
Total	81	$746,987,515	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Additional information with respect to certain specific property types is set forth below.

Retail Properties

With respect to the retail properties and the mixed use properties and self storage properties with retail components set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, additional disclosures related to retail properties include:

●	With respect to the Grand Canal Shoppes Mortgage Loan, (9.4%), an affiliate of the borrowers currently owns the Fashion Show Mall located across the street from the Mortgaged Property, which competes with the Mortgaged Property. Neither of the borrowers nor any of their affiliates has any duty to favor the leasing of space in the Mortgaged Property over the leasing of space in other properties. In addition, the Mortgaged Property is located in a complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. A loss of a gaming license by such resorts, or a decline in visitors to such resorts, could have a material adverse effect on the Grand Canal Shoppes Property.

Hotel Properties

The following Mortgaged Properties are associated with a hotel brand through a license, franchise agreement, operating agreement, management agreement or net lease.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance or Allocated Loan Amount	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan	Estimated Cost of PIP (if any)	Upfront PIP Reserve (if any)
Embassy Suites at Centennial Olympic Park	$45,000,000	6.0%	4/30/2034	7/6/2029	N/A	N/A
Visions Hotel Portfolio II
Courtyard Horseheads	$4,484,771	0.6%	4/1/2036	7/6/2029	N/A	N/A
Home2 Suites Oswego	$3,616,751	0.5%	10/31/2037	7/6/2029	N/A	N/A
Holiday Inn & Suites Rochester Marketplace	$3,472,081	0.5%	12/21/2031	7/6/2029	N/A	N/A
Hampton Inn Corning Painted Post	$3,182,741	0.4%	11/30/2033	7/6/2029	N/A	N/A
Home2 Suites Rochester Henrietta	$2,893,401	0.4%	2/28/2034	7/6/2029	N/A	N/A
Holiday Inn Express Olean	$2,690,863	0.4%	8/12/2030	7/6/2029	N/A	N/A
Fairfield Inn Watertown	$2,343,655	0.3%	8/31/2034	7/6/2029	$500,000	$500,000
Holiday Inn Express Canandaigua	$2,256,853	0.3%	1/25/2022	7/6/2029	N/A	N/A
Candlewood Suites Watertown	$2,170,051	0.3%	6/30/2034	7/6/2029	$1,400,000	1,400,000
Candlewood Suites Sayre	$1,388,832	0.2%	12/28/2021	7/6/2029	N/A	N/A
DoubleTree Princeton	$16,100,000	2.2%	6/30/2034	7/6/2029	$800,000	$1,000,000
Marriott Metairie at Lakeway	$16,000,000	2.1%	5/22/2039	6/1/2029	$2,500,000	$1,250,000(1)
Home2Suites - Menomonee Falls	$10,627,168	1.4%	4/30/2038	6/6/2029	N/A	N/A
AC by Marriott San Jose	$10,000,000	1.3%	1/31/2047	4/1/2029	$115,000	N/A
Best Western Plus South Bay Hotel(2)	$8,989,286	1.2%	11/30/2019	6/1/2029	$182,000	$200,000
Best Western Sanford Airport	$6,900,000	0.9%	7/16/2021(3)	7/1/2029	N/A	N/A
Quality Inn Oneonta Cooperstown Area(4)	$4,465,662	0.6%	6/30/2038	2/6/2029	N/A	N/A

(1)	With respect to the Marriott Metairie at Lakeway Mortgage Loan (2.1%), at origination, the borrower was required to deposit the sum of $1,250,000, which amount represents fifty percent (50%) of the total outstanding scheduled PIP. See “Mortgage Pool Characteristics—Redevelopment, Renovation and Expansion” below.

(2)	With respect to the Best Western Plus South Bay Hotel Mortgage Loan (1.2%), the membership agreement between the borrower and Best Western International, Inc., effective as of August 8, 1997 is for a one year term, renewable annually.

(3)	With respect to the Best Western Sanford Airport Mortgage Loan (0.9%), the borrower has the right to use the “Best Western” trade name and other related rights pursuant to a “Membership Agreement” that expires on July 16, 2021 and is renewable annually, provided the borrower pays its annual dues.

(4)	Under the related franchise agreement, the franchisor and the borrower each have the right, upon twelve months’ notice and, in the case of the borrower, upon payment of all fees and charges due under the franchise agreement and all related agreements, to terminate the franchise agreement on each of (i) June 30, 2023, (ii) June 30, 2028 and (iii) June 30, 2033. Under the related Mortgage Loan documents, the borrower may not terminate the franchise agreement without the lender’s prior consent.

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

With respect to certain Mortgage Loans secured by hotel properties or mixed use properties with a hotel component, there are hotels under construction or development that are expected to directly compete with the related

Mortgaged Properties. For example, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans:

●	With respect to the Embassy Suites at Centennial Olympic Park Mortgage Loan (6.0%), the appraisal identified one hotel with 174 rooms located in Atlanta, Georgia that is expected to open in September 2019 and to be 100% competitive with the Mortgaged Property.

Hospitality properties may be particularly affected by seasonality, as a result of which, in certain months, the debt service coverage ratio for such hotels is less, and can be significantly less, than 1.00x, on a monthly basis. For example, with respect to the DoubleTree Princeton Mortgage Loan (2.2%), pursuant to the related loan documents, a seasonality reserve in the amount of $80,000 was established at origination. In addition, the related loan documents provide that the borrower will pay to the lender (i) $16,667 for the seasonality reserve on each payment date occurring in September 2019, October 2019 and November 2019 and (ii) to the extent that the amount of funds on deposit in the seasonality reserve is less than $130,000 on any payment date, an amount such that the amount of funds on deposit in the seasonality reserve is at least $130,000. With respect to the Quality Inn Oneonta Cooperstown Area Mortgage Loan (0.6%), pursuant to the related loan documents, a seasonality reserve in the amount of $250,000 was established at origination. In addition, the related loan documents provide that the related borrower will pay approximately $35,714 to the lender for the seasonality reserve on each payment date occurring in April, May, June, July, August, September and October during the term of the Mortgage Loan, provided that no such payment will be required if the balance of the seasonality reserve is at least $375,000 on any payment date. Such monthly deposit amount may be increased or decreased by the lender upon written notice to the borrower, provided that the total annual amount of deposits into the seasonality reserve may not be increased except in the event of a material change in the monthly fluctuation of occupancy or average daily rate. With respect to other Mortgage Loans that are secured by hospitality properties, and are subject to seasonality, seasonality reserves may not have been taken.

With respect to the AC by Marriott San Jose Mortgage Loan (1.3%), the Mortgaged Property relies on an adjacent parking garage, which is not part of the collateral for the Mortgage Loan, to satisfy the 74 parking spaces required by local zoning ordinance to be available to the Mortgaged Property. Such parking arrangement is subject to a parking agreement between the borrower and the unaffiliated owner of the parking garage. Among other conditional termination rights, the parking garage owner has the right to demolish the parking garage and terminate the parking agreement with 12 months’ prior notice. The Mortgage Loan documents include loss recourse to the borrower and the guarantor in the event of the failure of the borrower to promptly enter into a replacement parking agreement that provides for adequate parking at a different parking garage in order to comply with zoning requirements. There can be no assurance that the borrower or the guarantor will fulfill its obligations under such recourse provisions.

With respect to the Best Western Sanford Airport Mortgage Loan (0.9%), the Mortgaged Property failed to pass the Best Western Guest Survey Module “Medallia” in December 2018 due to issues with overall service, breakfast, and Wi-Fi. The borrower installed a new Wi-Fi system and underwent training to address the service and breakfast issues, at which time the borrower fulfilled the requirement for good standing under its membership agreement with Best Western.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have

Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, additional disclosures related to multifamily properties include:

●	With respect to the 125 Borinquen Place Mortgage Loan (4.7%), the Mortgaged Property is subject to certain affordable housing restrictions in connection with a New York City zoning ordinance permitting an increased floor area ratio in exchange for certain affordable housing set-asides. In order to comply with the requirements of the ordinance, the borrower is required to, among other things, lease at least 25 of its units to households at or below 80.0% of the related area median income.

●	With respect to the 125 Borinquen Place Mortgage Loan (4.7%), the borrower sponsor or its affiliates currently own properties within a 5-mile radius that compete with the Mortgaged Property.

●	With respect to the Tower 28 Mortgage Loan (3.5%), because the Mortgaged Property benefits from New York City’s 421-a tax abatement which expires in 2033, all units at the Mortgaged Property are required to be rent stabilized for the duration of the 421-a benefits. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board.

●	With respect to the Tower 28 Mortgage Loan (3.5%), the related borrower’s 10-year budget accounts for 3% rent growth per year. Assuming such rent growth and 3% expense growth (other than with respect to real estate taxes), net operating income for 2029 is expected to be approximately $20.3 million. Based on such assumptions, if the borrower were to refinance in 2033 with a mortgage loan with a principal balance of $189,000,000, a 6% mortgage rate and 30 year amortization (with a 10-year interest only period), such estimated net operating income (accounting for the full tax amount in 2033 (without abatement)) would be sufficient to cover the debt service on such new mortgage loan. The same debt service coverage would be obtained if rent growth and expense growth (other than with respect to real estate taxes) were each assumed to be 2% per year. The borrower’s budget was prepared prior to the enactment of recent changes in New York’s rent stabilization laws, which, among other changes, limited the ability of a landlord to increase rent upon an apartment unit being vacated, and limited the ability of a landlord to increase rent due to rents being below the maximum initial monthly rent described below. It is anticipated that a budget prepared after giving effect to such changes would assume lower annual rent increases. There can be no assurance as to whether there will be rent growth at the Mortgaged Property or at what rate such growth would occur.

●	With respect to the Tower 28 Mortgage Loan (3.5%), the New York City Rent Guidelines Board sets the maximum annual rent increase on rent-stabilized apartments annually, and the amount of any future increases cannot currently be determined. In recent years, the increase has ranged from 1% to 3% increases on one year leases. The applicable rent regulations provide, among other things, that the Mortgaged Property’s maximum initial monthly rent is $2,551,360, which may be apportioned by the property owner in its discretion. Such initial apportionment will become each unit’s initial legal rent for the purposes of rent stabilization. At such rates, annual gross potential rent in the first year of the abatement/rent stabilization period is $30,616,320. The underwritten gross potential rent (and the borrower’s budgeted gross potential rent) is $19,808,819, which is approximately 35.3% below the rent stabilized ceiling. As noted above, recent changes to New York’s rent stabilization laws limited the ability of a landlord to increase rent due to rents being below the maximum initial monthly rent set forth above.

●	With respect to the Tower 28 Mortgage Loan (3.5%), current rents are below the rent stabilization cap. Assuming 3% annual rent growth and assuming no increases in the New York City Rent Guidelines Board limits, the initial rent cap of $30,616,320 would be exceeded in 2034, when the requirement to maintain rent stabilization expires. The relationship between current rents and the rent stabilization cap is similar to those for other new construction buildings in the area that are subject to the 421-a exemption. As noted above, recent changes to New York’s rent stabilization laws limited the ability of a landlord to increase rents in various ways that were previously permitted. There can be no assurance as to whether there will be rent growth at the Mortgaged Property or at what rate such growth would occur.

●	With respect to the UES Multi Portfolio Mortgage Loan (2.1%), a total of six units are rent stabilized, with at least one rent stabilized unit at each of the Mortgaged Properties.

Industrial Properties

With respect to the industrial properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, additional disclosures related to industrial properties include:

●         With respect to the West Palm Beach Industrial Mortgage Loan (2.7%), the borrower sponsor or its affiliates currently own properties within a 5-mile radius that compete with the Mortgaged Property.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, additional disclosures related to mixed use properties include:

●	With respect to the 617-625 West 46th Street Mortgage Loan (3.7%), in September 2018 the borrower completed a renovation of a portion of the Mortgaged Property that added four floors on top of the pre-existing two floor building located at 617-619 West 46th Street. The borrower has not yet obtained a temporary certificate of occupancy for floors 4-6 at that building. At origination, the borrower deposited $5,000,000 into a holdback reserve, which will be held as additional collateral for the Mortgage Loan. The Mortgage Loan documents provide for the release of the reserve to the borrower, in increments of not less than $500,000, provided that prior to June 18, 2023, among other things, (a) the borrower provides the lender with (i) a temporary certificate of occupancy (“TCO”) for the fourth floor (leased by Hudson Terrace) of the 617-619 West 46th Street building, together with evidence that such tenant is paying full unabated rent for its space, (ii) a TCO for the fifth floor of the 617-619 West 46th Street building, together with an acceptable lease for the fifth floor space for a term of not less than five years and evidence that such tenant is paying full unabated rent for its space (or if in a free rent period, rent amounts have been reserved with the lender), or (iii) a TCO for the sixth floor (leased to Chandeliers) of the 617-619 West 46th Street building, together with evidence that such tenant is paying full unabated rent for its space, and (b) in connection with any disbursement, the debt yield is not less than 7.8% and the loan-to-value ratio is not more than 63% (and in each case based on the remaining reserve amount being netted from the outstanding loan balance). In the event that such conditions are not satisfied prior to June 18, 2023 (or are not satisfied as to all funds in such reserve by such date), the lender will have the right to either (x) continue to hold any remaining holdback reserve funds for the remaining term of the Mortgage Loan as additional collateral or (y) apply any remaining holdback reserve funds to prepay the Mortgage Loan, in which event the borrower will be required to pay the lender any yield maintenance premium due in connection with such prepayment.

Self Storage Properties

With respect to the self storage properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have, among their 5 largest tenants, a tenant that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant. Specialty uses among the top 5 tenants identified on Annex A-1 at each Mortgaged Property include:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance(1)
Restaurant(2)	18	20.6%
Theater/event space	2	13.1%
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	8	7.6%
Gym, fitness center or a health club	6	4.3%
Bank branch	5	4.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

(2)	Excludes any hotel properties that may have a restaurant on-site.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/Room/ SF(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Grand Canal Shoppes	$70,000,000	9.4%	$1,000.14	2.46x	46.3%	Retail
SoCal Retail Portfolio	$60,000,000	8.0%	$145.00	2.28x	52.0%	Various
Embassy Suites at Centennial Olympic Park	$45,000,000	6.0%	$260,124.61	1.72x	68.4%	Hospitality
125 Borinquen Place	$35,000,000	4.7%	$416,000.00	2.00x	54.4%	Multifamily
Visions Hotel Portfolio II	$28,500,000	3.8%	$65,130.89	2.08x	59.2%	Hospitality
617-625 West 46th Street	$28,000,000	3.7%	$565.66	1.63x	63.1%	Mixed Use
Tower 28	$26,000,000	3.5%	$248,888.89	2.31x	33.4%	Multifamily
North Carolina Technical Park	$25,500,000	3.4%	$93.70	1.32x	67.3%	Industrial
Brotman Physicians Plaza	$23,250,000	3.1%	$479.33	2.23x	56.0%	Office
Wheatland Towne Crossing	$21,250,000	2.8%	$102.72	2.97x	60.7%	Retail
West Palm Beach Industrial	$20,000,000	2.7%	$94.76	3.00x	62.5%	Industrial
FedEx Niles	$16,500,000	2.2%	$147.99	2.14x	54.7%	Industrial
DoubleTree Princeton	$16,100,000	2.2%	$67,647.06	1.78x	69.7%	Hospitality
Marriott Metairie at Lakeway	$16,000,000	2.1%	$72,727.27	2.09x	64.5%	Hospitality
UES Multi Portfolio	$15,900,000	2.1%	$768.00	1.38x	66.3%	Mixed Use
Top 3 Total/Weighted Average	$175,000,000	23.4%		2.21x	53.9%
Top 5 Total/Weighted Average	$238,500,000	31.9%		2.16x	54.6%
Top 10 Total/Weighted Average	$362,500,000	48.5%		2.12x	55.1%
Top 15 Total/Weighted Average	$447,000,000	59.8%		2.12x	56.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/Room/SF, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance and debt service payment for the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

(2)	With respect to certain of the Mortgage Loans above, the Cut-off Date LTV Ratio has been calculated using “as complete,” “as stabilized” or similar hypothetical values or calculated inclusive of an “as-portfolio” appraised value premium. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

As set forth in the table below, the Mortgage Pool will include 10 Mortgage Loans (20.4%) that are each secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of properties securing a multi-property Mortgage Loan or group of cross-collateralized Mortgage Loans may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance(1)
SoCal Retail Portfolio	Multi-Property Loan	$60,000,000	8.0%
Visions Hotel Portfolio II	Multi-Property Loan	$28,500,000	3.8%
West Palm Beach Industrial	Multi-Property Loan	$20,000,000	2.7%
UES Multi Portfolio	Multi-Property Loan	$15,900,000	2.1%
Brookwood Square(2)	Cross-Collateralized Group	$3,600,000	0.5%
3901 Bolger Road(2)	Cross-Collateralized Group	$3,330,000	0.4%
Michigan Road Shoppes(2)	Cross-Collateralized Group	$2,545,000	0.3%
Brooklyn Multifamily Portfolio I	Multi-Property Loan	$9,200,000	1.2%
Shoppes at Holly Springs(3)	Cross-Collateralized Group	$5,741,025	0.8%
Jefferson Square(3)	Cross-Collateralized Group	$3,450,000	0.5%
Total		$152,266,025	20.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	The Brookwood Square, 3901 Bolger Road and Michigan Road Shoppes Mortgage Loans form one cross-collateralized group.

(3)	The Shoppes at Holly Springs and Jefferson Square Mortgage Loans form one cross-collateralized group.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

The groups of Mortgage Loans, set forth in the table below, are comprised of Mortgage Loans that are not cross-collateralized but have borrower sponsors that are related by virtue of having at least one controlling project sponsor or principal in common. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” and Annex A-1.

Mortgage Loan/Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
Group 1:
Tatum Plaza	1	$6,250,000	0.8%
Tatum Ranch Crossing	1	6,250,000	0.8
Shadow Creek Marketplace	1	5,900,000	0.8
Total for Group 1:	3	$18,400,000	2.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Geographic Concentrations

The table below shows the states or jurisdictions that have concentrations of Mortgaged Properties that represent 5.0% or more of the Initial Pool Balance by Allocated Loan Amount:

Geographic Distribution(1)

State/Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
New York	25	$194,463,565	26.0%
California	17	$102,239,286	13.7%
Nevada	2	$75,900,000	10.2%
Georgia	3	$60,600,000	8.1%
Florida	6	$58,662,500	7.9%
Texas	4	$51,985,000	7.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 16 other states, with no more than 4.9% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	17 Mortgaged Properties (13.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes.

Mortgaged Properties With Limited Prior Operating History

7 of the Mortgage Loans (11.1%) (i) are secured by Mortgaged Properties that were constructed or the subject of a major renovation that was completed within 12 months prior to the Cut-off Date and, therefore, the related Mortgaged Property has less than 12 months or no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property, (iii) are secured by Mortgaged Properties that are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property or (iv) are single tenant properties that were vacant in the past but now are 100% leased to a single tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common; Crowd Funding

With respect to the North Carolina Technical Park, 3 Columbus Circle, Bradenton Financial Center and The Nash Building Mortgage Loans (7.3%), each such Mortgage Loan has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the La Privada Apartments Mortgage Loan (1.3%), the related borrower is partially indirectly owned by one or more crowd funding investor groups. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Shari’ah Compliant Loans

With respect to the FedEx Niles Mortgage Loan (2.2%), such Mortgage Loan is structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” with respect to certain risks that apply to the FedEx Niles Mortgage Loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit a transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with, in certain cases, including in the case of the FedEx Niles Mortgage Loan, the Shari’ah compliant party having an option to purchase the Mortgaged Property).

Condominium and Other Split Interests

Certain Mortgage Loans are secured in whole or part by condominium or other split interests. With respect to condominiums in certain cases, the related borrower may not control the condominium board or association.

With respect to the Grand Canal Shoppes Mortgage Loan (9.4%), the Mortgaged Property is located predominantly within the ground, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The first floor of the Barney’s store and the casino level space (ground level) is ground leased. The remaining collateral, except for certain space located above a Walgreens store, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is part of a vertical subdivision; i.e. the fee ownership is solely of the designated space on the ground level and levels 2 and 3 and does not include the land. A reciprocal easement agreement (the “Grand Canal Shoppes REA”) governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino.

Pursuant to the Grand Canal Shoppes REA, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes Borrowers under the Grand Canal Shoppes Mortgage Loan and, in the case of acceleration of the Grand Canal Shoppes Mortgage Loan, has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Mortgage Loan at a price equal to (a) the principal balance, (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

In addition, pursuant to the Grand Canal Shoppes REA, a transfer (other than to a lender or the first subsequent transferee in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property) of the Grand Canal Shoppes Property) is subject to certain transfer restrictions. In particular, a transfer of the Grand Canal Shoppes portion of the Mortgaged Property or The Palazzo Shoppes portion of the Mortgaged Property requires notice to and consent of the owner of the related hotel and casino property; provided that such consent is not required (but notice is still required) if (x) neither the transferee nor any affiliate thereof is a Competitor (as defined below), (y) the transferee (or an affiliate thereof) owns or manages not less than ten million square feet of retail space in the United States and (z) such transfer would not, in the good-faith judgment of the related hotel and casino owner, jeopardize any of the related hotel and casino owner’s gaming licenses. A “Competitor” is defined as a person other than the existing hotel and casino owners that (i) owns or operates (or is an affiliate of an entity that owns or operates) a hotel located in Clark County, Nevada; Pennsylvania; Kansas; Macau or Singapore, a convention center located in Clark County, Nevada; Singapore or Macau or any casino and/or (ii) is a union pension fund or an affiliate thereof. The Grand Canal Shoppes REA and the related ground leases also contain restrictions on leasing or subleasing to a Competitor and certain tenant use restrictions generally related to maintaining the quality of the tenants. In addition, tenants or subtenants are required to provide information on their ownership, officers and directors, and sources of financing and to agree that if any party the tenant or subtenant is engaged in or involved with may jeopardize the gaming license of the applicable hotel and casino, the tenant or subtenant must terminate the relationship or cease the applicable activity, and if it fails to do so it may be terminated.

With respect to the West Palm Beach Industrial Mortgage Loan (2.7%), a portion of the Mortgaged Property is part of a condominium regime. The related borrower owns 3 of 48 condominium units and does not control the condominium board.

With respect to the Marriott Metairie at Lakeway Mortgage Loan (2.1%), the Mortgaged Property comprises one of three condominium units in a condominium regime, and the borrower has a 28.0% interest in the condominium, and the right to appoint one of three directors of the condominium board. Accordingly the borrower does not control the condominium. In particular, the borrower does not have the right to prevent the dissolution or termination of the condominium upon a substantial casualty or condemnation.

In addition, with respect to the Marriott Metairie at Lakeway Mortgage Loan (2.1%), a condominium estoppel provided by the condominium association relating to the condominium in which the related Mortgaged Property constitutes the hotel unit, stated that carbon dust is being emitted from the elevator machine room serving the hotel unit, with the potential to adversely affect spaces in the office unit, and that there is an ongoing dispute with respect to this emission between the unit owners. The estoppel further stated that the seller of the Mortgaged Property had paid for, and the owner of the office unit had installed filters to the elevators, which together with appurtenant measures, were intended to rectify any adverse situation relating to the carbon dust, and that the owners of the units, and the condominium association, were reserving all rights and remedies in the event that the emission of the carbon dust has not been remedied as a result of the filters.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	76	$665,133,200	89.0%
Fee/Leasehold	2	74,100,000	9.9
Leasehold	3	7,754,315	1.0
Total	81	$746,987,515	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

With regard to ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, material renovation or expansion. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Grand Canal Shoppes Mortgage Loan (9.4%),there is a planned renovation and redevelopment of the common areas within the shopping areas located above The Palazzo expected to commence in the summer of 2019. Approximately $12.0 million is expected to be spent to improve lighting and finishes. In addition, renovation, new finishes and lighting are expected to be completed in conjunction with a proposed, 27,422 SF international food hall proposed to be completed in 2020. Such renovation and redevelopment, as well development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Whole Loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be effected.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (3.8%), $1,900,000 was escrowed at origination for PIPs required to be performed by the borrower pursuant to the related franchise agreements for the Candlewood Suites Watertown Fort Drum Mortgaged Property and the Fairfield Inn Watertown Mortgaged Property.

●	With respect to the North Carolina Technical Park Mortgage Loan (3.4%), the borrower is required to renovate certain vacant space at the Mortgaged Property, which totals 34,621 square feet, into a “white box” condition by the payment date occurring in July 2020, or at the lender’s discretion, by the payment date occurring in January 2021. The borrower is expected to spend approximately $15 per square foot of vacant space.

●	With respect to the DoubleTree Princeton Mortgage Loan (2.2%), $1,000,000 was escrowed at origination for proposed capital improvements to the Mortgaged Property in connection with a PIP required under the related franchise agreement. The proposed capital improvements are expected to cost approximately $800,000.

●	With respect to the Marriott Metairie at Lakeway Mortgage Loan (2.1%), the loan documents require the borrower to deposit with the lender (i) on the origination date, the sum of $1,250,000 which amount represents 50% of the total outstanding scheduled PIP (the “Scheduled PIP”) required to be performed by the borrower pursuant to the related franchise agreement and attributable to the Mortgaged Property and (ii) twelve (12) months from the origination date, the sum of $1,250,000 representing the remaining 50% of the Scheduled PIP required to be performed at the Mortgaged Property pursuant to the terms set forth in the related franchise agreement. The Scheduled PIP is required to be completed by 2022.

See “Mortgage Pool Characteristics—Property Types—Hotel Properties” above for information regarding property improvement plans with respect to certain of the hotel Mortgaged Properties.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 15 months prior to the Cut-off Date. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), the related Phase I ESAs identified certain environmental issues, including, among other things: (i) a controlled recognized environmental condition at The Springs Mortgaged Property relating to residual landfill contamination; (ii) a REC at the Food 4 Less – Target Center Mortgaged Property relating to limited impacts to soil gas identified during a 2016 Phase II investigation; (iii) a REC at the Island Plaza Mortgaged Property relating to impacts to soil vapor stemming from the former operation of an onsite dry cleaner; and (iv) a REC at the Hawthorne Plaza Mortgaged Property relating to the historic operation of an oil production facility, as well as an off-site gas station release and abutting dry cleaning operations. Opinions of probable cost furnished to the lender estimated the total cost of remediation across the related Mortgaged Properties to be $1.6 million. Such remediation cost has not been reserved for. The Mortgage Loan documents require the borrowers to cure such environmental issues at their sole expense and provide recourse to the guarantor for any losses to the lender stemming from such environmental issues. We cannot assure you that the guarantor will have the resources to, or will, pay any such losses.

●	With respect to the 125 Borinquen Place Mortgage Loan (4.7%), the related Phase I ESA identified a controlled REC in connection with soil contamination and underground water contamination related to the prior use of the related Mortgaged Property as a car wash. Excavation was conducted and vapor barriers were installed in accordance with a remedial action work plan established for the Mortgaged Property. The related environmental consultant recommends no further investigation.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (3.8%), the related Phase I ESA identified a REC at the Holiday Inn Express Olean Mortgaged Property in connection with groundwater contamination and vapor intrusion related to an adjacent property’s prior use as a dry cleaning facility. Prior investigations indicated high concentrations of several chlorinated volatile organic compounds (“VOCs”). The related environmental consultant considered the possible vapor intrusion due to the VOCs from the adjacent property to be a REC. The environmental consultant recommended that a limited subsurface investigation be conducted in order to determine whether the risk of vapor intrusion still exists at the Mortgaged Property. In lieu of a Phase II ESA, the borrower obtained an environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, listing the lender as an additional named insured, with a $1,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Zurich North America is rated “AA-” by S&P. The policy expires June 11, 2032, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the Tower 28 Mortgage Loan (3.5%), portions of the Mortgaged Property were formerly developed with automotive repair shops and/or service stations with gasoline underground storage tanks. A Phase II report issued in 2011 identified potential for soil and groundwater contamination from onsite operations and upgradient hazardous waste sites. During construction of the related Mortgaged Property, approximately 14,515 tons of soil were excavated and disposed of off-site. Redevelopment of the Mortgaged Property also included construction of an engineered composite cover system and installation of a vapor barrier. As a result, the City of New York Office of Environmental Remediation issued a Brownfield Notice of Completion on February 16, 2018 stating that the work had been completed to the satisfaction of the department. Given the above, the ESA concluded that the identified subsurface contamination was removed, any residual soil and groundwater contamination is insulated and that groundwater is not used for potable purposes. As such, the ESA concluded that identified subsurface contamination constitutes a controlled REC and no further investigation was recommended.

●	With respect to the North Carolina Technical Park Mortgage Loan (3.4%), the related Phase I ESA identified a REC in connection with groundwater contamination from a historic release of volatile organic compounds that occurred at a former waste storage building at the Mortgaged Property. The environmental consultant reported that a corrective action plan was implemented, which included enhanced natural attenuation and monitoring of remediation progress. The environmental consultant reported that a former owner of the Mortgaged Property retained responsibility for the release, including the monitoring of groundwater. The environmental consultant recommended the continued monitoring of groundwater on a semi-annual basis while exploring the potential for risk-based remediation with existing property owners. Pursuant to the related Mortgage Loan documents, the borrower is required to allow the former owner to conduct semi-annual groundwater monitoring at the Mortgaged Property.

●	With respect to the FedEx Niles Mortgage Loan (2.2%), there is no separate environmental indemnitor for the Mortgage Loan. At loan origination, an environmental insurance policy issued by Beazley (Lloyd’s of London Syndicates 623-2623) (rated A+ by S&P and AXV by A.M. Best Company) was obtained with the borrower as the first named insured and the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $5,000,000, and a deductible of $50,000 and a term expiring on June 2, 2029. The FedEx Niles Mortgage Loan has an anticipated repayment date of June 1, 2029 and a final maturity date of May 1, 2030. Accordingly, the policy expires prior to the final maturity date. Failure to maintain the policy at any time prior to repayment in full of the debt under the Mortgage Loan is an event of default under the Mortgage Loan. The Mortgage Loan documents provide for a reserve in the amount of $39,085, which represents the estimated cost to purchase an additional three years of coverage under the environmental policy in the event that the FedEx Niles Mortgage Loan is not paid in full on its maturity date and also provide for a reserve in the amount of the $50,000 deductible.

●	With respect to the Niles Retail Center Mortgage Loan (1.5%), according to the related Phase I ESA, the Mortgaged Property was enrolled in the Illinois site remediation program in order to address impacts associated with a former drycleaning facility that occupied a tenant space for at least 20 years. Following remedial activities including subsurface injections as well as excavation, it was determined that that further remediation of the residual impacted soil was impractical. Therefore, a Tier 3 analysis was completed to demonstrate that the groundwater ingestion and soil ingestion/inhalation exposure routes were incomplete. Following the installation of a sub-slab depressurization system, the Illinois Environmental Protection Agency (the “IEPA”) issued closure with the following conditions: an industrial/commercial land use restriction; the use of local groundwater ordinances prohibiting the use of groundwater for potable purposes; engineered barriers, which include the asphalt pavement and building floor slab and foundation, must remain intact above the residual soil impacts; and a site safety plan must be developed to provide proper safety precautions for construction workers in case of excavation in areas of residual impacts. The ESA concluded that, based on the conditional closure that was issued, the impacts associated with the former dry cleaner constitutes a controlled REC in connection with the site. The borrower has covenanted to (i) install and maintain at the Mortgaged Property (A) a passive depressurization vent system and (B) an asphalt barrier, in accordance with the IEPA conditional closure letter, and certified by an environmental professional reasonably acceptable to the lender that the vent system and asphalt barrier are operating as designed, and (ii) complete a health and safety plan pursuant to such IEPA letter (such actions, the “Remedial Actions”). At origination, the borrower was required to deposit $8,125 (representing 125% of the estimated cost of the Remedial Actions) into an environmental reserve, which is required to be disbursed to the borrower upon its completion of the Remedial Actions to lender’s satisfaction and the provision of evidence satisfactory to the lender that all costs of the Remedial Actions have been paid.

●	With respect to the Home2Suites - Menomonee Falls Mortgage Loan (1.4%), the related Phase I ESA identified a REC in connection with residual soil and groundwater contamination from historical manufacturing operations at the Mortgaged Property. The environmental consultant reported there are two open cases with the related regulatory agency related to: (i) the presence of volatile organic compounds attributed to surface spillage from the historical unloading of rail cars on spurs at the Mortgaged Property; and (ii) groundwater contamination from historical manufacturing operations. The environmental consultant recommended continued submission of semi-annual progress reports to the related regulatory agency and continued groundwater monitoring at the Mortgaged Property, as required by the related regulatory agency. The environmental consultant reported that a party other than the borrower is the responsible party for such work. Pursuant to the Mortgage Loan documents, the borrower is required to (i) continue to comply with a soil management plan approved by the related regulatory agency for the Mortgaged Property and (ii) comply with any requirements of the related regulatory agency with respect to the open cases, including allowing access to the responsible parties to continue required groundwater monitoring or other investigation or remedial actions necessary to obtain closure.

●	With respect to The Nash Building Mortgage Loan (0.7%), the related Phase I ESA identified a REC in connection with the presence, or likely presence, of hazardous substances or petroleum products at the related Mortgaged Property due to releases, or potential releases, from underground storage tanks (“USTs”). The Mortgaged Property previously operated a dry cleaning facility between approximately 1941 through 1985, a gas station between approximately 1950 through 1969 and an auto body repair shop between approximately 1957 through 1969. Each of these historical operations used USTs which may have released substances or petroleum products, although there is no evidence that a release has actually occurred. The related environmental consultant recommended that a limited subsurface investigation be conducted in order to determine the presence or absence of USTs as well as soil and groundwater contamination. In lieu of a Phase II ESA, the borrower obtained an environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, listing the lender as an additional named insured, with a $1,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Zurich North America is rated “AA-” by S&P. The policy expires May 22, 2032, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the Woodland Square Apartments Mortgage Loan (0.5%), the ESA indicated a REC at the Mortgaged Property due to its adjacent and down-gradient proximity to the site of a former landfill (the “Adjacent Property”) that is listed as a “Michigan Part 201 and Inventory” site in the regulatory database report (the “Report”). The Report indicates that the release of hazardous substances in excess of residential land use criteria has been identified at the Adjacent Property, and that “No actions” have been taken to address contamination. The pollutants are identified in general as coming from “heavy manufacturing”. In connection with the origination of the Mortgage Loan, the borrower sponsor obtained an environmental insurance policy with a 13-year term from Steadfast Insurance Company, a member company of Zurich North America, with policy limits of $3,000,000 per occurrence and in the aggregate, with a premium of $33,883.43 including surplus lines tax and $25,000 deductible/self-insured retention. The policy will cover lender and its successors and/or assigns in connection with any costs and expenses incurred related to clean up and third party liability claims, except for standard exclusions, but does not cover the borrower for such costs. The premium for the environmental insurance policy has been paid in full.

●	With respect to the Union Avenue Mortgage Loan (0.5%), which is secured by an industrial Mortgaged Property, the related Phase I ESA identified a CREC in connection with a groundwater use restriction that was included as part of a No Further Action Determination (“NFA”) issued by the Maryland Department of Environment (“MDE”) on December 12, 2002 to a property identified as the Clipper Property, which property once included the Mortgaged Property. In said determination, the MDE determined that it had no further requirements related to the investigation or remediation of controlled hazardous substances at the Clipper Property and issued a NFA for future use of the property for limited residential purposes. In addition, the

Phase I ESA recommended the installation of secondary containment and protective bollards around the above ground storage tanks at the Mortgaged Property and development and implementation of a spill prevention control and countermeasure plan. The borrower is required under the Mortgage Loan documents to provide the lender evidence of installment of such secondary containment and bollards, and implementation of such a plan, within 90 days of the origination date.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Appraised Value” above.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 15 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

With respect to the Tower 28 Mortgage Loan (3.5%), the financing terms (including estimated loan balance and LTV Ratio) were determined prior to Amazon’s announcement to build a headquarters in Long Island City, and while the appraisal was conducted prior to Amazon’s withdrawal of its announcement, such withdrawal did not impact the underwriting of the Mortgage Loan, as the surrounding area has experienced strong growth in luxury rental rates in recent years.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors, the guarantors and managers of the Mortgaged Properties and their respective affiliates, and/or ongoing litigation to which certain Mortgaged Properties are subject. For example:

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), Arman Gabay, the holder of a non-controlling 49.5% limited interest in the borrowers and the brother of the related borrower sponsor, is a defendant to a criminal complaint alleging, among other things, 3 felony counts of wire fraud and 2 felony counts of federal program bribery relating to Arman’s allegedly having conspired with and bribed a senior Los Angeles County official who had responsibility for Los Angeles County’s process for leasing office space for various of its agencies for the purpose of securing leases in properties in which Arman owned an interest. None of the leases or properties associated with the criminal proceeding are part of the portfolio of Mortgaged Properties. The borrower sponsor is not a named defendant in the related criminal complaint and the Mortgage Loan documents prohibit the transfer of a controlling interest in the borrowers, the general partner of the borrowers, or any Mortgaged Property to Arman Gabay.

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), the borrower sponsors are currently in arbitration with the franchisee of the third largest tenant at the Food 4 Less – Target Center Mortgaged Property, Taco Bell, regarding the amount of rent to be paid by the franchisee during the 5-year extension period of its ground lease, which commenced in January 2019. The Mortgage Loan was underwritten based on the base rent due under the ground lease as of December 2018, the most recent contractual base rent prior to the commencement of the extension period.

●	With respect to the UES Multi Portfolio Mortgage Loan (2.1%), the sponsor reported that one of the three borrowers is subject to pending litigation in connection with a dispute with a prior tenant that previously operated a restaurant at the 304 East 78th Street Mortgaged Property, in which the plaintiffs allege that such borrower breached their lease agreement and unlawfully evicted the tenant. In addition, the sponsor reported that the plaintiffs are seeking $7,000,000 in damages and that the co-defendant, which was a former business partner of the plaintiff, is required under an indemnification agreement to indemnify the borrower for any costs and judgments under the lawsuit. Pursuant to the related Mortgage Loan documents, the borrower represented and warranted that, to the best of the borrower’s knowledge, the litigation is not likely to result in a material adverse effect on the borrower’s ability to perform its obligations under such Mortgage Loan documents.

●	With respect to the 1458 Ocean Dr / 1437 Collins Ave Mortgage Loan (1.6%), the sponsor reported that the sole member of the borrower (the “1458/1437 Member”) is subject to pending litigation in connection with a sale by the sponsor of the plaintiff’s approximately one-third membership interest in the 1458/1437 Member. The plaintiff seeks the reinstatement of the membership interest and/or monetary damages. The sponsor reported that the sale took place after a dispute occurred between the plaintiff and the sponsor regarding a promissory note that was issued by the 1458/1437 Member in favor of the plaintiff. Pursuant to the related Mortgage Loan documents, the borrower represented and warranted that, to the best of the borrower’s knowledge, the litigation is not likely to result in a material adverse effect on the borrower’s ability to perform its obligations under such Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below. See also representation and warranty no. 13 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

33 Mortgage Loans (75.5%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

14 Mortgage Loans (17.1%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

1 Mortgage Loan (3.8%) was originated in connection with the borrower’s refinancing and acquisition of the related portfolio of Mortgaged Properties.

5 Mortgage Loans (3.6%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

As of the Cut-off Date, with respect to the following Mortgage Loans: (i) the Mortgage Loan refinanced a prior mortgage loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior mortgage loan or mezzanine loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (ii) the related Mortgaged Property at the time of acquisition secured a prior loan of the type described in clause (i), or (iii) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership:

●	With respect to the West Palm Beach Industrial Mortgage Loan (2.7%), the sponsor reported that the borrower acquired certain of the Mortgaged Properties from a foreclosing lender out of receivership in November 2015.

●	With respect to the Brooklyn Multifamily Portfolio I – 1235 Halsey St. Mortgaged Property (0.2%), the borrower sponsor acquired such Mortgaged Property via foreclosure sale in June 2011.

With respect to the Grand Canal Shoppes, SoCal Retail Portfolio, 125 Borinquen Place, Embassy Suites at Centennial Olympic Park, North Carolina Technical Park, West Palm Beach Industrial, 3 Independence Way, 3 Columbus Circle, 1458 Ocean Dr / 1437 Collins Ave, Bradenton Financial Center, Home2Suites – Menomonee Falls, AC by Marriott San Jose, Niles Retail Center, Shoppes at Holly Springs, Jefferson Square, Lakecrest-Southpointe

Portfolio, Food Lion Mount Airy, Sunnyside Retail Center and Brooklyn Multifamily Portfolio I – 1235 Halsey St. Mortgaged Properties or portfolio of Mortgaged Properties (49.8%) (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, or (b) the related Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy or was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

With respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Grand Canal Shoppes Mortgage Loan (9.4%), the related borrower is 50.1% indirectly owned by, and the non-recourse carveout guarantor is wholly owned by, entities affiliated with Brookfield Property REIT Inc., an entity formerly known as GGP, Inc., which was acquired by Brookfield Property Partners L.P. in 2018. GGP, Inc. previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2010. In addition, in connection with such bankruptcy, the two borrowers under the Mortgage Loan also filed for bankruptcy in 2009 and emerged from bankruptcy in 2009 and 2010, respectively.

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), the borrower sponsor was the sponsor of a mortgage loan that went into monetary default and was transferred to special servicing in March 2009. Following a loan modification, the special servicer initiated foreclosure proceedings in April 2010 and the related mortgaged property was sold in December 2013.

●	With respect to the Embassy Suites at Centennial Olympic Park Mortgage Loan (6.0%), the sponsor reported that it has been involved in loan modifications resulting in full payoffs. In addition, the sponsor reported that it was subject to a default judgment in favor of American Express National Bank in September 2018, which was satisfied in January 2019.

●	With respect to the 125 Borinquen Place Mortgage Loan (4.7%), the sponsor reported that an entity in which it held an ownership interest filed for bankruptcy in 2009 and the sponsor reported that such entity emerged from bankruptcy in 2011.

●	With respect to the North Carolina Technical Park Mortgage Loan (3.4%), the sponsor reported that it was subject to a prior deed-in-lieu of foreclosure in 2012 with respect to an office property.

●	With respect to the West Palm Beach Industrial Mortgage Loan (2.7%), the sponsor reported that the borrower acquired certain of the Mortgaged Properties from a foreclosing lender out of receivership in November 2015.

In addition, with respect to large loan sponsors that oversee many real estate projects, there are often prior defaults, foreclosure proceedings and deed-in-lieu of foreclosure transactions associated with such sponsors’ real estate portfolios.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and
“—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

2 Mortgaged Properties (3.1%) are each leased entirely (or substantially in its entirety) to a single tenant. See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

With respect to many of the Mortgaged Properties, all or substantially all of the tenant leases expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans secured by retail, office, industrial and mixed use Mortgaged Properties, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest commercial tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. There may be significant leases or a significant concentration of leases at a particular Mortgaged Property (including Mortgaged Properties occupied entirely (or substantially in their entirety) by a single tenant) that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.

With respect to the Mortgage Loans secured in whole or part by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied entirely (or substantially in its entirety) by a single tenant under a lease which expires prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
FedEx Niles	2.2%	No	5/31/2030	5/1/2030(1)

(1)       The Anticipated Repayment Date of the FedEx Niles Mortgage Loan is June 1, 2029.

The Mortgage Loans shown in the table below represent Mortgage Loans among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans as to which one or more leases representing 25% or greater of the net rentable square footage of the related Mortgaged Property or Mortgaged Properties (excluding any Mortgage Loan that is secured by a single Mortgaged Property leased entirely (or substantially in its entirety) to a single tenant) expires in a single calendar year prior to, in the same calendar year as, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRA Expiring	Calendar Year of Expiration	Maturity Date
North Carolina Technical Park	3.4%	34.0%	2021	7/6/2029
North Carolina Technical Park	3.4%	53.3%	2027	7/6/2029
Brotman Physicians Plaza	3.1%	54.8%	2029	7/6/2029
Wheatland Towne Crossing	2.8%	48.7%	2023	6/1/2029
Wheatland Towne Crossing	2.8%	31.8%	2022	6/1/2029
West Palm Beach Industrial	2.7%	27.5%	2019	7/6/2029
West Palm Beach Industrial	2.7%	31.3%	2020	7/6/2029

There may be other Mortgaged Properties as to which leases representing 25% or greater of the net rentable square footage of the related Mortgaged Property expire in a single calendar year prior to, or the same year as, or within the 12-month period following, maturity of the related Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 25%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, coinciding with or shortly after, the calendar year in which the maturity of the related Mortgage Loan occurs.

Expiration dates for the five largest tenants by net rentable square footage at each Mortgaged Property are shown on Annex A-1.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease without satisfaction of any condition precedent other than notice and/or payment of a termination fee. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and the 5 largest tenants at each related Mortgaged Property, examples include:

●	With respect to the 617-625 West 46th Street Mortgage Loan (3.7%), the second largest tenant, Nestle, representing approximately 12.7% of the net rentable area at the Mortgaged Property, has the right to terminate its lease on July 31, 2020, upon six months’ notice.

●	With respect to the Brotman Physicians Plaza Mortgage Loan (3.1%), the third largest tenant, Los Angeles Vision Center (representing 7.2% of NRA), has a one-time option to terminate its lease, effective December 31, 2021, upon at least 6 months’ prior written notice, but no more than 9 months’ prior written notice, and payment of a $15,000 termination fee.

For more information related to tenant termination options, see the charts entitled “Tenant Summary” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have taken possession or begun paying rent or may be in negotiation. Certain of such leases may be underwritten based on average or straight-lined rents or other similar assumptions or certain tenant leases may include free rent or rent abatement periods. Furthermore, certain of the tenants may have subleased all or substantially all of the related spaces to other parties. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and the 5 largest tenants at each related Mortgaged Property, examples include:

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), a tenant or tenants at each of The Springs, El Super Center, Lynwood Plaza and Five Points Plaza Mortgaged Properties has free rent under the terms of its related lease. At origination, the borrowers deposited $729,724 into a reserve for free rent with respect to each such tenant.

●	With respect to the 617-625 West 46th Street Mortgage Loan (3.7%), the largest tenant, Hudson Terrace, representing approximately 37.8% of the net rentable area at the Mortgaged Property, is currently completing the buildout of approximately 4,000 square feet of expansion space and is not yet in occupancy of that space; and (ii) the fifth largest tenant, Chandeliers, representing approximately 8.1% of the net rentable area at the Mortgaged Property, is currently completing the buildout of its space and is not yet in occupancy or paying rent. Chandeliers is required to commence paying rent on September 1, 2019; no funds were reserved at origination for the free rent period. In addition, with respect to the Chandeliers space, the appraisal concluded a market rent of $70 per square foot, which is higher than the market rent of $58 per square foot for commercial space in the market, due to the unique interior design of the space, which includes floor-to-ceiling windows and a custom skylight. The underwritten rent for the Chandeliers space is $75 per square foot. In the event that Chandeliers vacates its space, there can be no assurance that a new tenant will pay a higher than market rent for the space.

Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired.

In addition, other Mortgaged Properties have various levels of vacancy. See Annex A-1 for the Underwritten Occupancy at each Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain tenants at the related Mortgaged Properties or other third parties hold purchase options, rights of first refusal or rights of first offer to purchase the related Mortgaged Property or a portion thereof. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 5 and representation and warranty no. 6 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and, as to such rights held by tenants, the 5 largest tenants at each related Mortgaged Property, examples include:

●	With respect to the Grand Canal Shoppes Mortgage Loan (9.4%), a transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the Grand Canal Shoppes Mortgaged Property (other than to a lender (or the first subsequent transferee) in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Mortgaged Property) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), a tenant or tenants at each of The Springs, Food 4 Less – Target Center, Baldwin Park Promenade, Lynwood Plaza, Loma Vista and Hawthorne Plaza Mortgaged Properties has a right of first offer and/or a right of first refusal to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first offer or rights of first refusal are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale or (ii) the entire portfolio of Mortgaged Properties.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (3.8%), the Courtyard Horseheads Mortgaged Property and the Fairfield Inn Watertown Mortgaged Property are each subject to a franchise agreement between Marriott International, Inc., as franchisor, and the related borrower, as franchisee. Pursuant to the terms of the franchise agreements, in the event that there is a proposed transfer of (i) the related Mortgaged Property, (ii) the borrower’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the borrower or an affiliate of the borrower, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the related Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.

●	With respect to the FedEx Niles Mortgage Loan (2.2%), the borrower master leases the Mortgaged Property to a master tenant (the “FedEx Niles Master Tenant”) in connection with a Shari’ah compliant loan structure. The FedEx Niles Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in February 2029, exercise of which is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium. The Acquisition Cost is defined as $46,500,000 which is equal to the original principal amount of the FedEx Niles Whole Loan. The FedEx Niles Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property shall be damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. The FedEx Niles Mortgage Loan does not require that the Mortgage Loan be repaid upon an exercise of any of the foregoing purchase options. In addition, an owner of the FedEx Niles Master Tenant has the right to purchase 100% of the shares of an indirect owner of the borrower at any time at a purchase price of $100. The borrower also has the right to require the FedEx Niles Master Tenant to purchase the Mortgaged Property in certain circumstances.

●	With respect to the Marriott Metairie at Lakeway Mortgage Loan (2.1%),the owner of the office condominium unit in the condominium in which the Mortgaged Property constitutes the hotel unit has a right of first offer to purchase the Mortgaged Property. Such right of first offer is not applicable to a judicial sale to a first mortgagee that has been identified to the condominium association pursuant to procedures set forth in the condominium documents (a “First Mortgagee”), or in any transfer of a condominium unit in partial or complete satisfaction of obligations of a unit owner to a First Mortgagee of such unit or a nominee of a First Mortgagee that is affiliated with such First Mortgagee, but would apply to subsequent transfers.

●	In addition, with respect to the Marriott Metairie at Lakeway Mortgage Loan (2.1%), Marriott International, Inc., the franchisor of the Mortgaged Property, has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property, or (ii) an ownership interest in the Mortgagor or a control affiliate of the Mortgagor, to a Competitor (as defined in the franchise agreement) of the franchisor. The right of first refusal applies to a transfer to a Competitor or an affiliate of a Competitor in connection with a foreclosure, judicial or legal process or a deed-in-lieu of foreclosure and any subsequent transfer thereafter.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties securing one of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and as to which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the 617-625 West 46th Street Mortgage Loan (3.7%), the borrower sponsor is the 43% owner and current operator of the largest tenant, Hudson Terrace, which represents approximately 37.8% of the net rentable area at the Mortgaged Property.

●	With respect to the UES Multi Portfolio Mortgage Loan (2.1%), the Mortgaged Property is subject to a master lease between the borrowers, as landlord, and a borrower-affiliate, as tenant (the “UES Master Lessee”), pursuant to which the borrowers master lease commercial space at the Mortgaged Property, representing 100% of the commercial net rentable area, to the UES Master Lessee. The commercial space is occupied by four tenants (each, a “Primary Tenant”) pursuant to separate lease agreements, each entered into with one of the borrowers (each, a “Primary Lease”). Pursuant to the master lease, if any Primary Tenant (i) fails or is not obligated to pay all base rent, additional rent and other amounts due to the related borrower pursuant to the related Primary Lease or (ii) otherwise defaults in the performance of any of its material obligations under the related Primary Lease, the UES Master Lessee is required to pay all rent and other sums due thereunder to the borrowers and to cause the performance of any such other material obligations of the Primary Tenant under the related Primary Lease. The master lease is scheduled to expire on June 24, 2034.

See “Risk Factors—Risks Related to the Mortgaged Properties—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 17 of the Mortgaged Properties (13.7%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the state of California. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

With respect to many of the Mortgaged Properties, including Mortgaged Properties securing certain of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the Mortgaged Properties).

Further, with respect to Mortgaged Properties that are part of condominium regimes, or are leased to a single tenant, or are ground leased, the insurance may be maintained by the tenant, condominium association or ground lessor rather than the related borrower, and the related condominium documents, leases or ground leases may require restoration, regardless of whether the conditions in the Mortgage Loan documents to restoration have been satisfied.

With respect to certain Mortgaged Properties, the related Mortgage Loan may permit the borrower to satisfy its insurance obligations by causing a sole or significant tenant to maintain the insurance required under its lease (which in some cases, may not satisfy the requirements of the loan documents) or to self-insure or having the condominium board maintain the required insurance. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, and as among single tenant Mortgaged Properties, examples include:

●	With respect to the FedEx Niles Mortgage Loan (2.2%), the insurance policies with respect to the Mortgaged Property, other than business interruption insurance, are maintained by the sole tenant, FedEx Ground Package System, Inc. The Mortgage Loan documents provide that so long as such tenant (or a replacement tenant) is providing coverage with respect to the insurance required by the Mortgage Loan documents, the deductible or self-insured retention with respect to such coverage shall be commercially reasonable in light of such tenant’s business. As of the origination date, the deductible under each of the insurance policies maintained by the tenant was $2,500,000.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. For example, certain Mortgage Loans being sold by MSMCH provide, and Mortgage Loans sold by other sellers may provide, that terrorism insurance may be provided by insurers having a lower rating than is generally required for other insurance under the related Mortgage Loan documents, so long as such insurers providing terrorism insurance meet a specified minimum rating, generally “BBB-” or “BBB”, from at least one credit rating agency (which is generally not required to be a rating agency rating the certificates). In addition, certain Mortgage Loans may cap the insurance premium that the related borrower is required to spend on terrorism insurance, generally at an amount equal to two times the insurance premium payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance). Further, certain Mortgage Loans may waive terrorism insurance coverage with respect to certain policies for so long as certain requirements are satisfied by a sole of significant tenant. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the 125 Borinquen Place Mortgage Loan (4.7%), certain units at the Mortgaged Property do not have a certificate of occupancy. Pursuant to the underlying loan documents, the borrower has full recourse liability for the entire debt until the borrower has received a certificate of completion and thereafter receives a temporary certificate of occupancy. In addition, the Mortgaged Property is subject to certain affordable housing restrictions in connection with a New York City zoning ordinance which requires the borrower to, among other things, lease at least 25 of its units to households at or below 80.0% of the related area median income. See “Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

●	With respect to the 617-625 West 46th Street Mortgage Loan (3.7%), certain newly constructed floors at one of the buildings that comprise the Mortgaged Property lack either a temporary or permanent certificate of occupancy. See “Property Types—Mixed Use Properties” above.

●	With respect to the Tower 28 Mortgage Loan (3.5%), the Mortgaged Property has only a temporary certificate of occupancy. The borrower has covenanted to maintain at all times and continue to renew any then applicable temporary certificate of occupancy on or before the then applicable expiration date until a new, valid, permanent certificate of occupancy is obtained for the Mortgaged Property.

●	With respect to the Brotman Physicians Plaza Mortgage Loan (3.1%), the Mortgaged Property is subject to a certain Declaration of Covenants, Conditions and Restrictions, dated June 19, 2006 (the “Brotman DCCR”). The Brotman DCCR generally prohibits the Mortgaged Property from being used as or for: (i) ambulatory or outpatient surgery center; (ii) radiological services; (iii) cardiac catheterization laboratory; (iv) physical therapy; (v) occupational and respiratory therapy; (vi) drug and alcohol abuse and addiction clinic; (vii) emergency care center; (viii) cardiac rehabilitation center; (ix) pulmonary function testing center; (x) speech therapy center; (xi) wound care center; (xii) infusion center; (xiii) outpatient rehabilitation center; (xiv) urgent care center; (xv) psychiatric urgent care center; (xvi) outpatient psychiatric programs that are not normally provided by individual psychiatrists in their individual offices as a customary part of their practice; (xvii) adult daycare center; (xviii) Alzheimer’s center; (xix) arthritis treatment center; (xx) independent alternative medicine center; (xxi) sleep center and (xxii) laboratories other than laboratories that are “drawing stations.” The Brotman DCCR is perpetual until such time as the acute care hospital on the nearby land has been permanently closed and the improvements thereon have been converted to a different use.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

In addition, certain Mortgaged Properties may be subject to use restrictions related to environmental conditions. See “Description of the Mortgage Pool—Environmental Considerations”.

Appraised Value

In certain cases, appraisals may reflect “as-stabilized”, “as-complete” or similar hypothetical values in addition to “as-is” values. However, the Appraised Value reflected in this prospectus, including on Annex A-1 to this prospectus, with respect to each Mortgaged Property reflects the “as-is” value, except as described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the FedEx Niles Mortgage Loan (2.2%), there is no non-recourse carveout guarantor and no environmental indemnitor, other than the single purpose entity borrower.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, provide that, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental policy prior to any claim being made under such environmental indemnity.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged

Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor. For example, with respect to the Eleven Seventeen Perimeter Mortgage Loan, the non-recourse carveout guarantor is an Australian citizen with no other assets in the United States.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the 125 Borinquen Place Mortgage Loan (4.7%), the related Mortgaged Property benefits from a 421-a property tax exemption in connection with the Mortgaged Property’s location in an underserved area. The tax exemption commenced on July 1, 2017. The Mortgaged Property’s increase in assessed value is 100% tax exempt through the 2038 tax year, with taxes related to an increase in assessed value commence phasing in in approximately 20% increments in the 2039 tax year, reaching 0% tax exempt for the 2043 tax year. The abated taxes for the 2018-2019 tax year are $104,858, as compared to the unabated taxes of $1,238,281. The Mortgage Loan was underwritten based on the abated taxes for the 2019-2020 tax year.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (3.8%), certain of the Mortgaged Properties benefit from multiple 10-year or 20-year tax abatements pursuant to various payment in lieu of taxes (“PILOT”) agreements. The Mortgage Loan was underwritten based on the unabated taxes for the 2018-2019 tax year.

●	With respect to the Tower 28 Mortgage Loan (3.5%), the Mortgaged Property has a 15-year tax abatement under New York City’s 421-a tax abatement program, which abatement commenced July 1, 2018. The 15-year 421-a tax abatement program allows the Mortgaged Property’s increase in assessed value to be 100% exempt for 11 years (through the 2028-2029 tax year). Beginning in the 12th year of the abatement (the 2029-2030 tax year), assessments will increase in 20% annual increments, with full taxes commencing in the 2033-2034 tax year. The 421-a exemption is capped at an amount equal to $87,355 per dwelling unit, which cap increases by 3.00% annually each January 5. The abated taxes for the 2018-2019 tax year are $436,539, compared to unabated taxes of $5,402,619. The Mortgage Loan was underwritten based on the abated taxes for the 2018/2019 tax year.

●	With respect to the Legacy Tower Mortgage Loan (1.8%), the Mortgaged Property benefits from a 20-year tax abatement pursuant to a PILOT agreement. The agreement is currently in the fifth year of the PILOT term. The initial 5 years of the PILOT require the property owner to pay $825,000 per annum, with annual escalations over the balance of the term, increasing to $849,750 in year six, $984,529 in year ten, $1,256,536 in year 15 and $ 1,603,694 in year 20. The mortgage loan was underwritten based on the average PILOT payment during the loan term, which is $1,027,859. The appraisal’s estimated tax burden at market for the 2018 to 2019 tax year is $1,324,444.

●	With respect to the 3 Columbus Circle Mortgaged Property (1.7%), as a result of renovation work undertaken from 2010 to 2013, the Mortgaged Property has been granted a property tax exemption pursuant to an ICIP, which is scheduled to end in 2022. The ICIP provides real property tax benefits, a partial exemption from or abatement for varying periods up to 25 years to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. Based on the appraisal obtained by the lender, the tax benefits began to phase out in fiscal year 2017/18, when the applicable exemption was 80% of the full exemption amount, resulting in the tax liability of $6,704,066 for an abatement of $479,428, and will expire in 2020/21, when the applicable exemption will be 20% of the full exemption amount, resulting in an estimated tax liability of $8,177,042 for an abatement of $138,749. The lender underwrote the real estate taxes based on the full real estate taxes without accounting for the exemption.

●	With respect to The View Apartments Mortgage Loan (1.6%), the Mortgaged Property benefits from a 421-a tax abatement. The tax abatement is scheduled to expire in 2027. The Mortgage Loan was underwritten based on the average estimated assessment over the next fifteen tax years.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

26 Mortgage Loans (58.6%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to the stated maturity date and therefore have an expected Balloon Balance at the stated maturity date (or in the case of an ARD Loan, the related anticipated repayment date).

16 Mortgage Loans (17.6%) provide for payments of interest-only for the first 12 to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

11 Mortgage Loans (23.8%) provide for payments of interest and principal for their entire terms and then have an expected Balloon Balance at the related maturity date (or in the case of an ARD Loan, the related anticipated repayment date).

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
First	19	$243,309,061	32.6%
Sixth	32	477,678,454	63.9%
Fifth	1	13,500,000	1.8%
Eleventh	1	12,500,000	1.7%
Total	53	$746,987,515	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods (Default Days)

Grace Period (Default Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	37	$524,678,454	70.2%
0 (1 grace period of 2 business days every 12 month period)	1	70,000,000	9.4
5	15	152,309,061	20.4
Total	53	$746,987,515	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The FedEx Niles Mortgage Loan (2.2%) is an ARD Loan (as defined below).

An “ARD Loan” (“ARD Loan”) is a Mortgage Loan that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan, although the Initial Rate remains the current payment rate as described in the paragraph below.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, and all escrows and operating expenses required under such Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such deferred Excess Interest will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents, with compound interest thereon) only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

For information regarding single purpose entity covenants, see “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 13 payments) up to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases, Substitutions and Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	46 of the Mortgage Loans (82.8%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of an Anticipated Repayment Date or an open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	7 of the Mortgage Loans (17.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	7	$43,704,668	5.9%
4	27	350,926,821	47.0
5	13	252,356,025	33.8
6	3	48,500,000	6.5
7	2	39,500,000	5.3
13	1	12,000,000	1.6
Total	53	$746,987,515	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of equity interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the FedEx Niles Mortgage Loan (2.2%), the Mortgage Loan generally permits transfers of equity interests in the borrower and master tenant so long as the “Controlling Party” continues to control the borrower and master tenant. However, the related loan documents provide that the “Controlling Party” is a person or entity identified by the lender from and after any change in control of the borrower or master tenant, that there is no “Controlling Party” as of the loan origination date and that so long as there is no “Controlling Party” provisions applicable to the “Controlling Party” will be inapplicable. Accordingly, prior to an initial change in control, and thereafter unless and until the lender identifies a “Controlling Party,” equity interests in the borrower and the master tenant with respect to the FedEx Niles Mortgage Loan will be freely transferable.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

46 Mortgage Loans (the “Defeasance Loans”) (82.8%) permit the respective borrowers (subject to the satisfaction of various conditions, including that no event of default exists) to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the Mortgage Loan the requisite amount of “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) (“Government Securities”), and to thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. As to any such Mortgage Loan, such option (a “Defeasance Option”) may not be exercised prior to the expiration of a specified period (the “Defeasance Lock-Out Period”), which Defeasance Lock-Out Period, in each case, does not end prior to the second anniversary of the Closing Date. The Mortgage Loans referred to in this paragraph do not include any Mortgage Loan that grants the related borrower the option to either defease or prepay the Mortgage Loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase Government Securities, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts at least equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, or together with, as applicable, a balloon payment due at maturity or the principal amount outstanding as of an anticipated repayment date or open prepayment date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in certain cases, the borrower may deliver the defeasance securities in lieu of delivering the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, defeasance collateral purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Certain of the loans that permit defeasance are secured by multiple properties as to which the borrower may effect a partial defeasance in connection with the release of one or more individual properties, and certain other loans that permit defeasance are secured by single properties but permit a partial defeasance in connection with the release of designated release parcels. In addition, certain cross-collateralized Mortgage Loans permit defeasance of any one of such cross-collateralized Mortgage Loans and release of the cross-collateralization. Each multi-property mortgage loan or mortgage loan with separate release properties or parcels or group of cross-collateralized Mortgage Loans that allows for partial defeasance of the aggregate debt, and that we intend to include in the issuing entity, including the Visions Hotel Portfolio II Mortgage Loan (3.8%), the UES Multi Portfolio Mortgage Loan (2.1%), the Brookwood Square Mortgage Loan (0.5%), the 3901 Bolger Road Mortgage Loan (0.4%), the Michigan Road Shoppes Mortgage Loan (0.3%), the Brooklyn Multifamily Portfolio I Mortgage Loan (1.2%), the Shoppes at Holly Springs Mortgage Loan (0.8%), the Jefferson Square Mortgage Loan (0.5%) and the Woodland Square Apartments Mortgage Loan (0.5%), provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties or parcels would be released upon, among other things, delivery of defeasance collateral in an amount equal to, or sufficient to defease a principal amount equal to, a specified percentage (generally 100% to 125%) of the allocated loan amount allocable to such properties or parcels.

With respect to the Visions Hotel Portfolio II Mortgage Loan (3.8%), which permits partial defeasance, the borrower will not be permitted to obtain the release of the Home2 Suites Oswego Mortgage Property, the Hampton Inn Corning Painted Post Mortgaged Property or the Courtyard Horseheads Mortgaged Property from the lien of the security instrument unless all other Mortgaged Properties have been released.

With respect to the Brookwood Square, 3901 Bolger Road and Michigan Road Shoppes Mortgage Loans (1.3%), the related cross-collateralization agreement provides that on any payment date after the earlier to occur of April 30, 2022 and the date that is two years after the startup day of the REMIC, each related borrower may obtain the release of the related Mortgaged Property from the lien of such cross-collateralization agreement and the lien of the related loan documents upon a bona fide third-party sale of such Mortgaged Property and the satisfaction of certain conditions including, but not limited to: (i) the related borrower defeases an amount of principal equal to the greater of (A) 90.0% of the net sales proceeds with respect to such Mortgaged Property and (B) 120.0% of the allocated loan amount for such Mortgaged Property; (ii) the related borrower pays to the lender (A) all payments of principal and interest due on the related Mortgage Loan to and including the defeasance date and (B) all other sums then due; (iii) after giving effect to the release and partial defeasance, (A) the debt yield for the Mortgaged Properties remaining subject to the liens of the related security instruments is no less than the greater of (x) the debt yield immediately preceding such release and (y) the debt yield as of the date of such cross-collateralization agreement, and (B) the ratio of the unpaid principal balance of the undefeased Mortgage Loans to the value of the other Mortgaged Properties remaining subject to the lien of the related loan documents is no more than 125.0%; and (iv) the defeasing borrower delivers to the lender an opinion of counsel opining that, if a securitization has occurred, the REMIC trust formed pursuant to such securitization will not fail to maintain its status as a REMIC within the meaning of the Code.

With respect to the Shoppes at Holly Springs and Jefferson Square Mortgage Loans (1.3%), which Mortgage Loans are cross-collateralized and cross-defaulted, each such Mortgage Loan may be released from cross-collateralization upon defeasance in whole of such Mortgage Loan. Accordingly, such provisions effectively permit the release of each separate cross-collateralized Mortgaged Property upon the defeasance of 100% of its allocated loan amount, and without payment of a release premium. Upon any such individual release, the Mortgage Loan will lose the benefit of the cross-collateralization. Each of the foregoing Mortgage Loans provides that defeasance of such Mortgage Loan is conditioned on delivery of a legal opinion that any REMIC trust formed pursuant to a securitization of such Mortgage Loan will not fail to maintain its status as a REMIC as a result of such defeasance.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the mortgage loan seller (or, in certain cases, the master servicer) will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. In general, if a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, the related promissory note will be split and only the defeased portion of the borrower’s obligations will be assumed by the successor borrower. Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Releases, Substitutions and Additions

The Mortgage Loans described below (which do not include the Mortgage Loans that permit partial release solely upon a defeasance of individual Mortgaged Properties or parcels, as identified above) permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property, subject to the satisfaction of certain specified conditions, including the REMIC requirements. For example:

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), after the expiration of the related lockout period, the borrowers may obtain the release of any individual Mortgaged Property upon a bona fide sale to a third-party unaffiliated with the borrowers or the guarantor, subject to the satisfaction of certain conditions, including, among other things: (i) both immediately before and after such sale, no default or event of default is continuing; (ii) the borrowers have made a prepayment of principal in an amount equal to (a) 120% of the allocated loan amount for the Mortgaged Property to be released, along with any applicable yield maintenance premium, or (b) 110% of the allocated loan amount for the Mortgaged Property to be released, along with any applicable yield maintenance premium, if the debt yield for all the remaining Mortgaged Properties is at least 10.25%; (iii) after giving effect to such release, the debt yield for all of the remaining Mortgaged Properties is no less than the greater of (a) the lesser of (x) the debt yield immediately preceding such release and (y) 10.0% and (b) 9.25%; and (iv) satisfaction of customary REMIC conditions.

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), in connection with an arms’ length sale of one or more Mortgaged Properties to an unaffiliated third party, the related Whole Loan documents grant the borrowers the one-time right to request the lender’s consent to a severance of the Whole Loan and partial assumption of the Whole Loan by such third-party (a “Partial Transfer and Assumption”), whereby the related Whole Loan would be severed into (i) one or more new loans that will be assumed by such third-party and secured by the Mortgaged Properties being transferred (the “New Severed Loan”) and (ii) a loan secured by the Mortgaged Properties retained by the borrowers following such sale (the “Existing Severed Loan”), each in the principal amount corresponding to the sum of the allocated loan amounts of the Mortgaged Properties securing each such loan. The lender’s consent to such request may be withheld in its reasonable discretion and will be subject to the satisfaction of certain conditions, including, among other things: (i) the borrowers’ prepayment of principal in an amount equal to 20% of the principal amount of the New Severed Loan, unless the debt yield of the Whole Loan immediately preceding the Partial Transfer and Assumption is greater than or equal to 10.25%, in which case the prepayment amount will be equal to 10% of the principal amount of the New Severed Loan, together with any applicable yield maintenance premium; (ii) the borrowers’ delivery of an assumption fee in an amount equal to (a) 0.25% of the amount of the New Severed Loan and (b) 1% of the amount of the New Severed Loan for each subsequent Partial Transfer and Assumption; (iii) the weighted average of the remaining unexpired lease terms in the pool of Mortgaged Properties securing the New Severed Loan is greater than the weighted average of the remaining unexpired lease terms in the pool of Mortgaged Properties securing the Existing Severed Loan; (iv) after giving effect to the Partial Transfer and Assumption, the New Severed Loan and the Existing Severed Loan each have (a) a debt yield no less than the greater of (x) the debt yield of the related Whole Loan immediately preceding the Partial Transfer and Assumption and (y) 9.25%; (b) a loan-to-value ratio no greater than 65%; and (c) a debt service coverage ratio no less than 2.28x; and (v) satisfaction of customary REMIC requirements. Upon a Partial Transfer and Assumption, the lender, the existing borrowers and guarantor and any borrower and guarantor under the New Severed Loan are required to enter into a severance agreement and such amendments, modifications or restatements of the related Whole Loan documents and such new loan documents and guaranties as may be required by the lender in order to evidence such Partial Transfer and Assumption and the existence of the New Severed Loan. Additionally, the related co-lender agreement requires the holders of the Mortgage Loan and the related Companion Loans to cooperate (i) to execute amendments to the related co-lender agreement to reflect the Mortgaged Properties securing the Existing Severed Loan following such Partial Transfer and Assumption and the reduction in the principal balances of the promissory notes evidencing the Existing Severed Loan in an amount corresponding to the principal amount of the New Severed Loan and (ii) to execute a separate co-lender agreement with respect to the New Severed Loan on terms substantially similar to those in the existing related co-lender agreement.

●	With respect to the SoCal Retail Portfolio Mortgage Loan (8.0%), the Mortgage Loan documents permit the borrowers to obtain the release of a Mortgaged Property from the lien of the mortgage and the release of the borrowers’ obligations under the Mortgage Loan documents with respect to such released Mortgaged Property by simultaneously substituting another Mortgaged Property for the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default is continuing; (ii) the allocated loan amounts for all Mortgaged Properties substituted may not exceed 20% of the original principal balance of the related Whole Loan; (iii) such substitution would not occur in the 12 month period prior to the stated maturity date of the related Whole Loan; (iv) after giving effect to such substitution, the debt service coverage ratio for all remaining Mortgaged Properties is greater than or equal to the debt service coverage ratio for all of the Mortgaged Properties immediately prior to such substitution; (v) the borrowers deliver to the lender an appraisal with respect to the released Mortgaged Property and the substitute Mortgaged Property indicating that the appraised value of the substitute Mortgaged Property is greater than or equal to 110% of the appraised value of the released Mortgaged Property; and (vi) the lender receives an opinion of counsel for the borrowers stating that any securitization vehicle formed in connection with a securitization which includes the Mortgage Loan and which has elected to be treated as a REMIC within the meaning of the Code will not fail to maintain such status as a result of such substitution and that such substitution will not constitute a “significant modification” of the Mortgage Loan under the REMIC provisions of the Code, or otherwise cause a tax to be imposed on a “prohibited transaction” by any securitization vehicle electing to be treated as a REMIC trust. Moreover, if two substitutions have previously been requested by the borrowers, any additional substitutions will only be permitted by the lender in its sole discretion.

●	With respect to the Woodland Square Apartments Mortgage Loan (0.5%), the borrower is permitted to obtain the release of an unimproved portion of the Mortgaged Property at any time, provided, among other things, the borrower delivers the Release Amount to lender and subject to satisfaction of customary REMIC conditions and receipt of a rating agency confirmation. “Release Amount” means (i) $180,000, if the release is prior to May 16, 2020 and the borrower has not obtained a new appraisal, or (ii) otherwise, such amount that would be sufficient to cause the loan to value ratio for the Mortgage Loan to be 75% or below. The Mortgage Loan Agreement does not identify an allocated loan amount to this parcel.

Furthermore, some of the other Mortgage Loans, including the Grand Canal Shoppes, Visions Hotel Portfolio II and Eleven Seventeen Perimeter Mortgage Loans (14.8%) may permit the release or substitution of specified parcels of real estate or improvements, or unspecified immaterial parcels, that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to the REMIC requirements, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if certain conditions are satisfied.

●	With respect to the Grand Canal Shoppes Mortgage Loan (9.4%), the borrowers may obtain the release of a portion of the Mortgaged Property comprised of the approximately 84,743 SF, space currently leased to Barney’s New York (the “Barney’s Parcel”), without defeasance or prepayment (except as required by REMIC regulations) upon a bona fide sale to an unaffiliated third party, provided that, among other things: (i) the lender has received reasonably satisfactory evidence that all portions of the Barney’s Parcel owned by the borrowers in fee simple have been legally subdivided from all portions of the Mortgaged Property remaining after the release and (ii) certain REMIC related conditions are satisfied (provided that the borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, in order to satisfy REMIC conditions relating to loan-to-value ratio). From and after the release of the Barney’s Parcel, without the prior consent of the lender, neither the borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Mortgaged Property to the Barney’s Parcel.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (3.8%), the borrower may obtain the release of certain unimproved portions of certain Mortgaged Properties, without defeasance or prepayment (except as required by REMIC regulations) in connection with a bona fide sale to a third party, provided that certain conditions in the loan agreement are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing, (ii) the lender receives reasonably satisfactory evidence that the parcel has been legally subdivided and complies with applicable zoning laws and (iii) delivery of an opinion of counsel that the release will not cause any related securitization trust to fail to comply with REMIC regulations.

●	With respect to the Eleven Seventeen Perimeter Mortgage Loan (1.6%), the borrower may obtain the release of an approximately 1.74 acre parcel of land at the Mortgaged Property (currently encumbered by a railroad emergency exit and vaults as well as one ingress/egress ramp for the parking garage at the Mortgaged Property), without defeasance or (except as required by REMIC regulations) prepayment of the Mortgage Loan, provided that certain conditions are satisfied, including delivery of an officer’s certificate from the borrower stating that any operating or other agreements applicable to the Mortgaged Property allow the borrower to continue to use the release parcel to the extent necessary for the uses of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

46 of the Mortgage Loans (75.6%) provide for monthly or upfront escrows to cover ongoing replacements or capital repairs.

48 of the Mortgage Loans (84.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

33 of the Mortgage Loans (88.8%) secured in whole or in part by office, retail, industrial or mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

36 of the Mortgage Loans (61.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

22 of the Mortgage Loans (34.0%) provide for monthly or upfront escrows to cover deferred maintenance.

4 of the Mortgage Loans (9.3%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	15	$288,276,898	38.6%
Springing/Springing Cash Management	29	280,826,229	37.6
Soft/Springing Cash Management	5	89,420,000	12.0
Hard/In Place Cash Management	3	53,464,388	7.2
None	1	35,000,000	4.7
Total	53	$746,987,515	100.0%

For purposes of the foregoing chart, the following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing/Springing Cash Management. A lockbox account is established at origination (or in certain cases, related documentation is signed, but the lockbox account is not opened) or upon the occurrence of certain “trigger” events. However, even if a lockbox is established, revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to open a lockbox account (if not previously established) or instruct tenants to pay directly into such lockbox account (if previously established) or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves, and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC— Argentic’s Underwriting Standards and Processes—Exceptions”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Exceptions to Underwriting Standards” and “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

●	certain Mortgage Loans do not restrict the related ground tenant from financing the related improvements as long as such financing does not constitute a lien on the borrower’s right, title and interest in the fee collateral.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)
Tower 28	$26,000,000	3.5%	$50,000,000	$86,000,000	$215,000,000	4.7400%	33.4%	64.2%	2.31x	1.07x

(1)	Calculated including the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan and mezzanine debt.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loan related to the Mortgage Loan identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Tatum Plaza	$6,250,000	N/A	70.0%	N/A	10.85%	Yes	Yes
Tatum Ranch Crossing	$6,250,000	N/A	70.0%	N/A	10.85%	Yes	Yes
Shadow Creek Marketplace	$5,900,000	N/A	70.0%	N/A	10.7%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement, which rights may include that (a) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan and (b) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to the Niles Retail Center Mortgage Loan (1.5%), the Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or similar indebtedness including a loans or indebtedness made or otherwise provided by any governmental authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments (“PACE Transaction”), subject to the following conditions: (i) rating agency confirmation (if requested by the lender) and the lender’s consent (not to be unreasonably withheld), (ii) aggregate loan-to-value ratio taking into account the aggregate of the related Mortgage Loan and the PACE Transaction, at the time of such PACE Transaction financing does not exceed 73.5%, (iii) the debt service coverage ratio for the Mortgaged Property taking into account the aggregate of the related Mortgage Loan and the PACE Transaction is not less than 1.30x, (iv) the ratio of (a) the total amount of the indebtedness of the PACE Transaction at the time of the origination of such PACE Transaction and (b) the assessed value of the “Land” (as defined in the Mortgage Loan documents) and improvements, as determined by the applicable taxing authority in determining the amount of taxes, at such time does not exceed 75%, (v) the ratio of (a) the total estimated cost savings attributable to the PACE Transaction and (b) the total amount of the indebtedness of the PACE Transaction over the course of the PACE Transaction remains equal to or higher than 1.0x, and (vi) such transaction may not be entered into prior to the defeasance lockout expiration date. Assessments to pay PACE indebtedness will constitute a lien on the related Mortgaged Property.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

In addition, some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may, in certain cases: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

●	With respect to the FedEx Niles Mortgage Loan (2.2%), certain indirect investors in the FedEx Niles Master tenant have generally capitalized their indirect ownership interests in the FedEx Niles Master Tenant with a combination of equity capital (in most cases, at least 25% of total capital) and unsecured loans (in most cases, the remaining up to 75% of total capital).

●	With respect to the 3 Columbus Circle Mortgage Loan (1.7%), Moinian Limited, an approximately 24.3% indirect equity owner of the borrowers, has issued unsecured series A bonds and series B bonds that are traded on the Tel Aviv Stock Exchange. The current outstanding principal balance of the series A bonds is ILS (“Israeli New Shekel”) 1,119,586,061, and is scheduled to fully amortize by no later than June 30, 2022. The current outstanding principal balance of the series B bonds is ILS 698,305,115, and is scheduled to fully amortize by no later than December 30, 2024. There can be no assurances that Moinian Limited will be able to meet the debt service payments under the related bond documents or that there will be no impact of a default under the related bond documents on the borrower sponsor.

●	With respect to the 3 Columbus Circle Mortgage Loan (1.7%), the Mortgage Loan documents permit subordinate loans made by two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B (each, a “Series Borrower”), to each other pursuant to the terms of the related tenants in common agreement, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) such subordinate loan will be unsecured and shall not create a lien on the Mortgaged Property, (ii) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the Mortgaged Property, (iii) the subordinate loan is non-recourse to the Series Borrower making such loan, and its assets, other than excess cash flow from the Mortgaged Property, (iv) the holder of such subordinate loan will waive all rights to declare a default and pursue remedies with respect to such subordinate loan while the Mortgage Loan is outstanding, (v) the Series Borrower holding such subordinate loan will not be permitted to petition for or otherwise institute proceedings under the bankruptcy code against the other Series Borrower or the other borrower, 3 Columbus Circle LLC, and (vi) prior to making any such subordinate loan, the Series Borrower making such loan will be required to enter into a subordination and standstill agreement in form and substance reasonably acceptable to the lender.

●	With respect to the Quality Inn Oneonta Cooperstown Area Mortgage Loan (0.6%), the related borrower and guarantor have incurred unsecured indebtedness in the amount of $35,000 in favor of the related franchisor (the “Key Money Loan”). Pursuant to the related Mortgage Loan documents, the borrower represented and warranted that (i) neither the borrower nor the guarantor is required to make any payments of principal, interest or other amounts due under the Key Money Loan unless and until a default occurs thereunder and (ii) so long as no such default occurs on or before June 30, 2023, all amounts due under the Key Money Loan will be waived and forgiven by the franchisor.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Grand Canal Shoppes Mortgage Loan, the SoCal Retail Portfolio Mortgage Loan, the Embassy Suites at Centennial Olympic Park Mortgage Loan, the 125 Borinquen Place Mortgage Loan, the Visions Hotel Portfolio II Mortgage Loan, the Tower 28 Mortgage Loan, the FedEx Niles Mortgage Loan, the Legacy Tower Mortgage Loan, the 3 Columbus Circle Mortgage Loan, the Eleven Seventeen Perimeter Mortgage Loan and the AC by Marriott San Jose Mortgage Loan is part of a related Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder(s)”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to any specified whole loan should be construed to refer to the whole loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s).

The following terms are used in reference to the Whole Loans:

“BANK 2019-BNK17 PSA” means the pooling and servicing agreement, dated as of April 1, 2019, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wilmington Trust, National

Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. The BANK 2019-BNK17 PSA governs the servicing of the Tower 28 Whole Loan.

“Benchmark 2019-B10 PSA” means the pooling and servicing agreement, dated as of April 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. The Benchmark 2019-B10 PSA governs the servicing of the 3 Columbus Circle Whole Loan.

“CF 2019-CF1 PSA” means the pooling and servicing agreement, dated as of April 1, 2019, between CCRE Commercial Mortgage Securities, L.P., as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, Trimont Real Estate Advisors, LLC and KeyBank National Association, each as special servicer, Citibank, N.A., as trustee and certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. The CF 2019-CF1 PSA governs the servicing of the AC by Marriott San Jose Whole Loan.

“Control Appraisal Event” means, with respect to any Serviced A/B Whole Loan, a “control appraisal event” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Companion Loan Securitization Date” means, with respect to any Servicing Shift Whole Loan, the date on which the related Control Note is included in a securitization trust.

“MSC 2019-H6 PSA” means the pooling and servicing agreement, dated as of June 1, 2019, between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. The MSC 2019-H6 PSA governs the servicing of the FedEx Niles Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Certificateholder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the Tower 28 Mortgage Loan, (ii) the FedEx Niles Mortgage Loan, (iii) the 3 Columbus Circle Mortgage Loan, (iv) the AC by Marriott San Jose Mortgage Loan and (v) each Servicing Shift Mortgage Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loans” means the Tower 28 Whole Loan and the 3 Columbus Circle Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the FedEx Niles Whole Loan, (ii) the AC by Marriott San Jose Whole Loan and (iii) each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which (i) with respect to the Tower 28 Whole Loan, will be the BANK 2019-BNK17 PSA, (ii) with respect to the FedEx Niles Whole Loan, will be the MSC 2019-H6 PSA, (iii) with respect to the 3 Columbus Circle Whole Loan, will be the Benchmark 2019-B10 PSA, (iv) with respect to the AC by Marriott San Jose Whole Loan, will be the CF 2019-CF1 PSA and (v) with respect to each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date, will be the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer that will be appointed under an Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, the pooling and servicing agreement that creates the trust whose assets include any of the related Serviced Pari Passu Companion Loans.

“Pari Passu Companion Loan” means any of the Serviced Pari Passu Companion Loans or the Non-Serviced Pari Passu Companion Loans that is a part of a Serviced A/B Whole Loan.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, one or more Subordinate Companion Loans and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, the Serviced A/B Whole Loan related to the Trust will be the Grand Canal Shoppes Whole Loan.

“Serviced Companion Loan” means any Serviced Pari Passu Companion Loan or any Subordinate Companion Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Grand Canal Shoppes Mortgage Loan, (ii) the SoCal Retail Portfolio Mortgage Loan, (iii) the Embassy Suites at Centennial Olympic Park Mortgage Loan, (iv) the 125 Borinquen Place Mortgage Loan, (v) the Visions Hotel Portfolio II Mortgage Loan, (vi) the Legacy Tower Mortgage Loan and (vii) each Servicing Shift Mortgage Loan (prior to the related Controlling Companion Loan Securitization Date).

“Serviced Whole Loan” means any Serviced Pari Passu Whole Loan or any Serviced A/B Whole Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the SoCal Retail Portfolio Whole Loan, (ii) the Embassy Suites at Centennial Olympic Park Whole Loan, (iii) the 125 Borinquen Place Whole Loan, (iv) the Visions Hotel

Portfolio II Whole Loan, (v) the Legacy Tower Whole Loan and (vi) each Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, the related Mortgage Loan included in the Mortgage Pool.

“Servicing Shift Whole Loan” means a Whole Loan that is a Serviced Whole Loan on the Closing Date (the servicing of which is initially governed by the PSA) and on and after the related Controlling Companion Loan Securitization Date, will be a Non-Serviced Whole Loan (the servicing of which will be governed by the related Non-Serviced PSA). As of the Closing Date, the Servicing Shift Whole Loan related to the Trust will be the Eleven Seventeen Perimeter Whole Loan.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool.”

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder
Grand Canal Shoppes

Note A-1-1

Note A-1-2

Note A-1-3

Note A-1-4

Note A-1-5

Note A-1-6

Note A-1-7

Note A-1-8

Note A-2-1

Note A-2-2

Note A-2-3

Note A-2-4

Note A-2-5

Note A-3-1

Note A-3-2

Note A-3-3

Note A-3-4

Note A-3-5

Note A-4-1

Note A-4-2

Note A-4-3

Note A-4-4

Note A-4-5

Note B

Non-Control(1)

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Control(1)

$60,000,000

$50,000,000

$40,000,000

$40,000,000

$13,846,154

$10,000,000

$10,000,000

$10,000,000

$50,000,000

$50,000,000

$40,000,000

$25,000,000

$10,384,615

$50,000,000

$50,000,000

$40,000,000

$25,000,000

$10,384,615

$50,000,000

$50,000,000

$40,000,000

$25,000,000

$10,384,615

$215,000,000

MSC 2019-H7

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

MSC 2019-H7

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

Goldman Sachs Bank USA

Goldman Sachs Bank USA

Goldman Sachs Bank USA

Goldman Sachs Bank USA

Goldman Sachs Bank USA

CPPIB Credit Investments II Inc.

SoCal Retail Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$40,000,000 $40,000,000 $40,000,000 $35,000,000 $20,000,000 $15,000,000 $15,000,000 $9,785,000	MSC 2019-H7 MSC 2019-H6 Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC MSC 2019-H7 Argentic Real Estate Finance LLC MSC 2019-H6 MSC 2019-H6
Embassy Suites at Centennial Olympic Park	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Non-Control Non-Control Non-Control Non-Control Non-Control	$30,000,000 $20,000,000 $15,000,000 $10,000,000 $4,500,000 $4,000,000	MSC 2019-H7 Argentic Real Estate Finance LLC MSC 2019-H7 Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC
125 Borinquen Place	Note A-1 Note A-2	Control Non-Control	$35,000,000 $17,000,000	MSC 2019-H7 Starwood Mortgage Funding II LLC
Visions Hotel Portfolio II	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$28,500,000 $17,000,000 $16,700,000	MSC 2019-H7 Starwood Mortgage Funding III LLC Starwood Mortgage Funding III LLC
Tower 28	Note A-1 Note A-2 Note A-3 Note B	Non-Control(2) Non-Control Non-Control Control(2)	$56,000,000 $30,000,000 $26,000,000 $53,000,000	BANK 2019-BNK17 MSC 2019-H6 MSC 2019-H7 Principal Life Insurance Company
FedEx Niles	Note A-1 Note A-2	Control Non-Control	$30,000,000 $16,500,000	MSC 2019-H6 MSC 2019-H7
Legacy Tower	Note A-1 Note A-2	Control Non-Control	$13,500,000 $8,500,000	MSC 2019-H7 Morgan Stanley Bank, N.A.
3 Columbus Circle	Note A-1-1 Note A-1-2-A Note A-1-2-B Note A-1-3 Note A-1-4 Note A-1-5 Note A-1-6 Note A-1-7 Note A-1-8 Note A-2-1 Note A-2-2 Note A-2-3 Note A-2-4 Note A-2-5-A Note A-2-5-B Note B-1 Note B-2

Non-Control(3)

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Control(3)

Non-Control

$50,000,000

$50,000,000

$25,000,000

$75,000,000

$40,000,000

$50,000,000

$35,000,000

$25,000,000

$17,500,000

$25,000,000

$25,000,000

$25,000,000

$25,000,000

$12,500,000

$10,000,000

$51,450,000

$53,550,000

Benchmark 2019-B10

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

Benchmark 2019-B11

JPMorgan Chase Bank, National Association

CSAIL 2019-C16

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

Benchmark 2019-B10

CF 2019-CF1

CF 2019-CF1

Benchmark 2019-B11

MSC 2019-H7

MSC 2019-H6

Benchmark 2019-B10

Benchmark 2019-B10

Eleven Seventeen Perimeter	Note A-1 Note A-2 Note A-3 Note A-4	Control Non-Control Non-Control Non-Control	$15,000,000 $12,000,000 $10,000,000 $7,000,000	Morgan Stanley Bank, N.A. MSC 2019-H7 Morgan Stanley Bank, N.A. Morgan Stanley Bank, N.A.
AC by Marriott San Jose	Note A-1 Note A-2-1 Note A-2-2	Control Non-Control Non-Control	$35,000,000 $15,000,000 $10,000,000	CF 2019-CF1 MSC 2019-H6 MSC 2019-H7

(1)	With respect to the Grand Canal Shoppes Whole Loan, after the occurrence of a Grand Canal Shoppes Control Appraisal Event, note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan”.

(2)	With respect to the Tower 28 Whole Loan, after the occurrence of a Tower 28 Control Appraisal Event or if the holder of note B is a borrower party with respect to the Tower 28 Whole Loan, note A-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan”.

(3)	With respect to the 3 Columbus Circle Whole Loan, during a 3 Columbus Circle Control Appraisal Period note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 3 Columbus Circle Whole Loan”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder.”

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Controlling Companion Loan Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Non-Controlling Holder” and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights of a Non-Controlling Holder described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Companion Loan Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Non-Controlling Holder” and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights of a Non-Controlling Holder described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced Pari Passu-A/B Whole Loans

The Tower 28 Whole Loan

General

The Tower 28 Mortgage Loan (3.5%) is part of a whole loan structure (the “Tower 28 Whole Loan”) comprised of four mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Tower 28 Mortgage Loan is evidenced by promissory note A-3 with a Cut-off Date Balance of $26,000,000 (“Tower 28 Note A-3”). The Tower 28 Whole Loan consists of (i) the Tower 28 Note A-3, (ii) promissory note A-2 (“Tower 28 Note A-2”), (iii) promissory note A-1 (“Tower 28 Note A-1”, together with Tower 28 Note A-2, the “Tower 28 Pari Passu Companion Loans”, and collectively with Tower 28 Note A-2 and Tower 28 Note A-3, “Tower 28 Note A”), and (iii) promissory note B (“Tower 28 Note B” or the “Tower 28 Subordinate Companion Loan”). The Tower 28 Mortgage Loan and the Tower 28 Pari Passu Companion Loans are generally pari passu in right of payment with each other. The Tower 28 Subordinate Companion Loan is generally subordinate in right of payment to the Tower 28 Mortgage Loan and the Tower 28 Pari Passu Companion Loans.

Only the Tower 28 Mortgage Loan is included in the issuing entity. The Tower 28 Note A-1 was contributed to the BANK 2019-BNK17 securitization. The Tower 28 Note A-2 was contributed to the MSC 2019-H6 securitization. The Tower 28 Subordinate Companion Loan is held by Principal Life Insurance Company.

The Tower 28 Mortgage Loan, the Tower 28 Pari Passu Companion Loans and the Tower 28 Subordinate Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on the Tower 28 Mortgage Loan at a rate equal to 3.7842% per annum, on each of the Tower 28 Pari Passu Companion Loans at a rate equal to 3.7842% per annum and on the Tower 28 Subordinate Companion Loan at a rate equal to 5.0900% per annum. For purposes of the information presented in this prospectus with respect to the Tower 28 Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the Tower 28 Pari Passu Companion Loans and does not take into account the Tower 28 Subordinate Companion Loan.

The rights of the holders of the promissory notes evidencing the Tower 28 Whole Loan are subject to an Intercreditor Agreement (the “Tower 28 Intercreditor Agreement”). The following summaries describe certain provisions of the Tower 28 Intercreditor Agreement.

Servicing

The Tower 28 Whole Loan will be serviced pursuant to the terms of the BANK 2019-BNK17 PSA between Wells Fargo Bank, National Association, as master servicer (the “Tower 28 Master Servicer), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Tower 28 Special Servicer), Wilmington Trust, National Association, as trustee (the “Tower 28 Trustee), Wells Fargo Bank, National Association, as certificate administrator and custodian, and Pentalpha Surveillance LLC, as operating advisor, and in accordance with the terms of the Tower 28 Intercreditor Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Tower 28 Mortgage Loan”.

Application of Payments

Distributions. Generally, as long as no Tower 28 Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Tower 28 Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Tower 28 Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the Tower 28 Master Servicer, the Tower 28 Special Servicer or the Tower 28 Trustee, as applicable, all unreimbursed costs and expenses paid by the Tower 28 Note A holders (or paid or advanced by the Tower 28 Master Servicer, the Tower 28 Special Servicer or the Tower 28 Trustee, as applicable) with respect to the Tower 28 Whole Loan, including unreimbursed advances made by the Tower 28 Mortgage Loan holder or the Tower 28 Pari Passu Companion Loan holders and interest thereon;

●	second, to the Tower 28 Master Servicer and the Tower 28 Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Tower 28 Whole Loan under the Tower 28 Intercreditor Agreement or the BANK 2019-BNK17 PSA;

●	third, pro rata, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, in an amount equal to the accrued and unpaid interest on the respective principal balances of such holders’ notes at the respective non-default interest rates applicable to such notes (calculated at a per annum rate equal to the related interest rate, net of any applicable servicing fees);

●	fourth, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, pro rata (based on their respective initial principal balances), any principal payments received on the Tower 28 Whole Loan for the related interest accrual period, to be applied in reduction of the principal balance of each related promissory note;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Tower 28 Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, first, to the Tower 28 Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Tower 28 Note A holders in accordance with the terms of the Tower 28 Intercreditor Agreement, plus interest thereon at the respective interest rates applicable to such notes (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the Tower 28 Mortgage Loan or the Tower 28 Pari Passu Companion Loans, as the case may be, and second, to the Tower 28 Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Tower 28 Subordinate Companion Loan in accordance with the terms of the Tower 28 Intercreditor Agreement, plus interest thereon at the Tower 28 Subordinate Companion Loan interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the Tower 28 Subordinate Companion Loan;

●	sixth, to the Tower 28 Subordinate Companion Loan holder (or any person acting on its behalf), up to the amount of any unreimbursed advances or cure payments made by such holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the Tower 28 Whole Loan under the Tower 28 Intercreditor Agreement or the BANK 2019-BNK17 PSA;

●	seventh, any interest accrued at the mortgage loan default rate on the Tower 28 Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Tower 28 Whole Loan at the non-default interest rate, first, to the Tower 28 Note A holders (subject to the allocation of such amount pursuant to the terms of the BANK 2019-BNK17 PSA) on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the principal balance of the Tower 28 Mortgage Loan or the principal balance of each Tower 28 Pari Passu Companion Loan on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for the Tower 28 Mortgage Loan over the non-default interest rate for the Tower 28 Mortgage Loan or the excess of the default interest rate for each Tower 28 Pari Passu Companion Loan over the non-default interest rate for such Tower 28 Pari Passu Companion Loan, as the case may be; and second, to the Tower 28 Subordinate Companion Loan holder in an amount calculated on the principal balance of the Tower 28 Subordinate Companion Loan prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Tower 28 Subordinate Companion Loan over (B) the non-default interest rate for the Tower 28 Subordinate Companion Loan;

●	eighth, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the Tower 28 Whole Loan (to the extent actually paid by the related borrower);

●	ninth, to the extent not payable to the Tower 28 Master Servicer or the Tower 28 Special Servicer as additional servicing compensation under the BANK 2019-BNK17 PSA, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	tenth, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a Tower 28 Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Tower 28 Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Tower 28 Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the Tower 28 Master Servicer, the Tower 28 Special Servicer or the Tower 28 Trustee, all unreimbursed costs and expenses paid or advanced by the Tower 28 Master Servicer, the Tower 28 Special Servicer or the Tower 28 Trustee, as applicable) with respect to the Tower 28 Whole Loan, including unreimbursed advances made by the Tower 28 Mortgage Loan holder or the Tower 28 Pari Passu Companion Loan holders and interest thereon;

●	second, to the Tower 28 Master Servicer and the Tower 28 Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Tower 28 Whole Loan under the Tower 28 Intercreditor Agreement or the BANK 2019-BNK17 PSA;

●	third, to the Tower 28 Note A holders, on a pro rata and pari passu basis, in an amount equal to their respective amounts of accrued and unpaid interest on the principal balance of the Tower 28 Mortgage Loan at the related non-default interest rate (net of any applicable servicing fees) or each Tower 28 Pari Passu Companion Loan at the related non-default interest rate (net of any applicable servicing fees), as the case may be;

●	fourth, to the Tower 28 Note A holders, on a pro rata and pari passu basis, until the outstanding principal balance of the Tower 28 Mortgage Loan and the outstanding principal balance of each Tower 28 Pari Passu Companion Loan have been reduced to zero;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Tower 28 Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, to the Tower 28 Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Tower 28 Note A holders in accordance with the terms of the Tower 28 Intercreditor Agreement, plus interest thereon at the Tower 28 Mortgage Loan non-default interest rate (net of servicing fees) or the Tower 28 Pari Passu Companion Loan non-default interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to the Tower 28 Mortgage Loan and each Tower 28 Pari Passu Companion Loan, as the case may be;

●	sixth, to the Tower 28 Subordinate Companion Loan holder (or any person acting on its behalf), up to the amount of any unreimbursed advances or cure payments made by such holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the Tower 28 Whole Loan under the Tower 28 Intercreditor Agreement or the BANK 2019-BNK17 PSA;

●	seventh, to the Tower 28 Subordinate Companion Loan holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Tower 28 Subordinate Companion Loan at the related non-default interest rate (net of any applicable servicing fees);

●	eighth, to the Tower 28 Subordinate Companion Loan holder, in an amount equal to the outstanding principal balance of the Tower 28 Subordinate Companion Loan, until such principal balance has been reduced to zero;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Tower 28 Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, to the Tower 28 Subordinate Companion Loan holder, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Tower 28 Subordinate Companion Loan in accordance with the terms of the Tower 28 Intercreditor Agreement, plus interest thereon at the Tower 28 Subordinate Companion Loan non-default interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the Tower 28 Subordinate Companion Loan;

●	tenth, any interest accrued at the mortgage loan default rate on the Tower 28 Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Tower 28 Whole Loan at the non-default interest rate, first, to the Tower 28 Note A holders (subject to the allocation of such amount pursuant to the terms of the BANK 2019-BNK17 PSA), on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the principal balance of the Tower 28 Mortgage Loan or the principal balance of each Tower 28 Pari Passu Companion Loan on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for the Tower 28 Mortgage Loan over the non-default interest rate for the Tower 28 Mortgage Loan or the excess of the default interest rate for each Tower 28 Pari Passu Companion Loan over the non-default interest rate for such Tower 28 Pari Passu Companion Loan, as the case may be; and second, to the Tower 28 Subordinate Companion Loan holder in an amount calculated on the principal balance of the Tower 28 Subordinate Companion Loan prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Tower 28 Subordinate Companion Loan over (B) the non-default interest rate for the Tower 28 Subordinate Companion Loan;

●	eleventh, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the Tower 28 Whole Loan (to the extent actually paid by the related borrower);

●	twelfth, to the extent not payable to the Tower 28 Master Servicer or the Tower 28 Special Servicer as additional servicing compensation under the BANK 2019-BNK17 PSA, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	thirteenth, to the Tower 28 Mortgage Loan holder, the Tower 28 Pari Passu Companion Loan holders and the Tower 28 Subordinate Companion Loan holder, pro rata (based on the respective initial principal balances of their notes), any excess amount not otherwise applied pursuant to the provisions above.

“Tower 28 Triggering Event of Default” means (i) any event of default with respect to an obligation of the Tower 28 Whole Loan borrower to pay money due under such whole loan or (ii) any non-monetary event of default that causes the Tower 28 Whole Loan to become a specially serviced loan (other than any imminent event of default). A Tower 28 Triggering Event of Default will not exist to the extent the Tower 28 Subordinate Companion Loan Holder is exercising its cure rights as described below.

Consultation and Control

Consent Rights of the Tower 28 Controlling Holder. Pursuant to the Tower 28 Intercreditor Agreement, the Tower 28 Controlling Holder (as defined below) is entitled to consent to the Tower 28 Master Servicer’s or the Tower 28 Special Servicer’s taking (as the case may be), subject to the applicable servicing standard, of major decisions under the BANK 2019-BNK17 PSA.

Notwithstanding the foregoing, if the Tower 28 Master Servicer or the Tower 28 Special Servicer, as applicable, determines, in accordance with the applicable servicing standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the Tower 28 Whole Loan (as a collective whole), the Tower 28 Master Servicer or the Tower 28 Special Servicer may take any such action without waiting for the Tower 28 Controlling Holder’s consent. In addition, no advice, direction or objection from or by the Tower 28 Controlling Holder may (and any holder of the Tower 28 Note A-3 and any of the Tower 28 Master Servicer or the Tower 28 Special Servicer will be required to ignore and act without regard to any such advice, direction or objection that such holder of the Tower 28 Note A-3, the Tower 28 Master Servicer or the Tower 28 Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause such holder of the Tower 28 Note A-3 or any of the Tower 28 Master Servicer or the Tower 28 Special Servicer to violate any provision of the Tower 28 Intercreditor Agreement, the related mortgage loan documents or the BANK 2019-BNK17 PSA (including any REMIC provisions), including each of the Tower 28 Master Servicer’s and the Tower 28 Special Servicer’s obligation to act in accordance with the applicable servicing standard.

The Controlling Holder

The “Tower 28 Controlling Holder” will be the holder of the Tower 28 Subordinate Companion Loan; provided that (i) a Tower 28 Control Appraisal Event has not occurred and (ii) the holder thereof is not a borrower party with respect to the Tower 28 Whole Loan; provided, further, that if neither of the conditions set forth in clauses (i) and (ii) above is satisfied with respect to the Tower 28 Subordinate Companion Loan, the Tower 28 Controlling Holder will be the BANK 2019-BNK17 trust. A “Tower 28 Control Appraisal Event” will exist with respect to the Tower 28 Subordinate Companion Loan if and for so long as (A) the origination date principal balance of such note, together with any Tower 28 Threshold Event Collateral (less payments of principal, appraisal reductions and realized principal losses allocated to such note) is less than (B) 25% of the origination date principal balance of such note (less payments of principal allocated to such note).

Collateral Posting Rights. If a Tower 28 Control Appraisal Event would otherwise result in the holder of the Tower 28 Subordinate Companion Loan losing its status as the Tower 28 Controlling Holder, such note holder will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letter of credit, in either case with the Tower 28 Trustee as the beneficiary and in a form that is acceptable to the Tower 28 Master Servicer or Tower 28 Special Servicer, as applicable, held by or on behalf of the Tower 28 Trustee, Tower 28 Master Servicer or Tower 28 Special Servicer, as applicable, within 30 days after the receipt of the relevant appraisal (such collateral, “Tower 28 Threshold Event Collateral”). The Tower 28 Threshold Event Collateral is required to be returned if and to the extent that the posting holder would be the Tower 28 Controlling Holder without regard to such posted collateral.

Appraisal Rights. Appraisal reductions applicable to the Tower 28 Whole Loan will be allocated, first to reduce the Tower 28 Subordinate Companion Loan principal balance, and second to reduce the Tower 28 Mortgage Loan principal balance and the Tower 28 Pari Passu Companion Loan principal balances (on a pro rata and pari passu basis), in each case up to the outstanding amount thereof. If at any time an appraisal reduction exists that would result in a Tower 28 Control Appraisal Event with respect to the Tower 28 Subordinate Companion Loan, the holder of the Tower 28 Subordinate Companion Loan will be entitled at its expense to obtain and deliver, or require the Tower 28 Special Servicer to obtain and deliver, to the Tower 28 Master Servicer a second appraisal that satisfies the appraisal requirements for any such appraisal as set forth in the BANK 2019-BNK17 PSA. Upon receipt of such new appraisal, the Tower 28 Special Servicer will be required to recalculate (within 3 business days of receipt of such appraisal) the appraisal reduction in respect of the Tower 28 Whole Loan. If, as a result of such calculation based on the new appraisal, a Tower 28 Control Appraisal Event is no longer deemed to exist with respect to the Tower 28 Subordinate Companion Loan, then the Tower 28 Subordinate Companion Loan holder will be reinstated as the

Tower 28 Controlling Holder. Until the appraisal reduction is recalculated based on such new appraisal as described above, the first appraisal will control.

Appraisals that are permitted to be presented by any Tower 28 Controlling Holder will be in addition to any appraisals that the Tower 28 Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard upon the occurrence of any material change or that the Tower 28 Special Servicer is otherwise required or permitted to order under the BANK 2019-BNK17 PSA without regard to any appraisal requests made by any Tower 28 Controlling Holder.

Rights of the Tower 28 Subordinate Companion Loan Holder

Cure Rights. The holder of the Tower 28 Subordinate Companion Loan, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (within 10 business days of receipt of notice thereof) or nonmonetary events of default (within 30 days (subject to an extension of up to 90 days for a total of 120 days in certain circumstances) of receipt of notice thereof) with respect to the Tower 28 Whole Loan. No more than 6 events of default may be cured over the life of the Tower 28 Whole Loan, no more than 4 consecutive events of default may be cured, and no more than 6 events of default (whether or not consecutive) may be cured in any 12-month period. In the case of an event of default related to a delinquent scheduled payment, such cure will be deemed completed on the next loan payment date. So long as the Tower 28 Subordinate Companion Loan holder is exercising a cure right and the cure period has not expired, the Tower 28 Master Servicer, the Tower 28 Special Servicer and the Tower 28 Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Tower 28 Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the Tower 28 Whole Loan to special servicing or (v) the payment priorities described above under “—Application of Payments—Distributions”.

Purchase Option. At any time that the Tower 28 Whole Loan becomes and remains in default, upon written notice, the holder of the Tower 28 Subordinate Companion Loan has the right to purchase the Tower 28 Mortgage Loan and each Tower 28 Pari Passu Companion Loan, at a price generally equal to their aggregate unpaid principal balance, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed advances made by the Tower 28 Mortgage Loan holder or the Tower 28 Pari Passu Companion Loan holders, as applicable, and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the holder of such mortgage loan. Such purchase option will terminate on the earliest date to occur of (i) 30 days after delivery of notice to the Tower 28 Subordinate Companion Loan holder of the related event of default, (ii) the cure of the event or circumstance resulting in the related event of default, (iii) consummation of a foreclosure in respect of the Tower 28 Mortgaged Property, except that if the Tower 28 Special Servicer intends to accept a deed-in-lieu of foreclosure, the Tower 28 Subordinate Companion Loan holder will have 10 business days from the date of notice thereof to exercise its purchase option, and (iv) the modification of the Tower 28 mortgage loan documents effected in accordance with the Tower 28 Intercreditor Agreement and the BANK 2019-BNK17 PSA.

Workout

Notwithstanding anything to the contrary, if the Tower 28 Master Servicer or the Tower 28 Special Servicer, as applicable, in connection with a workout of the Tower 28 Whole Loan, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon (or the interest rate of any of the Tower 28 Mortgage Loan, the Tower 28 Pari Passu Companion Loans or the Tower 28 Subordinate Companion Loan) is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the Tower 28 Master Servicer or the Tower 28 Special Servicer pursuant to the terms of the BANK 2019-BNK17 PSA or (iv) any other adjustment is made to any of the payment terms of the Tower 28 Whole Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the Tower 28 Subordinate Companion Loan holder (up to the principal balance of such note, together with accrued interest thereon and any other amounts due such holder) and second, by the Tower 28 Mortgage Loan holder and the Tower 28 Pari Passu Companion Loan holders on a pro rata and pari passu basis (in each case up to the principal balance of such note, together with accrued interest thereon at the applicable interest rate and any other amounts due such holder), and all distributions described under “Application of Payments—Distributions” above will be made accordingly.

Sale of Defaulted Whole Loan

If the Tower 28 Note A-1 becomes a defaulted mortgage loan under the BANK 2019-BNK17 PSA, and if the Tower 28 Special Servicer decides to sell such defaulted mortgage loan, then the Tower 28 Special Servicer will have the authority to sell the Tower 28 Pari Passu Companion Loans and the Tower 28 Mortgage Loan together, in accordance with the procedures set forth in the BANK 2019-BNK17 PSA. A sale of the Tower 28 Subordinate Companion Loan under such provisions would require the consent of the holder of the Tower 28 Subordinate Companion Loan.

Special Servicer Appointment Rights

The Tower 28 Controlling Holder may remove the existing special servicer for the Tower 28 Whole Loan, with or without cause, and appoint a successor to such special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the BANK 2019-BNK17 PSA.

The 3 Columbus Circle Whole Loan

General

The 3 Columbus Circle Mortgage Loan (1.7%) is part of a whole loan structure (the “3 Columbus Circle Whole Loan”) comprised of sixteen (16) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 3 Columbus Circle Mortgage Loan is evidenced by 1 promissory note, Note A-2-5-A with a Cut-off Date Balance of $12,500,000.

The related Subordinate Companion Loan (“3 Columbus Circle Subordinate Companion Loan”) is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan (as defined below), is evidenced by two (2) promissory notes, Note B-1 with a principal balance as of the Cut-off Date of $51,450,000 and Note B-2 with a principal balance as of the Cut-off Date of $53,550,000.

The related Pari Passu Companion Loan (the “3 Columbus Circle Pari Passu Companion Loan” and, together with the 3 Columbus Circle Subordinate Companion Loan, the “3 Columbus Circle Companion Loans”) is evidenced by (i) Note A-1-1 with a Cut-off Date Balance of $50,000,000, (ii) Note A-1-2-A with a Cut-off Date Balance of $50,000,000, (iii) Note A-1-2-B with a Cut-off Date Balance of $25,000,000, (iv) Note A-1-3 with a Cut-off Date Balance of $75,000,000, (v) Note A-1-4 with a Cut-off Date Balance of $40,000,000, (vi) Note A-1-5 with a Cut-off Date Balance of $50,000,000, (vii) Note A-1-6 with a Cut-off Date Balance of $35,000,000, (viii) Note A-1-7 with a Cut-off Date Balance of $25,000,000, (ix) Note A-1-8 with a Cut-off Date Balance of $17,500,000, (x) Note A-2-1 with a Cut-off Date Balance of $25,000,000, (xi) Note A-2-2 with a Cut-off Date Balance of $25,000,000, (xii) Note A-2-3 with a Cut-off Date Balance of $25,000,000, (xiii) Note A-2-4 with a Cut-off Date Balance of $25,000,000 and (xiv) Note A-2-5-B with a Cut-off Date Balance of $10,000,000. Only the 3 Columbus Circle Mortgage Loan is included in the issuing entity. The 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan are pari passu with each other in terms of priority. The 3 Columbus Circle Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in terms of priority. The 3 Columbus Circle Mortgage Loan, the 3 Columbus Circle Subordinate Companion Loan and the 3 Columbus Circle Pari Passu Companion Loan are collectively referred to in this prospectus as the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Whole Loan”). It is anticipated that the related 3 Columbus Circle Pari Passu Companion Loan will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the 3 Columbus Circle Mortgage Loan and the rights of the holders of the 3 Columbus Circle Companion Loans are subject to an Intercreditor Agreement (the “3 Columbus Circle Intercreditor Agreement”). The following summaries describe certain provisions of the 3 Columbus Circle Intercreditor Agreement.

Prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period, the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the 3 Columbus Circle Whole Loan, each as more fully described below.

A “3 Columbus Circle Control Appraisal Period” will exist with respect to the 3 Columbus Circle Whole Loan, if and for so long as (a)(1) the initial principal balance of the 3 Columbus Circle Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 3 Columbus Circle Subordinate Companion Loan, (y) any appraisal reductions for the 3 Columbus Circle Whole Loan that are allocated to such 3 Columbus Circle Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the 3 Columbus Circle Whole Loan that are allocated to the 3 Columbus Circle Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the 3 Columbus Circle Subordinate

Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the 3 Columbus Circle Subordinate Companion Loan. The holder of the 3 Columbus Circle Subordinate Companion Loan also has the right to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

The holder of the 3 Columbus Circle Subordinate Companion Loan is entitled to avoid a 3 Columbus Circle Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 3 Columbus Circle Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Benchmark 2019-B10 PSA (as defined below), would cause the applicable Control Appraisal Period not to occur.

Servicing

The 3 Columbus Circle Whole Loan (including the 3 Columbus Circle Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the pooling and servicing agreement (the “Benchmark 2019-B10 PSA”) dated as of April 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer (the “Benchmark 2019-B10 Servicer”), LNR Partners, LLC, as special servicer (the “Benchmark 2019-B10 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Benchmark 2019-B10 Certificate Administrator”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Benchmark 2019-B10 Trustee”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Benchmark 2019-B10 Operating Advisor”) and as asset representations reviewer (in such capacity, the “Benchmark 2019-B10 Asset Representations Reviewer”), by the Benchmark 2019-B10 Servicer and the Benchmark 2019-B10 Special Servicer, subject to the terms of the 3 Columbus Circle Intercreditor Agreement.

Application of Payments

The 3 Columbus Circle Intercreditor Agreement sets forth the respective rights of the holder of the 3 Columbus Circle Mortgage Loan, the holder of the 3 Columbus Circle Subordinate Companion Loan, and the holder of the 3 Columbus Circle Pari Passu Companion Loan with respect to distributions of funds received in respect of the 3 Columbus Circle Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the 3 Columbus Circle Whole Loan, (ii) any other event of default for which the 3 Columbus Circle Whole Loan is actually accelerated, (iii) any other event of default which causes the 3 Columbus Circle Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (or, if such a default has occurred, but has been cured by the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan or the default cure period has not yet expired and the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan is exercising its cure rights under the 3 Columbus Circle Intercreditor Agreement) (each, a “Sequential Pay Event”), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the Benchmark 2019-B10 PSA to the Benchmark 2019-B10 Servicer, Benchmark 2019-B10 Special Servicer, Benchmark 2019-B10 Operating Advisor, Benchmark 2019-B10 Certificate Administrator, Benchmark 2019-B10 Asset Representations Reviewer and Benchmark 2019-B10 Trustee, payments and proceeds received with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis any penalty charges;

●	sixth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each note of the 3 Columbus Circle Subordinate Companion Loan at its net interest rate;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to its percentage interest of principal payments received, if any, until its balance has been reduced to zero;

●	ninth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the 3 Columbus Circle Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received;

●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2010-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the Benchmark 2019-B10 PSA to the Benchmark 2019-B10 Servicer, Benchmark 2019-B10 Special Servicer, Benchmark 2019-B10 Operating Advisor, Benchmark 2019-B10 Certificate Administrator, Benchmark 2019-B10 Asset Representations Reviewer and Benchmark 2019-B10 Trustee, payments and proceeds with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	sixth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the 3 Columbus Circle Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●	eleventh, to each holder of the 3 Columbus Circle Mortgage Loan and the holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charges received with respect to the related note;

●	twelfth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 3 Columbus Circle Mortgage Loan pursuant to the terms of the Benchmark 2019-B10 PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Subordinate Companion Loan, but not out of payments or other collections on the 3 Columbus Circle Pari Passu Companion Loan or any loans included in any future securitization trust related to the 3 Columbus Circle Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or servicing advance) allocable to the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan or from general collections with respect to the securitization of the 3 Columbus Circle Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 3 Columbus Circle Intercreditor Agreement, the controlling holder with respect to the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Controlling Noteholder”), as of any date of determination, will be (i) the holder of Note B-1, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing or (ii) if a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1; provided that at any time Note A-1-1 is the 3 Columbus Circle Controlling Noteholder and is included in the Benchmark 2019-B10 securitization, references to the “3 Columbus Circle Controlling Noteholder” will mean the controlling class certificateholders, as and to the extent provided in the Benchmark 2019-B10 PSA; provided, further, that, if the holder of the Note B-1 would be the 3 Columbus Circle Controlling Noteholder pursuant to the 3 Columbus Circle Intercreditor Agreement, but any interest in such Note B-1 is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the 3 Columbus Circle Controlling Noteholder, a 3 Columbus Circle Control Appraisal Period will be deemed to have occurred. The 3 Columbus Circle Subordinate Companion Loan holder is the 3 Columbus Circle Controlling Noteholder as of the Closing Date.

Pursuant to the 3 Columbus Circle Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 3 Columbus Circle Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 3 Columbus Circle Major Decision has been requested or proposed, at least 10 business days prior to taking action with respect to such 3 Columbus Circle Major Decision (or making a determination not to take action with respect to such 3 Columbus Circle Major Decision), the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, must receive the written consent of the 3 Columbus Circle Controlling Noteholder (or its representative) before implementing a decision with respect to such 3 Columbus Circle Major Decision. If the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, has not received a response from the 3 Columbus Circle Controlling Noteholder (or its representative) with respect to such 3 Columbus Circle Major Decision within 5 business days after delivery of the notice of a 3 Columbus Circle Major Decision, the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, will be required to deliver an additional copy of the notice of a 3 Columbus Circle Major Decision, and, if the 3 Columbus Circle Controlling Noteholder (or its representative) fails to respond to the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, with respect to any such proposed action within 5 business days after receipt of such second notice, the 3 Columbus Circle Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to such action. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any mortgaged property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, may take actions with respect to such mortgaged property before obtaining the consent of the 3 Columbus Circle Controlling Noteholder (or its representative) if the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the 3 Columbus Circle Whole Loan, and the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, has made a reasonable effort to contact the 3 Columbus Circle Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Note A-1-1 (or Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, may not follow any advice or consultation provided by the 3 Columbus Circle Controlling Noteholder (or its representative) that would require or cause the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, to violate provisions of the 3 Columbus Circle Intercreditor Agreement or the Benchmark 2019-B10 PSA, require or cause the Benchmark 2019-B10 Servicer or the Benchmark 2019-B10 Special Servicer, as applicable, to violate the terms of the 3 Columbus Circle Whole Loan, or materially expand the scope of any Benchmark 2019-B10 Servicer’s or the Benchmark 2019-B10 Special Servicer’s, as applicable, responsibilities under the 3 Columbus Circle Intercreditor Agreement.

During the continuance of a 3 Columbus Circle Control Appraisal Period, the Note A-1-1 holder (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the related controlling class representative pursuant to the Benchmark 2019-B10 PSA with respect to any 3 Columbus Circle Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 3 Columbus Circle Whole Loan, to each holder of the notes of the 3 Columbus Circle Whole Loan other than the Note A-1-1 holder and the 3 Columbus Circle Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the 3 Columbus Circle Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the 3 Columbus Circle Controlling Class Representative under the Benchmark 2019-B10 PSA due to the occurrence of a Benchmark 2019-B10 Control Termination Event or a Benchmark 2019-B10 Consultation Termination Event).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a 3 Columbus Circle Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the Benchmark 2019-B10 Servicer) with the Note A-1-1 holder (or the servicer acting on its behalf) at the offices of the Benchmark 2019-B10 Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Benchmark 2019-B10 Servicer, as applicable, in which servicing issues related to the 3 Columbus Circle Whole Loan are discussed.

“3 Columbus Circle Major Decision” means a Major Decision under the Benchmark 2019-B10 PSA or, at any time that Note A-1-1 is not included in a securitization:

(i)	any workout or other change to any 3 Columbus Circle Whole Loan that would result in any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 3 Columbus Circle Whole Loan or a modification or waiver of any other monetary term of the 3 Columbus Circle Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the 3 Columbus Circle Whole Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(ii)	any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in a discounted pay-off of the 3 Columbus Circle Subordinate Companion Loan;

(iii)	any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

(iv)	any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

(v)	any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

(vi)	any substitution, release or addition of collateral for the 3 Columbus Circle Whole Loan other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)	any release of the borrower or guarantor from liability with respect to the 3 Columbus Circle Whole Loan including, without limitation, by acceptance of an assumption of the 3 Columbus Circle Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the Mortgage Loan documents;

(viii)	any determination (1) not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) accelerate a 3 Columbus Circle Whole Loan (other than automatic accelerations pursuant to the Mortgage Loan documents);

(ix)	any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(x)	any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Mortgage Loan documents);

(xi)	the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

(xii)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower unless any option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan pursuant to the 3 Columbus Circle Intercreditor Agreement has expired or been waived under the applicable section of the 3 Columbus Circle Intercreditor Agreement;

(xiii)	any determination of an Acceptable Insurance Default (as defined in the Benchmark 2019-B10 PSA) with respect to the Mortgaged Property;

(xiv)	the approval of any Annual Budget (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents;

(xv)	the approval of any Major Lease (as defined in the Mortgage Loan documents), to the extent the lender shall have such approval under the Loan Agreement; and

(xvi)	the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion.

“Benchmark 2019-B10 Control Termination Event” will occur when (a) the Class F certificates under the Benchmark 2019-B10 PSA have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts (as defined in the Benchmark 2019-B10 PSA) to notionally reduce the certificate balance of such class) of less than 25% of the initial certificate balance of that class; provided, that a Benchmark 2019-B10 Control Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the Class F, Class G or Class H certificates under the Benchmark 2019-B10 PSA have been reduced to zero; and (b) the 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

“Benchmark 2019-B10 Consultation Termination Event” will occur when (a) none of the Class F, Class G or Class H certificates under the Benchmark 2019-B10 PSA that has a then-outstanding certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts (as defined in the Benchmark 2019-B10 PSA)) equal to at least 25% of the initial certificate balance of that class; provided that a Benchmark 2019-B10 Consultation Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the Class F, Class G or Class H certificates under the Benchmark 2019-B10 PSA have been reduced to zero; and (b) the related 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

Cure Rights

In the event that the 3 Columbus Circle borrower fails to make any payment of principal or interest on The 3 Columbus Circle Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the 3 Columbus Circle Intercreditor Agreement. The holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to 3 Columbus Circle Whole Loan has occurred and is continuing, the holder of the 3 Columbus Circle Subordinate Companion Loan will have the option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan, (b) accrued and unpaid interest on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the 3 Columbus Circle Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the 3 Columbus Circle Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the 3 Columbus Circle Whole Loan to the Benchmark 2019-B10 Asset Representations Reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the 3 Columbus Circle Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the 3 Columbus Circle Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the 3 Columbus Circle Intercreditor Agreement.

Special Servicer Appointment Rights

Pursuant to the terms of the 3 Columbus Circle Intercreditor Agreement and the Benchmark 2019-B10 PSA, the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan (prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The related Non-Serviced Directing Certificateholder (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and prior to the occurrence and continuance of a Benchmark 2019-B10 Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and the occurrence and continuance of a Benchmark 2019-B10 Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

The Benchmark 2019-B10 PSA may contain provisions such that any Benchmark 2019-B10 Special Servicer could be terminated under the Benchmark 2019-B10 PSA based on a recommendation by the Benchmark 2019-B10 Operating Advisor if (A) the Benchmark 2019-B10 Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Benchmark 2019-B10 Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Benchmark 2019-B10 Special Servicer would be in the best interest of the holders of securities issued under the Benchmark 2019-B10 PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The 3 Columbus Circle Controlling Noteholder will retain its right to remove and replace the Benchmark 2019-B10 Special Servicer, but the 3 Columbus Circle Controlling Noteholder may not restore a Benchmark 2019-B10 Special Servicer that has been removed in accordance with the preceding sentence.

The Serviced Pari Passu-A/B Whole Loan

The Grand Canal Shoppes Whole Loan

General

The Grand Canal Shoppes Mortgage Loan (9.4%) is part of a whole loan structure (the “Grand Canal Shoppes Whole Loan”) comprised of 24 mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Grand Canal Shoppes Whole Loan is evidenced by the promissory notes listed in the table entitled “Whole Loan Control Notes / Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” (collectively, the “Grand Canal Shoppes Notes”) The promissory notes designated Note A-1-1 and Note A-1-6 in such table are referred to collectively herein as the “Grand Canal Shoppes Mortgage Loan.” The remaining promissory notes with the prefix “Note A-“ listed in such table are referred to collectively herein as the “Grand Canal Shoppes Pari Passu Companion Loans” and, together with the Grand Canal Shoppes Mortgage Loan, the “Grand Canal Shoppes Senior Notes.” The promissory note designated Note B is referred to herein as the “Grand Canal

Subordinate Companion Loan.” The Grand Canal Shoppes Senior Notes are generally pari passu in right of payment with each other, and the Grand Canal Shoppes Subordinate Companion Loan is generally subordinate in right of payment to the Grand Canal Shoppes Senior Notes.

Only the Grand Canal Shoppes Mortgage Loan is included in the issuing entity. The current holders of the Grand Canal Shoppes Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General.”

The Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on each of the Grand Canal Shoppes Senior Notes at a rate equal to 3.7408% per annum (the “Grand Canal Note A Rate”) and on the Grand Canal Shoppes Subordinate Companion Loan at a rate equal to 6.2500% per annum (the “Grand Canal Note B Rate”). For purposes of the information presented in this prospectus with respect to the Grand Canal Shoppes Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the Grand Canal Shoppes Pari Passu Companion Loans and does not take into account the Grand Canal Shoppes Subordinate Companion Loan.

The rights of the holders of the Grand Canal Shoppes Notes are subject to an Intercreditor Agreement (the “Grand Canal Shoppes Intercreditor Agreement”), the terms of which are described below.

Servicing

The Grand Canal Shoppes Whole Loan will be serviced pursuant to the terms of the PSA.

Distributions

The Grand Canal Shoppes Intercreditor Agreement provides, in general, that the Grand Canal Shoppes Subordinate Companion Loan and the right of the holder thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Grand Canal Shoppes Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

If no Grand Canal Shoppes Sequential Pay Event (as defined below) has occurred and is continuing, then all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Grand Canal Shoppes Whole Loan or the Grand Canal Shoppes Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the PSA) will be applied and distributed as follows:

●	first, to the holders of the Grand Canal Shoppes Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Grand Canal Shoppes Senior Notes at the Grand Canal Shoppes Net Note A Rate;

●	second, (i) to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis in an amount equal to the product of (A) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes, multiplied by (B) the sum of principal payments received, if any, with respect to the related monthly payment date, until their respective principal balances have been reduced to zero, and (ii) 100% of any insurance and condemnation proceeds payable as principal to the holders of the Grand Canal Shoppes Notes are required to be distributed to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis until the principal balances thereof have been reduced to zero;

●	third, to the holders of the Grand Canal Shoppes Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Grand Canal Shoppes Recovered Costs not previously reimbursed to such holders (or paid or advanced by the master servicer or special servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Grand Canal Shoppes Whole Loan pursuant to the PSA or the Grand Canal Shoppes Intercreditor Agreement;

●	fourth, to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes multiplied by (ii) the Grand Canal Shoppes Note A Relative Spread and (iii) any prepayment premium paid by the borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Grand Canal Shoppes Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Grand Canal Shoppes Net Note A Rate;

●	sixth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Grand Canal Shoppes Net Note B Rate;

●	seventh, (i) to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to its Percentage Interest of principal payments received, if any, with respect to such monthly payment date, until the principal balance thereof has been reduced to zero; and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Grand Canal Shoppes Notes, the portion thereof remaining after distribution to the holders of the Grand Canal Shoppes Senior Notes pursuant to clause second above is required to be distributed to the holder of the Grand Canal Shoppes Subordinate Companion Loan until the principal balance thereof has been reduced to zero;

●	eighth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Grand Canal Shoppes Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

●	ninth, to the extent the holder of the Grand Canal Shoppes Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Grand Canal Shoppes Net Note B Rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Grand Canal Shoppes Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the holders of the Grand Canal Shoppes Notes, pro rata based on their respective Percentage Interests; and

●	twelfth, if any excess amount is available to be distributed in respect of the Grand Canal Shoppes Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Grand Canal Shoppes Notes in accordance with their respective initial Percentage Interests.

Upon the occurrence and during the continuance of (i) any monetary event of default with respect to the Grand Canal Shoppes Whole Loan, (ii) any other event of default with respect to the Grand Canal Shoppes Whole Loan that causes the Grand Canal Shoppes Whole Loan to become accelerated or a Specially Serviced Loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holder of the Grand Canal Shoppes Subordinate Companion Loan has not exercised its cure rights under the Grand Canal Shoppes Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “Grand Canal Shoppes Sequential Pay Event”), all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Grand Canal Shoppes Whole Loan or the Grand Canal Shoppes Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the PSA) will be applied and distributed as follows:

●	first, to the holders of the Grand Canal Shoppes Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Grand Canal Shoppes Senior Notes at the Grand Canal Shoppes Net Note A Rate;

●	second, to the holders of the Grand Canal Shoppes Senior Notes, pro rata based on their outstanding principal balances, until their respective principal balances have been reduced to zero;

●	third, to the holders of the Grand Canal Shoppes Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Grand Canal Shoppes Recovered Costs not previously reimbursed to such holders (or paid or advanced by the master servicer or special servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Grand Canal Shoppes Whole Loan pursuant to the PSA or the Grand Canal Shoppes Intercreditor Agreement;

●	fourth, to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes multiplied by (ii) the Grand Canal Shoppes Note A Relative Spread and (iii) any prepayment premium paid by the borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Grand Canal Shoppes Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Grand Canal Shoppes Net Note A Rate;

●	sixth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Grand Canal Shoppes Net Note B Rate;

●	seventh, to the holder of the Grand Canal Shoppes Subordinate Companion Loan, until the outstanding principal balance thereof has been reduced to zero;

●	eighth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Grand Canal Shoppes Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

●	ninth, to the extent the holder of the Grand Canal Shoppes Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Grand Canal Shoppes Net Note B Rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Grand Canal Shoppes Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the holders of the Grand Canal Shoppes Notes, pro rata based on their respective Percentage Interests; and

●	twelfth, if any excess amount is available to be distributed in respect of the Grand Canal Shoppes Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Grand Canal Shoppes Notes in accordance with their respective initial Percentage Interests.

“Grand Canal Shoppes Net Note A Rate” means the note rate applicable to the Grand Canal Shoppes Senior Notes, less the applicable Servicing Fee Rate.

“Grand Canal Shoppes Net Note B Rate” means the note rate applicable to the Grand Canal Shoppes Subordinate Companion Loan, less the applicable Servicing Fee Rate.

“Grand Canal Shoppes Note A Relative Spread” means the ratio of the Grand Canal Note A Rate to the Grand Canal Shoppes Whole Loan Rate.

“Grand Canal Shoppes Note B Relative Spread” means the ratio of the Grand Canal Note B Rate to the Grand Canal Shoppes Whole Loan Rate.

“Grand Canal Shoppes Whole Loan Rate” means as of any date of determination, the weighted average of the Grand Canal Shoppes Note A Rate and the Grand Canal Shoppes Note B Rate, weighted based on the outstanding principal balances of the Grand Canal Shoppes Notes.

“Percentage Interest” as used in this section entitled “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan” means, with respect to any holder of a Grand Canal Shoppes Note, a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of such note, and the denominator of which is the outstanding principal balance of the Grand Canal Shoppes Whole Loan.

“Pro Rata and Pari Passu Basis” as used in this section entitled “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan” means with respect to each Grand Canal Shoppes Senior Note and the related holders thereof (or, to the extent specified herein, a subset of the Grand Canal Shoppes Senior Notes or the related holders thereof), the allocation of any particular payment, collection, cost, expense, liability or other amount among such notes or such noteholders, as the case may be, without any priority of any such note or any such noteholder over another such note or noteholder, as the case may be, and in any event such that each such note or noteholder, as the case may be, is allocated its pro rata amount (calculated in proportion to the outstanding principal balance of the related note, relative to the aggregate outstanding principal balance of the applicable Grand Canal Shoppes Senior Notes or otherwise in proportion to the amount due to the holder of the subject Grand Canal Shoppes Senior Note, relative to the aggregate amount due to holders of all of the applicable Grand Canal Shoppes Senior Notes) of such particular payment, collection, cost, expense, liability or other amount.

Workout

If the Grand Canal Shoppes Whole Loan is modified in connection with a workout such that (i) the unpaid principal balance of the Grand Canal Shoppes Whole Loan is decreased, (ii) the interest rate or scheduled amortization payments on the Grand Canal Shoppes Whole Loan are reduced, (iii) payments of interest or principal on the Grand Canal Shoppes Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the interest rate or increase in scheduled amortization payments) is made to any of the terms of such Whole Loan, all payments to the holders of the Grand Canal Shoppes Senior Notes as described under “—Distributions” above are required to be made as though such workout did not occur, with the payment terms of the Grand Canal Shoppes Senior Notes remaining the same as they are on the date of the related Intercreditor Agreement, and the Grand Canal Shoppes Subordinate Companion Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Grand Canal Shoppes Whole Loan attributable to such workout.

The Directing Holder

The controlling noteholder (the “Grand Canal Shoppes Directing Holder”) under the Grand Canal Shoppes Intercreditor Agreement, as of any date of determination, is (i) the holder of the Grand Canal Shoppes Subordinate Companion Loan, unless a Grand Canal Shoppes Control Appraisal Period has occurred and is continuing or (ii) if a Grand Canal Shoppes Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1 (whose rights are exercisable under the PSA by the Directing Certificateholder or the special servicer (following a Control Termination Event)).

A “Grand Canal Shoppes Control Appraisal Period” is any period, with respect to the Grand Canal Shoppes Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Grand Canal Shoppes Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Grand Canal Shoppes Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Grand Canal Shoppes Whole Loan that is allocated to the Grand Canal Shoppes Subordinate Companion Loan and (z) without duplication, any realized principal losses with respect to the Grand Canal Shoppes Mortgaged Property (or portion thereof) or the Grand Canal Shoppes Whole Loan that are allocated to the Grand Canal Shoppes Subordinate Companion Loan, plus (3) any Grand Canal Shoppes Threshold Event Collateral (as defined below), (to the extent such amount is not already taken into account in the Appraisal Reduction Amount), plus (4) without duplication of any items set forth above in clauses (1) through (3), insurance and condemnation proceeds that constitute collateral for the Grand Canal Shoppes Whole Loan (whether paid or then payable by any insurance company or government authority, provided that, if not then paid, such amounts are payable to the lender for application to the Grand Canal Shoppes Whole Loan or to pay the costs of restoring the Grand Canal Shoppes Mortgaged Property) is less than (b) 25% of the remainder of (i) the initial principal balance of the Grand Canal Shoppes Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Grand Canal Shoppes Subordinate Companion Loan.

For purposes of determining whether a Grand Canal Shoppes Control Appraisal Period is in effect, Appraisal Reduction Amounts and realized principal losses will be allocated to reduce first, the principal balance of the Grand Canal Shoppes Subordinate Companion Loan, and second, the principal balances of the Grand Canal Shoppes Senior Notes (on a pro rata and pari passu basis), in each case, up to the outstanding amount thereof.

In addition, the holder of the Grand Canal Shoppes Subordinate Companion Loan will be entitled to avoid (or terminate) a Grand Canal Shoppes Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within 30 days of the special servicer’s receipt of any third party appraisal that indicates such Grand Canal Shoppes Control Appraisal Period has occurred: (i) the holder of the Grand Canal Shoppes Subordinate Companion Loan shall have delivered as a supplement to the appraised value of the Grand Canal Shoppes Mortgaged Property, in the amount specified in clause (ii) below, to the master servicer or the special servicer, as applicable, together with documentation acceptable to the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of such servicer on behalf of the holders of the Grand Canal Shoppes Senior Notes in such collateral (a) cash collateral for the benefit of, and acceptable to, the master servicer or the special servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit with the holders of the Grand Canal Shoppes Senior Notes as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Grand Canal Shoppes Threshold Event Collateral”), and (ii) the Grand Canal Shoppes Threshold Event Collateral is required to be in an amount that would cause the applicable Grand Canal Shoppes Control Appraisal Period not to occur pursuant to the definition of “Grand Canal Shoppes Control Appraisal Period”. If the requirements described in this paragraph are satisfied by the holder of the Grand Canal Shoppes Subordinate Companion Loan (a “Grand Canal Shoppes Threshold Event Cure”), no Grand Canal Shoppes Control Appraisal Period will be deemed to have occurred.

The Grand Canal Shoppes Threshold Event Cure will continue until (i) the Grand Canal Shoppes Threshold Event Collateral would not be sufficient to prevent a Grand Canal Shoppes Control Appraisal Period from occurring pursuant to the definition of “Grand Canal Shoppes Control Appraisal Period”; or (ii) the occurrence of a final recovery determination in respect of the Grand Canal Shoppes Whole Loan. If the appraised value of the Grand Canal Shoppes Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Grand Canal Shoppes Control Appraisal Period without taking into consideration any, or some portion of, the Grand Canal Shoppes Threshold Event Collateral previously delivered by the holder of the Grand Canal Shoppes Subordinate Companion Loan, then any or such portion of Grand Canal Shoppes Threshold Event Collateral held by the master servicer or special servicer is required to be promptly returned to the holder of the Grand Canal Shoppes Subordinate Companion Loan (at its sole expense). Upon a final recovery determination with respect to the Grand Canal Shoppes Whole Loan, such Grand Canal Shoppes Threshold Event Collateral will be available to reimburse each Grand Canal Shoppes Note holder for any realized principal loss in accordance with the priority of distributions described under “—Distributions” above with respect to the Grand Canal Shoppes Whole Loan after application of the net proceeds of liquidation, not in excess of the principal balance of the Grand Canal Shoppes Whole Loan, plus accrued and unpaid interest thereon at the applicable interest rate and all other additional servicing expenses reimbursable under the Grand Canal Shoppes Intercreditor Agreement and under the PSA.

Consultation and Control

The master servicer and the special servicer will be required to seek the written consent of the Grand Canal Shoppes Directing Holder (or its designee) prior to taking any action that would constitute a Grand Canal Shoppes Major Decision (as defined below). If the Grand Canal Shoppes Directing Holder (or its designee) fails to respond to the master servicer or the special servicer, as the case may be, within five business days (or, in the case of an Acceptable Insurance Default, 10 business days) after receipt of such notice, such servicer will be required to deliver a second notice, and if the Grand Canal Shoppes Directing Holder (or its designee) fails to respond within five business days (or, in the case of an Acceptable Insurance Default, 10 business days) after receipt of such second notice, the Grand Canal Shoppes Directing Holder (or its designee) will not have further consent rights with respect to the specific action proposed in such notice.

“Grand Canal Shoppes Major Decisions” means:

(i)	any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property by deed-in-lieu or otherwise) of the ownership of one or more properties securing the Grand Canal Shoppes Whole Loan if it comes into and continues in default;

(ii)	any modification, consent to a modification or waiver of, or consent to any deferral of compliance with, any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs or the material modification or termination of cash management or lockbox arrangements) of the Grand Canal Shoppes Whole Loan, or any extension of the maturity date of the Grand Canal Shoppes Whole Loan;

(iii)	following a default or an event of default with respect to the Grand Canal Shoppes Whole Loan, any exercise of remedies, including the acceleration of the Grand Canal Shoppes Whole Loan or initiation of any proceedings, judicial, bankruptcy or otherwise, under the related mortgage loan documents or seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the borrower;

(iv)	any sale of the Grand Canal Shoppes Whole Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price;

(v)	any determination to bring the related Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at such Mortgaged Property or REO Property;

(vi)	any direct or indirect transfer of the related Mortgaged Property (or any interest therein), any release of material collateral or any acceptance of substitute or additional collateral for the Grand Canal Shoppes Whole Loan or any consent or determination with respect to any of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(vii)	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Grand Canal Shoppes Whole Loan or any consent to such a waiver or consent to a transfer of the related Mortgaged Property or of any direct or indirect interest in the borrower or change in control of the borrower;

(viii)	any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect legal or beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents);

(ix)	any material modification, waiver or amendment of, or any material consent granted or withheld in connection with, or the execution of, an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Grand Canal Shoppes Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(x)	any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager and/or terminating, modifying or entering into any property management agreement (in each case, if the lender is required to consent or approve such changes under the related mortgage loan documents);

(xi)	releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required to be released pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(xii)	any release of the borrower or guarantor or other obligor from liability under any of the related mortgage loan documents (including acceptance of an assumption agreement) and the addition of a new guarantor, or any consent or determination with respect to any of the foregoing, other than pursuant to the specific terms of the Grand Canal Shoppes Whole Loan and for which there is no lender discretion;

(xiii)	any determination of an Acceptable Insurance Default;

(xiv)	the approval of or voting on any plan of reorganization, restructuring or similar plan or other material action or decision in the bankruptcy of the borrower;

(xv)	any material modification, waiver or amendment of any guaranty or environmental indemnity related to the Grand Canal Shoppes Whole Loan;

(xvi)	any approval of any property insurance settlements or award in connection with a taking related to the related Mortgaged Property or the approval of a determination to apply such insurance proceeds or award to the repayment of the Grand Canal Shoppes Whole Loan rather than to the restoration of the related Mortgaged Property, other than pursuant to the specific terms of the Grand Canal Shoppes Whole Loan and for which there is no lender discretion;

(xvii)	any determination by the master servicer to transfer the Grand Canal Shoppes Whole Loan to the special servicer based on a determination that (A) a default (other than an Acceptable Insurance Default) is reasonably foreseeable, (B) such default will materially impair the value of the related Mortgaged Property as security for the Grand Canal Shoppes Whole Loan and (C) the default is likely to continue unremedied;

(xviii)	any material modification or waiver of the insurance requirements set forth in the related mortgage loan documents;

(xix)	any material modification or waiver of any special purpose entity requirements set forth in the related mortgage loan documents; or

(xx)	any material modification of, or material waiver of any provision of, the related reciprocal easement agreement or any ground lease;

provided that during any Grand Canal Shoppes Control Appraisal Period, “Grand Canal Shoppes Major Decisions” will mean the list of Major Decisions described under “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the Grand Canal Shoppes Directing Holder (or its designee) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Grand Canal Shoppes Intercreditor Agreement or the PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Grand Canal Shoppes Whole Loan, or materially expand the scope of any of the master servicer’s or special servicer’s, as applicable, responsibilities under the Grand Canal Shoppes Intercreditor Agreement or the PSA.

Cure Rights

If the related borrower fails to make any monetary payment by the end of the applicable grace period for such payment permitted under the applicable mortgage loan documents or the related borrower otherwise defaults with respect to the Grand Canal Shoppes Whole Loan, the holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to cure a default (i) with respect to any monetary default, within five business days after receipt of notice of such monetary default or (ii) with respect to any non-monetary default, within the cure period afforded to the borrower under the related Whole Loan documents (but at least 30 days in any event) or such longer period as provided in the Grand Canal Shoppes Intercreditor Agreement. The holder of the Grand Canal Shoppes Subordinate Companion Loan will be limited to ten cures related to monetary defaults, no more than six of which may occur within any consecutive 12-month period.

So long as a monetary default exists for which a cure payment permitted the Grand Canal Shoppes Intercreditor Agreement is made, such monetary default will not be treated as an event of default by any Grand Canal Shoppes Note holder (including for purposes of (i) the definition of “Grand Canal Shoppes Sequential Pay Event” as provided in “—Distributions” above, (ii) accelerating the Grand Canal Shoppes Whole Loan, modifying, amending or waiving any provisions of the related Whole Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to any Grand Canal Shoppes Mortgaged Property; or (iii) treating the Grand Canal Shoppes Whole Loan as a Specially Serviced Loan).

Purchase Option

At any time an event of default under the Grand Canal Shoppes Whole Loan has occurred and is continuing, upon written notice to the holders of the Grand Canal Shoppes Senior Notes (such notice, a “Grand Canal Shoppes Noteholder Purchase Notice”), the holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to purchase the Grand Canal Shoppes Senior Notes in whole but not in part at the applicable Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price on a date selected by such holder that is not earlier than seven business days after, or later than 45 days after, the date of the Grand Canal Shoppes Noteholder Purchase Notice. All out-of-pocket costs and expenses related to such purchase are required to be paid by the holder of the Grand Canal Shoppes Subordinate Companion Loan.

The right of the holder of the Grand Canal Shoppes Subordinate Companion Loan to purchase the Grand Canal Shoppes Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Grand Canal Shoppes Mortgaged Property (and the special servicer will be required to give the holder of the Grand Canal Shoppes Subordinate Companion Loan at least 15 days’ prior written notice of its intent with respect to any such action).

“Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price” means the sum, without duplication, of (a) the aggregate principal balance of the Grand Canal Shoppes Senior Notes, (b) accrued and unpaid interest thereon at the Grand Canal Shoppes Note A Rate, from the date as to which interest was last paid in full by related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date of purchase, (c) any other amounts due under the Grand Canal Shoppes Whole Loan, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees, provided that if the related borrower or a borrower related party is the purchaser, the Defaulted Mortgage Loan Purchase Price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) (x) if the related borrower or a borrower related party is the purchaser or (y) if the Grand Canal Shoppes Whole Loan is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the PSA with respect to the Grand Canal Shoppes Whole Loan and (g) any Grand Canal Shoppes Recovered Costs, but only to the extent not reimbursed previously to a Grand Canal Shoppes Senior Note pursuant to the Grand Canal Shoppes Intercreditor Agreement. Notwithstanding the foregoing, if the Grand Canal Shoppes Subordinate Companion Loan holder is purchasing from the related borrower or a borrower related party, the Defaulted Mortgage Loan Purchase Price will not include the amounts described under clauses (d) through (f) of this definition. If the Grand Canal Shoppes Whole Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each Grand Canal Shoppes Senior Note at the Grand Canal Shoppes Note A Rate as if the related Whole Loan were not so converted. In no event will the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Grand Canal Shoppes Subordinate Companion Loan holder under the Grand Canal Shoppes Intercreditor Agreement.

“Grand Canal Shoppes Recovered Costs” means any amounts referred to in clause (d) and/or (e) of the definition of “Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price” that at the time of determination have been paid from sources other than the Grand Canal Shoppes Whole Loan or Mortgaged Property.

Special Servicer Appointment Rights

The Grand Canal Shoppes Directing Holder (or its designee) will have the right to terminate the special servicer under the PSA with respect to the Grand Canal Shoppes Whole Loan, with or without cause, upon at least 10 business days’ prior notice to the special servicer. Any such termination will not be effective unless and until (a) each applicable rating agency delivers a Rating Agency Confirmation, (b) the initial or successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the PSA from and after the date it becomes the special servicer of the Grand Canal Shoppes Whole Loan under the PSA pursuant to an assumption agreement reasonably satisfactory to the trustee under the PSA and (c) the trustee under the PSA has received an opinion of counsel reasonably satisfactory to the trustee to the effect that (i) the designation of such replacement to serve as special servicer with respect to the Grand Canal Shoppes Whole Loan under PSA is in compliance with the terms of the PSA, (ii) such replacement special servicer will be bound by the terms of the PSA with respect to the Grand Canal Shoppes Whole Loan and (iii) subject to customary qualifications and exceptions, the PSA will be enforceable against the replacement special servicer, in accordance with its terms.

Sale of Defaulted Mortgage Loans

If the Grand Canal Shoppes Whole Loan becomes a defaulted mortgage loan, the special servicer will be required to sell the Grand Canal Shoppes Senior Notes together as notes evidencing one whole A note, and will not have the right to sell the Grand Canal Shoppes Subordinate Companion Loan without the consent of the holder thereof. Notwithstanding the foregoing, the special servicer will not be permitted to sell any Grand Canal Shoppes Senior Note without the consent of the holder thereof unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the Grand Canal Shoppes Senior Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder that are material to the price of the Grand Canal Shoppes Senior Notes), and (d) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the special servicer in connection with the proposed sale. In conducting such sale, whether any cash offer from an interested person constitutes a fair price for the Senior Notes is required to be determined by the trustee; provided, that no offer from an interested person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in June 2019 and ending on a hypothetical Determination Date in July 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

The depositor will acquire the Mortgage Loans from Argentic Real Estate Finance LLC, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Capital LLC and Cantor Commercial Real Estate Lending, L.P. on the Closing Date. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain Mortgage Loans (collectively, the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 342 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $5,198,114,252.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12 of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor (or an affiliate thereof), on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of the asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 13, 2019. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2019, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA LLC, the entity that is expected to be appointed as the initial Directing Certificateholder, and (ii) Argentic Securities Holdings Cayman Limited, the expected holder of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the RR Certificates) at any time.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and a seller of certain Mortgage Loans or portions thereof (collectively, the “MSMCH Mortgage Loans”) (31.6%). MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the MSMCH Mortgage Loans, which Mortgage Loans MSMCH will acquire on or prior to the Closing Date and contribute to this securitization; provided, that the Grand Canal Shoppes Mortgage Loan was originated in conjunction with Wells Fargo Bank, N.A., JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA. Morgan Stanley Bank is also the holder of certain of the Grand Canal Shoppes Companion Loans, the Legacy Tower Pari Passu Companion Loan and the Eleven Seventeen Perimeter Companion Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2018.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2019, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $61,031,291,857.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. The depositor (or an affiliate thereof), on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such mortgage loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the Grand Canal Shoppes Whole Loan, originated in conjunction with Wells Fargo Bank, N.A., JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the Grand Canal Shoppes Whole Loan, originated in conjunction with Wells Fargo Bank, N.A., JPMorgan Chase Bank,

National Association and Goldman Sachs Bank USA) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2016 and ending March 31, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2019 through March 31, 2019 was set forth in a Form ABS-15G filed by MSMCH on May 14, 2019. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14(11) (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2016 to March 31, 2019.

(6)	Includes demands received during and prior to the reporting period from April 1, 2016 to March 31, 2019 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2019 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2019 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Morgan Stanley Bank, an originator and an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, 5 of the SMC Mortgage Loans (9.5%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, free and clear of any liens.

Starwood’s Securitization Program

This is the 79th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $11.33 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor (or an affiliate thereof), on behalf of SMC, a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Procedures” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Starwood’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Underwriting Guidelines

None of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2019. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt LNR Partners, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees described in this prospectus). However, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the

Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for sale to third-party investors.

In the normal course of its business, CCRE Lending may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CCRE Lending.

CCRE Lending aggregates and warehouses the commercial and multifamily mortgage loans that it originates or acquires pending sale via a CMBS securitization.

For a description of certain affiliations, relationships and related transactions between CCRE Lending and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CCRE Lending’s Loan Origination, Acquisition and Securitization History

Since its founding in July 2010 and through December 31, 2018, CCRE Lending has originated or acquired approximately 1,475 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $28.7 billion and has acted as a sponsor and mortgage loan seller on 87 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to continue to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by CCRE Lending in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of CCRE Lending (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. After origination of each CCRE Mortgage Loan, the CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor (or an affiliate thereof), on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel for each CCRE Mortgage Loan completed a loan worksheet that sets forth salient loan terms and reviewed the representations and warranties attached as Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the CCRE Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel, and (iii) various statistical data tapes prepared by the CCRE Deal Team. In addition, for each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each CCRE Mortgage Loan, if any, purchased by CCRE Lending or its affiliates from a third-party originator of such CCRE Mortgage Loan, CCRE Lending generally re-underwrote such Mortgage Loan to confirm whether it complied with CCRE Lending’s underwriting guidelines.

CCRE Lending prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Other Review Procedures. For each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated or acquired in accordance with CCRE Lending’s origination procedures and underwriting guidelines, except as described under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Origination Procedures and Underwriting Guidelines

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s origination procedures and underwriting guidelines is not intended as a representation that every CCRE Mortgage Loan complies entirely with all procedures and guidelines set forth below.

Loan Analysis. The credit underwriting process for each CCRE Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, CCRE Lending may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of CCRE Lending.

A member of the CCRE Lending team or a third-party engaged by CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. CCRE Lending’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated or acquired by CCRE Lending may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third-party such as Wells Fargo Bank, National Association, or an affiliate of CCRE Lending; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the CCRE Mortgage Loans may vary from the specific CCRE Lending underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CCRE Mortgage Loans, CCRE Lending or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CCRE Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2019. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including March 31, 2019, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The Originators

Argentic, Morgan Stanley Bank, SMC, CCRE Lending and JPMorgan Chase Bank, National Association are referred to in this prospectus as “originators”.

Argentic originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (41.7%).

Morgan Stanley Bank, an affiliate of MSMCH, originated all of the Mortgage Loans with respect to which MSMCH is acting as the mortgage loan seller (31.6%). In addition, the Grand Canal Shoppes Mortgage Loan (9.4%) was originated by Morgan Stanley Bank, N.A. in conjunction with Wells Fargo Bank, N.A., JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA.

SMC originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (15.8%).

Except with respect to the 3 Columbus Circle Mortgage Loan (1.7%), which was originated by JPMorgan Chase Bank, National Association and subsequently acquired by CCRE Lending from Deutsche Bank AG, New York Branch, CCRE Lending originated all of the other Mortgage Loans with respect to which it is acting as the mortgage loan seller (10.9%).

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating December 31, 2018, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $147,208,164,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, Morgan Stanley Capital I Trust 2019-H7 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo”) will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo, is also (i) the master servicer, certificate administrator and custodian under the BANK 2019-BNK17 PSA, pursuant to which the Tower 28 Whole Loan is currently serviced and (ii) the certificate administrator, custodian and trustee under the Benchmark 2019-B10 PSA, pursuant to which the 3 Columbus Circle Whole Loan will be serviced.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The other transaction parties may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2018, Wells Fargo was acting as trustee on approximately 359 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $141 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the grantor trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2018, Wells Fargo was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the Mortgage Files pursuant to the PSA. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders. Wells Fargo maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2018, Wells Fargo was acting as custodian of more than 261,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. The settlement agreement is subject to court approval. Separate lawsuits against Wells Fargo making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo or the RMBS trusts.

Neither Wells Fargo nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading has been provided by Wells Fargo.

The responsibilities of the trustee and the certificate administrator are set forth in the PSA. A discussion of the role of the trustee and the certificate administrator and their continuing duties, including: (1) any actions required by the trustee or the certificate administrator, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s or the certificate administrator’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee or the certificate administrator, as the case may be, to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s or the certificate administrator’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee or from one certificate administrator to another certificate administrator, as the case may be, will be paid, is set forth in this prospectus under “Description of the Certificates” and “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, the trustee and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding replacement or resignation of each of the trustee and the certificate administrator are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. The rights and obligations of the trustee and the certificate administrator with respect to indemnification, and certain limitations on each such party’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to be the master servicer and in this capacity will be responsible for the servicing and administration of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P, Moody’s, Fitch, Morningstar, DBRS and KBRA. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Pari Passu Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Pari Passu Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard or the servicing standard under the BANK 2019-BNK17 PSA, the MSC 2019-H6 PSA or the Benchmark 2019-B10 PSA, as applicable.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA or the servicing standard under the BANK 2019-BNK17 PSA, the MSC 2019-H6 PSA or the Benchmark 2019-B10 PSA, as applicable.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2019, Midland was master and/or primary servicing approximately 37,552 commercial and multifamily mortgage loans with a principal balance of approximately $497 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,997 of such loans, with a total principal balance of approximately $187 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

As of March 31, 2019, Midland was named the special servicer in approximately 343 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $159 billion. With respect to such transactions as of such date, Midland was administering approximately 95 assets with an outstanding principal balance of approximately $931 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2016 to 2018.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
Total	$121	$145	$158

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Pursuant to an interim servicing agreement between Midland, the master servicer, and Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, and/or certain of its affiliates, Midland acts as interim servicer with respect to certain mortgage loans unrelated to the Mortgage Loans.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank and an affiliate of CCRE Lending and Cantor Fitzgerald & Co. (“NKF”), or one

of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain mortgage loans originated by CCRE Lending or one of its affiliates unrelated to the Mortgage Loans.

Pursuant to a limited subservicing agreement between NKF and Midland, NKF is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 7 CCRE Mortgage Loans (9.2%).

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

Midland is also (i) the special servicer under the BANK 2019-BNK17 PSA, which governs the servicing of the Tower 28 Whole Loan, (ii) the master servicer and the special servicer under the MSC 2019-H6 PSA, which governs the servicing of the FedEx Niles Whole Loan and (iii) the primary servicer of the 3 Columbus Circle Whole Loan under the Benchmark 2019-B10 PSA.

The foregoing information regarding Midland Loan Services, a Division of PNC Bank, National Association under this heading “Transaction Parties—The Master Servicer— Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland Loan Services, a Division of PNC Bank, National Association.

The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The master servicer’s obligation to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” and “—Resignation of the Master Servicer and Special Servicer”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

STWD and its affiliates hold and manage over $13.0 billion of debt and equity commercial real estate investments.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 180 as of March 31, 2019. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion; and

●	180 domestic commercial mortgage backed securitization pools as of March 31, 2019 with a then current face value in excess of $86.5 billion

As of March 31, 2019, LNR Partners has resolved approximately $75.8 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018 and approximately $0.53 billion of U.S. commercial and multifamily mortgage loans through March 31, 2019.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of March 31, 2019, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,112 assets across the United States with a then current face value of approximately $86.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates and the mortgage loans included in the Benchmark 2019-B10 and the CF 2019-CF1 securitization transactions. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA, the Benchmark 2019-B10 PSA and the CF 2019-CF1 PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA, the Benchmark 2019-B10 PSA or the CF 2019-CF1 PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the

Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standard under each of the Benchmark 2019-B10 PSA and the CF 2019-CF1 PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization or in the Benchmark 2019-B10 or CF 2019-CF1 securitizations, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of SMC, one of the sponsors and originators. LNR Partners is also an affiliate of LNR Securities Holdings LLC, the current directing certificateholder under the CF 2019-CF1 PSA

LNR Partners will serve as the special servicer under the Benchmark 2019-B10 PSA which governs the servicing of the 3 Columbus Circle Whole Loan. Additionally, LNR Partners is the special servicer for the CF 2019-CF1 PSA, which governs the servicing of the AC by Marriott San Jose Whole Loan and an affiliate of LNR Securities Holdings LLC, the current directing certificateholder under the CF 2019-CF1 PSA.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for this securitization transaction and the Benchmark 2019-B10 and CF 2019-CF1 securitization transactions, SMC being one of the Sponsors and an originator of some of the Mortgage Loans, and LNR Partners assisting Argentic Securities Holdings Cayman Limited or its affiliate with due diligence relating to the Mortgage Loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Neither LNR Partners nor any of its affiliates intends to retain on the Closing Date any certificates issued by the Trust or, except as discussed in this prospectus, any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans and the Serviced Companion Loans). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Replacement of Special Servicer Without Cause”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Serviced Mortgage Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of March 31, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 169 commercial mortgage backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $159 billion. As of March 31, 2019, Pentalpha Surveillance was acting as asset representations reviewer for approximately 56 commercial mortgage backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $52 billion.

Pentalpha Surveillance satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor” in the prospectus. Pentalpha Surveillance: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.  In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Pentalpha Surveillance LLC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations under the PSA. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through the purchase and holding for its own account by its “majority-owned affiliate” (as defined in Regulation RR and referred to herein as the “Retaining Party”), which is expected to be Argentic Securities Holdings Cayman Limited, an exempted company incorporated under the laws of the Cayman Islands, of an “eligible horizontal residual interest” (as defined in Regulation RR), consisting of all of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “RR Certificates”), with the respective initial Certificate Balances set forth below under “—Material Terms of the RR Certificates”, which are collectively expected to represent at least 5% of the fair value of all certificates (other than the Class R certificates) issued by the Trust as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Retaining Party is also expected to be the holder of the Class V certificates on the Closing Date.

None of the sponsors or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates in a manner prescribed by Article 6 of the EU

Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirements. Furthermore, the arrangements described under this “Credit Risk Retention” section have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Risk Retention and Due Diligence Requirements. Consequently, the Certificates may not be a suitable investment for any EU Institutional Investor. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

While the Retaining Sponsor will initially satisfy its risk retention requirements through the purchase by the Retaining Party of the RR Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the RR Certificates to a “third-party purchaser” (as defined in the Credit Risk Retention Rules) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the RR Certificates

The Retaining Party is expected to purchase the RR Certificates for cash on the Closing Date at the prices set forth in the table below:

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class E-RR	$22,410,000(4)	1.45%/$11,387,529	50.81450%
Class F-RR	$17,741,000	1.15%/$9,015,000	50.81450%
Class G-RR	$8,403,000	0.54%/$4,269,942	50.81450%
Class H-RR	$28,946,514	1.87%/$14,709,026	50.81450%

(1)	Indicates the expected initial Certificate Balance of each Class of RR Certificates that the Retaining Party expects to purchase on the Closing Date.

(2)	The fair value of each Class of the RR Certificates (expressed as a percentage of the fair value of all of the certificates (other than the Class R certificates) issued by the Trust and as a dollar amount). The fair value of the RR Certificates is based on a targeted discount yield and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below. The fair value of the certificates is unknown and an estimate thereof has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of the applicable class of the RR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the RR Certificates to be acquired by the Retaining Party is approximately $39,381,499, excluding accrued interest.

(4)	The approximate initial Certificate Balance of the Class E-RR certificates is subject to change based on final pricing of all certificates issued by the Trust and the final determination of the fair market value of the RR Certificates and is expected to range from $20,169,000 to $24,651,000. For purposes of the table above, the initial Certificate Balance of the Class D certificates is expected to be $15,873,000. The approximate initial Certificate Balance of the Class D certificates is subject to change based on final pricing of all certificates issued by the Trust and the final determination of the fair market value of the RR Certificates and is expected to range from $13,632,000 to $18,114,000.

The aggregate fair value of the RR Certificates identified in the above table is expected to be equal to at least 5.0% of the aggregate fair value of all certificates (other than the Class R certificates) issued by the Trust.

The Retaining Sponsor is required to retain an eligible horizontal residual interest with a fair value as of the Closing Date of at least $39,315,680, representing 5.0% of the aggregate fair value of all of the certificates (other than the Class R certificates) issued by the Trust, excluding accrued interest.

For a description of payment and other material terms of the RR Certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates (the “Swap Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Yield Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X Certificates are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap Priced Principal Balance Certificates and the Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each class of Swap Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Swap Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap Priced Principal Balance Certificates.

Swap Yield Curve

For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	1.514%	1.781%	2.048%
3Y	1.466%	1.725%	1.984%
4Y	1.470%	1.729%	1.988%
5Y	1.496%	1.760%	2.024%
6Y	1.532%	1.802%	2.072%
7Y	1.569%	1.846%	2.123%
8Y	1.606%	1.889%	2.172%
9Y	1.643%	1.933%	2.223%
10Y	1.678%	1.974%	2.270%

Based on the swap yield curve, the Retaining Sponsor will determine for each Class of Swap Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Swap Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.410%	0.480%	0.550%
Class A-2	0.510%	0.600%	0.690%
Class A-SB	0.660%	0.780%	0.900%
Class A-3	0.750%	0.880%	1.010%
Class A-4	0.770%	0.900%	1.040%
Class A-S	1.020%	1.200%	1.380%
Class B	1.150%	1.350%	1.550%
Class C	1.450%	1.700%	1.960%
Class D	2.210%	2.600%	2.990%

Discount Yield Determination for Swap Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Swap Priced Principal Balance Certificates is the sum of the Swap Curve Interpolated Yield for such class and the related credit spread established at pricing. The actual Discount Yield for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Swap Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.8841%	2.2145%	2.5448%
Class A-2	2.0040%	2.3576%	2.7112%
Class A-SB	2.2428%	2.6420%	3.0413%
Class A-3	2.4211%	2.8459%	3.2707%
Class A-4	2.4455%	2.8711%	3.3067%
Class A-S	2.6970%	3.1729%	3.6487%
Class B	2.8270%	3.3229%	3.8187%
Class C	3.1270%	3.6729%	4.2287%
Class D	3.8870%	4.5729%	5.2587%

Determination of Class Sizes for Swap Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor, in consultation with MSMCH and the other sponsors, may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level.

For purposes of the calculations in this “Credit Risk Retention” section, the Certificate Balances of the Class A-3 and Class A-4 Certificates are assumed to be $205,000,000 and $242,191,000, respectively.

Target Price or Target Coupon Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Swap Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon that was utilized for each class of Swap Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Swap Priced Principal Balance Certificates

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-SB	103%
Class A-3	101%
Class A-4	103%
Class A-S	103%
Class B	103%
Class C	103%(1)

(1)	The Class C Certificates may not achieve the Target Price if such Class accrues interest at the WAC Rate.

Target Coupons for the Swap Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	3.000%

Determination of Assumed Certificate Coupon for Swap Priced Principal Balance Certificates

With respect to each class of Swap Priced Principal Balance Certificates (other than the Class D Certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to the Class D Certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.903%	2.236%	2.568%
Class A-2	2.657%	3.017%	3.375%
Class A-SB	2.688%	3.094%	3.497%
Class A-3	2.534%	2.959%	3.383%
Class A-4	2.784%	3.215%	3.654%
Class A-S	3.038%	3.519%	3.998%
Class B	3.169%	3.670%	4.270%(1)
Class C	3.472%	4.023%	4.545%(2)
Class D	3.000%	3.000%	3.000%

(1)	Based on the WAC Rate, less a specified percentage.

(2)	Based on the WAC Rate.

Determination of Expected Price for Swap Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Swap Priced Expected Price for each class of Swap Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Swap Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Swap Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Class X Certificates.

Determination of Treasury Yield Curve for Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	1.623%	1.909%	2.195%
10Y	1.734%	2.040%	2.346%

For each class of Class X Certificates, the Retaining Sponsor determined the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Notional Amount of such class of Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

Range of Credit Spreads for the Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.060%	1.250%	1.440%
Class X-B	1.060%	1.250%	1.440%
Class X-D	1.700%	2.000%	2.300%

Discount Yield Determination for Class X Certificates

The Discount Yield for each class of Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.7531%	3.2418%	3.7304%
Class X-B	2.7834%	3.2775%	3.7716%
Class X-D	3.4237%	4.0279%	4.6320%

Determination of Scheduled Certificate Interest Payments for Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through

Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Class X Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Principal Balance Certificates

The Yield Priced Principal Balance Certificates include each class of RR Certificates expected to be acquired by the Retaining Party, and the valuation of each such class of RR Certificates was based on the price (based on a targeted discount yield of 13.7500% for each class of RR Certificates, the Structuring Assumptions and 0% CPY) each as agreed to between the Sponsors and the Retaining Party, as set forth under “—Material Terms of the RR Certificates” above (the “Yield Priced Expected Price” and, together with the Swap Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percent of the Certificate Balance of that class.

Determination of Class Sizes of RR Certificates

The Retaining Sponsor determined the Certificate Balance of each class of RR Certificates in the same manner described above in “—Determination of Class Sizes for Swap Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap Priced Principal Balance Certificates (based on 0% CPR), Class X Certificates (based on 100% CPY), and RR Certificates (based on 0% CPY).

Calculation of Fair Value of All Certificates

Fair Value of the Certificates (other than the Class V and Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class V and Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Fair Value of the Class V Certificates

The Retaining Sponsor determined that the Class V certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received, and if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is no market for the Class V certificates.

Range of Fair Values

Based on the Expected Prices and the fair value of the Class V certificates, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates.

Range of Fair Values

Class of Certificates	High Estimate of Fair Value	Base Case Fair Value	Low Estimate of Fair Value
Class A-1	$19,199,574	$19,199,848	$19,199,812
Class A-2	$30,795,257	$30,796,429	$30,795,451
Class A-SB	$27,393,377	$27,396,369	$27,394,986
Class A-3	$207,033,600	$207,039,668	$207,039,197
Class A-4	$249,417,132	$249,438,275	$249,427,933
Class X-A	$72,960,079	$54,471,386	$36,614,501
Class X-B	$13,973,021	$8,197,038	$3,028,172
Class A-S	$64,432,915	$64,436,312	$64,432,921
Class B	$34,619,432	$34,621,358	$34,620,353
Class C	$35,582,958	$35,585,221	$35,199,191
Class X-D(1)	$1,625,287	$1,841,363	$2,045,306
Class D(1)	$12,651,394	$13,908,838	$14,994,588
Class E-RR(1)	$12,526,282	$11,387,529	$10,248,777
Class F-RR	$9,015,000	$9,015,000	$9,015,000
Class G-RR	$4,269,942	$4,269,942	$4,269,942
Class H-RR	$14,709,027	$14,709,026	$14,709,027
Class V	$0	$0	$0

(1)	The approximate initial Certificate Balances of the Class D and Class E-RR certificates are estimated based in part on the estimated ranges of initial Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class D initial Certificate Balance (and correspondingly, the Class X-D initial Notional Amount) is expected to fall within a range of $13,632,000 to $18,114,000, and the Class E-RR initial Certificate Balance is expected to fall within a range of $20,169,000 to $24,651,000, with the ultimate initial Certificate Balance of such Class determined such that the aggregate fair value of the RR Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $763,035,158 to $810,204,278.

Hedging, Transfer and Financing Restrictions

The RR Certificates will be subject to certain hedging, transfer and financing restrictions. The RR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the registered holders thereof, as and to the extent provided in the PSA.

The Retaining Sponsor will agree that it and its affiliates are subject to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor” and any “affiliate” (each as defined in the Regulation RR) thereof when compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Sponsor and the Retaining Party not to transfer the RR Certificates until the date that is 5 years after the Closing Date (other than to a majority-owned affiliate of the Retaining Sponsor as permitted under the Credit Risk Retention Rules). On and after that date, the Retaining Sponsor and/or the Retaining Party, as applicable, will be permitted to transfer the eligible horizontal residual interest to a qualifying successor third-party purchaser (a “Successor Third-Party Purchaser) as long as the Retaining Sponsor satisfies, among other conditions, all applicable provisions of the Credit Risk Retention Rules, including providing complete identifying information for the Successor Third-Party Purchaser and the Successor Third-Party Purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The Retaining Sponsor has agreed that the restrictions described under this heading “Hedging, Transfer and Financing Restrictions” will expire on the date that is the earlier of (a) the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date; and (b) such date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer with respect to the Serviced Mortgage Loans. See “The Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the master servicer and special servicer with respect to Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the PSA. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Argentic will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Argentic Mortgage Loans. At the time of its decision to include each of the Argentic Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Argentic that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Argentic that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

MSMCH will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the MSMCH Mortgage Loans. At the time of its decision to include each of the MSMCH Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

SMC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the SMC Mortgage Loans. At the time of its decision to include each of the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

CCRE Lending will make the representations and warranties identified on Annex D-1, subject to the exceptions to those representations and warranties set forth in Annex D-2 with respect to the CCRE Mortgage Loans. At the time of its decision to include each of the CCRE Mortgage Loans in this transaction, CCRE Lending determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CCRE Lending that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CCRE Lending that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CCRE Lending based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is presented under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2019-H7 will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The certificates will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates. The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are collectively referred to herein as the “RR Certificates” and are expected to be purchased and retained by Argentic Securities Holdings Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance LLC, as “retaining sponsor” (as defined under Regulation RR), as described under “Credit Risk Retention.”

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown under “Summary of Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal

Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of each class of Class X Certificates will equal the Certificate Balance (or the aggregate of the Certificate Balances, as applicable) of the class(es) of Principal Balance Certificates set forth next to such class of Class X Certificates (each such class of Principal Balance Certificates, with respect to the related class of Class X Certificates, an “Underlying Class”).

Class of Class X Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, together with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the closing date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class V and Class R certificates, the Percentage Interest thereof is set forth on the face of such certificate.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distributions of interest and principal to holders of the certificates (other than the Class V certificates) on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (such amounts other than any Excess Interest, together with any balloon payments, the “Periodic Payments”) paid by the borrowers of the Mortgage Loans, that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled payments of interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount received from the REO Account allocable to the Mortgage Loans and on deposit in the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer (or similar payments made by a Non-Serviced Master Servicer) with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of any gains in respect of the Mortgage Loans transferred to the Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date pursuant to the PSA.

In addition, the master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any balloon payments received during the period that begins two (2) Business Days immediately preceding such Master Servicer Remittance Date and ends on such Master Servicer Remittance Date. In certain cases, the remittance with respect to a Non-Serviced Mortgage Loan in any given calendar month may be received after the Determination Date in that month. If such a remittance includes a principal prepayment or other unscheduled collection or includes a balloon payment, then such principal prepayment or other unscheduled collection will not, and such balloon payment may not, be distributed to certificateholders until the Distribution Date in the following calendar month even if received by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer during the Collection Period for the then current Distribution Date. No additional interest will be distributable in connection with such delayed distribution, thus resulting in a shortfall to certificateholders.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any related Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (and any related Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and each class of Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date

(a)   to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)   to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)   to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)   to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)   to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

(f)    to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)  on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, and second, up to an amount equal to, and pro rata based upon, interest on such unreimbursed Realized Losses at the Pass-Through Rate for each such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the first Distribution Date as of which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount or allocation of Realized Losses on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of certificates (other than the Class V and Class R certificates) accrues interest. The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover of this prospectus.

The Pass-Through Rate with respect to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for such Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a related Non-Serviced Master Servicer or a related Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month accrual period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan that is a successor to a Mortgage Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, any related Pari Passu Loan Primary Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced PSA) and any other servicing fee rate payable to the applicable Non-Serviced Master Servicer applicable to any Non-Serviced Mortgage Loan, and “Pari Passu Loan Primary Servicing Fee” means the amount of such fee payable for a given Distribution Date. The Pari Passu Loan Primary Servicing Fee Rate will be equal to (i) 0.00250% per annum with respect to each of the Tower 28 Mortgage Loan, the FedEx Niles Mortgage Loan, the 3 Columbus Circle Mortgage Loan and the Eleven Seventeen Perimeter Mortgage Loan (after the related Controlling Companion Loan Securitization Date), and (ii) 0.02125% per annum with respect to the AC by Marriott San Jose Mortgage Loan.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date or in the Scheduled Principal Distribution Amount for any preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following to the extent not included in the Unscheduled Principal Distribution Amount for any prior Distribution Date: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable in respect of the related Mortgage Loan as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee and any related Pari Passu Loan Primary Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed to the holders of the Principal Balance Certificates on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan as of any date of determination will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)      the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination or advanced by the master servicer as of the most recent Distribution Date coinciding with or preceding such date of determination;

(ii)     all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination;

(iii)     the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination; and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)      the principal portion of any P&I Advance made with respect to such REO Loan as of the most recent Distribution Date coinciding with or preceding such date of determination; and

(ii)     the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and all income rents and profits received with respect to such REO Loan on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that relates to the first Determination Date coinciding with or following the date on which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and any related Pari Passu Loan Primary Servicing Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, if acquired in respect of a Whole Loan, one or more outstanding Companion Loans (each, an “REO Loan”), and all references to Mortgage Loans or Companion Loans, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA and the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to each ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any Collection Period with respect to any Mortgage Loan, then on the Distribution Date immediately succeeding the end of such Collection Period, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Control Eligible Certificates) for that Distribution Date. Any Yield Maintenance Charge or Prepayment Premium described in the prior sentence that is remaining after the distributions in the preceding sentence (as to the applicable Distribution Date, the

“Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable Distribution Date with respect to the Underlying Class(es) of Principal Balance Certificates for such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable Distribution Date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to both the mortgage interest rate on the related Mortgage Loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates is set forth under “Summary of Certificates” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates were calculated on the basis of a 0% CPY prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2052. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls (other than relating to any Non-Serviced Mortgage Loan) or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)      the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)     the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment.

In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or related Serviced Pari Passu Companion Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, subject to the DCH Limitations and so long as no Control Termination Event has occurred or is continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of each class of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and the rights of holders of each other class of Subordinate Certificates, if any, with an earlier alphabetical designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of the Principal Distribution Amount to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, and second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the Certificate Balance thereof has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Certificates (other than the Class X Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Senior Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of such Senior Certificates, the percentage interest in the issuing entity evidenced by such Senior Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to such Senior Certificates by the Subordinate Certificates.

Following retirement of the Senior Certificates (other than the Class X Certificates), the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any successor REO Loans immediately following such Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses to the respective classes of Subordinate Certificates in reverse order of alphabetical designation, in each case until the Certificate Balance of the subject class is reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the Underlying Classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Subject to the terms of the related Intercreditor Agreement, losses on each Whole Loan will be allocated first, to any related Subordinate Companion Loan until the principal balance thereof has been reduced to zero, and second, pro rata and pari passu between the related Mortgage Loan and each related Pari Passu Companion Loan, based upon their respective principal balances, until the principal balances thereof have been reduced to zero. See “Description of the Mortgage Pool—The Whole Loans.”

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of

Principal Balance Certificates, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (in the case of clause (1) below) or required in the PSA (in the case of clauses (2) – (15) below), which forms are subject to change and including substantially the following information:

(1)        a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)        a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)        a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)        a CREFC® advance recovery report;

(5)        a CREFC® total loan report;

(6)        a CREFC® operating statement analysis report;

(7)        a CREFC® comparative financial status report;

(8)        a CREFC® net operating income adjustment worksheet;

(9)        a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)      a CREFC® loan level reserve and letter of credit report;

(12)      a CREFC® property file;

(13)      a CREFC® financial file;

(14)      a CREFC® loan setup file (to the extent delivery is required under the PSA; provided, that such document will not be required to be periodically updated or provided in respect of each Distribution Date); and

(15)      a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) calendar days following each Distribution Date (provided that if such second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to each Serviced Mortgage Loan that is not a Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans and each REO Property related to a Serviced Mortgage Loan), as applicable, is also required to prepare the following for each related Mortgaged Property or such REO Property, as applicable:

●	within 45 days after receipt of a quarterly operating statement, if any, commencing with the quarter ending September 30, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List); and

●	within 45 days after receipt of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines), commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer becomes a Borrower Party, the special servicer will covenant in the PSA not to view or otherwise retrieve any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of the PSA and subject to the limitations set forth therein, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other

Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® Special Servicer Loan File for the related Excluded Controlling Class Loan).

“Excluded DCH Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the Closing Date with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder or the Directing Certificateholder or one of the following (in each case, to the extent such person is not a Certificateholder): a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) except in the case of a Companion Holder, that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be resubmitted from time to time in accordance with its policies and procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, (x) any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan and (y) any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e)

of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, will be provided by the certificate administrator at the direction of the depositor to certain market data providers pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), the master servicer or the special servicer, as applicable, may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

○	any annual reports provided by the operating advisor; and

○	the CREFC® Appraisal Reduction Template;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○	any notice or documents provided to the Certificate Administrator by the Depositor or the Master Servicer for posting to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “US Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the hedging, transfer, financing and other restrictions under the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded DCH Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded DCH Loan.

Notwithstanding the description set forth above, all Excluded Information will be made available on the certificate administrator’s website under one separate restricted tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such party is not a Borrower Party and, if such Excluded Information is not available to such party via the certificate administrator’s website because of such party’s Excluded Controlling Class Holder status, such party will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator. Such report on Form 10-D will also incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator (i) will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available by it on its website or filed by it on the SEC’s website and (ii) will assume no responsibility for any such report, document or information, other than, in the case of each of clauses (i) and (ii), any such report, document or information prepared by it. In addition, the certificate administrator may disclaim responsibility for the accuracy or completeness of any information distributed or filed by it as to which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and any beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, may each provide certain of the reports or, with respect to a Controlling Class Certificateholder, will be required to provide access to the reports available as set forth above. The master servicer and the special servicer may each also deliver certain other information received by it to any Certificateholder or Certificate Owner that requests reports or information. However, each of the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)        2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective Notional Amounts as of the date of determination, and

(2)        in the case of any class of Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related Certificate Balance determined as of the prior Determination Date, and the denominator of which is equal to the aggregate of the Certificate Balances of all classes of Principal Balance Certificates, each determined as of the prior Determination Date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, such numerator and denominator will take into account any notional reduction in the Certificate Balance of any class of Principal Balance Certificates for Cumulative Appraisal Reduction Amounts allocated to such class).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V certificates and the Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and

Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor and Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the party making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such party is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting party.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSC 2019-H7

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method that should be used to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates and is required to include a copy of the communication the Certificateholder proposes to transmit, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan sellers pursuant to separate mortgage loan purchase agreements (each, an “MLPA”), each of which will be between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the “Mortgage File” (as defined in Annex F) with respect to each Mortgage Loan (except that the Mortgage File with respect to any Non-Serviced Whole Loan (other than the original promissory note evidencing the related Non-Serviced Mortgage Loan) may, under certain circumstances, be held by the custodian under the related Non-Serviced PSA with various assignments running in favor of the Non-Serviced Trustee instead of the trustee for this securitization transaction). With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the pooling and servicing agreement for that securitization will become the mortgagee of record), (ii) the date such mortgage loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence File to a designated website, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence File to be posted to a secure data room.

“Diligence File” means, with respect to each Mortgage Loan, collectively the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)	the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); provided that any such Mortgage Note may be endorsed by the applicable mortgage loan seller to the order of the trustee in accordance with the terms of the related MLPA;

(ii)	the Mortgage, together with a copy of any intervening assignments of Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)	any related assignment of leases and of any intervening assignments (if any such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)	all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)

the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)	any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)	any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)	any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)	any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)	any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)	any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)	any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)	all related environmental reports; and

(xiv)	all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan as to which the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of the organizational documents of the related mortgagor and any guarantor;

(t)	unless already included in the origination settlement statement, a copy of the escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	unless already included in the environmental reports, a copy of any closure letter (environmental);

(v)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)	a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property and the interests of the Trustee or any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (a “Qualified Mortgage”), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a Qualified Mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days (or 85 days in the case of clause (y) below) following (x) such mortgage loan seller’s receipt of notice of such Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or (y) if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a Qualified Mortgage, the earlier of (i) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (ii) receipt of a Breach Notice by the mortgage loan seller,

(A)     cure such Material Defect in all material respects, at its own expense,

(B)     repurchase the affected Mortgage Loan or successor REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) at the Purchase Price, or

(C)     substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan or successor REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) and pay a shortfall amount in connection with such substitution; provided that (a) no substitution may occur if such affected Mortgage Loan or successor REO Loan was itself a Qualified Substitute Mortgage Loan and (b) no such substitution may occur on or after the second anniversary of the Closing Date;

provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or successor REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan), if it is diligently proceeding toward that cure and it has delivered an officer’s certificate to the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, that describes the reasons that a cure was not effected within the initial 90-day period and what actions such mortgage loan seller is pursuing in connection with the cure thereof. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a Qualified Mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

As used herein, “Joint Mortgage Loan” means a Mortgage Loan with respect to which multiple mortgage loan sellers will contribute multiple promissory notes to this securitization. There are no Joint Mortgage Loans related to the Trust.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, (ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loan(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder prior to the occurrence of a Control Termination Event and subject to the DCH Limitations) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a Qualified Mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest with respect to any ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or successor REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan not previously paid by the mortgage loan seller and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” means a Mortgage Loan satisfying the criteria set forth in the PSA (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted Mortgage Loan, (ii) an interest rate at least equal to that of the substituted Mortgage Loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted Mortgage Loan (and in no event will such Mortgage Loan mature after the date that is three (3) years prior to the Rated Final Distribution Date), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted Mortgage Loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted Mortgage Loan, (vi) compliance with the representations and warranties relating to Mortgage Loans set forth in the applicable MLPA, (vii) an environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed, (viii) a REMIC opinion has been delivered to the trustee and certificate administrator and (ix) a Rating Agency Confirmation has been obtained from each Rating Agency) and otherwise satisfying the conditions set forth in the PSA. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that such Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller agrees to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trust under the PSA for any uncured Material Defect; provided, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to a Joint Mortgage Loan, each related mortgage loan seller will only be obligated to take the remedial actions described above with respect to its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one such mortgage loan seller will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA and the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a Companion Loan with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the master servicer will continue to receive its Servicing Fee, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loans and any related REO Properties will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Properties will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan or any REO Property related to a Non-Serviced Mortgage Loan.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Serviced Mortgage Loans, any related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan, any related REO Properties and any related Intercreditor Agreement are summarized under “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Serviced Mortgage Loans, any related Serviced Companion Loans and any related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and any related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)           any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)           the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)           the obligation, if any, of the master servicer to make advances;

(D)           the right of the master servicer or the special servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)           the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan or a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(F)           any debt that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)           any option to purchase any Mortgage Loan or a related Companion Loan that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have; and

(H)           any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate equal to (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and, subject to the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)), the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and any related Serviced Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)) the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer and the special servicer will be solely liable for all fees owed by it to any sub-servicer retained by it, without regard to whether its compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer or the special servicer, as applicable, for certain expenditures which such sub-servicer makes, only to the same extent the master servicer or special servicer, as applicable, is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below with respect to nonrecoverable Advances and other limited exceptions, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)	all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and, if applicable, Excess Interest) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any successor REO Loan during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)	in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any successor REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any successor REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related appraisal reduction amount (or, in the case of any Whole Loan, the portion of such appraisal reduction amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or with respect to any cure payment that a related Subordinate Companion Loan holder is entitled to make.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Serviced Mortgage Loan or a related REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance in its sole discretion, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed by the master servicer, the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA, and no Servicing Advances will be made with respect to any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (prior to the occurrence of a Consultation Termination Event (and subject to the DCH Limitations), in consultation with the Directing Certificateholder), make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer must deliver to any master servicer (and the special servicer, if specified in the related Intercreditor Agreement) under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan has been deposited, and, with respect to each Non-Serviced Mortgage Loan, the master servicer must deliver to the related Non-Serviced Master Servicer (and Non-Serviced Special Servicer, if

specified in the related Intercreditor Agreement), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee (but this statement will not be construed to entitle the special servicer to reverse the determination of the master servicer or the trustee, or to prohibit the master servicer or the trustee from making a determination, that a P&I Advance or Servicing Advance would be a Nonrecoverable Advance). The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, each of the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances at the time of such consideration, the recovery of which is being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for any delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer or the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer or Non-Serviced Trustee as such determination relates to any proposed advance of principal or interest with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA or Intercreditor Agreement provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that is subsequently determined to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will generally not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. In the case of any Serviced A/B Whole Loan, amounts payable in respect of the related Subordinate Companion Loan pursuant to the related Intercreditor Agreement will be available for the reimbursement of Servicing Advances and P&I Advances and interest on such advances. If an Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from Related Proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, subject to the DCH Limitations, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to defer such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the master servicer, the special servicer or the trustee, as the case may be, has not timely received from the other such party information required by it to determine whether to defer reimbursement for a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s decision to defer such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for information regarding reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

On each Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date, and any Withheld Amounts to be deposited in the Interest Reserve Account in respect of the related Collection Period.

The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include various funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit into the Interest Reserve Account during the related interest period, in respect of any Mortgage Loan that accrues interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of such Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of REO Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, the issuing entity’s interest in any such account will be limited to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting certain ratings and other requirements set forth in the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account (other than the Companion Distribution Account)) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)      to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA and any related Intercreditor Agreement for Advances made by any of them and interest thereon as described above under “—Advances”;

(iii)     to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)     to reimburse the trustee, the master servicer and the special servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)   to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA as described above under “—Accounts”;

(xix)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan will be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loans or from general collections with respect to any securitization of a related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover a related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to Serviced Mortgage Loans that are not Specially Serviced Loans) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

Any P&I Advance made with respect to a Serviced Mortgage Loan (other than the Grand Canal Shoppes Mortgage Loan) that is part of a Serviced Whole Loan (and interest thereon) may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan or Serviced Companion Loan, as applicable, or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Pari Passu Loan Primary Servicing Fee / Non-Serviced Master Servicer	With respect to each Non-Serviced Mortgage Loan, the monthly portion of the related annual Pari Passu Loan Primary Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Non-Serviced Mortgage Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Specially Serviced Loan, the monthly portion of the annual Special Servicing Fee Rate calculated on the Stated	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Companion Loans), and then from general collections on deposit in the Collection	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Principal Balance of such Specially Serviced Loan.	Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan or Serviced Companion Loan for so long as it remains a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Serviced Mortgage Loans and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee / Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee Rate calculated on the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Operating Advisor	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Fee Rate calculated on the Stated Principal Balance of each Mortgage Loan.	Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or such lesser amount actually received from the related borrower with respect to such Mortgage Loan.	Payable by the related borrower when incurred.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	(4)	Payable by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any successor REO Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer and special servicer (and, solely with respect to certain indemnification expenses, operating advisor, certificate administrator and trustee) under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

In connection with a Serviced Whole Loan, costs and expenses of servicing and administration are generally payable or reimbursable to service providers before payments are made to noteholders from proceeds on such Whole Loan. To the extent paid from collections on the Mortgage Loans, such costs and expenses (e.g., reimbursements of Servicing Advances, interest on advances and certain special servicing compensation) would generally reduce distributions to certificateholders in reverse order of priority.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

(4)	With respect to each Delinquent Loan that is subject to an Asset Review (for purposes of this footnote, each a “Subject Loan”), the asset representations reviewer will be entitled to a fee that is equal to the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.

Master Servicing Compensation

The fee of the master servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (1) with respect to each Mortgage Loan, a per annum rate equal to the sum of 0.00250% per annum and the rate set forth on Annex A-1 under “Primary Servicing Fee Rate”, and (2) with respect to each Serviced Companion Loan, 0.00250% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Controlling Companion Loan Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the Pari Passu Loan Primary Servicing Fee Rate). The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan as additional servicing compensation, the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Serviced Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that (i) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) is a Special Servicer Decision processed by the Master Servicer and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision;

●

(x) 100% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that (i) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) is a Special Servicer Decision processed by the Master Servicer;

●	100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or Special Servicer Decision, and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that (i) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) is a Special Servicer Decision processed by the Master Servicer;

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;

●	the excess, if any, of Prepayment Interest Excesses (to the extent not payable by the master servicer as a Compensating Interest Payment) over Prepayment Interest Shortfalls arising from any principal prepayments on the Serviced Mortgage Loans and any Serviced Companion Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loans were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related

Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee Rate for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Serviced Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan, notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or its sub-servicer) will be entitled to the related Pari Passu Loan Primary Servicing Fee.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan or REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a per annum rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and any related Serviced Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the

Corrected Loan for so long as it remains a Corrected Loan; provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan (together with any related Serviced Companion Loan) that is a Specially Serviced Loan; provided, further, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the special servicer as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (together with any related Serviced Companion Loan) again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) and (b) each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made) (except as specified in the following paragraph). The Liquidation Fee for each such Mortgage Loan, Specially Serviced Loan (and each related Serviced Companion Loan) or REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan (including any Serviced Whole Loan that is a Specially Serviced Loan) or REO Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Mortgage Loan or Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)      (A) the repurchase of, or substitution for, any Mortgage Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)     the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness or has a Subordinate Companion Loan by the holder of the related mezzanine loan or Subordinate Companion Loan, as applicable, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)     the purchase or exchange of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)      the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)     if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)      100% of Excess Modification Fees actually collected during the related collection period with respect to (x) any Specially Serviced Loans (or any successor REO Loan) and (y) if the modification, waiver or amendment is a Special Servicer Decision (other than under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) processed by the Special Servicer, any Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan);

(ii)     50% of Excess Modification Fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that (A) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (B) is a Special Servicer Decision processed by the Master Servicer;

(iii)     (x) 100% of assumption fees collected during the related collection period with respect to (A) Specially Serviced Loans and (B) if the related consent, approval or other action is a Special Servicer Decision (other than under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) processed by the Special Servicer, any Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans that are not Specially

Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that (A) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (B) is a Special Servicer Decision processed by the Master Servicer;

(iv)    100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)     (x) 100% of consent fees on (A) Specially Serviced Loans and (B) if the related consent is a Special Servicer Decision (other than under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) processed by the Special Servicer, any Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that (A) is a Major Decision or an item under clause (v) or clauses (ix)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (B) is a Special Servicer Decision processed by the Master Servicer;

(vi)    100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan documents; and

(vii)    late payment charges and default interest paid by the borrowers and accrued while the related Serviced Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Serviced Mortgage Loans since the Closing Date.

Notwithstanding anything to the contrary, the special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment Reserve Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including when such Non-Serviced Mortgage Loan has been transferred to special servicing thereunder). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan or any related Non-Serviced Whole Loans.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the trustee fee will be paid by the certificate administrator from the Certificate Administrator/Trustee Fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate equal to 0.00938% per annum (the “Certificate Administrator/Trustee Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and any successor REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and successor REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and successor REO Loans. The Operating Advisor Fee Rate will be equal to 0.00200% per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount actually received from the related borrower) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the party processing such Major Decision to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will accrue at a rate equal to 0.00034% per annum (the “Asset Representations Reviewer Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. With respect to each Delinquent Loan that is subject to an Asset Review (each, for purposes of this paragraph, a “Subject Loan”), the asset representations reviewer will be entitled to a fee equal to the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of Certificateholders to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price or Loss of Value Payment for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price or Loss of Value Payment received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and successor REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use its names and trademarks and the CREFC® Investor Reporting Package in connection with the servicing and administration of the issuing entity. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or related Companion Loan;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan or a change in any other material economic term of the Mortgage Loan or the related Companion Loan (other than an extension of its maturity) becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan (or, if a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan or related Companion Loan, 120 days after such uncured delinquency); and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event will occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (subject to the DCH Limitations) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal or conducts a valuation described below and (ii) the date on which the related Appraisal Reduction Event occurred, equal to the excess of

(a)	the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)	the excess of

1.   the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicers’ option either (i) by an MAI appraisal obtained by the special servicer (the cost of which will be paid by the master servicer as a Servicing Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Appraisal Reduction Amount. The master servicer, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, calculation of any Appraisal Reduction Amount with respect to a Non-Serviced Mortgage Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and any Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan will be allocated first to any related Subordinate Companion Loan until the principal balance thereof has been notionally reduced to zero, and second, pro rata, between the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances until the principal balances thereof have been notionally reduced to zero. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Mortgage Loan. On the first Determination Date occurring on or after the 10th business day following the later of (i) the date on which the special servicer receives the related MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent a related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Companion Loan.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) or clause (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received or performed by the special servicer (together with information requested by the special servicer from the master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (i) the date on which the special servicer receives such MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the later of (i) the date on which the special servicer receives the related MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred); provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan or Serviced Whole Loan, as applicable. Such report is also required to be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the special servicer will be required to consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan, until the principal balance thereof has been notionally reduced to zero, and second, to the related Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances until the principal balances thereof have been notionally reduced to zero. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, and second, to the Senior Certificates, pro rata based on their respective interest entitlements). See “—Advances”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the Mortgaged Property or the Mortgage Loan at the time the Mortgage Loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, (i) Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S

certificates, in that order, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates), and (ii) Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., to the Class H-RR, Class G-RR, Class F-RR and Class E-RR certificates, in that order).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event, Consultation Termination Event or Operating Advisor Consultation Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. With respect to any Mortgage Loan, the special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount and (ii) any Collateral Deficiency Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount and/or Collateral Deficiency Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Collateral Deficiency Amounts on Serviced Mortgage Loans and Non-Serviced Mortgage Loans and for Appraisal Reduction Amounts on Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Serviced Mortgage Loans and any related Serviced Companion Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to related REO Properties and subject to the conditions set forth in the following sentence) will be required to maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, that the master servicer will not be required to cause the borrower to maintain, and the special servicer will not be required to maintain, terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If any Mortgage Loan documents permit the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will be required to impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH Limitations)). If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to such REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined in accordance with the Servicing Standard. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property securing a Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer, and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property with respect to a Serviced Mortgage Loan, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan (and any related Serviced Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy, and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance, by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Serviced Mortgage Loans and related Serviced Companion Loan and REO Properties, as applicable. Any losses incurred due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, is required to be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Processing and Consent

Processing

The master servicer will be responsible for processing the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Decisions (but only with respect to clauses (ix)(a) and (b) of the definition of such term), and (ii) any servicing action that is not a Major Decision or Special Servicer Decision.

The special servicer will be responsible for processing all servicing actions in respect of Specially Serviced Loans and the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Decisions (other than with respect to clauses (ix)(a) and (b) of the definition of such term) and (ii) Major Decisions.

Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the special servicer is responsible for processing, the master servicer and special servicer may mutually agree that the master servicer will process such action subject to the special servicer’s consent (which may be deemed given under the circumstances described below under “—Consent”).

Upon receiving a request for any matter that constitutes a Special Servicer Decision (other than a Special Servicer Decision under clauses (ix)(a) or (b) of the definition of “Special Servicer Decision”) or a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request, and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision; however, regardless of whether the master servicer or the special servicer is required to process any request, any Special Servicer Decision or Major Decision will require the consent or approval of the special servicer as described under “—Consent” below.

“Special Servicer Decision” means any of the following with respect to a Serviced Mortgage Loan or a Serviced Whole Loan that is not otherwise a Major Decision:

(i)	approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(ii)	approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iii)	any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, shall not constitute a Special Servicer Decision);

(iv)	any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(v)

approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(vi)	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(vii)	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(viii)	approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(ix)	agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(x)	determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

Consent

The master servicer will not be permitted under the PSA to agree to any modification, waiver, amendment, consent or other action that constitutes a Major Decision or Special Servicer Decision (or make a determination not to take action with respect thereto) that it is processing unless the master servicer has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such action and all information reasonably requested by the special servicer and in the possession of the master servicer in order to grant or withhold consent with respect to such action. Upon receipt by the special servicer of the master servicer’s written recommendation and analysis, the special servicer will be required to promptly provide such information to the Directing Certificateholder for its review.

The special servicer will be responsible for promptly seeking any required consent of the Directing Certificateholder (and, if consultation is required, will be responsible for promptly consulting with the Directing Certificateholder) as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions.” The special servicer will also be obligated to consult with the operating advisor in respect of Major Decisions, as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. In addition, with respect to any Major Decision in respect of a Servicing Shift Whole Loan or a Serviced A/B Whole Loan, the special servicer will be responsible for seeking any required consent of the holder of the related Control Note (and, if consultation is required, will be responsible for consulting with such party) as and to the extent required under the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans”. With respect to any party above whose consent is sought, a response by such party that it is reviewing the relevant action will not preclude it from providing its consent at a later time, but will preclude a determination that it has been deemed to consent to the relevant action.

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Special Servicer Decision or a Major Decision, the master servicer will be required to process such request or action and will not be required to obtain the consent of or consult with any party, including the special servicer, the Directing Certificateholder and the operating advisor.

Modifications, Waivers and Amendments

Waivers, modifications, amendments and consents with respect to the Mortgage Loans will be processed as described above under “—Processing and Consent—Processing” and will require the consents described above under “—Processing and Consent—Consent”; provided, that neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions.

With respect to any Specially Serviced Loan, if, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable) is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, and subject to the DCH Limitations, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) the rights of the holder of any related Companion Loan or mezzanine loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)	extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)	provide for the deferral of interest unless interest accrues on the Mortgage Loan or the related Serviced Whole Loan at the related Mortgage Rate.

If the master servicer or special servicer processes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or related Companion Loan, the applicable party will be required to notify the special servicer (if such action is processed by the master servicer), the master servicer (if such action is processed by the special servicer), the holder of any related Companion Loan, the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (subject to the DCH Limitations, and only if a Consultation Termination Event has not occurred), and the 17g-5 Information Provider (which will be required to post such notice to the 17g-5 Information Provider’s website). The party processing such action will be required to deliver to the custodian, for deposit in the related

Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and a copy to the master servicer and, if required by the related Intercreditor Agreement, to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan, and such realized losses will be allocated among the various classes of certificates in the manner described under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See “Yield and Maturity Considerations”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan), in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that (i) with respect to such consent or waiver of rights that is a Major Decision, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder) as and to the extent required under the PSA and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to $20,000,000, (B) with a stated principal balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding or (C) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof), that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less or if the related mortgage loan does not meet the criteria set forth in subclause (A), (B) or (C), but a Rating Agency Communication will be required in accordance with the PSA) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any related Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

With respect to a Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will be required to determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that, (i) with respect to such consent or waiver of rights that is a Major Decision, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder) as and to the extent required under the PSA and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) that has a combined loan-to-value ratio greater than 85% (based upon any and all existing and proposed debt), (C) that has a combined debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate debt service on the related Mortgage Loan and any related Companion Loan, if any, and the debt service on the proposed additional lien), (D) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof) that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance) or (E) with a Stated Principal Balance greater than or equal to $20,000,000, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less or if the related mortgage loan does not meet the criteria set forth in subclause (A), (B), (C), (D) or (E), but a Rating Agency Communication will be required in accordance with the PSA) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Serviced Mortgage Loan (other than any Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2020, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holder of any related Subordinate Companion Loan and then as an expense of the holders of the related Serviced Mortgage Loan and any Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer will be responsible for performing inspections in respect of the related Mortgaged Property pursuant to similar provisions in the related Non-Serviced PSA.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing

Standard to collect and review the annual operating statements beginning with calendar year end 2019 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Loans) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)        as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)        as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)        as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)        as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)        as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)        as to which the master servicer or special servicer has notice of a default (other than a failure by the related borrower to pay principal or interest) and the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Serviced Whole

Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)        as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (or any related Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Serviced Mortgage Loan becomes a Specially Serviced Loan, then each related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Serviced Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Serviced Mortgage Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder (subject to the DCH Limitations) will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The process described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report that is labeled or otherwise communicated as being final, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and (for so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, subject to the DCH Limitations, if a Control Termination Event exists, but so long as no Consultation Termination Event has occurred, by the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments received in response from the operating advisor or the Directing Certificateholder, to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holder(s) of the related Companion Loan(s), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. If an Operating Advisor Consultation Event (based solely on clause (i) of the definition thereof) exists, but a Control Termination Event does not exist, then the Directing Certificateholder Asset Status Report Approval Process and the ASR Consultation Process will both be in effect. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event has Occurred and is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of a recommendation, objection or comment by the operating advisor.

With respect to each Non-Serviced Mortgage Loan, each Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date and each Serviced Mortgage Loan that is part of a Serviced A/B Whole Loan prior to a related Control Appraisal Event, the related Non-Serviced Directing Certificateholder or related Control Note holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer (or, with respect to each Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date, the special servicer) with respect to the related Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3-year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan and it would be in the best economic interests of the Certificateholders, or, in the case of a Serviced Whole Loan, Certificateholders and any holder of a related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and such Companion Holders constituted a single lender) to attempt to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances permitted under the related Intercreditor Agreement, be entitled to sell (with the consent of the Directing Certificateholder (if no Control Termination Event has occurred and is continuing, and subject to the DCH Limitations)) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement, the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor, the

Directing Certificateholder (subject to the DCH Limitations) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer with written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan (which commitment must be reasonably acceptable to the special servicer); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least one other offer is (or, if required by a related Intercreditor Agreement, two other offers are) received from an independent third party. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists and subject to the DCH Limitations) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment (but in all cases in accordance with the Servicing Standard), that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan; however, with respect to the Tower 28 Whole Loan, a sale of the Tower 28 Subordinate Companion Loan would require the consent of the holder of the Tower 28 Subordinate Companion Loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

Notwithstanding anything herein to the contrary, with respect to the Grand Canal Shoppes Mortgage Loan (9.4%), Venetian Casino Resort, LLC has the right to purchase such Mortgage Loan following an acceleration thereof, subject to certain conditions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Split Interests.”

The Directing Certificateholder

General

Subject to the DCH Limitations (as defined below) and the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise the special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan with respect to matters involving a Major Decision, and will have the right to replace the special servicer with or without cause and certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent. With respect to any Mortgage Loan, upon the occurrence of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate Certificate Balance will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (iii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

Notwithstanding anything to the contrary herein, neither the depositor nor any affiliate thereof may serve as Directing Certificateholder, and solely for purposes of determining the identity of or selecting the Directing Certificateholder as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding.

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC (or an affiliate thereof).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class in the manner described under “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts“ above), at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable, at the expense of the requesting party) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

Notwithstanding anything to the contrary herein, the Directing Certificateholder will not have the appointment, termination, consent, consultation or notice rights described herein with respect to (x) a Serviced Mortgage Loan that is an Excluded DCH Loan, (y) a Servicing Shift Mortgage Loan (provided, that prior to a Control Termination Event, the Directing Certificateholder will be entitled to exercise all rights and receive all notices provided to the “Non-Controlling Note Holder” under the related Intercreditor Agreement) or (z) a Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Event with respect thereto (unless otherwise provided in the related intercreditor agreement)) (collectively, the “DCH Limitations”).

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below, and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to any Mortgage Loan (to the extent the master servicer is responsible for processing the subject action as described under “Pooling and Servicing Agreement—Processing and Consent”), the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and in the possession of the master servicer in order to grant or withhold consent with respect to such Major Decision, provided, that in any event, the consent of the Directing Certificateholder and any applicable Companion Loan holder (to the extent provided under the related Intercreditor Agreement) will be required in respect of such Major Decision, and (b) subject to the DCH Limitations, with respect to any Serviced Mortgage Loan or Serviced Whole Loan prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any action constituting a Major Decision, and the special servicer will not be permitted to consent to the master servicer’s taking any action constituting a Major Decision, as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) of the definition of “Major Decision”) after receipt of a written report by special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) the proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder and in the special servicer’s possession in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 business day (or 30 day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date thereof;

(iii)   following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)   any sale of a Defaulted Loan or REO Property for less than the applicable Purchase Price;

(v)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

(vi)   any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

(viii) any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)   releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(x)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)   any determination of an Acceptable Insurance Default;

(xii)  any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii) any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof

(xiv) any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights)); or

(xv)  any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”.

Notwithstanding any of the foregoing to the contrary, with respect to the Grand Canal Shoppes Whole Loan, “Major Decision” shall mean any Grand Canal Shoppes Major Decision. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan.”

Asset Status Report

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described in and subject to the conditions set forth under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but subject to the DCH Limitations will be required to consult on a non-binding basis with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Serviced Mortgage Loan or Serviced Whole Loan.

Subject to the DCH Limitations, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be entitled to select (and, at any time, replace) an Excluded Special Servicer with respect to any Excluded Special Servicer Loan.

After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer and will, absent negligence, willful misconduct or bad faith, be indemnified by the issuing entity for any loss, liability or expense incurred in connection with any legal action relating to this transaction resulting solely from the identity or actions of such Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event and only with respect to a Specially Serviced Loan, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to the related Major Decision, and (b) following the occurrence of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded DCH Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions and asset status reports to the extent set forth in the PSA, and no Controlling Class Certificateholder will have any right to approve or be consulted with respect to asset status reports or Major Decisions.

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

Notwithstanding the proviso to, or any other contrary provision of, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to an Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate Certificate Balance of the RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder or a Companion Loan holder (or any matter requiring consultation with the Directing Certificateholder, the operating advisor or a Companion Loan holder)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any related Serviced Pari Passu Companion Loans and the subordinate nature of any related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or Subordinate Companion Loan holder’s, as applicable, response (or without waiting to consult with the Directing Certificateholder, the operating advisor or a Companion Loan holder, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder, the operating advisor or the related Companion Loan holder, as applicable, with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or a Subordinate Companion Loan holder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, each Servicing Shift Mortgage Loan and, unless a Control Appraisal Event exists with respect thereto, each Serviced A/B Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above under “—Major Decisions” or “Pooling and Servicing Agreement—Asset Status Report” or replace the related special servicer with or without cause as described above under “—Replacement of Special Servicer”; however, such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or controlling Companion Loan holder.

With respect to each Non-Serviced Whole Loan, the issuing entity, as the holder of the related Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to such Non-Serviced Whole Loan and, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder will be entitled to exercise such rights. In addition, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA.

With respect to each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date), the issuing entity, as holder of the related Mortgage Loan, will have similar consultation rights and rights to consent to a sale of such Whole Loan, and the Directing Certificateholder will be entitled to exercise such rights under the same circumstances described above with respect to Non-Serviced Whole Loans.

See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Mortgage Loan that is part of a Serviced Whole Loan, the holder of a related Pari Passu Companion Loan has consultation rights (or, in the case of the Control Note with respect to a Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date) or in the case of a Subordinate Companion Loan with respect to a Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), consent rights) with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it becomes a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)   may take actions that favor the interests of the holders of one or more Classes, including the Controlling Class, over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Non-Serviced Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA and in accordance with Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding anything to the contrary herein, the operating advisor will have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any related REO Properties. It is expected that the operating advisor under each Non-Serviced PSA will have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan securitized thereunder, which are expected to be substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing the actions of the special servicer with respect to Specially Serviced Loans and, if an Operating Advisor Consultation Event exists, Major Decisions with respect to any Mortgage Loan as to which the operating advisor has consultation rights, in each case to the extent described in this prospectus and required under the PSA;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons on the certificate administrator’s website or otherwise provided to the operating advisor pursuant to the PSA, and (ii) each Final Asset Status Report;

(c)    reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)   preparing an annual report as described under “—Annual Report” below (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C to be provided to the special servicer, the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

In connection with the performance of the duties described in clause (c) above:

(i)    after the subject calculation has been finalized but prior to the utilization by the special servicer, the special servicer will be required to deliver any such calculation together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, each of the operating advisor and the special servicer is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor or the special servicer that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor or the special servicer, as applicable, will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operation Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of and for the benefit of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and not for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. Based on the operating advisor’s review of any Assessment of Compliance and any Attestation Report delivered to the operating advisor or made available to the operating advisor on the certificate administrator’s website, any attestation report delivered to the operating advisor, any Final Asset Status Report and other information (other than any communications between the related Directing Certificateholder or any related Companion Loan holder (or its representative), as applicable, and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, the operating advisor will be required ((i) if any Serviced Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year or (ii) if an Operating Advisor Consultation Event occurred during the prior calendar year) to prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth the operating advisor’s assessment, in its sole discretion exercised in good faith, as to whether the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Serviced Mortgage Loans that are not Specially Serviced Loans) during the prior calendar year (on the basis described in the following paragraph) and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the Servicing Standard or from the special servicer’s obligations under the PSA with respect to any Specially Serviced Loan, REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) and, after the occurrence and continuance of an Operating Advisor Consultation Event, non-Specially Serviced Loans (solely with respect to Major Decisions with respect thereto); provided, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report may, to the extent the operating advisor deems relevant, describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any reliance thereon.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult on a non-binding basis with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult on a non-binding basis with the special servicer (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—Processing and Consent”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the Trust;

(iii)   that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the Successor Third-Party Purchaser (if any), the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, a Borrower Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and, to the extent it also acts as the asset representations reviewer, its role as asset representations reviewer.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including without limitation any such information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer or otherwise appears on its face to be strategically sensitive information and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions regarding deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event exists, the Directing Certificateholder (with respect to any Serviced Mortgage Loan (subject to the DCH Limitations)) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from performing operating advisor functions for such other securitizations will not be imputed to the operating advisor in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on written legal advice), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may terminate, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the classes of Principal Balance Certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will be required to give written notice of the termination and appointment as soon as possible to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (subject to the DCH Limitations and for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if (i) the holders of certificates representing at least 15% of the Voting Rights allocable to Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the Voting Rights allocable to the Non-Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the Voting Rights allocable to the Non-Reduced Classes have exercised their right to vote, (ii) payment is made by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) the trustee receives a Rating Agency Confirmation with respect to such removal.

“Non-Reduced Class” means any class of Principal Balance Certificates then outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such Class of certificates and (z) any Realized Losses previously allocated to such Class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial Certificate Balance of such Class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of certificates.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor will be required to pay all reasonable costs and expenses (including costs and expenses incurred by the trustee and the certificate administrator) associated with a transfer of its duties pursuant to the PSA.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will also be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to each party to the PSA and to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are

Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 87 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to March 31, 2019, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and March 31, 2019 was approximately 48.10%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 3.31%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 20.00% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 2.19%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 3 largest Mortgage Loans in the Mortgage Pool represent approximately 23.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 3 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders entitled to not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders and the asset representations reviewer, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders entitled to both (i) a majority of the Voting Rights allocable to those Certificateholders who cast votes and (ii) a majority of the Voting Rights that constitute a minimum Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an

“Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the certificate administrator, such fee will be paid by the trust following delivery by the certificate administrator of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the certificate administrator, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of the Certificateholders to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the Master Servicer or Special Servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In addition, if the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan that was entered into or delivered in connection with the origination of the related Mortgage Loan and is necessary in connection with its completion of any Asset Review, the asset representations reviewer will be required to promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clause (i) – (v) above, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 45 business days after the date on which access to the secure data room is provided. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 business days following the asset representations reviewer’s request, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the related mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review

Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. The asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to a Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the Successor Third-Party Purchaser (if any), the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if any such document or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

Any person into which the asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the asset representations reviewer is a party, or any person succeeding to the business of the asset representations reviewer, will be the successor of the asset representations reviewer under the PSA, and will be deemed to have assumed all of the liabilities and obligations of the asset representations reviewer under the PSA, without the execution or filing of any paper or any further act on the part of any of the parties to the PSA; provided, that the trustee has received a Rating Agency Confirmation with respect to such successor or surviving person if the asset representations reviewer is not the successor or surviving person. The rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated will not be affected by such merger, consolidation or succession, and the asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such merger, consolidation or succession.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights of all then outstanding certificates, provided, if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended an additional 30 days;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders entitled to at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders entitled to not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders entitled to at least 75% of the Voting Rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign by giving written notice to the other parties if it fails to be, an Eligible Asset Representations Reviewer. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer (other than with respect to any Excluded DCH Loan, any Servicing Shift Whole Loan, any other Serviced Whole Loan as to which a third party controlling note holder has control rights or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan) may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that such replacement special servicer may not be the asset representations reviewer or any of its affiliates, and the Directing Certificateholder provides each Rating Agency (with a copy to the certificate administrator and the trustee) with a Rating Agency Communication. The reasonable fees and out-of-pocket expenses of any such termination without cause incurred by the Directing Certificateholder (including the costs of providing a Rating Agency Communication) will be paid by the holders of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights allocable to all the Principal Balance Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective classes thereof) requesting a vote to replace the special servicer with a new special servicer (other than with respect to any Servicing Shift Whole Loan or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan), (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to each Rating Agency (with a copy to the certificate administrator and trustee) of a Rating Agency Communication (which such Rating Agency Communication must be provided at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the Voting Rights that constitute a minimum Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA (other than with respect to any Servicing Shift Whole Loan or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan) and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights allocable to all Principal Balance Certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes thereof).

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Serviced Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded DCH Loan, the Directing Certificateholder will be entitled to select (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer and will, absent negligence, willful misconduct or bad faith, be indemnified by the issuing entity for any loss, liability or expense incurred in connection with any legal action relating to this transaction resulting solely from the identity or actions of such Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer (i) that satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) that is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) that is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) that is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) that is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, (vii) that currently has a special servicer rating of at least “CSS3” from Fitch, (viii) that is currently acting as a special servicer in a CMBS transaction rated by S&P (as to which CMBS transaction there are outstanding CMBS rated by S&P) and (ix) that has not been cited by S&P or KBRA as having servicing concerns that were the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding principal balance of all certificates whose holders voted on the matter, provided that the Certificateholders and/or Certificate Owners that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three Certificateholders and/or Certificate Owners that are not affiliated with each other.

In the event the requisite holders of certificates, as described in the prior paragraph, elect to remove and replace the special servicer (which requisite affirmative votes must be received) within 180 days of posting of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website, the certificate administrator will be required to provide a Rating Agency Communication to each of the Rating Agencies at that time. After the delivery of a Rating Agency Communication to each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer recommended by the operating advisor, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with providing such Rating Agency Communications and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination.

However, with respect to a Servicing Shift Whole Loan and a Serviced A/B Whole Loan (as to which no Control Appraisal Event exists with respect thereto), the special servicer may not be terminated based on the operating advisor’s recommendation unless the holder of the related Control Note consents to such termination.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date) and any Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), the related special servicer with respect to such Whole Loan may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder or related controlling Companion Loan holder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA (or, with respect to any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date) and any Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), in the PSA) and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders entitled to not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan; provided, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by Certificateholders entitled to not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Companion Loan; provided, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   the master servicer or the special servicer, as the case may be, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized to terminate, and at the written direction of (A) Certificateholders entitled to 25% of the Voting Rights, (B) the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or (C) the Directing Certificateholder (solely with respect to the special servicer and, in any event, (1) only for so long as no Control Termination Event has occurred and is continuing, (2) subject to the DCH Limitations and (3) other than with respect to a Servicing Shift Whole Loan (unless the Directing Certificateholder is entitled to exercise the termination rights of the “Non-Controlling Note Holder” under the related Intercreditor Agreement), the trustee will be required to terminate, all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be, (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or, for so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, that has been approved by the Directing Certificateholder (for so long as no Control Termination Event has occurred and is continuing) or, with respect to a Servicing Shift Mortgage Loan, the related Controlling Holder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if such Companion Loan has been securitized, the designated party under the related pooling and servicing agreement) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan to the extent provided under the related Intercreditor Agreement. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

In addition, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (or, if a Control Termination Event has occurred and is continuing, acting at the direction of the special servicer), will be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s) (to the extent provided under the related Intercreditor Agreement), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders entitled to at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes, and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover from the issuing entity all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that fulfillment of its obligations is no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that fulfillment of its obligations is no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) any Successor Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with any Successor Third-Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any affiliate of the foregoing.  As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice from any other party to the PSA, any Successor Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of a Successor Third-Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of any Successor Third-Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in the Credit Risk Retention Rules.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including any reasonable legal fees and expenses relating to the enforcement of such indemnity), judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor, certificate administrator, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs (including any reasonable legal fees and expenses relating to the enforcement of such indemnity), judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loans (as a collective whole), taking into account the pari passu nature of any related Serviced Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan) under the PSA; provided, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and/or a fidelity bond requirement so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any such entity is a party, or any person succeeding to the business of any such entity, will be the successor thereof under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

Neither the trustee nor the certificate administrator will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to not less than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Each of the trustee and certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

The “Enforcing Servicer” will, in all cases, be the special servicer.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer (in the case of all Mortgage Loans) from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action and (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders as described below. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by Requesting Certificateholders entitled to a majority of the Voting Rights to which all of the Requesting Certificateholders are entitled.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If multiple Requesting Certificateholders timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class Certificateholder) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the Enforcing Servicer on behalf of the issuing entity will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Litigation Control

The special servicer will be responsible for conducting or managing certain litigation related to the Mortgage Loans (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the PSA.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”. The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each of the Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the MSC 2019-H7 mortgage pool, if necessary).

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	Except as otherwise discussed under “—Servicing of the Tower 28 Mortgage Loan” and “—Servicing of the 3 Columbus Circle Mortgage Loan,” the Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. Except as otherwise discussed under “—Servicing of the Tower 28 Mortgage Loan” and “—Servicing of the 3 Columbus Circle Mortgage Loan,” the related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	The servicing decisions for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Special Servicer Decisions under the PSA.

●	Appraisal Reduction Amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer or the related Non-Serviced Master Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related affiliates, directors, officers and/or other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the MSC 2019-H7 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing Advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Tower 28 Mortgage Loan

The Tower 28 Mortgage Loan will be serviced under the BANK 2019-BNK17 PSA.

The servicing terms of the BANK 2019-BNK17 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including as set forth above under “—General” and the following:

●	Under the BANK 2019-BNK17 PSA, the primary servicing fee payable to the related Non-Serviced Master Servicer (Wells Fargo Bank, National Association) is calculated at 0.00250% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Under the BANK 2019-BNK17 PSA, the related Non-Serviced Special Servicer (Midland Loan Services, a Division of PNC Bank, National Association) will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum. The special servicing fee is not subject to a floor.

●	Under the BANK 2019-BNK17 PSA, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal (other than any amount for which a liquidation fee is paid) and interest in respect of the related Whole Loan (other than default interest and excess interest) made by the related borrower after any workout of the related Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	Under the BANK 2019-BNK17 PSA, the related Non-Serviced Special Servicer will be entitled to a liquidation fee of 1.0% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. The liquidation fee is subject to a floor, equal to the lesser of $25,000 or 3.0% of such net liquidation proceeds and is not subject to a cap.

●	The BANK 2019-BNK17 PSA will provide certain non-binding consultation rights in respect of the Tower 28 Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

●	The operating advisor under the BANK 2019-BNK17 PSA will only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the BANK 2019-BNK17 special servicer after a consultation termination event. However, such operating advisor will have no obligations or consultation rights in its capacity as operating advisor with respect to the Tower 28 Whole Loan prior to the occurrence and continuance of both a control appraisal period and a control termination event.

●	The holder of the Tower 28 Subordinate Companion Loan is the current Tower 28 Controlling Holder and, as such, will (instead of the related Non-Serviced Directing Certificateholder) have consent rights with respect to major servicing decisions, and the ability to terminate the related Non-Serviced Special Servicer, in each case with respect to the Tower 28 Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans”.

Prospective investors are encouraged to review the full provisions of the BANK 2019-BNK17 PSA, which is available by requesting a copy from the underwriters.

Servicing of the FedEx Niles Mortgage Loan

The FedEx Niles Mortgage Loan will be serviced under the MSC 2019-H6 PSA.

The servicing terms of the MSC 2019-H6 PSA are expected to be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including as set forth above under “—General” and the following:

●	Under the MSC 2019-H6 PSA, the primary servicing fee payable to the related Non-Serviced Master Servicer (Midland Loan Services, a Division of PNC Bank, National Association) is calculated at 0.00250% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Under the MSC 2019-H6 PSA, the related Non-Serviced Special Servicer (Midland Loan Services, a Division of PNC Bank, National Association) will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum, with a minimum monthly fee of $3,500.

●	Under the MSC 2019-H6 PSA, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal (other than any amount for which a liquidation fee is paid) and interest in respect of the related Whole Loan (other than default interest and excess interest) made by the related borrower after any workout of the related Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and a maximum fee equal to $1,000,000.

●	Under the MSC 2019-H6 PSA, the related Non-Serviced Special Servicer will be entitled to a liquidation fee of 1.0% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. The liquidation fee is subject to a minimum fee equal to $25,000 and a maximum fee equal to $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the MSC 2019-H6 PSA, which is available by requesting a copy from the underwriters.

Servicing of the 3 Columbus Circle Mortgage Loan

The 3 Columbus Circle Mortgage Loan will be serviced under the Benchmark 2019-B10 PSA.

The servicing terms of the Benchmark 2019-B10 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including as set forth above under “—General” and the following:

●	Under the Benchmark 2019-B10 PSA, the primary servicing fee payable to the related Non-Serviced Master Servicer (KeyBank National Association) is calculated at 0.00250% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Under the Benchmark 2019-B10 PSA, the related Non-Serviced Special Servicer (LNR Partners, LLC) will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum, with a minimum monthly fee of $3,500.

●	Under the Benchmark 2019-B10 PSA, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest in respect of the related Whole Loan made by the related borrower after any workout of the related Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and a maximum fee equal to $1,000,000.

●	Under the Benchmark 2019-B10 PSA, the related Non-Serviced Special Servicer will be entitled to a liquidation fee of 1.0% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. The liquidation fee is subject to a minimum fee equal to $25,000 and a maximum fee equal to $1,000,000.

●	Under the Benchmark 2019-B10 PSA, the related Non-Serviced Directing Certificateholder with respect to the 3 Columbus Circle Whole Loan will be (i) for so long as no 3 Columbus Circle Control Appraisal Period exists, the controlling class representative selected by a majority of the most subordinate class of loan-specific certificates backed by the 3 Columbus Circle Subordinate Companion Loan and (ii) for so long as a 3 Columbus Circle Control Appraisal Period exists, the controlling class representative selected by the majority of the controlling class of pooled certificates.

●	In addition to providing certain consent and consultation rights to the related Non-Serviced Directing Certificateholder, the Benchmark 2019-B10 PSA will provide certain non-binding consultation rights in respect of the 3 Columbus Circle Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

●	The operating advisor under the Benchmark 2019-B10 PSA will only be entitled to consult with the related Non-Serviced Special Servicer after a control termination event and recommend the termination of the related Non-Serviced Special Servicer after a consultation termination event, in each case so long as a 3 Columbus Circle Control Appraisal Period exists.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans”.

Prospective investors are encouraged to review the full provisions of the Benchmark 2019-B10 PSA, which is available by requesting a copy from the underwriters.

Servicing of the AC by Marriott San Jose Mortgage Loan

The AC by Marriott San Jose Mortgage Loan will be serviced under the CF 2019-CF1 PSA.

The servicing terms of the CF 2019-CF1 PSA with respect to the AC by Marriott San Jose Mortgage Loan are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer will earn a primary servicing fee with respect to the AC by Marriott San Jose Mortgage Loan that is calculated at 0.02125% per annum (which includes any applicable sub-servicing fee rate).

●	Upon the related Whole Loan becoming a specially serviced loan under the CF 2019-CF1 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.2500% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $3,500.

●	In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

●	The operating advisor under the CF 2019-CF1 PSA will be entitled to consult with the related Non-Serviced Special Servicer only after a control termination event and recommend the termination of the related Non-Serviced Special Servicer only after a consultation termination event.

●	Under the CF 2019-CF1 PSA, so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan thereunder, the special servicer of the related Whole Loan thereunder may only be removed without cause by the related Non-Serviced Directing Certificateholder if either (i) LNR Partners, LLC or an affiliate thereof is no longer the special servicer thereunder or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns, as of the date of the delivery of the related notice of termination, less than 25% of the certificate balance of the then-controlling class of certificates thereunder.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the CF 2019-CF1 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Controlling Companion Loan Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. The provisions of such future pooling and servicing agreement have not yet been determined, although such agreement will be required to contain terms and conditions that are customary for securitization transactions involving assets similar to the related Servicing Shift Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such pooling and servicing agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the related securitization. In addition:

●	Following the related Controlling Companion Loan Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Controlling Companion Loan Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Controlling Companion Loan Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Controlling Companion Loan Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead and will be the “Pari Passu Loan Primary Servicing Fee” payable with respect to such Mortgage Loan.

●

Following the related Controlling Companion Loan Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the related Servicing Shift Mortgage Loan and the related Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on each such loan’s outstanding principal balance).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, special servicing fee, liquidation fee and workout fee with respect to the related Servicing Shift Whole Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.00250% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (in each case, without regard to any related fee floor or cap).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply for such matter at such time (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply for such matter at such time (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply for such matter at such time (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice of the action taken to the 17g-5 Information Provider’s website pursuant to the PSA.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the PSA) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. At any time during which no certificates are rated by a Rating Agency, a Rating Agency Confirmation will not be required from that Rating Agency. “Rating Agencies” means the rating agencies engaged by the depositor to rate the certificates.

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider and the certificate administrator for posting to their respective websites.

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Certain actions under the PSA that do not require a Rating Agency Confirmation may nevertheless require the delivery of a Rating Agency Communication.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which is required pursuant to the PSA to be delivered at least ten (10) business days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the PSA).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (but only if an advance was made by the trustee in the calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons therefor), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee, the Non-Serviced Custodian and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other Certificateholder, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates has been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) if the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is equal to or greater than 1.0% of the Initial Pool Balance of the Mortgage Loans, such exchanging party pays to the master servicer an amount equal to (x) the product of (I) the Prime Rate, (II) the aggregate of the Certificate Balances of the then-outstanding Principal Balance Certificates as of the date of such exchange and (III) three, divided by (y) 360, and such exchanging party pays the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Information Provider’s website). The final distribution on the certificates will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity and effect early retirement of the then outstanding certificates (the “Cleanup Call”), provided, that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance of the Mortgage Loans (solely for the purposes of this calculation, if such right is being exercised after August 2029 and the FedEx Niles Mortgage Loan is still an asset of the trust, then such Mortgage Loan will be excluded from the initial pool balance and the then-aggregate principal balance of the pool). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such class is outstanding), (3) the reasonable out of pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees and any related Pari Passu Loan Primary Servicing Fees remaining outstanding and payable solely to the master servicer or the related Non-Serviced Master Servicer (which items will be deemed to have been paid or reimbursed to the master servicer or the related Non-Serviced Master Servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(1)   to cure any ambiguity or to correct any error;

(2)   to cause the provisions in the PSA to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the issuing entity or the PSA in the final prospectus for the Offered Certificates or in the final private placement memorandum for the privately offered Certificates, or to correct or supplement any provision which may be inconsistent with any other provisions;

(3)   to amend any provision of the PSA to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the issuing entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

(4)   to make any other provisions with respect to matters or questions arising under or with respect to the PSA not inconsistent with the provisions therein;

(5)   to modify, add to or eliminate the provisions in the PSA relating to transfers of Class R certificates;

(6)   to amend any provision of the PSA to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

(7)   to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the CMBS industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency must have been provided with a Rating Agency Communication with respect to such modification, and (z) if no Control Termination Event or Consultation Termination Event has occurred and is continuing, the Directing Certificateholder consents to such modification;

(8)   to modify the procedures in the PSA relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the operating advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

(9)   to modify, alter, amend, add or to rescind any of the provisions contained in the PSA if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

(10) to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed in whole or in part, to the extent required to comply with any such amendment or, to the extent applicable, to modify or eliminate the affected provision(s) related to the risk retention requirements in the event of such repeal in each case, subject to the consent of the Retaining Sponsor, not to be unreasonably withheld; or

(11) any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. No amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or the related Intercreditor Agreement without the consent of the holder of the related Companion Loan. In addition, no amendment to the PSA may be made without the consent of any underwriter or initial purchaser if such amendment would materially affect the rights of such underwriter or initial purchaser, as applicable, under the PSA.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, the PSA may not be amended without the consent of the holder of the related Subordinate Companion Loan if such amendment would materially and adversely affect the related Subordinate Companion Loan holder’s rights under the PSA.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received (i) an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code and (ii) an officer’s certificate from the party requesting the amendment to the effect that all conditions precedent to such amendment set forth herein have been satisfied.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, an entity that is not an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” by S&P and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “A-1” from S&P and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A” by S&P and “A+” by Fitch, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, at such removed party’s cost, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties in New York (26.0%), California (13.7%) and Nevada (10.2%). Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Nevada. Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust. In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially. Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are generally employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is handled by the trustee under the deed of trust, which, subject to the requirements of Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law. More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property, including a notarized affidavit of authority to exercise the power of sale, must be recorded, a notice of sale must be recorded, and notice must be given to the trustor, any guarantor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property. Then, following the expiration of the required statutory period, a public auction is held. In addition, please note that special notice requirements are required if the real property being foreclosed is a residential property. With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless (to the extent possible) waived, any guarantor, surety or other obligor to collect a debt. Further, actions for deficiency judgments following any foreclosure, judicial or non-judicial, must be brought within six (6) months of the foreclosure, and are limited to the lesser of (i) the amount by which the secured indebtedness exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the secured indebtedness, with interest from the date of sale. Additional limitations may apply if the party seeking the deficiency acquired the right to obtain the judgment from a person who previously held that right. The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or other obligor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default. Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor), conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a

“due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable non-bankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of MSMCH, a mortgage loan seller and a sponsor, Morgan Stanley Bank, an originator, and the holder of certain of the Grand Canal Shoppes Companion Loans, the Legacy Tower Pari Passu Companion Loan and the Eleven Seventeen Perimeter Companion Loan, and Morgan Stanley & Co. LLC, one of the underwriters.

Argentic Real Estate Finance LLC, a sponsor, a mortgage loan seller, an originator, the holder of one or more of the SoCal Retail Portfolio Companion Loans and the holder of one or more of the Embassy Suites at Centennial Olympic Park Companion Loans, is affiliated with Argentic Securities Income USA LLC, which is expected to be appointed as the initial Directing Certificateholder, and with Argentic Securities Holdings Cayman Limited, which is expected to be the holder of the RR Certificates and the Class V certificates on the Closing Date.

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of (i) Starwood Mortgage Funding II LLC, the current holder of the 125 Borinquen Place Pari Passu Companion Loan, (ii) Starwood Mortgage Funding III LLC, the current holder of the Visions Hotel Portfolio II Pari Passu Companion Loans, and (iii) LNR Partners, LLC, the special servicer. Each of the 125 Borinquen Place Pari Passu Companion Loan and the Visions Hotel Portfolio II Pari Passu Companion Loans are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time.

CCRE Lending, a mortgage loan seller, an originator and a sponsor, is an affiliate of Cantor Fitzgerald & Co., one of the underwriters.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo and MSMCH or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, all of the MSMCH Mortgage Loans (31.6%).

Each of SPREF WH II LLC and SPREF WH III LLC is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo (for SPREF WH II LLC) and Column Financial (for SPREF WH III LLC), respectively, and Argentic or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans.

Morgan Stanley Bank, N.A. is the purchaser under a repurchase agreement with SMC or certain of its affiliates, for the purpose of providing short-term warehousing of 5 mortgage loans originated or acquired by SMC or certain of its affiliates (9.5%). Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the SMC Mortgage Loans.

Pursuant to a certain servicing arrangement between Wells Fargo, on the one hand, and CCRE Lending or one of its affiliates, on the other hand, Wells Fargo acts as an interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 4 of the CCRE Mortgage Loans (3.2%).

Pursuant to a limited subservicing agreement between NKF and Midland, NKF is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 7 CCRE Mortgage Loans (9.2%).

Midland is also (i) the special servicer under the BANK 2019-BNK17 PSA, which governs the servicing of the Tower 28 Whole Loan, (ii) the master servicer and the special servicer under the MSC 2019-H6 PSA, which governs the servicing of the FedEx Niles Whole Loan and (iii) the primary servicer of the 3 Columbus Circle Whole Loan under the Benchmark 2019-B10 PSA.

LNR Partners is also (i) the special servicer under the CF 2019-CF1 PSA, which governs the servicing of the AC by Marriott San Jose Whole Loan and an affiliate of LNR Securities Holdings LLC, the current directing certificateholder under the CF 2019-CF1 PSA, and (ii) the special servicer under the Benchmark 2019-B10 PSA, which governs the servicing of the 3 Columbus Circle Whole Loan. LNR Partners is an affiliate of SMC, a mortgage loan seller, originator and sponsor, Starwood Mortgage Funding II LLC, the current holder of the 125 Borinquen Place Pari Passu Companion Loan and of Starwood Mortgage Funding III LLC, the current holder of the Visions Hotel Portfolio II Pari Passu Companion Loans.

Wells Fargo, the trustee, certificate administrator and custodian, is also (i) the certificate administrator and custodian under the MSC 2019-H6 PSA, pursuant to which the FedEx Niles Whole Loan is currently serviced, (ii) the master servicer, certificate administrator and custodian under the BANK 2019-BNK17 PSA, pursuant to which the Tower 28 Whole Loan is currently serviced and (iii) the certificate administrator and custodian under the Benchmark 2019-B10 PSA, pursuant to which the 3 Columbus Circle Whole Loan is currently serviced.

Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of their respective affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which include, prior to their inclusion in the trust fund, all of the SMC Mortgage Loans (15.8%).

Wells Fargo is the interim custodian of the loan documents with respect to all of the Mortgage Loans to be contributed to this securitization by MSMCH.

Wells Fargo is the interim custodian of the loan documents with respect to all of the Mortgage Loans to be contributed to this securitization by Argentic.

Pentalpha Surveillance, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the Benchmark 2019-B10 PSA, pursuant to which the 3 Columbus Circle Whole Loan is serviced, and the operating advisor and asset representations reviewer under the BANK 2019-BNK17 PSA, pursuant to which the Tower 28 Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will generally not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA (or related Non-Serviced PSA), neither the related master servicer nor the related special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that such master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). With respect to each class of Class X Certificates, any reduction of the Certificate Balances of the Underlying Classes of Certificates will also reduce the Notional Amount of such class of Class X Certificates.

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related Underlying Classes of Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates offered by this prospectus that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, any related Pari Passu Loan Primary Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPYs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2019; and

●	the Offered Certificates are settled with investors on July 25, 2019.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	86%	86%	86%	86%	86%
July 2021	70%	70%	70%	70%	70%
July 2022	51%	51%	51%	51%	51%
July 2023	25%	25%	25%	25%	25%
July 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.83	2.82	2.82	2.82	2.82

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.92	4.91	4.89	4.73

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	80%	80%	80%	80%	80%
July 2026	59%	59%	59%	59%	59%
July 2027	36%	36%	36%	36%	36%
July 2028	13%	13%	13%	13%	13%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.37	7.37	7.37	7.37	7.37

Percent of the Maximum Initial Certificate Balance ($205,000,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	99%	94%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.80	9.75	9.70	9.63	9.41

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($100,000,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	99%	99%	88%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.75	9.67	9.60	9.53	9.33

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($347,191,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.89	9.86	9.82	9.58

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($242,191,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.90	9.86	9.62

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.71

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.72

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.72

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including July 1, 2019 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates (other than the Class R certificates). The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, persons subject to special tax accounting rules as a result of their use of certain financial statements, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986 (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding the entitlement to Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a

“regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, for federal income tax purposes, the portion of the issuing entity consisting of the entitlement to any Excess Interest and the related distribution account will be classified as a trust under Section 301.7701-4(c) of the Treasury regulations and the holders of the Class V certificates will be treated as the owners of that portion under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and structural components that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 15 of the Mortgaged Properties securing or partially securing ten (10) Mortgage Loans (17.5%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017, commonly referred to as the “Tax Cuts and Jobs Act” (the “Tax Cuts and Jobs Act”), Regular Interestholders on the accrual method of accounting that file certain “applicable financial statements” may be required to accrue Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year they included such amounts as revenue on their “applicable financial statements.” Except in the case of market discount, which is not covered by the new rule, this may require investors to report income earlier than it would otherwise be recognized under other tax rules. Prospective investors are urged to consult their tax counsel regarding application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 0% CPY; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (the interest on which is not tax exempt) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all premium bonds acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and for all such bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the applicable classes of certificates receiving such amounts, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable classes of certificates receiving such amounts. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell

REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), included audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. These rules also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) instead of appointing a “tax matters person” a REMIC appoints one person to act as its sole representative (the “partnership representative”) in connection with IRS audits and related procedures and the partnership representative’s actions, including agreeing to adjustments to REMIC taxable income, are more binding on residual interest holders than were the actions of the “tax matters person” under prior law and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative for each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any exceptions available under the 2015 Budget Act (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the 2015 Budget Act on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 24% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Morgan Stanley & Co. LLC	$[_]	$[_]	$[_]	$[_]
Cantor Fitzgerald & Co.	$[_]	$[_]	$[_]	$[_]
The Williams Capital Group, L.P.	$[_]	$[_]	$[_]	$[_]
Total	$[_]	$[_]	$[_]	$[_]

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
Morgan Stanley & Co. LLC	$[_]	$[_]	$[_]	$[_]
Cantor Fitzgerald & Co.	$[_]	$[_]	$[_]	$[_]
The Williams Capital Group, L.P.	$[_]	$[_]	$[_]	$[_]
Total	$[_]	$[_]	$[_]	$[_]

Underwriter	Class B	Class C
Morgan Stanley & Co. LLC	$[_]	$[_]
Cantor Fitzgerald & Co.	$[_]	$[_]
The Williams Capital Group, L.P.	$[_]	$[_]
Total	$[_]	$[_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

Expenses payable by the depositor are estimated at $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the

Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, MSMCH, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, an originator under this securitization. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of CCRE Lending, a mortgage loan seller, an originator and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to MSMCH (an affiliate of Morgan Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans, and the payment by MSMCH to Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC), in its capacity as an originator, of the purchase price for the MSMCH Mortgage Loans (less any amounts retained by MSMCH), and (ii) the payment by the depositor to CCRE Lending (an affiliate of Cantor Fitzgerald & Co.), in its capacity as a mortgage loan seller, of the purchase price for the CCRE Mortgage Loans. In addition, proceeds received by SMC in connection with the contribution of SMC Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC), as the related repurchase agreement counterparty.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered certificates to any retail investor in the EEA. For the purposes of this provision:

(a)   The expression “retail investor” means a person who is one (or more) of the following:

(i)     A retail client as defined in point (11) of article 4(1) of MiFID II;

(ii)    A customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)    Not a Qualified Investor as defined in the Prospectus Directive; and

(b)   The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe for the offered certificates.

Each underwriter has represented and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the offered certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of the preliminary prospectus with respect to the offered certificates are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-227446) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013 08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC or Cantor Fitzgerald & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL

REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
1458/1437 Member	130
17g-5 Information Provider	256
1986 Act	379
1996 Act	362
2
2015 Budget Act	385
3
3 Columbus Circle Companion Loans	167
3 Columbus Circle Control Appraisal Period	167
3 Columbus Circle Controlling Noteholder	171
3 Columbus Circle Intercreditor Agreement	167
3 Columbus Circle Major Decision	172
3 Columbus Circle Pari Passu Companion Loan	167
3 Columbus Circle Subordinate Companion Loan	167
3 Columbus Circle Whole Loan	167
30/360 Basis	282
4
401(c) Regulations	393
A
AB Modified Loan	291
Accelerated Mezzanine Loan Lender	251
Acceptable Insurance Default	293
Acting General Counsel’s Letter	102
Actual/360 Basis	140
Actual/360 Loans	273
ADA	364
Additional Exclusions	293
Adjacent Property	128
Administrative Cost Rate	239
ADR	105
Advances	270
Affirmative Asset Review Vote	322
Allocated Loan Amount	105
Annual Debt Service	105
Anticipated Repayment Date	140
Appraisal Reduction Amount	288
Appraisal Reduction Event	288
Appraised Value	106
Appraised-Out Class	292
Approved Exchange	12
ARD Loan	140
Argentic	183
Argentic Data Tape	188
Argentic Mortgage Loans	183
Argentic Review Team	188
ASR Consultation Process	303
Assessment of Compliance	347
Asset Representations Reviewer Asset Review Fee	287
Asset Representations Reviewer Fee	287
Asset Representations Reviewer Fee Rate	287
Asset Representations Reviewer Termination Event	326
Asset Review	323
Asset Review Notice	322
Asset Review Quorum	322
Asset Review Report	324
Asset Review Report Summary	324
Asset Review Standard	323
Asset Review Trigger	320
Asset Review Vote Election	321
Asset Status Report	301
Assumed Certificate Coupon	226
Assumed Final Distribution Date	246
Assumed Scheduled Payment	240
Attestation Report	347
Available Funds	234
B
Balloon Balance	107
Balloon LTV	109
BANK 2019-BNK17 PSA	152
Bankruptcy Code	357
Base Interest Fraction	245
Benchmark 2019-B10 Asset Representations Reviewer	168
Benchmark 2019-B10 Certificate Administrator	168
Benchmark 2019-B10 Consultation Termination Event	173
Benchmark 2019-B10 Control Termination Event	173
Benchmark 2019-B10 Operating Advisor	168
Benchmark 2019-B10 PSA	153, 168
Benchmark 2019-B10 Servicer	168

Benchmark 2019-B10 Special Servicer	168
Benchmark 2019-B10 Trustee	168
Borrower Party	251
Borrower Party Affiliate	251
Breach Notice	263
Brotman DCCR	136
C
C(WUMP)O	12
Cash Flow Analysis	107
CCRE Data Tape	204
CCRE Deal Team	204
CCRE Lending	204
CCRE Mortgage Loans	204
CERCLA	362
Certificate Administrator/Trustee Fee	286
Certificate Administrator/Trustee Fee Rate	286
Certificate Balance	232
Certificate Owners	258
Certificateholder	252
Certificateholder Quorum	328
Certificateholder Repurchase Request	336
CF 2019-CF1 PSA	153
Class A Certificates	232
Class A-SB Planned Principal Balance	241
Class X Certificates	232
Class X YM Distribution Amount	245
Cleanup Call	348
Clearstream	257
Clearstream Participants	259
Closing Date	105
CMBS	39, 204
CMMBS	214
Code	377
Collateral Deficiency Amount	291
Collection Account	272
Collection Period	235
Communication Request	260
Companion Distribution Account	273
Companion Holder(s)	152
Companion Loans	104
Compensating Interest Payment	246
Constant Prepayment Rate	370
Constraining Level	225
Consultation Termination Event	312
Control Appraisal Event	153
Control Eligible Certificates	308
Control Note	153
Control Termination Event	312
Controlling Class	308
Controlling Class Certificateholder	308
Controlling Companion Loan Securitization Date	153
Controlling Holder	153
Corrected Loan	301
CPP	370
CPR	223, 370
CPY	370
CRE Loans	197
Credit Risk Retention Rules	221
CREFC®	249
CREFC® Intellectual Property Royalty License Fee	287
CREFC® Intellectual Property Royalty License Fee Rate	287
CREFC® Reports	249
Crossed Mortgage Loan Group	264
Crossed Underlying Loan	264
Crossed Underlying Loan Repurchase Criteria	264
Cross-Over Date	238
CRR	90
CRR Amendment	90
CRR II	90
Cumulative Appraisal Reduction Amount	291
Cure/Contest Period	323
Current LTV	108
Cut-off Date	104
Cut-off Date Balance	108
Cut-off Date Loan-to-Value Ratio	108
Cut-off Date LTV	108
Cut-off Date LTV Ratio	108
Cut-off Date UW NCF	112
D
Dania Beach Association	1
DCH Limitations	309
DEF(#)	110
DEF/YM@(#)	110
Defaulted Loan	306
Defeasance Deposit	143
Defeasance Loans	142
Defeasance Lock-Out Period	142
Defeasance Option	142
Definitive Certificate	257
Delegated Directive	10
Delinquent Loan	321
Demand Entities	198
Depositaries	258
Determination Date	233
Diligence File	261
Directing Certificateholder	308
Directing Certificateholder Asset Status Report Approval Process	303
Disclosable Special Servicer Fees	286
Discount Rate	245
Discount Yield	224
Dispute Resolution Consultation	337

Dispute Resolution Cut-off Date	337
Distribution Accounts	273
Distribution Date	233
Distribution Date Statement	249
Dodd-Frank Act	88
DOL	391
DTC	257
DTC Participants	258
DTC Rules	259
Due Date	139, 235
E
EDGAR	390
EEA	10
Effective Gross Income	107
EGI	108
Eligible Asset Representations Reviewer	324
Eligible Operating Advisor	317
Enforcing Party	336
Enforcing Servicer	336
ESA	126
ESAs	90
EU Institutional Investors	90
EU Risk Retention and Due Diligence Requirements	90
EU Securitization Regulation	90
Euroclear	257
Euroclear Operator	259
Euroclear Participants	259
Excess Interest	233
Excess Interest Distribution Account	273
Excess Modification Fee Amount	283
Excess Modification Fees	281
Excess Prepayment Interest Shortfall	247
Exchange Act	183
Excluded Controlling Class Holder	251
Excluded Controlling Class Loan	251
Excluded DCH Loan	252
Excluded Information	251
Excluded Plan	393
Excluded Special Servicer	328
Excluded Special Servicer Loan	328
Exemption	392
Exemption Rating Agency	392
Existing Severed Loan	144
Expected Prices	228
F
FATCA	386
FDIA	101
FDIC	101
FedEx Niles Master Tenant	134
FIEL	13
Final Asset Status Report	303
Final Dispute Resolution Election Notice	338
Financial Promotion Order	11
FIRREA	102
First Mortgagee	134
FPO Persons	11
FSMA	10
G
GAAP	221
Garn Act	363
GLA	108
Government Securities	141, 142
Grace Period	108
Grand Canal Shoppes Control Appraisal Period	178
Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price	182
Grand Canal Shoppes Directing Holder	178
Grand Canal Shoppes Intercreditor Agreement	175
Grand Canal Shoppes Major Decisions	179
Grand Canal Shoppes Mortgage Loan	174
Grand Canal Shoppes Net Note A Rate	177
Grand Canal Shoppes Net Note B Rate	177
Grand Canal Shoppes Note A Rate	175
Grand Canal Shoppes Note A Relative Spread	177
Grand Canal Shoppes Note B Rate	175
Grand Canal Shoppes Note B Relative Spread	178
Grand Canal Shoppes Noteholder Purchase Notice	181
Grand Canal Shoppes Notes	174
Grand Canal Shoppes Pari Passu Companion Loans	174
Grand Canal Shoppes REA	124
Grand Canal Shoppes Recovered Costs	182
Grand Canal Shoppes Senior Notes	174
Grand Canal Shoppes Sequential Pay Event	176
Grand Canal Shoppes Subordinate Companion Loan	175
Grand Canal Shoppes Threshold Event Collateral	179
Grand Canal Shoppes Threshold Event Cure	179
Grand Canal Shoppes Whole Loan	174
Grand Canal Shoppes Whole Loan Rate	178
Grantor Trust	233
H
Hard Lockbox	108

I
IEPA	127
Impermissible Affiliate	333
Impermissible Asset Representations Reviewer Affiliate	333
Impermissible Operating Advisor Affiliate	333
Impermissible TPP Affiliate	333
Indirect Participants	258
Initial Delivery Date	301
Initial Pool Balance	104
Initial Rate	140
Initial Requesting Certificateholder	336
In-Place Cash Management	108
Institutional Investor	12
Insurance and Condemnation Proceeds	273
Intercreditor Agreement	152
Interest Accrual Amount	239
Interest Accrual Period	239
Interest Distribution Amount	239
Interest Reserve Account	273
Interest Shortfall	239
Interested Person	307
Interest-Only Expected Price	228
Investment Company Act	394
Investor Certification	252
IO	108
IO Period UW NCF DSCR	108
Israeli New Shekel	152
J
Japanese Affected Investors	91
Japanese Retention Requirement	91
JFSA	13, 91
Joint Mortgage Loan	264
JRR Rule	91
K
Key Money Loan	152
L
Largest Tenant	108
Lease Expiration of Largest Tenant	108
Liquidation Fee	283
Liquidation Proceeds	273
LNR Partners	216
LO(#)	110
Loan Per Unit	109
Loan-to-Value Ratio at Maturity or ARD	109
Lock-out Period	141
Loss of Value Payment	265
Lower-Tier Regular Interests	377
Lower-Tier REMIC	233, 377
LTV	206
LTV Ratio at Maturity or ARD	109
M
Major Decision	309
Major Decision Reporting Package	309
MAS	12
Master Servicer Remittance Date	269
Material Defect	263
Maturity Date LTV	109
Maturity Date LTV Ratio	109
MDE	128
Midland	214
MiFID II	10
MLPA	261
Modification Fees	282
Morgan Stanley Bank	190
Morgan Stanley Group	190
Morgan Stanley Origination Entity	191
Mortgage	104
Mortgage File	261
Mortgage Loans	104
Mortgage Note	104
Mortgage Pool	104
Mortgage Rate	109, 239
Mortgaged Property	104
Most Recent NOI	109
MSA	109
MSC 2019-H6 PSA	153
MSMCH	189
MSMCH Data File	196
MSMCH Mortgage Loans	189
MSMCH Qualification Criteria	197
MSMCH Securitization Database	195
N
Net Mortgage Rate	238
Net Operating Income	109
New Severed Loan	144
NFA	128
NI 33-105	10
NOI	109
NOI Date	109
Non-Control Note	153
Non-Controlling Holder	153
Non-Controlling Note Holder	172
Nonrecoverable Advance	270
Non-Reduced Class	320
Non-Serviced Certificate Administrator	153
Non-Serviced Companion Loan	153
Non-Serviced Custodian	153
Non-Serviced Directing Certificateholder	153
Non-Serviced Master Servicer	153
Non-Serviced Mortgage Loan	154

Non-Serviced Pari Passu Companion Loan	154
Non-Serviced Pari Passu Whole Loan	154
Non-Serviced Pari Passu-A/B Whole Loans	154
Non-Serviced PSA	154
Non-Serviced Securitization Trust	154
Non-Serviced Special Servicer	154
Non-Serviced Trustee	154
Non-Serviced Whole Loan	154
Non-U.S. Tax Person	386
Notional Amount	233
NRA	110
NRSRO	251
NRSRO Certification	252
O
O(#)	110
Occupancy Date	110
Occupancy Rate	110
Occupancy Rate As-of Date	110
Offered Certificates	232
OID Regulations	380
OLA	102
Operating Advisor Consultation Event	312
Operating Advisor Consulting Fee	286
Operating Advisor Expenses	287
Operating Advisor Fee	286
Operating Advisor Fee Rate	286
Operating Advisor Standard	315
Operating Advisor Termination Event	318
Original Balance	110
Other Master Servicer	154
Other PSA	154
P
P&I Advance	269
PACE Transaction	151
Pads	114
Par Purchase Price	305
Pari Passu Companion Loan	154
Pari Passu Companion Loans	104
Pari Passu Loan Primary Servicing Fee	239
Pari Passu Loan Primary Servicing Fee Rate	239
Partial Transfer and Assumption	144
Participants	257
Parties in Interest	391
Pass-Through Rate	238
Patriot Act	365
PCIS Persons	11
Pentalpha Surveillance	220
Percentage Interest	178, 233
Periodic Payments	234
Permitted Investments	234, 274
Permitted Special Servicer/Affiliate Fees	286
PIPs	58
Plans	391
PML	208
PRC	11
Preliminary Dispute Resolution Election Notice	337
Prepayment Assumption	381
Prepayment Interest Excess	246
Prepayment Interest Shortfall	246
Prepayment Premium	245
Prepayment Provisions	110
PRIIPS Regulation	10
Primary Lease	135
Primary Tenant	135
Prime Rate	272
Principal Balance Certificates	232
Principal Distribution Amount	239
Principal Shortfall	241
Privileged Information	317
Privileged Information Exception	318
Privileged Person	251
Pro Rata and Pari Passu Basis	178
Professional Investors	12
Prohibited Prepayment	247
Promotion of Collective Investment Schemes Exemptions Order	11
Proposed Course of Action	337
Proposed Course of Action Notice	337
Prospectus Directive	10
PSA	232
PSA Party Repurchase Request	336
PTCE	393
Purchase Price	265
Q
Qualified Investor	10
Qualified Mortgage	263
Qualified Replacement Special Servicer	328
Qualified Substitute Mortgage Loan	265
Qualifying CRE Loan Percentage	222
R
RAC No-Response Scenario	345
Rated Final Distribution Date	246
Rating Agencies	346
Rating Agency Communication	346
Rating Agency Confirmation	346
REA	45
Realized Loss	248
REC	126
Record Date	233
Registration Statement	390

Regular Certificates	232
Regular Interestholder	380
Regular Interests	377
Regulation AB	347
Regulation RR	221
Reimbursement Rate	272
Related Proceeds	271
Release Date	142
Relevant Persons	11
Relief Act	365
Remedial Actions	128
REMIC	377
REMIC Regulations	377
REO Account	274
REO Loan	242
REO Property	301
Report	128
Repurchase Request	336
Requesting Certificateholder	337
Requesting Holders	292
Requesting Investor	260
Requesting Party	345
Required Credit Risk Retention Percentage	222
Requirements	365
Residual Certificates	232
Resolution Failure	337
Resolved	337
Restricted Group	392
Restricted Party	318
Retaining Party	221
Retaining Sponsor	221
Review Materials	322
Revised Rate	140
RevPAR	111
Risk Retention Affiliate	333
Risk Retention Affiliated	333
Rooms	114
RR Certificates	221, 232
Rule 17g-5	253
S
Scheduled Certificate Interest Payments	226
Scheduled Certificate Principal Payments	223
Scheduled PIP	126
Scheduled Principal Distribution Amount	240
SEC	183
Securities Act	347
Securitization Accounts	232, 274
SEL	208
Senior Certificates	232
Sequential Pay Event	168
Series Borrower	152
Serviced A/B Whole Loan	154
Serviced Companion Loan	154
Serviced Mortgage Loans	266
Serviced Pari Passu Companion Loan	154
Serviced Pari Passu Companion Loan Securities	331
Serviced Pari Passu Mortgage Loan	154
Serviced Pari Passu Whole Loan	154
Serviced Whole Loan	154
Servicer Termination Event	330
Servicing Advances	270
Servicing Fee	280
Servicing Fee Rate	280
Servicing Shift Mortgage Loan	155
Servicing Shift Whole Loan	155
Servicing Standard	268
SF	111
SFA	12
SFO	12
Similar Law	391
SMC	199
SMC Data Tape	199
SMC Mortgage Loans	199
SMMEA	394
Soft Lockbox	111
Soft Springing Lockbox	111
Special Servicer Decision	295
Special Servicing Fee	282
Special Servicing Fee Rate	282
Specially Serviced Loans	300
Springing Cash Management	111
Springing Lockbox	111
Sq. Ft.	111
Square Feet	111
Startup Day	378
Starwood	199
Starwood Review Team	199
Stated Principal Balance	241
Structured Product	12
Structuring Assumptions	371
STWD	216
Subject Loan	280, 287
Subordinate Certificates	232
Subordinate Companion Loan	104, 155
Subsequent Asset Status Report	301
Sub-Servicing Agreement	269
Successor Third-Party Purchaser	229
Swap Curve Interpolated Yield	224
Swap Priced Expected Price	226
Swap Priced Principal Balance Certificates	223
T
T-12	111

Target Coupon	225
Target Price	225
Tax Cuts and Jobs Act	380
Term to Maturity	111
Term to Maturity or ARD	111
Terms and Conditions	259
Tests	323
Threshold Event Collateral	168
Title V	364
Total Operating Expenses	107
Tower 28 Control Appraisal Event	165
Tower 28 Controlling Holder	165
Tower 28 Intercreditor Agreement	161
Tower 28 Master Servicer	162
Tower 28 Note A	161
Tower 28 Note A-1	161
Tower 28 Note A-2	161
Tower 28 Note A-3	161
Tower 28 Note B	161
Tower 28 Pari Passu Companion Loans	161
Tower 28 Special Servicer	162
Tower 28 Subordinate Companion Loan	161
Tower 28 Threshold Event Collateral	165
Tower 28 Triggering Event of Default	165
Tower 28 Trustee	162
Tower 28 Whole Loan	161
Trailing 12 NOI	109
TRIPRA	63
Trust	211
Trust REMICs	233, 377
TTM	111
U
U.S. Tax Person	386
UCC	353
UES Master Lessee	135
Underlying Class	233
Underwriter Entities	82
Underwriting Agreement	388
Underwritten Effective Gross Income	114
Underwritten EGI	114
Underwritten Expenses	111
Underwritten NCF	112
Underwritten NCF Debt Yield	112
Underwritten NCF DSCR	112
Underwritten Net Cash Flow	112
Underwritten Net Cash Flow DSCR	112
Underwritten Net Operating Income	113
Underwritten NOI Debt Yield	113
Underwritten NOI DSCR	114
Underwritten Revenue	114
Units	114
Unscheduled Principal Distribution Amount	240
Unsolicited Information	323
Upper-Tier REMIC	233, 377
USTs	128
UW EGI	114
UW Expenses	111
UW NCF	112
UW NCF Debt Yield	112
UW NCF DSCR	112
UW NOI	113
UW NOI Debt Yield	113
UW NOI DSCR	114
UW Revenue	114
V
VOCs	127
Volcker Rule	89
Voting Rights	257
W
WAC Rate	238
Weighted Average Mortgage Rate	114
Wells Fargo	212
White Box Conditions	107
Whole Loan	104
Withheld Amounts	273
Workout Fee	282
Workout Fee Rate	282
Workout-Delayed Reimbursement Amount	272
Y
Yield Curve Interpolated Yield	227
Yield Maintenance Charge	245
Yield Priced Expected Price	228
Yield Priced Principal Balance Certificates	223
YM(#)	111
YM@(#)	111

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type
Loan	5, 8	1	Grand Canal Shoppes	9.4%	MSBNA	MSMCH	$70,000,000	$70,000,000	$70,000,000	$1,000.14	Refinance	Brookfield Properties REIT Inc.; Nuveen Real Estate	BPR Nimbus LLC	1	Retail	Specialty Retail
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio	8.0%	AREF	AREF	$60,000,000	$60,000,000	$60,000,000	$145.00	Refinance	Mark Gabay	Mark Gabay	14
Property		2.01	The Springs	1.7%	AREF	AREF	$12,752,287	$12,752,287	$12,752,287						Retail	Anchored
Property		2.02	Summerwood	1.2%	AREF	AREF	$8,851,735	$8,851,735	$8,851,735						Retail	Anchored
Property		2.03	Food 4 Less – Target Center	0.8%	AREF	AREF	$6,059,082	$6,059,082	$6,059,082						Retail	Anchored
Property		2.04	El Super Center	0.8%	AREF	AREF	$5,927,509	$5,927,509	$5,927,509						Retail	Anchored
Property		2.05	Island Plaza	0.6%	AREF	AREF	$4,531,043	$4,531,043	$4,531,043						Retail	Anchored
Property		2.06	Baldwin Park Promenade	0.4%	AREF	AREF	$3,213,912	$3,213,912	$3,213,912						Retail	Anchored
Property		2.07	Lynwood Plaza	0.4%	AREF	AREF	$3,187,653	$3,187,653	$3,187,653						Retail	Anchored
Property		2.08	El Cajon (CVS)	0.4%	AREF	AREF	$2,766,115	$2,766,115	$2,766,115						Retail	Anchored
Property		2.09	Loma Vista	0.3%	AREF	AREF	$2,450,171	$2,450,171	$2,450,171						Retail	Anchored
Property		2.10	MLK Medical	0.3%	AREF	AREF	$2,357,986	$2,357,986	$2,357,986						Office	Suburban
Property		2.11	Hawthorne Plaza	0.3%	AREF	AREF	$2,265,801	$2,265,801	$2,265,801						Retail	Anchored
Property		2.12	Five Points Plaza	0.3%	AREF	AREF	$2,213,004	$2,213,004	$2,213,004						Retail	Anchored
Property		2.13	Towne Center Square	0.3%	AREF	AREF	$2,028,354	$2,028,354	$2,028,354						Retail	Shadow Anchored
Property		2.14	Camarillo	0.2%	AREF	AREF	$1,395,349	$1,395,349	$1,395,349						Retail	Shadow Anchored
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	6.0%	AREF	AREF	$45,000,000	$45,000,000	$36,592,129	$260,124.61	Refinance	David D. Marvin	David D. Marvin	1	Hospitality	Full Service
Loan	5, 13	4	125 Borinquen Place	4.7%	SMC	SMC	$35,000,000	$35,000,000	$35,000,000	$416,000.00	Refinance	Joel Schwartz; Shaindy Schwartz	Joel Schwartz; Shaindy Schwartz	1	Multifamily	Mid Rise
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II	3.8%	SMC	SMC	$28,500,000	$28,500,000	$23,143,621	$65,130.89	Refinance/Acquisition	Arun Patel; Hemant Patel	Arun Patel; Hemant Patel	10
Property		5.01	Courtyard Horseheads	0.6%	SMC	SMC	$4,484,771	$4,484,771	$3,641,889						Hospitality	Limited Service
Property		5.02	Home2 Suites Oswego	0.5%	SMC	SMC	$3,616,751	$3,616,751	$2,937,008						Hospitality	Limited Service
Property		5.03	Holiday Inn & Suites Rochester Marketplace	0.5%	SMC	SMC	$3,472,081	$3,472,081	$2,819,527						Hospitality	Full Service
Property		5.04	Hampton Inn Corning Painted Post	0.4%	SMC	SMC	$3,182,741	$3,182,741	$2,584,566						Hospitality	Limited Service
Property		5.05	Home2 Suites Rochester Henrietta	0.4%	SMC	SMC	$2,893,401	$2,893,401	$2,349,607						Hospitality	Limited Service
Property		5.06	Holiday Inn Express Olean	0.4%	SMC	SMC	$2,690,863	$2,690,863	$2,185,133						Hospitality	Limited Service
Property		5.07	Fairfield Inn Watertown	0.3%	SMC	SMC	$2,343,655	$2,343,655	$1,903,182						Hospitality	Limited Service
Property		5.08	Holiday Inn Express Canandaigua	0.3%	SMC	SMC	$2,256,853	$2,256,853	$1,832,692						Hospitality	Limited Service
Property		5.09	Candlewood Suites Watertown	0.3%	SMC	SMC	$2,170,051	$2,170,051	$1,762,205						Hospitality	Limited Service
Property		5.10	Candlewood Suites Sayre	0.2%	SMC	SMC	$1,388,832	$1,388,832	$1,127,811						Hospitality	Limited Service
Loan	17	6	617-625 West 46th Street	3.7%	CCRE	CCRE	$28,000,000	$28,000,000	$28,000,000	$565.66	Refinance	Andrew C. Impagliazzo	Andrew C. Impagliazzo	1	Mixed Use	Office/Retail
Loan	5, 13	7	Tower 28	3.5%	MSBNA	MSMCH	$26,000,000	$26,000,000	$22,419,703	$248,888.89	Refinance	Heatherwood Luxury Rentals	Douglas S. Partrick	1	Multifamily	High Rise
Loan	13	8	North Carolina Technical Park	3.4%	AREF	AREF	$25,500,000	$25,500,000	$20,672,232	$93.70	Refinance	Edward J. Easton	Edward J. Easton	1	Industrial	Flex
Loan		9	Brotman Physicians Plaza	3.1%	AREF	AREF	$23,250,000	$23,250,000	$23,250,000	$479.33	Refinance	Edward G. Hudson	Edward G. Hudson	1	Office	Medical
Loan		10	Wheatland Towne Crossing	2.8%	MSBNA	MSMCH	$21,250,000	$21,250,000	$21,250,000	$102.72	Refinance	The Rainier Companies	J. Kenneth Dunn	1	Retail	Anchored
Loan	6	11	West Palm Beach Industrial	2.7%	SMC	SMC	$20,000,000	$20,000,000	$20,000,000	$94.76	Refinance	Daniel Taillard; Yaniv Sananes	Daniel Taillard; Yaniv Sananes	2
Property		11.01	West Palm Beach	2.5%	SMC	SMC	$18,625,000	$18,625,000	$18,625,000						Industrial	Warehouse Distribution
Property		11.02	Dania Beach	0.2%	SMC	SMC	$1,375,000	$1,375,000	$1,375,000						Industrial	Flex
Loan	5, 18	12	FedEx Niles	2.2%	MSBNA	MSMCH	$16,500,000	$16,500,000	$16,500,000	$147.99	Acquisition	N/A	N/A	1	Industrial	Warehouse Distribution
Loan	19	13	DoubleTree Princeton	2.2%	AREF	AREF	$16,100,000	$16,100,000	$13,166,690	$67,647.06	Acquisition	Israel Neiss; Benzion Willner; Abraham Florans; Simcha Kaus	Israel Neiss	1	Hospitality	Full Service
Loan	20	14	Marriott Metairie at Lakeway	2.1%	MSBNA	MSMCH	$16,000,000	$16,000,000	$14,049,106	$72,727.27	Acquisition	Naveen Shah	Naveen Shah	1	Hospitality	Full Service
Loan	6, 7	15	UES Multi Portfolio	2.1%	AREF	AREF	$15,900,000	$15,900,000	$15,900,000	$768.00	Refinance	Salvatore Gaudio	Salvatore Gaudio	3
Property		15.01	1494 2nd Avenue	0.9%	AREF	AREF	$6,650,000	$6,650,000	$6,650,000						Mixed Use	Multifamily/Retail
Property		15.02	1496 2nd Avenue	0.8%	AREF	AREF	$5,700,000	$5,700,000	$5,700,000						Mixed Use	Multifamily/Retail
Property		15.03	304 East 78th Street	0.5%	AREF	AREF	$3,550,000	$3,550,000	$3,550,000						Mixed Use	Multifamily/Retail
Loan		16	Courtyard Plaza	2.1%	AREF	AREF	$15,400,000	$15,400,000	$13,561,067	$79.62	Refinance	Jeffrey L. Olyan	Jeffrey L. Olyan	1	Retail	Shadow Anchored
Loan	21	17	3 Independence Way	2.0%	AREF	AREF	$15,000,000	$14,964,388	$12,275,431	$131.26	Refinance	Abraham Leser; Edith Leser	Abraham Leser; Edith Leser	1	Office	Suburban
Loan	5	18	Legacy Tower	1.8%	MSBNA	MSMCH	$13,500,000	$13,500,000	$12,469,178	$66.14	Refinance	Buckingham Properties, LLC	The Estate of Laurence C. Glazer	1	Office	Suburban
Loan	5	19	3 Columbus Circle	1.7%	JPMCB	CCRE	$12,500,000	$12,500,000	$12,500,000	$650.11	Refinance	Joseph Moinian	Joseph Moinian	1	Office	CBD
Loan	13	20	The View Apartments	1.6%	AREF	AREF	$12,200,000	$12,200,000	$12,200,000	$295.26	Refinance	Benjamin Rusi	Benjamin Rusi	1	Mixed Use	Multifamily/Retail
Loan		21	1458 Ocean Dr / 1437 Collins Ave	1.6%	AREF	AREF	$12,200,000	$12,200,000	$12,200,000	$974.52	Refinance	Louis Taic	Louis Taic	1	Retail	Unanchored
Loan	5, 8	22	Eleven Seventeen Perimeter	1.6%	MSBNA	MSMCH	$12,000,000	$12,000,000	$12,000,000	$112.04	Refinance	In Shik Hong	In Shik Hong	1	Office	Suburban
Loan		23	Bradenton Financial Center	1.5%	AREF	AREF	$11,212,500	$11,212,500	$11,212,500	$95.97	Acquisition	Zusia Tenenbaum	Zusia Tenenbaum	1	Office	CBD
Loan		24	Niles Retail Center	1.5%	MSBNA	MSMCH	$11,000,000	$11,000,000	$11,000,000	$91.34	Refinance	Andrew S. Hochberg; Larry J. Hochberg	Larry J. Hochberg; Larry J. Hockberg Trust	1	Retail	Anchored
Loan		25	Maplewood Apartments	1.4%	SMC	SMC	$10,800,000	$10,800,000	$10,294,058	$37,113.40	Acquisition	Stephen F. Vazza	Stephen F. Vazza	1	Multifamily	Garden
Loan		26	Home2Suites - Menomonee Falls	1.4%	AREF	AREF	$10,640,000	$10,627,168	$8,762,872	$101,211.13	Refinance	Bruce Kinseth; Ben Kinseth; Kraig Sadownikow; Scott Yauck	Bruce Kinseth; Leslie Kinseth; Gary Kinseth; Linda Skinner; Benjamin Kinseth	1	Hospitality	Limited Service
Loan		27	Cassens Business Center	1.4%	AREF	AREF	$10,537,000	$10,537,000	$8,498,141	$79.66	Acquisition	Chaim Fromowitz	Chaim Fromowitz	1	Industrial	Warehouse
Loan	13, 22	28	La Privada Apartments	1.3%	AREF	AREF	$10,070,000	$10,070,000	$10,070,000	$41,958.33	Acquisition	MogulREIT I, LLC; Jilliene Helman	MogulREIT I, LLC; Jilliene Helman	1	Multifamily	Garden
Loan	5	29	AC by Marriott San Jose	1.3%	CCRE	CCRE	$10,000,000	$10,000,000	$10,000,000	$285,714.29	Acquisition	Allan V. Rose	Allan V. Rose	1	Hospitality	Select Service
Loan	7, 11	30	Brookwood Square	0.5%	AREF	AREF	$3,600,000	$3,600,000	$3,181,968	$312.77	Acquisition	Harbour Realty Advisors, Inc.	Harbour Realty Advisors, Inc.	1	Retail	Shadow Anchored
Loan	7, 11	31	3901 Bolger Road	0.4%	AREF	AREF	$3,330,000	$3,330,000	$2,943,321	$312.77	Acquisition	Harbour Realty Advisors, Inc.	Harbour Realty Advisors, Inc.	1	Retail	Shadow Anchored
Loan	7, 11	32	Michigan Road Shoppes	0.3%	AREF	AREF	$2,545,000	$2,545,000	$2,249,475	$312.77	Acquisition	Harbour Realty Advisors, Inc.	Harbour Realty Advisors, Inc.	1	Retail	Shadow Anchored
Loan	6, 7	33	Brooklyn Multifamily Portfolio I	1.2%	CCRE	CCRE	$9,200,000	$9,200,000	$9,200,000	$187,755.10	Refinance	Joel Rubinfeld	Joel Rubinfeld	4
Property		33.01	2149 Cortelyou Rd.	0.5%	CCRE	CCRE	$3,851,500	$3,851,500	$3,851,500						Multifamily	Low Rise
Property		33.02	210 Broadway	0.3%	CCRE	CCRE	$2,347,000	$2,347,000	$2,347,000						Mixed Use	Multifamily/Retail
Property		33.03	1235 Halsey St.	0.2%	CCRE	CCRE	$1,675,500	$1,675,500	$1,675,500						Multifamily	Low Rise
Property		33.04	1324 Hancock St.	0.2%	CCRE	CCRE	$1,326,000	$1,326,000	$1,326,000						Multifamily	Low Rise
Loan	7, 12	34	Shoppes at Holly Springs	0.8%	MSBNA	MSMCH	$5,741,025	$5,741,025	$4,978,972	$110.04	Recapitalization	Jonathan Gaines; Stanley Werb	Stanley Werb; Jonathan Gaines	1	Retail	Shadow Anchored
Loan	7, 12	35	Jefferson Square	0.5%	MSBNA	MSMCH	$3,450,000	$3,450,000	$2,992,054	$110.04	Recapitalization	Jonathan Gaines; Stanley Werb	Stanley Werb; Jonathan Gaines	1	Retail	Shadow Anchored
Loan	23	36	Best Western Plus South Bay Hotel	1.2%	MSBNA	MSMCH	$9,000,000	$8,989,286	$7,429,002	$92,673.05	Refinance	Yaping (Morgan) Wang	Yaping Wang	1	Hospitality	Limited Service
Loan		37	Lakecrest-Southpointe Portfolio	1.1%	AREF	AREF	$8,350,000	$8,350,000	$8,017,807	$69.22	Recapitalization	Sebastian Barbagallo	Sebastian Barbagallo	1	Office	Suburban
Loan		38	Food Lion Mount Airy	1.1%	MSBNA	MSMCH	$8,000,000	$8,000,000	$8,000,000	$81.34	Refinance	Fredric A. Tomarchio; Joseph Tomarchio, Jr.	Fredric A. Tomarchio; Joseph Tomarchio, Jr.	1	Retail	Anchored
Loan		39	Crossing Pointe Shoppes	1.1%	MSBNA	MSMCH	$7,913,750	$7,913,750	$7,913,750	$336.71	Acquisition	Tiffany Earl Williams	Tiffany Earl Williams	1	Retail	Unanchored
Loan	24	40	Best Western Sanford Airport	0.9%	CCRE	CCRE	$6,900,000	$6,900,000	$5,253,533	$97,183.10	Refinance	Ricky S. Kureti; Shiv K. Kureti	Ricky S. Kureti; Shiv K. Kureti	1	Hospitality	Limited Service
Loan		41	Sunnyside Retail Center	0.9%	CCRE	CCRE	$6,600,000	$6,600,000	$5,720,208	$70.63	Refinance	Sanjiv Chopra	Sanjiv Chopra	1	Retail	Anchored
Loan		42	Greenwood Heights	0.9%	AREF	AREF	$6,500,000	$6,486,736	$5,443,278	$393.14	Refinance	Thomas McCloskey; Alessandro Spagnolo	Thomas McCloskey	1	Industrial	Warehouse
Loan	9	43	Tatum Plaza	0.8%	SMC	SMC	$6,250,000	$6,250,000	$6,250,000	$212.15	Refinance	A & C Tank Sales Company, Inc.	A & C Tank Sales Company, Inc.	1	Retail	Shadow Anchored
Loan	9	44	Tatum Ranch Crossing	0.8%	SMC	SMC	$6,250,000	$6,250,000	$6,250,000	$201.61	Refinance	A & C Tank Sales Company, Inc.	A & C Tank Sales Company, Inc.	1	Retail	Shadow Anchored
Loan	9	45	Shadow Creek Marketplace	0.8%	SMC	SMC	$5,900,000	$5,900,000	$5,900,000	$208.27	Refinance	A & C Tank Sales Company, Inc.	A & C Tank Sales Company, Inc.	1	Retail	Shadow Anchored
Loan		46	The Nash Building	0.7%	SMC	SMC	$5,400,000	$5,400,000	$4,746,937	$113.56	Acquisition	Joel Schneider; David Kaufman; Justin H. Chernoff	Joel Schneider; David Kaufman; Justin H. Chernoff	1	Mixed Use	Office/Retail
Loan		47	3115 Fry Road	0.7%	MSBNA	MSMCH	$5,265,000	$5,265,000	$5,265,000	$65.24	Recapitalization	John W. Able	John W. Able	1	Industrial	Flex/R&D
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	0.6%	AREF	AREF	$4,500,000	$4,465,662	$3,459,923	$36,906.30	Refinance	Mayank Keshavlal Patel; Niren R. Patel; Nimisha Mukesh Patel	Mayank Keshavlal Patel; Niren R. Patel; Nimisha Mukesh Patel	1	Hospitality	Full Service
Loan		49	102 Washington Place	0.5%	CCRE	CCRE	$4,100,000	$4,100,000	$4,100,000	$683,333.33	Recapitalization	Robert Galpern; Tamara Zelcer Galpern	Robert Galpern; Tamara Zelcer Galpern	1	Mixed Use	Multifamily/Retail
Loan	7	50	Woodland Square Apartments	0.5%	CCRE	CCRE	$4,040,000	$4,040,000	$3,511,065	$56,111.11	Refinance	Meshulam Martin	Meshulam Martin	1	Multifamily	Garden
Loan		51	Union Avenue	0.5%	MSBNA	MSMCH	$3,750,000	$3,750,000	$3,154,008	$35.52	Acquisition	Joshua Michael Rosati; Benjamin Dolgin-Gardner; Pei Lan Sun	Joshua Michael Rosati; Benjamin Dolgin-Gardner; Pei Lan Sun	1	Industrial	Warehouse
Loan		52	Briarwood Apartments	0.5%	MSBNA	MSMCH	$3,550,000	$3,550,000	$3,550,000	$63,392.86	Refinance	Stephen A. St. Germain	Stephen A. St. Germain	1	Multifamily	Garden
Loan		53	Greensburg Park Self Storage	0.4%	MSBNA	MSMCH	$2,900,000	$2,900,000	$2,418,918	$49.95	Refinance	Jack D. Harpool; Elaine K. Harpool	Jack D. Harpool; Elaine K. Harpool	1	Self Storage	Self Storage

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Title Type	Ground Lease Initial Lease Expiration Date	Hotel Franchise Agreement Expiration Date	Address	City	County	State	Zip Code	Year Built
Loan	5, 8	1	Grand Canal Shoppes	Fee/Leasehold	Venetian Hotel and Casino (5/14/2093); Palazzo Resort and Casino (2/28/2097); Walgreens (2/28/2064)	N/A	3327 & 3377 Las Vegas Boulevard South	Las Vegas	Clark	NV	89109	1999
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio
Property		2.01	The Springs	Fee	N/A	N/A	5200 Ramon Road	Palm Springs	Riverside	CA	92264	2008
Property		2.02	Summerwood	Fee	N/A	N/A	4124-4267 Woodruff Avenue	Lakewood	Los Angeles	CA	90713	1968
Property		2.03	Food 4 Less – Target Center	Fee	N/A	N/A	6700, 6730 & 6750 Cherry Avenue	Long Beach	Los Angeles	CA	90805	1993; 2007
Property		2.04	El Super Center	Fee	N/A	N/A	1251-1289 North Hacienda Boulevard	La Puente	Los Angeles	CA	91744	2012; 2014
Property		2.05	Island Plaza	Fee	N/A	N/A	1512-1524 East Amar Road and 2500-2548 South Azusa Avenue	West Covina	Los Angeles	CA	91792	1967; 1968; 1980; 1995
Property		2.06	Baldwin Park Promenade	Fee	N/A	N/A	3111-3151 Baldwin Park	Baldwin Park	Los Angeles	CA	91706	2006; 2007
Property		2.07	Lynwood Plaza	Fee	N/A	N/A	10821 Long Beach Boulevard and 3157 Pluma Street	Lynwood	Los Angeles	CA	90262	2003
Property		2.08	El Cajon (CVS)	Fee	N/A	N/A	426-450 East Chase Avenue	El Cajon	San Diego	CA	92020	2005
Property		2.09	Loma Vista	Fee	N/A	N/A	16055-16075 Foothill Boulevard	Fontana	San Bernardino	CA	92335	1990
Property		2.10	MLK Medical	Fee	N/A	N/A	3820-3840 Martin Luther King Jr. Boulevard	Lynwood	Los Angeles	CA	90262	1958
Property		2.11	Hawthorne Plaza	Fee	N/A	N/A	14401-14441 Inglewood Avenue	Hawthorne	Los Angeles	CA	90250	1978
Property		2.12	Five Points Plaza	Fee	N/A	N/A	505-515 and 523-595 South Riverside Avenue	Rialto	San Bernardino	CA	92376	1985-1986
Property		2.13	Towne Center Square	Fee	N/A	N/A	11098 Foothill Boulevard	Rancho Cucamonga	San Bernardino	CA	91730	1995
Property		2.14	Camarillo	Fee	N/A	N/A	660 East Ventura	Camarillo	Ventura	CA	93010	2014
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	Fee	N/A	4/30/2034	267 Marietta Street	Atlanta	Fulton	GA	30313	1999
Loan	5, 13	4	125 Borinquen Place	Fee	N/A	N/A	125 Borinquen Place	Brooklyn	Kings	NY	11211	2017-2018
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II
Property		5.01	Courtyard Horseheads	Fee	N/A	4/1/2036	202 Colonial Drive	Horseheads	Chemung	NY	14845	2016
Property		5.02	Home2 Suites Oswego	Fee	N/A	10/31/2037	252 New York State Route 104	Oswego	Oswego	NY	13126	2017
Property		5.03	Holiday Inn & Suites Rochester Marketplace	Leasehold	8/31/2050	12/21/2031	800 Jefferson Road	Rochester	Monroe	NY	14623	1968
Property		5.04	Hampton Inn Corning Painted Post	Fee	N/A	11/30/2033	248 Town Center Road	Painted Post	Steuben	NY	14870	2014
Property		5.05	Home2 Suites Rochester Henrietta	Leasehold	12/31/2051	2/28/2034	999 Jefferson Road	Rochester	Monroe	NY	14623	2014
Property		5.06	Holiday Inn Express Olean	Fee	N/A	8/12/2030	101 Main Street	Olean	Cattaraugus	NY	14760	1999
Property		5.07	Fairfield Inn Watertown	Fee	N/A	8/31/2034	250 Commerce Park Drive	Watertown	Jefferson	NY	13601	2012
Property		5.08	Holiday Inn Express Canandaigua	Fee	N/A	1/25/2022	330 Eastern Boulevard & 4420 Routes 5 & 20	Canandaigua	Ontario	NY	14424	2012
Property		5.09	Candlewood Suites Watertown	Fee	N/A	6/30/2034	26513 Herrick Drive	Evans Mills	Jefferson	NY	13637	2009
Property		5.10	Candlewood Suites Sayre	Leasehold	12/2/2041	12/28/2021	2775 Elmira Street	Sayre	Bradford	PA	18840	2014
Loan	17	6	617-625 West 46th Street	Fee	N/A	N/A	617-625 West 46th Street	New York	New York	NY	10036	2006/2018
Loan	5, 13	7	Tower 28	Fee	N/A	N/A	42-12 28th Street	Long Island City	Queens	NY	11101	2018
Loan	13	8	North Carolina Technical Park	Fee	N/A	N/A	1101 Hamlin Road	Durham	Durham	NC	27704	1984; 1996
Loan		9	Brotman Physicians Plaza	Fee	N/A	N/A	9808 Venice Boulevard	Culver City	Los Angeles	CA	90232	1964
Loan		10	Wheatland Towne Crossing	Fee	N/A	N/A	2525 West Wheatland Road	Dallas	Dallas	TX	75237	2012
Loan	6	11	West Palm Beach Industrial
Property		11.01	West Palm Beach	Fee	N/A	N/A	1510, 1520, 1530, 1540, 1550, 1560, 1650, 1700 & 1750 Latham Road, 1655, 1705 & 1721 Donna Road, 1817, 1841, 1861 & 1883 Church Street, 2758 Old Okeechobee Road	West Palm Beach	Palm Beach	FL	33409	1965/1972/1974/1987
Property		11.02	Dania Beach	Fee	N/A	N/A	11 SW 12th Avenue	Dania Beach	Broward	FL	33004	2005
Loan	5, 18	12	FedEx Niles	Fee	N/A	N/A	5959 West Howard Street	Niles	Cook	IL	60714	2015
Loan	19	13	DoubleTree Princeton	Fee	N/A	6/30/2034	4355 US Route 1	Princeton	Middlesex	NJ	08540	1983
Loan	20	14	Marriott Metairie at Lakeway	Fee	N/A	5/22/2039	3838 North Causeway Boulevard	Metairie	Jefferson Parish	LA	70002	1987
Loan	6, 7	15	UES Multi Portfolio
Property		15.01	1494 2nd Avenue	Fee	N/A	N/A	1494 2nd Avenue	New York	New York	NY	10075	1910
Property		15.02	1496 2nd Avenue	Fee	N/A	N/A	1496 2nd Avenue	New York	New York	NY	10075	1910
Property		15.03	304 East 78th Street	Fee	N/A	N/A	304 East 78th Street	New York	New York	NY	10075	1910
Loan		16	Courtyard Plaza	Fee	N/A	N/A	155 Interstate Highway 35 South	New Braunfels	Comal	TX	78130	1981
Loan	21	17	3 Independence Way	Fee	N/A	N/A	3 Independence Way	Princeton	Middlesex	NJ	08540	1983
Loan	5	18	Legacy Tower	Fee	N/A	N/A	1 Bausch & Lomb Place	Rochester	Monroe	NY	14604	1995
Loan	5	19	3 Columbus Circle	Fee	N/A	N/A	3 Columbus Circle	New York	New York	NY	10019	1927
Loan	13	20	The View Apartments	Fee	N/A	N/A	224 Richmond Terrrace	Staten Island	Richmond	NY	10301	2012
Loan		21	1458 Ocean Dr / 1437 Collins Ave	Fee	N/A	N/A	1458 Ocean Drive & 1437 Collins Avenue	Miami Beach	Miami-Dade	FL	33139	2006
Loan	5, 8	22	Eleven Seventeen Perimeter	Fee	N/A	N/A	1117 Perimeter Center West	Atlanta	Fulton	GA	30338	1985
Loan		23	Bradenton Financial Center	Fee	N/A	N/A	1401 West Manatee Avenue	Bradenton	Manatee	FL	34205	1986
Loan		24	Niles Retail Center	Fee	N/A	N/A	7201, 7203-7233, 7237 & 7245 West Dempster Street	Niles	Cook	IL	60714	1960
Loan		25	Maplewood Apartments	Fee	N/A	N/A	4860 Fegenbush Lane	Louisville	Jefferson	KY	40228	1969-1974
Loan		26	Home2Suites - Menomonee Falls	Fee	N/A	4/30/2038	N91 W15851 Falls Parkway	Menomonee Falls	Waukesha	WI	53051	2017
Loan		27	Cassens Business Center	Fee	N/A	N/A	2391 Cassens Drive	Fenton	St. Louis	MO	63026	1976
Loan	13, 22	28	La Privada Apartments	Fee	N/A	N/A	9030 Betel Drive	El Paso	El Paso	TX	79907	1982
Loan	5	29	AC by Marriott San Jose	Fee	N/A	1/31/2047	350 West Santa Clara Street	San Jose	Santa Clara	CA	95113	2016
Loan	7, 11	30	Brookwood Square	Fee	N/A	N/A	3999 Austell Road	Austell	Cobb	GA	30106	2014
Loan	7, 11	31	3901 Bolger Road	Fee	N/A	N/A	3901 Bolger Road	Independence	Jackson	MO	64055	2018
Loan	7, 11	32	Michigan Road Shoppes	Fee	N/A	N/A	8760 Michigan Road	Indianapolis	Marion	IN	46268	2006
Loan	6, 7	33	Brooklyn Multifamily Portfolio I
Property		33.01	2149 Cortelyou Rd.	Fee	N/A	N/A	2149 Cortelyou Road	Brooklyn	Kings	NY	11226	1925
Property		33.02	210 Broadway	Fee	N/A	N/A	210 Broadway	Brooklyn	Kings	NY	11211	1910
Property		33.03	1235 Halsey St.	Fee	N/A	N/A	1235 Halsey Street	Brooklyn	Kings	NY	11237	1910
Property		33.04	1324 Hancock St.	Fee	N/A	N/A	1324 Hancock Street	Brooklyn	Kings	NY	11237	1909
Loan	7, 12	34	Shoppes at Holly Springs	Fee	N/A	N/A	7204 GB Alford Highway	Holly Springs	Wake	NC	27540	2007
Loan	7, 12	35	Jefferson Square	Fee	N/A	N/A	250 Piercy Drive	Lewisburg	Greenbrier	WV	24901	2000
Loan	23	36	Best Western Plus South Bay Hotel	Fee	N/A	11/30/2019	15000 Hawthorne Boulevard	Lawndale	Los Angeles	CA	90260	1983
Loan		37	Lakecrest-Southpointe Portfolio	Fee	N/A	N/A	3710 Corporex Park Drive; 5650 Breckenridge Park Drive	Tampa	Hillsborough	FL	33619; 33610	1988; 1985
Loan		38	Food Lion Mount Airy	Fee	N/A	N/A	1312 South Main Street	Mount Airy	Frederick	MD	21771	1962; 1984
Loan		39	Crossing Pointe Shoppes	Fee	N/A	N/A	4025 East 82nd Street	Indianapolis	Marion	IN	46250	2017
Loan	24	40	Best Western Sanford Airport	Fee	N/A	7/16/2021	3401 South Orlando Drive	Sanford	Seminole	FL	32773	1999
Loan		41	Sunnyside Retail Center	Fee	N/A	N/A	2600 E Yakima Valley Highway	Sunnyside	Yakima	WA	98944	1993
Loan		42	Greenwood Heights	Fee	N/A	N/A	413 and 421 20th Street	Brooklyn	Kings	NY	11215	1931
Loan	9	43	Tatum Plaza	Fee	N/A	N/A	29455 North Cave Creek Road	Cave Creek	Maricopa	AZ	85331	2007
Loan	9	44	Tatum Ranch Crossing	Fee	N/A	N/A	29822 & 29834 North Cave Creek Road; 29815 & 29855 North Tatum Boulevard	Cave Creek	Maricopa	AZ	85331	2000
Loan	9	45	Shadow Creek Marketplace	Fee	N/A	N/A	2225 - 2445 East Centennial Parkway	Las Vegas	Clark	NV	89081	2006
Loan		46	The Nash Building	Fee	N/A	N/A	614 West 4th Street	Winston-Salem	Forsyth	NC	27101	1928; 1940
Loan		47	3115 Fry Road	Fee	N/A	N/A	3115 Fry Road	Katy	Harris	TX	77449	2005
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	Fee	N/A	6/30/2038	5206 State Highway 23	Oneonta	Otsego	NY	13820	1973
Loan		49	102 Washington Place	Fee/Leasehold	N/A	N/A	361 Sixth Avenue	New York	New York	NY	10014	1910
Loan	7	50	Woodland Square Apartments	Fee	N/A	N/A	92 Starlite Lane	Pontiac	Oakland	MI	48340	1971
Loan		51	Union Avenue	Fee	N/A	N/A	1770-1780 Union Avenue	Baltimore	Baltimore city	MD	21211	1960
Loan		52	Briarwood Apartments	Fee	N/A	N/A	277 Brick Top Road	Windham	Windham	CT	06280	1974
Loan		53	Greensburg Park Self Storage	Fee	N/A	N/A	2350 Greensburg Road	North Canton	Summit	OH	44720	2003; 2005; 2014

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Year Renovated	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Loan	5, 8	1	Grand Canal Shoppes	2007	759,891	SF	94.0%	5/31/2019	$1,640,000,000	4/3/2019	3.7408%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio		1,481,231	SF	99.0%		$413,250,000		4.0590%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	2	No	120	118	120	118	0	0
Property		2.01	The Springs	2015	397,718	SF	98.4%	3/1/2019	$87,000,000	3/1/2019
Property		2.02	Summerwood	2011	178,770	SF	100.0%	3/1/2019	$58,000,000	3/1/2019
Property		2.03	Food 4 Less – Target Center	N/A	196,436	SF	100.0%	3/1/2019	$45,000,000	3/1/2019
Property		2.04	El Super Center	N/A	117,230	SF	100.0%	3/1/2019	$40,000,000	3/1/2019
Property		2.05	Island Plaza	N/A	77,772	SF	100.0%	3/1/2019	$30,500,000	3/1/2019
Property		2.06	Baldwin Park Promenade	N/A	49,906	SF	100.0%	3/1/2019	$23,700,000	3/1/2019
Property		2.07	Lynwood Plaza	N/A	75,245	SF	96.0%	3/1/2019	$23,500,000	3/1/2019
Property		2.08	El Cajon (CVS)	N/A	29,986	SF	100.0%	3/1/2019	$15,500,000	3/1/2019
Property		2.09	Loma Vista	N/A	97,547	SF	99.2%	3/1/2019	$17,000,000	3/1/2019
Property		2.10	MLK Medical	2005	32,500	SF	100.0%	3/1/2019	$15,200,000	3/1/2019
Property		2.11	Hawthorne Plaza	N/A	70,750	SF	100.0%	3/1/2019	$17,500,000	3/1/2019
Property		2.12	Five Points Plaza	N/A	89,537	SF	95.6%	3/1/2019	$17,100,000	3/1/2019
Property		2.13	Towne Center Square	N/A	57,510	SF	100.0%	3/1/2019	$14,600,000	3/1/2019
Property		2.14	Camarillo	N/A	10,324	SF	100.0%	3/1/2019	$8,650,000	3/1/2019
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	2017	321	Rooms	84.2%	5/1/2019	$122,000,000	5/7/2019	4.5900%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan	5, 13	4	125 Borinquen Place	N/A	125	Units	80.0%	5/9/2019	$95,600,000	5/2/2019	3.9000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II		955	Rooms	64.1%		$105,000,000		4.5500%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Property		5.01	Courtyard Horseheads	N/A	98	Rooms	55.7%	3/31/2019	$15,500,000	5/1/2019
Property		5.02	Home2 Suites Oswego	N/A	89	Rooms	61.5%	3/31/2019	$12,500,000	5/1/2019
Property		5.03	Holiday Inn & Suites Rochester Marketplace	2019	120	Rooms	62.2%	3/31/2019	$12,000,000	5/1/2019
Property		5.04	Hampton Inn Corning Painted Post	N/A	98	Rooms	49.7%	3/31/2019	$11,000,000	5/1/2019
Property		5.05	Home2 Suites Rochester Henrietta	N/A	89	Rooms	78.3%	3/31/2019	$10,000,000	5/1/2019
Property		5.06	Holiday Inn Express Olean	2016	76	Rooms	68.5%	3/31/2019	$10,500,000	5/1/2019
Property		5.07	Fairfield Inn Watertown	N/A	103	Rooms	65.7%	3/31/2019	$8,100,000	5/1/2019
Property		5.08	Holiday Inn Express Canandaigua	N/A	75	Rooms	61.8%	3/31/2019	$7,800,000	5/1/2019
Property		5.09	Candlewood Suites Watertown	N/A	112	Rooms	68.9%	3/31/2019	$7,500,000	5/1/2019
Property		5.10	Candlewood Suites Sayre	N/A	95	Rooms	69.5%	3/31/2019	$4,800,000	5/1/2019
Loan	17	6	617-625 West 46th Street	N/A	49,500	SF	91.9%	5/23/2019	$44,350,000	4/18/2019	4.8200%	0.03722%	0.00250%	0.02250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	5, 13	7	Tower 28	N/A	450	Units	93.6%	2/25/2019	$335,000,000	1/10/2019	3.7842%	0.01722%	0.00250%	0.00000%	0.00250%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	3	No	120	117	36	33	360	360
Loan	13	8	North Carolina Technical Park	2017	272,150	SF	87.3%	6/7/2019	$37,880,000	5/29/2019	4.5000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		9	Brotman Physicians Plaza	2007	48,505	SF	96.5%	5/14/2019	$41,500,000	5/15/2019	3.9050%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan		10	Wheatland Towne Crossing	2013	206,874	SF	95.6%	4/23/2019	$35,000,000	4/19/2019	4.0350%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan	6	11	West Palm Beach Industrial		211,049	SF	91.0%		$32,000,000		3.7700%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Property		11.01	West Palm Beach	N/A	198,389	SF	90.4%	6/1/2019	$29,800,000	5/1/2019
Property		11.02	Dania Beach	2017-2018	12,660	SF	100.0%	6/1/2019	$2,200,000	5/1/2019
Loan	5, 18	12	FedEx Niles	N/A	314,202	SF	100.0%	7/1/2019	$85,000,000	3/21/2019	4.2320%	0.01722%	0.00250%	0.00000%	0.00250%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	Yes	120	119	120	119	0	0
Loan	19	13	DoubleTree Princeton	2016	238	Rooms	67.5%	5/31/2019	$23,100,000	6/1/2020	4.7600%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan	20	14	Marriott Metairie at Lakeway	2015	220	Rooms	78.5%	3/31/2019	$24,800,000	3/12/2019	4.5500%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	36	35	360	360
Loan	6, 7	15	UES Multi Portfolio		20,703	SF	100.0%		$24,000,000		4.4500%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Property		15.01	1494 2nd Avenue	1985	7,150	SF	100.0%	6/14/2019	$9,800,000	5/15/2019
Property		15.02	1496 2nd Avenue	1988	7,908	SF	100.0%	6/14/2019	$8,700,000	5/15/2019
Property		15.03	304 East 78th Street	N/A	5,645	SF	100.0%	6/14/2019	$5,500,000	5/15/2019
Loan		16	Courtyard Plaza	N/A	193,430	SF	92.0%	3/7/2019	$24,000,000	3/13/2019	4.6700%	0.05472%	0.00250%	0.04000%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	36	36	360	360
Loan	21	17	3 Independence Way	2018	114,004	SF	90.4%	4/5/2019	$22,900,000	12/31/2018	4.7800%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan	5	18	Legacy Tower	N/A	332,650	SF	91.3%	5/3/2019	$34,700,000	3/8/2019	4.9900%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	60	60	360	360
Loan	5	19	3 Columbus Circle	2010-2013	753,713	SF	97.2%	1/1/2019	$1,080,000,000	1/1/2019	3.9140%	0.01722%	0.00250%	0.00000%	0.00250%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	4	No	120	116	120	116	0	0
Loan	13	20	The View Apartments	N/A	41,319	SF	100.0%	5/9/2019	$20,500,000	4/26/2019	5.2900%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		21	1458 Ocean Dr / 1437 Collins Ave	N/A	12,519	SF	100.0%	6/5/2019	$19,000,000	12/22/2018	5.6500%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	5, 8	22	Eleven Seventeen Perimeter	2004	392,726	SF	85.4%	5/1/2019	$66,900,000	4/23/2019	4.1800%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan		23	Bradenton Financial Center	N/A	116,839	SF	91.2%	5/1/2019	$15,100,000	5/6/2019	5.1400%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	60	60	60	60	0	0
Loan		24	Niles Retail Center	1991	120,424	SF	98.8%	3/1/2019	$18,100,000	3/13/2019	4.1880%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		25	Maplewood Apartments	N/A	291	Units	95.5%	6/3/2019	$16,400,000	5/1/2019	4.5400%	0.05722%	0.00250%	0.04250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	60	59	24	23	360	360
Loan		26	Home2Suites - Menomonee Falls	N/A	105	Rooms	78.4%	4/30/2019	$15,200,000	4/3/2019	4.9800%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		27	Cassens Business Center	2017	132,279	SF	100.0%	5/13/2019	$14,090,000	4/25/2019	4.3500%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan	13, 22	28	La Privada Apartments	N/A	240	Units	93.3%	4/30/2019	$14,400,000	5/1/2020	4.8900%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan	5	29	AC by Marriott San Jose	N/A	210	Rooms	80.7%	2/28/2019	$100,500,000	3/1/2019	4.9300%	0.03597%	0.00250%	0.00000%	0.02125%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	3	No	120	117	120	117	0	0
Loan	7, 11	30	Brookwood Square	N/A	13,580	SF	100.0%	4/30/2019	$5,050,000	2/15/2019	5.8000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	2	No	120	118	24	22	360	360
Loan	7, 11	31	3901 Bolger Road	N/A	8,400	SF	100.0%	4/30/2019	$4,650,000	2/28/2019	5.8000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	2	No	120	118	24	22	360	360
Loan	7, 11	32	Michigan Road Shoppes	N/A	8,314	SF	100.0%	4/30/2019	$3,560,000	2/10/2019	5.8000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	2	No	120	118	24	22	360	360
Loan	6, 7	33	Brooklyn Multifamily Portfolio I		49	Units	95.9%		$14,800,000		5.1000%	0.03722%	0.00250%	0.02250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Property		33.01	2149 Cortelyou Rd.	N/A	31	Units	93.5%	5/16/2019	$6,400,000	3/18/2019
Property		33.02	210 Broadway	N/A	4	Units	100.0%	5/16/2019	$3,700,000	3/14/2019
Property		33.03	1235 Halsey St.	N/A	8	Units	100.0%	5/16/2019	$2,500,000	3/18/2019
Property		33.04	1324 Hancock St.	N/A	6	Units	100.0%	5/16/2019	$2,200,000	3/18/2019
Loan	7, 12	34	Shoppes at Holly Springs	N/A	43,617	SF	84.8%	3/5/2019	$7,950,000	4/9/2019	4.0200%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	36	35	360	360
Loan	7, 12	35	Jefferson Square	N/A	39,906	SF	89.5%	3/1/2019	$4,600,000	4/10/2019	4.0200%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	36	35	360	360
Loan	23	36	Best Western Plus South Bay Hotel	2018	97	Rooms	84.0%	4/30/2019	$15,800,000	3/22/2019	5.0500%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		37	Lakecrest-Southpointe Portfolio	2007	120,627	SF	72.3%	4/30/2019	$14,500,000	3/27/2019	5.4000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	60	59	24	23	360	360
Loan		38	Food Lion Mount Airy	2008	98,354	SF	100.0%	5/28/2019	$14,000,000	4/2/2019	4.1200%	0.07472%	0.00250%	0.06000%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		39	Crossing Pointe Shoppes	N/A	23,503	SF	100.0%	5/8/2019	$12,200,000	4/10/2019	4.6400%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	24	40	Best Western Sanford Airport	2018	71	Rooms	83.6%	2/28/2019	$11,000,000	3/1/2019	5.4000%	0.03722%	0.00250%	0.02250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	0	0	300	300
Loan		41	Sunnyside Retail Center	2018	93,449	SF	100.0%	5/17/2019	$9,850,000	2/22/2019	4.9900%	0.03722%	0.00250%	0.02250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	24	23	360	360
Loan		42	Greenwood Heights	2018	16,500	SF	100.0%	4/25/2019	$10,500,000	3/26/2019	5.5000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan	9	43	Tatum Plaza	N/A	29,460	SF	91.9%	6/4/2019	$10,200,000	5/12/2019	4.0780%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	9	44	Tatum Ranch Crossing	N/A	31,001	SF	88.0%	6/4/2019	$10,020,000	5/12/2019	4.0780%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	9	45	Shadow Creek Marketplace	N/A	28,329	SF	89.5%	6/4/2019	$9,500,000	5/17/2019	4.0780%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan		46	The Nash Building	2016-2017	47,551	SF	100.0%	5/1/2019	$7,850,000	4/29/2019	4.6000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	36	35	360	360
Loan		47	3115 Fry Road	2019	80,707	SF	100.0%	4/8/2019	$8,100,000	3/18/2019	4.5200%	0.06722%	0.00250%	0.05250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	2	No	120	118	120	118	0	0
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	2016-2018	121	Rooms	59.7%	11/30/2018	$7,000,000	12/12/2018	5.7000%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	5	No	120	115	0	0	300	295
Loan		49	102 Washington Place	1953	6	Units	100.0%	5/16/2019	$8,500,000	1/22/2019	4.7800%	0.03722%	0.00250%	0.02250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan	7	50	Woodland Square Apartments	N/A	72	Units	97.2%	2/26/2019	$5,390,000	3/19/2019	5.1000%	0.03722%	0.00250%	0.02250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	24	23	360	360
Loan		51	Union Avenue	N/A	105,577	SF	97.2%	5/29/2019	$5,100,000	4/5/2019	4.8000%	0.09472%	0.00250%	0.08000%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	12	11	360	360
Loan		52	Briarwood Apartments	2002	56	Units	100.0%	4/1/2019	$5,600,000	4/5/2019	4.3100%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		53	Greensburg Park Self Storage	N/A	58,062	SF	90.9%	4/17/2019	$4,850,000	4/4/2019	4.5200%	0.01722%	0.00250%	0.00250%	0.00000%	0.00938%	0.00200%	0.00034%	0.00050%	Actual/360	1	No	120	119	12	11	360	360

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)
Loan	5, 8	1	Grand Canal Shoppes	6/3/2019	8/1/2019	N/A	7/1/2029	N/A	$0.00	$221,244.07	$0.00	$2,654,928.84	Hard	Springing	No	N/A	N/A	2.53x	N/A	2.46x	46.3%	46.3%	5
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio	4/25/2019	6/6/2019	N/A	5/6/2029	N/A	$0.00	$205,768.75	$0.00	$2,469,225.00	Hard	Springing	No	N/A	N/A	2.40x	N/A	2.28x	52.0%	52.0%	0
Property		2.01	The Springs
Property		2.02	Summerwood
Property		2.03	Food 4 Less – Target Center
Property		2.04	El Super Center
Property		2.05	Island Plaza
Property		2.06	Baldwin Park Promenade
Property		2.07	Lynwood Plaza
Property		2.08	El Cajon (CVS)
Property		2.09	Loma Vista
Property		2.10	MLK Medical
Property		2.11	Hawthorne Plaza
Property		2.12	Five Points Plaza
Property		2.13	Towne Center Square
Property		2.14	Camarillo
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	6/7/2019	8/6/2019	N/A	7/6/2029	N/A	$230,421.11	$0.00	$2,765,053.32	$0.00	Hard	Springing	No	N/A	1.90x	N/A	1.72x	N/A	68.4%	55.7%	0
Loan	5, 13	4	125 Borinquen Place	5/31/2019	7/6/2019	N/A	6/6/2029	N/A	$0.00	$115,329.86	$0.00	$1,383,958.33	N/A	N/A	No	N/A	N/A	2.02x	N/A	2.00x	54.4%	54.4%	0
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II	6/11/2019	8/6/2019	N/A	7/6/2029	N/A	$145,253.25	$0.00	$1,743,039.00	$0.00	Springing	Springing	No	N/A	2.33x	N/A	2.08x	N/A	59.2%	48.1%	0
Property		5.01	Courtyard Horseheads
Property		5.02	Home2 Suites Oswego
Property		5.03	Holiday Inn & Suites Rochester Marketplace
Property		5.04	Hampton Inn Corning Painted Post
Property		5.05	Home2 Suites Rochester Henrietta
Property		5.06	Holiday Inn Express Olean
Property		5.07	Fairfield Inn Watertown
Property		5.08	Holiday Inn Express Canandaigua
Property		5.09	Candlewood Suites Watertown
Property		5.10	Candlewood Suites Sayre
Loan	17	6	617-625 West 46th Street	6/18/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$114,028.70	$0.00	$1,368,344.40	Soft	Springing	No	N/A	N/A	1.67x	N/A	1.63x	63.1%	63.1%	0
Loan	5, 13	7	Tower 28	3/11/2019	5/1/2019	5/1/2022	4/1/2029	N/A	$120,915.18	$83,129.76	$1,450,982.16	$997,557.12	Hard	In Place	No	N/A	2.33x	3.39x	2.31x	3.36x	33.4%	28.8%	0
Loan	13	8	North Carolina Technical Park	6/25/2019	8/6/2019	N/A	7/6/2029	N/A	$129,204.75	$0.00	$1,550,457.00	$0.00	Hard	Springing	No	N/A	1.49x	N/A	1.32x	N/A	67.3%	54.6%	0
Loan		9	Brotman Physicians Plaza	6/10/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$76,710.20	$0.00	$920,522.40	Soft	Springing	No	N/A	N/A	2.31x	N/A	2.23x	56.0%	56.0%	0
Loan		10	Wheatland Towne Crossing	5/10/2019	7/1/2019	N/A	6/1/2029	N/A	$0.00	$72,445.53	$0.00	$869,346.36	Springing	Springing	No	N/A	N/A	3.12x	N/A	2.97x	60.7%	60.7%	0
Loan	6	11	West Palm Beach Industrial	6/7/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$63,706.02	$0.00	$764,472.22	Springing	Springing	No	N/A	N/A	3.05x	N/A	3.00x	62.5%	62.5%	0
Property		11.01	West Palm Beach
Property		11.02	Dania Beach
Loan	5, 18	12	FedEx Niles	5/3/2019	7/1/2019	N/A	6/1/2029	5/1/2030	$0.00	$58,998.19	$0.00	$707,978.28	Hard	Springing	No	N/A	N/A	2.19x	N/A	2.14x	54.7%	54.7%	0
Loan	19	13	DoubleTree Princeton	6/17/2019	8/6/2019	N/A	7/6/2029	N/A	$84,082.29	$0.00	$1,008,987.48	$0.00	Springing	Springing	No	N/A	2.11x	N/A	1.78x	N/A	69.7%	57.0%	0
Loan	20	14	Marriott Metairie at Lakeway	5/22/2019	7/1/2019	7/1/2022	6/1/2029	N/A	$81,545.68	$61,509.26	$978,548.16	$738,111.12	Springing	Springing	No	N/A	2.55x	3.39x	2.09x	2.77x	64.5%	56.6%	0
Loan	6, 7	15	UES Multi Portfolio	6/24/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$59,781.42	$0.00	$717,377.04	Soft	Springing	No	N/A	N/A	1.39x	N/A	1.38x	66.3%	66.3%	0
Property		15.01	1494 2nd Avenue
Property		15.02	1496 2nd Avenue
Property		15.03	304 East 78th Street
Loan		16	Courtyard Plaza	6/27/2019	8/6/2019	8/6/2022	7/6/2029	N/A	$79,592.77	$60,764.05	$955,113.24	$729,168.60	Springing	Springing	No	No	1.77x	2.32x	1.61x	2.10x	64.2%	56.5%	0
Loan	21	17	3 Independence Way	4/22/2019	6/6/2019	N/A	5/6/2029	N/A	$78,518.57	$0.00	$942,222.84	$0.00	Hard	In Place	No	N/A	1.58x	N/A	1.50x	N/A	65.3%	53.6%	0
Loan	5	18	Legacy Tower	6/5/2019	8/5/2019	8/5/2024	7/1/2029	N/A	$72,388.44	$56,917.19	$868,661.28	$683,006.28	Springing	Springing	No	N/A	1.90x	2.41x	1.44x	1.83x	63.4%	58.6%	0
Loan	5	19	3 Columbus Circle	3/12/2019	4/11/2019	N/A	3/11/2029	N/A	$0.00	$41,337.09	$0.00	$496,045.08	Hard	In Place	No	N/A	N/A	3.11x	N/A	2.91x	45.4%	45.4%	0
Loan	13	20	The View Apartments	6/3/2019	7/6/2019	N/A	6/6/2029	N/A	$0.00	$54,528.63	$0.00	$654,343.56	Soft	Springing	No	N/A	N/A	1.48x	N/A	1.46x	59.5%	59.5%	0
Loan		21	1458 Ocean Dr / 1437 Collins Ave	6/24/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$58,239.47	$0.00	$698,873.64	Hard	Springing	No	N/A	N/A	1.41x	N/A	1.36x	64.2%	64.2%	0
Loan	5, 8	22	Eleven Seventeen Perimeter	6/3/2019	8/1/2019	N/A	7/1/2029	N/A	$0.00	$42,380.56	$0.00	$508,566.72	Springing	Springing	No	N/A	N/A	2.67x	N/A	2.45x	65.8%	65.8%	0
Loan		23	Bradenton Financial Center	6/7/2019	8/6/2019	N/A	7/6/2024	N/A	$0.00	$48,693.91	$0.00	$584,326.92	Hard	Springing	No	N/A	N/A	1.96x	N/A	1.96x	74.3%	74.3%	0
Loan		24	Niles Retail Center	5/9/2019	7/1/2019	N/A	6/1/2029	N/A	$0.00	$38,923.19	$0.00	$467,078.28	Springing	Springing	No	N/A	N/A	2.94x	N/A	2.68x	60.8%	60.8%	5
Loan		25	Maplewood Apartments	6/5/2019	7/6/2019	7/6/2021	6/6/2024	N/A	$54,979.00	$41,427.50	$659,748.00	$497,130.00	Springing	Springing	No	N/A	1.75x	2.32x	1.62x	2.16x	65.9%	62.8%	0
Loan		26	Home2Suites - Menomonee Falls	5/22/2019	7/6/2019	N/A	6/6/2029	N/A	$56,987.84	$0.00	$683,854.08	$0.00	Springing	Springing	No	N/A	1.95x	N/A	1.76x	N/A	69.9%	57.7%	0
Loan		27	Cassens Business Center	6/11/2019	8/6/2019	N/A	7/6/2029	N/A	$52,454.43	$0.00	$629,453.16	$0.00	Hard	Springing	No	N/A	1.57x	N/A	1.49x	N/A	74.8%	60.3%	0
Loan	13, 22	28	La Privada Apartments	5/31/2019	7/6/2019	N/A	6/6/2029	N/A	$0.00	$41,605.18	$0.00	$499,262.16	Soft	Springing	No	N/A	N/A	1.79x	N/A	1.79x	69.9%	69.9%	0
Loan	5	29	AC by Marriott San Jose	3/27/2019	5/1/2019	N/A	4/1/2029	N/A	$0.00	$41,653.94	$0.00	$499,847.28	Hard	Springing	No	N/A	N/A	2.28x	N/A	2.05x	59.7%	59.7%	10 (4 times during the term of the loan)
Loan	7, 11	30	Brookwood Square	4/30/2019	6/6/2019	6/6/2021	5/6/2029	N/A	$21,123.11	$17,641.67	$253,477.32	$211,700.04	Hard	Springing	Yes	Group B	1.33x	1.60x	1.29x	1.54x	71.5%	63.2%	0
Loan	7, 11	31	3901 Bolger Road	4/30/2019	6/6/2019	6/6/2021	5/6/2029	N/A	$19,538.88	$16,318.54	$234,466.56	$195,822.48	Hard	Springing	Yes	Group B	1.33x	1.60x	1.29x	1.54x	71.5%	63.2%	0
Loan	7, 11	32	Michigan Road Shoppes	4/30/2019	6/6/2019	6/6/2021	5/6/2029	N/A	$14,932.86	$12,471.68	$179,194.32	$149,660.16	Hard	Springing	Yes	Group B	1.33x	1.60x	1.29x	1.54x	71.5%	63.2%	0
Loan	6, 7	33	Brooklyn Multifamily Portfolio I	5/24/2019	7/6/2019	N/A	6/6/2029	N/A	$0.00	$39,643.06	$0.00	$475,716.72	Springing	Springing	No	N/A	N/A	1.45x	N/A	1.44x	62.2%	62.2%	4 (2 times during the term of the loan)
Property		33.01	2149 Cortelyou Rd.
Property		33.02	210 Broadway
Property		33.03	1235 Halsey St.
Property		33.04	1324 Hancock St.
Loan	7, 12	34	Shoppes at Holly Springs	5/17/2019	7/1/2019	7/1/2022	6/1/2029	N/A	$27,474.77	$19,499.55	$329,697.24	$233,994.60	Springing	Springing	Yes	Group C	2.06x	2.90x	1.91x	2.70x	73.2%	63.5%	5
Loan	7, 12	35	Jefferson Square	5/17/2019	7/1/2019	7/1/2022	6/1/2029	N/A	$16,510.63	$11,718.02	$198,127.56	$140,616.24	Springing	Springing	Yes	Group C	2.06x	2.90x	1.91x	2.70x	73.2%	63.5%	5
Loan	23	36	Best Western Plus South Bay Hotel	5/22/2019	7/1/2019	N/A	6/1/2029	N/A	$48,589.34	$0.00	$583,072.08	$0.00	Springing	Springing	No	N/A	1.98x	N/A	1.76x	N/A	56.9%	47.0%	5
Loan		37	Lakecrest-Southpointe Portfolio	5/17/2019	7/6/2019	7/6/2021	6/6/2024	N/A	$46,887.82	$38,096.88	$562,653.84	$457,162.56	Springing	Springing	No	N/A	1.77x	2.18x	1.67x	2.06x	57.6%	55.3%	0
Loan		38	Food Lion Mount Airy	5/30/2019	7/1/2019	N/A	6/1/2029	N/A	$0.00	$27,848.15	$0.00	$334,177.80	Springing	Springing	No	N/A	N/A	3.13x	N/A	2.84x	57.1%	57.1%	5
Loan		39	Crossing Pointe Shoppes	6/14/2019	8/1/2019	N/A	7/1/2029	N/A	$0.00	$31,024.83	$0.00	$372,297.96	Springing	Springing	No	N/A	N/A	2.03x	N/A	1.92x	64.9%	64.9%	0
Loan	24	40	Best Western Sanford Airport	6/13/2019	8/1/2019	N/A	7/1/2029	N/A	$41,960.96	$0.00	$503,531.52	$0.00	Hard	Springing	No	N/A	1.91x	N/A	1.71x	N/A	62.7%	47.8%	0
Loan		41	Sunnyside Retail Center	6/5/2019	7/6/2019	7/6/2021	6/6/2029	N/A	$35,389.90	$27,826.18	$424,678.80	$333,914.16	Springing	Springing	No	N/A	1.48x	1.89x	1.34x	1.71x	67.0%	58.1%	0
Loan		42	Greenwood Heights	5/1/2019	6/6/2019	N/A	5/6/2029	N/A	$36,906.29	$0.00	$442,875.48	$0.00	Hard	Springing	No	No	1.26x	N/A	1.24x	N/A	61.8%	51.8%	0
Loan	9	43	Tatum Plaza	6/10/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$21,534.58	$0.00	$258,414.93	Springing	Springing	No	Group A	N/A	2.62x	N/A	2.49x	61.3%	61.3%	0
Loan	9	44	Tatum Ranch Crossing	6/10/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$21,534.58	$0.00	$258,414.93	Springing	Springing	No	Group A	N/A	2.62x	N/A	2.47x	62.4%	62.4%	0
Loan	9	45	Shadow Creek Marketplace	6/10/2019	8/6/2019	N/A	7/6/2029	N/A	$0.00	$20,328.64	$0.00	$243,943.69	Springing	Springing	No	Group A	N/A	2.59x	N/A	2.46x	62.1%	62.1%	0
Loan		46	The Nash Building	5/22/2019	7/6/2019	7/6/2022	6/6/2029	N/A	$27,682.80	$20,987.50	$332,193.60	$251,850.00	Springing	Springing	No	N/A	1.65x	2.17x	1.50x	1.97x	68.8%	60.5%	5
Loan		47	3115 Fry Road	4/30/2019	6/1/2019	N/A	5/1/2029	N/A	$0.00	$20,106.94	$0.00	$241,283.28	Springing	Springing	No	N/A	N/A	2.43x	N/A	2.24x	65.0%	65.0%	5
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	2/6/2019	3/6/2019	N/A	2/6/2029	N/A	$28,173.98	$0.00	$338,087.76	$0.00	Hard	Springing	No	N/A	2.24x	N/A	1.80x	N/A	63.8%	49.4%	0
Loan		49	102 Washington Place	5/17/2019	7/1/2019	N/A	6/1/2029	N/A	$0.00	$16,558.50	$0.00	$198,702.00	Springing	Springing	No	N/A	N/A	1.66x	N/A	1.65x	48.2%	48.2%	0
Loan	7	50	Woodland Square Apartments	5/16/2019	7/6/2019	7/6/2021	6/6/2029	N/A	$21,935.17	$17,408.47	$263,222.04	$208,901.64	Springing	Springing	No	N/A	1.42x	1.78x	1.33x	1.68x	75.0%	65.1%	4 (2 times during the term of the loan)
Loan		51	Union Avenue	5/31/2019	7/1/2019	7/1/2020	6/1/2029	N/A	$19,674.95	$15,208.33	$236,099.40	$182,499.96	Springing	Springing	No	N/A	1.86x	2.40x	1.66x	2.15x	73.5%	61.8%	5
Loan		52	Briarwood Apartments	5/21/2019	7/1/2019	N/A	6/1/2029	N/A	$0.00	$12,927.51	$0.00	$155,130.12	Springing	Springing	No	N/A	N/A	2.34x	N/A	2.25x	63.4%	63.4%	5
Loan		53	Greensburg Park Self Storage	5/9/2019	7/1/2019	7/1/2020	6/1/2029	N/A	$14,728.36	$11,075.05	$176,740.32	$132,900.60	Springing	Springing	No	N/A	1.86x	2.47x	1.81x	2.40x	59.8%	49.9%	5

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate
Loan	5, 8	1	Grand Canal Shoppes	0 (1 grace period of 2 business days every 12 month period)	First	LO(24);DEF(91);O(5)		$107,586,327	$33,160,381	$74,425,947	12/31/2017	9.8%	$103,110,653	$31,784,180	$71,326,473	12/31/2018	9.4%	$102,473,435	$31,007,624	$71,465,811	3/31/2019 TTM	9.4%	94.0%
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio	0	Sixth	LO(26);YM1(89);O(5)	A	$23,199,707	$5,426,714	$17,772,993	12/31/2016	8.3%	$25,444,108	$5,686,484	$19,757,624	12/31/2017	9.2%	$25,772,434	$5,693,649	$20,078,785	12/31/2018	9.3%	94.1%
Property		2.01	The Springs					$3,661,670	$1,048,836	$2,612,834	12/31/2016		$4,006,174	$1,073,858	$2,932,316	12/31/2017		$4,894,462	$1,124,321	$3,770,140	12/31/2018		92.5%
Property		2.02	Summerwood					$3,463,690	$699,202	$2,764,489	12/31/2016		$3,856,357	$683,915	$3,172,442	12/31/2017		$4,030,751	$701,864	$3,328,887	12/31/2018		95.0%
Property		2.03	Food 4 Less – Target Center					$2,607,363	$370,497	$2,236,866	12/31/2016		$2,681,454	$407,311	$2,274,144	12/31/2017		$2,622,197	$438,728	$2,183,469	12/31/2018		95.0%
Property		2.04	El Super Center					$1,950,722	$522,913	$1,427,809	12/31/2016		$2,393,075	$576,743	$1,816,332	12/31/2017		$2,008,308	$566,899	$1,441,410	12/31/2018		95.0%
Property		2.05	Island Plaza					$1,794,035	$342,576	$1,451,458	12/31/2016		$2,123,336	$357,820	$1,765,516	12/31/2017		$2,023,523	$379,446	$1,644,077	12/31/2018		95.0%
Property		2.06	Baldwin Park Promenade					$1,368,748	$329,044	$1,039,703	12/31/2016		$1,553,744	$335,659	$1,218,085	12/31/2017		$1,629,991	$333,738	$1,296,253	12/31/2018		95.0%
Property		2.07	Lynwood Plaza					$1,248,718	$405,141	$843,577	12/31/2016		$1,399,750	$453,511	$946,238	12/31/2017		$1,348,490	$428,718	$919,772	12/31/2018		95.0%
Property		2.08	El Cajon (CVS)					$1,057,339	$206,346	$850,993	12/31/2016		$1,088,230	$258,500	$829,730	12/31/2017		$1,109,415	$232,435	$876,980	12/31/2018		95.0%
Property		2.09	Loma Vista					$1,189,907	$245,523	$944,384	12/31/2016		$1,242,489	$232,226	$1,010,263	12/31/2017		$1,179,935	$233,345	$946,589	12/31/2018		94.3%
Property		2.10	MLK Medical					$934,077	$132,682	$801,394	12/31/2016		$988,919	$136,106	$852,813	12/31/2017		$973,355	$135,300	$838,055	12/31/2018		92.5%
Property		2.11	Hawthorne Plaza					$1,118,054	$208,959	$909,095	12/31/2016		$1,165,693	$245,517	$920,176	12/31/2017		$1,112,891	$227,925	$884,967	12/31/2018		93.6%
Property		2.12	Five Points Plaza					$1,062,649	$352,349	$710,300	12/31/2016		$1,160,805	$364,576	$796,228	12/31/2017		$1,037,964	$395,569	$642,395	12/31/2018		91.3%
Property		2.13	Towne Center Square					$1,049,516	$348,311	$701,205	12/31/2016		$1,076,927	$358,725	$718,202	12/31/2017		$1,093,775	$319,455	$774,319	12/31/2018		94.3%
Property		2.14	Camarillo					$693,221	$214,335	$478,886	12/31/2016		$707,155	$202,018	$505,138	12/31/2017		$707,376	$175,905	$531,471	12/31/2018		95.0%
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	0	Sixth	LO(24);DEF(92);O(4)		$20,769,330	$12,624,406	$8,144,924	12/31/2017	9.8%	$21,808,761	$13,332,721	$8,476,039	12/31/2018	10.2%	$23,596,632	$13,809,940	$9,786,692	4/30/2019 TTM	11.7%	83.7%
Loan	5, 13	4	125 Borinquen Place	0	Sixth	LO(25);DEF(89);O(6)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$3,754,788	$592,954	$3,161,834	2/28/2019 T-6 Ann.	6.1%	88.0%
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II	0	Sixth	LO(24);DEF(92);O(4)		$21,496,761	$13,798,733	$7,698,028	12/31/2017	12.4%	$23,844,625	$14,863,212	$8,981,413	12/31/2018	14.4%	$24,478,404	$15,120,031	$9,358,373	3/31/2019 TTM	15.0%	64.1%
Property		5.01	Courtyard Horseheads					$2,345,420	$1,477,187	$868,233	12/31/2017		$2,622,608	$1,580,289	$1,042,319	12/31/2018		$2,689,847	$1,594,884	$1,094,964	3/31/2019 TTM		55.7%
Property		5.02	Home2 Suites Oswego					$770,079	$534,999	$235,080	12/31/2017		$1,978,583	$1,016,078	$962,505	12/31/2018		$2,549,099	$1,147,217	$1,401,882	3/31/2019 TTM		61.5%
Property		5.03	Holiday Inn & Suites Rochester Marketplace					$3,611,778	$2,451,965	$1,159,813	12/31/2017		$3,376,073	$2,434,683	$941,390	12/31/2018		$3,292,028	$2,373,446	$918,582	3/31/2019 TTM		62.2%
Property		5.04	Hampton Inn Corning Painted Post					$2,338,694	$1,376,969	$961,725	12/31/2017		$2,367,623	$1,434,682	$932,941	12/31/2018		$2,335,704	$1,409,675	$926,029	3/31/2019 TTM		49.7%
Property		5.05	Home2 Suites Rochester Henrietta					$2,843,589	$1,680,601	$1,162,988	12/31/2017		$2,941,519	$1,788,068	$1,153,452	12/31/2018		$2,988,510	$1,850,421	$1,138,089	3/31/2019 TTM		78.3%
Property		5.06	Holiday Inn Express Olean					$2,120,985	$1,328,436	$792,549	12/31/2017		$2,249,579	$1,345,563	$904,016	12/31/2018		$2,292,219	$1,387,128	$905,091	3/31/2019 TTM		68.5%
Property		5.07	Fairfield Inn Watertown					$2,395,724	$1,559,674	$836,050	12/31/2017		$2,494,622	$1,630,513	$864,109	12/31/2018		$2,460,572	$1,625,424	$835,149	3/31/2019 TTM		65.7%
Property		5.08	Holiday Inn Express Canandaigua					$1,838,441	$1,240,247	$598,194	12/31/2017		$1,998,337	$1,308,081	$690,256	12/31/2018		$2,094,518	$1,385,527	$708,991	3/31/2019 TTM		61.8%
Property		5.09	Candlewood Suites Watertown					$1,995,727	$1,186,461	$809,266	12/31/2017		$2,251,932	$1,280,974	$970,958	12/31/2018		$2,216,056	$1,267,597	$948,459	3/31/2019 TTM		68.9%
Property		5.10	Candlewood Suites Sayre					$1,236,324	$962,194	$274,130	12/31/2017		$1,563,748	$1,044,280	$519,468	12/31/2018		$1,559,850	$1,078,711	$481,139	3/31/2019 TTM		69.5%
Loan	17	6	617-625 West 46th Street	0	Sixth	LO(24);DEF(92);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	93.0%
Loan	5, 13	7	Tower 28	5	First	LO(27);YM1(86);O(7)	B	$9,695,123	$5,450,720	$4,244,404	12/31/2018	3.8%	$14,989,262	$5,552,627	$9,436,635	12/31/2018 T-6 Ann.	8.4%	$17,484,140	$5,358,451	$12,125,689	12/31/2018 T-3 Ann.	10.8%	95.0%
Loan	13	8	North Carolina Technical Park	0	Sixth	LO(24);DEF(92);O(4)		$3,967,836	$1,781,918	$2,185,918	12/31/2017	8.6%	$4,630,808	$2,221,697	$2,409,111	12/31/2018	9.4%	$4,756,866	$2,201,674	$2,555,192	4/30/2019 TTM	10.0%	86.0%
Loan		9	Brotman Physicians Plaza	0	Sixth	LO(24);DEF(91);O(5)		$2,681,978	$632,817	$2,049,161	12/31/2017	8.8%	$2,697,533	$675,064	$2,022,469	12/31/2018	8.7%	$2,686,377	$664,520	$2,021,857	3/31/2019 TTM	8.7%	95.0%
Loan		10	Wheatland Towne Crossing	5	First	LO(25);DEF(90);O(5)		N/A	N/A	N/A	N/A	N/A	$3,804,858	$1,439,910	$2,364,949	12/31/2018	11.1%	$3,971,076	$1,493,443	$2,477,633	3/31/2019 TTM	11.7%	92.2%
Loan	6	11	West Palm Beach Industrial	0	Sixth	LO(24);DEF(92);O(4)		$2,099,714	$421,840	$1,677,875	12/31/2017	8.4%	$2,499,020	$510,644	$1,988,376	12/31/2018	9.9%	$2,549,298	$525,677	$2,023,621	3/31/2019 TTM	10.1%	90.6%
Property		11.01	West Palm Beach					$2,081,167	$368,635	$1,712,533	12/31/2017		$2,384,218	$450,212	$1,934,006	12/31/2018		$2,433,661	$465,130	$1,968,531	3/31/2019 TTM		90.4%
Property		11.02	Dania Beach					$18,547	$53,205	-$34,658	12/31/2017		$114,803	$60,433	$54,370	12/31/2018		$115,637	$60,547	$55,090	3/31/2019 TTM		95.0%
Loan	5, 18	12	FedEx Niles	5	First	LO(25);YM1(90);O(5)	C	$5,305,449	$1,021,279	$4,284,170	12/31/2016	9.2%	$6,077,661	$1,393,112	$4,684,549	12/31/2017	10.1%	$6,191,667	$1,421,898	$4,769,768	12/31/2018	10.3%	95.0%
Loan	19	13	DoubleTree Princeton	0	Sixth	LO(24);DEF(92);O(4)		$7,476,619	$5,899,413	$1,577,206	12/31/2017	9.8%	$8,411,754	$6,284,028	$2,127,726	12/31/2018	13.2%	$8,424,549	$6,266,092	$2,158,457	5/31/2019 TTM	13.4%	67.5%
Loan	20	14	Marriott Metairie at Lakeway	5	First	LO(25);DEF(90);O(5)		$11,084,207	$9,115,965	$1,968,242	12/31/2017	12.3%	$11,281,041	$8,862,690	$2,418,351	12/31/2018	15.1%	$11,354,563	$8,793,974	$2,560,589	3/31/2019 TTM	16.0%	78.5%
Loan	6, 7	15	UES Multi Portfolio	0	Sixth	LO(24);DEF(92);O(4)		$1,540,702	$716,779	$823,923	12/31/2017	5.2%	$1,563,999	$583,933	$980,066	12/31/2018	6.2%	$1,633,697	$528,959	$1,104,738	4/30/2019 TTM	6.9%	95.0%
Property		15.01	1494 2nd Avenue					$590,239	$216,309	$373,930	12/31/2017		$617,908	$231,359	$386,549	12/31/2018		$662,868	$205,564	$457,303	4/30/2019 TTM		95.0%
Property		15.02	1496 2nd Avenue					$596,202	$320,505	$275,697	12/31/2017		$585,646	$226,450	$359,196	12/31/2018		$605,823	$210,386	$395,437	4/30/2019 TTM		95.0%
Property		15.03	304 East 78th Street					$354,261	$179,965	$174,296	12/31/2017		$360,444	$126,124	$234,320	12/31/2018		$365,006	$113,010	$251,997	4/30/2019 TTM		95.0%
Loan		16	Courtyard Plaza	0	Sixth	LO(24);DEF(92);O(4)		$1,758,570	$446,822	$1,311,748	12/31/2017	8.5%	$1,817,922	$604,701	$1,213,221	12/31/2018	7.9%	$1,905,068	$603,131	$1,301,937	2/28/2019 TTM	8.5%	90.0%
Loan	21	17	3 Independence Way	0	Sixth	LO(26);DEF(90);O(4)		$2,452,606	$1,090,878	$1,361,728	1/31/2018 TTM	9.1%	$2,527,273	$1,049,657	$1,477,616	12/31/2018	9.9%	$2,509,437	$1,075,339	$1,434,098	1/31/2019 TTM	9.6%	90.8%
Loan	5	18	Legacy Tower	0	Fifth	LO(24);DEF(89);O(7)		$4,150,424	$3,988,730	$161,694	12/31/2017	0.7%	$4,650,509	$3,598,472	$1,052,037	12/31/2018	4.8%	$4,862,506	$3,541,799	$1,320,707	3/31/2019 TTM	6.0%	90.3%
Loan	5	19	3 Columbus Circle	0	Eleventh	LO(28);DEF(87);O(5)		$50,161,202	$14,968,652	$35,192,550	12/31/2016	7.2%	$50,952,874	$16,254,125	$34,698,749	12/31/2017	7.1%	$57,324,235	$17,233,200	$40,091,035	12/31/2018	8.2%	97.9%
Loan	13	20	The View Apartments	0	Sixth	LO(25);DEF(91);O(4)		$1,014,450	$180,348	$834,102	12/31/2017	6.8%	$1,191,130	$139,319	$1,051,811	12/31/2018	8.6%	$1,185,677	$152,205	$1,033,472	3/31/2019 TTM	8.5%	95.0%
Loan		21	1458 Ocean Dr / 1437 Collins Ave	0	Sixth	LO(24);DEF(92);O(4)		$1,184,101	$227,514	$956,587	12/31/2016	7.8%	$1,229,494	$228,391	$1,001,103	12/31/2017	8.2%	$1,244,508	$261,649	$982,859	12/31/2018	8.1%	95.0%
Loan	5, 8	22	Eleven Seventeen Perimeter	5	First	LO(24);DEF(83);O(13)		$7,607,469	$3,321,982	$4,285,488	12/31/2017	9.7%	$7,449,250	$3,445,156	$4,004,094	12/31/2018	9.1%	$7,508,947	$3,623,969	$3,884,977	3/31/2019 TTM	8.8%	85.5%
Loan		23	Bradenton Financial Center	0	Sixth	LO(24);DEF(33);O(3)		$1,451,017	$866,379	$584,638	12/31/2017	5.2%	$1,698,248	$871,720	$826,527	12/31/2018	7.4%	$1,811,539	$870,087	$941,452	2/28/2019 TTM	8.4%	90.1%
Loan		24	Niles Retail Center	5	First	LO(25);DEF(91);O(4)		$2,160,833	$1,318,533	$842,300	12/31/2016	7.7%	$1,806,534	$696,203	$1,110,331	12/31/2017	10.1%	$1,923,707	$884,845	$1,038,862	12/31/2018	9.4%	95.0%
Loan		25	Maplewood Apartments	0	Sixth	LO(25);DEF(31);O(4)		$2,394,552	$1,189,404	$1,205,148	12/31/2017	11.2%	$2,464,523	$1,160,373	$1,304,150	12/31/2018	12.1%	$2,409,144	$1,201,759	$1,207,385	3/31/2019 TTM	11.2%	94.3%
Loan		26	Home2Suites - Menomonee Falls	0	Sixth	LO(25);DEF(92);O(3)		$2,659,624	$1,658,705	$1,000,919	5/31/2018 TTM	9.4%	$3,094,656	$1,778,624	$1,316,032	12/31/2018	12.4%	$3,228,086	$1,820,377	$1,407,709	4/30/2019 TTM	13.2%	78.4%
Loan		27	Cassens Business Center	0	Sixth	LO(24);DEF(92);O(4)		$585,859	$349,852	$236,007	12/31/2017	2.2%	$959,377	$315,303	$644,074	12/31/2018	6.1%	$992,372	$349,647	$642,725	4/30/2019 TTM	6.1%	95.0%
Loan	13, 22	28	La Privada Apartments	0	Sixth	LO(25);DEF(91);O(4)		$1,805,685	$1,054,492	$751,193	12/31/2017	7.5%	$1,844,588	$1,049,993	$794,595	12/31/2018	7.9%	$1,901,047	$1,045,860	$855,187	3/31/2019 TTM	8.5%	82.3%
Loan	5	29	AC by Marriott San Jose	0	First	LO(27);DEF(89);O(4)		N/A	N/A	N/A	N/A	N/A	$16,895,186	$9,719,014	$7,176,172	12/31/2018	12.0%	$17,370,541	$9,951,862	$7,418,679	2/28/2019 TTM	12.4%	80.7%
Loan	7, 11	30	Brookwood Square	0	Sixth	LO(26);DEF(91);O(3)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%
Loan	7, 11	31	3901 Bolger Road	0	Sixth	LO(26);DEF(91);O(3)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%
Loan	7, 11	32	Michigan Road Shoppes	0	Sixth	LO(26);DEF(91);O(3)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%
Loan	6, 7	33	Brooklyn Multifamily Portfolio I	0	Sixth	LO(25);DEF(91);O(4)		$907,974	$227,329	$680,645	12/31/2017	7.4%	$890,003	$227,081	$662,922	12/31/2018	7.2%	$894,976	$236,822	$658,154	2/28/2019 TTM	7.2%	97.0%
Property		33.01	2149 Cortelyou Rd.					$436,162	$122,455	$313,706	12/31/2017		$417,726	$124,940	$292,786	12/31/2018		$419,012	$132,957	$286,055	2/28/2019 TTM		97.0%
Property		33.02	210 Broadway					$199,805	$31,718	$168,087	12/31/2017		$196,785	$35,693	$161,092	12/31/2018		$204,885	$36,333	$168,552	2/28/2019 TTM		97.0%
Property		33.03	1235 Halsey St.					$151,050	$37,043	$114,007	12/31/2017		$161,279	$32,491	$128,789	12/31/2018		$162,636	$35,845	$126,790	2/28/2019 TTM		97.0%
Property		33.04	1324 Hancock St.					$120,957	$36,112	$84,845	12/31/2017		$114,213	$33,958	$80,255	12/31/2018		$108,443	$31,686	$76,757	2/28/2019 TTM		97.0%
Loan	7, 12	34	Shoppes at Holly Springs	5	First	LO(25);DEF(90);O(5)		$745,723	$180,140	$565,583	12/31/2016	10.7%	$876,888	$161,367	$715,521	12/31/2017	12.6%	$847,568	$171,632	$675,936	12/31/2018	12.2%	85.5%
Loan	7, 12	35	Jefferson Square	5	First	LO(25);DEF(90);O(5)		$537,749	$115,762	$421,987	12/31/2017	10.7%	$564,946	$123,228	$441,718	12/31/2018	12.6%	$607,930	$160,066	$447,864	3/31/2019 TTM	12.2%	88.9%
Loan	23	36	Best Western Plus South Bay Hotel	5	First	LO(25);DEF(91);O(4)		$2,797,749	$1,873,822	$923,927	12/31/2017	10.3%	$2,920,325	$1,885,896	$1,034,430	12/31/2018	11.5%	$3,003,571	$1,875,336	$1,128,235	4/30/2019 TTM	12.6%	84.0%
Loan		37	Lakecrest-Southpointe Portfolio	0	Sixth	LO(25);DEF(32);O(3)		$1,763,617	$744,277	$1,019,340	12/31/2017	12.2%	$1,889,388	$811,915	$1,077,472	12/31/2018	12.9%	$1,932,422	$792,196	$1,140,226	4/30/2019 TTM	13.7%	71.1%
Loan		38	Food Lion Mount Airy	5	First	LO(25);DEF(91);O(4)		$1,322,215	$424,136	$898,079	12/31/2016	11.2%	$1,341,200	$440,714	$900,485	12/31/2017	11.3%	$1,333,989	$296,475	$1,037,515	12/31/2018	13.0%	94.3%
Loan		39	Crossing Pointe Shoppes	5	First	LO(22);YM1(94);O(4)	D	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$799,318	$114,055	$685,263	12/31/2018	8.7%	95.0%
Loan	24	40	Best Western Sanford Airport	0	First	LO(24);DEF(90);O(6)		$1,806,241	$716,058	$1,090,183	12/31/2017	15.8%	$1,887,744	$746,804	$1,140,940	12/31/2018	16.5%	$1,845,055	$761,908	$1,083,147	2/28/2019 TTM	15.7%	83.6%
Loan		41	Sunnyside Retail Center	0	Sixth	LO(25);DEF(89);O(6)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%
Loan		42	Greenwood Heights	0	Sixth	LO(26);DEF(90);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$246,250	$7,600	$238,650	12/31/2018	3.7%	95.0%
Loan	9	43	Tatum Plaza	0	Sixth	LO(24);YM1(91);O(5)	E	N/A	N/A	N/A	N/A	N/A	$885,378	$255,697	$629,681	12/31/2018	10.1%	$811,604	$233,148	$578,456	3/31/2019 TTM	9.3%	90.9%
Loan	9	44	Tatum Ranch Crossing	0	Sixth	LO(24);YM1(91);O(5)	F	N/A	N/A	N/A	N/A	N/A	$723,706	$246,516	$477,190	12/31/2018	7.6%	$683,002	$209,961	$473,040	3/31/2019 TTM	7.6%	90.6%
Loan	9	45	Shadow Creek Marketplace	0	Sixth	LO(24);YM1(91);O(5)	G	$823,739	$223,075	$600,664	12/31/2017	10.2%	$793,441	$213,447	$579,994	12/31/2018	9.8%	$735,618	$193,206	$542,412	3/31/2019 TTM	9.2%	91.7%
Loan		46	The Nash Building	0	Sixth	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A	$651,142	$124,980	$526,162	12/31/2018	9.7%	$645,976	$120,007	$525,969	2/28/2019 TTM	9.7%	95.0%
Loan		47	3115 Fry Road	5	First	LO(26);DEF(89);O(5)		$610,606	$228,806	$381,800	12/31/2017	7.3%	$488,132	$220,153	$267,979	12/31/2018	5.1%	$695,527	$168,612	$526,915	3/31/2019 T-6 Ann.	10.0%	95.0%
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	0	Sixth	LO(29);DEF(87);O(4)		N/A	N/A	N/A	N/A	N/A	$3,529,909	$2,572,385	$957,524	12/31/2017	21.4%	$3,358,762	$2,589,080	$769,682	11/30/2018 TTM	17.2%	55.0%
Loan		49	102 Washington Place	0	First	LO(25);DEF(91);O(4)		$456,799	$137,681	$319,118	12/31/2016	7.8%	$460,092	$137,684	$322,408	12/31/2017	7.9%	$460,736	$146,616	$314,120	12/31/2018	7.7%	97.0%
Loan	7	50	Woodland Square Apartments	0	Sixth	LO(25);DEF(92);O(3)		$587,285	$214,551	$372,733	12/31/2017	9.2%	$612,271	$233,556	$378,715	12/31/2018	9.4%	$616,394	$232,724	$383,670	1/31/2019 TTM	9.5%	95.0%
Loan		51	Union Avenue	5	First	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94.0%
Loan		52	Briarwood Apartments	5	First	LO(25);DEF(91);O(4)		$561,391	$185,567	$375,824	12/31/2017	10.6%	$571,986	$185,992	$385,994	12/31/2018	10.9%	$582,948	$185,433	$397,515	4/30/2019 TTM	11.2%	95.0%
Loan		53	Greensburg Park Self Storage	5	First	LO(25);DEF(91);O(4)		$457,582	$162,465	$295,117	12/31/2017	10.2%	$486,867	$171,225	$315,642	12/312018	10.9%	$495,178	$170,537	$324,641	2/28/2019 TTM	11.2%	91.6%

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)
Loan	5, 8	1	Grand Canal Shoppes	$104,029,334	$31,007,624	$73,021,709	9.6%	$0	$2,023,806	$70,997,903	9.3%	Venetian Casino Resort	34,088 SF (7/31/2025); 8,096 SF (9/30/2033); 1 SF (12/31/2019)	42,185	5.6%	The Venetian Resort (Showroom / Theater)	5/31/2029
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio	$27,692,309	$6,462,745	$21,229,564	9.9%	$296,246	$740,616	$20,192,702	9.4%
Property		2.01	The Springs	$5,281,583	$1,172,394	$4,109,189		$79,544	$198,859	$3,830,786		The Home Depot	1/31/2034	149,591	37.6%	Burlington Coat Factory	9/30/2021
Property		2.02	Summerwood	$3,868,877	$812,404	$3,056,473		$35,754	$89,385	$2,931,334		Smart & Final	6/30/2021	31,500	17.6%	Marshalls	9/30/2022
Property		2.03	Food 4 Less – Target Center	$2,912,157	$788,924	$2,123,232		$39,287	$98,218	$1,985,727		Target	1/31/2028	133,987	68.2%	Food 4 Less	6/30/2033
Property		2.04	El Super Center	$2,727,097	$586,230	$2,140,868		$23,446	$58,615	$2,058,807		El Super	3/31/2027	45,000	38.4%	Warehouse Shoes	12/31/2022
Property		2.05	Island Plaza	$2,086,765	$460,260	$1,626,505		$15,554	$38,886	$1,572,064		Island Pacific Market	12/31/2023	31,000	39.9%	99 Cents Only Stores LLC	1/31/2027
Property		2.06	Baldwin Park Promenade	$1,570,073	$331,448	$1,238,625		$9,981	$24,953	$1,203,691		Smart & Final	12/31/2022	20,725	41.5%	CVS	3/31/2032
Property		2.07	Lynwood Plaza	$1,628,148	$425,428	$1,202,720		$15,049	$37,623	$1,150,049		Smart & Final	9/30/2023	20,925	27.8%	99cents Only Store	1/30/2022
Property		2.08	El Cajon (CVS)	$1,252,537	$257,257	$995,280		$5,997	$14,993	$974,290		CVS	10/6/2025	16,784	56.0%	Northpark Produce	8/31/2022
Property		2.09	Loma Vista	$1,222,600	$233,257	$989,343		$19,509	$48,774	$921,060		Superior Super Warehouse	4/30/2021	81,071	83.1%	China Cook	9/30/2019
Property		2.10	MLK Medical	$1,065,556	$218,892	$846,663		$6,500	$16,250	$823,913		ALTAMED Health Services	1/31/2024	15,000	46.2%	Kaiser Foundation Health Plan	9/30/2021
Property		2.11	Hawthorne Plaza	$1,038,621	$260,529	$778,092		$14,150	$35,375	$728,567		WalMart	7/9/2023	35,500	50.2%	Marshalls	10/31/2020
Property		2.12	Five Points Plaza	$1,350,626	$422,108	$928,518		$17,907	$44,769	$865,842		El Super	3/31/2025	46,967	52.5%	Planet Fitness	5/31/2029
Property		2.13	Towne Center Square	$1,040,173	$317,001	$723,172		$11,502	$28,755	$682,915		Seafood City Supermarket	10/31/2023	28,583	49.7%	Tuesday Morning, Inc	7/31/2026
Property		2.14	Camarillo	$647,497	$176,613	$470,884		$2,065	$5,162	$463,657		Smash Burger	11/25/2024	2,600	25.2%	Chipotle	12/31/2024
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	$23,146,771	$13,382,534	$9,764,237	11.7%	$925,871	$0	$8,838,366	10.6%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 13	4	125 Borinquen Place	$4,955,100	$810,555	$4,144,545	8.0%	$26,488	$0	$4,118,057	7.9%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II	$24,478,404	$15,598,613	$8,879,791	14.3%	$979,136	$0	$7,900,655	12.7%
Property		5.01	Courtyard Horseheads	$2,689,847	$1,650,391	$1,039,456		$107,594	$0	$931,862		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.02	Home2 Suites Oswego	$2,549,099	$1,297,825	$1,251,274		$101,964	$0	$1,149,310		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.03	Holiday Inn & Suites Rochester Marketplace	$3,292,028	$2,412,968	$879,060		$131,681	$0	$747,379		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.04	Hampton Inn Corning Painted Post	$2,335,704	$1,481,764	$853,939		$93,428	$0	$760,511		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.05	Home2 Suites Rochester Henrietta	$2,988,510	$1,943,923	$1,044,587		$119,540	$0	$925,047		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.06	Holiday Inn Express Olean	$2,292,219	$1,398,357	$893,862		$91,689	$0	$802,173		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.07	Fairfield Inn Watertown	$2,460,572	$1,599,236	$861,336		$98,423	$0	$762,913		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.08	Holiday Inn Express Canandaigua	$2,094,518	$1,407,496	$687,023		$83,781	$0	$603,242		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.09	Candlewood Suites Watertown	$2,216,056	$1,295,547	$920,508		$88,642	$0	$831,866		N/A	N/A	N/A	N/A	N/A	N/A
Property		5.10	Candlewood Suites Sayre	$1,559,850	$1,111,103	$448,747		$62,394	$0	$386,353		N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	6	617-625 West 46th Street	$3,129,310	$845,261	$2,284,050	8.2%	$8,415	$49,500	$2,226,135	8.0%	Hudson Terrace	7/31/2033	18,700	37.8%	Nestle	7/31/2022
Loan	5, 13	7	Tower 28	$19,539,680	$4,973,673	$14,566,007	13.0%	$113,255	$14,529	$14,438,224	12.9%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	13	8	North Carolina Technical Park	$4,446,059	$2,137,793	$2,308,266	9.1%	$60,930	$196,263	$2,051,073	8.0%	KBI BioPharma	3/31/2027	145,000	53.3%	bioMérieux	12/31/2021
Loan		9	Brotman Physicians Plaza	$2,935,967	$806,554	$2,129,413	9.2%	$12,126	$60,631	$2,056,656	8.8%	Exodus Recovery, Inc.	2/28/2029	19,087	39.4%	Intensive Renal Care, Inc.	10/31/2029
Loan		10	Wheatland Towne Crossing	$4,149,248	$1,435,410	$2,713,839	12.8%	$31,031	$105,156	$2,577,652	12.1%	Conn’s Home Plus	12/31/2023	40,120	19.4%	Ross Dress for Less	1/31/2023
Loan	6	11	West Palm Beach Industrial	$3,067,847	$735,589	$2,332,257	11.7%	$41,662	$0	$2,290,596	11.5%
Property		11.01	West Palm Beach	$2,893,821	$671,822	$2,222,000		$41,662	$0	$2,180,338		PB Auto Services / Palm Beach Garage	11/15/2019	6,350	3.2%	Central Auto Trim / Richard Schneider	12/31/2019
Property		11.02	Dania Beach	$174,025	$63,768	$110,258		$0	$0	$110,258		Icee Company	11/30/2027	8,560	67.6%	Taillard Capital	4/30/2020
Loan	5, 18	12	FedEx Niles	$6,011,195	$1,640,655	$4,370,540	9.4%	$31,420	$78,551	$4,260,570	9.2%	FedEx Ground Package System, Inc.	5/31/2030	314,202	100.0%	N/A	N/A
Loan	19	13	DoubleTree Princeton	$8,424,259	$6,292,721	$2,131,539	13.2%	$336,970	$0	$1,794,568	11.1%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	20	14	Marriott Metairie at Lakeway	$11,354,563	$8,854,569	$2,499,994	15.6%	$454,183	$0	$2,045,812	12.8%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7	15	UES Multi Portfolio	$1,628,711	$631,013	$997,698	6.3%	$9,020	$0	$988,678	6.2%
Property		15.01	1494 2nd Avenue	$664,389	$246,660	$417,729		$4,350	$0	$413,379		Lusardi’s Restaurant	5/31/2025	1,750	24.5%	N/A	N/A
Property		15.02	1496 2nd Avenue	$606,338	$248,119	$358,219		$2,370	$0	$355,849		Quality Branded	3/30/2032	1,350	17.1%	Tony’s Cleaners	9/30/2027
Property		15.03	304 East 78th Street	$357,984	$136,234	$221,750		$2,300	$0	$219,450		Anand Indian Cuisine	9/30/2027	1,500	26.6%	N/A	N/A
Loan		16	Courtyard Plaza	$2,277,050	$587,032	$1,690,019	11.0%	$50,292	$105,073	$1,534,653	10.0%	BIG Lots! #01154	1/30/2022	30,000	15.5%	Dirt Cheap	10/30/2025
Loan	21	17	3 Independence Way	$2,581,533	$1,095,608	$1,485,925	9.9%	$22,801	$49,507	$1,413,618	9.4%	Aetna Life Insurance Company	10/31/2022	21,742	19.1%	Rutgers University	12/31/2019
Loan	5	18	Legacy Tower	$6,688,592	$4,004,834	$2,683,759	12.2%	$114,500	$533,937	$2,035,322	9.3%	Woods Oviatt Gilman	6/30/2030	82,757	24.9%	Harter Secrest & Emery LLP	9/30/2029
Loan	5	19	3 Columbus Circle	$79,416,007	$18,918,555	$60,497,452	12.3%	$150,743	$3,752,630	$56,594,080	11.5%	Young & Rubicam, Inc.	8/31/2033	375,236	49.8%	Emerge 212 3CC LLC	11/30/2027
Loan	13	20	The View Apartments	$1,450,985	$482,027	$968,958	7.9%	$11,017	$0	$957,941	7.9%	Benjamin Construction Corp.	4/30/2029	4,807	11.6%	N/A	N/A
Loan		21	1458 Ocean Dr / 1437 Collins Ave	$1,286,334	$300,346	$985,988	8.1%	$1,878	$31,295	$952,816	7.8%	Front Porch Café	11/30/2025	9,326	74.5%	Sauvage of Miami	9/30/2024
Loan	5, 8	22	Eleven Seventeen Perimeter	$8,711,924	$3,728,591	$4,983,333	11.3%	$78,503	$338,774	$4,566,056	10.4%	Sedgwick Claims Management Services, Inc.	7/31/2022	26,226	6.7%	Tropical Smoothie Cafe, LLC	236 SF (MTM); 25,330 SF (7/31/2029)
Loan		23	Bradenton Financial Center	$2,062,868	$916,082	$1,146,786	10.2%	$0	$0	$1,146,786	10.2%	Workforce Business Service	5/31/2022	21,653	18.5%	Fisher-Rosemount Systems, Inc.	10/31/2023
Loan		24	Niles Retail Center	$2,453,664	$1,080,904	$1,372,760	12.5%	$20,065	$102,360	$1,250,335	11.4%	Hobby Lobby	2/28/2029	45,850	38.1%	Big Lots	1/31/2028
Loan		25	Maplewood Apartments	$2,368,303	$1,215,723	$1,152,580	10.7%	$80,720	$0	$1,071,860	9.9%	N/A	N/A	N/A	N/A	N/A	N/A
Loan		26	Home2Suites - Menomonee Falls	$3,228,086	$1,893,918	$1,334,168	12.6%	$129,123	$0	$1,205,044	11.3%	N/A	N/A	N/A	N/A	N/A	N/A
Loan		27	Cassens Business Center	$1,384,814	$398,261	$986,553	9.4%	$13,228	$33,070	$940,255	8.9%	Freight World	10/31/2024	42,520	32.1%	ABC Supply Co., Inc.	1/31/2027
Loan	13, 22	28	La Privada Apartments	$1,961,362	$1,070,004	$891,358	9.1%	$0	$0	$891,358	9.1%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	29	AC by Marriott San Jose	$17,370,541	$10,527,180	$6,843,361	11.4%	$694,822	$0	$6,148,539	10.2%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7, 11	30	Brookwood Square	$472,163	$108,445	$363,718	9.4%	$2,716	$10,185	$350,817	9.1%	Mattress Firm	11/30/2024	4,550	33.5%	Austell Smiles Dentistry	2/28/2025
Loan	7, 11	31	3901 Bolger Road	$429,585	$142,910	$286,676	9.4%	$1,680	$6,300	$278,696	9.1%	Aspen Dental	1/31/2029	3,500	41.7%	Verizon Wireless	3/31/2029
Loan	7, 11	32	Michigan Road Shoppes	$296,968	$58,642	$238,326	9.4%	$3,421	$6,236	$228,669	9.1%	Verizon Wireless	7/31/2027	3,118	37.5%	Blaze Pizza	12/31/2025
Loan	6, 7	33	Brooklyn Multifamily Portfolio I	$942,724	$250,972	$691,752	7.5%	$8,323	$0	$683,430	7.4%
Property		33.01	2149 Cortelyou Rd.	$448,211	$140,024	$308,187		$3,726	$0	$304,460		N/A	N/A	N/A	N/A	N/A	N/A
Property		33.02	210 Broadway	$206,392	$42,124	$164,268		$1,104	$0	$163,165		N/A	N/A	N/A	N/A	N/A	N/A
Property		33.03	1235 Halsey St.	$158,880	$36,635	$122,245		$2,009	$0	$120,236		N/A	N/A	N/A	N/A	N/A	N/A
Property		33.04	1324 Hancock St.	$129,241	$32,189	$97,052		$1,484	$0	$95,568		N/A	N/A	N/A	N/A	N/A	N/A
Loan	7, 12	34	Shoppes at Holly Springs	$831,876	$166,304	$665,572	11.8%	$6,543	$37,118	$621,912	11.0%	Thrift Place	5/31/2022	6,200	14.2%	Los Po’s	6/30/2021
Loan	7, 12	35	Jefferson Square	$562,556	$143,293	$419,263	11.8%	$10,407	$20,180	$388,675	11.0%	Dollar Tree	1/31/2020	6,344	15.9%	Rent-A-Center	5/31/2021
Loan	23	36	Best Western Plus South Bay Hotel	$3,130,730	$1,979,140	$1,151,590	12.8%	$125,229	$0	$1,026,361	11.4%	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	Lakecrest-Southpointe Portfolio	$1,790,104	$792,464	$997,639	11.9%	$35,522	$20,784	$941,333	11.3%	Strayer University	7/31/2020	14,930	12.4%	Matrix IFS	9/30/2024
Loan		38	Food Lion Mount Airy	$1,356,022	$309,901	$1,046,120	13.1%	$14,471	$81,469	$950,180	11.9%	Food Lion	6/30/2022	37,260	37.9%	Ace Hardware	4/30/2029
Loan		39	Crossing Pointe Shoppes	$972,204	$218,070	$754,134	9.5%	$3,540	$35,255	$715,339	9.0%	Ethan Allen, Inc.	3/31/2027	10,050	42.8%	Grand Appliance Inc.	10/31/2027
Loan	24	40	Best Western Sanford Airport	$1,845,055	$884,490	$960,565	13.9%	$97,165	$0	$863,400	12.5%	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Sunnyside Retail Center	$819,797	$189,347	$630,451	9.6%	$14,017	$46,725	$569,709	8.6%	Tractor Supply	10/31/2028	28,797	30.8%	Grocery Outlet	2/28/2029
Loan		42	Greenwood Heights	$651,625	$93,983	$557,642	8.6%	$1,650	$8,250	$547,742	8.4%	Sedona Marble & Granite Inc.	4/30/2032	16,500	100.0%	N/A	N/A
Loan	9	43	Tatum Plaza	$916,801	$240,177	$676,625	10.8%	$4,714	$29,460	$642,451	10.3%	Bonnie’s Barkery	3/31/2027	4,420	15.0%	The Little Gym	10/31/2029
Loan	9	44	Tatum Ranch Crossing	$897,616	$221,150	$676,466	10.8%	$7,130	$31,001	$638,334	10.2%	Anytime Fitness	3/31/2029	5,537	17.9%	Bank of America	7/31/2030
Loan	9	45	Shadow Creek Marketplace	$827,721	$196,405	$631,316	10.7%	$3,399	$28,329	$599,588	10.2%	ATI Physical Therapy	7/31/2028	3,200	11.3%	Moneytree	4/30/2021
Loan		46	The Nash Building	$667,255	$120,646	$546,609	10.1%	$9,510	$40,000	$497,099	9.2%	T.W. Garner Food Company	3/31/2029	14,786	31.1%	Design Archives	12/31/2019
Loan		47	3115 Fry Road	$837,758	$251,506	$586,251	11.1%	$12,106	$33,844	$540,302	10.3%	Global Trading Development and Management, LLC	12/31/2021	14,094	17.5%	Bioincell, LLC and Gendepot, LLC	4/30/2021
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	$2,930,016	$2,173,929	$756,087	19.1%	$146,501	$0	$609,586	15.4%	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49	102 Washington Place	$479,336	$150,032	$329,304	8.0%	$2,380	$0	$326,924	8.0%	Seabird	4/30/2024	1,200	28.0%	N/A	N/A
Loan	7	50	Woodland Square Apartments	$624,977	$252,398	$372,579	9.2%	$21,814	$0	$350,765	8.7%	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51	Union Avenue	$606,295	$167,392	$438,903	11.7%	$11,106	$35,539	$392,258	10.5%	Opal Matrix - Creative Labs	3/31/2024	27,434	26.0%	Three Hens (10th Harvest)	3/31/2020
Loan		52	Briarwood Apartments	$568,966	$205,333	$363,633	10.2%	$14,000	$0	$349,633	9.8%	N/A	N/A	N/A	N/A	N/A	N/A
Loan		53	Greensburg Park Self Storage	$505,400	$177,509	$327,891	11.3%	$8,777	$0	$319,114	11.0%	N/A	N/A	N/A	N/A	N/A	N/A

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)
Loan	5, 8	1	Grand Canal Shoppes	38,920	5.1%	Madame Tussaud Las Vegas	28,000 SF (7/31/2024); 235 SF (12/31/2019)	28,235	3.7%	Regis Galerie	15,039 SF (5/31/2025); 8,406 SF (12/31/2020); 4,654 SF (2/29/2020)	28,099	3.7%	TAO Nightclub	1/31/2025
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio
Property		2.01	The Springs	43,712	11.0%	Ross Dress For Less	2/1/2029	30,000	7.5%	Marshalls	4/30/2024	28,652	7.2%	Bed Bath & Beyond	1/31/2025
Property		2.02	Summerwood	28,230	15.8%	Henry’s Market/Sprouts	6/30/2021	27,072	15.1%	Alin Party Supply	5/31/2024	27,004	15.1%	Home Goods	2/28/2023
Property		2.03	Food 4 Less – Target Center	52,924	26.9%	Taco Bell	MTM	3,500	1.8%	Fat Burger	7/30/2025	2,000	1.0%	T-Mobile	12/31/2019
Property		2.04	El Super Center	16,722	14.3%	Fresenius Kidney Care San Jose Hills	12/31/2029	14,264	12.2%	Harbor Freight	12/31/2024	14,000	11.9%	Goodwill Southern California	12/31/2028
Property		2.05	Island Plaza	15,000	19.3%	Bank of America	3/31/2020	8,800	11.3%	Shakeys	MTM	6,000	7.7%	Sprint	11/30/2021
Property		2.06	Baldwin Park Promenade	13,013	26.1%	IHOP	11/30/2031	4,240	8.5%	Home Street Bank	4/30/2027	2,016	4.0%	FedEx Kinko’s	12/31/2026
Property		2.07	Lynwood Plaza	18,000	23.9%	Goodwill	5/31/2029	15,000	19.9%	CSK Auto, Inc. (O’Reilly)	8/31/2020	6,003	8.0%	Rent-A-Center	11/30/2023
Property		2.08	El Cajon (CVS)	9,482	31.6%	Starbucks Coffee	2/28/2021	1,500	5.0%	Tony’s Barber & Beauty Salon	8/31/2024	1,020	3.4%	Loving Care Nails & Spa	1/30/2022
Property		2.09	Loma Vista	2,145	2.2%	La Michoacana Premium	4/30/2028	1,651	1.7%	Tortilleria Flor de Mayo	MTM	1,520	1.6%	McKenzie Check Advance	1/31/2020
Property		2.10	MLK Medical	12,500	38.5%	Chase	8/31/2020	5,000	15.4%	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.11	Hawthorne Plaza	35,250	49.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.12	Five Points Plaza	19,700	22.0%	Wash & Clean	MTM	3,000	3.4%	Econo Lube & Tune/ John Huckabaa	2/28/2020	2,475	2.8%	Dollar Store	MTM
Property		2.13	Towne Center Square	15,343	26.7%	Party City	1/1/2024	13,584	23.6%	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.14	Camarillo	2,400	23.2%	PizzaRev	11/3/2019	2,300	22.3%	Pick Up Stix	11/19/2024	1,864	18.1%	Yogurtland	12/7/2019
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 13	4	125 Borinquen Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II
Property		5.01	Courtyard Horseheads	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.02	Home2 Suites Oswego	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.03	Holiday Inn & Suites Rochester Marketplace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.04	Hampton Inn Corning Painted Post	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.05	Home2 Suites Rochester Henrietta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.06	Holiday Inn Express Olean	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.07	Fairfield Inn Watertown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.08	Holiday Inn Express Canandaigua	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.09	Candlewood Suites Watertown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.10	Candlewood Suites Sayre	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	6	617-625 West 46th Street	6,300	12.7%	Sherwin Williams	6/30/2029	5,000	10.1%	Macaron	10/31/2024	5,000	10.1%	Chandeliers	8/31/2029
Loan	5, 13	7	Tower 28	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	13	8	North Carolina Technical Park	92,529	34.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		9	Brotman Physicians Plaza	6,231	12.8%	Los Angeles Vision Center	12/31/2024	3,500	7.2%	Southern California Hospital	1/31/2020	2,582	5.3%	Kirsch, MD / Kamiel, MD	3/31/2021
Loan		10	Wheatland Towne Crossing	22,000	10.6%	PetSmart	4/30/2022	19,882	9.6%	Office Depot	5/31/2022	16,800	8.1%	Party City	1/31/2023
Loan	6	11	West Palm Beach Industrial
Property		11.01	West Palm Beach	5,952	3.0%	Motor Haus, Inc. / Martin Lopez	6/30/2022	4,810	2.4%	West Palm Beach Plastics / Fabrice Raymond Sureau	12/31/2019	3,968	2.0%	Shamrock Flooring Contractors LLC / Patrick Murphy	3/31/2022
Property		11.02	Dania Beach	4,100	32.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 18	12	FedEx Niles	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	19	13	DoubleTree Princeton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	20	14	Marriott Metairie at Lakeway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7	15	UES Multi Portfolio
Property		15.01	1494 2nd Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		15.02	1496 2nd Avenue	500	6.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		15.03	304 East 78th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		16	Courtyard Plaza	23,280	12.0%	Burke’s OUTLET #5	1/30/2024	20,000	10.3%	dd’s DISCOUNTS #5	1/30/2030	20,000	10.3%	Harbor Freight To	9/30/2029
Loan	21	17	3 Independence Way	9,448	8.3%	Amtrust North America Inc.	10/31/2021	9,318	8.2%	ABB Inc.	12/31/2021	8,863	7.8%	NetElixir	1/1/2025
Loan	5	18	Legacy Tower	81,704	24.6%	KeyBank	3,279 SF (7/31/2023); 19,784 SF (1/31/2029)	23,063	6.9%	Underberg & Kessler, LLP	12/31/2028	20,440	6.1%	Lacy Katzen LLP	12/31/2029
Loan	5	19	3 Columbus Circle	57,359	7.6%	Nordstrom	10/31/2039	46,991	6.2%	Jazz at Lincoln Center, Inc.	4/30/2028	30,653	4.1%	Josephson	12/31/2032
Loan	13	20	The View Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		21	1458 Ocean Dr / 1437 Collins Ave	1,915	15.3%	Vibe of Miami	9/30/2024	1,277	10.2%	ASTA Parking	7/31/2021	1		N/A	N/A
Loan	5, 8	22	Eleven Seventeen Perimeter	25,566	6.5%	John Snellings Insurance Agency, Inc.	2/28/2025	15,314	3.9%	EMC Corporation	6/30/2020	15,107	3.8%	The Stonehill Group, Inc.	11/30/2027
Loan		23	Bradenton Financial Center	20,886	17.9%	Merrill Lynch	9/30/2023	16,760	14.3%	Mauldin & Jenkins	1/31/2026	11,502	9.8%	Morgan Stanley	12/31/2022
Loan		24	Niles Retail Center	32,058	26.6%	Harbor Freight	1/31/2028	14,582	12.1%	Lands’ End, Inc.	1/31/2023	9,000	7.5%	Firestone Auto Care	6/30/2032
Loan		25	Maplewood Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		26	Home2Suites - Menomonee Falls	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		27	Cassens Business Center	42,449	32.1%	Hiab USA, Inc. (Refurbishment Division)	7/16/2027	25,440	19.2%	Hiab USA, Inc. (Services Division)	7/16/2027	21,870	16.5%	N/A	N/A
Loan	13, 22	28	La Privada Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	29	AC by Marriott San Jose	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7, 11	30	Brookwood Square	4,200	30.9%	Jimmy Johns	3/31/2020	1,750	12.9%	Cricket Wireless	8/31/2021	1,680	12.4%	Rio Brazilian Wax	6/30/2020
Loan	7, 11	31	3901 Bolger Road	2,100	25.0%	Smoothie King	1/20/2029	1,400	16.7%	Lady Janes	7/30/2029	1,400	16.7%	N/A	N/A
Loan	7, 11	32	Michigan Road Shoppes	2,798	33.7%	Panda Express	11/30/2026	2,398	28.8%	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7	33	Brooklyn Multifamily Portfolio I
Property		33.01	2149 Cortelyou Rd.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		33.02	210 Broadway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		33.03	1235 Halsey St.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		33.04	1324 Hancock St.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7, 12	34	Shoppes at Holly Springs	5,000	11.5%	Sninsky & Schmitt Family Dentistry	1/31/2021	4,000	9.2%	The Tumble Gym	10/31/2020	4,000	9.2%	Michelangelo’s Pizzeria	12/31/2023
Loan	7, 12	35	Jefferson Square	4,633	11.6%	Cato	1/31/2021	4,480	11.2%	Shoe Show	3/31/2024	4,144	10.4%	U.S. Cellular	10/31/2021
Loan	23	36	Best Western Plus South Bay Hotel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	Lakecrest-Southpointe Portfolio	8,248	6.8%	Impulse Point	12/31/2019	5,476	4.5%	Global Safety Management	10/31/2021	5,292	4.4%	Green Dot Corporation	3/31/2020
Loan		38	Food Lion Mount Airy	24,705	25.1%	Southern States	3/31/2022	12,800	13.0%	Advance Auto	10/31/2021	6,968	7.1%	Mr. Tire	12/31/2024
Loan		39	Crossing Pointe Shoppes	6,978	29.7%	Dental One, Inc.	7/25/2027	3,375	14.4%	Taziki’s Mediterranean Café	9/25/2029	3,100	13.2%	N/A	N/A
Loan	24	40	Best Western Sanford Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Sunnyside Retail Center	25,160	26.9%	Planet Fitness	12/31/2034	19,417	20.8%	Aaron’s Rent-to-Own	10/31/2021	8,705	9.3%	China Buffet	4/30/2023
Loan		42	Greenwood Heights	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	43	Tatum Plaza	3,550	12.1%	Babbo Italian Eatery	4/30/2020	3,532	12.0%	Elements Massage	1/31/2022	2,600	8.8%	Flair Gifts & Boutique	8/31/2020
Loan	9	44	Tatum Ranch Crossing	3,112	10.0%	Jack in the Box	1/31/2020	2,860	9.2%	Pieh Tool Company	3/31/2028	2,356	7.6%	Tatum Ranch Dental	2/29/2020
Loan	9	45	Shadow Creek Marketplace	2,660	9.4%	Golden Phoenix	12/31/2023	2,400	8.5%	Staples Dentistry	5/31/2020	2,400	8.5%	Organic Dry Cleaners	1/31/2020
Loan		46	The Nash Building	5,000	10.5%	Footnote Event Space	6/30/2027	4,965	10.4%	Bookmarks	12/26/2026	4,600	9.7%	Frogman Group, Inc.	5/1/2024
Loan		47	3115 Fry Road	9,321	11.5%	Species Gym, LLC	12/31/2023	7,267	9.0%	Life Changer Community Church	12/31/2021	6,000	7.4%	Schmidt Electric Company, Inc.	4/30/2021
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49	102 Washington Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7	50	Woodland Square Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51	Union Avenue	9,518	9.0%	Sharebaby Inc	9/30/2023	9,482	9.0%	Anything Wood & Metal, LLC	12/31/2022	9,045	8.6%	A Workshop of our Own	8/30/2024
Loan		52	Briarwood Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		53	Greensburg Park Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves
Loan	5, 8	1	Grand Canal Shoppes	24,378	3.2%	$0	$0	$386,928	$12,309,694	$0	$2,321,544	$0	$0	$0	$0	$0	$1,218,246
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio			$0	$24,687	$592,492	$3,000,000	$0	$3,000,000	$680,770	$226,923	$0	$0	$0	$729,724
Property		2.01	The Springs	28,245	7.1%
Property		2.02	Summerwood	24,000	13.4%
Property		2.03	Food 4 Less – Target Center	1,500	0.8%
Property		2.04	El Super Center	12,294	10.5%
Property		2.05	Island Plaza	4,000	5.1%
Property		2.06	Baldwin Park Promenade	2,000	4.0%
Property		2.07	Lynwood Plaza	3,920	5.2%
Property		2.08	El Cajon (CVS)	700	2.3%
Property		2.09	Loma Vista	1,520	1.6%
Property		2.10	MLK Medical	N/A	N/A
Property		2.11	Hawthorne Plaza	N/A	N/A
Property		2.12	Five Points Plaza	2,275	2.5%
Property		2.13	Towne Center Square	N/A	N/A
Property		2.14	Camarillo	1,160	11.2%
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	N/A	N/A	$0	$79,022	$0	$0	$0	$0	$275,906	$68,977	$38,455	$12,818	$0	$50,000
Loan	5, 13	4	125 Borinquen Place	N/A	N/A	$0	$2,083	$75,000	$0	$0	$0	$52,429	$8,738	$54,594	$6,066	$0	$0
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II			$0	$40,797	$0	$0	$0	$0	$950,268	$112,167	$83,002	$27,620	$0	$1,939,245
Property		5.01	Courtyard Horseheads	N/A	N/A
Property		5.02	Home2 Suites Oswego	N/A	N/A
Property		5.03	Holiday Inn & Suites Rochester Marketplace	N/A	N/A
Property		5.04	Hampton Inn Corning Painted Post	N/A	N/A
Property		5.05	Home2 Suites Rochester Henrietta	N/A	N/A
Property		5.06	Holiday Inn Express Olean	N/A	N/A
Property		5.07	Fairfield Inn Watertown	N/A	N/A
Property		5.08	Holiday Inn Express Canandaigua	N/A	N/A
Property		5.09	Candlewood Suites Watertown	N/A	N/A
Property		5.10	Candlewood Suites Sayre	N/A	N/A
Loan	17	6	617-625 West 46th Street	4,000	8.1%	$0	$720	$0	$0	$4,125	$247,500	$52,500	$52,500	$53,250	$0	$0	$5,000,000
Loan	5, 13	7	Tower 28	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$60,000	$0
Loan	13	8	North Carolina Technical Park	N/A	N/A	$0	$0	$0	$2,800,000	$0	$2,800,000	$168,093	$21,012	$17,125	$5,708	$0	$0
Loan		9	Brotman Physicians Plaza	2,419	5.0%	$0	$1,011	$36,379	$0	$5,053	$181,894	$64,607	$9,230	$26,187	$2,381	$28,629	$0
Loan		10	Wheatland Towne Crossing	12,000	5.8%	$0	$2,586	$0	$500,000	$0	$500,000	$308,234	$61,647	$0	$0	$0	$221,050
Loan	6	11	West Palm Beach Industrial			$0	$0	$0	$0	$3,472	$0	$206,008	$22,890	$43,682	$11,678	$58,605	$0
Property		11.01	West Palm Beach	3,156	1.6%
Property		11.02	Dania Beach	N/A	N/A
Loan	5, 18	12	FedEx Niles	N/A	N/A	$0	$0	$0	$0	$0	$76,612	$1,338,626	$0	$3,033	$0	$0	$89,085
Loan	19	13	DoubleTree Princeton	N/A	N/A	$0	$28,278	$0	$0	$0	$0	$45,052	$15,017	$23,176	$7,725	$2,813	$1,080,000
Loan	20	14	Marriott Metairie at Lakeway	N/A	N/A	$0	Monthly FF&E reserves equal 1/12 of 2.0% of annual gross revenues from 7/1/2019 to 6/1/2020, 3.0% from 7/1/2020 to 6/1/2021, and 4.0% thereafter, currently $18,856 monthly	$0	$0	$0	$0	$195,706	$32,618	$0	$0	$5,688	$1,250,000
Loan	6, 7	15	UES Multi Portfolio			$0	$845	$25,000	$0	$0	$0	$73,822	$36,911	$16,799	$2,800	$19,875	$0
Property		15.01	1494 2nd Avenue	N/A	N/A
Property		15.02	1496 2nd Avenue	N/A	N/A
Property		15.03	304 East 78th Street	N/A	N/A
Loan		16	Courtyard Plaza	15,260	7.9%	$98,117	$0	$98,117	$400,000	$0	$400,000	$161,370	$23,053	$116,937	$10,631	$0	$74,433
Loan	21	17	3 Independence Way	8,640	7.6%	$0	$1,900	$0	$2,000,000	$9,500	$0	$49,043	$24,522	$6,807	$1,361	$434,750	$514,000
Loan	5	18	Legacy Tower	17,225	5.2%	$0	$9,542	$343,500	$0	$25,503	$918,114	$153,920	$76,960	$0	$0	$0	$2,236,142
Loan	5	19	3 Columbus Circle	22,742	3.0%	$0	$0	$1,000,000	$0	$0	$5,000,000	$0	$0	$0	$0	$0	$2,668,685
Loan	13	20	The View Apartments	N/A	N/A	$0	$917	$0	$0	$0	$0	$156	$156	$16,710	$2,785	$41,250	$160,000
Loan		21	1458 Ocean Dr / 1437 Collins Ave	N/A	N/A	$0	$156	$0	$0	$522	$0	$0	$3,570	$0	$0	$9,750	$77,637
Loan	5, 8	22	Eleven Seventeen Perimeter	14,388	3.7%	$0	$0	$0	$2,500,000	$81,818	$1,000,000	$157,358	$78,679	$4,961	$4,961	$49,375	$2,210,137
Loan		23	Bradenton Financial Center	8,651	7.4%	$421,837	$1,947	$0	$400,000	$2,434	$0	$151,872	$16,875	$45,044	$4,504	$128,163	$49,000
Loan		24	Niles Retail Center	5,817	4.8%	$0	$1,672	$60,195	$0	$5,018	$120,424	$180,991	$30,165	$0	$0	$12,325	$280,675
Loan		25	Maplewood Apartments	N/A	N/A	$0	$6,727	$0	$0	$0	$0	$72,242	$9,030	$5,845	$5,845	$10,938	$818,000
Loan		26	Home2Suites - Menomonee Falls	N/A	N/A	$0	$5,380	$0	$0	$0	$0	$57,198	$9,533	$8,848	$1,770	$0	$0
Loan		27	Cassens Business Center	N/A	N/A	$0	$1,102	$39,684	$0	$2,756	$0	$101,264	$35,442.46 for first four payment dates and thereafter $20,252.83	$8,130	$2,710	$0	$63,780
Loan	13, 22	28	La Privada Apartments	N/A	N/A	$1,866,889	$5,000	$0	$0	$0	$0	$151,290	$25,215	$18,271	$6,090	$0	$320,000
Loan	5	29	AC by Marriott San Jose	N/A	N/A	$0	1/12 of 4% of gross income for the prior calendar year	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	7, 11	30	Brookwood Square	1,400	10.3%	$0	$226	$0	$0	$849	$250,000	$14,234	$1,582	$4,513	$1,128	$0	$0
Loan	7, 11	31	3901 Bolger Road	N/A	N/A	$0	$140	$0	$0	$525	$250,000	$19,968	$3,328	$2,855	$714	$0	$17,000
Loan	7, 11	32	Michigan Road Shoppes	N/A	N/A	$0	$284	$0	$0	$520	$250,000	$2,567	$1,283	$2,803	$701	$0	$0
Loan	6, 7	33	Brooklyn Multifamily Portfolio I			$31,038	$1,035	$62,075	$2,750	$92	$0	$23,000	$7,667	$13,640	$2,820	$103,080	$0
Property		33.01	2149 Cortelyou Rd.	N/A	N/A
Property		33.02	210 Broadway	N/A	N/A
Property		33.03	1235 Halsey St.	N/A	N/A
Property		33.04	1324 Hancock St.	N/A	N/A
Loan	7, 12	34	Shoppes at Holly Springs	2,400	5.5%	$0	$545	$0	$65,000	$2,726	$65,426	$42,252	$7,042	$0	$0	$0	$36,000
Loan	7, 12	35	Jefferson Square	3,500	8.8%	$0	$867	$0	$35,000	$2,494	$59,859	$13,885	$3,471	$0	$0	$0	$0
Loan	23	36	Best Western Plus South Bay Hotel	N/A	N/A	$0	$10,436	$0	$0	$0	$0	$26,775	$8,925	$9,195	$3,065	$17,875	$1,250,000
Loan		37	Lakecrest-Southpointe Portfolio	5,234	4.3%	$42,867	$2,960	$0	$1,279,516	$12,565	$500,000	$51,115	$12,779	$28,278	$5,656	$257,136	$0
Loan		38	Food Lion Mount Airy	6,156	6.3%	$0	$1,229	$0	$100,000	$4,098	$300,000	$10,901	$10,901	$0	$0	$0	$245,000
Loan		39	Crossing Pointe Shoppes	N/A	N/A	$0	$294	$0	$0	$1,959	$70,509	$14,646	$4,882	$2,772	$924	$0	$179,800
Loan	24	40	Best Western Sanford Airport	N/A	N/A	$0	$8,097	$0	$0	$0	$0	$15,834	$7,917	$26,400	$2,933	$4,510	$48,138
Loan		41	Sunnyside Retail Center	6,370	6.8%	$0	$1,168	$0	$0	$3,894	$200,000	$10,500	$3,500	$5,737	$1,912	$0	$54,362
Loan		42	Greenwood Heights	N/A	N/A	$0	$138	$0	$0	$688	$0	$15,173	$5,058	$2,610	$870	$0	$75,000
Loan	9	43	Tatum Plaza	2,100	7.1%	$0	$393	$0	$100,000	$0	$100,000	$24,269	$6,067	$0	$0	$0	$80,629
Loan	9	44	Tatum Ranch Crossing	1,645	5.3%	$0	$594	$0	$100,000	$0	$100,000	$20,877	$5,219	$0	$0	$0	$9,460
Loan	9	45	Shadow Creek Marketplace	2,100	7.4%	$0	$283	$0	$100,000	$0	$100,000	$16,386	$3,277	$0	$0	$0	$0
Loan		46	The Nash Building	4,500	9.5%	$0	$793	$0	$100,000	$0	$100,000	$24,497	$3,500	$2,354	$1,177	$0	$20,000
Loan		47	3115 Fry Road	6,000	7.4%	$45,000	$0	$45,000	$150,000	$0	$150,000	$46,575	$9,315	$19,170	$2,739	$0	$0
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	N/A	N/A	$13,995	$13,995	$0	$0	$0	$0	$19,968	$9,984	$39,421	$4,380	$11,438	$750,000
Loan		49	102 Washington Place	N/A	N/A	$5,000	$140	$5,000	$3,600	$50	$3,600	$58,333	$8,333	$5,697	$438	$0	$0
Loan	7	50	Woodland Square Apartments	N/A	N/A	$0	$1,818	$0	$0	$0	$0	$23,931	$3,419	$16,275	$2,325	$34,900	$0
Loan		51	Union Avenue	6,398	6.1%	$250,000	$1,250	$0	$0	$4,627	$150,000	$49,423	$4,942	$10,668	$0	$4,375	$0
Loan		52	Briarwood Apartments	N/A	N/A	$0	$1,167	$0	$0	$0	$0	$6,983	$6,983	$8,190	$1,638	$1,250	$0
Loan		53	Greensburg Park Self Storage	N/A	N/A	$0	$731	$0	$0	$0	$0	$2,936	$2,936	$2,535	$845	$2,625	$500

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Ongoing Other Reserves	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt	Cut-off Date Subord. Mortgage Debt Balance
Loan	5, 8	1	Grand Canal Shoppes	$0	Gap Rent	5/30/2019	5/15/2019	N/A	3/18/2019	N/A	No	N/A	$690,000,000		$215,000,000
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio	$0	Outstanding Free Rent Reserve								$154,785,000
Property		2.01	The Springs			3/26/2019	3/27/2019	N/A	3/7/2019	3/7/2019	Yes - 4	14.0%
Property		2.02	Summerwood			4/8/2019	3/8/2019	N/A	3/6/2019	3/5/2019	Yes - 4	13.0%
Property		2.03	Food 4 Less – Target Center			4/9/2019	3/25/2019	N/A	3/6/2019	3/5/2019	Yes - 4	14.0%
Property		2.04	El Super Center			3/22/2019	3/6/2019	N/A	3/6/2019	3/6/2019	Yes - 4	12.0%
Property		2.05	Island Plaza			3/22/2019	3/6/2019	N/A	3/6/2019	3/6/2019	Yes - 4	14.0%
Property		2.06	Baldwin Park Promenade			3/21/2019	3/6/2019	N/A	3/6/2019	3/6/2019	Yes - 4	11.0%
Property		2.07	Lynwood Plaza			3/22/2019	3/7/2019	N/A	3/6/2019	3/5/2019	Yes - 4	15.0%
Property		2.08	El Cajon (CVS)			4/8/2019	3/11/2019	N/A	3/8/2019	3/8/2019	Yes - 4	13.0%
Property		2.09	Loma Vista			3/23/2019	3/12/2019	N/A	3/8/2019	3/6/2019	Yes - 4	16.0%
Property		2.10	MLK Medical			3/24/2019	3/5/2019	N/A	3/6/2019	3/7/2019	Yes - 4	15.0%
Property		2.11	Hawthorne Plaza			3/22/2019	4/3/2019	N/A	3/6/2019	3/5/2019	Yes - 4	14.0%
Property		2.12	Five Points Plaza			3/21/2019	3/8/2019	N/A	3/14/2019	3/6/2019	Yes - 4	17.0%
Property		2.13	Towne Center Square			3/20/2019	3/7/2019	N/A	3/6/2019	3/6/2019	Yes - 4	14.0%
Property		2.14	Camarillo			3/21/2019	3/6/2019	N/A	3/8/2019	3/6/2019	Yes - 4	11.0%
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	$0	Rent Reserve	6/5/2019	5/17/2019	N/A	5/17/2019	N/A	No	N/A	$38,500,000
Loan	5, 13	4	125 Borinquen Place	$0	N/A	5/13/2019	5/6/2019	N/A	5/6/2019	N/A	No	N/A	$17,000,000
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II	Springing	PIP Reserve; Ground Rent Reserve								$33,700,000
Property		5.01	Courtyard Horseheads			5/14/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.02	Home2 Suites Oswego			5/14/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.03	Holiday Inn & Suites Rochester Marketplace			6/7/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.04	Hampton Inn Corning Painted Post			5/14/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.05	Home2 Suites Rochester Henrietta			6/7/2019	5/10/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.06	Holiday Inn Express Olean			5/17/2019	5/10/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.07	Fairfield Inn Watertown			6/17/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.08	Holiday Inn Express Canandaigua			5/31/2019	5/2/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.09	Candlewood Suites Watertown			5/17/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Property		5.10	Candlewood Suites Sayre			6/7/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Loan	17	6	617-625 West 46th Street	$0	Holdback Reserve	6/12/2019	4/29/2019	N/A	6/19/2019	N/A	No	N/A
Loan	5, 13	7	Tower 28	$0	N/A	1/29/2019	1/10/2019	N/A	1/10/2019	N/A	No	N/A	$86,000,000		$53,000,000
Loan	13	8	North Carolina Technical Park	$0	N/A	6/21/2019	6/7/2019	N/A	6/7/2019	N/A	No	N/A
Loan		9	Brotman Physicians Plaza	$0	N/A	5/29/2019	5/13/2019	N/A	5/28/2019	5/28/2019	Yes - 4	18.0%
Loan		10	Wheatland Towne Crossing	$0	Outstanding Obligations Fund	5/1/2019	4/24/2019	N/A	4/23/2019	N/A	No	N/A
Loan	6	11	West Palm Beach Industrial	$0	N/A
Property		11.01	West Palm Beach			6/4/2019	5/22/2019	N/A	5/23/2019	N/A	No	N/A
Property		11.02	Dania Beach			6/4/2019	5/15/2019	N/A	5/14/2019	N/A	No	N/A
Loan	5, 18	12	FedEx Niles	$0	Environmental Deductible Reserve; Environmental Policy Reserve	3/26/2019	4/30/2019	N/A	4/26/2019	N/A	No	N/A	$30,000,000
Loan	19	13	DoubleTree Princeton	$16,667	PIP Reserve; Seasonality Reserve	5/30/2019	5/8/2019	N/A	5/8/2019	N/A	No	N/A
Loan	20	14	Marriott Metairie at Lakeway	$0	PIP Reserve	3/29/2019	3/19/2019	N/A	3/19/2019	N/A	No	N/A
Loan	6, 7	15	UES Multi Portfolio	$0	N/A
Property		15.01	1494 2nd Avenue			6/20/2019	6/17/2019	N/A	6/17/2019	N/A	No	N/A
Property		15.02	1496 2nd Avenue			6/20/2019	6/13/2019	N/A	6/14/2019	N/A	No	N/A
Property		15.03	304 East 78th Street			6/20/2019	6/13/2019	N/A	6/17/2019	N/A	No	N/A
Loan		16	Courtyard Plaza	$0	Outstanding TI/LC Reserve	4/16/2019	3/21/2019	N/A	3/21/2019	N/A	No	N/A
Loan	21	17	3 Independence Way	$0	Leasing Holdback Reserve; NetElixir Holdback Reserve	3/26/2019	3/26/2019	N/A	3/25/2019	N/A	No	N/A
Loan	5	18	Legacy Tower	$0	Woods Free Rent Reserve Funds; Lacey Katzen Outstanding Tenant Improvement Allowance; Lacey Katzen Free Rent Reserve Funds; KeyBank Rent; KeyBank Outstanding; Underberg Outstanding Tenant Improvement Allowance	4/25/2019	3/21/2019	N/A	5/17/2019	N/A	No	N/A	$8,500,000
Loan	5	19	3 Columbus Circle	$0	Outstanding TI/LC Reserve; Free Rent Reserve	2/14/2019	1/22/2019	N/A	1/22/2019	N/A	No	N/A	$477,500,000		$105,000,000
Loan	13	20	The View Apartments	$0	Free Rent Reserve	4/30/2019	5/3/2019	N/A	5/3/2019	N/A	No	N/A
Loan		21	1458 Ocean Dr / 1437 Collins Ave	$12,500	Front Porch Rent Reserve; Master Declaration Static Reserve; Liquidity Reserve Monthly	5/19/2019	1/3/2019	N/A	1/3/2019	N/A	No	N/A
Loan	5, 8	22	Eleven Seventeen Perimeter	$0	Rent Concession Funds; Outstanding TI/LC Allowances; Future Gap Rent	5/16/2019	5/3/2019	N/A	5/6/2019	N/A	No	N/A	$32,000,000
Loan		23	Bradenton Financial Center	$0	Mauldin Rent Credit; Environmental Reserve	5/23/2019	5/23/2019	N/A	5/24/2019	N/A	No	N/A
Loan		24	Niles Retail Center	$0	Environmental Escrow Reserve; Hobby Lobby Outstanding TI/LC Reserve; Lands End Outstanding TI/LC Reserve	4/6/2019	3/27/2019	N/A	3/25/2019	N/A	No	N/A
Loan		25	Maplewood Apartments	$0	Capital Improvement Reserve; Radon Reserve	5/17/2019	5/9/2019	N/A	5/8/2019	N/A	No	N/A
Loan		26	Home2Suites - Menomonee Falls	$0	N/A	5/22/2019	4/10/2019	N/A	4/10/2019	N/A	No	N/A
Loan		27	Cassens Business Center	$0	Gap Rent Reserve	5/9/2019	5/8/2019	N/A	5/8/2019	N/A	No	N/A
Loan	13, 22	28	La Privada Apartments	$0	Earnout Funds	5/29/2019	3/25/2019	N/A	3/26/2019	N/A	No	N/A
Loan	5	29	AC by Marriott San Jose	$0	N/A	3/26/2019	4/3/2018	N/A	4/23/2018	3/14/2019	Yes - 4	9.0%	$50,000,000
Loan	7, 11	30	Brookwood Square	$0	N/A	3/27/2019	2/22/2019	N/A	2/22/2019	N/A	No	N/A
Loan	7, 11	31	3901 Bolger Road	$0	Free Rent Reserve	3/15/2019	2/22/2019	N/A	2/22/2019	N/A	No	N/A
Loan	7, 11	32	Michigan Road Shoppes	$0	N/A	3/14/2019	2/22/2019	N/A	2/22/2019	N/A	No	N/A
Loan	6, 7	33	Brooklyn Multifamily Portfolio I	$0	N/A
Property		33.01	2149 Cortelyou Rd.			3/29/2019	3/22/2019	N/A	3/22/2019	N/A	No	N/A
Property		33.02	210 Broadway			4/15/2019	3/22/2019	N/A	3/22/2019	N/A	No	N/A
Property		33.03	1235 Halsey St.			3/29/2019	3/22/2019	N/A	3/12/2019	N/A	No	N/A
Property		33.04	1324 Hancock St.			3/29/2019	3/22/2019	N/A	3/22/2019	N/A	No	N/A
Loan	7, 12	34	Shoppes at Holly Springs	$0	Outstanding TI Allowances	4/22/2019	4/11/2019	N/A	4/10/2019	N/A	No	N/A
Loan	7, 12	35	Jefferson Square	$0	N/A	4/25/2019	4/11/2019	N/A	4/11/2019	N/A	No	N/A
Loan	23	36	Best Western Plus South Bay Hotel	$0	PIP Funds; Holdback Funds	4/15/2019	4/4/2019	N/A	4/4/2019	4/4/2019	Yes - 4	13.0%
Loan		37	Lakecrest-Southpointe Portfolio	$0	N/A	4/12/2019; 3/14/2019	4/10/2019	N/A	4/10/2019; 4/11/2019	N/A	No	N/A
Loan		38	Food Lion Mount Airy	$0	Ace Outstanding TI/LC; Southern States Monument Sign	4/24/2019	4/16/2019	N/A	4/16/2019	N/A	No	N/A
Loan		39	Crossing Pointe Shoppes	$0	Existing TI/LC Reserve Fund	5/13/2019	4/17/2019	N/A	4/16/2019	N/A	No	N/A
Loan	24	40	Best Western Sanford Airport	$0	Seasonality Reserve; Franchise Fee Reserve	6/17/2019	3/7/2019	N/A	3/7/2019	N/A	No	N/A
Loan		41	Sunnyside Retail Center	$0	Planet Fitness Free Rent Reserve	3/25/2019	3/15/2019	N/A	3/15/2019	3/15/2019	No	7.0%
Loan		42	Greenwood Heights	$0	Missing C/O Reserve	4/24/2019	4/19/2019	N/A	4/19/2019	N/A	No	N/A
Loan	9	43	Tatum Plaza	$0	Little Gym Unpaid TI/LC Reserve	5/30/2019	5/22/2019	N/A	5/22/2019	N/A	No	N/A
Loan	9	44	Tatum Ranch Crossing	$0	Anytime Fitness Unpaid LC Reserve	5/30/2019	5/22/2019	N/A	5/22/2019	N/A	No	N/A
Loan	9	45	Shadow Creek Marketplace	$0	N/A	5/31/2019	5/22/2019	N/A	5/22/2019	N/A	No	N/A
Loan		46	The Nash Building	$0	Fifth Letter, Inc. Reserve	5/20/2019	5/1/2019	N/A	5/1/2019	N/A	No	N/A
Loan		47	3115 Fry Road	$0	N/A	4/17/2019	3/26/2019	N/A	3/26/2019	N/A	No	N/A
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area	$35,714	Debt Yield Holdback Reserve; Seasonality Reserve	2/7/2019	12/20/2018	N/A	12/21/2018	N/A	No	N/A
Loan		49	102 Washington Place	$0	N/A	2/20/2019	1/28/2019	N/A	1/28/2019	N/A	No	N/A
Loan	7	50	Woodland Square Apartments	$0	N/A	5/6/2019	3/21/2019	N/A	3/21/2019	N/A	No	N/A
Loan		51	Union Avenue	$0	N/A	4/30/2019	4/16/2019	N/A	4/16/2019	N/A	No	N/A
Loan		52	Briarwood Apartments	$0	N/A	4/24/2019	4/16/2019	N/A	4/16/2019	N/A	No	N/A
Loan		53	Greensburg Park Self Storage	$0	Environmental Escrow Reserve	4/4/2019	4/16/2019	N/A	4/16/2019	N/A	No	N/A

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan	5, 8	1	Grand Canal Shoppes	59.5%	1.67x	7.5%
Loan	5, 6, 7, 10, 14	2	SoCal Retail Portfolio	52.0%	2.28x	9.9%
Property		2.01	The Springs
Property		2.02	Summerwood
Property		2.03	Food 4 Less – Target Center
Property		2.04	El Super Center
Property		2.05	Island Plaza
Property		2.06	Baldwin Park Promenade
Property		2.07	Lynwood Plaza
Property		2.08	El Cajon (CVS)
Property		2.09	Loma Vista
Property		2.10	MLK Medical
Property		2.11	Hawthorne Plaza
Property		2.12	Five Points Plaza
Property		2.13	Towne Center Square
Property		2.14	Camarillo
Loan	5, 15	3	Embassy Suites at Centennial Olympic Park	68.4%	1.72x	11.7%
Loan	5, 13	4	125 Borinquen Place	54.4%	2.00x	8.0%
Loan	5, 6, 7, 8, 13, 16	5	Visions Hotel Portfolio II	59.2%	2.08x	14.3%
Property		5.01	Courtyard Horseheads
Property		5.02	Home2 Suites Oswego
Property		5.03	Holiday Inn & Suites Rochester Marketplace
Property		5.04	Hampton Inn Corning Painted Post
Property		5.05	Home2 Suites Rochester Henrietta
Property		5.06	Holiday Inn Express Olean
Property		5.07	Fairfield Inn Watertown
Property		5.08	Holiday Inn Express Canandaigua
Property		5.09	Candlewood Suites Watertown
Property		5.10	Candlewood Suites Sayre
Loan	17	6	617-625 West 46th Street
Loan	5, 13	7	Tower 28	49.3%	1.49x	8.8%	$50,000,000	64.2%	1.07x	6.8%
Loan	13	8	North Carolina Technical Park
Loan		9	Brotman Physicians Plaza
Loan		10	Wheatland Towne Crossing
Loan	6	11	West Palm Beach Industrial
Property		11.01	West Palm Beach
Property		11.02	Dania Beach
Loan	5, 18	12	FedEx Niles	54.7%	2.14x	9.4%
Loan	19	13	DoubleTree Princeton
Loan	20	14	Marriott Metairie at Lakeway
Loan	6, 7	15	UES Multi Portfolio
Property		15.01	1494 2nd Avenue
Property		15.02	1496 2nd Avenue
Property		15.03	304 East 78th Street
Loan		16	Courtyard Plaza
Loan	21	17	3 Independence Way
Loan	5	18	Legacy Tower	63.4%	1.44x	12.2%
Loan	5	19	3 Columbus Circle	55.1%	2.40x	10.2%
Loan	13	20	The View Apartments
Loan		21	1458 Ocean Dr / 1437 Collins Ave
Loan	5, 8	22	Eleven Seventeen Perimeter	65.8%	2.45x	11.3%
Loan		23	Bradenton Financial Center
Loan		24	Niles Retail Center
Loan		25	Maplewood Apartments
Loan		26	Home2Suites - Menomonee Falls
Loan		27	Cassens Business Center
Loan	13, 22	28	La Privada Apartments
Loan	5	29	AC by Marriott San Jose	59.7%	2.05x	11.4%
Loan	7, 11	30	Brookwood Square
Loan	7, 11	31	3901 Bolger Road
Loan	7, 11	32	Michigan Road Shoppes
Loan	6, 7	33	Brooklyn Multifamily Portfolio I
Property		33.01	2149 Cortelyou Rd.
Property		33.02	210 Broadway
Property		33.03	1235 Halsey St.
Property		33.04	1324 Hancock St.
Loan	7, 12	34	Shoppes at Holly Springs
Loan	7, 12	35	Jefferson Square
Loan	23	36	Best Western Plus South Bay Hotel
Loan		37	Lakecrest-Southpointe Portfolio
Loan		38	Food Lion Mount Airy
Loan		39	Crossing Pointe Shoppes
Loan	24	40	Best Western Sanford Airport
Loan		41	Sunnyside Retail Center
Loan		42	Greenwood Heights
Loan	9	43	Tatum Plaza
Loan	9	44	Tatum Ranch Crossing
Loan	9	45	Shadow Creek Marketplace
Loan		46	The Nash Building
Loan		47	3115 Fry Road
Loan	25, 26	48	Quality Inn Oneonta Cooperstown Area
Loan		49	102 Washington Place
Loan	7	50	Woodland Square Apartments
Loan		51	Union Avenue
Loan		52	Briarwood Apartments
Loan		53	Greensburg Park Self Storage

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MSC 2019-H7
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; AREF—Argentic Real Estate Finance LLC; SMC—Starwood Mortgage Capital LLC; CCRE—Cantor Commercial Real Estate Lending, L.P.; JPMCB—JPMorgan Chase Bank, National Association.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this preliminary prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans.

(5)	Each of the Grand Canal Shoppes Mortgage Loan (Mortgage Loan No. 1), the SoCal Retail Portfolio Mortgage Loan (Mortgage Loan No. 2), the Embassy Suites at Centennial Olympic Park Mortgage Loan (Mortgage Loan No. 3), the 125 Borinquen Place Mortgage Loan (Mortgage Loan No. 4), the Visions Hotel Portfolio II Mortgage Loan (Mortgage Loan No. 5), the Tower 28 Mortgage Loan (Mortgage Loan No. 7), the FedEx Niles Mortgage Loan (Mortgage Loan No. 12), the Legacy Tower Mortgage Loan (Mortgage Loan No. 18), the 3 Columbus Circle Mortgage Loan (Mortgage Loan No. 19), the Eleven Seventeen Perimeter Mortgage Loan (Mortgage Loan No. 22) and the AC by Marriott San Jose Mortgage Loan (Mortgage Loan No. 29) is part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this preliminary prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”,”—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” “—The Non-Serviced Pari Passu-A/B Whole Loans,” “The Serviced Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this preliminary prospectus.

(6)	With respect to Mortgage Loan No. 2, SoCal Retail Portfolio, Mortgage Loan No. 5, Visions Hotel Portfolio II, Mortgage Loan No. 11, West Palm Beach Industrial, Mortgage Loan No. 15, UES Multi Portfolio and Mortgage Loan No. 33, Brooklyn Multifamily Portfolio I, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this preliminary prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, SoCal Retail Portfolio, Mortgage Loan No. 5, Visions Hotel Portfolio II, Mortgage Loan No. 15, UES Multi Portfolio, Mortgage Loan No. 33, Brooklyn Multifamily Portfolio I, and Mortgage Loan No. 50, Woodland Square Apartments, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related Mortgage Loan, and in the case of Mortgage Loan No. 2, SoCal Retail Portfolio, permit a partial severance of the Mortgage Loan and the portfolio of Mortgaged Properties into two or more unrelated Mortgage Loans and pools of Mortgaged Properties. With respect to Mortgage Loan No. 30, Brookwood Square, Mortgage Loan No. 31, 3901 Bolger Road, and Mortgage Loan No. 32, Michigan Road Shoppes, which are cross-collateralized and cross-defaulted, the related loan documents permit a release of any of the related Mortgaged Properties, and a consequent release of the cross-collateralization of the related Mortgage Loan, subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a defeasance of any one of such Mortgage Loans. With respect to Mortgage Loan No. 34, Shoppes at Holly Springs, and Mortgage Loan No. 35, Jefferson Square, the related loan documents permit a release of either of the related Mortgaged Properties, and a consequent release of the cross-collateralization of the related Mortgage Loan, upon defeasance of the principal amount of such Mortgage Loan (without a release premium). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases, Substitutions and Additions” in this preliminary prospectus.

(8)	With respect to Mortgage Loan No. 1, Grand Canal Shoppes, Mortgage Loan No. 5, Visions Hotel Portfolio II and Mortgage Loan No. 22, Eleven Seventeen Perimeter, the related loan documents permit one or more anchor store, outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions” in this preliminary prospectus.

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(9)	With respect to Mortgage Loan No. 43, Tatum Plaza, Mortgage Loan No. 44, Tatum Ranch Crossing, and Mortgage Loan No. 45, Shadow Creek Marketplace, the related mortgage loan documents permit future mezzanine financing and such rights are generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this preliminary prospectus.

(10)	With respect to Mortgage Loan No. 2, SoCal Retail Portfolio, the related loan documents permit a collateral substitution, subject to satisfaction of certain conditions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions” in this preliminary prospectus.

(11)	With respect to Mortgage Loan Nos. 30, 31 and 32, Brookwood Square, 3901 Bolger Road and Michigan Road Shoppes, the loans are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in the preliminary prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations are shown on an aggregate basis.

(12)	With respect to Mortgage Loan Nos. 34 and 35, Shoppes at Holly Springs and Jefferson Square, the loans are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in the preliminary prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations are shown on an aggregate basis.

(13)	With respect to Mortgage Loan No. 4, 125 Borinquen Place, the Appraised Value includes $19,160,000 attributable to the net present value of a 421-a tax abatement applicable to the Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $76,440,000 appraised value, excluding the net present value of the tax abatement are 68.0%.

With respect to Mortgage Loan No. 5, Visions Hotel Portfolio II, the Appraised Value is the “as is portfolio” appraised value of the Visions Hotel Portfolio II Properties as a whole, which reflects a 5.3% premium to the aggregate “as is” and “hypothetical – as complete” appraised value of the individual properties. The aggregate “as is” and “hypothetical – as complete” appraised value for the individual properties as of May 1, 2019 is $99.7 million, which results in a Cut-off Date LTV Ratio of 62.4% and a Maturity Date LTV Ratio of 50.7%. The individual Appraised Values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties represent the “hypothetical – as complete” values which assume that scheduled property improvement plans have been completed at each property as of May 1, 2019. At origination, the Visions Hotel Portfolio II Borrower deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown and Candlewood Suites Watertown properties, respectively. The “as-is” appraised values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties are $7,500,000 and $6,000,000, respectively. The aggregate “as is” appraised value for the individual properties as of May 1, 2019 is $97.6 million, which results in a Cut-off Date LTV Ratio of 63.7% and a Maturity Date LTV Ratio of 51.8%, respectively.

With respect to Mortgage Loan No. 7, Tower 28, the Appraised Value includes $55,000,000 attributable to the net present value of a 421-a tax abatement applicable to the Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $280,000,000 appraised value, excluding the net present value of the tax abatement are 40.0% and 34.5%, respectively, for the Mortgage Loan and 58.9% and 51.3% respectively, for the related Whole Loan.

With respect to Mortgage Loan No. 8, North Carolina Technical Park, the Appraised Value is subject to the extraordinary assumption that the borrower sponsor will spend $15.00 PSF to “white-box” the vacant space consisting of 34,621 SF as of the date of the valuation. Under the North Carolina Technical Park Mortgage Loan documents, the North Carolina Technical Park borrower is required to complete such renovations and commence the marketing of such space to prospective tenants by the payment date occurring in July 2020, or upon an extension at the lender’s discretion, by the payment date occurring in January 2021. In the event these conditions are not satisfied, the North Carolina Technical Park Borrower is required to deposit cash in an amount equal to $500,000 into an escrow.

With respect to Mortgage Loan No. 20, The View Apartments, the Appraised Value of $20,500,000 includes $2,500,000 attributable to the net present value of a 421-a tax abatement applicable to the Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $18,000,000 appraised value, excluding the net present value of the tax abatement are 67.8% and 67.8%, respectively.

With respect to Mortgage Loan No. 28, La Privada Apartments, the Appraised Value of $14,400,000 is a “Prospective As Stabilized” value as of May 1, 2020, which assumes that one-third of planned unit interior renovations and all planned exterior renovations have been completed and that one-third of the units achieve estimated post renovation rental rates resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.9% and 69.9%, respectively. At origination of the La Privada Apartments Mortgage Loan, $1,866,899 was escrowed for such proposed capital improvements. Furthermore, the borrower sponsor provided a completion guaranty for 100% of the exterior capital work and one-third of the interior unit work within approximately one year of the loan origination date as well as the payment of all costs associated with such renovations. The “As-Is” appraised value for the La Privada Apartments Mortgaged Property was $12,000,000 as of April 30, 2019, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 83.9% and 83.9%, respectively.

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(14)	With respect to Mortgage Loan No. 2, SoCal Retail Portfolio, the borrowers escrowed an initial TI/LC reserve of $3,000,000 at closing and are required to escrow monthly TI/LC reserves of $123,435.92, upon the TI/LC reserve balance being less than $1,000,000, subject to a cap of $3,000,000.

(15)	With respect to Mortgage Loan No. 3, Embassy Suites at Centennial Olympic Park, the Mortgaged Property contains 17,205 SF of retail space, which is included in Underwritten NOI, Most Recent NOI, Second Most Recent NOI and Third Most Recent NOI, but is not included in Occupancy.

(16)	With respect to Mortgage Loan No. 5, Visions Hotel Portfolio II, the borrowers are required to make monthly FF&E deposits equal to 1/12 of: (i) 2% of annual gross revenue for the first two years of the loan term, (ii) 3% of annual gross revenue for the third, fourth and fifth years of the loan term and (iii) 4% of annual gross revenue thereafter.

(17)	With respect to Mortgage Loan No. 6, 617-625 West 46th Street, the Cut-off Date LTV Ratio, Underwritten NOI Debt Yield, and Underwritten NCF Debt Yield are calculated based on the gross loan amount of $28,000,000. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield, and Underwritten NCF Debt Yield calculated net of the $5,000,000 Holdback Reserve are 51.9%, 9.9%, and 9.7%, respectively.

(18)	With respect to Mortgage Loan No. 12, FedEx Niles, the mortgage loan and the related whole loan accrues interest at a rate of 4.2320% per annum (the “Initial Interest Rate”) through the anticipated repayment date of June 1, 2029 (the “ARD”). After the ARD, the related whole loan will accrue interest at a per annum rate (the “Adjusted Rate”), equal to the lesser of (i) the Initial Interest Rate plus 4.0000%, and (ii) the greater of (a) the Initial Interest Rate plus 2.5000% and (b) the Treasury Rate (as defined below) plus 2.5000%. In addition, on each monthly payment date after the ARD, (i) the related whole loan requires a constant monthly payment of $228,262.31, to be applied first to interest at the Initial Interest Rate and then to principal, and (ii) all excess cash flow from the mortgaged property is required to be collected by the lender and applied to reduce the principal balance of the related whole loan until the entire outstanding principal balance of the related whole loan is paid in full, and then to pay accrued interest on the related whole loan which has accrued at the excess of the Adjusted Rate over the Initial Interest Rate (“Excess Interest”) and has been deferred until repayment of the related whole loan. “Treasury Rate” means, as of the ARD, the yield, calculated by the lender by linear interpolation (rounded to the nearest 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the final maturity date, as determined by the lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by the lender.

(19)	With respect to Mortgage Loan No. 13, DoubleTree Princeton, a seasonality reserve in the amount of $80,000 was established at origination. In addition, the related loan documents provide that the borrower will pay to the lender (i) $16,667 for the seasonality reserve on each payment date occurring in September 2019, October 2019 and November 2019 and (ii) to the extent that the amount of funds on deposit in the seasonality reserve is less than $130,000 on any payment date, an amount such that the amount of funds on deposit in the seasonality reserve is at least $130,000.

(20)	With respect to Mortgage Loan No. 14, Marriott Metairie at Lakeway, the borrower is required to make monthly FF&E deposits equal to 1/12 of: (i) 2% of annual gross revenue for the first year of the loan term, (ii) 3% of annual gross revenue for the second year of the loan term and (iii) 4% of annual gross revenue thereafter.

(21)	With respect to Mortgage Loan No. 17, 3 Independence Way, the borrowers escrowed an initial TI/LC reserve of $2,000,000 at closing and are required to escrow monthly TI/LC reserves of $9,500 upon the TI/LC reserve balance being less than $250,000, subject to a cap of $250,000 unless the property is (i) at least 90% occupied and (ii) at least 60% of the leases have unexpired terms that extend two years past the maturity date.

(22)	With respect to Mortgage Loan No. 28, La Privada Apartments, the Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the $320,000 Earnout reserve. The Underwritten NOI Debt Yield and Underwritten NCF Debt Yield without netting the Earnout reserve are 8.9% and 8.9%, respectively.

(23)	With respect to Mortgage Loan No. 36, Best Western Plus South Bay Hotel, the borrower expects to implement a parking pass system at the Mortgaged Property. The Mortgage Loan was structured with a $1,050,000 holdback reserve, which is required to be released to the borrower in up to two installments if (i) the adjusted net cash flow excluding parking income and expenses (which adjusted net cash flow is calculated pursuant to the loan documents, and capped at $908,649) plus (ii) the amount of net parking income, is sufficient to produce a debt yield, after giving effect to the requested release, of not less than 11.4%. If such conditions are not satisfied by May 22, 2021, the remaining amount of the holdback reserve is required to be applied to prepay the Mortgage Loan in such remaining amount, together with any yield maintenance then due.

(24)	With respect to Mortgage Loan No. 40, Best Western Sanford Airport, the collateral for the Best Western Sanford Mortgage Loan consists of both the fee and leasehold interests in the Best Western Sanford Mortgaged Property. The fee and leasehold interests are both subject to the mortgage.

A-1-13

(25)	With respect to Mortgage Loan No. 48, Quality Inn Oneonta Cooperstown Area, the Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the $500,000 Debt Yield Earnout reserve. The Underwritten NOI Debt Yield and Underwritten NCF Debt Yield without netting the Earnout reserve are 16.9% and 13.7%, respectively.

(26)	With respect to Mortgage Loan No. 48, Quality Inn Oneonta Cooperstown Area, a seasonality reserve in the amount of $250,000 was established at origination. In addition, the related loan documents provide that the related borrower will pay approximately $35,714 to the lender for the seasonality reserve on each payment date occurring in April, May, June, July, August, September and October during the term of the Mortgage Loan, provided that no such payment will be required if the balance of the seasonality reserve is at least $375,000 on any payment date.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of any applicable prepayment, or (b) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate. As used in this definition, (i) the term “Prepayment Date” means the date on which the applicable prepayment is made; (ii) the term “Calculated Payments” means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the Principal amount of the Mortgage Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate; (iii) the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. The calculation of the Yield Maintenance Premium shall be made by the lender and shall, absent manifest error, be final, conclusive and binding upon the parties.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Mortgage Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall the lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one

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longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall the lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount or (ii)(A) during the continuance of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid principal balance of the Note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal, if applicable, and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

F.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount or (ii)(A) during the continuance of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid principal balance of the Note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal, if applicable, and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

G.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount or (ii)(A) during the continuance of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid principal balance of the Note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal, if applicable, and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Argentic Real Estate Finance LLC	20	$311,738,454	41.7%	4.6409%	115	1.76x	10.1%	63.4%	57.3%
Morgan Stanley Mortgage Capital Holdings LLC	17	$235,809,061	31.6%	4.1323%	119	2.31x	11.4%	54.4%	52.0%
Starwood Mortgage Capital LLC	8	$118,100,000	15.8%	4.1531%	114	2.20x	10.9%	59.8%	56.5%
Cantor Commercial Real Estate Lending, L.P.	8	$81,340,000	10.9%	4.8008%	119	1.83x	9.8%	60.0%	57.5%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2,545,000 - 10,000,000	25	$142,976,459	19.1%	4.8253%	115	1.85x	11.0%	63.4%	58.4%
10,000,001 - 20,000,000	18	$241,511,056	32.3%	4.5941%	114	1.94x	10.8%	64.2%	60.0%
20,000,001 - 30,000,000	6	$152,500,000	20.4%	4.2906%	119	2.06x	11.1%	56.6%	51.6%
30,000,001 - 40,000,000	1	$35,000,000	4.7%	3.9000%	119	2.00x	8.0%	54.4%	54.4%
40,000,001 - 70,000,000	3	$175,000,000	23.4%	4.0683%	119	2.21x	10.2%	53.9%	50.7%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: $2,545,000
Maximum: $70,000,000
Average: $14,094,104

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Annex A-2

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	25	$194,463,565	26.0%	4.4864%	119	1.87x	10.2%	55.6%	52.4%
California	17	$102,239,286	13.7%	4.1963%	118	2.20x	10.1%	54.1%	53.2%
Nevada	2	$75,900,000	10.2%	3.7670%	120	2.46x	9.7%	47.5%	47.5%
Georgia	3	$60,600,000	8.1%	4.5807%	120	1.84x	11.5%	68.1%	58.1%
Florida	6	$58,662,500	7.9%	4.8466%	100	2.12x	11.0%	64.4%	62.4%
Texas	4	$51,985,000	7.0%	4.4379%	119	2.26x	11.4%	64.0%	61.7%
North Carolina	3	$36,641,025	4.9%	4.4395%	120	1.44x	9.7%	68.4%	56.9%
New Jersey	2	$31,064,388	4.2%	4.7696%	119	1.65x	11.6%	67.6%	55.4%
Illinois	2	$27,500,000	3.7%	4.2144%	119	2.36x	10.6%	57.1%	57.1%
Louisiana	1	$16,000,000	2.1%	4.5500%	119	2.09x	15.6%	64.5%	56.6%
Missouri	2	$13,867,000	1.9%	4.6982%	120	1.44x	9.4%	74.0%	61.0%
Arizona	2	$12,500,000	1.7%	4.0780%	120	2.48x	10.8%	61.9%	61.9%
Maryland	2	$11,750,000	1.6%	4.3370%	119	2.46x	12.7%	62.3%	58.6%
Kentucky	1	$10,800,000	1.4%	4.5400%	59	1.62x	10.7%	65.9%	62.8%
Wisconsin	1	$10,627,168	1.4%	4.9800%	119	1.76x	12.6%	69.9%	57.7%
Indiana	2	$10,458,750	1.4%	4.9223%	120	1.77x	9.5%	66.5%	64.5%
Washington	1	$6,600,000	0.9%	4.9900%	119	1.34x	9.6%	67.0%	58.1%
Michigan	1	$4,040,000	0.5%	5.1000%	119	1.33x	9.2%	75.0%	65.1%
Connecticut	1	$3,550,000	0.5%	4.3100%	119	2.25x	10.2%	63.4%	63.4%
West Virginia	1	$3,450,000	0.5%	4.0200%	119	1.91x	11.8%	73.2%	63.5%
Ohio	1	$2,900,000	0.4%	4.5200%	119	1.81x	11.3%	59.8%	49.9%
Pennsylvania	1	$1,388,832	0.2%	4.5500%	120	2.08x	14.3%	59.2%	48.1%
Total:	81	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Retail
Anchored	15	$101,068,311	13.5%	4.1336%	118	2.45x	11.0%	56.2%	55.6%
Specialty Retail	1	$70,000,000	9.4%	3.7408%	120	2.46x	9.6%	46.3%	46.3%
Shadow Anchored	11	$55,889,728	7.5%	4.5224%	119	1.93x	10.7%	65.4%	60.3%
Unanchored	2	$20,113,750	2.7%	5.2526%	120	1.58x	8.7%	64.5%	64.5%
Subtotal:	29	$247,071,789	33.1%	4.2014%	119	2.27x	10.4%	56.1%	54.7%
Hospitality
Full Service	5	$85,037,743	11.4%	4.6713%	120	1.82x	13.2%	67.3%	55.5%
Limited Service	12	$51,544,373	6.9%	4.8396%	120	1.91x	13.6%	61.5%	49.8%
Select Service	1	$10,000,000	1.3%	4.9300%	117	2.05x	11.4%	59.7%	59.7%
Subtotal:	18	$146,582,116	19.6%	4.7482%	119	1.87x	13.2%	64.7%	53.8%
Office
Suburban	5	$51,172,374	6.9%	4.7626%	109	1.77x	11.2%	63.0%	58.0%
CBD	2	$23,712,500	3.2%	4.4937%	90	2.46x	11.3%	59.1%	59.1%
Medical	1	$23,250,000	3.1%	3.9050%	120	2.23x	9.2%	56.0%	56.0%
Subtotal:	8	$98,134,874	13.1%	4.4945%	107	2.05x	10.7%	60.4%	57.8%
Multifamily
Mid Rise	1	$35,000,000	4.7%	3.9000%	119	2.00x	8.0%	54.4%	54.4%
Garden	4	$28,460,000	3.8%	4.7146%	96	1.72x	9.9%	68.3%	65.7%
High Rise	1	$26,000,000	3.5%	3.7842%	117	2.31x	13.0%	33.4%	28.8%
Low Rise	3	$6,853,000	0.9%	5.1000%	119	1.44x	7.5%	62.2%	62.2%
Subtotal:	9	$96,313,000	12.9%	4.1948%	112	1.96x	9.9%	53.4%	51.4%
Industrial
Warehouse Distribution	2	$35,125,000	4.7%	3.9870%	120	2.60x	10.6%	58.8%	58.8%
Flex	2	$26,875,000	3.6%	4.4627%	120	1.41x	9.2%	67.1%	55.0%
Warehouse	3	$20,773,736	2.8%	4.7903%	119	1.44x	9.6%	70.5%	57.9%
Flex/R&D	1	$5,265,000	0.7%	4.5200%	118	2.24x	11.1%	65.0%	65.0%
Subtotal:	8	$88,038,736	11.8%	4.3536%	120	1.94x	10.0%	64.5%	57.8%
Mixed Use
Multifamily/Retail	6	$34,547,000	4.6%	4.8300%	119	1.44x	7.1%	61.5%	61.5%
Office/Retail	2	$33,400,000	4.5%	4.7844%	120	1.61x	8.5%	64.0%	62.7%
Subtotal:	8	$67,947,000	9.1%	4.8076%	120	1.53x	7.8%	62.7%	62.1%
Self Storage
Self Storage	1	$2,900,000	0.4%	4.5200%	119	1.81x	11.3%	59.8%	49.9%
Subtotal:	1	$2,900,000	0.4%	4.5200%	119	1.81x	11.3%	59.8%	49.9%

Total:	81	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

A-2-3

Annex A-2

Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.7408 - 4.4999	20	$373,078,025	49.9%	3.9778%	119	2.35x	10.3%	54.3%	53.3%
4.5000 - 4.9999	20	$280,390,306	37.5%	4.6923%	117	1.72x	11.3%	65.3%	57.3%
5.0000 - 5.8000	13	$93,519,184	12.5%	5.3728%	106	1.55x	10.2%	64.2%	59.3%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 3.7408%
Maximum: 5.8000%
Weighted Average: 4.4207%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	3	$30,362,500	4.1%	4.9981%	59	1.76x	10.8%	66.7%	65.0%
120	50	$716,625,015	95.9%	4.3962%	119	2.02x	10.6%	59.3%	55.1%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 118 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
59 - 60	3	$30,362,500	4.1%	4.9981%	59	1.76x	10.8%	66.7%	65.0%
115 - 120	50	$716,625,015	95.9%	4.3962%	119	2.02x	10.6%	59.3%	55.1%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 59 mos.
Maximum: 120 mos.
Weighted Average: 117 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	26	$437,511,250	58.6%	4.2388%	118	2.22x	9.8%	57.0%	57.0%
300	2	$11,365,662	1.5%	5.5179%	118	1.75x	15.9%	63.1%	48.4%
360	25	$298,110,602	39.9%	4.6458%	115	1.72x	11.7%	63.3%	53.6%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 358 mos.

A-2-5

Annex A-2

Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	26	$437,511,250	58.6%	4.2388%	118	2.22x	9.8%	57.0%	57.0%
295 - 300	2	$11,365,662	1.5%	5.5179%	118	1.75x	15.9%	63.1%	48.4%
358 - 360	25	$298,110,602	39.9%	4.6458%	115	1.72x	11.7%	63.3%	53.6%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 295 mos.
Maximum: 360 mos.
Weighted Average: 358 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.24 - 1.40	9	$80,201,736	10.7%	4.9700%	119	1.33x	8.4%	67.0%	60.0%
1.41 - 1.60	6	$65,801,388	8.8%	4.8788%	119	1.47x	9.6%	65.2%	58.6%
1.61 - 1.80	13	$172,552,116	23.1%	4.8221%	113	1.70x	11.3%	65.5%	57.5%
1.81 - 2.00	6	$66,217,275	8.9%	4.2422%	109	1.96x	9.2%	61.9%	60.1%
2.01 - 2.20	4	$71,000,000	9.5%	4.5296%	119	2.09x	13.0%	59.4%	53.2%
2.21 - 3.00	15	$291,215,000	39.0%	3.9420%	119	2.50x	10.8%	52.4%	52.0%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 1.24x
Maximum: 3.00x
Weighted Average: 2.01x

A-2-6

Annex A-2

Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
33.4 - 50.0	4	$112,600,000	15.1%	3.8079%	119	2.45x	10.6%	43.3%	42.2%
50.1 - 55.0	3	$111,500,000	14.9%	4.0347%	118	2.17x	9.2%	53.2%	53.2%
55.1 - 60.0	8	$102,189,286	13.7%	4.6077%	114	2.03x	11.6%	58.1%	53.6%
60.1 - 65.0	18	$199,531,148	26.7%	4.6075%	119	2.08x	11.2%	62.9%	60.2%
65.1 - 75.0	20	$221,167,081	29.6%	4.6722%	114	1.64x	10.4%	69.0%	60.2%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 33.4%
Maximum: 75.0%
Weighted Average: 59.6%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
28.8 - 40.0	1	$26,000,000	3.5%	3.7842%	117	2.31x	13.0%	33.4%	28.8%
40.1 - 50.0	8	$138,354,948	18.5%	4.2013%	119	2.28x	11.5%	51.3%	46.9%
50.1 - 55.0	6	$158,451,123	21.2%	4.2399%	119	1.93x	9.2%	56.9%	53.4%
55.1 - 60.0	12	$185,027,168	24.8%	4.6685%	117	1.83x	11.6%	63.9%	56.9%
60.1 - 65.0	21	$185,931,775	24.9%	4.5096%	116	2.08x	10.3%	64.8%	62.4%
65.1 - 74.3	5	$53,222,500	7.1%	4.6671%	107	1.82x	9.0%	69.2%	68.5%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 28.8%
Maximum: 74.3%
Weighted Average: 55.5%

A-2-7

Annex A-2

Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	25	$421,011,250	56.4%	4.2390%	118	2.22x	9.8%	57.1%	57.1%
Amortizing Balloon	11	$178,070,240	23.8%	4.7267%	120	1.68x	11.9%	65.9%	53.6%
Partial Interest Only	16	$131,406,025	17.6%	4.6115%	110	1.77x	11.9%	59.8%	53.2%
Full IO, ARD	1	$16,500,000	2.2%	4.2320%	119	2.14x	9.4%	54.7%	54.7%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
6.3 - 9.0	8	$123,086,736	16.5%	4.6949%	119	1.63x	7.8%	60.2%	59.6%
9.1 - 10.0	14	$258,850,138	34.7%	4.2209%	119	2.04x	9.5%	56.7%	53.5%
10.1 - 11.0	8	$64,762,500	8.7%	4.5359%	99	1.94x	10.6%	65.9%	62.9%
11.1 - 12.0	10	$116,456,025	15.6%	4.4511%	115	2.08x	11.6%	65.8%	59.3%
12.1 - 13.0	7	$103,866,454	13.9%	4.2825%	118	2.34x	12.7%	53.0%	49.1%
13.1 - 14.0	3	$31,000,000	4.2%	4.7373%	120	2.04x	13.3%	64.9%	55.0%
14.1 - 16.0	2	$44,500,000	6.0%	4.5500%	120	2.08x	14.8%	61.1%	51.2%
16.1 - 19.1	1	$4,465,662	0.6%	5.7000%	115	1.80x	19.1%	63.8%	49.4%
Total:	53	$746,987,515	100.0%	4.4207%	117	2.01x	10.6%	59.6%	55.5%

Minimum: 6.3%
Maximum: 19.1%
Weighted Average: 10.6%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

A-3-2

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

A-3-3

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

A-3-4

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

A-3-5

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

SPRING MTS.
NORTH LAS VEGAS
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
MUDDY MTS.
Winchester
LV Strip
CLARK COUNTY
Enterprise
HENDERSON
Nellis Air Force Base
Downtown Las Vegas 4 miles
STRATOSPHERE
Arizona Coll. of Nursing - Las Vegas
Little Vegas Chapel
W. Sahara Ave.
The Foundry at SLS
Artisan Hotel Boutique
PALACE STATION
SLS LAS VEGAS
SAHARA
Las Vegas Festival Grounds
Las Vegas Freeway
Sammy Davis Jr. Dr.
Las Vegas Blvd.
Desert Moon Productions
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGAGE
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Somerset Shopping Center
Las Vegas Convention Center
KKVV Radio
Desert Inn Rd.
TRUMP INTERNATIONAL HOTEL LV
Courtyard by Marriott
Desert Inn Rd.
LV CONV. CENTER
ENCORE LAS VEGAS
Fashion Show Mall
Wynn Las Vegas Golf Club
The Center at Spring Mountain
WYNN LAS VEGAS
Spring Mountain Rd.
Wynn Esplanade
Grand Canal Shoppes
3327 & 3377 Las Vegas Boulevard South
Las Vegas, NV 89109
LAS VEGAS MONORAIL
LAS VEGAS
TREASURE ISLAND
MARDI GRAS HOTEL & CASINO
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Ave.
Sands Expo and Convention Center
THE MIRAGE
Madam Tussauds LV
E. Twain Ave.
Twain Ave.
Freeway
Rio Pavilion Conference Center
CASINO ROYAL
The Forum Shops at Caesars
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Paradise Rd.
HOLIDAY INN CLUB LAS VEGAS
THE LINQ
Koval Ln.
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
Las Vegas
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
Valley View Blvd.
WESTIN
W. Flamingo Rd.
Las Vegas Strip
THE CROMWELL
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
Flamingo Rd.
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLY'S/ PARIS
CLARK COUNTY
BALLAGIO
PARIS LAS VEGAS
Paradise Rd.
Miracle MileShops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
HARD ROCK HOTEL & CASINO
PLANET HOLLYWOOD
VDARA HOTEL & SPA
LAS VEGAS MONORAIL
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Harmon Ave.
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
CITY CENTER
THE SIGNATURE @ MGM GRAND
Polo Towers
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
McCarran International Airport
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
Showcase Mall
MGM Shops
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
Koval Ln.
David Copperfield Theatre
Tropicana Ave.
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
Grand Canyon Helicopters

A-3-6

Mortgage Loan No. 1 – Grand Canal Shoppes

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Las Vegas, NV 89109
Original Balance(1):	$70,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Specialty Retail
% of Initial Pool Balance:	9.4%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1999/2007
Sponsors:	Brookfield Properties REIT Inc.; Nuveen			Size(6):	759,891 SF
	Real Estate			Cut-off Date Balance per SF(1):	$1,000
Guarantor:	BPR Nimbus LLC			Maturity Date Balance per SF(1):	$1,000
Mortgage Rate(2):	3.7408%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	6/3/2019				(borrower-related)
First Payment Date:	8/1/2019			Underwriting and Financial Information
Maturity Date:	7/1/2029			UW NOI:	$73,021,709
Original Term to Maturity:	120 months			UW NOI Debt Yield(1):	9.6%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity(1):	9.6%
IO Period:	120 months			UW NCF DSCR(1):	2.46x
Seasoning:	0 months			Most Recent NOI:	$71,465,811 (3/31/2019 TTM)
Prepayment Provisions(3):	LO (24); DEF (91); O (5)			2nd Most Recent NOI:	$71,326,473 (12/31/2018)
Lockbox/Cash Mgmt Status:	Hard/Springing			3rd Most Recent NOI:	$74,425,947 (12/31/2017)
Additional Debt Type(1)(4):	Pari Passu / Subordinate			Most Recent Occupancy:	94.0% (5/31/2019)
Additional Debt Balance(1)(4):	$690,000,000 / $215,000,000			2nd Most Recent Occupancy:	93.3% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	93.0% (12/31/2017)
Reserves(5)				Appraised Value (as of):	$1,640,000,000 (4/3/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$2,158
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	46.3%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	46.3%
Recurring Replacements:	$0	Springing	$386,928
TI/LC:	$12,309,694	Springing	$2,321,544
Ground Rent Funds:	$0	Springing	N/A
Gap Rent Reserve Funds:	$1,218,246	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$760,000,000	77.9%	Loan Payoff:	$627,284,452	64.3%
Subordinate Companion Loan:	$215,000,000	22.1%	Return of Equity:	$333,044,567	34.2%%
			Upfront Reserves:	$13,527,940	1.4%%
			Closing Costs:	$1,143,041	0.1%%
Total Sources:	$975,000,000	100.0%	Total Uses:	$975,000,000	100.0%

(1)	The Grand Canal Shoppes Mortgage Loan (as defined below) is part of the Grand Canal Shoppes Whole Loan (as defined below), which is comprised of 23 pari passu senior promissory notes with an aggregate original principal balance of $760,000,000 (the “Senior Notes”, and collectively the “Grand Canal Shoppes Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $215,000,000 (the “Grand Canal Shoppes Subordinate Companion Loan”, and together with the Grand Canal Shoppes Senior Loan, the “Grand Canal Shoppes Whole Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grand Canal Shoppes Senior Notes, without regard to the Grand Canal Shoppes Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the entire Grand Canal Shoppes Whole Loan are $1,283, $1,283, 7.5%, 7.5%, 1.67x, 59.5% and 59.5%, respectively. The Grand Canal Shoppes Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, N.A. (“WFB”) on June 3, 2019.
(2)	Reflects the Senior Notes only. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.25% per annum.
(3)	Defeasance of the Grand Canal Shoppes Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grand Canal Shoppes Whole Loan promissory note to be securitized and (b) June 3, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in July 2019.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Size excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the loan documents permit a free release with respect to such space. As such, no value or rental income has been attributed to this space.

The Mortgage Loan. The largest mortgage loan (the “Grand Canal Shoppes Mortgage Loan”) is part of the Grand Canal Shoppes Whole Loan in the original principal balance of $975,000,000. The Grand Canal Shoppes Whole Loan is secured by a first priority fee and leasehold mortgage encumbering

A-3-7

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

759,891 SF located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Whole Loan was co-originated by MSBNA, JPMCB, GS and WFB on June 3, 2019. The Grand Canal Shoppes Whole Loan is comprised of 23 promissory notes, which are pari passu with each other, with an aggregate original principal balance of $760,000,000 and one subordinate promissory note in the aggregate principal balance of $215,000,000. The non-controlling note A-1-1 and note A-1-6, in the aggregate original principal balance of $70,000,000, represent the Grand Canal Shoppes Mortgage Loan and will be included in the MSC 2019-H7 securitization trust. The remaining Senior Loans (collectively, the “Grand Canal Shoppes Serviced Pari Passu Companion Loans”), which had an aggregate original principal balance of $690,000,000, have been or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Grand Canal Shoppes Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Grand Canal Shoppes Mortgage Loan
A-1-1 & A-1-6	$70,000,000	$70,000,000	MSC 2019-H7	No(1)
Grand Canal Shoppes Serviced Pari Passu Companion Loans
A-1-2	$50,000,000	$50,000,000	MSBNA	No
A-1-3	$40,000,000	$40,000,000	MSBNA	No
A-1-4	$40,000,000	$40,000,000	MSBNA	No
A-1-5	$13,846,154	$13,846,154	MSBNA	No
A-1-7	$10,000,000	$10,000,000	MSBNA	No
A-1-8	$10,000,000	$10,000,000	MSBNA	No
A-2-1	$50,000,000	$50,000,000	WFB	No
A-2-2	$50,000,000	$50,000,000	WFB	No
A-2-3	$40,000,000	$40,000,000	WFB	No
A-2-4	$25,000,000	$25,000,000	WFB	No
A-2-5	$10,384,615	$10,384,615	WFB	No
A-3-1	$50,000,000	$50,000,000	JPMCB	No
A-3-2	$50,000,000	$50,000,000	JPMCB	No
A-3-3	$40,000,000	$40,000,000	JPMCB	No
A-3-4	$25,000,000	$25,000,000	JPMCB	No
A-3-5	$10,384,615	$10,384,615	JPMCB	No
A-4-1	$50,000,000	$50,000,000	GS	No
A-4-2	$50,000,000	$50,000,000	GS	No
A-4-3	$40,000,000	$40,000,000	GS	No
A-4-4	$25,000,000	$25,000,000	GS	No
A-4-5	$10,384,615	$10,384,615	GS	No
Grand Canal Shoppes Subordinate Companion Loan
B	$215,000,000	$215,000,000	Third party holder	Yes(1)
Total	$975,000,000	$975,000,000

(1)	The holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

Proceeds of the Grand Canal Shoppes Whole Loan were used to refinance existing securitized mortgage debt, fund upfront reserves, pay closing costs, and return equity to the Grand Canal Shoppes Borrowers (as defined below).

The Borrower and the Borrower Sponsors. The borrowers are Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC, each organized as a Delaware limited liability company and each structured to be bankruptcy remote with two independent directors (the “Grand Canal Shoppes Borrowers”).

The borrower sponsors are Brookfield Properties REIT Inc. and Nuveen Real Estate and the nonrecourse carveout guarantor is BPR Nimbus LLC (the “Grand Canal Shoppes Guarantor”), an affiliate of Brookfield Properties REIT Inc.

A-3-8

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million SF of retail space. The company is focused on managing, leasing and redeveloping retail properties.

Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, and spanning both debt and equity and has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

The Property. The Grand Canal Shoppes Property is a 759,891 SF specialty retail center that predominantly comprises the first-, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The Grand Canal Shoppes Property opened in 1999, with an expansion in conjunction with the completion of The Palazzo in 2007, and is anchored by an 84,743 SF, three level Barneys New York, currently slated to close by January 2020. Barneys New York will be part of the collateral for the Grand Canal Shoppes Whole Loan at loan closing, but the Grand Canal Shoppes Borrowers have the right to obtain a free release of the Barneys Parcel (as defined below). At origination, no value or rental income was attributed to the Barneys Parcel.

The Venetian Hotel and Casino and Palazzo Resort and Casino are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. The Venetian Hotel and Casino and the Palazzo Resort and Casino are owned and operated by Las Vegas Sands. The overall resort complex is the largest on The Strip (as defined below), and includes 4,049 rooms within The Venetian, 3,068 rooms/suites within The Palazzo, and 225,000 SF of gaming space (combined), none of which are collateral for the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Property is physically connected to the Venetian Hotel and Casino and the Palazzo Resort and Casino, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million SF of meeting space, one million SF of retail space, and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a premier shopping, entertainment, and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property as well as showroom/theater space for live performances.

The Grand Canal Shoppes Property is currently 94.0% leased as of May 31, 2019. According to the appraisal, the Grand Canal Shoppes Property generates average mall shop sales of over $1,000 PSF. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in line sales of $1,182 PSF as of the trailing twelve months ended February 28, 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as Tao Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, Cut by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Noteworthy luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting approximately $12.0 million to improve lighting and finishes, in an attempt to maintain existing and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. In addition, renovation, new finishes and lighting are expected to be completed in conjunction with a proposed, 27,422 SF international food hall proposed to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Whole Loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be effected.

The following table presents a summary of historical tenant sales at the Grand Canal Shoppes Property:

Historical Tenant Sales Summary(1)
	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor/Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

The Grand Canal Shoppes Property is anchored by 18 major tenants, which combined generate approximately $140.3 million in annual sales as of TTM February 2019. Since 2015, the Grand Canal Shoppes Property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, comparable sales have consistently exceeded $1,100 PSF reaching $1,182 PSF as of TTM February 2019.

A-3-9

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The first floor of Barneys New York and the casino level (ground floor) space are leased by the Grand Canal Shoppes Borrowers, pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail shops contained on the casino levels (ground floor) of the Venetian Hotel and Casino and the Palazzo Resort and Casino. The ground lease for the casino level of the Venetian Hotel and Casino portion of the Grand Canal Shoppes Property expires in 2093, and the ground lease for the casino level of the Palazzo Resort and Casino portion of the Grand Canal Shoppes Property expires in 2097. Each of the annual rents for these leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is part of a vertical subdivision; i.e. the fee ownership is solely of the designated space on the ground level and levels 2 and 3, and doesn’t include the land. A reciprocal easement agreement governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. The Walgreens air rights lease space refers to the air rights above the Walgreens space (the Walgreens space itself is owned by a third party), for which the lease expires in 2064 with one, 40 year extension option. The Walgreens air rights space is currently occupied by Buddy V's Ristorante and Carlo’s Bakery (12,839 SF, 1.5% of underwritten base rent). The Venetian Hotel and Casino subleases a portion of the air rights parcel from the Grand Canal Shoppes Borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens lease.

Pursuant to the reciprocal easement and ground lease documents, transfers (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) of the Grand Canal Shoppes Property are subject to certain transfer restrictions. Additionally, under such documents, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes Borrowers under the Grand Canal Shoppes Whole Loan. See also “Right of First Offer/Right of First Refusal” below.

Historical and Current Occupancy(1)
	2014	2015	2016	2017	2018	Current(2)
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total/Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	Historical occupancy provided by the borrower sponsor.
(2)	Current occupancy is based on the May 31, 2019 underwritten rent roll.

A-3-10

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the major tenants at the Grand Canal Shoppes Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Annual UW Rent	Annual UW Rent PSF(4)	TTM February 2019 Sales			Term. Options	Lease Expiration
							$	PSF	Occ. Cost %(5)
Major Tenants
Emporio D'Gondola(6)	NR/NR/NR	922	0.1%	$4,051,692	6.0%	$4,394.46	NAV	NAV	NAV	N	5/31/2029
The Venetian Resort (Showroom/Theater)	BBB-/NR/BBB-	38,920	5.1%	$4,051,619	6.0%	$104.10	NAV	NAV	NAV	N	5/31/2029
Regis Galerie(7)	NR/NR/NR	28,099	3.7%	$2,367,955	3.5%	$84.27	$7,010,021	$249	33.8%	N	12/31/2020
Sephora	NR/NR/A+	10,074	1.3%	$2,299,995	3.4%	$228.31	NAV	NAV	NAV	N	7/31/2021
Welcome to Las Vegas(8)	NR/NR/NR	14,234	1.9%	$2,000,502	3.0%	$140.54	$6,612,970	$465	30.3%	N	1/31/2030
Grand Lux Cafe	NR/NR/NR	19,100	2.5%	$1,463,633	2.2%	$76.63	$21,992,535	$1,151	6.7%	N	12/31/2029
CUT By Wolfgang Puck	NR/NR/NR	12,247	1.6%	$1,261,441	1.9%	$103.00	$14,171,737	$1,157	8.9%	N	5/31/2028
Mercato Della Pescheria	NR/NR/NR	16,479	2.2%	$1,131,448	1.7%	$68.66	$9,158,574	$556	12.4%	N	11/30/2025
Bellusso Jewelry	NR/NR/NR	2,999	0.4%	$1,068,964	1.6%	$356.44	$8,173,547	$2,725	13.1%	N	11/30/2022
Golden Gai	NR/NR/NR	12,820	1.7%	$1,034,959	1.5%	$80.73	NAV	NAV	NAV	N	12/31/2029
TAO Asian Bistro	NR/NR/NR	15,175	2.0%	$980,002	1.5%	$64.58	$35,724,404	$2,354	2.7%	N	1/31/2025
Peter Lik Gallery	NR/NR/NR	4,394	0.6%	$979,686	1.5%	$222.96	$3,859,320	$878	25.4%	N	8/31/2021
Smith & Wollensky	NR/NR/NR	14,751	1.9%	$942,502	1.4%	$63.89	NAV	NAV	NAV	N	6/30/2028
Michael Kors(9)	BBB-/NR/BBB-	4,066	0.5%	$917,907	1.4%	$225.75	$3,264,594	$803	28.1%	N	1/31/2026
Recital Karaoke	NR/NR/NR	14,062	1.9%	$897,999	1.3%	$63.86	NAV	NAV	NAV	N	2/28/2029
Subtotal/Wtd. Avg.		208,342	27.4%	$25,450,304	38.0%	$122.16

Other Tenants		506,286	66.6%	$41,584,578	62.0%	$82.14
Vacant Space		45,263	6.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		759,891	100.0%	$67,034,881	100.0%	$93.80

(1)	Information is based on the underwritten rent roll. Tenants are listed in order of underwritten rent.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.
(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(5)	Occ. Cost % is based on the underwritten rent as of the May 31, 2019 rent roll divided by the most recently reported sales.
(6)	This tenant operates as the gondola attraction at the Grand Canal Shoppes Property.
(7)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.
(8)	The Welcome to Las Vegas lease commencement is expected to be February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 SF is expiring on December 31, 2020 and the remaining 3,995 SF is expiring on January 31, 2030.
(9)	Michael Kors has 3,733 SF expiring on January 31, 2026 and 333 SF expiring on March 31, 2020.

A-3-11

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover at the Grand Canal Shoppes Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	2,080	$0.00	0.3%	0.3%	$0	0.0%	0.0%
2019	17	39,567	$61.58	5.2%	5.5%	$2,436,560	3.6%	3.6%
2020	26	80,052	$55.90	10.5%	16.0%	$4,475,224	6.7%	10.3%
2021	16	28,634	$200.74	3.8%	19.8%	$5,748,002	8.6%	18.9%
2022	13	35,084	$133.50	4.6%	24.4%	$4,683,674	7.0%	25.9%
2023	20	41,038	$133.79	5.4%	29.8%	$5,490,655	8.2%	34.1%
2024	23	60,412	$105.63	8.0%	37.8%	$6,381,261	9.5%	43.6%
2025	22	146,378	$71.87	19.3%	57.0%	$10,519,793	15.7%	59.3%
2026	9	29,721	$92.59	3.9%	60.9%	$2,751,933	4.1%	63.4%
2027	3	6,142	$139.93	0.8%	61.7%	$859,431	1.3%	64.7%
2028	9	48,011	$102.91	6.3%	68.1%	$4,940,574	7.4%	72.0%
2029	27	185,418	$97.34	24.4%	92.5%	$18,048,649	26.9%	99.0%
2030 & Beyond	2	12,091	$57.82	1.6%	94.0%	$699,125	1.0%	100.0%
Vacant	0	45,263	$0.00	6.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	190	759,891	$93.80	100.0%		$67,034,881	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

The Market. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s significant number of tourists, convention center attendees, and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million SF meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments is the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands just east of the Grand Canal Shoppes Property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District is under redevelopment with a 1.4 million SF expansion. We cannot assure you as to whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the Grand Canal Shoppes Property, with access gained via Spring Mountain Road/Sands Avenue. The Grand Canal Shoppes Property is located approximately 3 miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and convention visitors exceeding 6.5 million in 2018. According to the appraisal, the estimated 2018 population within a five-, seven- and ten-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and 1,661,641, respectively. The estimated 2018 average household income within a five-, seven- and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million SF. The appraiser concluded to a market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

A-3-12

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain competitive properties to the Grand Canal Shoppes Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Grand Canal Shoppes Property Las Vegas, NV	Fashion/Specialty	1999/2007	759,891	94.0%(1)	$1,182(2)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussaud Las Vegas, Verdugo West Brewery, Golden Gai	N/A
Primary Competition
Forum Shops at Caesars Las Vegas, NV	Fashion/Specialty	1992/1997, 2004	650,000	99%	$1,400 - $1,700	Upscale/themed retail project at Caesars with 1-2 levels	0.5
Wynn Las Vegas Retail Las Vegas, NV	Fashion/Specialty	2005/2008	150,000	95%	$2,000 - $3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore	0.3
The Shops at Crystals Las Vegas, NV	Fashion/Specialty	2009/NAP	360,000	94%	$1,200 - $1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center	1.1
Miracle Mile Shops Las Vegas, NV	Fashion/Specialty	2000/2008, 2016	494,000	93%	$825 - $875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood	1.0
Fashion Show Mall Las Vegas, NV(3)	Super-Regional Center	1981/Various	1,875,400	95%	$825 - $875	Neiman Marcus, Dillard's, Macy's, Saks, Forever 21, Nordstrom, Dick's Sporting Goods	0.3
Secondary Competition
The Linq Promenade Las Vegas, NV	Fashion/Specialty	2014/NAP	268,000	93%	- - -	Retail and entertainment specialty center including a number of restaurants and performance venues	0.4
Bellagio Shops Las Vegas, NV	Fashion/Specialty	1998/NAP	-	100%	- - -	Upscale shopping area located within Bellagio Resort and Casino	0.8
The Showcase Las Vegas, NV	Specialty Retail	1997/2003, 2009	347,281	97%	- - -	Coca-Cola, Ross, Hard Rock, M&M's, Adidas	1.6
Las Vegas Premium Outlets Las Vegas, NV	Outlet Center	2003/NAP	676,113	100%	$1,400 - $1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike	3.5

Source: Appraisal

(1)	Occupancy as of May 31, 2019.
(2)	Comparable inline sales shown as of February 28, 2019.
(3)	Owned by an affiliate of the Grand Canal Shoppes Borrowers.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Canal Shoppes Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW PSF
Base Rent(1)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22
Total Recoveries	$31,633,869	$27,875,777	$25,766,223	$25,166,107	$26,539,087	$34.92
Other Income(2)	$12,765,993	$12,203,223	$10,872,872	$10,365,738	$10,455,366	$13.76
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90

Real Estate Taxes	$1,952,631	$1,995,183	$2,076,447	$2,102,023	$2,102,023	$2.77
Insurance	$268,881	$248,826	$253,530	$260,040	$260,040	$0.34
Other Operating Expenses(3)	$31,074,924	$30,916,371	$29,454,203	$28,645,562	$28,645,562	$37.70
Total Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81

Net Operating Income(1)	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
Capital Expenditures	$0	$0	$0	$0	$0	$0.00
TI/LC	$0	$0	$0	$0	$2,023,806	$2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43

Occupancy %(4)	93.9%	93.0%	93.3%	93.9%	94.0%
NOI DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.53x
NCF DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.46x
NOI Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.6%
NCF Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.3%

(1)	UW Base Rent reflects the following: (a) in-place leases based on the March 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020 and excludes any rent associated with the Barneys New York space. The increase from 3/31/2019 TTM to UW Base Rent and Net Operating Income is due to recent leasing activity.
(2)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.
(3)	Other Operating Expenses includes the Walgreens ground/air rights lease rent of which $113,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.
(4)	UW Occupancy % is as of May 31, 2019.
(5)	Debt service coverage ratios and debt yields are based on the Grand Canal Shoppes Senior Loan and exclude the Grand Canal Shoppes Subordinate Companion Loan.

A-3-13

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Escrows and Reserves.

Real Estate Taxes and Insurance Reserves – During the continuance of a Cash Management Period (as defined below), the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the estimated property taxes and 1/12th of the estimated insurance premiums, provided that the monthly insurance reserve requirement is waived if the Grand Canal Shoppes Borrowers provide the lender with evidence that (a) the insurance policies required to be maintained by the Grand Canal Shoppes Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Grand Canal Shoppes Whole Loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at origination, such period, if less than one year).

Recurring Replacements Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly $16,122 for recurring replacement reserves. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly recurring replacement deposit if the amount then on deposit in the recurring replacement reserve is equal to or exceeds $386,928.

TI/LC Reserve – The Grand Canal Shoppes Whole Loan documents provide for (i) an upfront reserve of $12,309,694 for unfunded tenant improvements and leasing commissions, including for the following tenants at the Grand Canal Shoppes Property: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once and (ii) during the continuance of a Cash Management Period, an ongoing monthly TI/LC reserve in an amount equal to $96,731. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Ground Rent Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the annual amounts due by each of the Grand Canal Shoppes Borrowers, as applicable, under the Ground Leases (as defined below)

Gap Rent Reserve – The Grand Canal Shoppes Whole Loan documents provide for an upfront reserve of $1,218,246 for outstanding gap rents.

Notwithstanding the foregoing, the Grand Canal Shoppes Borrowers’ obligations to make any monthly deposits into the real estate taxes and insurance reserves, recurring replacement reserve, TI/LC reserve and/or ground rent reserve as applicable, is deemed to be satisfied to the extent there are sufficient funds to make such deposits in the cash management account, in which case no actual payment from the Grand Canal Shoppes Borrowers is required.

Lockbox and Cash Management. The Grand Canal Shoppes Whole Loan is structured with a hard lockbox and springing cash management. The Grand Canal Shoppes Borrowers are required to direct each tenant of the Grand Canal Shoppes Property to deposit all funds (other than Non-Core Income (as defined below)) directly into the lockbox account, and to deposit any funds received by the Grand Canal Shoppes Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Within two business days of written notification of the commencement of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to establish a lender-controlled cash management account with a cash management bank, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the real estate taxes and insurance reserves (if then required) as described above under “Escrows and Reserves”, (ii) to make deposits into the ground rent reserve as described above under “Escrows and Reserves” (iii) to pay debt service on the Grand Canal Shoppes Whole Loan, (iv) provided no event of default under the Grand Canal Shoppes Whole Loan is continuing as to which the lender has initiated an enforcement action, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (v) to make deposits into the recurring replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (vi) in the event a Cash Sweep Period is continuing, to deposit any excess amount remaining in the lockbox account into an excess cash flow account to be held by the lender as additional security for the Grand Canal Shoppes Whole Loan during the continuance of the Cash Sweep Period (provided that so long as no event of default exists as to which the lender has initiated an enforcement action, funds in such reserve may be applied to operating expenses) and (vii) if no Cash Sweep Period and no event of default under the Grand Canal Shoppes Whole Loan are continuing, all funds in the lockbox account are required to be disbursed to the Grand Canal Shoppes Borrowers.

A “Cash Sweep Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.0% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess of 6.0% for two consecutive calendar quarters.

A-3-14

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

A “Cash Management Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.5% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess 6.5% for two consecutive calendar quarters.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Grand Canal Shoppes Borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Grand Canal Shoppes Property. “Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

Additional Secured Indebtedness (not including trade debts). In addition to the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Property also secures the Grand Canal Shoppes Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $690,000,000, and the Grand Canal Shoppes Subordinate Companion Loan which has a Cut-off Date principal balance of $215,000,000. The Grand Canal Shoppes Serviced Pari Passu Companion Loans accrue interest at the same rate as the Grand Canal Shoppes Mortgage Loan. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.2500% per annum. The Grand Canal Shoppes Senior Loan is generally senior in right of payment to the Grand Canal Shoppes Subordinate Companion Loan. The holders of the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Serviced Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grand Canal Shoppes Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Barneys Parcel. The Grand Canal Shoppes Borrowers may obtain the release of a portion of the Grand Canal Shoppes Property comprised of the approximately 84,743 SF, three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the Grand Canal Shoppes Borrowers or the Grand Canal Shoppes Guarantor, provided that, among other things, and in accordance with the Grand Canal Shoppes Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the Grand Canal Shoppes Borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (iii) upon request by the lender, the Grand Canal Shoppes Borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Grand Canal Shoppes Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (iv) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Grand Canal Shoppes Property which constitutes acceptable real estate collateral under the Code for a REMIC Trust) is equal to or less than 125% (provided that the Grand Canal Shoppes Borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the Grand Canal Shoppes Borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

Right of First Offer/Right of First Refusal. A transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, in the case of acceleration of the Grand Canal Shoppes Whole Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Whole Loan at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

Ground/Air Rights Leases. The Grand Canal Shoppes Borrowers have air rights ground leases (which do not include the underlying land) with Venetian Casino Resort, LLC, as lessor, for portions of the retail and restaurant space on the casino level of each of the Venetian Hotel and the Palazzo Hotel portions of the Grand Canal Shoppes Property. The ground lease for the retail and restaurant space on the casino level of the Venetian Hotel is for an 89-year term commencing on May 14, 2004 and expiring May 13, 2093 with no extension options. The ground lease for the retail and restaurant space on the casino level of the Palazzo Hotel is for an 89-year term commencing on February 29, 2008 and expiring February 28, 2097 with no extension options. Each of the annual rents for these ground leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates.

A-3-15

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the Grand Canal Shoppes Borrowers, as tenants for a 60-year term commencing on March 1, 2004 and expiring February 28, 2064 with one 40-year extension option (such lease, together with the ground leases of the casino level restaurant/retail of the Venetian Hotel and Casino and the Palazzo Casino level restaurant/retail, the “Ground Leases”). The ground rent under the Walgreens air rights lease was initially $600,000; however it escalates annually each year after the seventh lease year (which commenced March 1, 2011) by the same percentage that the consumer price index has increased from the prior year, not to exceed a 2.00% increase in any year. The Venetian Casino Resort, LLC subleases a portion of the Walgreens air rights from the Grand Canal Shoppes Borrowers and is responsible under the sublease to pay an amount equal to 80.68% of the rent under the prime lease. The sublease is coterminous with the prime lease.

Letter of Credit. None.

Terrorism Insurance. The Grand Canal Shoppes Whole Loan documents require that the comprehensive ”special perils” insurance policy required to be maintained by the Grand Canal Shoppes Borrowers provide coverage in an amount equal to the “full replacement cost” of the Grand Canal Shoppes Property. The Grand Canal Shoppes Whole Loan documents also require business income insurance covering no less than the 24-month period commencing at the time of casualty, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, that the Grand Canal Shoppes Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the “special perils” and business income coverage on a stand-alone basis (excluding any earthquake insurance or terrorism insurance components of such policies) in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-16

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-17

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

A-3-18

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Pico Rivera
Whittier
Inglewood
Hawthorne
Gardena
South Gate
Lynwood
Downey
Santa Fe Springs
Norwalk
Compton
Paramount
Bellflower
Lakewood
Cerritos
Redondo Beach
Torrance
Carson
LONG BEACH
Garden Grove
Huntington Beach
Pacific Ocean

Palmdale
Victorville
Apple Valley
Hesperia
SAN GABRIEL MOUNTAINS
Glendale
Pasadena
LOS ANGELES
Rancho Cucamonga
Upland
Rialto
SAN BERNARDINO
Ontario
Fontana
Pomona
Redlands
West Covina
Whittier
Downey
Chino Hills
Chino
RIVERSIDE
Fullerton
Yorba Linda
Moreno Valley
Corona
LONG BEACH
ANAHEIM
Orange
SANTA ANA
Huntington Beach
Irvine
Perris
Hemet
Menifee
Costa Mesa
Murrieta
Newport Beach
Mission Viejo
Laguna Beach
Temecula
San Clemente
Pacific Ocean

Fillmore
Santa Paula
Ventura
Moorpark
Camarillo
OXNARD
Thousand Oaks
Westlake Village
Pacific Ocean
Malibu

Sacramento
San Francisco
San Jose
CALIFORNIA
Fresno
Bakersfield
Camarillo
Los Angeles
San Bernardino
Palm Springs
San Diego
El Cajon

SoCal Retail Portfolio			
1 The Springs	Palm Springs, CA	8 El Cajon (CVS)	El Cajon, CA
2 Summerwood	Lakewood, CA	9 Loma Vista	Fontana, CA
3 Food 4 Less – Target Center	Long Beach, CA	10 MLK Medical	Lynwood, CA
4 El Super Center	La Puente, CA	11 Hawthorne Plaza	Hawthorne, CA
5 Island Plaza	West Covina, CA	12 Five Points Plaza	Rialto, CA
6 Baldwin Park Promenade	Baldwin Park, CA	13 Towne Center Square	Rancho Cucamonga, CA
7 Lynwood Plaza	Lynwood, CA	14 Camarillo	Camarillo, CA

Santee
Lakeside
Winter Gardens
SAN DIEGO
Bostonia
El Cajon
La Mesa
Rancho San Diego
Lemon Grove
Spring Valley
La Presa

North Palm Springs
PALM SPRINGS
COACHELLA VALLEY
Cathedral City
Thousand Palms
Rancho Mirage
PALM DESERT
SAN JACINTO MOUNTAINS

A-3-19

Mortgage Loan No. 2 – SoCal Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Portfolio
				Location:	Various, CA
Original Balance(1):		$60,000,000		General Property Type(5):	Retail & Office
Cut-off Date Balance(1):		$60,000,000		Detailed Property Type(5):	Various
% of Initial Pool Balance:		8.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Sponsor:		Mark Gabay		Size(5):	1,481,231 SF
Guarantor:		Mark Gabay		Cut-off Date Balance per SF(1):	$145
Mortgage Rate:		4.0590%		Maturity Date Balance per SF(1):	$145
Note Date:		4/25/2019		Property Manager:	Excel Property Management
First Payment Date:		6/6/2019			(borrower-related)
Maturity Date:		5/6/2029		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$21,229,564
Original Amortization Term:		0 months		UW NOI Debt Yield(1):	9.9%
IO Period:		120 months		UW NOI Debt Yield at Maturity(1):	9.9%
Seasoning:		2 months		UW NCF DSCR(1):	2.28x
Prepayment Provisions(2):		LO (26); YM1 (89); O (5)		Most Recent NOI:	$20,078,785 (12/31/2018)
Lockbox/Cash Mgmt Status:		Hard/Springing		2nd Most Recent NOI:	$19,757,624 (12/31/2017)
Additional Debt Type(1)(3):		Pari Passu		3rd Most Recent NOI:	$17,772,993 (12/31/2016)
Additional Debt Balance(1)(3):		$154,785,000		Most Recent Occupancy:	99.0% (3/1/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	94.6% (12/31/2018)
Reserves(4)				3rd Most Recent Occupancy:	95.4% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$413,250,000 (3/1/2019)
RE Tax:	$680,770	$226,923	N/A	Appraised Value per SF:	$279
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	52.0%
Recurring Replacements:	$0	$24,687	$592,492	Maturity Date LTV Ratio(1):	52.0%
TI/LC:	$3,000,000	Springing	$3,000,000
Other	$729,724	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$214,785,000	100.0%	Refinance Payoff:	$193,896,558	90.3%
			Return of Equity:	$15,151,442	7.1%
			Reserves:	$4,410,494	2.1%
			Closing Costs:	$1,326,506	0.6%
Total Sources:	$214,785,000	100.0%	Total Uses:	$214,785,000	100.0%

(1)	The SoCal Retail Portfolio Mortgage Loan (as defined below) is part of the SoCal Retail Portfolio Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $214,785,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the SoCal Retail Portfolio Whole Loan.

(2)	After the earlier of (i) April 25, 2022 or (ii) two years from the closing date of the securitization that includes the last pari passu note of the SoCal Retail Portfolio Whole Loan to be securitized, and prior to January 6, 2029, the SoCal Retail Portfolio Whole Loan may be prepaid in whole, but not in part, subject to payment of the greater of (a) 1% of any applicable prepayment, or (b) a yield maintenance premium.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The SoCal Retail Portfolio Properties (as defined below) consist of 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF, of which 5,000 SF is retail.

The Mortgage Loan. The second largest mortgage loan (the “SoCal Retail Portfolio Mortgage Loan”) is part of a whole loan (the “SoCal Retail Portfolio Whole Loan”) evidenced by eight pari passu promissory notes in the aggregate original principal amount of $214,785,000, which are secured by first priority fee mortgages encumbering 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF, of which 5,000 SF is retail, located in various cities in California (the “SoCal Retail Portfolio Properties”). The controlling Note A-1 and the non-controlling Note A-5, in the aggregate original principal amount of $60,000,000, represent the SoCal Retail Portfolio Mortgage Loan and will be included in the MSC 2019-H7 securitization trust. The non-controlling Notes A-2, A-7, and A-8, in the aggregate original principal amount of $64,785,000 were contributed to the MSC 2019-H6 securitization transaction. The non-controlling Notes A-3, A-4, and A-6, in the aggregate original principal amount of $90,000,000 (together with Notes A-2, A-7, and A-8, the “SoCal Retail Portfolio Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. The SoCal Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-20

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

SoCal Retail Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece (1)
SoCal Retail Portfolio Mortgage Loan
A-1, A-5	$60,000,000	$60,000,000	MSC 2019-H7	Yes(1)
SoCal Retail Portfolio Serviced Pari Passu Companion Loans
A-2, A-7, A-8	$64,785,000	$64,785,000	MSC 2019-H6	No
A-3	$40,000,000	$40,000,000	AREF or an affiliate	No
A-4	$35,000,000	$35,000,000	AREF or an affiliate	No
A-6	$15,000,000	$15,000,000	AREF or an affiliate	No
Total	$214,785,000	$214,785,000

(1)	The SoCal Retail Portfolio Whole Loan will be serviced under the MSC 2019-H7 pooling and servicing agreement.

The Borrowers and the Borrower Sponsor. The borrowers are Iris19 LP, Azalea19 LP, Camellia19 LP, Magnolia19 LP, Carnation19 LP, Lilac19 LP, Lily19 LP, Dahlia19 LP, Marigold19 LP, Lavender19 LP, Primrose19 LP, Gardenia19 LP, Orchid19 LP, Daphne19 LP and Tulip19 LP (the “SoCal Retail Portfolio Borrowers”), each a Delaware limited partnership structured to be a bankruptcy-remote entity. The general partner of the SoCal Retail Portfolio Borrowers is Flowerfield19 LLC, a Delaware limited liability company with two independent directors. The borrower sponsor and nonrecourse carve-out guarantor of the SoCal Retail Portfolio Whole Loan is Mark Gabay.

Mark Gabay owns approximately 50.5% of the ownership interest in the SoCal Retail Portfolio Borrowers and is a co-managing partner at the Charles Company. Headquartered in West Hollywood, the Charles Company is a family-owned real estate development group established in 1979. The Charles Company controls and administers all aspects of acquisition, design planning, property management, and leasing through its in-house staff. It has developed projects throughout California, accumulating over 4.0 million SF of commercial real estate, with a focus on eight Southern California counties (Imperial, Los Angeles, Orange, Riverside, Sacramento, San Bernardino, San Diego and Ventura) and one Nevada county (Washoe).

Arman Gabay, the holder of a non-controlling 49.5% limited interest in the SoCal Retail Portfolio Borrowers and the brother of the borrower sponsor, is a defendant to a criminal complaint alleging, among other things, three felony counts of wire fraud and two felony counts of federal program bribery relating to Arman’s allegedly having conspired with and bribing a senior Los Angeles County Official who had responsibility for Los Angeles County’s process for leasing office space for various of its agencies for the purpose of securing leases in properties in which he owned an interest. None of the leases or properties associated with the criminal proceeding are SoCal Retail Portfolio Properties. The borrower sponsor is not a named defendant in such criminal complaint and the SoCal Retail Portfolio Whole Loan documents prohibit the transfer of a controlling interest in the SoCal Retail Portfolio Borrowers, the general partner of the SoCal Retail Portfolio Borrowers, or any SoCal Retail Portfolio Property to Arman Gabay.

The Properties. The SoCal Retail Portfolio Properties include 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF located in 13 cities throughout Southern California. The SoCal Retail Portfolio Properties range in size from 10,324 SF to 397,718 SF and were built between 1958 and 2014. As of March 1, 2019, the SoCal Retail Portfolio Properties were occupied by 138 tenants and have a portfolio occupancy of 99.0% with six vacant spaces totaling 14,190 SF. The tenant roster is granular, with no tenant comprising more than 10.1% of the portfolio’s total net rentable area or 5.7% of underwritten base income. In addition, the lease expiration schedule is dispersed with no more than 14.9% of net rentable area and 14.8% of underwritten base income expiring during any one year of the SoCal Retail Portfolio Whole Loan term. Ten of the 14 properties are 100.0% occupied. Current tenants have a weighted average remaining lease term of approximately 6.5 years, excluding month-to-month tenants. Approximately 43 tenants (or 50.6% of NRA) have been at the respective properties for over 10 years. Furthermore, investment grade tenants lease 43.9% of the net rentable square footage and contribute to approximately 35.7% of the underwritten base rent.

A-3-21

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the allocated loan balances, appraised values, and UW NCF for the SoCal Retail Portfolio Properties:

Portfolio Summary
Property Name	Property Type	Property SF	Allocated Whole Loan Cut-Off Date Balance	% of Whole Loan Cut-off Date Balance	Appraised Value	% of Total Appraised Value	UW NCF	% of UW NCF
The Springs	Retail	397,718	$45,650,000	21.3%	$87,000,000	21.1%	$3,830,786	19.0%
Summerwood	Retail	178,770	$31,687,000	14.8%	$58,000,000	14.0%	$2,931,334	14.5%
Food 4 Less - Target Center	Retail	196,436	$21,690,000	10.1%	$45,000,000	10.9%	$1,985,727	9.8%
El Super Center	Retail	117,230	$21,219,000	9.9%	$40,000,000	9.7%	$2,058,807	10.2%
Island Plaza	Retail	77,772	$16,220,000	7.6%	$30,500,000	7.4%	$1,572,065	7.8%
Baldwin Park Promenade	Retail	49,906	$11,505,000	5.4%	$23,700,000	5.7%	$1,203,691	6.0%
Lynwood Plaza	Retail	75,245	$11,411,000	5.3%	$23,500,000	5.7%	$1,150,048	5.7%
El Cajon (CVS)	Retail	29,986	$9,902,000	4.6%	$15,500,000	3.8%	$974,290	4.8%
Loma Vista	Retail	97,547	$8,771,000	4.1%	$17,000,000	4.1%	$921,060	4.6%
MLK Medical	Office	32,500	$8,441,000	3.9%	$15,200,000	3.7%	$823,913	4.1%
Hawthorne Plaza	Retail	70,750	$8,111,000	3.8%	$17,500,000	4.2%	$728,567	3.6%
Five Points Plaza	Retail	89,537	$7,922,000	3.7%	$17,100,000	4.1%	$865,842	4.3%
Towne Center Square	Retail	57,510	$7,261,000	3.4%	$14,600,000	3.5%	$682,915	3.4%
Camarillo	Retail	10,324	$4,995,000	2.3%	$8,650,000	2.1%	$463,657	2.3%
Total/Wtd. Avg.		1,481,231	$214,785,000	100.0%	$413,250,000	100.0%	$20,192,703	100.0%

The following table presents certain information relating to the SoCal Retail Portfolio Properties:

				Property Summary
Property Name	City	State	Property SF	Year Built/ Renovated	Physical Occupancy(1)	# of Tenants(1)	Major Tenants(1)
The Springs	Palm Springs	CA	397,718	2008/2015	98.4%	25	The Home Depot(2), Ross Dress for Less, Marshalls, Bed Bath and Beyond, Burlington Coat Factory and Aldi
Summerwood	Lakewood	CA	178,770	1968/2011	100.0%	13	Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, HomeGoods
Food 4 Less - Target Center	Long Beach	CA	196,436	1993, 2007/N/A	100.0%	7	Target(2), Food 4 Less
El Super Center	La Puente	CA	117,230	2012, 2014/N/A	100.0%	14	El Super
Island Plaza	West Covina	CA	77,772	1967, 1968, 1980, 1995/N/A	100.0%	11	Island Pacific Market
Baldwin Park Promenade	Baldwin Park	CA	49,906	2006, 2007/N/A	100.0%	11	Smart & Final, CVS(2)
Lynwood Plaza	Lynwood	CA	75,245	2003/N/A	96.0%	9	Smart & Final, 99cents Only Store, Goodwill
El Cajon (CVS)	El Cajon	CA	29,986	2005/N/A	100.0%	7	CVS
Loma Vista	Fontana	CA	97,547	1990/N/A	99.2%	13	Superior Super Warehouse
MLK Medical	Lynwood	CA	32,500	1958/2005	100.0%	3	ALTAMED Health Services, Kaiser Foundation Health Plan
Hawthorne Plaza	Hawthorne	CA	70,750	1978/N/A	100.0%	2	Marshalls, Walmart
Five Points Plaza	Rialto	CA	89,537	1985-1986/N/A	95.6%	15	El Super, Planet Fitness
Towne Center Square	Rancho Cucamonga	CA	57,510	1995/N/A	100.0%	3	Seafood City Supermarket
Camarillo	Camarillo	CA	10,324	2014/N/A	100.0%	5	N/A(3)
Total/Wtd. Avg.			1,481,231		99.0%	138

(1)	Information is based on the underwritten rent roll.

(2)	The tenants lease their spaces pursuant to a ground lease.

(3)	Camarillo consists of in-line tenants but is a part of a power/outlet shopping center (the remainder of which is not collateral for the SoCal Retail Portfolio Whole Loan) anchored by Saks Off 5th, Neiman Marcus Last Call, Forever 21, and Gap.

A-3-22

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the historical occupancies of the SoCal Retail Portfolio Properties:

Historical Occupancy(1)
Property Name	2015	2016	2017	2018	3/1/2019
The Springs	80.3%	91.8%	91.1%	95.7%	98.4%
Summerwood	98.0%	99.2%	100.0%	100.0%	100.0%
Food 4 Less - Target Center	100.0%	100.0%	100.0%	100.0%	100.0%
El Super Center	62.2%	92.6%	77.4%	77.4%	100.0%
Island Plaza	80.7%	100.0%	100.0%	100.0%	100.0%
Baldwin Park Promenade	93.0%	93.0%	97.0%	100.0%	100.0%
Lynwood Plaza	94.4%	90.4%	96.0%	80.1%	96.0%
El Cajon (CVS)	100.0%	100.0%	100.0%	100.0%	100.0%
Loma Vista	100.0%	100.0%	99.2%	99.2%	99.2%
MLK Medical	100.0%	100.0%	100.0%	100.0%	100.0%
Hawthorne Plaza	100.0%	100.0%	100.0%	100.0%	100.0%
Five Points Plaza	98.0%	100.0%	100.0%	77.7%	95.6%
Towne Center Square	100.0%	100.0%	100.0%	100.0%	100.0%
Camarillo	100.0%	100.0%	100.0%	100.0%	100.0%
Total/Wtd. Avg.	89.8%	96.4%	95.4%	94.6%	99.0%

(1)	Information is based on the underwritten rent roll.

The four largest SoCal Retail Portfolio Properties (The Springs, Summerwood, Food 4 Less – Target Center and El Super Center) represent 56.1% of the total Cut-off Date Balance of the SoCal Retail Portfolio Whole Loan, comprise 60.1% of the net rentable area and account for 53.5% of the underwritten base rent.

The Springs (21.3% of Allocated Cut-off Date Balance; 26.9% of NRA; 19.0% of U/W NCF) – The Springs property is a 397,718 SF, multi-tenant anchored neighborhood center featuring nine, single-story buildings located in Palm Springs, California. The Springs property is 98.4% leased as of March 1, 2019 and includes three pad sites that are ground leased to Jack in the Box and Wells Fargo, and one single-tenant outparcel building that is ground leased to The Home Depot. The improvements were constructed in 2008. The Springs property is served by 1,748 open parking spaces providing for a parking ratio of approximately 4.4 spaces per 1,000 SF of net rentable area.

Summerwood (14.8% of Allocated Cut-off Date Balance; 12.1% of NRA; 14.5% of U/W NCF) – The Summerwood property is a 178,770 SF multi-tenant anchored neighborhood center featuring four, single-story buildings in Lakewood, California. The Summerwood property is 100.0% leased as of March 1, 2019 and includes three pad sites that are leased to Chase Bank, US Army, US Air Force, Der Wienerschnitzel, Burgerhim, and IP Nails Spa. The majority of the improvements (main building) were constructed in 1968. The Summerwood property is anchored by Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, and Home Goods with the remaining tenants representing a mix of local and national retailers. The Summerwood property is served by 674 open parking spaces providing for a parking ratio of approximately 3.8 spaces per 1,000 SF of net rentable area.

Food 4 Less – Target Center (10.1% of Allocated Cut-off Date Balance; 13.3% of NRA; 9.8% of U/W NCF) – The Food 4 Less – Target Center property is a 196,436 SF, multi-tenant anchored neighborhood center featuring four, single-story buildings located in Long Beach, California. The Food 4 Less – Target Center property is 100.0% leased as of March 1, 2019. The majority of the improvements (main building) were constructed in 1993 and 2007. The Food 4 Less – Target Center property is anchored by Target and Food 4 Less with the remaining tenants representing a mix of local and national retailers. Target and Taco Bell are leased pursuant to ground leases. The Food 4 Less – Target Center property is served by 782 open parking spaces providing for a parking ratio of approximately 4.0 spaces per 1,000 SF of net rentable area.

El Super Center (9.9% of Allocated Cut-off Date Balance; 7.9% of NRA; 10.2% of U/W NCF) – The El Super Center property is an 117,230 SF, multi-tenant anchored neighborhood center featuring three, single-story buildings located in La Puente, California. The majority of the improvements (main building) were constructed in 2012 and 2014. The El Super Center property is 100.0% leased as of March 1, 2019 and is anchored by El Super with the remaining tenants representing a mix of local and national retailers. The El Super Center property is served by 478 open parking spaces providing for a parking ratio of approximately 4.1 spaces per 1,000 SF of net rentable area.

A-3-23

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the leases at the SoCal Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Locations	Credit Rating (Fitch/ Moody’s/ S&P) (2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options (Y/N)	2018 Sales PSF / Occupancy Cost %
RETAIL PROPERTIES
Anchor Tenants
The Home Depot	1	A/A2/A	149,591	10.1%	$572,180	2.4%	$3.82	1/31/2034	5 x 5 Yrs	N	$401 / 1.0%
Target	1	A-/A2/A	133,987	9.0%	$1,168,940	5.0%	$8.72	1/31/2028	8 x 5 Yrs	N	$261 / 4.4%
Marshalls(4)	3	NR/A2/A+	92,132	6.2%	$1,214,542	5.2%	$13.18	Various	Various	N	(5)
El Super(6)	2	NR/NR/NR	91,967	6.2%	$984,419	4.2%	$10.70	Various	Various	N	(7)
Superior Super Warehouse	1	NR/NR/NR	81,071	5.5%	$603,979	2.6%	$7.45	4/30/2021	3 x 5 Yrs	N	$176 / 4.8%
Smart & Final(8)	3	NR/NR/B	73,150	4.9%	$1,328,265	5.7%	$18.16	Various	Various	N	(9)
Food 4 Less	1	NR/Baa1/BBB	52,924	3.6%	$899,708	3.8%	$17.00	6/30/2033	3 x 5 Yrs	N	$505 / 4.2%
Walmart	1	AA/Aa2/AA	35,500	2.4%	$419,000	1.8%	$11.80	7/9/2023	4 x 5 Yrs	N	N/A
Ross Dress for Less	1	NR/A3/A-	30,000	2.0%	$262,500	1.1%	$8.75	2/1/2029	4 x 5 Yrs	N	$433 / 2.7%
Seafood City Supermarket	1	NR/NR/NR	28,583	1.9%	$385,871	1.6%	$13.50	10/31/2023	3 x 5 Yrs	N	$455 / 4.1%
Bed Bath & Beyond	1	NR/Baa3/BB+	28,245	1.9%	$372,834	1.6%	$13.20	1/31/2025	4 x 5 Yrs	N	$276 / 5.7%
Party City	2	NR/NR/NR	27,724	1.9%	$495,203	2.1%	$17.86	Various	Various	N	$166 / 14.1%(10)
Henry’s Market/Sprouts	1	NR/NR/NR	27,072	1.8%	$536,026	2.3%	$19.80	6/30/2021	4 x 5 Yrs	N	$768 / 2.8%
Alin Party Supply	1	NR/NR/NR	27,004	1.8%	$560,603	2.4%	$20.76	5/31/2024	3 x 5 Yrs	N	N/A
Home Goods	1	NR/A2/A+	24,000	1.6%	$252,000	1.1%	$10.50	2/28/2023	4 x 5 Yrs	N	$325 / 3.8%
Planet Fitness	1	NR/NR/NR	19,700	1.3%	$295,500	1.3%	$15.00	5/31/2029	2 x 5 Yrs	N	N/A
Subtotal/Wtd. Avg.			922,650	62.3%	$10,351,569	44.1%	$11.22

Major Tenants			101,738	6.9%	$1,885,286	8.0%	$18.53
In Line Tenants			389,148	26.3%	$9,746,706	41.6%	$25.05
Remaining Outparcel Tenants			20,505	1.4%	$517,454	2.2%	$25.24
Other Tenants			500	0.0%	$63,937	0.3%	$127.87
Subtotal/Wtd. Avg.			511,891	34.6%	$12,213,382	52.1%	$23.86

Vacant Retail			14,190	1.0%

Retail Collateral Subtotal			1,448,731	97.8%	$22,564,951	96.2%	$15.73

Office Collateral Subtotal(11)			32,500	2.2%	$886,881	3.8%	$27.29

Total/Wtd. Avg.			1,481,231	100.0%	$23,451,832	100.0%	$15.99

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(4)	Marshalls leases 35,250 SF at the Hawthorne Plaza property expiring October 31, 2020, 28,652 SF at The Springs property expiring April 30, 2024 and 28,230 SF at the Summerwood property expiring September 30, 2022.

(5)	The 2018 Sales PSF / Occupancy Cost % for Marshalls at the Hawthorne Plaza property, The Springs property, and the Summerwood property were $336 / 5.0%, $234 / 7.4%, and $336 / 4.1%, respectively.

(6)	El Super leases 46,967 SF at the Five Points Plaza property expiring March 31, 2025 and 45,000 SF at the El Super Center property expiring March 31, 2027.

(7)	The 2018 Sales PSF / Occupancy Cost % for El Super at the Five Points Plaza property and El Super Center property were $516 / 1.9% and $476 / 4.2%, respectively.

(8)	Smart & Final leases 31,500 SF at the Summerwood property expiring June 30, 2021, 20,925 SF at the Lynwood Plaza property expiring September 30, 2023 and 20,725 SF at the Baldwin Park Promenade property expiring December 31, 2022.

(9)	The 2018 Sales PSF / Occupancy Cost % for Smart & Final at the Summerwood property, the Lynwood Plaza property, and the Baldwin Park Promenade property were $619 / 4.1%, $516 / 3.6%, and $753 / 3.3%, respectively.

(10)	2018 Sales PSF / Occupancy Cost % is for the Party City located at the Towne Center Square property.

(11)	5,000 SF of the MLK Medical property is leased to Chase Bank as retail space.

A-3-24

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the lease rollover schedule at the SoCal Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	27,215	$24.74	1.8%	1.8%	$673,216	2.9%	2.9%
2019	8	12,218	$42.17	0.8%	2.7%	$515,232	2.2%	5.1%
2020	13	72,769	$24.41	4.9%	7.6%	$1,776,342	7.6%	12.6%
2021	16	221,015	$15.75	14.9%	22.5%	$3,481,695	14.8%	27.5%
2022	16	128,134	$17.92	8.7%	31.1%	$2,295,693	9.8%	37.3%
2023	22	195,734	$16.69	13.2%	44.4%	$3,266,662	13.9%	51.2%
2024	12	114,267	$20.75	7.7%	52.1%	$2,371,547	10.1%	61.3%
2025	9	103,441	$15.47	7.0%	59.1%	$1,600,345	6.8%	68.1%
2026	3	31,483	$15.29	2.1%	61.2%	$481,336	2.1%	70.2%
2027	5	64,986	$17.13	4.4%	65.6%	$1,113,493	4.7%	74.9%
2028	6	163,984	$11.64	11.1%	76.6%	$1,908,358	8.1%	83.1%
2029	7	86,866	$18.47	5.9%	82.5%	$1,604,278	6.8%	89.9%
2030 & Beyond	6	244,929	$9.65	16.5%	99.0%	$2,363,634	10.1%	100.0%
Vacant	0	14,190	$0.00	1.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	138	1,481,231	$15.99	100.0%		$23,451,832	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The SoCal Retail Portfolio Properties are located in 13 cities and nine submarkets throughout Southern California. For the fourth quarter of 2018, the submarket vacancies for the respective submarkets ranged between 2.7% and 10.1% and asking rent ranged from $17.17 to $28.89 PSF. The population within a three-mile radius of the SoCal Retail Portfolio Properties ranged from 48,516 to 429,921. The median household income within a three-mile radius of the SoCal Retail Portfolio Properties ranged from $42,214 to $94,080.

The following table presents certain information relating to market statistics for the SoCal Retail Portfolio Properties:

Market Statistics(1)
Submarket	Property Type	Submarket	Inventory (SF)	Completions (SF)	Submarket Vacancy	Asking Rent ($/ SF NNN)	Net Absorption (SF)
The Springs	Retail	Coachella Valley	27,060,941	6,004	9.6%	$21.03	(38,054)
Summerwood	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
Food 4 Less - Target Center	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
El Super Center	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Island Plaza	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Baldwin Park Promenade	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Lynwood Plaza	Retail	Mid-Cities Retail	50,095,580	3,595	4.2%	$25.31	(149,897)
El Cajon (CVS)	Retail	El Cajon	9,188,919	-	3.6%	$22.41	(44,004)
Loma Vista	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
MLK Medical	Office	Mid-Cities Office	12,718,440	-	8.4%	$26.05	(8,101)
Hawthorne Plaza	Retail	Hathorne/Gardena	13,056,068	(5,679)	8.6%	$24.87	(10,996)
Five Points Plaza	Retail	East San Bernardino	30,615,010	324,545	10.1%	$17.17	240,319
Towne Center Square	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
Camarillo	Retail	Camarillo/Point Mugu	3,969,547	-	2.7%	$28.89	56,988

Source: Appraisal

(1)	Information is as of fourth quarter of 2018.

A-3-25

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to demographics for the SoCal Retail Portfolio Properties:

Demographics(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
The Springs	6,790	76,543	110,219	$46,718	$49,891	$53,041
Summerwood	25,194	189,839	694,263	$97,235	$84,591	$68,307
Food 4 Less – Target Center	32,522	325,054	729,684	$50,603	$53,094	$57,644
El Super Center	35,118	227,960	517,284	$61,130	$65,727	$65,131
Island Plaza	29,058	184,247	452,622	$67,837	$71,080	$73,079
Baldwin Park Promenade	36,573	246,866	550,678	$54,003	$57,071	$61,888
Lynwood Plaza	53,533	429,921	1,019,580	$44,938	$42,214	$41,818
El Cajon (CVS)	30,732	159,196	323,928	$42,689	$57,248	$62,408
Loma Vista	25,643	184,192	353,738	$47,165	$60,000	$67,422
MLK Medical	50,648	401,924	993,087	$52,947	$45,187	$45,113
Hawthorne Plaza	32,586	301,044	616,823	$63,030	$69,015	$66,332
Five Points Plaza	28,601	168,909	369,807	$45,520	$49,344	$46,296
Towne Center Square	18,587	138,763	277,709	$77,844	$77,476	$77,923
Camarillo	9,811	48,516	87,345	$70,983	$94,080	$91,576

Source: Appraisal

(1)	Information is as of 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the SoCal Retail Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	2018	UW	UW PSF
Gross Potential Rent(1)	$17,808,656	$19,501,322	$20,755,370	$21,205,934	$23,849,512	$16.10
Total Recoveries	$4,098,198	$3,632,909	$4,616,106	$4,506,449	$5,509,490	$3.72
Total Other Income(2)	$46,737	$65,476	$72,632	$60,051	$60,051	$0.04
Less Vacancy	$0	$0	$0	$0	($1,726,743)	($1.17)
Effective Gross Income	$21,953,591	$23,199,707	$25,444,108	$25,772,434	$27,692,309	$18.70

Real Estate Taxes	$1,903,334	$2,101,831	$2,356,042	$2,309,614	$3,044,165	$2.06
Insurance	$336,737	$392,448	$370,666	$398,828	$375,777	$0.25
Management Fee	$658,608	$695,991	$763,323	$773,173	$830,769	$0.56
Other Operating Expenses	$1,787,917	$2,236,444	$2,196,453	$2,212,034	$2,212,034	$1.49
Total Expenses	$4,686,595	$5,426,714	$5,686,484	$5,693,649	$6,462,745	$4.36

Net Operating Income(3)	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$21,229,564	$14.33
Capital Expenditures	$0	$0	$0	$0	$296,246	$0.20
TI/LC	$0	$0	$0	$0	$740,616	$0.50
Net Cash Flow	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$20,192,703	$13.63

Occupancy %	88.7%	96.3%	95.4%	99.0%(4)	94.1%
NOI DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.40x
NCF DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.28x
NOI Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.9%
NCF Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.4%

(1)	Includes contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(2)	Total Other Income is comprised of miscellaneous fees and expenses.

(3)	The increase in UW Net Operating Income from 2018 Net Operating Income is primarily due to $344,394 of rent steps and straight-line rent and new leases executed at higher rents.

(4)	Based on the underwritten rent roll as of March 1, 2019.

(5)	Debt service coverage ratios and debt yields are calculated based on the SoCal Retail Portfolio Whole Loan.

A-3-26

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

Escrows and Reserves.

Real Estate Taxes - The SoCal Retail Portfolio Borrowers escrowed an initial real estate tax reserve of $680,770 at origination and are required to escrow monthly 1/12 of the annual estimated real estate taxes (initially, $226,923 per month).

Insurance - The SoCal Retail Portfolio Borrowers are required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the SoCal Retail Portfolio Borrowers maintain acceptable blanket insurance policies and no event of default is continuing).

Replacement Reserves – The SoCal Retail Portfolio Borrowers are required to escrow monthly replacement reserves of 1/12 of $0.20 multiplied by the portfolio aggregate SF (initially $24,687), subject to a cap of $592,492.

TI/LC Reserve – The SoCal Retail Portfolio Borrowers escrowed an initial TI/LC reserve of $3,000,000 at origination and are required to escrow monthly TI/LC reserves of $123,436 upon the TI/LC reserve balance being less than $1,000,000, subject to a cap of $3,000,000.

Free Rent Reserve – The SoCal Retail Portfolio Borrowers escrowed an amount equal to $729,724 at origination on account of outstanding free rent.

Lockbox and Cash Management. The SoCal Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The SoCal Retail Portfolio Borrowers are required to direct each tenant of the SoCal Retail Portfolio Properties to deposit funds directly into the lockbox account and to deposit any funds received by the SoCal Retail Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within one business day of receipt. If no Cash Management Period (as defined below) exists, amounts on deposit in the lockbox account are required to be disbursed to the SoCal Retail Portfolio Borrowers’ operating account on each business day. Upon the occurrence of a Cash Management Period, the lender may establish, and the SoCal Retail Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Period exists, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the SoCal Retail Portfolio Whole Loan, to make monthly deposits to the replacement reserve, to make monthly deposits to the TI/LC reserve, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Period) and pay extraordinary expenses approved by the lender, and to pay any remainder into a cash collateral account. In each case, the amounts deposited in the cash collateral account are required to be held as additional collateral for the SoCal Retail Portfolio Whole Loan during the continuance of the Cash Management Period; provided that during the continuance of an event of default under the SoCal Retail Portfolio Whole Loan such amounts may be applied to prepay the debt.

A “Cash Management Period” will commence (a) upon the stated maturity date, (b) upon the occurrence of an event of default under the loan documents, or (c) if, as of the last day of each calendar quarter, the interest only debt service coverage ratio is less than 1.45x. A Cash Management Period will terminate if (i) the SoCal Retail Portfolio Whole Loan and all other obligations under the loan documents have been repaid in full or (ii) the stated maturity date has not occurred and (A) with respect to the matters described in clause (b) above, such event of default has been cured (or has been otherwise waived in writing) and no other event of default is continuing or (B) with respect to the matter described in clause (c) above, the SoCal Retail Portfolio Properties have achieved an interest only debt service coverage ratio of at least 1.50x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the SoCal Retail Portfolio Mortgage Loan, the SoCal Retail Portfolio Properties also secure the SoCal Retail Portfolio Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $154,785,000. The SoCal Retail Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the SoCal Retail Portfolio Mortgage Loan. The SoCal Retail Portfolio Mortgage Loan is pari passu in right of payment with the SoCal Retail Portfolio Serviced Pari Passu Companion Loans. The holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the SoCal Retail Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On any business day after the earlier to occur of (i) the third anniversary date of the SoCal Retail Portfolio Whole Loan origination date or (ii) two years after the final note is securitized (the “Release Date”), the SoCal Retail Portfolio Whole Loan documents permit any of the SoCal Retail Portfolio Borrowers to obtain the release of any property in the SoCal Retail Portfolio Properties upon a bona fide third-party sale of such property subject to among other things, the following: (i) no default or event of default has occurred or is continuing, (ii) payment of principal in an amount equal to 120% of the allocated loan amount of the applicable property; provided however, in the event that the debt yield of the SoCal Retail Portfolio Properties is equal to or greater than 10.25%, the foregoing release condition will instead be 110% of the allocated loan amount of the applicable property, (iii) payment of any yield maintenance premium (if then applicable), (iv) the debt yield for all the properties then remaining will be no less than the greater of (A) the lesser of (x) the debt yield immediately preceding such release and (y) 10.00% and (B) 9.25%, and (v) customary REMIC requirements are satisfied.

Transfer and Assumption. In connection with an arms’ length sale of one or more of the SoCal Retail Portfolio Properties to a third party unaffiliated with the SoCal Retail Portfolio Borrowers or the related guarantor (“New Borrower”), the SoCal Retail Portfolio Whole Loan documents grant the SoCal Retail Portfolio Borrowers the one-time right to request the lender’s consent to sever the SoCal Retail Portfolio Whole Loan and have such New Borrower partially assume the SoCal Retail Portfolio Whole Loan, whereby (i) the SoCal Retail Portfolio Properties that are then serving as collateral will be divided into two or more pools of properties (the severed loan(s) that is secured by the SoCal Retail Portfolio Properties being assumed in connection

A-3-27

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

with such partial transfer and assumption (the “New Severed Loan”) and the severed loan which is secured by the remaining SoCal Retail Portfolio Properties (the “Existing Severed Loan”)) and (ii) the New Severed Loan(s) and Existing Severed Loan(s) will each be in the principal amount corresponding to the sum of the respective allocated loan amounts of the SoCal Retail Portfolio Properties in the related pool. The lender’s consent to such request may be withheld in its reasonable discretion and will be subject to the satisfaction of certain conditions, including, among other things, the following: (i) no default or event of default is continuing, (ii) the transferee is a special purpose bankruptcy remote entity, (iii) receipt of a rating agency confirmation, (iv) receipt of satisfactory public record searches of such transferee, (v) customary REMIC requirements are satisfied, (vi) delivery of an assumption fee in the amount of 0.25% of the amount of the New Severed Loan; (vii) each pool of properties consists of no less than one property; (viii) after giving effect to such partial transfer and assumption, the debt yield for each of the severed loans will be no less than the greater of (a) the debt yield of the SoCal Retail Portfolio Whole Loan preceding such partial transfer and assumption and (b) 9.25%; (ix) after giving effect to such partial transfer and assumption, the principal balance for each of the severed loans will be no more than 65% of the appraised value of all of the respective properties included in the related pool securing such severed loans; (x) the weighted average of the remaining unexpired lease terms in the pool of SoCal Retail Portfolio Properties securing the New Severed Loan is greater than the weighted average of the remaining unexpired lease terms included in the pools securing all other severed loans; and (xi) the debt service coverage ratio (on an interest-only basis) applicable to each severed loan and the related pool of SoCal Retail Portfolio Properties is no less than 2.28x. Additionally, the related co-lender agreement requires the holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Serviced Pari Passu Companion Loans to cooperate (i) to execute amendments to the related co-lender agreement to reflect the SoCal Retail Portfolio Properties securing the Existing Severed Loan following such partial transfer and assumption and the reduction in the principal balances of the promissory notes evidencing the Existing Severed Loan in an amount corresponding to the principal amount of the New Severed Loan and (ii) to execute a separate co-lender agreement on terms substantially similar to those in the related co-lender agreement with respect to the new promissory notes evidencing the New Severed Loan.

Real Estate Substitution. On any business day after the Release Date, the SoCal Retail Portfolio Whole Loan documents permit any SoCal Retail Portfolio Borrower to obtain the release of a property from the lien of the mortgage and the release of such SoCal Retail Portfolio Borrower’s obligations under the SoCal Retail Portfolio Whole Loan documents with respect to such released property by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no monetary event of default has occurred and is continuing; (ii) the allocated loan amounts for all properties substituted would not exceed 20% of the original principal balance of the SoCal Retail Portfolio Whole Loan; (iii) such substitution would not occur in the 12-month period prior to the stated maturity date of the SoCal Retail Portfolio Whole Loan; (iv) after giving effect to such substitution, the debt service coverage ratio for all remaining SoCal Retail Portfolio Properties subject to the lien of the mortgage is greater than or equal to the debt service coverage ratio for all SoCal Retail Portfolio Properties subject to the lien of the mortgage immediately preceding such substitution; (v) the borrower delivers to the lender an appraisal with respect to the released property and the substitute property indicating that the appraised value of such substitute property is greater than or equal to 110% of the appraised value of the released property, (vi) delivery of a rating agency confirmation letter to the lender; (vii) delivery to the lender of all industry standard due diligence materials similar to those delivered at the origination of the SoCal Retail Portfolio Whole Loan; and (viii) customary REMIC requirements are satisfied. Additionally, if two substitutions have previously been requested by a SoCal Retail Portfolio Borrower, any additional substitutions will only be permitted by the lender in its sole discretion.

Right of First Offer/Right of First Refusal. A tenant or tenants at each of Food 4 Less – Target Center, Baldwin Park Promenade, Lynwood Plaza and Loma Vista properties has a right of first refusal to purchase the related SoCal Retail Portfolio Property (or the applicable portion thereof) in the event of a proposed transfer of such property (or the applicable portion of such property). A tenant or tenants at each of Hawthorne Plaza and The Springs properties has a right of first offer to purchase the related SoCal Retail Portfolio Property (or a portion thereof) in the event the applicable SoCal Retail Portfolio Borrower desires to sell such property (or the applicable portion thereof).  None of such rights of first refusal or rights of first offer are applicable to a transfer of (i) any of the related SoCal Retail Portfolio Properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale or (ii) the entire portfolio of properties.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The SoCal Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the SoCal Retail Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the SoCal Retail Portfolio Properties and 18 months of business interruption insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-28

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A-3-29

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

A-3-30

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Embassy Suites at Centennial Olympic Park
267 Marietta Street
Atlanta, GA 30313
ATLANTA
Midtown
Downtown
Georgia Institute of Technology
Russ Chandler Stadium
Recreation Center
Student Center
Tech Pkwy NW
Bobby Dodd Stadium
Centergy One
TECH SQUARE
AT&T Campus
Honeywell Software Ctr.
AT&T Midtown Center
Fox Theatre
The Varsity
North Avenue
Bank of America Tower
One Georgia Center
Emory Univ. Hospital Midtown
SoNo
Civic Center
Atlanta Civic Center
Central Park
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Centennial Place
Northyards Business Park
North Ave NW
Marietta St NW
Pine St NW
Centennial Hill
W Hotel
Ivan Allen Jr. Blvd
Jones Ave NW
Georgia Aquarium
Children's Museum of Atlanta
World of Coca Cola
SunTrust Plaza
Baker St NE
Georgia Power
Ralph McGill Blvd NE
Atlanta Medical Center
Highland Ave NE
Freedom Pkwy
Hyatt Regency
Marriott Marquis
Hilton Atlanta
Americas Mart
PEACHTREE CENTER
Intl. Blvd NE
Peachtree Center
191 Peachtree Tower
Ellis St NE
Georgia Pacific Center
University Commons
Irwin St NE
Freedom Trail Park
Martin Luther King Jr. Natl. Historic Park
MLK Jr. Birth Home
The King Center
Auburn Ave NE
Edgewood Ave SE
Apex Museum
Atlanta Central Library
Woodruff Park
Hurt Park
Centennial Olympic Park
College Football Hall of Fame
Vine City
GEORGIA WORLD CONGRESS CENTER
Building A
Building B
Building C
Omni Hotel
Tabernacle
Westin Peachtree Plaza
CNN Center
State Farm Arena
Centennial Tower
Rialto Center for the Arts
Luckie St NW
Home Depot Backyard
Georgia Intl. Plaza
Mercedes-Benz Stadium
Dome/GWCC/Philips/CNN
Mitchell St SW
Sam Nunn Atlanta Federal Center
Richard B. Russell Building
Five Points
UNDERGROUND ATLANTA
Georgia State University
Municipal Market of Atlanta
Grady Memorial Hospital
Selena Butler Park
Sweet Auburn
Decatur St SE
MLK Jr. Federal Bldg.
Fulton County Gov't.
Fulton County Courthouse
Georgia State
King Memorial
BLUE/GREEN LINES
RED/GOLD LINES
MARTA
Greyhound Bus Terminal
Castleberry Hill
Garnett
City Hall
State Capitol Building
Oakland Cemetery
MLK Jr Dr SE
Memorial Dr SE
Memorial Dr SW
Capitol Gateway
Woodward Ave SE
Rawson-Washington Park
Whitehall St SW
Glenwood Ave SE
Sydney St SE
Fulton St SW
Mechanicsville
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Summerhill
Grant Park
Alpharetta
Woodstock
Roswell
Johns Creek
Acworth
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
Decatur
Redan
Douglasville
East Point
Union City

A-3-31

Mortgage Loan No. 3 – Embassy Suites at Centennial Olympic Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
				Location:	Atlanta, GA 30313
Original Balance(1):		$45,000,000		General Property Type:	Hospitality
Cut-off Date Balance(1):		$45,000,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		6.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1999/2017
Borrower Sponsor:		David D. Marvin		Size:	321 Rooms
Guarantor:		David D. Marvin		Cut-off Date Balance per Room(1):	$260,125
Mortgage Rate:		4.5900%		Maturity Date Balance per Room(1):	$211,523
Note Date:		6/7/2019		Property Manager:	LHP ES1, LLC
First Payment Date:		8/6/2019			(borrower-related)
Maturity Date:		7/6/2029
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$9,764,237
IO Period:		0 months		UW NOI Debt Yield(1):	11.7%
Seasoning:		0 months		UW NOI Debt Yield at Maturity(1):	14.4%
Prepayment Provisions(2):		LO (24); DEF (92); O (4)		UW NCF DSCR(1):	1.72x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$9,786,692 (4/30/2019 TTM)
Additional Debt Type(1)(3):		Pari Passu		2nd Most Recent NOI:	$8,476,039 (12/31/2018)
Additional Debt Balance(1)(3):		$38,500,000		3rd Most Recent NOI:	$8,144,924 (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy:	84.2% (5/1/2019)
Reserves(4)				2nd Most Recent Occupancy:	82.2% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.4% (12/31/2017)
RE Tax:	$275,906	$68,977	N/A	Appraised Value (as of)(5):	$122,000,000 (5/7/2019)
Insurance:	$38,455	$12,818	N/A	Appraised Value per Room(5):	$380,062
Rent Reserve:	$50,000	$0	N/A	Cut-off Date LTV Ratio(1):	68.4%
FF&E:	$0	$79,022	N/A	Maturity Date LTV Ratio(1):	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$83,500,000	100.0%	Loan Payoff:	$81,124,085	97.2%
			Reserves:	$364,361	0.4%
			Cash Out	$761,417	0.9%
			Closing Costs:	$1,250,137	1.5%
Total Sources:	$83,500,000	100.0%	Total Uses:	$83,500,000	100.0%

(1)	The Embassy Suites at Centennial Olympic Park Mortgage Loan (as defined below) is part of the Embassy Suites at Centennial Olympic Park Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $83,500,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Embassy Suites at Centennial Olympic Park Whole Loan.

(2)	Defeasance of the Embassy Suites at Centennial Olympic Park Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans (as defined below) to be securitized and (b) June 7, 2022.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The appraised value consists of $87,700,000 ($273,000 per room) for the hotel component, $17,200,000 for the parking component, and $17,100,000 for the retail component of the Embassy Suites at Centennial Olympic Park Property, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Embassy Suites at Centennial Olympic Park Mortgage Loan”) is part of a whole loan (the “Embassy Suites at Centennial Olympic Park Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $83,500,000, which are secured by first priority fee mortgages encumbering a 321-room, full service hotel located in Atlanta, Georgia (the “Embassy Suites at Centennial Olympic Park Property”). The controlling Note A-1 and non-controlling Note A-3, in the aggregate original principal amount of $45,000,000, represent the Embassy Suites at Centennial Olympic Park Mortgage Loan and will be included in the MSC 2019-H7 securitization trust. The non-controlling Notes A-2, A-4, A-5, and A-6, in the aggregate original principal amount of $38,500,000 (the “Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. The Embassy Suites at Centennial Olympic Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-32

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Embassy Suites at Centennial Olympic Park Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Embassy Suites at Centennial Olympic Park Mortgage Loan
A-1 & A-3	$45,000,000	$45,000,000	MSC 2019-H7	Yes
Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans
A-2	$20,000,000	$20,000,000	AREF or an affiliate	No
A-4	$10,000,000	$10,000,000	AREF or an affiliate	No
A-5	$4,500,000	$4,500,000	AREF or an affiliate	No
A-6	$4,000,000	$4,000,000	AREF or an affiliate	No
Total	$83,500,000	$83,500,000

The Borrower and the Borrower Sponsor. The borrower is Centennial Hotel Company I, LLC (the “Embassy Suites at Centennial Olympic Park Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor and the non-recourse carve-out guarantor is David D. Marvin. David D. Marvin owns 14.23% of the Embassy Suites at Centennial Olympic Park Borrower.

David D. Marvin is the Founder and President of Legacy Ventures, a hospitality investment, development, and management company founded in 1994. Legacy Ventures is based in Atlanta and has development projects which have ranged in size from $500,000 restaurants to $100 million mixed-use projects. Legacy Ventures currently operates eight hotels (1,819 keys) and over fifteen restaurant venues.

The Property. The Embassy Suites at Centennial Olympic Park Property is an eight-story, full service hotel located adjacent to the Centennial Olympic Park in downtown Atlanta, Georgia. The Embassy Suites at Centennial Olympic Park Property is also located next to the 3.9 million SF, Georgia World Congress Center (“GWCC”), which is the fourth largest convention center in the country. The Embassy Suites at Centennial Olympic Park Property was developed by the borrower sponsor in 1999 and contains approximately 313,072 SF of gross building area. The Embassy Suites at Centennial Olympic Park Property underwent approximately $10.8 million of capital expenditures since 2014, of which approximately $8.7 million ($26,959 per key) was spent in 2017. The 2017 renovation included the replacement of all soft goods, case goods, tiles in the guest bathrooms, replacement of 22 bathtubs with walk-in showers, and replacement of lobby furniture. Approximately $169,068 has also been spent year-to date through March 2019 on items including valet garage doors, washer/dryer units and meeting room access keys. According to information provided by the borrower sponsor, approximately $820,500 is expected to be spent in capital expenditures in 2019 for items such as high speed internet access/connected room Wi-Fi upgrades, new guestroom TV’s in half of all guestrooms, and resurfacing the pool and spa. Such capital expenditures are not required by the Embassy Suites at Centennial Olympic Park Whole Loan documents or mandated by the franchise agreement and have not been reserved for.

The Embassy Suites at Centennial Olympic Park Property features 321 guestrooms comprised of 169 king suites, 149 double/double suites, one centennial suite, one governor suite, and one presidential suite. Amenities include an outdoor pool, fitness center, complimentary breakfast area/evening reception area, guest laundry facilities, business center, sundry shop, approximately 7,855 SF of meeting space and three food and beverage outlets (Ruth’s Chris Steak House, Kwan’s Deli and Korean Kitchen, and Starbucks). In addition to the three food and beverage outlets that are operated by third parties pursuant to leases, the retail component of the Embassy Suites at Centennial Olympic Park Property also includes a gift shop and three leases associated with antenna and signage tenants, and which in aggregate represents approximately $1.1 million or 4.6% of the underwritten revenue.

Although not required for zoning, parking via valet service is available to guests at the Embassy Suites at Centennial Olympic Park Property. There are two levels of underground parking onsite, of which the hotel uses 106 spaces (or 120+ spaces when double stacked) on the first level while the lower level is reserved for residents of an adjacent condominium development (the “Centennial Park West Condominium” or the “Condominium”). There is a parking easement agreement between the Embassy Suites at Centennial Olympic Park Borrower and the Centennial Park West Condominium which provides residents of the adjacent Condominium with access to the parking spaces within the Embassy Suites at Centennial Olympic Park Property. Additional parking (approximately 45 spaces) is also available at the adjacent surface lot. The parking component represents approximately $1.7 million or 7.4% of the underwritten revenue.

The Embassy Suites at Centennial Olympic Park Borrower, the hotel operator which is a borrower affiliate engaged through a hotel management agreement to operate the Embassy Suites at Centennial Olympic Park Property (“Operator”), and Centennial Park West Condominium Association, Inc. (the “Association”) are parties to a service agreement dated April 10, 2014 (“Service Agreement”) whereby the Association provides payment of certain fees and expenses to the Embassy Suites at Centennial Olympic Park Borrower for services rendered by the Operator. Operator agrees to (i) provide the occupants of the Condominium with concierge coverage in the lobby of the Condominium, housekeeping of the common elements, maintenance and repair of the common elements and security services and (ii) permit condominium occupants to have access to the pool, exercise room, business center, restaurant and concierge at the Embassy Suites at Centennial Olympic Park Property. The Operator is compensated separately by the Embassy Suites at Centennial Olympic Park Borrower under the terms of a hotel management agreement. The Service Agreement has automatic and successive one year renewal terms unless a party terminates the agreement with a 30-day written notice prior to the expiration of the then current renewal term or at any time with a 60-day written notice. The Embassy Suites at Centennial Olympic Park Borrower currently receives a net income of approximately $76,000 per year through the terms of the Service Agreement.

A-3-33

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

The Embassy Suites at Centennial Olympic Park Property operates under a franchise agreement with Embassy Suites Franchise, LLC that expires on April 30, 2034 with no renewal options remaining.

The Embassy Suites at Centennial Olympic Park Property’s occupancy, ADR, and RevPAR were 84.2%, $205.88 and $173.27 respectively, during the trailing twelve months ended April 30, 2019, resulting in penetration rates of 107.0%, 121.2% and 129.7% respectively against its competitive set.

More specific information about the Embassy Suites at Centennial Olympic Park Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Embassy Suites at Centennial Olympic Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	75.3%	$159.29	$119.90	79.8%	$188.43	$150.44	106.1%	118.3%	125.5%
12/31/2018	77.4%	$161.53	$125.08	82.2%	$194.94	$160.24	106.2%	120.7%	128.1%
4/30/2019 TTM	78.7%	$169.87	$133.63	84.2%	$205.88	$173.27	107.0%	121.2%	129.7%

Source: Industry Report

(1)	The competitive set includes the Hyatt Regency Atlanta, Sheraton Atlanta Hotel, Marriot Atlanta Marquis, Omni Hotel at CNN Center, Hilton Atlanta, Westin Peachtree Plaza Atlanta, and Ritz-Carlton Atlanta. Such competitive set is different from the competitive set used in the Property Competitive Summary table below.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites at Centennial Olympic Park Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Embassy Suites at Centennial Olympic Park Property is located along Marietta Street adjacent to Centennial Olympic Park in downtown Atlanta, Georgia. The Embassy Suites at Centennial Olympic Park Property offers a location proximate to downtown Atlanta leisure demand generators such as Centennial Olympic Park, the Chick-Fil-A College Football Hall of Fame, the Georgia Aquarium, the World of Coca-Cola, the State Farm Arena, the GWCC, and the Mercedes-Benz Stadium. The closest public transportation is the MARTA Peachtree Center station, approximately one-half mile east of the Embassy Suites at Centennial Olympic Park Property. Hartsfield-Jackson Atlanta International Airport is located approximately ten miles south of the Embassy Suites at Centennial Olympic Park Property.

New development in downtown Atlanta includes Centennial Yards, which is a $5 billion large scale mixed use development on a 40 acre site located south of the GWCC. The project is expected to create up to 15 new city blocks and 12 million SF of residential space, office space, hotel space, retail space, and pedestrian-friendly green space. Construction of Centennial Yards is expected to ramp up in 2020 and full development is expected to take approximately 15 years. We cannot assure you as to whether, or when such development will occur.

According to a third party report, Downtown Atlanta had nearly 17.5 million SF of office space as of the first quarter of 2019. There are a variety of industries located within the market represented by banking, finance, real estate, hospitality, healthcare, television, and technology firms. The market draws demand from nearby companies such as Coca-Cola, the American Cancer Society, Delta Airlines, Time Warner, AT&T, Ernst & Young, Southern Company, Accenture, U.S. Department of Commerce, Microsoft, Georgia State University, General Electric, Deloitte, SunTrust Banks, KPMG, Oracle, and IBM.

The Downtown Atlanta market also benefits from convention business including annual events such as the Atlanta Gift & Home Furnishings Market, Cheersport, and Dragon Con as well as the Southeastern Conference football championships and Chick-fil-A Peach Bowl to be hosted in the Mercedes Benz Stadium. According to the appraisal, there is a planned convention center hotel to be built at the GWCC, which is expected to induce additional room night demand and have a positive net effect for the surrounding hotels in the core of Atlanta.

According to the appraisal, in 2018 the Embassy Suites at Centennial Olympic Park Property generated approximately 45% of its room nights from meeting and group demand, 30% from leisure demand, and 25% from commercial demand. The top five corporate accounts as of April 2019 at the Embassy Suites at Centennial Olympic Park Property are the Coca-Cola Company, IBM, American Cancer Society, General Electric, and One Coast.

A-3-34

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

The following table presents certain information relating to the primary competitive properties to the Embassy Suites at Centennial Olympic Park Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy(3)	Estimated 2018 ADR(3)	Estimated 2018 RevPAR(3)
Embassy Suites at Centennial Olympic Park (Subject)	321	1999	7,855	25%	45%	30%	82.2%	$194.49	$159.86
The Ritz-Carlton, Atlanta	444	1984	16,173	50%	30%	20%	75.0% - 80.0%	$230 - $235	$170 - $175
Ellis Hotel, Atlanta, a Tribute Portfolio Hotel	127	1913	1,475	45%	25%	30%	70.0% - 75.0%	$160 - $165	$115 - $120
Glenn Hotel, Autograph Collection	110	1923	1,510	50%	25%	25%	75.0% - 80.0%	$190 - $195	$145 - $150
The American Hotel Atlanta Downtown – a DoubleTree by Hilton	315	1962	13,025	30%	50%	20%	65.0% - 70.0%	$160 - $165	$110 - $115
AC Hotel Atlanta Downtown	255	1985	1,470	45%	25%	30%	65.0% - 70.0%	$160 - $165	$110 - $115
Twelve Downtown, Autograph Collection	102	2007	4,282	55%	20%	25%	70.0% - 75.0%	$195 - $200	$140 - $145
Hilton Garden Inn Atlanta Downtown	242	2008	7,574	35%	35%	30%	80.0% - 85.0%	$175 - $180	$140 - $145
W Atlanta – Downtown	237	2009	8,900	35%	40%	25%	70.0% - 75.0%	$220 - $225	$160 - $165
Hyatt House Atlanta/Downtown	150	2015	800	55%	20%	25%	75.0% - 80.0%	$180 - $185	$140 - $145
Hotel Indigo Atlanta Downtown	206	2015	18,466	35%	40%	25%	70.0% - 75.0%	$165 - $170	$120 - $125

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites at Centennial Olympic Park Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set identified in the table above is different from the competitive set used in the Historical Occupancy, ADR, RevPAR table above.

(3)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

According to the appraisal, three hotels that are under construction, totaling 639 rooms, are deemed competitive with the Embassy Suites at Centennial Olympic Park Property including a 265-room, The Candler Hotel Atlanta, Curio Collection by Hilton (50.0% competitive), a 174-room, Hyatt Place Centennial Park (100.0% competitive), and a 200-room, Reverb by Hard Rock Atlanta Downtown (25.0% competitive). The three hotels are expected to open between August 2019 and February 2020. In addition, a 1,000-room Signia Hotel Atlanta, which will be connected to the GWCC is expected to break ground in 2020 and open between 2023 and 2024. The Signia Hotel Atlanta is expected to contain roughly 75,000 SF of meeting space and given the size, would have limited competitiveness with the Embassy Suites at Centennial Olympic Park Property according to the appraisal.

A-3-35

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Embassy Suites at Centennial Olympic Park Property:

Cash Flow Analysis
	2016	2017	2018	4/30/2019 TTM	UW	UW per Room
Occupancy	76.0%	79.4%	82.2%	84.2%	83.7%
ADR	$184.55	$189.23	$194.49	$205.35	$200.39
RevPAR	$140.21	$150.21	$159.86	$172.83	$167.63

Room Revenue	$16,473,158	$17,598,923	$18,730,111	$20,249,957	$19,640,044	$61,184
Parking Operations Revenue	$1,434,606	$1,588,244	$1,673,911	$1,703,619	$1,703,619	$5,307
Retail Rent Revenue	$762,662	$800,812	$812,385	$899,822	$1,059,873	$3,302
Other Income(1)	$678,451	$781,352	$592,353	$743,234	$743,234	$2,315
Total Revenue	$19,348,877	$20,769,330	$21,808,761	$23,596,632	$23,146,771	$72,108

Rooms Expense	$4,262,331	$4,287,575	$4,445,855	$4,696,101	$4,554,658	$14,189
Parking Operations Expense	$583,127	$662,131	$667,207	$673,380	673,380	$2,098
Other Departmental Expense	$426,937	$445,730	$370,329	$398,653	$398,653	$1,242
Real Estate Taxes	$774,403	$679,532	$900,930	$853,434	$827,719	$2,579
Insurance	$162,789	$181,840	$196,180	$197,541	$153,819	$479
Other Expenses	$5,988,374	$6,367,598	$6,752,221	$6,990,831	$6,774,304	$21,104
Total Expenses	$12,197,960	$12,624,406	$13,332,721	$13,809,940	$13,382,534	$41,690

Net Operating Income	$7,150,917	$8,144,924	$8,476,039	$9,786,692	$9,764,237	$30,418
FF&E	$773,955	$830,773	$872,350	$943,865	$925,871	$2,884
Net Cash Flow	$6,376,962	$7,314,151	$7,603,689	$8,842,826	$8,838,366	$27,534

NOI DSCR(2)	1.39x	1.59x	1.65x	1.91x	1.90x
NCF DSCR(2)	1.24x	1.43x	1.48x	1.72x	1.72x
NOI Debt Yield(2)	8.6%	9.8%	10.2%	11.7%	11.7%
NCF Debt Yield(2)	7.6%	8.8%	9.1%	10.6%	10.6%

(1)	Other Income consists of reimbursements from the Condominium, equipment rental income, meeting room rental income, guest laundry, vending machines and miscellaneous income.

(2)	Debt service coverage ratios and debt yields are calculated based on the Embassy Suites at Centennial Olympic Park Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $275,906 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $68,977).

Insurance - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $38,455 for insurance and ongoing monthly reserves for insurance in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $12,818).

Rent Reserve - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $50,000 for gap rent associated with the Orange Barrel Media signage tenant.

FF&E Reserve - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of 1/12 of (i) 4% of the operating income for the Embassy Suites at Centennial Olympic Park Property for the preceding calendar year ($79,022 for the balance of 2019) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit may be adjusted by the lender upon 30 days’ written notice to the Embassy Suites at Centennial Olympic Park Borrower.

Lockbox and Cash Management. The Embassy Suites at Centennial Olympic Park Property is structured with a hard lockbox and springing cash management. At origination, the Embassy Suites at Centennial Olympic Park Borrower and manager were required to direct credit card companies to deposit all credit card receipts with respect to the Embassy Suites at Centennial Olympic Park Property into a lockbox account controlled by the lender. If, notwithstanding the foregoing, the Embassy Suites at Centennial Olympic Park Borrower and manager receive any rents from the Embassy Suites at Centennial Olympic Park Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In the absence of a Cash Management Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the Embassy Suites at Centennial Olympic Park Borrower. Upon the first Cash Management Period, the lender has the right to establish, and the Embassy Suites at Centennial Olympic Park Borrower is required to cooperate to establish, a lender-controlled cash management account, and if a

A-3-36

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Cash Management Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Embassy Suites at Centennial Olympic Park Whole Loan, on each monthly payment date to fund the required tax and insurance reserves deposits as described above under “—Escrows and Reserves”, to pay debt service on the Embassy Suites at Centennial Olympic Park Whole Loan, to fund the required monthly deposit into the FF&E reserve, as described above under “—Escrows and Reserves”, to pay monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during the continuance of a Cash Management Period) and extraordinary expenses approved by the lender, and to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Embassy Suites at Centennial Olympic Park Whole Loan during the continuance of such Cash Management Period.

A “Cash Management Period” will commence upon:

a)	the stated maturity date;

b)	the occurrence of an event of default and continue until no event of default is continuing;

c)	the date that the debt service coverage ratio as of any Calculation Date (as defined below) falls below 1.25x (amortizing) and will continue until such time as the debt service coverage ratio is at least 1.30x (amortizing) for two consecutive Calculation Dates;

d)	the date that is twelve months prior to the expiration of the franchise agreement or any Replacement Franchise Agreement (as defined below) then in existence to the extent the Embassy Suites at Centennial Olympic Park Borrower has not previously provided evidence of the satisfaction of the New License Conditions (as defined below) until the lender has determined that the Embassy Suites at Centennial Olympic Park Borrower has satisfied the New License Conditions; or

e)	a property improvement plan (“PIP”) is required by the franchisor or Qualified Franchisor (as defined below) and will end when an amount equal to 115.0% of the estimated cost to complete such PIP has been deposited with the lender, or when the Embassy Suites at Centennial Olympic Park Borrower provides evidence that the PIP has been completed.

A “Calculation Date” means the last day of each calendar quarter during the term of the Embassy Suites at Centennial Olympic Park Whole Loan.

“New License Conditions” means the delivery to the lender of the following items, each of which is satisfactory to the lender in its commercially reasonable discretion: (i) a Replacement Franchise Agreement with the franchisor or a Qualified Franchisor for a term that extends at least five years beyond the stated maturity date and which contains market terms consistent with other license agreements then being issued by such franchisor for other hotel properties of similar size, location, class, use, operation and value, (ii) a related tri-party agreement or comfort letter issued by such franchisor for the benefit of the lender in substantially the same form and substance as was provided to the lender prior to origination or as otherwise approved by the lender in its sole, good faith discretion and (iii) the satisfaction and payment in full of all repairs and renovations required in connection with any PIP required by such franchisor.

A “Qualified Franchisor” means any of (i) Embassy Suites Franchise LLC, or (ii) any other reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use, operation and value as the Embassy Suites at Centennial Olympic Park Property and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark and license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). In addition to the Embassy Suites at Centennial Olympic Park Mortgage Loan, the Embassy Suites at Centennial Olympic Park Property also secure the Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $38,500,000. The Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans accrue interest at the same rate as the Embassy Suites at Centennial Olympic Park Mortgage Loan. The Embassy Suites at Centennial Olympic Park Mortgage Loan is pari passu in right of payment with the Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans. The holders of the Embassy Suites at Centennial Olympic Park Mortgage Loan and the Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Embassy Suites at Centennial Olympic Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Embassy Suites at Centennial Olympic Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Embassy Suites at Centennial Olympic Park Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Embassy Suites at Centennial Olympic Park Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for

A-3-37

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-38

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A-3-39

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

A-3-40

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

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Lombardy St.
Vanderwoort Ave.
Brooklyn-Queens Expwy
278
Hurricane Point
Franklin St.
Bushwick Inlet Park
N. Williamsburg Ferry Terminal
Brooklyn Bowl/ Brooklyn Brewery
North 5th Street Pier Park
McCarren Park
Ericsson Playground
Kent Ave.
Berry St.
Bedford Ave.
Driggs Ave.
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Richardson St.
Bayard St.
Brooklyn Steel
Studio Eberle
Frost St.
Withers St.
Jackson St.
Skillman Ave.
Conselyea St.
Maspeth Ave.
Cooper Park
Metropolitan Ave.
Devoe St.
East River Ferry
International Paper Museum
Grand St.
Nitehawk Cinema
Brooklyn Winery
Knitting Factory Brooklyn
Vice Media
Manhattan 1 mile
Domino Park
Domino Sugar Project
The City Reliquary Museum
Lorimer St
Graham Ave
Metropolitan Ave - Grand St
Williamsburg Bridge
Powers St.
Grand St.
The Paper Box
Grand Street Campus Field
George Washington at Valley Forge
Broadway
Havemeyer St.
Marcy Ave.
Keap St.
S. 1st St.
Union Ave.
Leonard St.
Manhattan Ave.
Graham Ave.
Humboldt St.
Bushwick Ave.
Peter Luger Steak House
La Guardia Playground
Rodney St.
Hooper St.
125 Borinquen Place
125 Borinquen Place
Brooklyn, NY 11211
Martinez Playground
Meserole St.
Montrose Ave.
Johnson Ave.
Boerum St.
Bedford Playground
Division Ave.
Hewes Street
Broadway-Union Ave
S. Williamsburg Ferry Terminal
Roberto Clemente Ballfield
Wythe Ave.
Roebling Playground
Bklyn-Queens Expwy
Harrison Ave.
Heyward St.
Lynch St.
Middleton St.
Steiner Studios
Flushing Ave.
Wallabout St.
Downtown Brooklyn 1 mile
Bklyn-Qns Expwy
Park Ave.
PATERSON
YONKERS
BRONX
NJ
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
NEWARK
JERSEY CITY
Elizabeth
Bayonne
STATEN ISLAND
Atlantic Ocean
LONG ISLAND

A-3-41

Mortgage Loan No. 4 – 125 Borinquen Place

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Single Asset
				Location:	Brooklyn, NY 11211
Original Balance(1):		$35,000,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$35,000,000		Detailed Property Type:	Mid Rise
% of Initial Pool Balance:		4.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2017-2018/N/A
Sponsors:		Joel Schwartz; Shaindy Schwartz		Size:	125 Units
Guarantors:		Joel Schwartz; Shaindy Schwartz		Cut-off Date Balance per Unit(1):	$416,000
Mortgage Rate:		3.9000%		Maturity Date Balance per Unit(1):	$416,000
Note Date:		5/31/2019		Property Manager:	Bedford Enterprises LLC
First Payment Date:		7/6/2019			(borrower-related)
Maturity Date:		6/6/2029		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$4,144,545
Original Amortization Term:		0 months		UW NOI Debt Yield(1):	8.0%
IO Period:		120 months		UW NOI Debt Yield at Maturity(1):	8.0%
Seasoning:		1 month		UW NCF DSCR(1):	2.00x
Prepayment Provisions(2):		LO (25); DEF (89); O (6)		Most Recent NOI:	$3,161,834 (2/28/2019 T-6 Ann.)
Lockbox/Cash Mgmt Status:		None/None		2nd Most Recent NOI(5):	N/A
Additional Debt Type(1)(3):		Pari Passu		3rd Most Recent NOI(5):	N/A
Additional Debt Balance(1)(3):		$17,000,000		Most Recent Occupancy(6):	80.0% (5/9/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy(5):	N/A
Reserves(4)				3rd Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of)(7):	$95,600,000 (5/2/2019)
RE Tax:	$52,429	$8,738	N/A	Appraised Value per Unit:	$764,800
Insurance:	$54,594	$6,066	N/A	Cut-off Date LTV Ratio(1):	54.4%
Recurring Replacements:	$0	$2,083	$75,000	Maturity Date LTV Ratio(1):	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$52,000,000	100.0%	Loan Payoff:	$48,440,027	93.2%
			Return of Equity:	$2,708,543	5.2%
			Closing Costs:	$744,406	1.4%
			Reserves:	$107,024	0.2%
Total Sources:	$52,000,000	100.0%	Total Uses:	$52,000,000	100.0%

(1)	The 125 Borinquen Place Mortgage Loan (as defined below) is part of the 125 Borinquen Place Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $52,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 125 Borinquen Place Whole Loan.

(2)	Defeasance of the 125 Borinquen Place Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last 125 Borinquen Place Whole Loan promissory note to be securitized and (ii) May 31, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in July 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Historical occupancy and financial information prior to the 2/29/2019 T-6 Ann. is not applicable as the 125 Borinquen Place Property (as defined below) was completed in 2018.

(6)	The 125 Borinquen Place Property contains 125 units, of which 25 are designated for low-income housing. The low-income housing component of the 125 Borinquen Place Property does not yet have its temporary certificate of occupancy (the “TCO”) and thus is not currently occupied. The 25 low-income housing units, however, are 100.0% pre-leased. Most Recent Occupancy assumes the 25 low-income housing units as vacant. See “The Property” below for further discussion of the TCO.

(7)	The appraised value includes $19,160,000 attributable to the net present value of a 421-a tax abatement applicable to the 125 Borinquen Place Property.

The Mortgage Loan. The fourth largest mortgage loan (the “125 Borinquen Place Mortgage Loan”) is part of a whole loan (the “125 Borinquen Place Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $52,000,000, both of which are secured by a first priority fee mortgage encumbering a mid-rise multifamily property located in Brooklyn, New York (the “125 Borinquen Place Property”). The controlling Note A-1, in the original principal amount of $35,000,000, evidences the 125 Borinquen Place Mortgage Loan and will be contributed to the MSC 2019-H7 transaction. The non-controlling Note A-2, in the original principal amount of $17,000,000 (the “125 Borinquen Place Serviced Pari Passu Companion Loan”) is expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The 125 Borinquen Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 transaction. The proceeds of the 125 Borinquen Place Whole Loan were primarily used to pay off a prior loan, pay closing costs, fund reserves and return equity to the borrower sponsor. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-42

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

125 Borinquen Place Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	MSC 2019-H7	Yes
A-2	$17,000,000	$17,000,000	Starwood Mortgage Funding II LLC	No
Total	$52,000,000	$52,000,000

The Borrower and the Borrower Sponsor. The borrower is Grand Residences LLC (the “125 Borinquen Place Borrower”), a New York limited liability company and single purpose entity with two independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors of the 125 Borinquen Place Whole Loan are Joel Schwartz and Shaindy Schwartz (the “125 Borinquen Place Sponsors”). The 125 Borinquen Place Sponsors have experience within the Brooklyn, New York real estate multifamily submarket and collectively own economic interests in over 65 properties. The 125 Borinquen Place Sponsors developed the 125 Borinquen Place Property for a total cost basis of approximately $53.8 million, which does not include the cost of the land. The land has been owned by Gaba Realty Corp. (“Gaba”) for over 40 years and the 125 Borinquen Place Sponsors approached Gaba to form a partnership and build the 125 Borinquen Place Property. Gaba has retained a 50% equity interest in the ownership of the 125 Borinquen Place Property in exchange for contributing the land for the project. The 125 Borinquen Place Sponsors own the remaining 50% interest of the 125 Borinquen Place Borrower.

The Property. The 125 Borinquen Place Property is a newly constructed seven-story multifamily building totaling 125 units located within the Williamsburg neighborhood of Brooklyn, New York. The 125 Borinquen Place Property was completed in September 2018. As of May 9, 2019, the multifamily portion of the 125 Borinquen Place Property was 80.0% leased. The 125 Borinquen Place Property gained a 20% bonus floor area ratio from the inclusionary housing program, and 25 of the multifamily units are set aside for low-income families, which units are 100.0% pre-leased. The remaining 100 multifamily units are market-rate units, which are 100.0% leased. The lottery for the low-income multifamily units took place in September 2018, but this component of the 125 Borinquen Place Property has not yet received its TCO. The 125 Borinquen Place Mortgage Loan will be fully recourse to the 125 Borinquen Place Borrower and the 125 Borinquen Place Sponsors until the 125 Borinquen Place Sponsors have received a Certificate of Completion of Affordable Housing Units pursuant to the related regulatory agreement and thereafter deliver satisfactory evidence that a valid TCO for all of the units of the 125 Borinquen Place Property has been issued.

The 125 Borinquen Place Property benefits from a 421-a tax incentive program, of which is in year three of 25 of the tax exemption. The exemption in place at the 125 Borinquen Place Property lasts for 25 years, providing the 125 Borinquen Place Borrower a 100% exemption from any increases in the 125 Borinquen Place Property’s real estate taxes for 21 years, then phasing out the exemption by 20% every year thereafter. Current unabated taxes are equal to $1,238,281 compared to underwritten abated taxes of $104,858.

The 125 Borinquen Place Property offers a mix of studio, one-, two- and three-bedroom units. The units have high-end finishes with island kitchens, windows, tiled bathrooms, hardwood flooring throughout and stainless steel appliances. In addition, many of the units have an outdoor balcony. Property amenities include elevators, a game-room, laundry facilities, multi-level fitness center, roof terrace, landscaped courtyard and Wi-Fi. The 125 Borinquen Place Property features 63 parking spaces for residents for a monthly fee as well as a secure bicycle storage room. Additionally, the 125 Borinquen Place Property includes approximately 7,442 SF of ground floor retail space that is currently vacant and being marketed, with a market rent (according to the appraisal) of $50.00 PSF on a triple-net basis.

The following table presents certain information relating to the unit mix at the 125 Borinquen Place Property:

Unit Mix(1)
Type	Units	Occupied Units(2)	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Market Rent per Unit
One-Bedroom (Market)	37	37	100.0%	672	24,864	$3,272	$3,300
Two-Bedroom (Market)	61	61	100.0%	678	41,358	$4,269	$4,400
Three-Bedroom (Market)	2	2	100.0%	922	1,844	$5,600	$5,700
Studio (Affordable)	6	0	0.0%	460	2,760	$0	$801
One-Bedroom (Affordable)	5	0	0.0%	646	3,230	$0	$810
Two-Bedroom (Affordable)	14	0	0.0%	882	12,348	$0	$974
Total/Wtd. Avg.	125	100	80.0%	691	86,404	$3,141	$3,395

(1)	Borrower rent roll dated May 9, 2019 and appraisal.

(2)	The low-income multifamily component of the 125 Borinquen Place Property has not yet received its TCO. However, the 25 low-income units are 100.0% pre-leased.

The Market. The 125 Borinquen Place Property is located in Brooklyn, New York, within the Williamsburg neighborhood. According to the appraisal, over the past decade Brooklyn’s private employment sector grew by 19.8% and the number of businesses has grown by 21.0%, making it the fastest

A-3-43

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

growing borough in New York City. In recent years, Brooklyn and its neighborhoods have seen growth in large-scale development including cultural, housing, retail and technology projects. Approximately 15 million people visit Brooklyn each year and contribute to the borough’s economy by spending on restaurants, hotels and other attractions. The recent openings of an Apple store and a Whole Foods Market, both on Bedford Avenue, are two recent examples of such attractions. The 125 Borinquen Place Property is located along Borinquen Place, which is located off of Route 278 (the Brooklyn-Queens Expressway), and near the intersection of Union Avenue, a north-south thoroughfare within the area. The 125 Borinquen Place Property is accessible via the M, J, G and the L subway lines.

The 125 Borinquen Place Property is part of the Williamsburg multifamily submarket within the Brooklyn multifamily submarket. Over the past ten years, the Brooklyn multifamily submarket had a compound annual growth rate of 7.2% per year. Vacancy has ranged from 1.7% to 7.1% with an average of 3.7%. As of the fourth quarter of 2018, the Williamsburg multifamily submarket had a vacancy rate of 2.6%. The estimated 2018 population within a 0.50-, 0.75- and one-mile radius of the 125 Borinquen Place Property is 54,454, 122,620 and 168,846, respectively, according to the appraisal. The estimated 2018 average household income within a 0.50-, 0.75- and one-mile radius of the 125 Borinquen Place Property is $89,919, $89,666, and $90,346, respectively, according to the appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 125 Borinquen Place Property:

Market Rent Summary
Unit Type	Total Units	Average Size	Market Rent/SF	Avg Monthly Contract Rent per Unit	Avg Monthly Asking Rent per Unit	Avg Monthly Market Rent per Unit
One-Bedroom (Market)	37	672	$4.91	$3,272	$3,397	$3,300
Two-Bedroom (Market)	61	678	$6.49	$4,269	$4,300	$4,400
Three-Bedroom (Market)	2	922	$6.18	$5,600	$5,600	$5,700
Studio (Affordable)(1)	6	460	$1.74	$801	$801	$801
One-Bedroom (Affordable)(1)	5	646	$1.25	$810	$810	$810
Two-Bedroom (Affordable)(1)	14	882	$1.10	$974	$974	$974

Source: Appraisal

(1)	The low-income multifamily component of the 125 Borinquen Place Property has not yet received its TCO. However, the 25 low-income units are 100.0% pre-leased.

The following table presents certain information relating to comparable rental properties to the 125 Borinquen Place Property:

Comparable Rental Summary
Property Address	Year Built	Type	# Units	Unit Mix	Average SF per Unit	Market Rent per SF(1)	Average Market Rent per Unit(1)
125 Borinquen Place	2017-2018	Mid Rise	125	1BR/1BA 2BR/1BA 3BR/1BA 0BR (Affordable) 1BR/1BA (Affordable) 2BR/1BA (Affordable)	672 678 922 460 646 882	$4.91 $6.49 $6.18 $1.74 $1.25 $1.10	$3,300 $4,400 $5,700 $801 $810 $974
150 Union Avenue	2015	Mid Rise	104	0BR 1BR/1BA 2BR/1BA 3BR/3BA	NAV NAV NAV NAV	NAV NAV NAV NAV	$2,728 $3,145 $3,630 $4,935
94 North 3rd Street	2018	Mid Rise	95	0BR 1BR/1BA 2BR/2BA	518 662 910	$4.70 $4.21 $4.63	$2,433 $2,790 $4,209
500 Metropolitan Avenue	2018	Mid Rise	52	0BR 1BR/1BA 2BR/2BA 3BR/2BA	544 607 1,007 1,276	$6.02 $5.51 $4.27 $5.04	$3,273 $3,345 $4,296 $6,435
223 North 8th Street	2014	Mid Rise	30	0BR 1BR/1BA 2BR/2BA	528 774 990	$4.70 $3.99 $4.68	$2,482 $3,090 $4,635
282 South 5th Street	2016	Mixed Use	82	0BR 1BR/1BA 2BR/2BA	437 647 967	$6.46 $5.77 $5.48	$2,825 $3,733 $5,295

Source: Appraisal

(1)	The 125 Borinquen Place Property and the comparables vary to some degree in terms of physical characteristics, project amenities, unit amenities, parking, laundry and utilities. As such, the appraisal made adjustments to the comparables contract rents to better compare to the 125 Borinquen Place Property. Market Rent per SF and Average Market Rent per Unit represent the adjusted market rents.

A-3-44

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 125 Borinquen Place Property.

Cash Flow Analysis(1)
	2/28/2019 T-6 Ann.	UW	UW per unit
Gross Potential Rent - Multifamily	$3,726,500	$4,982,004	$39,856
Gross Potential Rent - Commercial	$0	$372,085	$2,977
Total Recoveries	$0	$0	$0.00
Other Income	$28,288	$243,000	$1,944
Less Vacancy & Credit Loss	$0	($641,989)	($5,136)
Effective Gross Income	$3,754,788	$4,955,100	$39,641

Real Estate Taxes(2)	$103,572	$104,858	$839
Insurance	$69,000	$72,793	$582
Other Expenses	$420,382	$632,904	$5,063
Total Expenses	$592,954	$810,555	$6,484

Net Operating Income	$3,161,834	$4,144,545	$33,156
Capital Expenditures	$0	$26,488	$212
Net Cash Flow	$3,161,834	$4,118,057	$32,944

Occupancy %(3)	80.0%	88.0%
NOI DSCR(4)	1.54x	2.02x
NCF DSCR(4)	1.54x	2.00x
NOI Debt Yield(4)	6.1%	8.0%
NCF Debt Yield(4)	6.1%	7.9%

(1)	Historical financial information prior to 2/28/2019 T-6 Ann. is not available because the 125 Borinquen Place Property was constructed between 2017 and 2018. The increase in UW Gross Potential Rent and Net Operating Income from 2/28/2019 T-6 Ann. is due to lease-up of the 125 Borinquen Place Property.

(2)	See “The Property” with regard to the Section 421-a tax abatement applicable to the 125 Borinquen Place Property. Current unabated taxes are equal to $1,238,281.

(3)	2/28/2019 T-6 Ann. Occupancy % is as of the borrower rent roll dated May 9, 2019. UW Occupancy % is equal to underwritten economic occupancy.

(4)	The debt service coverage ratios and debt yields are based on the 125 Borinquen Place Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 125 Borinquen Place Whole Loan documents provide for an upfront real estate tax reserve of $52,429 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes (initially $8,738).

Insurance – The 125 Borinquen Place Whole Loan documents provide for an upfront insurance reserve of $54,594 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (initially $6,066).

Replacement Reserve - The 125 Borinquen Place Whole Loan documents provide for a monthly capital expenditure reserve of $2,083, capped at $75,000.

Lockbox and Cash Management. None.

Additional Secured Indebtedness (not including trade debts). The 125 Borinquen Place Property also secures the 125 Borinquen Place Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $17,000,000. The 125 Borinquen Place Serviced Pari Passu Companion Loan accrues interest at the same rate as the 125 Borinquen Place Mortgage Loan. The 125 Borinquen Place Whole Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 125 Borinquen Place Serviced Pari Passu Companion Loan. The holders of the 125 Borinquen Place Mortgage Loan and the 125 Borinquen Place Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 125 Borinquen Place Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The 125 Borinquen Place Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 125 Borinquen Place Property and business interruption insurance for 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-45

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

A-3-46

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Big Flats
Horseheads
Horseheads North
Painted Post
Corning
South Corning
Elmira
Elmira Heights
West Elmira
Southport
Pine Valley
Campbell
Van Etten
Caton
Lindley
NEW YORK
PENNSYLVANIA
Lawrenceville
Millerton
Mosherville
Fassett
Gillett
Tioga
Roseville
Waverly
Sayre
Athens
Milan

Evans Mills
Calcium
Pamelia
JEFFERSON COUNTY
Brownville
Glen Park
Watertown
Black River

Lake Ontario
Lacona
Pulaski
Mexico
Oswego
Fulton
Brewerton
Baldwinsville
Pultneyville
Sodus Point
Williamson
Wolcott
ROCHESTER
Brighton
Marion
Perinton
Macedon
Lyons
Clyde
Newark
Weedsport
SYRACUSE
Canandaigua
Geneva
Seneca Falls
Auburn
Skaneateles
Cayuga
Hemlock
FINGER LAKES
Moravia
Penn Yan
Naples
Cortland

Watertown
Oswego
Rochester
Syracuse
Canandaigua
NEW YORK
Albany
Olean
Horseheads
Sayre
PENNSYLVANIA
New York City
Philadelphia

Visions Hotel Portfolio II		
1	Courtyard Horseheads	Horseheads, NY
2	Home2 Suites Oswego	Oswego, NY
3	Holiday Inn & Suites Rochester Marketplace	Rochester, NY
4	Hampton Inn Corning Painted Post	Painted Post, NY
5	Home2 Suites Rochester Henrietta	Rochester, NY
6	Holiday Inn Express Olean	Olean, NY
7	Fairfield Inn Watertown	Watertown, NY
8	Holiday Inn Express Canandaigua	Canandaigua, NY
9	Candlewood Suites Watertown	Evans Mills, NY
10	Candlewood Suites Sayre	Sayre, PA

Allegany
Bonaventure
Olean
Weston Mills
CATTARAUGUS COUNTY
Portville

Irondequoit
ROCHESTER
Gates
Penfield
Brighton
Pittsford
Henrietta
MONROE COUNTY

A-3-47

Mortgage Loan No. 5 – Visions Hotel Portfolio II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Portfolio
				Location:	Various
Original Balance(1):		$28,500,000		General Property Type:	Hospitality
Cut-off Date Balance(1):		$28,500,000		Detailed Property Type:	Various
% of Initial Pool Balance:		3.8%		Title Vesting:	Fee / Leasehold
Loan Purpose(2):		Refinance/Acquisition		Year Built/Renovated:	Various / Various
Sponsors:		Arun Patel; Hemant Patel		Size:	955 Rooms
Guarantors:		Arun Patel; Hemant Patel		Cut-off Date Balance per Room(1):	$65,131
Mortgage Rate:		4.5500%		Maturity Date Balance per Room(1):	$52,890
Note Date:		6/11/2019		Property Manager:	Visions Hotels LLC
First Payment Date:		8/6/2019			(borrower-related)
Maturity Date:		7/6/2029
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$8,879,791
IO Period:		0 months		UW NOI Debt Yield(1):	14.3%
Seasoning:		0 months		UW NOI Debt Yield at Maturity(1):	17.6%
Prepayment Provisions(3):		LO (24); DEF (92); O (4)		UW NCF DSCR(1):	2.08x
Lockbox/Cash Mgmt Status:		Springing/Springing		Most Recent NOI(6):	$9,358,373 (3/31/2019 TTM)
Additional Debt Type(1)(4):		Pari Passu		2nd Most Recent NOI(6):	$8,981,413 (12/31/2018)
Additional Debt Balance(1)(4):		$33,700,000		3rd Most Recent NOI(6):	$7,698,028 (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy:	64.1% (3/31/2019)
Reserves(5)				2nd Most Recent Occupancy:	64.1% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	59.6% (12/31/2017)
RE Tax:	$950,268	$112,167	N/A	Appraised Value (as of)(7):	$105,000,000 (5/1/2019)
Insurance:	$83,002	$27,620	N/A	Appraised Value per Room(7):	$109,948
FF&E:	$0	$40,797	N/A	Cut-off Date LTV Ratio(1)(7):	59.2%
Ground Rent:	$39,245	Springing	N/A	Maturity Date LTV Ratio(1)(7):	48.1%
PIP:	$1,900,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$62,200,000	99.0%	Loan Payoff:	$44,612,450	71.0%
Borrower Equity:	$627,866	1.0%	Purchase Price:	$13,500,000	21.5%
			Reserves:	$2,972,514	4.7%
			Closing Costs:	$1,742,902	2.8%
Total Sources:	$62,827,866	100.0%	Total Uses:	$62,827,866	100.0%

(1)	The Visions Hotel Portfolio II Mortgage Loan (as defined below) is part of the Visions Hotel Portfolio II Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate original principal balance of $62,200,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Visions Hotel Portfolio II Whole Loan.

(2)	The proceeds of the Visions Hotel Portfolio II Mortgage Loan were used to refinance existing debt on eight properties and acquire two properties.

(3)	Defeasance of the Visions Hotel Portfolio II Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last Visions Hotel Portfolio II Whole Loan promissory note to be securitized and (ii) June 11, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in July 2019.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in historical NOI is primarily due to the fact that individual properties representing approximately 69.6% of the room count within the Visions Hotel Portfolio II Properties (as defined below) have either been built or renovated since 2014. Additionally, ongoing property improvement investments totaling approximately $13.3 million (approximately $13,883 per room) have been completed since 2016.

(7)	The “as is portfolio” Appraised Value of $105.0 million for the Visions Hotel Portfolio II Properties as a whole reflects a 5.3% premium to the aggregate “as is” and “hypothetical – as complete” appraised value of the individual properties and a 7.6% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” and “hypothetical – as complete” appraised value for the individual properties as of May 1, 2019 is $99.7 million, which results in an Appraised Value per Room of $104,398, a Cut-off Date LTV Ratio of 62.4% and a Maturity Date LTV Ratio of 50.7%. The individual Appraised Values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties represent the “hypothetical – as complete” values which assume that scheduled property improvement plans have been completed at each property as of May 1, 2019. At origination, the Visions Hotel Portfolio II Borrower deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown and Candlewood Suites Watertown properties, respectively. The “as-is” appraised values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties are $7,500,000 and $6,000,000, respectively. The aggregate “as is” appraised value for the individual properties as of May 1, 2019 is $97.6 million, which results in an Appraised Value per Room of $102,199, a Cut-off date LTV Ratio of 63.7% and a Maturity Date LTV Ratio of 51.8%, respectively.

A-3-48

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

The Mortgage Loan. The fifth largest mortgage loan (the “Visions Hotel Portfolio II Mortgage Loan”) is part of a whole loan (the “Visions Hotel Portfolio II Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $62,200,000, all of which are secured by first priority fee mortgages encumbering seven limited service hotels throughout New York and by first priority leasehold mortgages encumbering two limited service hotels in New York and Pennsylvania and one full service hotel in New York (the “Visions Hotel Portfolio II Properties”). The controlling Note A-1, in the original principal amount of $28,500,000, evidences the Visions Hotel Portfolio II Mortgage Loan and will be contributed to the MSC 2019-H7 transaction. The non-controlling Note A-2 and Note A-3, in the aggregate original principal amount of $33,700,000 (the “Visions Hotel Portfolio II Serviced Pari Passu Companion Loans”) are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Visions Hotel Portfolio II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 transaction.

The proceeds of the Visions Hotel Portfolio II Whole Loan, along with $627,866 of borrower sponsor equity, were primarily used to repay prior debt, acquire two properties, pay closing costs and fund reserves. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Visions Hotel Portfolio II Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	MSC 2019-H7	Yes
A-2	$17,000,000	$17,000,000	Starwood Mortgage Funding III LLC	No
A-3	$16,700,000	$16,700,000	Starwood Mortgage Funding III LLC	No
Total	$62,200,000	$62,200,000

The Borrower and the Borrower Sponsors. The borrowers are Erwin Hospitality Associates LLC, Sayre Lodging Associates LLC, Oswego Lodging Group, LLC, Olean Lodging Associates, LLC, Olean Lodging Partners LLC, Henrietta Lodging Associates, LLC, Jefferson Hotel Associates LLC, Canandaigua Lodging Group LLC, Southern Tier Lodging Associates, LLC, Evans Mills Hotel Ventures LLC and Watertown Hotel Ventures LLC (together, the “Visions Hotel Portfolio II Borrower”), each a single-purpose New York limited liability company with a special purpose entity managing member with two independent directors. The borrower sponsors and non-recourse carve-out guarantors are Arun Patel and Hemant Patel. The Visions Hotel Portfolio II Borrower is approximately 39.3% owned by Arun Patel and Hemant Patel.

Arun Patel and Hemant Patel founded their hotel development company, Visions Hotels (“Visions”), in 1996. Visions currently owns and operates over 35 hotels throughout central and upstate New York and Pennsylvania. Visions’ hotel portfolio is comprised of Hampton Inn, Holiday Inn, Holiday Inn Express, Fairfield Inn, Country Inn & Suites, Best Western, Comfort Inn, Days Inn and Econo Lodge hotels.

The Properties. The Visions Hotel Portfolio II Properties are comprised of nine limited service hotels and one full service hotel offering a range of amenities including meeting space, fitness centers, indoor swimming pools, business centers and event space. The hotels range in size from 75 to 120 rooms, with an average count of 95.5 rooms. The Visions Hotel Portfolio II Properties benefit from geographic and brand diversity. Since 2016, portfolio RevPAR has grown from $58.86 to $68.88, representing approximately 17.0% growth. The increase is primarily due to the fact that individual properties representing 69.6% of the room count within the Visions Hotel Portfolio II Properties have either been built or renovated since 2014. In addition to previously completed work since 2016 totaling approximately $13.3 million (approximately $13,883 per room), the Visions Hotel Portfolio II Borrower escrowed $1.9 million at closing for franchise required property improvement plans for the Candlewood Suites Watertown and Fairfield Inn Watertown, which equates to approximately $8,837 per room. Properties representing 82.2% of the total rooms within the portfolio have franchise expirations beyond the July 2029 maturity date of the Visions Hotel Portfolio II Whole Loan.

A-3-49

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

A summary of the individual Visions Hotel Portfolio II Properties is provided below:

Visions Hotel Portfolio II Properties Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% of Allocated Mortgage Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy(2)	TTM RevPAR Penetration(2)	Franchise Expiration Dates
Courtyard Horseheads	Horseheads, NY	98	2016 / N/A	$4,484,771	15.7%	$15,500,000	$931,862	11.8%	55.7%	108.2%	Apr. 2036
Home2 Suites Oswego	Oswego, NY	89	2017 / N/A	$3,616,751	12.7%	$12,500,000	$1,149,310	14.5%	61.5%	122.0%	Oct. 2037
Holiday Inn & Suites Rochester Marketplace	Rochester, NY	120	1968 / 2019	$3,472,081	12.2%	$12,000,000	$747,379	9.5%	62.2%	85.7%	Dec. 2031
Hampton Inn Corning Painted Post	Painted Post, NY	98	2014 / N/A	$3,182,741	11.2%	$11,000,000	$760,511	9.6%	49.7%	84.2%	Nov. 2033
Home2 Suites Rochester Henrietta	Rochester, NY	89	2014 / N/A	$2,893,401	10.2%	$10,000,000	$925,047	11.7%	78.3%	100.3%	Feb. 2034
Holiday Inn Express Olean	Olean, NY	76	1999 / 2016	$2,690,863	9.4%	$10,500,000	$802,173	10.2%	68.5%	116.1%	Aug. 2030
Fairfield Inn Watertown	Watertown, NY	103	2012 / N/A	$2,343,655	8.2%	$8,100,000	$762,913	9.7%	65.7%	123.7%	Aug. 2034
Holiday Inn Express Canandaigua	Canandaigua, NY	75	2012 / N/A	$2,256,853	7.9%	$7,800,000	$603,242	7.6%	61.8%	98.1%	Jan. 2022
Candlewood Suites Watertown	Evans Mills, NY	112	2009 / N/A	$2,170,051	7.6%	$7,500,000	$831,866	10.5%	68.9%	149.7%	Jun. 2034
Candlewood Suites Sayre	Sayre, PA	95	2014 / N/A	$1,388,832	4.9%	$4,800,000	$386,353	4.9%	69.5%	99.3%	Dec. 2021
Total / Weighted Average		955		$28,500,000	100.0%	$99,700,000	$7,900,655	100.0%	64.1%	105.1%
Total with Portfolio Premium						$105,000,000

(1)	The “as is portfolio” Appraised Value of $105.0 million for the Visions Hotel Portfolio II Properties as a whole reflects a 5.3% premium to the aggregate “as is” and “hypothetical – as complete” appraised value of the individual properties and a 7.6% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” and “hypothetical – as complete” appraised value for the individual properties as of May 1, 2019 is $99.7 million. The individual Appraised Values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties represent the “hypothetical – as complete” values which assume that scheduled property improvement plans have been completed at each property as of May 1, 2019. At origination, the Visions Hotel Portfolio II Borrower deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown and Candlewood Suites Watertown properties, respectively. The “as-is” appraised values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties are $7,500,000 and $6,000,000, respectively. The aggregate “as is” appraised value for the individual properties as of May 1, 2019 is $97.6 million.

(2)	TTM Occupancy is based on the trailing 12 months ending March 31, 2019 as provided by the Visions Hotel Portfolio II Borrower and TTM RevPAR Penetration is based on a third party industry report.

Courtyard Horseheads

The Courtyard Horseheads property is a limited service hotel with 98 rooms, located off of Route 86 in Horseheads, New York, within close proximity to the Elmira/Corning Regional Airport, Arnot Mall, Walmart Supercenter and other retailers. Amenities at the Courtyard Horseheads property include an indoor pool, a fitness center, a sundry shop, a business center and guest self-laundry. Demand drivers in the area include Arnot Mall, First Arena, Gaffer District, Rockwell Museum, Corning Museum of Glass, Watkins Glen International, the Finger Lakes and Tiogo Downs Casino. The Courtyard Horseheads property franchise agreement with Marriott runs through April 1, 2036.

Home2 Suites Oswego

The Home2 Suites Oswego property is a limited service hotel with 89 rooms, located near the coast of Lake Ontario in Oswego, New York. Amenities at the Home2 Suites Oswego property include complimentary breakfast, a business center, guest self-laundry, indoor pool, fitness center and a sundry shop. Demand drivers and corporate accounts include SUNY Oswego, Oswego Speedway, the Fort Ontario State Historic Site, Lake Ontario, Harborfest, Novelis, Exelon Generation, Oswego Hospital, St. Luke's Health Services and the Syracuse Hancock International Airport. The Home2 Suites Oswego franchise agreement with Hilton runs through October 31, 2037.

Holiday Inn & Suites Rochester Marketplace

The Holiday Inn & Suites Rochester Marketplace property is a full service hotel with 120 rooms, located in Rochester, New York. The Holiday Inn & Suites Rochester Marketplace property is an approximately 11 minute drive from the Greater Rochester International Airport, adjacent to the Marketplace Mall and Walmart Supercenter. Amenities at the Holiday Inn & Suites Rochester property include room service, a business center, guest self-laundry, indoor pool and a fitness center. Demand drivers in the area include the College Town Development, University of Rochester Medical Center, University of Rochester, Neighborhood of the Arts and Photonics Institute. The Holiday Inn & Suites Rochester Marketplace franchise agreement with IHG runs through December 21, 2031.

Hampton Inn Corning Painted Post

The Hampton Inn Corning Painted Post property is a limited service hotel with 98 rooms, located at the intersection of Route 99 and Route 86 in Painted Post, New York. The amenities at the Hampton Inn Corning Painted Post property include a business center, complimentary breakfast, laundry/valet service, a safety deposit box, a snack shop, Wi-Fi, a fitness room and a pool. Demand drivers in the area include Gaffer District, Rockwell Museum, Corning Museum of Glass, Watkins Glen International, Finger Lakes, Tioga Downs Casino Resort and Elmira Corning Regional Airport. The Hampton Inn Corning Painted Post franchise agreement with Hilton runs through November 30, 2033.

A-3-50

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Home2 Suites Rochester Henrietta

The Home2 Suites Rochester Henrietta property is a limited service hotel with 89 rooms, located in Rochester, New York. The Home2 Suites Rochester Henrietta property is an approximately 11 minute drive from the Greater Rochester International Airport, adjacent to the Marketplace Mall and Walmart Supercenter. The amenities at the Home2 Suites Rochester Henrietta property include room service, a business center, guest self-laundry, an indoor pool and a fitness center. Demand drivers in the area include the College Town Development, University of Rochester Medical Center, University of Rochester, Neighborhood of the Arts and Photonics Institute. The Home2 Suites Rochester Henrietta franchise agreement with Hilton runs through February 28, 2034.

The below table presents certain information relating to demand analysis with respect to the Visions Hotel Portfolio II Properties as provided in the appraisals:

Visions Hotel Portfolio II Room Night Demand
Property Name	Commercial	Meeting & Group	Leisure
Courtyard Horseheads	40%	5%	55%
Home2 Suites Oswego	75%	5%	20%
Holiday Inn & Suites Rochester Marketplace	65%	15%	20%
Hampton Inn Corning Painted Post	56%	24%	20%
Home2 Suites Rochester Henrietta	65%	5%	30%
Holiday Inn Express Olean	30%	15%	55%
Fairfield Inn Watertown	35%	25%	40%
Holiday Inn Express Canandaigua	30%	40%	30%
Candlewood Suites Watertown	50%	35%	15%
Candlewood Suites Sayre	60%	10%	30%

Source: Appraisals

More specific information about the Visions Hotel Portfolio II Properties and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Visions Hotel Portfolio II Properties(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016(4)	55.9%	$107.11	$61.06	56.9%	$103.43	$58.86	101.8%	96.6%	96.4%
12/31/2017(4)	56.5%	$109.16	$62.66	59.6%	$106.45	$63.44	105.5%	97.5%	101.2%
12/31/2018	58.3%	$109.89	$64.94	64.1%	$106.90	$68.48	109.9%	97.3%	105.4%
3/31/2019 TTM	58.7%	$109.93	$65.52	64.1%	$107.54	$68.88	109.0%	97.8%	105.1%

Source: Industry Reports

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Visions Hotel Portfolio II Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property is based on a third party industry report and presented on a weighted average basis based on individual property room count.

(3)	Based on operating statements provided by the Visions Hotel Portfolio II Borrower.

(4)	12/31/2016 and a portion of the 12/31/2017 data reflects nine out of the ten Visions Hotel Portfolio II Properties as the Home2 Suites Oswego property did not open for business until June 2017.

The Markets.

Rochester

Two of the Visions Hotel Portfolio II Properties (totaling 22.3% of the allocated Visions Hotel Portfolio II Whole Loan amount and 21.9% of the total rooms) are located in the Rochester market. The Rochester, New York Metropolitan Statistical Area (“MSA”) consists of five counties in western New York, anchored by the city of Rochester. According to the appraisal, the MSA had an estimated population of 1.1 million as of July 2018. Monroe County is the center of the Rochester region, accounting for approximately 742,474 residents as of July 2018, with approximately 28% of those residents living in the City of Rochester. The City of Rochester’s estimated population as of July 2017 was approximately 208,046, making it New York's third most populous city after New York City and Buffalo. Rochester is home to several Fortune 1000 companies and international companies such as Eastman Kodak, Earthlink, IBM, Xerox, Bausch & Lomb, Harris Corporation, CareStream Healthcare, Golisano Childrens Hospital, General Dynamics Corporation, Rochester Institute of Technology and the University of Rochester. Over the past several years, Rochester has become home to a more diversified economy and experienced a rise in high tech industries. The major industry clusters include healthcare, manufacturing, energy/ life science, software and technology. The most recent data available from a federal labor statistics bureau illustrates that as of February 2019, the unemployment rate for Rochester was 3.8%, which is slightly below the national unemployment rate of 4.0% and below New York State’s unemployment of 3.9%.

Watertown/Evan’s Mills

Two of the Visions Hotel Portfolio II Properties (totaling 15.8% of the allocated Visions Hotel Portfolio II Whole Loan amount and 22.5% of the total rooms) are located in the Watertown/Evan’s Mills market. According to the appraisal, leading employment sectors of the surrounding area include

A-3-51

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

educational services and health care (24.2%), retail trade (15.5%), arts, recreation, accommodation & food services (12.9%), public administration (11.0%), and professional, scientific, and management, and administrative and waste management services (7.8%). The surrounding area is home to offices of various national and international companies such as Fort Drum, Samaritan Medical Center (a 294-bed community hospital), Kraft Foods, Great Lakes Cheese, Jefferson Rehabilitation Center, Stream, New York Air Brake, Wal-Mart, Carthage Area Hospital, and Car-Freshener Corporation.

The remaining Visions Hotel Portfolio II Properties (totaling 61.8% of the allocated Visions Hotel Portfolio Whole Loan amount and 55.6% of the total rooms) are located in diversified markets throughout central and northern New York and northern Pennsylvania.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Visions Hotel Portfolio II Properties:

Cash Flow Analysis
	2016(1)	2017(1)	2018	3/31/2019 TTM	UW	UW per Room
Occupancy	56.9%	59.6%	64.1%	64.1%	64.1%
ADR	$103.43	$106.45	$106.90	$107.54	$107.54
RevPAR	$58.86	$63.44	$68.48	$68.88	$68.88

Room Revenue	$18,654,694	$21,103,407	$23,407,789	$24,011,073	$24,011,073	$25,142
Food & Beverage Revenue	$57,303	$100,183	$113,019	$115,258	$115,258	$121
Other Income	$263,106	$293,171	$323,816	$352,073	$352,073	$369
Total Revenue	$18,975,103	$21,496,761	$23,844,625	$24,478,404	$24,478,404	$25,632

Real Estate Taxes	$806,208	$902,922	$949,161	$976,176	$1,341,493	$1,405
Insurance	$176,366	$222,082	$280,932	$290,696	$331,438	$347
Other Expenses	$11,345,374	$12,673,729	$13,633,118	$13,853,159	$13,925,681	$14,582
Total Expenses	$12,327,947	$13,798,733	$14,863,211	$15,120,031	$15,598,613	$16,334

Net Operating Income(2)	$6,647,156	$7,698,028	$8,981,413	$9,358,373	$8,879,791	$9,298
FF&E	$0	$0	$0	$0	$979,136	$1,025
Net Cash Flow	$6,647,156	$7,698,028	$8,981,413	$9,358,373	$7,900,655	$8,273

NOI DSCR(3)	1.75x	2.02x	2.36x	2.46x	2.33x
NCF DSCR(3)	1.75x	2.02x	2.36x	2.46x	2.08x
NOI Debt Yield(3)	10.7%	12.4%	14.4%	15.0%	14.3%
NCF Debt Yield(3)	10.7%	12.4%	14.4%	15.0%	12.7%

(1)	The 2016 and a portion of the 2017 data reflects nine out of the ten Visions Hotel Portfolio II Properties as the Home2 Suites Oswego Property did not open for business until June 2017. Additionally, the Courtyard Horseheads opened in April 2016 and thus did not contribute a full year of operations.

(2)	The increase in historical Net Operating Income is primarily due to the fact that individual properties representing approximately 69.6% of the room count within the Visions Hotel Portfolio II Properties have either been built or renovated since 2014. Additionally, ongoing property improvement investments totaling approximately $13.3 million (approximately $13,883 per room) have been completed since 2016.

(3)	The debt service coverage ratios and debt yields are based on the Visions Hotel Portfolio II Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront reserve of $950,268 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $112,167).

Insurance - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront insurance reserve of $83,002 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (initially $27,620).

FF&E Reserve - The Visions Hotel Portfolio II Whole Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to (i) 1/12 of 2.0% of total revenues up to and including the payment date in July 2021, (ii) one-twelfth of 3.0% of total revenues beginning on the payment date in August 2021 and up to and including the payment date in July 2024 and (iii) one-twelfth of 4.0% of total revenues on each payment date thereafter.

PIP Reserve - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront reserve of $1,900,000 for scheduled property improvement plans applicable to the Candlewood Suites Watertown and Fairfield Inn Watertown properties.

A-3-52

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Ground Rent Reserve - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront reserve of $39,245 for ground rent related to the Holiday Inn & Suites Rochester Marketplace, Home2 Suites Rochester Henrietta and Candlewood Suites Sayre properties. If the reserve falls below the equivalent of two months of ground rental payments, the Visions Hotel Portfolio II Borrowers are required to replenish the reserve until it is equal to two months ground rent.

Lockbox and Cash Management. The Visions Hotel Portfolio II Whole Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Sweep Event (as defined below), the Visions Hotel Portfolio II Borrower and the property manager will be required to establish and maintain a restricted account for the benefit of the lender (the “Clearing Account”) for the remaining term of the Visions Hotel Portfolio II Whole Loan and to direct all credit card companies to pay all Visions Hotel Portfolio II Properties receipts directly into the Clearing Account during a Sweep Event. Following the occurrence and during the continuance of a Sweep Event, all sums on deposit in the Clearing Account (or, if such Sweep Event is a Franchise Sweep Event (as defined below) only, for such affected individual Visions Hotel Portfolio II Properties) are required be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the Visions Hotel Portfolio II Whole Loan documents will be made and (i) absent the existence of a Sweep Event, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the Visions Hotel Portfolio II Borrower and (ii) during the existence of a Sweep Event, any excess cash is required to be held by the lender as additional security for the Visions Hotel Portfolio II Whole Loan.

A “Sweep Event” will commence upon the earlier of:

(i) the occurrence of an event of default under the Visions Hotel Portfolio II Whole Loan, and will continue until the cure (if applicable) of the event of default,

(ii) the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.20x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x, or

(iii) the termination or expiration of the franchise agreement for two or more of the Visions Hotel Portfolio II Properties (a “Franchise Sweep Event”), and will continue until the lender receives satisfactory evidence that the Visions Hotel Portfolio II Borrower has entered into a replacement franchise agreement satisfactory to the lender and the lender has received a satisfactory comfort letter from the applicable franchisor for each applicable Visions Hotel Portfolio property.

Additional Secured Indebtedness (not including trade debts). The Visions Hotel Portfolio II Properties also secure the Visions Hotel Portfolio II Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $33,700,000. The Visions Hotel Portfolio II Serviced Pari Passu Companion Loans accrue interest at the same rate as the Visions Hotel Portfolio II Mortgage Loan. The Visions Hotel Portfolio II Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Visions Hotel Portfolio II Serviced Pari Passu Companion Loans. The holders of the Visions Hotel Portfolio II Mortgage Loan and the Visions Hotel Portfolio II Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Visions Hotel Portfolio II Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Visions Hotel Portfolio II Whole Loan permits individual property releases (each, a “Release Property”), provided that the following conditions, among others, are satisfied: (i) the Visions Hotel Portfolio II Borrower will partially defease the Visions Hotel Portfolio II Whole Loan in an amount equal to the greatest of: (a) 120% of the allocated whole loan amount for such Release Property, (b) an amount which would result in the debt service coverage ratio on the then remaining balance of the Visions Hotel Portfolio II Whole Loan for the Visions Hotel Portfolio II Properties remaining after giving effect to the release being greater than or equal to 2.00x, (c) an amount which would result in the loan-to-value ratio on the then remaining balance of the Visions Hotel Portfolio II Whole Loan for the Visions Hotel Portfolio II Properties remaining after giving effect to the release being equal to or less than 59.0% and (d) an amount which would result in the debt yield on the then remaining balance of the Visions Hotel Portfolio II Whole Loan for the Visions Hotel Portfolio II Properties remaining after giving effect to the release being equal to or greater than 13.0% and (ii) immediately following the individual property release, if the ratio of the then remaining balance of the Visions Hotel Portfolio II Whole Loan to the value of the remaining real property relating to the Visions Hotel Portfolio II Properties would be greater than 125%, a payment must be made in an amount that would be required in order for the securitization trust to maintain its status as a REMIC trust. Additionally, release for any of the Home2 Suites Oswego property, Hampton Inn Corning Painted Post property or the Courtyard Horseheads property, will not be permitted until a release of all of the other Visions Hotel Portfolio II Properties has occurred.

A-3-53

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Release of Unimproved Parcel. For the Hampton Inn Corning Painted Post, Candlewood Suites Sayre and Fairfield Inn Watertown properties only, the Visions Hotel Portfolio II Borrower is permitted to release certain specified unimproved parcels consisting of vacant land (a “Release Parcel”) on the related individual property, provided that the following conditions, among others, are satisfied: (i) the lender receives satisfactory evidence that the remainder of the related property will constitute: (a) a legally subdivided parcel and (b) a separate tax parcel, following the transfer of the Release Parcel therefrom, and the title company issues an endorsement to the lender’s title policy to such effect; (ii) the remainder of the related property and all building improvements continue to comply with all applicable laws following the transfer of the Release Parcel therefrom, including, without limitation, building density, setback, parking and other applicable zoning requirements; and (iii) in the event a competing hotel is constructed on a Release Parcel, the Visions Hotel Portfolio II Borrower and the sponsors will have full recourse liability for a portion of the Visions Hotel Portfolio II Whole Loan in an amount equal to the allocated loan amount of the related individual property. Additionally, immediately following the individual property release, if the ratio of the then remaining balance of the Visions Hotel Portfolio II Whole Loan to the value of the remaining real property relating to the Visions Hotel Portfolio II Properties would be greater than 125%, a payment must be made in an amount that would be required in order for the securitization trust to maintain its status as a REMIC trust.

Right of First Offer/Right of First Refusal. Marriott International, Inc. has a right of first refusal (“ROFR”) to acquire the Courtyard Horseheads property and Fairfield Inn Watertown property in the event of a proposed transfer of (i) such Visions Hotel Portfolio II property, (ii) the related Visions Hotel Portfolio II Borrower’s ownership interest under the related franchise agreement or (iii) a controlling direct or indirect interest in the related Visions Hotel Portfolio II Borrower to a competitor (generally, a person or entity that has a direct or indirect ownership interest in a hotel brand that is comprised of at least (i) 10 luxury hotels, (ii) 20 full-service hotels, or (iii) 50 limited-service hotels, as more fully defined in the franchise agreement (each, a “Competitor”). The ROFR will apply to any foreclosure or deed-in-lieu thereof that results in a transfer to a Competitor and is not extinguished by a foreclosure or deed-in-lieu thereof.

Ground Leases. Three of the Visions Hotel Portfolio II Properties are subject to ground leases: the Holiday Inn & Suites Rochester Marketplace property, the Home2 Suites Rochester Henrietta property and the Candlewood Suites Sayre property. The Holiday Inn & Suites Rochester Marketplace property is subject to a ground lease dated October 14, 2005 with Genesee Valley Regional Market Authority (“GVRMA”) effective through August 31, 2050. There are no extension options. Ground rent payable under the ground lease is currently equal to $73,675. Ground rent increases every five years by an amount related to the increase in CPI during the past five years. Increases are capped at 20% of the rent for the prior five lease year period. The Home2 Suites Rochester Henrietta property is subject to a ground lease dated October 31, 2011 with GVRMA effective through December 31, 2051. There are no extension options. Ground rent payable under the ground lease is currently equal to $69,396. Ground rent increases every five years by the lesser of (i) an amount related to the increase in CPI during the past five years or (ii) 10% of the rent for the prior five lease year period. Increases are capped at 10% of the rent for the prior five lease year period. The Candlewood Suites Sayre property is subject to a ground lease dated December 2, 2011 with Roman Rosh, Carol Rosh, Bud George Rosh and Tammie Rosh effective through December 2, 2041. There are four five-year renewal options remaining under the ground lease. The lender has the right to exercise the renewal options on behalf of the ground lessee. Ground rent payable under the ground lease is currently equal to $92,400. Ground rent increases every five years by 10% over the base rent charged for the previous five year lease term immediately preceding the date of the base rent adjustment.

Letter of Credit. None.

Terrorism Insurance. The Visions Hotel Portfolio II Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Visions Hotel Portfolio II Properties and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-54

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A-3-55

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	8.2%

A-3-56

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

617-625 West 46th Street
617-625 West 46th Street
New York, NY 10036
MANHATTAN
West Side
Hell's Kitchen
Midtown
Theater District
Chelsea
CENTRAL PARK
Hudson River
DeWitt Clinton Park
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
H. Hudson Pkwy.
12th Ave.
11th Ave.
West End Ave.
10th Ave.
Amsterdam Ave.
9th Ave.
Columbus Ave.
8th Ave.
7th Ave.
Broadway
Dyer Ave.
9A
495
Lincoln Tunnel
John Jay College of Criminal Justice
Gerald W. Lynch Theater
Fairfield Inn & Suites NY Manhattan Central Park
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Time Warner Center/ Shops at Columbus Ctr.
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
222 Central Park South
Museum of Arts & Design
CBS Broadcast Center
CBS News
Hotel The Watson
Hearst Tower
Alvin Ailey American Dance Theater
The Moderne Hotel
Park Central Hotel NY
Wellington Hotel
57TH ST
Hilton Garden Inn Central Park South
Ed Sullivan Theater
7TH AVE/ 53RD ST
Passenger Ship Terminal
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
The Daily Show with Trevor Noah
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
Gershwin Theatre
Paramount Plaza
The Michelangelo
50TH ST
Con Edison
Kimpton Ink48
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Nomura Securities
Ambassador Theatre
Barclays
Eugene O'Neill Theater
Crowne Plaza Times Sq.
Carolines on Broadway
Union Hall
Longacre Theatre
Morgan Stanley Global HQ
49TH ST
Cranky Cabaret
DoubleTree Hilton NY-Times Sq.
Richard Rogers Theatre
Riu Plaza
Intrepid Sea-Air-Space Museum
The Art Gallery NY
Imperial Theatre
NY Marriott Marquis
TIMES SQUARE
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Al Hirschfeld Theatre
Row NYC
Jacobs Theatre
Majestic Theatre
Viacom Intl.
Interactive Fountain
Westside Theatre
Inter Continental Times Sq.
Paramount Building
Consulate General of the People's Rep. of China
Upright Citizens Brigade Theatre
The Westin Times Square
42ND ST/ PORT AUTHORITY
Port Authority Bus Terminal
Lucky Strike Manhattan
Silver Towers
Ferry Terminal
CUNY Guttman Comm. Coll.
Pier 78
Verizon Corporate Office
NY Museum of Contemporary Art
Jacob Javits Convention Center
DiMenna Center for Classical Music
Hudson Mercantile
High Line Elevated Park
34TH ST/ HUDSON YARDS
HUDSON YARDS
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
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Weehawken
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MANHATTAN
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HUDSON COUNTY
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East River
SoHo
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Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

A-3-57

Mortgage Loan No. 6 – 617-625 West 46th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10036
Original Balance:	$28,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$28,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006/2018
Sponsor:	Andrew C. Impagliazzo			Size:	49,500 SF
Guarantor:	Andrew C. Impagliazzo			Cut-off Date Balance per SF:	$566
Mortgage Rate:	4.8200%			Maturity Date Balance per SF:	$566
Note Date:	6/18/2019			Property Manager:	IMP Management, LLC (borrower related)
First Payment Date:	8/6/2019
Maturity Date:	7/6/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,284,050
Original Amortization Term:	0 months			UW NOI Debt Yield:	8.2%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	8.2%
Seasoning:	0 months			UW NCF DSCR:	1.63x
Prepayment Provisions:	LO (24); DEF (92); O (4)			Most Recent NOI(2):	N/A
Lockbox/Cash Mgmt Status:	Soft/Springing			2nd Most Recent NOI(2):	N/A
Additional Debt Type:	N/A			3rd Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			Most Recent Occupancy:	91.9% (5/23/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(2):	N/A
Reserves(1)				3rd Most Recent Occupancy(2):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$44,350,000 (4/18/2019)
RE Tax:	$52,500	$52,500	N/A	Appraised Value per SF:	$896
Insurance:	$53,250	Springing	N/A	Cut-off Date LTV Ratio:	63.1%
Recurring Replacements:	$0	$720	N/A	Maturity Date LTV Ratio:	63.1%
TI/LC:	$0	$4,125	$247,500
Holdback Reserve:	$5,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	99.8%	Refinance Payoff:	$21,518,496	76.7%
Sponsor Equity:	$58,438	0.2%	Reserves:	$5,105,750	18.2%
			Closing Costs:	$1,434,192	5.1%
Total Sources:	$28,058,438	100.0%	Total Uses:	$28,058,438	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent NOI, 2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not applicable because of the construction of four additional floors (16,000 SF) to the 617-619 West 46th Street building that was completed in September 2018.

The Mortgage Loan. The sixth largest mortgage loan (the “617-625 West 46th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,000,000, which is secured by a first priority fee mortgage encumbering a mixed use property comprising 49,500 SF located in Manhattan, New York (the “617-625 West 46th Street Property”). The proceeds of the 617-625 West 46th Street Mortgage Loan were used to repay existing debt, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrower is 617-625 W 46th Street Owner LLC (the “617-625 West 46th Street Borrower”), a Delaware limited liability company structured to be a bankruptcy-remote entity. The borrower sponsor and nonrecourse carve-out guarantor of the 617-625 West 46th Street Mortgage Loan is Andrew C. Impagliazzo (the “617-625 West 46th Street Borrower Sponsor”). In addition, the 617-625 West 46th Street Borrower Sponsor provided a guaranty of the lease to affiliate Hudson Terrace.

The 617-625 West 46th Street Borrower Sponsor owns a commercial plumbing company and has completed or is in the process of developing several commercial projects located throughout the greater New York City area. The 617-625 West 46th Street Borrower Sponsor has owned his plumbing company for nearly 30 years and has experience working on large-scale construction projects for institutional clients such as the Metropolitan Transit Authority, Amtrak and the NY/NJ Port Authority. Specifically, Mr. Impagliazzo’s company has been a contractor on large-scale New York City commercial projects including the Cortlandt Street Station rehabilitation, Grand Central Station, the World Trade Center, and the 91st Street Transfer Station. The 617-625 West 46th Street Borrower Sponsor acquired the 617-625 West 46th Street Property in August 2012. In addition, the 617-625 West 46th Street Borrower Sponsor owns over 15 commercial properties in New York.

A-3-58

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

The Property. The 617-625 West 46th Street Property consists of two contiguous mixed-use buildings situated on a 0.37-acre lot on the north side of West 46th Street in the Hell’s Kitchen neighborhood of Manhattan, New York. The 617-619 West 46th Street building consists of six-stories and 26,000 SF and the 621-625 West 46th Street building consists of three-stories and 23,500 SF. The 617-619 West 46th Street building and the 621-625 West 46th Street building were built in 2006. The 617-619 West 46th Street building originally consisted of two floors, but was expanded by the 617-625 West 46th Street Borrower to include an additional four floors at a cost of approximately $5.5 million, which construction was completed in 2018. The existing certificate of occupancy for the 617-625 West 46th Street building does not cover the newly added floors. See “Escrows and Reserves—Holdback Reserve” below. The 617-625 West 46th Street Property contains 25,700 SF of commercial space (51.9% of NRA) occupied by Hudson Terrace (a borrower affiliate), Macaron and Spice Brothers (plus one vacant commercial unit), 7,500 SF of retail space (15.2% of NRA) occupied by Sherwin Williams and Auto Craft and 6,000 SF of basement storage space (12.1% of NRA) that is leased by Hudson Terrace. As of May 23, 2019, the 617-625 West 46th Street Property was 91.9% leased to seven tenants.

Major Tenants.

Hudson Terrace (18,700 SF, 37.8% of NRA, 32.6% of underwritten rent). Hudson Terrace is a full-service, two-level event venue with unobstructed views of the Intrepid museum and the Hudson River. Hudson Terrace opened in 2008 and hosts corporate events, press events, fundraisers, galas and weddings for up to 775 guests. Hudson Terrace leases 4,000 SF on the fourth floor of the 617-619 West 46th Street building and 14,700 SF across the second floor, third floor and basement level of the 621-625 West 46th Street building. The 617-625 West 46th Street Borrower Sponsor owns 43% of Hudson Terrace, currently operates the event business and personally guarantees the lease. Hudson Terrace’s lease expires in July 2033, and includes two five-year renewal options and no termination options. Additionally, Hudson Terrace is currently renovating 4,350 SF of its space at the 621-625 West 46th Street building and expanding into the additional 4,000 SF of space it leases at the 617-619 West 46th Street building (which expansion will open the space into one large contiguous space across the two buildings on that floor). Hudson Terrace reported sales at the 617-625 West 46th Street Property for the fiscal years ending December 31, 2016 and 2017 of approximately $6.95 million ($372 PSF) and $6.43 million ($344 PSF), respectively.

Nestlé Waters (6,300 SF, 12.7% of NRA, 17.0% of underwritten rent). Nestlé Waters (“Nestlé Waters” or “Nestlé”) is a producer of bottled water, employing more than 34,000 staff at 100 production sites in 35 countries globally. Nestlé Waters is a subsidiary of Nestlé S.A., a large food company with more than 320,000 employees. Nestlé Waters North America employs approximately 8,000 people, operates 27 bottled water facilities across the U.S., and in 2018 reported annual revenues of $4.5 billion. Nestlé Waters has been a tenant at the 617-625 West 46th Street Property since July 2017. Nestlé Waters’ lease expires in July 2022 and includes one five-year renewal option and a one-time termination option on July 31, 2020, provided that Nestlé Waters provides the 617-625 West 46th Street Borrower with six months’ notice. In the event of a lease termination, Nestlé Waters is responsible for paying all rent in full through the early termination date and reimbursing the 617-625 West 46th Street Borrower for any unamortized expenses or costs of improvements for any tenant improvements and brokerage fees incurred on or before surrendering possession of the space.

Macaron (5,000 SF, 10.1% of NRA, 7.9% of underwritten rent). Macaron is a producer of French pastries and specializes in making macarons. Since 2007, Macaron has expanded to four cafés in Manhattan, with a growing e-commerce business and over one hundred retailers across North America. Macaron’s lease expires in October 2024 and does not include any renewal or termination options.

Sherwin Williams (5,000 SF, 10.1% of NRA, 16.6% of underwritten rent). Sherwin Williams is headquartered in Cleveland, Ohio and primarily manufactures, distributes and sells paints, coatings and related products to professional, industrial, commercial, and retail customers primarily in North America, South America and Europe. Sherwin Williams has been a tenant at the 617-625 West 46th Street Property since 1983. Sherwin Williams’ lease expires in June 2029 and does not include any renewal or termination options.

Chandeliers (4,000 SF, 8.1% of NRA, 11.0% of underwritten rent). Chandeliers, established in 2010, is a full service luxury event planning and design company specializing in private events and corporate functions, ranging from large corporate functions and weddings to intimate dinner parties. Chandeliers offers full service design packages and event lighting. Chandeliers signed its lease at the 617-625 West 46th Street Property in March 2019. The tenant is expected to take occupancy of its premises by September 1, 2019, following the completion of renovations and is required to commence paying rent on September 1, 2019. Chandeliers’ lease expires in August 2029 and includes one five-year renewal option and no termination options.

A-3-59

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to the leases at the 617-625 West 46th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)	Lease Expiration	Renewal Options	Term. Options (Y/N)
Hudson Terrace(5)	NR/NR/NR	18,700	37.8%	$886,600	32.6%	$47.41	7/31/2033	2 x 5 Yrs	N
Nestlé	AA-/Aa2/AA-	6,300	12.7%	$461,644	17.0%	$73.28	7/31/2022	1 x 5 Yrs	Y(6)
Macaron	NR/NR/NR	5,000	10.1%	$215,625	7.9%	$43.12	10/31/2024	N/A	N
Sherwin Williams	BBB/Baa3/BBB	5,000	10.1%	$451,250	16.6%	$90.25	6/30/2029	N/A	N
Chandeliers(7)	NR/NR/NR	4,000	8.1%	$300,000	11.0%	$75.00	8/31/2029	1 x 5 Yrs	N
Spice Brothers	NR/NR/NR	4,000	8.1%	$212,500	7.8%	$53.13	1/31/2032	1 x 2 Yrs	N
Auto Craft	NR/NR/NR	2,500	5.1%	$192,593	7.1%	$77.04	11/30/2026	1 x 5 Yrs	N
Subtotal/Wtd. Avg.		45,500	91.9%	$2,720,212	100.0%	$59.78

Vacant		4,000	8.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		49,500	100.0%	$2,720,212	100.0%	$59.78

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through June 2020 totaling $23,149.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Hudson Terrace is currently renovating 4,350 SF of its space at the 621-625 West 46th Street building and expanding into the additional 4,000 SF of space it leases at the 617-619 West 46th Street building.

(6)	Nestlé has a one-time termination option on July 31, 2020, provided that Nestlé provides six months’ notice. In the event of a lease termination, Nestlé is required to pay all rent in full through the early termination date and reimburse the 617-625 West 46th Street Borrower for any unamortized expenses or costs of improvements for any tenant improvements and brokerage fees incurred.

(7)	Chandeliers executed a 10-year lease in March 2019. Chandeliers is currently building out its space. Chandeliers is expected to take occupancy of its premises by September 1, 2019, following the completion of renovations, and is required to commence paying rent no later than September 1, 2019.

The following table presents certain information relating to the lease rollover schedule at the 617-625 West 46th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	6,300	$73.28	12.7%	12.7%	$461,644	17.0%	17.0%
2023	0	0	$0.00	0.0%	12.7%	$0	0.0%	17.0%
2024	1	5,000	$43.12	10.1%	22.8%	$215,625	7.9%	24.9%
2025	0	0	$0.00	0.0%	22.8%	$0	0.0%	24.9%
2026	1	2,500	$77.04	5.1%	27.9%	$192,593	7.1%	32.0%
2027	0	0	$0.00	0.0%	27.9%	$0	0.0%	32.0%
2028	0	0	$0.00	0.0%	27.9%	$0	0.0%	32.0%
2029	2	9,000	$83.47	18.2%	46.1%	$751,250	27.6%	59.6%
2030 & Beyond	2	22,700	$48.42	45.9%	91.9%	$1,099,100	40.4%	100.0%
Vacant	0	4,000	$0.00	8.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	7	49,500	$59.78	100.0%		$2,720,212	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 617-625 West 46th Street Property is located in the neighborhood of Hell’s Kitchen, within the borough of Manhattan in New York City. Manhattan is a commercial, entertainment, and media center. Manhattan also includes the nation’s largest central business district. Numerous companies are headquartered in the area, including JPMorgan Chase, Calvin Klein, Barnes & Noble, The New York Times Company, and MetLife. Important landmarks in Manhattan include the United Nations Headquarters, Carnegie Hall, Madison Square Garden, Times Square, and the Empire State Building. These locations contribute to the area’s economy due to their touristic appeal.

A-3-60

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

Hell’s Kitchen is bordered by 59th Street to the north, Eighth Avenue to the east, 34th Street to the south and the Hudson River to the west. It is situated to the west of Times Square and the Theatre District and is a popular destination for post-theater dining, international restaurants, bars and pubs that are lined along Eighth and Ninth Avenues. Shows on Broadway along central Manhattan are important generators of income, with approximately $1.2 billion worth of tickets sold annually. The most prominent real estate project in the area is the Hudson Yards Redevelopment Project, which is expected to include over 45 million SF of commercial and residential development, a renovation of the Jacob K. Javits Convention Center, and an extension of the IRT Flushing Line to the 34th Street–Hudson Yards station at 34th Street and 11th Avenue. This new station for the No. 7 train opened on September 13, 2015.

According to the appraisal, the estimated 2018 populations within one-, three- and five-mile radii of the 617-625 West 46th Street Property were 106,837, 1,247,270, and 2,489,562, respectively. The 2018 average household incomes within the same radii were $141,321, $145,201, and $123,040, respectively.

The appraiser analyzed five comparable commercial leases and five comparable retail leases to determine market rents for the different types of space at the 617-625 West 46th Street Property. The commercial leases analyzed were Manhattan office leases with lease terms ranging from 2 to 15 years and adjusted rents ranging from $46.20 to $68.88, which is in line with the commercial rents at the 617-625 West 46th Street Property. The retail leases analyzed were Manhattan retail leases with lease terms ranging from 10 to 14 years and adjusted rents ranging from $72.25 to $84.15, which are in line with the retail rents at the 617-625 West 46th Street Property.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Commercial	Retail	Basement	Chandeliers Space(1)	Nestlé Waters Space(2)
Market Rent	$58.00	$80.00	$25.00	$70.00	$71.25
Lease Term	10 years	10 years	5 years	10 years	5 years
Rental Increase Projection	3.0%	Various	None	3.0%	3.0%

Source: Appraisal.

(1)	The appraiser concluded a market rent for the Chandeliers space that is higher than the market rent for other commercial tenants at the 617-625 West 46th Street Property due to the space’s floor-to-ceiling windows, view of the Hudson River and interior design including a custom skylight.

(2)	The appraiser concluded a lower market rent for the Nestlé space as compared to the other retail tenants at the 617-625 West 46th Street Property because the Nestlé leased premises includes mezzanine office space in addition to its ground floor retail space.

A-3-61

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow of the 617-625 West 46th Street Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$2,954,212	$59.68
Total Recoveries	$409,098	$8.26
Total Other Income	$0	$0.00
Vacancy(3)	($234,000)	($4.73)
Effective Gross Income	$3,129,310	$63.22

Real Estate Taxes	$628,411	$12.70
Insurance	$53,227	$1.08
Other Operating Expenses	$163,623	$3.31
Total Expenses	$845,261	$17.08

Net Operating Income	$2,284,050	$46.14
Capital Expenditures	$8,415	$0.17
TI/LC	$49,500	$1.00
Net Cash Flow	$2,226,135	$44.97

Occupancy %	91.9%
NOI DSCR	1.67x
NCF DSCR	1.63x
NOI Debt Yield	8.2%
NCF Debt Yield	8.0%

(1)	Historical cash flows are not applicable because the 617-625 West 46th Street Borrower Sponsor added four additional floors (16,000 SF) to the 617-619 West 46th Street building, which construction was completed in September 2018.
(2)	Includes contractual rent steps through June 2020 totaling $23,149.
(3)	Underwritten vacancy represents 7.0% of gross potential rent and reimbursements, which represents in-place economic vacancy.

Escrows and Reserves.

Real Estate Taxes – The 617-625 West 46th Street Mortgage Loan documents require an upfront reserve of $52,500 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $52,500).

Insurance – The 617-625 West 46th Street Mortgage Loan documents require an upfront reserve of $53,250 for insurance. The 617-625 West 46th Street Mortgage Loan documents do not require monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the 617-625 West 46th Street Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 617-625 West 46th Street Borrower provides the lender with evidence of renewal and payment 10 days prior to policy expiration and 30 days prior to delinquency of payment on such policy. If such conditions are not satisfied, the 617-625 West 46th Street Mortgage Loan documents require monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $4,438).

Recurring Replacements – The 617-625 West 46th Street Mortgage Loan documents require monthly deposits of $720 into a replacement reserve.

TI/LC Reserve – The 617-625 West 46th Street Mortgage Loan documents require a monthly TI/LC reserve of $4,125 for future tenant improvements and leasing commissions. The 617-625 West 46th Street Borrower will not be required to make the monthly TI/LC reserve deposit if (i) the amount on deposit in the TI/LC reserve is equal to or greater than $247,500, (ii) the 617-625 West 46th Street Property is not less than 90% occupied by tenants that are in occupancy, open for business and paying rent under their applicable lease and (iii) the debt service coverage ratio is not less than 1.25x.

Holdback Reserve – At origination, the 617-625 West 46th Street Borrower deposited $5,000,000 into a holdback reserve, which will be held as additional collateral for the 617-625 West 46th Street Mortgage Loan. The 617-625 West 46th Street Mortgage Loan documents provide for the release of the reserve to the 617-625 West 46th Street Borrower, in increments of not less than $500,000, provided that prior to June 18, 2023, among other things, (a) the 617-625 West 46th Street Borrower provides the lender with (i) a temporary certificate of occupancy (“TCO”) for the 4th floor (leased by Hudson Terrace) of the 617-619 West 46th Street building, together with evidence that such tenant is paying full unabated rent for its space, (ii) a TCO

A-3-62

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

for the 5th floor of the 617-619 West 46th Street building, together with an acceptable lease for the 5th floor space for a term of not less than five years and evidence that such tenant is paying full unabated rent for its space (or if in a free rent period, rent amounts have been reserved with lender), or (iv) a TCO for the 6th floor (leased to Chandeliers) of the 617-619 West 46th Street building, together with evidence that such tenant is paying full unabated rent for its space, and (b) in connection with any disbursement, the debt yield is not less than 7.8% and the loan-to-value ratio is not more than 63% (and in each case based on the remaining reserve amount being netted from the outstanding loan balance). In the event that such conditions are not satisfied prior to June 18, 2023 (or are not satisfied as to all funds in such reserve by such date), the lender will have the right to either (x) continue to hold any remaining holdback reserve funds for the remaining term of the 617-625 West 46th Street Mortgage Loan as additional collateral or (y) apply any remaining holdback reserve funds to prepay the 617-625 West 46th Street Mortgage Loan, in which event the 617-625 West 46th Street Borrower will be required to pay the lender any yield maintenance premium due in connection with such prepayment.

Lockbox and Cash Management. A soft lockbox is currently in place and the 617-625 West 46th Street Mortgage Loan documents require a springing hard lockbox and springing cash management upon the occurrence and during the continuance of a Cash Trap Period (as defined below). Upon the occurrence of a Cash Trap Period, the 617-625 West 46th Street Borrower is required to instruct each of the tenants to deposit rents into the lender controlled lockbox account and during the continuance of the Cash Trap Period, all amounts are required to be applied to debt service and reserve accounts as required under the 617-625 West 46th Street Mortgage Loan and any excess cash flow will be required to be held as additional security for the 617-625 West 46th Street Mortgage Loan until the discontinuance of the Cash Trap Period. If no Cash Trap Period is continuing, funds in the lockbox account are required to be disbursed to a 617-625 West 46th Street Borrower operating account.

A “Cash Trap Period” will be in effect:

I.	upon the occurrence of any event of default under the 617-625 West 46th Street Mortgage Loan documents until cured;

II.	if any bankruptcy action of the 617-625 West 46th Street Borrower, a principal, the non-recourse carveout guarantor or the property manager has occurred until, in the case of a bankruptcy action of the property manager only, if the 617-625 West 46th Street Borrower replaces the property manager with a qualified manager under a replacement management agreement, and in the case of a bankruptcy action of the non-recourse carveout guarantor only, if an approved replacement guarantor executes a replacement guaranty and environmental indemnity acceptable to the lender within 10 business days of the occurrence of the Cash Trap Period;

III.	upon the occurrence of a Primary Tenant Cash Trap Period (as defined below) until cured; or

IV.	upon the failure by the 617-625 West 46th Street Borrower to maintain an interest only debt service coverage ratio of 1.15x for two consecutive calendar quarters until the interest only debt service coverage ratio has been at least equal to 1.20x for two consecutive calendar quarters.

A “Primary Tenant Cash Trap Period” will be in effect upon:

I.	the date that Hudson Terrace, Nestlé, or any replacement tenant discontinues its business at its space, vacates its space or gives written notice of its intention to discontinue its business or vacate its space until such tenant renews or extends its lease for all or a portion of its space at a rental rate which results in a debt service coverage ratio of greater than 1.20x for a term of at least five years, among other things;

II.	the earlier of (a) the date that is nine months prior to the expiration date of the Hudson Terrace, Nestlé, or any replacement tenant lease or (b) the date that Hudson Terrace, Nestlé, or any replacement tenant gives notice of its intention not to exercise any remaining renewal options under its lease until such tenant renews or extends its lease for all or a portion of its space at a rental rate which results in a debt service coverage ratio of greater than 1.20x for a term of at least five years, among other things;

III.	the date upon which Hudson Terrace, Nestlé, or any replacement tenant terminates its lease or delivers to the 617-625 West 46th Street Borrower a written notice or otherwise indicates its intention to terminate its lease until the 617-625 West 46th Street Borrower enters into a lease with a replacement tenant for all or a portion of the space at a rental rate which results in a debt service coverage ratio of greater than 1.20x for a term of at least five years, among other things;

IV.	a monetary or material non-monetary default by Hudson Terrace, Nestlé, or any replacement tenant until such default is cured and no other default occurs for a period of six months; or

V.	the date that Hudson Terrace, Nestlé, or any replacement tenant becomes a debtor in any bankruptcy or insolvency proceeding until the earlier to occur of (a) the date that such tenant’s lease is assumed by a third party, (b) the date such tenant ceases to be a debtor in any bankruptcy or insolvency proceeding, or (c) such tenant’s lease is affirmed in the bankruptcy or insolvency proceeding.

In addition, on each payment date, the 617-625 West 46th Street Borrower has the option to deposit (from excess cash flow) $33,216 into a lender controlled reserve, which amount may be used to fund shortfalls in debt service during the term of the 617-625 West 46th Street Mortgage Loan and pay approved leasing expenses incurred by the 617-625 West 46th Street Borrower. Any amounts in this reserve that are not applied to the above will be held as additional collateral and applied to the principal balance at the maturity of the 617-625 West 46th Street Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

A-3-63

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

Terrorism Insurance. The 617-625 West 46th Street Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 617-625 West 46th Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 617-625 West 46th Street Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-64

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A-3-65

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

A-3-66

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Tower 28
42-12 28th Street
Long Island City, NY 11101
QUEENS
Astoria
Queensbridge
Long Island City
MANHATTAN
BROOKLYN
Upper East Side
Roosevelt Island
Dutch Kills
Hunters Point
Greenpoint
East River
Queensboro Bridge
Long Island Expwy
Queens Blvd.
Northern Blvd.
Vernon Blvd.
FDR Drive
York Ave.
Crescent St.
21st St.
Van Dam St.
Honeywell St.
34th Ave.
35th Ave.
36th Ave.
37th Ave.
38th Ave.
39th Ave.
40th Ave.
41st Rd.
43rd Ave.
44th Ave.
47th Ave.
48th Ave.
49th Ave.
Hunters Point Ave
Borden Ave.
Roosevelt Island Garden Club
Rainey Park
Ravenswood Playground
Mac Doughnut
Ravenswood Community Center
Kaufman Astoria Studios
Museum of the Moving Image
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Ctr.
New York Weill Cornell Medical Ctr.
Rockefeller Univ. Hospital
Roosevelt Island Library
Ravenswood Generating Station
Fisher Landau Center for Art
Firefighters Field
Queens Bridge Park
JetBlue Corporate Headquarters
Silvercup Studios
Gotham Center
The Foundry
Cornell Tech
The Secret Theatre
Elevator Historical Society Mus.
CUNY School of Law
U.S. Citizenship & Immigration Services
La Guardia Performing Arts Center
The International High School at La Guardia Comm. College
1 Court Square
Long Island City Courthouse
Murray Playground
Franklin D. Roosevelt Four Freedoms Park
4545 Center Blvd.
4540 Center Blvd.
Gantry Plaza State Park
4705 Center Blvd.
4720 Center Blvd.
United Nations Visitors Ctr.
United Nations Headquarters
Queens-Midtown Tunnel
GUM Studios
Alewife-The Brewpub
Transmitter Brewing
Silvercup Studios East
Hunters Point South Park
Long Island Railroad
East River Ferry
E. 34th St./Midtown
Hunters Point South/L.I. City
Newtown Creek
Brooklyn Ice Cream Factory
The Creamery Studio
The Greenpoint Gallery
Le Fanfare
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Eagle St.
Freeman St.
Green St.
Huron St.
West St.
2nd St.
Roosevelt Island Bridge
Steinway St
36th Ave - Washington Ave
36th St
39th Ave - Beebe Ave
Queensboro Plaza
L.I. City/Queensbridge
Roosevelt Island
23rd St/Ely Ave
45th Rd/Courthouse Sq
Court Sq/Long Island City
33rd St/Rawson St
21st St
Hunters Point Ave
Vernon/Jackson Ave
Long Island City
25
25A
495
N W
N R W
PATERSON
YONKERS
NEWARK
JERSEY CITY
NEW YORK CITY
MANHATTAN
QUEENS
BROOKLYN
BRONX
STATEN ISLAND
NJ
Atlantic Ocean

A-3-67

Mortgage Loan No. 7 – Tower 28

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Long Island City, NY 11101
Original Balance(1):	$26,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$26,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018/N/A
Sponsor:	Heatherwood Luxury Rentals			Size:	450 Units
Guarantor:	Douglas S. Partrick			Cut-off Date Balance per Unit(1):	$248,889
Mortgage Rate(2):	3.7842%			Maturity Date Balance per Unit(1):	$214,616
Note Date:	3/11/2019			Property Manager:	Dovedale Sales Corp.; DSP
First Payment Date:	5/1/2019				Managing Corp.
Maturity Date:	4/1/2029				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$14,566,007
IO Period:	36 months			UW NOI Debt Yield(1):	13.0%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	15.1%
Prepayment Provisions:	LO (27); YM1 (86); O (7)			UW NCF DSCR(1):	3.36x (IO)	2.31x (P&I)
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$12,125,689 (12/31/2018 T-3 Ann.)
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			2nd Most Recent NOI:	$9,436,635 (12/31/2018 T-6 Ann.)
Additional Debt Balance(1)(3):	$86,000,000/$53,000,000/$50,000,000			3rd Most Recent NOI(5):	$4,244,404 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	93.6% (2/25/2019)
Reserves(4)				2nd Most Recent Occupancy:	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	N/A
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(6):	$335,000,000 (1/10/2019)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$744,444
Deferred Maintenance:	$60,000	$0	N/A	Cut-off Date LTV Ratio(1):	33.4%
Residential Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	28.8%
Non-Residential Recurring Replacements:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$112,000,000	52.1%	Loan Payoff:	$154,636,300	71.9%
Subordinate Companion Loan:	$53,000,000	24.7%	Return of Equity:	$55,137,899	25.6%
Mezzanine Loan:	$50,000,000	23.3%	Closing Costs:	$5,165,802	2.4%
			Reserves:	$60,000	0.0%
Total Sources:	$215,000,000	100.0%	Total Uses:	$215,000,000	100.0%

(1)	The Tower 28 Mortgage Loan (as defined below) is part of the Tower 28 Whole Loan (as defined below), which is comprised of three pari passu senior promissory notes with an aggregate original principal balance of $112,000,000 (the “Senior Notes”, and collectively the “Tower 28 Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $53,000,000 (the “Tower 28 Subordinate Companion Loan”, and together with the Tower 28 Senior Loan, the “Tower 28 Whole Loan”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Tower 28 Senior Loan, without regard to the Tower 28 Subordinate Companion Loan or the Tower 28 Mezzanine Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Tower 28 Whole Loan are $366,667, $319,270, 8.8%, 10.1%, 1.49x, 49.3% and 42.9%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Tower 28 Whole Loan and the Tower 28 Mezzanine Loan are $477,778, $420,792, 6.8%, 7.7%, 1.07x, 64.2% and 56.5%, respectively.

(2)	Reflects the Tower 28 Mortgage Loan only. The Tower 28 Subordinate Companion Loan bears interest at the rate of 5.0900% per annum.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Financial information prior to December 31, 2018 is not available because the Tower 28 Property (as defined below) was constructed in 2018.

(6)	The appraised value includes $55,000,000 attributable to the net present value of a 421-a tax abatement applicable to the Tower 28 Property.

A-3-68

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The seventh largest mortgage loan (the “Tower 28 Mortgage Loan”) is part of the Tower 28 Whole Loan in the original principal balance of $165,000,000. The Tower 28 Whole Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Long Island City, New York (the “Tower 28 Property”). The Tower 28 Whole Loan was originated by Morgan Stanley Bank, N.A. as to the Tower 28 Senior Loan and by Morgan Stanley Mortgage Capital Holdings LLC, as to the Tower 28 Subordinate Companion Loan. The Tower 28 Whole Loan is comprised of three pari passu senior promissory notes in the aggregate original principal balance of $112,000,000 and one subordinate promissory note in the original principal balance of $53,000,000. The non-controlling senior Note A-3, with an original principal balance of $26,000,000, represents the Tower 28 Mortgage Loan and will be contributed to the MSC 2019-H7 securitization transaction. The senior Note A-1, with an original principal balance of $56,000,000, was contributed to the BANK 2019-BNK17 securitization transaction and the non-controlling senior Promissory Note A-2, with an original principal balance of $30,000,000, was contributed to the MSC 2019-H6 securitization transaction (collectively, the “Tower 28 Non-Serviced Pari Passu Senior Companion Loans”). The Tower 28 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK17 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Tower 28 Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,000,000	$56,000,000	BANK 2019-BNK17	No(1)
A-2	$30,000,000	$30,000,000	MSC 2019-H6	No
A-3	$26,000,000	$26,000,000	MSC 2019-H7	No
B	$53,000,000	$53,000,000	Third party holder	Yes(1)
Total	$165,000,000	$165,000,000

(1)	The holder of the Tower 28 Subordinate Companion Loan will have the right to appoint the special servicer of the Tower 28 Whole Loan and to direct certain decisions with respect to the Tower 28 Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Tower28 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK17 securitization.

The Borrower and the Borrower Sponsor. The borrower is 4212 28ST DE LLC (the “Tower 28 Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is Heatherwood Luxury Rentals (“Heatherwood”) and the non-recourse carve-out guarantor is Douglas S. Partrick. The Tower 28 Borrower is indirectly owned by Douglas S. Partrick (50.0%), The Partrick Family 2012 Irrevocable Trust (24.5%), Donald G. Partrick Sr. 2012 Irrevocable Trust (24.5%) and Donald G. Partrick (1.0%). Heatherwood is a privately owned, family run company with over 60 years of experience in building residential rental communities, commercial properties and urban spaces. Heatherwood’s portfolio spans rental properties from Brooklyn and Queens to the east end of Long Island.

The Property. The Tower 28 Property is comprised of a 58-story, Class A, multifamily tower totaling 450 units located in Long Island City, New York. Construction of the Tower 28 Property was completed in 2018 and, as of February 25, 2019, the Tower 28 Property was 93.6% leased. Standing at 647 feet in height, the Tower 28 Property is the tallest residential building in Queens and Brooklyn, with views of the East River, the Manhattan skyline and the surrounding cityscape. Amenities at the Tower 28 Property include a 24-hour lobby attendant and concierge service, package room, bike storage, resident storage, common laundry room, on-site parking, and on-site leasing office. In addition, there is a club level on the third floor that includes a resident lounge and game room, demonstration kitchen, children’s playroom, business center and conference room, landscaped roof deck with grilling stations, an indoor pool and lounge chairs. The 4th floor includes a fitness center and the 5th floor includes two movement studios, steam room, and sauna. In addition, the building contains a terrace and resident lounge on the 45th floor and an observation deck and observation room on the 57th floor. In-unit amenities include washers/dryers, floor to ceiling windows in every unit and access to a private balcony or terrace in 67 units. In addition to the residential component, the Tower 28 Property contains a commercial component that consists of two grade level retail suites totaling 5,031 SF and a parking garage on the second floor that contains 50 parking spaces.

The following table presents certain information relating to the unit mix at the Tower 28 Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit
Studio	131	127	96.9%	455	59,611	$2,616
One-Bedroom	136	122	89.7%	688	93,626	$3,305
1.5-Bedroom	50	49	98.0%	744	37,195	$3,682
Two-Bedroom	104	100	96.2%	975	101,410	$4,697
Three-Bedroom	28	23	82.1%	1,329	37,222	$6,417
Four-Bedroom	1	0	0.0%	1,644	1,644	$7,329
Total/Wtd. Avg.	450	421	93.6%	735	330,708	$3,671

Source: Borrower rent roll dated February 25, 2019.

A-3-69

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Tax Abatement and Rent Stabilization. The Tower 28 Property benefits from a 15-year tax abatement, which commenced July 1, 2018, under New York City’s 421-a tax abatement program. The 15-year 421-a tax abatement program allows the Tower 28 Property’s increase in assessed value to be 100% exempt for 11 years (through the 2028-2029 tax year). Thereafter, an increase in the assessment is phased in with 20% increments every year beginning in the 12th year of the abatement (the 2029-2030 tax year), with full taxes commencing in the 2033-2034 tax year. The 421-a tax abatement is capped at an amount equal to $87,355 per dwelling unit, which cap increases by 3.00% annually each January 5. The abated taxes for the 2018-2019 tax year are $436,539, compared to unabated taxes of $5,402,619.

Pursuant to the 421-a tax abatement program, all units at the Tower 28 Property are required to be rent stabilized for the duration of the 421-a tax abatement. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board.

The Market. The Tower 28 Property is located in Long Island City, New York, within the borough of Queens in New York City. The Tower 28 Property is located within a neighborhood that was previously zoned as a light industrial district and was rezoned by the City of New York in 2001. This rezoning represented an effort by the City to revitalize an aging mixed use/industrial district and allows alternative uses, including residential and commercial uses. The immediate area surrounding the Tower 28 Property contains a mix of commercial, residential and light industrial uses. There are numerous residential buildings that were or are being built as a result of the rezoning. In addition to new residential uses, there are several large commercial buildings in the immediate vicinity, including the JetBlue Airways headquarters, One Court Square, and Silvercup Studios. The Tower 28 Property features frontage along 27th and 28th Streets and is positioned one block from Queensboro Plaza Station, which provides direct access to Manhattan and the surrounding boroughs via six different subway lines (7, N, W, E, M and R).

According to a third party report, the Tower 28 Property is in the Long Island City multifamily submarket of the New York City multifamily market. As of the third quarter of 2018, the Long Island City multifamily submarket consisted of 17,116 units, and had an average vacancy of 6.7% and average asking rents of $3,601 per unit. As of the third quarter of 2018, the New York City multifamily market consisted of 1,348,165 units, and had an average vacancy of 2.2% and average asking rents of $2,750 per unit. The appraisal concluded to a market rental rate of $62.00 per SF for the residential units at the Tower 28 Property and $70.00 per SF for the retail units at the Tower 28 Property.

The following table presents certain information relating to comparable rental properties to the Tower 28 Property:

Comparable Rental Properties
	Tower 28 Property	2222 Jackson Avenue	1 QPS	The Forge	The Hayden	Halo LIC	Linc LIC
Year Built	2018	2016	2017	2017	2017	2016	2013
Number of units	450	343	390	272	974	284	591
Occupancy	93.6%(1)	99.7%	99.2%	98.5%	97.8%	99.6%	99.0%
Unit size (SF)(2):
- Studio	455	468	465	455	490	438	546
- 1-BR	688	596	707	717	692	693	685
- 1.5-BR	744	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	975	823	1,013	941	939	986	1,014
- 3-BR	1,329	1,159	N/A	N/A	N/A	1,246	1,348
- 4-BR	1,644	N/A	N/A	N/A	N/A	N/A	N/A
Monthly Rent per Unit(2):
- Studio	$2,616	$2,613	$2,505	$2,812	$2,807	$2,264	$2,658
- 1-BR	$3,305	$3,473	$3,149	$3,633	$3,616	$3,207	$3,417
- 1.5-BR	$3,682	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	$4,697	$4,423	$5,329	$5,070	$4,845	$5,118	$4,538
- 3-BR	$6,417	$5,773	N/A	N/A	N/A	$5,749	$6,100
- 4-BR	$7,329	N/A	N/A	N/A	N/A	N/A	N/A
Monthly Rent per SF(2):
- Studio	$5.75	$5.58	$5.39	$6.18	$5.73	$5.17	$4.87
- 1-BR	$4.80	$5.83	$4.45	$5.07	$5.23	$4.63	$4.99
- 1.5-BR	$4.95	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	$4.82	$5.37	$5.26	$5.39	$5.16	$5.19	$4.48
- 3-BR	$4.83	$4.98	N/A	N/A	N/A	$4.61	$4.53
- 4-BR	$4.46	N/A	N/A	N/A	N/A	N/A	N/A

Source: Appraisal

(1)	As of the borrower rent roll dated February 25, 2019.

(2)	Represents the average for each unit size at the Tower 28 Property.

A-3-70

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tower 28 Property:

Cash Flow Analysis(1)
	12/31/2018 TTM	12/31/2018 T-6 Ann.	12/31/2018 T-3 Ann.	UW	UW per unit
Gross Potential Rent	$10,838,851	$16,079,807	$17,858,742	$20,139,863	$44,755.25
Other Income(2)	$333,177	$466,095	$524,021	$406,810	$904.02
Concessions	($1,476,905)	($1,556,640)	($898,624)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($1,006,993)	($2,237.76)
Effective Gross Income	$9,695,123	$14,989,262	$17,484,140	$19,539,680	$43,421.51

Real Estate Taxes(3)	$265,695	$437,537	$437,537	$436,539	$970.09
Insurance	$168,000	$168,000	$168,000	$172,000	$382.22
Other Expenses	$5,017,025	$4,947,090	$4,752,914	$4,365,134	$9,700.30
Total Expenses	$5,450,720	$5,552,627	$5,358,451	$4,973,673	$11,052.61

Net Operating Income(4)	$4,244,404	$9,436,635	$12,125,689	$14,566,007	$32,368.91
Capital Expenditures	$0	$0	$0	$113,255	$251.68
TI/LC	$0	$0	$0	$14,529	$32.29
Net Cash Flow	$4,244,404	$9,436,635	$12,125,689	$14,438,224	$32,084.94

Occupancy %	N/A	N/A	93.6%(5)	95.0%(5)
NOI DSCR (IO)(6)	0.99x	2.20x	2.82x	3.39x
NOI DSCR (P&I)(6)	0.68x	1.51x	1.94x	2.33x
NCF DSCR (IO)(6)	0.99x	2.20x	2.82x	3.36x
NCF DSCR (P&I)(6)	0.68x	1.51x	1.94x	2.31x
NOI Debt Yield(6)	3.8%	8.4%	10.8%	13.0%
NCF Debt Yield(6)	3.8%	8.4%	10.8%	12.9%

(1)	Financial information prior to December 31, 2018 is not available because the Tower 28 Property was constructed in 2018.

(2)	Other Income is comprised mainly of amenity and parking revenue.

(3)	UW Real Estate Taxes represent 2018/2019 abated taxes. See “The Property—Tax Abatement and Rent Stabilization” above.

(4)	The increase in Net Operating Income from 12/31/2018 TTM to UW is due to lease up at the Tower 28 Property. The Tower 28 Property was constructed in 2018.

(5)	12/31/2018 T-3 Ann. Occupancy is as of the borrower rent roll dated February 25, 2019. UW Occupancy represents economic occupancy.

(6)	The debt service coverage ratios and debt yields are based on the Tower 28 Senior Loan and exclude the Tower 28 Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – The Tower 28 Whole Loan documents provide for monthly deposits to an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes (however, such monthly deposits are waived if (a) no event of default has occurred and is continuing, (b) the combined debt service coverage ratio (based on the aggregate annual actual interest only or amortizing, as then applicable, debt service due under both the Tower 28 Whole Loan and Tower 28 Mezzanine Loan) is equal to or greater than 1.20x (clauses (a) and (b), together, the “Reserve Waiver Conditions”)) and (c) the Tower 28 Borrower provides the lender with evidence that all taxes then due and payable in connection therewith have been paid in full at least five business days prior to their delinquency).

Insurance – The Tower 28 Whole Loan documents provide for monthly deposits to an insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (however, such monthly deposits are waived if (a) no event of default has occurred and is continuing, (b) the Tower 28 Borrower maintains a blanket policy which complies with the requirements under the Tower 28 Whole Loan documents and includes the liability and casualty policies required therein and (c) the Tower 28 Borrower provides the lender with evidence of renewal of such policies prior to the expiration dates of the policies and provides paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration dates of the policies).

Required Repairs – The Tower 28 Whole Loan documents provide for an upfront required repairs reserve of $60,000.

Residential Capital Expenditure Funds – The Tower 28 Whole Loan documents provide for monthly deposits to a residential capital expenditure reserve of $9,375 (however, such monthly deposits are waived if the Reserve Waiver Conditions are satisfied).

Non-Residential Capital Expenditure Funds – The Tower 28 Whole Loan documents provide for monthly deposits to a non-residential capital expenditure reserve of $1,274 (however, such monthly deposits are waived if the Reserve Waiver Conditions are satisfied).

A-3-71

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Lockbox and Cash Management. The Tower 28 Whole Loan is structured with a hard lockbox with respect to any tenants under a Major Lease (as defined below) and a soft lockbox with respect to any other tenants. The Tower 28 Whole Loan has in place cash management. The Tower 28 Borrower and property manager are required to deposit all rents received by them into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the Tower 28 Whole Loan, on each monthly payment date to fund the required tax and insurance reserves deposits as described above under “Escrows and Reserves”, to pay debt service on the Tower 28 Whole Loan, to fund the required residential capital expenditure and non-residential capital expenditure reserves deposits as described above under “Escrows and Reserves”, to pay monthly operating expenses referenced in the lender-approved annual budget and extraordinary expenses approved by the lender, to pay debt service on the Tower 28 Mezzanine Loan and to disburse the remainder, first if no Cash Sweep Event Period (as defined below) has occurred and is continuing and an event of default is continuing under the Tower 28 Mezzanine Loan, to be deposited into a mezzanine excess payment account controlled by the Tower 28 Mezzanine Lender (as defined below) to pay any other amount then due and payable under the Tower 28 Mezzanine Loan until such event of default no longer exists, and second to disburse the remainder (i) if a Cash Sweep Event Period is then in effect, to be deposited into the excess cash flow sweep account to be held as additional collateral for the Tower 28 Whole Loan during the continuance of such Cash Sweep Event Period (upon the termination of any Cash Sweep Event Period, all amounts then on deposit in the excess cash flow sweep account are required to be disbursed to the Tower 28 Borrower); and (ii) if no Cash Sweep Event Period is then continuing, to be disbursed to the Tower 28 Borrower.

A “Cash Sweep Event Period” means the period: (i) commencing upon the occurrence of an event of default under the Tower 28 Whole Loan documents and ending upon the cure of such event of default in accordance with the Tower 28 Whole Loan documents; or (ii) commencing upon the combined debt service coverage ratio (based on the aggregate annual actual interest only or amortizing, as then applicable, debt service due under both the Tower 28 Whole Loan and Tower 28 Mezzanine Loan and tested as of the end of each calendar quarter), being less than 1.05x for six consecutive calendar months and ending upon the combined debt service coverage ratio (calculated on the same basis) being at least 1.05x for six consecutive calendar months.

A “Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the Tower 28 Property with the same tenant or its affiliate, accounts for 10% or more of apartments and/or units at the Tower 28 Property, assuming the exercise of all fixed expansion rights and other preferential rights to lease additional space at the Tower 28 Property (as distinguished from rights of first offer), (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Tower 28 Property (which such rights will be deemed to be exclusive of any rights under any lease to extend the term thereof or to lease additional space at the Tower 28 Property), (iii) any lease entered into during the continuance of an event of default under the Tower 28 Whole Loan documents, (iv) any lease with an affiliate of the Tower 28 Borrower, (v) any lease for commercial and/or retail use, (vi) that certain parking lease, dated as of December 19, 2018, by and between 4212 28ST LLC (as predecessor in interest to the Tower 28 Borrower) and LIC 27 ST LLC, as tenant or (vii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i) through (vi) above.

Additional Secured Indebtedness (not including trade debts). In addition to the Tower 28 Mortgage Loan, the Tower 28 Property also secures the Tower 28 Non-Serviced Pari Passu Senior Companion Loans, which have an aggregate Cut-off Date principal balance of $86,000,000, and the Tower 28 Subordinate Companion Loan, which has a Cut-off Date principal balance of $53,000,000. The Tower 28 Non-Serviced Pari Passu Senior Companion Loans accrue interest at the same rate as the Tower 28 Mortgage Loan. The Tower 28 Subordinate Companion Loan accrues interest at the rate of 5.0900% per annum. The Tower 28 Senior Loan is generally senior in right of payment to the Tower 28 Subordinate Companion Loan. The holders of the Tower 28 Mortgage Loan, the Tower 28 Non-Serviced Pari Passu Senior Companion Loans and the Tower 28 Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Tower 28 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Morgan Stanley Mortgage Capital Holdings LLC (in such capacity, the “Tower 28 Mezzanine Lender”) made a $50,000,000 mezzanine loan (the “Tower 28 Mezzanine Loan” and, together with the Tower 28 Whole Loan, the “Tower 28 Total Debt”) to 4212 28ST Mezz DE, LLC on the loan origination date, secured by 100% of the equity interest in the Tower 28 Borrower. The Tower 28 Mezzanine Loan accrues interest at a rate of 6.5100% per annum, provides for interest-only payments for the first three years of the mezzanine loan term (until and excluding the monthly payment date occurring in May 2022) with 30-year amortization thereafter, and is coterminous with the Tower 28 Whole Loan. The lender and the Tower 28 Mezzanine Lender have entered into an intercreditor agreement. The Tower 28 Mezzanine Loan has been sold to a third party.

The Tower 28 Total Debt is summarized in the following table.

Tower 28 Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loan	$112,000,000	3.7842%	2.31x	13.0%	33.4%
Subordinate Companion Loan	$53,000,000	5.0900%	1.49x	8.8%	49.3%
Mezzanine Loan	$50,000,000	6.5100%	1.07x	6.8%	64.2%
Total Debt	$215,000,000	4.7400%	1.07x	6.8%	64.2%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

A-3-72

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Tower 28 Borrower is required to obtain “all risk” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the then replacement cost, together with twenty-four months of business income/loss insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-73

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

A-3-74

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

Hillsborough
Chapel Hill
Carrboro
DURHAM
Redwood
Gorman
Wake Forest
Rolesville
Morrisville
RALEIGH
Cary
Apex
Garner
Holly Springs
Fuquay-Varina
Clayton
Knightdale
Pearrington
ORANGE COUNTY
GRANVILLE COUNTY
FRANKLIN COUNTY
DURHAM COUNTY
WAKE COUNTY
CHATHAM COUNTY
JOHNSTON COUNTY
Snow Hill Rd.
Durham Technical Comm. College
bioMerieux Inc.
Cormetech Inc.
Goodwin Rd.
Vantage Pointe
Snow Hill Rd.
Red Mill Rd.
Old Oxford Rd.
Infinity Rd.
Old Farm Park
Rougemont Quarry
Horner International
Hamlin Rd.
ShopBot Tools Inc.
Glenstone Preserve
Hebron Rd.
Northeast Durham
Willowdale Shopping Ctr.
Cross Creek Shopping Ctr.
Horton Rd.
Denfield St.
Rose of Sharon Rd.
Guess Rd.
Marquis-Pierre
North Duke
Old Oxford Rd.
DURHAM COUNTY
Glenn Rd.
Oxford Commons
North Carolina Technical Park
1101 Hamlin Road
Durham, NC 27704
E. Geer St.
W. Carver Rd.
Cole Mill Rd.
Croasdaile Country Club
Durham County Stadium
Duke Regional Hospital
North Pointe Shopping Ctr.
Broad St.
Colonial Village
Murray Ave.
Club Blvd.
Hillandale Golf Course
University Shopping Ctr.
NC School of Science and Mathematics
Northgate Mall
Roxboro St.
Camden Ave.
Cheek Rd.
Junction Rd.
Club Blvd.
AMTRAK
W. Main St.
Durham VA Health Care
Duke Univ. Hospital
Shops at Erwin Mill
Gregson St.
Duke St.
Markham Ave.
Avondale Dr.
Milan Woods
Duke East Campus
Trinity Ave.
Geer St.
Cheek Rd.
Duke Children's Hospital
Duke University
Brightleaf Square
Durham Convention Center
Junction Rd.
N. Hoover Rd.
Duke Univ. School of Law
Cameron Indoor Stadium
Nasher Museum of Art
Juniper St.
Miami Blvd.
Freeman Rd.
W. Chapel Hill St.
DOWNTOWN DURHAM
DURHAM AMTRAK
Durham Performing Arts Center
Jack Coombs Field
Wallace Wade Stadium
Morehead Ave.
Liberty St.
Ross Rd.
Durham Co. Courthouse
Village Plaza
Wake Forest Hwy.
DURHAM
Duke University Golf Club
Durham Bulls Athletic Park
N. Briggs Ave.
Harvard Ave.
Kent St.
Durham Frwy
AMTRAK
Cornwallis Rd.
University Dr.
Roxboro St.
EAST END CONNECTOR (Under Construction)
Durham Technical Comm. College
NC Central University
Mineral Springs Rd.
Durham-Chapel Hill Blvd.
S. Mineral Springs Rd.
Holder Ave.
Hillside Park
University Dr.
Fayetteville St.
Ellis Rd.
South Square
Hope Valley Rd.
Alston Ave.
Apex Hwy.
Angier Ave.
Archdale Dr.
Riddle Rd.
Raleigh-Durham Intl. Airport 11 miles
Sherron Rd.

A-3-75

Mortgage Loan No. 8 – North Carolina Technical Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
				Location:	Durham, NC 27704
Original Balance:		$25,500,000		General Property Type:	Industrial
Cut-off Date Balance:		$25,500,000		Detailed Property Type:	Flex
% of Initial Pool Balance:		3.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1984,1996/2017
Sponsor:		Edward J. Easton		Size:	272,150 SF
Guarantor:		Edward J. Easton		Cut-off Date Balance per SF:	$94
Mortgage Rate:		4.5000%		Maturity Date Balance per SF:	$76
Note Date:		6/25/2019		Property Manager:	Easton & Associates
First Payment Date:		8/6/2019			Management Company
Maturity Date:		7/6/2029			(borrower-related)
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$2,308,266
IO Period:		0 months		UW NOI Debt Yield:	9.1%
Seasoning:		0 months		UW NOI Debt Yield at Maturity:	11.2%
Prepayment Provisions:		LO (24); DEF (92); O (4)		UW NCF DSCR:	1.32x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$2,555,192 (4/30/2019 TTM)
Additional Debt Type:		N/A		2nd Most Recent NOI:	$2,409,111 (12/31/2018)
Additional Debt Balance:		N/A		3rd Most Recent NOI:	$2,185,918 (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy:	87.3% (6/7/2019)
Reserves(1)				2nd Most Recent Occupancy:	87.3% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	87.3% (12/31/2017)
RE Tax:	$168,093	$21,012	N/A	Appraised Value (as of)(5):	$37,880,000 (5/29/2019)
Insurance:	$17,125	$5,708	N/A	Appraised Value per SF(5):	$139
Replacement Reserve(2):	$0	Springing	N/A	Cut-off Date LTV Ratio(5):	67.3%
TI/LC(3):	$2,800,000	Springing	$2,800,000	Maturity Date LTV Ratio(5):	54.6%
White Box Reserve(4):	$0	Springing	$500,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,500,000	94.0%	Loan Payoff:	$23,737,368	87.5%
Borrower Equity:	$1,638,220	6.0%	Reserves:	$2,985,217	11.0%
			Closing Costs:	$415,635	1.5%
Total Sources:	$27,138,220	100.0%	Total Uses:	$27,138,220	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	During a Cash Management Period (as defined below), the North Carolina Technical Park Borrower is required to deposit approximately $40,823 or $0.15 PSF into the replacement reserve.

(3)	Collections for monthly TI/LC reserves in the amount of $22,679.17 will commence if the balance in the reserve is less than $300,000 and will continue until the balance reaches $2,800,000.

(4)	In the event the “White Box Conditions” (as defined below) have not occurred on or before the “White Box Completion Date” (as defined below), the North Carolina Technical Park Borrower (as defined below) is required to deposit cash in an amount equal to $500,000 into an escrow.

(5)	The Appraised Value is subject to the extraordinary assumption that the North Carolina Technical Park Borrower will spend $15.00 PSF to “white-box” the vacant space consisting of 34,621 SF (totaling $519,315) as of the date of the valuation. Under the North Carolina Technical Park Mortgage Loan (as defined below) documents, the North Carolina Technical Park Borrower is required to complete the White Box Conditions by July 2020, or at the lender’s discretion, by January 2021. In the event these conditions are not satisfied, the North Carolina Technical Park Borrower is required to deposit cash in an amount equal to $500,000 into an escrow.

The Mortgage Loan. The eighth largest mortgage loan (the “North Carolina Technical Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,500,000 and secured by a first priority fee mortgage on a 272,150 SF industrial/flex building located in Durham, North Carolina (the “North Carolina Technical Park Property”). The proceeds of the North Carolina Technical Park Mortgage Loan and borrower equity were used to pay off existing debt, pay closing costs, and fund reserves.

The Borrowers and the Borrower Sponsor. The borrowing entities, EWE Warehouse Investments XXXIII, Ltd., a Florida limited partnership (which is 25.0% owned by EWE Warehouse Investments XXXIII GP, LLC, a Delaware limited liability company), and EWE Warehouse Investments XXXIV, LLC, a Delaware limited liability company (together, the “North Carolina Technical Park Borrower”), are single-purpose, bankruptcy-remote entities which own the North Carolina Technical Park Property as tenants-in-common (“TIC”).  The North Carolina Technical Park Borrower is structured with one independent director for each TIC borrower.  Edward J. Easton is the borrower sponsor and will serve as the nonrecourse carve-out guarantor.  Edward J. Easton and Robbie Easton (his wife) jointly have an approximately 16.50% ownership interest in EWE Warehouse Investments XXXIV, LLC, an approximately 7.66% ownership interest in EWE Warehouse Investments XXXIII, Ltd, and a 11.34% aggregate ownership interest in the  North Carolina Technical Park Borrower.

A-3-76

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	54.7%
Durham, NC 27704		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Edward J. Easton is a Senior Vice President at The Easton Group, a family-run commercial real estate investment, development, brokerage, and management firm based in Miami, Florida. The Easton Group is comprised of three companies built over four decades: Easton & Associates, Easton & Associates Management Company and Easton Development Company. The Easton Group’s current portfolio consists of approximately 3 million SF of industrial, office, and retail space.

The Property. The North Carolina Technical Park Property is a three-building industrial park comprising 272,150 SF, located in Durham, North Carolina, approximately six miles north of the city’s downtown area. The North Carolina Technical Park Property is a former manufacturing facility that has been repurposed into a research and development and life science facility with a mixture of laboratory and office space. The improvements were constructed between 1984 and 1996 and have received several renovations over the years. The North Carolina Technical Park Property is situated on a 34.5 acre site, across three non-contiguous parcels, totaling gross building area of 341,298 SF and includes 492 parking spaces with a parking ratio of 1.8 spaces per 1,000 SF of rentable area.

Major Tenants

KBI BioPharma (145,000 SF, 53.3% of NRA, 68.9% of underwritten rent). KBI BioPharma (“KBI”), is majority-owned by a subsidiary of JSR Corporation/JSR Life Sciences (“JSR”) (OTC: JSCPF). Founded in 1957, JSR has an AA- rating by Rating and Investment Information, Inc. and a reported market capitalization of approximately $3.2 billion as of June 10, 2019. JSR is based in Tokyo, Japan with over 8,700 employees globally and reported approximately $3.9 billion in revenue as of year-end 2018. KBI was founded in 1996 and provides drug development and bio manufacturing services to pharmaceutical and biotechnology companies globally. KBI operates five facilities located in Research Triangle Park, NC, Durham, NC, Boulder, CO, San Diego, CA, and The Woodlands, TX and has been a tenant at the North Carolina Technical Park Property since 2003 occupying 145,000 SF. KBI’s regional manufacturing and development division is located at the North Carolina Technical Park Property where KBI develops and manufactures products for pharmaceutical and biotechnology companies as well as trains employees in product development. At this location, KBI utilizes lab space to operate its analytical research divisions as well as front office operations. The analytical research focuses on improving process development during manufacturing onsite. The office space houses back office operations. KBI has reportedly invested over $27 million ($186 PSF) in its space, including an $18 million investment between 2017 and 2018.

KBI extended its lease in 2016 and currently leases 145,000 SF on a triple-net basis that expires in March 2027. The lease provides for five, 3-year renewal options with no termination options.

bioMérieux (92,529 SF, 34.0% of NRA, 31.1% of underwritten rent). bioMérieux (“bioMérieux”) is an in-vitro diagnostics firm, offering microbiological testing solutions for medical and industrial applications. bioMérieux is a wholly-owned subsidiary of bioMérieux S.A., a multinational biotechnology company headquartered in Marcy-l’Étoile, France. bioMérieux S.A. is present in more than 150 countries through 43 subsidiaries and a large network of distributors. bioMérieux S.A. is traded on the NYSE Euronext Paris Market (BIM.PA) and reported a market capitalization of approximately $8.7 billion as of June 2019. Founded in 1963, bioMérieux is based in Durham, NC with locations in Hazelwood, MO, Lombard, IL, Cambridge, MA, and Saint-Laurent, Canada. The company develops in-vitro diagnostics and microbiology testing services for the treatment of infectious diseases and offers clinical diagnostics and industrial microbiology products. bioMérieux operates its global service and customer service centers at the North Carolina Technical Park Property and utilizes the space for employee training, storage, and other back office operations. The majority of bioMérieux’s research and development occurs at its other locations in the Raleigh-Durham MSA. bioMérieux has been a tenant at the North Carolina Technical Park Property since 2003 and has reportedly invested approximately $2 million ($22 PSF) in its space.

bioMérieux extended its leases in 2014 and currently leases 92,529 SF on a triple-net basis that expires in December 2021. The leases provide for two, 2-year renewal options with no termination options.

The following table presents certain information relating to the leases at the North Carolina Technical Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)
KBI(2)	NR/NR/NR	145,000	53.3%	$1,705,335	68.9%	$11.76	3/31/2027	N
bioMérieux(3)	NR/NR/NR	92,529	34.0%	$770,049	31.1%	$8.32	12/31/2021	N
Subtotal/Wtd. Avg.		237,529	87.3%	$2,475,384	100.0%	$10.42

Vacant Space		34,621	12.7%	$0	0.0%	$0.00
Total/Wtd. Avg. (4)		272,150	100.0%	$2,475,384	100.0%	$10.42

(1)	Information is based on the underwritten rent roll.

(2)	KBI’s lease provides for five, 3-year renewal options.

(3)	bioMérieux’s leases provide for two, 2-year renewal options.

(4)	Wtd.Avg. excludes vacant space.

A-3-77

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

The following table presents certain information relating to the lease rollover schedule at the North Carolina Technical Park Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	92,529	$8.32	34.0%	34.0%	$770,049	31.1%	31.1%
2022	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2023	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2024	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2025	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2026	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2027	1	145,000	$11.76	53.3%	87.3%	$1,705,335	68.9%	100.0%
2028	0	0	$0.00	0.0%	87.3%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	87.3%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	87.3%	$0	0.0%	100.0%
Vacant	0	34,621	$0.00	12.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	272,150	$10.42	100.0%		$2,475,384	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The North Carolina Technical Park Property is located in Durham, North Carolina, in Durham County, on the northeast quadrant of Old Oxford Road and Hamlin Road. Primary access to the area is provided by I-85, a major arterial that crosses the Durham area in a southwest to northeast direction. Public transportation is provided by Go Durham and provides access to the southwest of the North Carolina Technical Park Property along Old Oxford Road at Dearborn Drive. Major employers for the Durham area include: Duke University, Duke University Healthcare, and a variety of research and development/life science companies in Research Triangle Park. Research Triangle Park is located approximately 12 miles southeast of the North Carolina Technical Park Property. Major employers include IBM, Nortel, Cisco Systems, GlaxoSmithKline, Cree, Inc., and Research Triangle Institute. There are a few bio-pharma companies that have operations in northern Durham County. According to the appraisal, the low cost of land in comparison to the Research Triangle Park and the Durham CBD are positive attributes for many users.

According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the North Carolina Technical Park Property was 33,383, 40,161 and 121,177, respectively. The 2019 median household income within the same one-, three- and five-mile radius was $47,677, $47,370 and $47,336, respectively.

The North Carolina Technical Park Property is located in the Durham County Flex/R&D Submarket. According to the appraisal, as of first quarter of 2019, the Durham County Flex/R&D Submarket had 29 buildings with approximately $1.8 million SF with average asking rent of $13.36 PSF and a 2.3% vacancy. According to the appraisal, there are currently no Flex/R&D properties under construction, planned, or proposed in the Durham County Flex/R&D Submarket.

The following table presents certain information relating to the appraiser’s market rent conclusion for the North Carolina Technical Park Property:

Market Rent Summary
Office
Market Rent (PSF)	$12.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.75% annual

Source: Appraisal.

A-3-78

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

The following table presents comparable leases with respect to the North Carolina Technical Park Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Tenant Name	Lease SF	Lease Start Date	Lease Term (Yrs.)	Rent PSF	Space SubType	Lease Type
North Carolina Technical Park Property (subject) 1101 Hamlin Road Durham, North Carolina	1984-1996	272,150	KBI	145,000	April 2016	11	$11.76	Flex/R&D	NNN
East Ridge at Perimeter Park 100-1000 Perimeter Park Drive Morrisville, North Carolina	1983-1986	478,627	Sensus Expansion	57,502	Sept. 2018	10.4	$11.40	Flex/R&D	NNN
Research and Development Property 1701 Pinnacle Park Drive Apex, North Carolina	2018	50,000	Pentair	50,000	Sept. 2018	10	$11.00	Flex/R&D	NNN
Venture Center 4117 Emperor Boulevard Durham, North Carolina	1988	142,726	Renesas	38,984	Aug. 2018	10.4	$15.00	Office	NNN
TurnRight 301 Gregson Drive & MacAlyson Court Cary, North Carolina	1986	32,232	SmallHD, LLC	33,232	Aug. 2018	7.8	$12.00	Flex/R&D/office	Absolute Net
Keystone Technology Park 419-639 Davis Drive Durham, North Carolina	1997-2001	806,157	Affordable Care	45,252	Jan 2018	10.3	$15.45	Flex/R&D	NNN
Keystone Technology Park 419-639 Davis Drive Durham, North Carolina	1997-2001	806,157	Recipharm	29,811	Dec 2017	5	$15.96	Flex/R&D	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the North Carolina Technical Park Property:

Cash Flow Analysis
	2016	2017	2018	TTM 4/30/2019	UW	UW PSF
Gross Potential Rent	$2,434,369	$2,425,358	$2,443,352	$2,453,252	$3,150,493	$11.58
Total Recoveries	$1,657,819	$1,539,087	$2,183,825	$2,299,983	$2,015,121	$7.40
Total Other Income(1)	$0	$3,390	$3,631	$3,631	$3,631	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	($723,186)	($2.66)
Effective Gross Income	$4,092,188	$3,967,836	$4,630,808	$4,756,866	$4,446,059	$16.34

Real Estate Taxes	$156,383	$161,299	$240,132	$268,820	$239,806	$0.88
Insurance	$88,433	$97,706	$93,711	$88,248	$68,499	$0.25
Other Operating Expenses	$1,511,528	$1,522,913	$1,887,855	$1,844,606	$1,829,488	$6.72
Total Operating Expenses	$1,756,344	$1,781,918	$2,221,697	$2,201,674	$2,137,793	$7.86

Net Operating Income	$2,335,844	$2,185,918	$2,409,111	$2,555,192	$2,308,266	$8.48
Capital Expenditures	$0	$0	$0	$0	$60,930	$0.22
TI/LC	$0	$0	$0	$0	$196,263	$0.72
Net Cash Flow	$2,335,844	$2,185,918	$2,409,111	$2,555,192	$2,051,073	$7.54

Occupancy %(2)	87.3%	87.3%	87.3%	87.3%	86.0%
NOI DSCR	1.51x	1.41x	1.55x	1.65x	1.49x
NCF DSCR	1.51x	1.41x	1.55x	1.65x	1.32x
NOI Debt Yield	9.2%	8.6%	9.4%	10.0%	9.1%
NCF Debt Yield	9.2%	8.6%	9.4%	10.0%	8.0%

(1)	The underwritten Total Other Income is comprised of reimbursements and miscellaneous income.

(2)	The underwritten economic vacancy is 14.0%. The North Carolina Technical Park Property was 87.3% physically occupied as of June 7, 2019.

A-3-79

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

Escrows and Reserves.

Real Estate Taxes - The North Carolina Technical Park Mortgage Loan documents provide for an upfront real estate tax reserve of $168,093 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $21,012.

Insurance - The North Carolina Technical Park Mortgage Loan documents provide for an upfront insurance reserve of $17,125 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums, which currently equates to $5,708.

Recurring Replacement Reserve – During any Cash Management Period (as defined below), the North Carolina Technical Park Borrower is required to pay to the lender on each payment date an amount initially equal to one-twelfth of the product obtained by multiplying $0.15 by the total rentable SF at the North Carolina Technical Park Property (the “Springing Monthly Replacement Reserve Amount”). In addition, the North Carolina Technical Park Borrower is required (i) to deliver to the lender on or within 30 days before June 25, 2022, and on or within 30 days before June 25, 2025, a property condition report prepared by an acceptable contractor and in each event containing the same scope of information as contained in the original property condition report dated June 7, 2019 (the “Updated Physical Conditions Report”) and (ii) if any deferred maintenance is noted in an Updated Physical Conditions Report, to complete all required deferred maintenance within 90 days of the date of the applicable Updated Physical Conditions Report and deliver to the lender evidence reasonably satisfactory to the lender indicating that all such work has been timely completed. In addition, upon 30 days’ prior notice to the North Carolina Technical Park Borrower, the lender may (i) based upon the conclusions contained in the Updated Physical Conditions Report, require that the North Carolina Technical Park Borrower deposit the Springing Monthly Replacement Reserve Amount on each payment date. Notwithstanding the foregoing to the contrary, on the first payment date and each payment date thereafter following an assumption of the North Carolina Technical Park Mortgage Loan in accordance with the loan documents, the Springing Monthly Replacement Reserve Amount will be required.

Rollover Reserve - The North Carolina Technical Park Mortgage Loan documents provide for an upfront rollover reserve of $2,800,000 and ongoing monthly rollover reserve in an amount equal to $22,679 when the balance in the reserve is less than $300,000 until the reserve balance reaches $2,800,000.

Provided that no default or Cash Management Period has occurred and is continuing, upon the satisfaction of the bioMérieux Leasing Conditions (as defined below), the lender is required to disburse to the North Carolina Technical Park Borrower an amount from the rollover reserve of $2,250,000, less any tenant allowance, tenant improvement funds and free rent funds pursuant to the renewal bioMerieux lease or the approved replacement lease(s) delivered to the lender in connection with the satisfaction of the bioMérieux Leasing Conditions.

Provided that no default or Cash Management Period has occurred and is continuing, upon the satisfaction of the bioMérieux Assumption Conditions (as defined below), the lender is required to disburse to the North Carolina Technical Park Borrower the amount of (i) $2,000,000 from the rollover reserve if the loan to value ratio or loan to purchase ratio (whichever is less) is equal to or less than 70%, or (ii) $2,500,000 from the rollover reserve if the loan to value ratio or loan to purchase ratio (whichever is less) is equal to or less than 65%.

“bioMérieux Leasing Conditions” – The North Carolina Technical Park Borrower is required to deliver to the lender (A) (i) a lease renewal or extension acceptable to the lender executed by bioMérieux, and (ii) evidence (which may include an acceptable tenant estoppel) satisfactory to the lender that the North Carolina Technical Park Borrower has paid all tenant improvements or allowances in connection with such renewal or extension, or (B) (i) a lease or leases acceptable to the lender from a replacement tenant(s) demising all of the space under the bioMérieux lease, and (ii) an acceptable tenant estoppel executed by each such replacement tenant indicating, among other things, that (x) such tenant has accepted and is occupying all of the space demised under such lease, is open for business and is paying full, unabated rent in accordance with such lease, (y) all of the obligations of the North Carolina Technical Park Borrower, as landlord under such lease, have been duly performed, completed and paid for, including, without limitation, any obligations of the North Carolina Technical Park Borrower to make or to pay or reimburse such tenant for any tenant improvements and leasing commissions, and (z) any improvements described in such lease have been constructed in accordance therewith and have been accepted by such tenant.

“bioMérieux Assumption Conditions” means (i) a transfer and assumption in accordance with the terms and conditions of the North Carolina Technical Park Mortgage Loan documents has occurred prior to the satisfaction of the bioMérieux Leasing Conditions, (ii) the North Carolina Technical Park Borrower is required to deliver to the lender an acceptable tenant estoppel from bioMérieux, and (iii) the purchaser of the North Carolina Technical Park Property in connection with the applicable transfer and assumption is a bona fide third party purchaser pursuant to an arms’ length transaction on market terms.

Other Reserve - The North Carolina Technical Park Mortgage Loan documents require that the North Carolina Technical Park Borrower (i) prepares the space at the North Carolina Technical Park Property that is vacant as of the origination date into a “white box” condition, to the satisfaction of the lender in the lender’s reasonable discretion, and (ii) commences the marketing of such space to prospective tenants (together with clause (i), the “White Box Conditions”), and delivers to the lender evidence reasonably satisfactory to the lender indicating such marketing. The North Carolina Technical Park Borrower is required to complete the White Box Conditions by the payment date occurring in July 2020. The lender holds the option to extend the White Box Conditions completion date until January 2021. If the North Carolina Technical Park Borrower fails to timely satisfy the White Box Conditions, the North Carolina Technical Park Borrower is required to deposit $500,000 into a lender-held reserve (the “White Box Deposit”). The White Box Deposit is recourse to the non-recourse carveout guarantor of the North Carolina Technical Park Mortgage Loan.

A-3-80

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

Lockbox and Cash Management. The North Carolina Technical Park Mortgage Loan is structured with a hard lockbox and springing cash management. Provided no Cash Management Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the North Carolina Technical Park Borrower. Upon the occurrence and during the continuance of a Cash Management Period, all funds are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the North Carolina Technical Park Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to make deposits to the recurring replacement reserves, (iv) to make deposits to the rollover reserves, (v) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and (vi) to pay any remainder (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), into a special rollover reserve subaccount and (b) otherwise, into a cash collateral reserve.

A “Cash Management Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio is less than 1.15x, or (iii) a Lease Sweep Period (as defined below). A Cash Management Period will expire upon (a) with respect to clause (i) above, such event of default being cured (or otherwise waived) and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio equaling or exceeding 1.20x for two consecutive calendar quarters or the North Carolina Technical Park Borrower has delivered cash or a letter of credit in an amount equal to the Minimum DSCR Maintenance Amount (as defined below); provided the North Carolina Technical Park Borrower is not required to deliver any additional cash or letter of credit more than once during any 12 month period and upon the expiration of each succeeding 12 month period, if a 1.20x debt service coverage ratio is not achieved, a Cash Management Period will commence unless the North Carolina Technical Park Borrower again ends or prevents the commencement of a Cash Management Period under clause (ii), above, by delivering to the lender supplemental cash or a supplemental letter of credit in the amount of the then applicable Minimum DSCR Maintenance Amount, and (c) with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of (i) the date that is 12 months prior to the stated expiration of a Major Lease (as defined below) other than the bioMérieux lease, (ii) the notice date for a Major Lease renewal, (iii) early termination of a Major Lease, (iv) a Major Tenant (as defined below) going dark or giving notice of intent to do so, (v) a default under a Major Lease, or (vi) a bankruptcy or insolvency proceeding of a Major Tenant. A Lease Sweep Period will end upon (a) with respect to clause (i), (ii), (iii), and (iv) above, upon the earlier to occur of (A) the date on which the Major Tenant exercises its renewal or extension option with respect to all of the space under the Major Lease and sufficient funds have been accumulated to fund anticipated leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space under the Major Lease in question has been fully leased under terms approved by the lender and all approved leasing expenses have been paid in full, (b) with respect to clause (v), the Major Tenant default has been cured and no other Major Tenant default has occurred for a period of six consecutive months following such cure, and (c) with respect to clause (vi), the applicable Major Tenant insolvency proceeding has been terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Notwithstanding the foregoing with respect to any Lease Sweep Period, in the lender’s reasonable judgment, the Lease Sweep Period will end if either (A) the lender has determined that sufficient funds have accumulated in the special rollover reserve and rollover reserve, collectively, to pay for (i) estimated approved Major Lease leasing expenses in connection with the re-leasing of the space demised under the applicable Major Lease giving rise to the Lease Sweep Period, (ii) after each acceptable replacement lease has been entered into such that the space previously demised under the applicable Major Lease has been fully leased, within five business days of the lender’s determination of such amount, the Lease Sweep True Up Payment (as defined below), and (iii) within five business days of the lender’s determination of such amount, any Anticipated Shortfall Amount (as defined below) (each of the amounts collectively in clauses (i) through (iii) above, the “Sweep Cessation Amount”) or (B) delivery of cash or a letter of credit to the lender, in each event which will be in the amount of the Sweep Cessation Amount; provided however, following the deposit of cash in the amount of the Sweep Cessation Amount into the special rollover reserve, whether pursuant to clause (A) or (B), and whether deposited in cash or if a letter of credit in such amount is delivered to the lender, if at any time the lender determines that a Lease Sweep True Up Payment or Anticipated Shortfall Amount is required, if such additional deposit or supplemental letter of credit in the amount of the Anticipated Shortfall Amount is not deposited with the lender within five business days of the lender’s request thereof, a Lease Sweep Period will commence or re-commence.

“Major Lease” means KBI’s lease, bioMérieux’s lease, or any lease, which individually or when aggregated with all other leases with the same tenant or its affiliate, demises 20.0% or more of the net rentable area or which generates 20.0% or more of the gross income at the North Carolina Technical Park Property.

“Major Tenant” means a tenant under a Major Lease.

“Minimum DSCR Maintenance Amount” means an amount by which the then-outstanding principal balance of the North Carolina Technical Park Mortgage Loan would need to be reduced such that a debt service coverage ratio of at least 1.20x would be maintained on the North Carolina Technical Park Mortgage Loan after repayment of such amount.

“Lease Sweep True Up Payment” means an amount equal to the positive difference, if any, between (i) the estimated approved Major Lease leasing expenses in connection with the re-leasing of the space demised under the applicable Major Lease that is being replaced, and (ii) the actual aggregate amount of tenant improvements, leasing expenses, and landlord obligations in connection with the re-leasing of such space pursuant to the applicable replacement lease(s) approved by the lender.

A-3-81

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

“Anticipated Shortfall Amount” means the amount determined by the lender in good faith that includes the sum of (i) an amount that is the product of (A) the amount of shortfall calculated by the lender on a monthly basis assuming the applicable Major Tenant vacated or ceased making rental payments under its lease and (B) the underwritten vacancy period determined by the lender following the date that a Major Tenant has vacated or ceased making rental payments under its lease, plus (ii) following the execution of an acceptable replacement lease(s), any additional anticipated shortfall determined by the lender, if any, beyond the amount calculated in clause (i), based upon the actual number of months prior to commencement of full contractual unabated rent under the replacement lease(s).

Additional Secured Indebtedness. None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The North Carolina Technical Park Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the North Carolina Technical Park Property and business interruption insurance for 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-82

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A-3-83

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

A-3-84

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

Penthouse
Southern California Hospital
2,582 SF 1/2020
7
Exodus Recovery, Inc.
1,510 SF 2/2029
Exodus Recovery, Inc.
1,252 SF 2/2029
Linda Narvaez
1,367 SF 3/2022
Amnon Licht, M.D., Inc.
820 SF 6/2021
Vacant
1,707 SF
Exodus Recovery, Inc.
935 SF 2/2029
6
Albert Nejat, D.P.M.
1,254 SF 12/2019
Masoomeh Eskandari, DDS
1,244 SF 2/2019
Herbert Duvivier, MD
(ass .to Gental Circ)
1,286 SF 11/2019
Med Imaging Care, Inc.
2,014 SF 3/2021
Solomon Forouzesh, M.D., Inc.
1,366 SF 2/2029
5
Kamiel/Kirsch MDs
2,419 SF 1/2021
Exodus Recovery, Inc.
1,936 SF 2/2029
Exodus Recovery, Inc.
1,671 SF 2/2029
Ilya Bruce, D.D.S., Inc.
1,244 SF 12/2028
4
Los Angeles Vision Center
3,500 SF 12/2024
Exodus Recovery, Inc.
3,783 SF
3
Exodus Recovery, Inc.
8,000 SF 2/2029
2
Intensive Renal Care
5,281 SF 10/2029
Ground
Intensive Renal Care
950 SF 10/2029
Sungyong Sonny Kim
1,710 SF 10/2022
Sharona Yashar, MD
704 SF 11/2028
Vacant
MTM
2019 – 2020
2021 – 2022
2023+

A-3-85

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

Brotman Physicians Plaza
9808 Venice Boulevard
Culver City, CA 90232
University of California - Los Angeles
Westwood
UCLA Medical Plaza
WESTWOOD VILLAGE
LOS ANGELES NATIONAL CEMETERY
The Beverly Hilton
Beverly Hills
Los Angeles Country Club
Wilshire Blvd
The Annenberg Space for Photography
Westfield Century City
Century City
Fox Plaza
20th Century Fox Studios
InterContinental LA-Century City
Olympic Blvd
Pico Blvd
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
Mid-Wilshire
Hancock Park
La Brea Tar Pits
Petersen Automotive Museum
LA County Museum of Art
Little Ethiopia
Fairfax Ave
San Vicente Blvd
Fairfax
LOS ANGELES
VA Los Angeles Healthcare
Sepulveda Blvd
Westwood Blvd
Santa Monica Blvd
Overland Ave
Motor Ave
Hillcrest Country Club
San Diego Fwy
SAWTELLE JAPANTOWN
West L.A.
Westside Pavilion
Manning Ave
Cheviot Hills
Beverwil Dr
Venice Blvd
Kaiser Permanente Medical Center-West Los Angeles
Washington Blvd
Mid-City
Santa Monica Fwy
METRO EXPO LINE
WESTWOOD
BUNDY
PALMS
Natl. Blvd
Helms Bakery District
CULVER CITY
Adams Blvd
Downtown Los Angeles 6 miles
Jefferson Blvd
LA CIENEGA/JEFFERSON
EXPO/LA BREA
FARMDALE
Santa Monica
Palms
National Blvd
DOWNTOWN CULVER CITY
Brotman Medical Ctr.
Beats Electronics
Rodeo Rd
MLK Jr Blvd
Santa Monica Airport
SONY Pictures Studios
Culver City
Culver City Park
Mayme A. Clinton Library & Museum
Doris Japanese Garden
La Brea Ave
Jim Gilliam Recr. Center
Mar Vista
Centinela Ave
Beethoven St
Culver Blvd
The Wende Museum
Kenneth Hahn State Recr. Area
West Los Angeles College
Stocker St
LOS ANGELES COUNTY
Ladera Heights
Windsor Hills
Slauson Ave
Ladera Park
Villa Marina Marketplace
Admiralty Way
Marina Fwy
Westfield Culver City
Marina del Rey Hospital
Marina del Rey
Waterside Marina del Rey
Verizon Digital Media Services
Facebook LA
Sony Computer Entertainment
Lincoln Blvd
YouTube Space
The Promenade at Howard Hughes Center
Loyola Marymount University
Leband Art Gallery
Gersten Arena
Ballona Creek
Del Rey Lagoon Park
Playa Vista
Westchester
Manchester Ave
Sepulveda Blvd
Pershing Dr
Westchester Golf Course
Dockweiler State Beach
Westchester Pkwy
Los Angeles International Airport
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
Monterey Park
Montebello
Pico Rivera
Whittier
Santa Fe Springs
Downey
Norwalk
Bellflower
Cerritos
Lakewood
Long Beach
Huntington Beach
Seal Beach
Garden Grove
Carson
Torrance
Redondo Beach
Hawthorne
Gardena
Compton
Inglewood
Lynwood
South Gate
Florence
East Los Angeles
Santa Monica Bay
Pacific Ocean
El Segundo
Venice

A-3-86

Mortgage Loan No. 9 – Brotman Physicians Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Location:	Culver City, CA 90232
Original Balance:	$23,250,000			General Property Type:	Office
Cut-off Date Balance:	$23,250,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1964 / 2007
Borrower Sponsor:	Edward G. Hudson			Size:	48,505 SF
Guarantor:	Edward G. Hudson			Cut-off Date Balance per SF:	$479
Mortgage Rate:	3.905%			Maturity Date Balance per SF:	$479
Note Date:	6/10/2019			Property Manager:	Boulevard Investment Group, Inc.
First Payment Date:	8/6/2019				(borrower-related)
Maturity Date:	7/6/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,129,413
Original Amortization Term:	0 months			UW NOI Debt Yield:	9.2%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	9.2%
Seasoning:	0 months			UW NCF DSCR:	2.23x
Prepayment Provisions:	LO(24);DEF(91);O(5)			Most Recent NOI:	$2,021,857 (3/31/2019 TTM)
Lockbox/Cash Mgmt Status:	Soft/Springing			2nd Most Recent NOI:	$2,022,469 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,049,161 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	96.5% (5/14/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	96.4% (12/31/2018)
Reserves(1)				3rd Most Recent Occupancy:	99.8% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$41,500,000 (5/15/2019)
RE Tax:	$64,607	$9,230	N/A	Appraised Value per SF:	$856
Insurance:	$26,187	$2,381	N/A	Cut-off Date LTV Ratio:	56.0%
Recurring Replacements:	$0	$1,011	$36,379	Maturity Date LTV Ratio:	56.0%
Immediate Repair Reserve:	$28,629	$0	N/A
Rollover Reserve:	$0	$5,053	$181,894

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,250,000	100.0%	Loan Payoff:	$18,687,798	80.4%
			Return of Equity:	$4,152,134	17.9%
			Closing Costs:	$290,645	1.3%
			Reserves:	$119,423	0.5%
Total Sources:	$23,250,000	100.0%	Total Uses:	$23,250,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Brotman Physicians Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,250,000 and secured by a first priority fee mortgage on a 48,505 SF medical office building located in Culver City, California (the “Brotman Physicians Plaza Property”). The proceeds of the Brotman Physicians Plaza Mortgage Loan were used to refinance a previous loan, pay closing costs, fund reserves, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Culver City Medical Tower, LLC, a single purpose Delaware limited liability company with at least one independent director (the “Brotman Physicians Plaza Borrower”). Edward G. Hudson is the borrower sponsor and nonrecourse carve-out guarantor. Edward G. Hudson has a 5.0% direct ownership interest in the Brotman Physicians Plaza Borrower with another approximately 27.6% through his living trust and is the sole managing member of the sole member of the Brotman Physicians Plaza Borrower, and thus has indirect control of the Brotman Physicians Plaza Borrower. No entity or individual controls or has a 20.0% or greater direct or indirect ownership interest in the Brotman Physicians Plaza Borrower.

Edward G. Hudson is the President of the Boulevard Investment Group, Inc., a Los Angeles-based commercial real estate investment firm. Edward G. Hudson has been active in the ownership, operation and leasing of commercial real estate for over 40 years. Edward G. Hudson’s real estate portfolio includes four other medical office assets located throughout the Los Angeles metropolitan statistical area.

The Property. The Brotman Physicians Plaza Property is a seven-story, multi-tenant medical office project located in Culver City, California, approximately 11 miles southwest of the downtown Los Angeles central business district. Situated on a 0.41-acre site, the improvements were

A-3-87

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

constructed in 1964, renovated in 2007 and contain 48,505 SF of NRA. The borrower sponsor acquired the Brotman Physicians Plaza Property in 2003, and since 2015, has invested $2.3 million in capital expenditures including hallway, lobby and restroom upgrades, roof repairs, HVAC replacement, elevator upgrades and $4.3 million on tenant improvements and leasing commissions. The Brotman Physicians Plaza Property features a renovated three-level subterranean parking garage with a parking ratio of 3.75 spaces per 1,000 SF of building area. The ground floor of the Brotman Physicians Plaza Property, consisting of 8,465 SF, has a retail build out with a newly renovated office with direct access to a pharmacy and two small doctors’ offices.

Floors 2-8 feature a similar layout with traditional medical office build outs. The Brotman Physicians Plaza Property is across the street from the Southern California Hospital, a 420-bed hospital and a tenant occupying 2,582 SF at Brotman Physicians Plaza Property. The Southern California Hospital was founded in 1924 and offers a range of inpatient and outpatient acute care services as well as rehabilitation, psychiatric care and chemical dependency services. The Southern California Hospital also operates a 24-hour emergency services center.

The Brotman Physicians Plaza Property is 96.5% occupied by 15 tenants as of May 14, 2019. The Brotman Physicians Plaza Property has maintained an occupancy rate of 96.0% or greater since 2011. Tenants comprising approximately 25.2% of the NRA recently renewed for eight to ten year terms. The Brotman Physicians Plaza Property has a diverse tenant base of medical offices including general practitioners, optometry, dialysis, dentistry, and radiology among other specialists that benefit from the proximity to the Southern California Hospital.

Major Tenants.

Exodus Recovery, Inc. (19,087 SF, 39.4% of NRA, 41.1% of underwritten base rent). Exodus Recovery, Inc. (“Exodus”) provides psychiatric and chemical dependency treatment services to Southern California communities. Beginning with the management of hospital based inpatient and outpatient programs, Exodus also expanded into the operation of mental health intensive outpatient clinics as a contractor with both the Los Angeles and San Diego County Departments of Mental Health. In the last 20 years, Exodus has developed and established several hospital-based inpatient and outpatient programs, a psychiatric and internal medicine provider group, and a behavioral health managed care company. Exodus has been in occupancy since February 2014, when it commenced a lease on 14,369 SF and subsequently expanded into a total of 19,087 SF. Its lease expires on February 28, 2029, and there are no remaining renewal options.

Intensive Renal Care, Inc. (6,231 SF, 12.8% of NRA, 13.7% of underwritten base rent). Intensive Renal Care, Inc. is a private free-standing chronic dialysis clinic. Intensive Renal Care, Inc. has been in occupancy since October 2009 and recently extended its lease through October 2029. Intensive Renal Care, Inc. has two, five-year renewal options remaining.

Los Angeles Vision Center (3,500 SF, 7.2% of NRA, 8.1% of underwritten base rent). Los Angeles Vision Center is an optometric practice that has been located in the Greater Los Angeles area for over 35 years. The practice specializes in both hard and soft contact lens care. They have also been involved in the newest techniques of refractive surgery. Los Angeles Vision Center has been in occupancy since July 2006 and recently extended its lease through December 2024. Los Angeles Vision Center has two, five-year renewal options remaining. Los Angeles Vision Center has a one-time right to terminate its lease effective December 31, 2021 with six months’ notice and a termination penalty of $15,000.

The following table presents certain information relating to the tenants at the Brotman Physicians Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Termination Options (Y/N)
Exodus Recovery, Inc.	NR/NR/NR	19,087	39.4%	$997,815	41.1%	$52.28	2/28/2029	N
Intensive Renal Care, Inc.	NR/NR/NR	6,231	12.8%	$331,608	13.7%	$53.22	10/31/2029	N
Los Angeles Vision Center(3)	NR/NR/NR	3,500	7.2%	$196,560	8.1%	$56.16	12/31/2024	Y
Southern California Hospital	NR/NR/NR	2,582	5.3%	$136,724	5.6%	$52.95	1/31/2020	N
Kirsch, MD / Kamiel, MD	NR/NR/NR	2,419	5.0%	$124,296	5.1%	$51.38	3/31/2021	N
Subtotal/Wtd. Avg.		33,819	69.7%	$1,787,003	73.7%	$52.84

Other Tenants		12,979	26.8%	$638,216	26.3%	$49.17
Vacant Space		1,707	3.5%	$0	0.0%	$0.00
Total/Wtd. Avg.(4)		48,505	100.0%	$2,425,219	100.0%	$51.82

(1)	Information is based on the underwritten rent roll dated May 14, 2019.
(2)	Lease types at the Brotman Physicians Plaza Property are on of a combination of NNN, modified gross and gross basis.
(3)	Los Angeles Vision Center has a one-time right to terminate its lease effective December 31, 2021 with six months’ notice and a termination penalty of $15,000.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-88

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the Brotman Physicians Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	1	1,286	$56.36	2.7%	2.7%	$72,483	3.0%	3.0%
2020	2	3,836	$51.56	7.9%	10.6%	$197,801	8.2%	11.1%
2021	4	6,589	$49.88	13.6%	24.1%	$328,658	13.6%	24.7%
2022	2	3,077	$43.43	6.3%	30.5%	$133,649	5.5%	30.2%
2023	0	0	$0.00	0.0%	30.5%	$0	0.0%	30.2%
2024	1	3,500	$56.16	7.2%	37.7%	$196,560	8.1%	38.3%
2025	0	0	$0.00	0.0%	37.7%	$0	0.0%	38.3%
2026	0	0	$0.00	0.0%	37.7%	$0	0.0%	38.3%
2027	0	0	$0.00	0.0%	37.7%	$0	0.0%	38.3%
2028	2	1,948	$50.37	4.0%	41.7%	$98,125	4.0%	42.4%
2029	4	26,562	$52.63	54.8%	96.5%	$1,397,943	57.6%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	96.5%	$0	0.0%	100.0%
Vacant	0	1,707	$0.00	3.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	16	48,505	$51.82	100.0%		$2,425,219	100.0%

(1)	Information is based on the underwritten rent roll dated May 14, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Brotman Physicians Plaza Property is located in the eastern portion of the West Los Angeles area, Culver City, California. The West Los Angeles area includes the incorporated cities of Malibu, Santa Monica, Culver City, West Hollywood, and Beverly Hills. Due to relatively high land costs, limited supply of large vacant or under-improved parcels and difficulty in assembling development sites in the West Los Angeles area, existing industrial projects are being redeveloped to higher density uses. Culver City has an active commercial retail, office, and industrial redevelopment program. Over 30%, including the area surrounding the Brotman Physicians Plaza Property, of the city was in one of three government redevelopment project areas. A primary goal of the redevelopment plan is to create a favorable location for restaurants, theater, and nightlife. The major projects completed since 1975 include the Culver Regional Business Park, 200 single-family homes (Studio Estates), two major buildings, a 1,600- space parking garage at the MGM/United Artists’ Studios (now Columbia/Sony Pictures Entertainment), and the rehabilitation and expansion of the Culver Studios.

Regional access to Culver City is provided by the Santa Monica Freeway. The Brotman Physicians Plaza Property is specifically located on the southwest corner of Venice Boulevard and Delmas Terrace and just northwest of the Southern California Hospital. Venice Boulevard is a primary connector of West Los Angeles and Downtown Los Angeles. Land uses within the neighborhood are primarily creative office and office uses, industrial uses and single-family residential development. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Brotman Physicians Plaza Property was 46,760, 304,895, and 875,401, respectively. The 2018 average household income within the same radii was $98,335, $110,175, and $113,883, respectively.

According to the appraisal, the inventory of multi-tenant medical office buildings above 15,000 SF of NRA within a 4.0-mile radius of the Brotman Physicians Plaza Property is approximately 4.8 million SF with a direct vacancy rate of 6.4% and average rent of $62.48 per SF. The vacancy rate has remained below 8.5% for the past five years. Further, the appraisal surveyed medical office leases from eight comparable properties which had base rents ranging from $43.20 PSF to $69.00 PSF on a gross basis and weighted average occupancy of 96.0%. The appraisal concluded to a market rent of $54.00 PSF on a gross basis for the medical space and $51.00 PSF on a NNN basis for the ground floor at the Brotman Physicians Plaza Property.

A-3-89

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

The following table presents recent leasing data at comparable office properties with respect to the Brotman Physicians Plaza Property:

Comparable Lease Summary
Property	Year Built/ Renovated	Occupancy	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Brotman Plaza	1964 / 2007	96.5%(1)	48,505(1)	Various(1)	48,505(1)	Various(1)	$51.82(1)(2)	Various(1)	Various(1)
13831 Hughes Avenue Los Angeles, CA	1981 / N/A	91.0%	55,375	Various	1,554-3,234	Various	$47.40-$51.00	7.0-10.0	Full Service
2336 & 2428 Santa Monica Boulevard Santa Monica, CA	1923 / N/A	96.0%	65,610	Rapid Smile	1,574	Jul-18	$54.00	7.0	Full Service
1269 15th Street Santa Monica, CA	1973 / N/A	99.0%	89,367	Confidential	1,300	Aug-17	$69.00	10.0	Full Service
2825 Santa Monica Boulevard Santa Monica, CA	1984 / N/A	100.0%	52,676	Santa Monica Fertility	7,604	Mar-17	$61.20	5.0	Mod. Gross
2001 $ 2021 Santa Monica Boulevard Santa Monica, CA	1965 / N/A	94.0%	204,312	Various Medical Office	632-1,885	Various	$58.80-$61.80	5.0-10.0	Full Service
10309 Santa Monica Boulevard Los Angeles, CA	1994 / N/A	100.0%	8,372	Fabrizio Physical Therapy	2,265	Mar-19	$47.40	5.0	Full Service
240 S. La Cienega Boulevard Beverly Hills, CA	1955 / N/A	100.0%	17,860	Medical Office	3,020	Apr-19	$57.00	3.0	Full Service
8540 Sepulveda Boulevard Los Angeles, CA	1974 / N/A	100.0%	79,655	Medical Office	1,651	Mar-19	$43.20	5.0	Full Service

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll dated May 14, 2019.
(2)	Represents the weighted average underwritten rent for in-place leases at the Brotman Physician Plaza Property.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Medical Office	Ground Floor
NRA (SF)	39,860	8,645
Market Rent (PSF)	$54.00	$51.00
Lease Term	10 years	10 years
Rental Increase Projection	3.5%	3.5%

Source: Appraisal.

A-3-90

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brotman Physicians Plaza Property:

Cash Flow Analysis
	2016	2017	2018	TTM 3/31/2019	UW	UW PSF
Gross Potential Rent(1)	$2,179,259	$2,224,250	$2,238,281	$2,237,483	$2,520,469	$51.96
Reimbursements	$212,974	$216,080	$215,028	$215,028	$328,112	$6.76
Other Income(2)	$218,490	$241,649	$244,224	$233,866	$229,815	$4.74
Vacancy and Concessions	$0	$0	$0	$0	($142,429)	($2.94)
Effective Gross Income	$2,610,723	$2,681,978	$2,697,533	$2,686,377	$2,935,967	$60.53

Real Estate Taxes	$101,675	$103,830	$106,388	$106,959	$278,081	$5.73
Insurance	$27,404	$27,372	$30,603	$29,925	$ 28,567	$0.59
Other Operating Expenses	$437,063	$501,616	$538,073	$527,637	$ 499,906	$10.31
Total Operating Expenses	$566,142	$632,817	$675,064	$664,520	$806,554	$16.63

Net Operating Income(1)	$2,044,581	$2,049,161	$2,022,469	$2,021,857	$2,129,413	$43.90
TI/LC	$0	$0	$0	$0	$60,631	$1.25
Replacement Reserves	$0	$0	$0	$0	$12,126	$0.25
Net Cash Flow	$2,044,581	$2,049,161	$2,022,469	$2,021,857	$2,056,656	$42.40

Occupancy %	100.0%	99.8%	96.4%	95.7%	95.0%(3)
NOI DSCR	2.22x	2.23x	2.20x	2.20x	2.31x
NCF DSCR	2.22x	2.23x	2.20x	2.20x	2.23x
NOI Debt Yield	8.8%	8.8%	8.7%	8.7%	9.2%
NCF Debt Yield	8.8%	8.8%	8.7%	8.7%	8.8%

(1)	UW Gross Potential Rent is based on the May 14, 2019 rent roll and includes rent steps taken through April 2020 of $97,586. The increase in UW Gross Potential Rent and UW Net Operating Income from historical Gross Potential Rent and historical Net Operating Income is primarily due to inclusion of rent steps.
(2)	UW Other Income consists of parking revenue and utility bill backs.
(3)	The underwritten economic vacancy is 5.0%. The Brotman Physicians Plaza Property was 96.5% physically occupied as of May 14, 2019.

Escrows and Reserves.

Real Estate Taxes - The Brotman Physicians Plaza Mortgage Loan documents provide for an upfront real estate tax reserve of $64,607 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $9,230.

Insurance - The Brotman Physicians Plaza Mortgage Loan documents provide for an upfront insurance reserve of $26,187 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $2,381.

Recurring Replacement Reserve - The Brotman Physicians Plaza Mortgage Loan documents require an ongoing monthly replacement reserve for capital expenditures in an amount equal to $1,011, capped at $36,379.

Immediate Repair Reserve - The Brotman Physicians Plaza Mortgage Loan documents provide for an upfront immediate repair reserve (the “Immediate Repair Reserve”) in an amount equal to $28,629.

Rollover Reserve - The Brotman Physicians Plaza Mortgage Loan documents provide for an ongoing monthly rollover reserve (the “Rollover Reserve”) in an amount equal to $5,053, capped at $181,894.

Lockbox and Cash Management. The Brotman Physicians Plaza Mortgage Loan is structured with a soft lockbox and springing cash management. Provided no Cash Management Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the Brotman Physicians Plaza Borrower. Upon the occurrence and during the continuance of a Cash Management Period, funds in the lockbox are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the Brotman Physicians Plaza Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves", (ii) to pay debt service, (iii) to pay capital reserves, (iv) to pay rollover reserves, (v) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and (vi) to pay any remainder (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), into a special rollover reserve subaccount and (b) otherwise, into a cash collateral reserve.

A-3-91

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

A “Cash Management Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.35x (on an interest only basis) as of the last day of each calendar quarter during the term, or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will expire upon (a) with respect to clause (i) above, such event of default being cured (or otherwise waived) and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio equaling or exceeding 1.40x (on an interest only basis) for two consecutive calendar quarters and (c) with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon any of the following: (i) the date that is 12 months prior to the expiration of any Major Lease (as defined below), (ii) the notice date on which a tenant under a Major Lease is required to give notice of renewal, if such notice has not been given, (iii) the early termination of a Major Lease, (iv) a tenant under a Major Lease going dark, (v) a default under a Major Lease, or (vi) a bankruptcy or insolvency proceeding of a tenant under a Major Lease.

A Lease Sweep Period will end upon the earlier to occur of (a) the determination by the lender that sufficient funds have accumulated to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period or (b) with respect to clauses (i) through (iv) above, upon the earlier to occur of (A) the date on which the Major Tenant (as defined below) exercises its renewal or extension option with respect to all of the space demised under its Major Lease, and sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the Lease Sweep Period) to pay for all anticipated approved leasing expenses (including rent during free rent periods) for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the terms of the Brotman Physicians Plaza Mortgage Loan documents, and all approved leasing expenses have been paid in full (or reserved for in the special rollover reserve subaccount), (c) with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, and (d) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” means the Exodus Recovery, Inc. lease and any other lease that covers 9,700 or more net rentable SF.

A “Major Tenant” means any tenant under either a Major Lease or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 9,700 or more rentable SF.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Brotman Physicians Plaza Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Brotman Physicians Plaza Property and business interruption insurance for 12 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-92

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-93

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

A-3-94

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

A-3-95

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

Wheatland Towne Crossing
2525 West Wheatland Road
Dallas, TX 75237
DFW Intl. Airport 18 miles
Downtown Dallas 3 miles
Grand Prairie
Mountain Valley North Park
Mountain Creek Lake
Mountain View College
Cockrell Hill
Oak Cliff
Trinity River Corridor
Dallas Zoo
Wynnewood Village
Wynnewood North
Oak Cliff Nature Preserve
Kiest Park
DALLAS
Dallas Baptist University
Frito-Lay Technology Process Ctr.
Standard Meat Co.
Cedar Crest Park GC
VA North Texas Health Care System
VA MEDICAL CENTER
Redbird
Dallas Executive Airport
Wolf Creek
DALLAS COUNTY
Oak Cliff Country Club
Southwest Center Mall
Duncanville
Cedar Park Shopping Ctr.
Cedar Square Center
Wheatland Village
Methodist Charlton Medical Ctr.
Serta Warehouse
Frito-Lay
Home Depot Corporate Office
Jesse Owns Athletic Complex
International Museum of Cultures
Harrington Park
Thorntree Golf Club
Lancaster North
DeSoto
Lancaster
Pleasant Run Village
Townsend Square
Tom Thumb DeSoto Shopping Ctr.
Fountain Village
The Courtyard at Pleasant Run
Blue Grove Plaza
Ten Mile Creek Neighborhood
Glen Heights
Davis St
Jefferson Blvd
Illinois Ave
Kiest Blvd
Ledbetter Dr
Ranchero Ln
Red Bird Ln
Camp Wisdom Rd
LBJ Frwy
Wheatland Rd
Danieldale Rd
Wintergreen Rd
Pleasant Run Rd
Belt Line Rd
Main St
Parkerville Rd
Bear Creek Rd
Saner Ave
Walter Walker Blvd
Cockrell Hill Rd
Duncanville Rd
Hampton Rd
Polk St
Marsalis Ave
University Hills Blvd
Lancaster Rd
Clark Rd
Westmoreland Rd
Houston School Rd
Cedar Crest Blvd
Sunnyvale St
RED LINE
DART
BLUE LINE
WESTMORELAND
HAMPTON
TYLER/VERNON
8TH & CORINTH
MORRELL
ILLINOIS
KIEST
LEDBETTER
DALLAS ZOO
Allen
Lucas
Lewisville
Plano
Flower Mound
Carrollton
Wylie
Coppell
Addison
Richardson
Sachse
Farmers Branch
Garland
Rowlett
Irving
Mesquite
Grand Prairie
DALLAS
Balch Springs
Seagoville
Duncanville
Hutchins
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

A-3-96

Mortgage Loan No. 10 – Wheatland Towne Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Dallas, TX 75237
Original Balance:	$21,250,000			General Property Type:	Retail
Cut-off Date Balance:	$21,250,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2012/2013
Sponsor:	The Rainier Companies			Size:	206,874 SF
Guarantor:	J. Kenneth Dunn			Cut-off Date Balance per SF:	$103
Mortgage Rate:	4.0350%			Maturity Date Balance per SF:	$103
Note Date:	5/10/2019			Property Manager:	Rainier Realty Management, LLC
First Payment Date:	7/1/2019				(borrower-related)
Maturity Date:	6/1/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,713,839
IO Period:	120 months			UW NOI Debt Yield:	12.8%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	12.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NCF DSCR:	2.97x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,477,663 (3/31/2019 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,364,949 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	95.6% (4/23/2019)
Reserves(1)				2nd Most Recent Occupancy:	94.0% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$308,234	$61,647	N/A	Appraised Value (as of):	$35,000,000 (4/19/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$169
Recurring Replacements:	$0	$2,586	N/A	Cut-off Date LTV Ratio:	60.7%
TI/LC:	$500,000	Springing	$500,000	Maturity Date LTV Ratio:	60.7%
Outstanding Tenant Obligations:	$221,050	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$21,250,000	89.7%	Loan Payoff:	$21,899,034	92.5%
Borrower Equity:	$2,429,489	10.3%	Reserves:	$1,029,284	4.3%
			Closing Costs:	$751,172	3.2%
Total Sources:	$23,679,489	100.0%	Total Uses:	$23,679,489	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Wheatland Towne Crossing Borrower did not own the Wheatland Towne Crossing Property (as defined below) until 2017; accordingly, prior history is not available.

The Mortgage Loan. The tenth largest mortgage loan (the “Wheatland Towne Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,250,000 and is secured by a first priority fee mortgage encumbering an anchored retail center located in Dallas, Texas (the “Wheatland Towne Crossing Property”). Proceeds from the Wheatland Towne Crossing Mortgage Loan were used to refinance the previous loan secured by the Wheatland Towne Crossing Property, return equity to the Wheatland Towne Crossing Borrower, fund upfront reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Rainier Wheatland Acquisitions, LLC (the “Wheatland Towne Crossing Borrower”), a Delaware limited liability company with no independent director. The borrower sponsor is The Rainier Companies and the non-recourse carveout guarantor is J. Kenneth Dunn. The Rainier Companies, founded in 2003, is a Dallas, Texas based real estate investment firm that provides real estate investments, finance, brokerage, development, asset management and property management services. J. Kenneth Dunn, co-founder of The Rainer Companies, has over 20 years of experience in commercial real estate and finance. The Rainier Companies investment portfolio includes multifamily, office, retail, medical, government and hotel properties nationwide. The non-recourse carveout guarantor indirectly owns approximately 1.5% of the Wheatland Towne Crossing Borrower, and affiliates of the borrower sponsor own approximately 5%. Approximately 48% of the Wheatland Towne Crossing Borrower is owned by Emira Property Fund Limited, a South African public real estate investment trust, and the remaining interest is generally owned by various individual investors.

The Property. The Wheatland Towne Crossing Property is an anchored neighborhood retail center comprised of three, one-story buildings totaling 206,874 SF located in Dallas, Texas at the confluence of I-20 and US Highway 67 and is an approximately fifteen minute drive from the Dallas central business district. The Wheatland Towne Crossing Property is located adjacent to a non-collateral Aldi, and there is a non-collateral Target located

A-3-97

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

between two collateral buildings, which is considered to be a shadow anchor. The Wheatland Towne Crossing Property is situated on an approximately 25.43-acre site and features 1,083 parking spaces (5.22 spaces per 1,000 SF).

The Wheatland Towne Crossing Property was built in 2012. As of April 23, 2019, the Wheatland Towne Crossing Property was 95.6% occupied by 27 tenants, 11 of which are junior anchors. The junior anchor tenants include Conn’s Home Plus, Ross Dress For Less, PetSmart, Office Depot and Party City and collectively comprise 77.8% of the NRA and account for 67.7% of underwritten rent. Nine tenants, totaling 48.5% of the NRA, have been at the Wheatland Towne Crossing Property for more than 6 years. Over 80% of the tenants have leases with co-tenancy provisions, including many which are tied to the non-collateral Target store.

Major Tenants.

Conn’s Home Plus (40,120 SF, 19.4% of NRA, 13.8% of underwritten rent). Conn’s Home Plus has been a tenant at the Wheatland Towne Crossing Property since 2013 and is a retail chain of furniture, electronics and home appliance stores. Founded in 1890 and headquartered in Texas, Conn’s Home Plus operates 124 stores in the United States and has more than 4,500 employees. Conn’s Home Plus has a lease expiration of December 31, 2023 and has four, 5-year renewal options remaining.

Ross Dress For Less (22,000 SF, 10.6% of NRA, 7.1% of underwritten rent). Ross Dress For Less has been a tenant at the Wheatland Towne Crossing Property since 2012 and is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Based in California, Ross Dress For Less has more than 71,000 employees and over 1,483 stores in 37 states. Ross Dress For Less has a lease expiration of January 31, 2023 and has four, 5-year renewal options remaining.

PetSmart (19,882 SF, 9.6% of NRA, 8.2% of underwritten rent). PetSmart has been a tenant at the Wheatland Towne Crossing Property since 2012 and is a retail chain that offers pet products and in store services including grooming, training and pet adoption. Based in Arizona, PetSmart has approximately 56,000 employees and over 1,650 pet stores in the United States, Canada and Puerto Rico. PetSmart has a lease expiration of April 30, 2022 and has four, 5-year renewal options remaining.

Office Depot (16,800 SF, 8.1% of NRA, 8.6% of underwritten rent). Office Depot has been a tenant at the Wheatland Towne Crossing Property since 2012 and is an office supply company, providing various products such as office supplies, office machines, technology, and business services both online and in stores. Founded in 1986, Office Depot operates approximately 1,350 stores and has more than 38,000 employees. Office Depot has a lease expiration of May 31, 2022 and has three, 5-year renewal options remaining.

Party City (12,000 SF, 5.8% of NRA, 6.3% of underwritten rent). Party City has been a tenant at the Wheatland Towne Crossing Property since 2012 and is a retail chain of party goods and supply stores. Party City offers costumes, party favors, tableware, event decorations and event supplies. Founded in 1986 and headquartered in New Jersey, Party City operates over 900 stores in the United States and has more than 15,000 employees. Party City has a lease expiration of January 31, 2023 and has three, 5-year renewal options remaining.

The following table presents a summary regarding the largest tenants at the Wheatland Towne Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/KBRA/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(5)	Term. Option(4)	Lease Expiration
Conn’s Home Plus	NR/NR/B	40,120	19.4%	$385,152	$9.60	13.8%	NAV	NAV	NAV	N	12/31/2023
Ross Dress For Less	NR/NR/A-	22,000	10.6%	$198,000	$9.00	7.1%	NAV	NAV	NAV	N	1/31/2023
PetSmart	NR/NR/CCC	19,882	9.6%	$228,643	$11.50	8.2%	NAV	NAV	NAV	N	4/30/2022
Office Depot	NR/NR/B	16,800	8.1%	$239,400	$14.25	8.6%	NAV	NAV	NAV	N	5/31/2022
Party City	NR/NR/NR	12,000	5.8%	$174,000	$14.50	6.3%	$1,844,762	$154	9.4%	N	1/31/2023
Subtotal/Wtd. Avg.		110,802	53.6%	$1,225,195	$11.06	44.0%

Other Tenants		86,880	42.0%	$1,558,423	$17.94	56.0%
Vacant Space		9,192	4.4%	$0	$0	0.0%
Total/Wtd. Avg.(6)		206,874	100.0%	$2,783,618	$14.08	100.0%

(1)	Information is based on the underwritten rent roll dated as of April 23, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Most Recent Sales determined as of December 31, 2018.
(4)	All top five tenants have co-tenancy provisions tied to the non-collateral Target shadow anchor.
(5)	Occ. Cost % is based on the underwritten rent as of the April 23, 2019 underwritten rent roll divided by the most recently reported sales.
(6)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-98

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information with respect to the lease rollover at the Wheatland Towne Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,610	$17.11	0.8%	0.8%	$27,547	1.0%	1.0%
2019	1	903	$27.58	0.4%	1.2%	$24,905	0.9%	1.9%
2020	1	0	$0.00	0.0%	1.2%	$7,200	0.3%	2.1%
2021	3	5,394	$24.01	2.6%	3.8%	$129,535	4.7%	6.8%
2022	7	65,698	$13.68	31.8%	35.6%	$898,736	32.3%	39.1%
2023	8	100,820	$11.83	48.7%	84.3%	$1,192,752	42.8%	81.9%
2024	2	10,471	$16.30	5.1%	89.4%	$170,655	6.1%	88.1%
2025	0	0	$0.00	0.0%	89.4%	$0	0.0%	88.1%
2026	1	4,061	$23.11	2.0%	91.3%	$93,870	3.4%	91.4%
2027	0	0	$0.00	0.0%	91.3%	$0	0.0%	91.4%
2028	3	8,725	$27.33	4.2%	95.6%	$238,418	8.6%	100.0%
2029	0	0	$0.00	0.0%	95.6%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	95.6%	$0	0.0%	100.0%
Vacant	3	9,192	$0.00	4.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	30	206,874	$14.08	100.0%		$2,783,618	100.0%

(1)	Information is based on the underwritten rent roll dated as of April 23, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

The Market. The Wheatland Towne Crossing Property is located in Dallas, Texas approximately a fifteen minute drive from the Dallas central business district. The area immediately surrounding the Wheatland Towne Crossing Property is developed with retail property that includes tenants such as Southwest Center Mall, Target, Aldi, Sam’s Club, Home Depot and Lowe’s. Other commercial uses include fast food establishments and a medical center. Additionally, the Wheatland Towne Crossing Property is approximately a 30 minute drive to the Dallas-Fort Worth International Airport. Regional access to the Wheatland Towne Crossing Property is provided primarily by Interstate 20, Interstate 35 and U.S. Highway 67.

The Wheatland Towne Crossing Property is located in the Dallas-Fort Worth retail market and the Southwest Dallas County retail submarket. According to the appraisal, as of the first quarter of 2019, the Dallas-Fort Worth retail market had approximately 428.9 million SF of retail space inventory, overall vacancy in the market was approximately 4.5% and asking rent was $17.34 PSF. According to the appraisal, as of the first quarter of 2019, the Southwest Dallas County retail submarket had approximately 14.6 million SF of retail space inventory, overall vacancy in the submarket was approximately 4.8% and asking rent was $14.55 PSF.

The estimated 2018 population within a one-, three- and five-mile radius of the Wheatland Towne Crossing Property was 10,804, 90,695 and 248,272, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Wheatland Towne Crossing Property was $38,123, $54,634 and $62,255, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Wheatland Towne Crossing Property:

Market Rent Summary
	In-Line Space	Junior Anchor Space	Outparcel Space
Market Rent (PSF)	$27.00	$15.00	$34.00
Lease Term (Months)	60	120	120
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	2.50% per annum	2.50% per annum	2.50% per annum

Source: Appraisal

A-3-99

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

The following table presents recent leasing data at comparable in-line retail properties with respect to the Wheatland Towne Crossing Property:

Comparable Retail Property Summary
Property Name/ City, State	Built	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Months)	Rent PSF
Wheatland Towne Crossing 2525 West Wheatland Road Dallas, TX	2012	206,874	N/A	N/A	N/A	N/A	N/A
Carrier Towne Crossing 3824-3980 South Carrier Grand Prairie, TX	1998	323,729	Undisclosed	3,000	Jan. 2019	60	$27.50
Cedar Hill Town Center 140 FM 1382 Road Cedar Hill, TX	2002	285,879	Undisclosed	1,200	Nov. 2018	84	$27.00
Epic Town Crossing 1506 Mayfield Road Grand Prairie, TX	2017	216,939	Undisclosed	1,000	Jul. 2018	60	$28.00
Great Southwest Crossing 2307-2525 W. I-20 Grand Prairie, TX	1996	312,849	Undisclosed	1,500	Sep. 2018	60	$25.00
Pleasant Run Towne Crossing 707-751 U.S. Highway 67 Cedar Hill, TX	2003	413,496	Undisclosed	1,800	Feb. 2019	120	$26.75

Source: Appraisal

The following table presents recent leasing data at comparable junior anchor retail tenants with respect to the Wheatland Towne Crossing Property:

Comparable Junior Anchor Retail Property Summary
Tenant/ City, State	Built	Leased NRA	Lease Start	Lease Term (Years)	Base Rent
Five Below Lewisville, TX	2009	8,000	2015	10	$17.00
Rue 21 Greenville, TX	1972/2014-2016	4,500	2016	10	$14.50
Dirt Cheap Euless, TX	1982	35,848	2016	10	$15.00
PetCo Denton, TX	2012	10,000	2016	10	$14.00
Altitude Trampoline Park Cedar Hill, TX	1985	33,421	2016	10	$16.00
Burlington Coat Factory Fort Worth, TX	1990	40,315	2017	10	$12.00
Zoe Furniture Euless, TX	1982/2004	9,232	2018	10	$15.00
Urban Air Adventure Park Arlington, TX	1988	20,472	2018	10	$18.50

Source: Appraisal

A-3-100

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Wheatland Towne Crossing Property:

Cash Flow Analysis(1)
	2018	3/31/2019 TTM	UW	UW PSF
Gross Potential Rent(2)	$2,651,524	$2,681,427	$3,019,946	$14.60
Total Recoveries	$1,139,661	$1,277,375	$1,417,410	$6.85
Discount Concessions	$0	$0	$0	$0.00
Other Income	$13,674	$12,274	$11,200	$0.05
Less Vacancy & Credit Loss	$0	$0	($299,307)	($1.45)
Effective Gross Income	$3,804,858	$3,971,076	$4,149,248	$20.06

Real Estate Taxes	$739,791	$780,694	$739,800	$3.58
Insurance	$47,758	$51,461	$56,818	$0.27
Other Expenses	$652,361	$661,288	$638,792	$3.09
Total Expenses	$1,439,910	$1,493,443	$1,435,410	$6.94

Net Operating Income(3)	$2,364,949	$2,477,633	$2,713,839	$13.12
Capital Expenditures	$0	$0	$31,031	$0.15
TI/LC	$0	$0	$105,156	$0.51
Net Cash Flow	$2,364,949	$2,477,633	$2,577,652	$12.46

Occupancy %	94.0%	95.6%(4)	95.0%
NOI DSCR	2.72x	2.85x	3.12x
NCF DSCR	2.72x	2.85x	2.97x
NOI Debt Yield	11.1%	11.7%	12.8%
NCF Debt Yield	11.1%	11.7%	12.1%

(1)	The Wheatland Towne Crossing Borrower did not own the Wheatland Towne Crossing Property until 2017; accordingly, prior history is not available.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated April 23, 2019 and includes rent steps through March 2020 totaling $240,206.
(3)	The increase in Net Operating Income from 2019 to UW is primarily due to five new leases totaling 15,257 SF (7.4% NRA, 13.8% UW rent) with lease commencement dates ranging from August 2018 to February 2019.
(4)	3/31/2019 TTM Occupancy % is based on the underwritten rent roll dated April 23, 2019.

Escrows and Reserves.

Real Estate Taxes - The Wheatland Towne Crossing Mortgage Loan documents provide for an upfront reserve of $308,234 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $61,647).

Insurance - The Wheatland Towne Crossing Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the Wheatland Towne Crossing Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Wheatland Towne Crossing Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Recurring Replacements Reserve - The Wheatland Towne Crossing Mortgage Loan documents provide for monthly deposits of approximately $2,586 into a replacement reserve.

TI/LC Reserve - The Wheatland Towne Crossing Mortgage Loan documents provide for an upfront reserve of $500,000 for existing tenant improvements and leasing commissions. In addition, if at any time the amount in such reserve is less than $500,000, monthly deposits of $12,930 are required to be made into such reserve until the amount then on deposit in such reserve is at least equal to $500,000.

Outstanding Tenant Obligations - The Wheatland Towne Crossing Mortgage Loan documents provide for an upfront reserve of $221,050 for outstanding tenant obligations.

Lockbox and Cash Management. The Wheatland Towne Crossing Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), the Wheatland Towne Crossing Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the Wheatland Towne Crossing Borrower or property manager receives any rents, to deposit such rents into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically (and upon lender’s request on each business day), so long as a Cash Sweep Period is

A-3-101

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

continuing. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Wheatland Towne Crossing Mortgage Loan documents. So long as a Cash Sweep Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required) as described above under “Escrows and Reserves", (ii) to pay debt service on the Wheatland Towne Crossing Mortgage Loan, (iii) to make deposits into the recurring replacements reserve, and (if then required) TI/LC reserve, as described above under “Escrows and Reserves,” (iv) provided no event of default has occurred, to pay operating expenses set forth in the annual budget and other amounts incurred by the Wheatland Towne Crossing Borrower in connection with the operation and maintenance of the Wheatland Towne Crossing Property and approved by the lender and (v) provided no event of default has occurred (in which event the lender may apply funds in the lockbox to the obligations under the Wheatland Towne Crossing Mortgage Loan documents in its discretion), to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Wheatland Towne Crossing Mortgage Loan during the continuance of the Cash Sweep Period. If no Cash Sweep Period and no event of default is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the Wheatland Towne Crossing Borrower.

A “Cash Sweep Period” means a period:

(a)	Commencing upon an event of default under the Wheatland Towne Crossing Mortgage Loan and ending if no event of default exists; or

(b)	Commencing upon the debt service coverage ratio (assuming a 30-year amortization schedule) based on the trailing six month period immediately preceding the date of such determination being less than 1.25x for six consecutive calendar months and ending upon the debt service coverage ratio (assuming a 30-year amortization schedule) based upon the trailing six month period immediately preceding the date of such determination being greater than 1.30x for six consecutive calendar months; or

(c)	Commencing upon a Critical Tenant Trigger Event and ending upon the occurrence of the applicable Critical Tenant Trigger Event Cure.

A “Critical Tenant” means individually and collectively, (i) Conn Appliances, Inc. (“Conn’s”) and (ii) the non-collateral Target doing business near the Wheatland Towne Crossing Property, together with its successors and assigns (“Target”), together with their respective successors and assigns (and any lease entered into pursuant to which a tenant is leasing the space presently leased to and/or operated by a Critical Tenant, a “Critical Tenant Lease”).

A “Critical Tenant Space Re-tenanting Event” means, with respect to a Critical Tenant Lease, the satisfaction of all of the following conditions: (i) the related Critical Tenant’s space has been leased to one or more replacement tenants for a term and on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant’s space have been paid in full, and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant’s space.

A “Critical Tenant Trigger Event” means an occurrence of any of the following: (i) Conn’s gives notice of its intention to terminate its lease or vacate its demised premises, or Conn’s gives notice of its intention to not extend or renew its lease, or Conn’s otherwise terminates its applicable lease, (ii) on or prior to six months prior to the then applicable expiration date under its lease, Conn’s fails to give irrevocable notice of its election to renew its lease, (iii) on or prior to any earlier date by which Conn’s is required under its lease to notify the landlord of its election to renew its lease, Conn’s fails to give such notice, (iv) a monetary or material non-monetary event of default occurs under the Critical Tenant Lease with Conn’s, (v) a bankruptcy action of any Critical Tenant or any guarantor of a Critical Tenant Lease occurs, (vi) Conn’s elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, (vii) any Critical Tenant goes “dark” or discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs), or (viii) a Shadow Anchor Event.

A “Critical Tenant Trigger Event Cure” means (a) in the event of a Critical Tenant Trigger Event described in clause (i), (ii) or (iii) of the definition thereof, the date that (1) a lease extension is duly executed by Conn’s in accordance with the provisions of its lease for all of its space and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender will have been escrowed, or (2) a Critical Tenant Space Re-tenanting Event has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iv) of the definition thereof, a cure of the applicable event of default under the related Critical Tenant Lease, (c) in the event of a Critical Tenant Trigger Event described in clause (v) of the definition thereof relating to a bankruptcy action of a Critical Tenant, the Critical Tenant has ceased to be a debtor in the applicable bankruptcy action or the affirmation of the related Critical Tenant Lease in the applicable bankruptcy action, provided that Critical Tenant is actually paying all rents and other amounts due under its lease, (d) in the event of a Critical Tenant Trigger Event described in clause (vi) of the definition thereof, Conn’s has recommenced the payment of full unabated rent, (e) in the event of a Critical Tenant Trigger Event described in clause (vii) of the definition thereof, the related Critical Tenant re-commences its normal business operations at its demised or leased premises or a Critical Tenant Space Re-tenanting Event has occurred, or (f) in the event of a Shadow Anchor Event, a cure of the applicable Shadow Anchor Event.

A “Shadow Anchor Event” means any failure by the Wheatland Towne Crossing Borrower to furnish to the lender (1) within 45 days after the end of each fiscal quarter an officer’s certificate certifying that to the best of the Wheatland Towne Crossing Borrower’s knowledge either: (A) no Critical Tenant Trigger Event has occurred with respect to Target, or (B) if a Critical Tenant Trigger Event has occurred with respect to Target, both (i) all relevant details, information and evidence known to the Wheatland Towne Crossing Borrower regarding such Critical Tenant Trigger Event, and (ii) upon a Critical Tenant Trigger Event Cure with respect to Target, all relevant details, information and evidence known to the Wheatland Towne Crossing Borrower regarding the said Critical Tenant Trigger Event Cure and (2) such other reasonable information in connection with Target or any period during which there is an uncured Critical Tenant Trigger Event relating to Target, as requested by the lender in connection with such quarterly officer’s certificate.

A-3-102

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Wheatland Towne Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Wheatland Towne Crossing Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Wheatland Towne Crossing Property. The loan documents also require business income/loss of rents insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-103

Mortgage Loan No. 11 – West Palm Beach Industrial

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
				Location:	Various
Original Balance:	$20,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$20,00,000			Detailed Property Type:	Various
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Sponsors:	Daniel Taillard; Yaniv Sananes			Size:	211,049 SF
Guarantors:	Daniel Taillard; Yaniv Sananes			Cut-off Date Balance per SF:	$95
Mortgage Rate:	3.7700%			Maturity Date Balance per SF:	$95
Note Date:	6/7/2019			Property Manager:	Y and M, LLC (borrower-related)
First Payment Date:	8/6/2019
Maturity Date:	7/6/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI(2):	$2,332,257
Original Amortization Term:	0 months			UW NOI Debt Yield:	11.7%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	11.7%
Seasoning:	0 months			UW NCF DSCR:	3.00x
Prepayment Provisions:	LO (24); DEF (92); O (4)			Most Recent NOI(2):	$2,023,621 (3/31/2019 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI(2):	$1,988,376 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI(2):	$1,677,875 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	91.0% (6/1/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(3):	N/A
Reserves				3rd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$32,000,000 (5/1/2019)
RE Tax:	$206,008	$22,890	N/A	Appraised Value per SF:	$152
Insurance:	$43,682	$11,678	N/A	Cut-off Date LTV Ratio:	62.5%
Recurring Replacements/TI/LC(1):	$0	$3,472	N/A	Maturity Date LTV Ratio:	62.5%
Deferred Maintenance:	$58,605	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$11,179,431	55.9%
			Return of Equity:	$7,964,928	39.8%
			Closing Costs:	$547,345	2.7%
			Reserves:	$308,295	1.5%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	The West Palm Beach Industrial Mortgage Loan (as defined below) is structured with an ongoing recurring replacements and general TI/LC reserve in an amount equal to $3,472 per month.

(2)	See “Cash Flow Analysis” below for details regarding the increases in historical NOI.

(3)	Historical occupancy is not available as most of the buildings were recently acquired and renovated. The West Palm Beach Industrial Sponsors (as defined below) acquired the West Palm Beach Industrial Properties (as defined below) through four separate transactions from November 2015 to April 2019, most of which properties were bought in distressed situations. The West Palm Beach Industrial Sponsors have invested approximately $4.1 million of capital improvements since the acquisitions, which included rehabilitating most of the buildings that make up the West Palm Beach Industrial Properties, inclusive of roof repairs. These capital improvements have allowed the West Palm Beach Industrial Sponsors to increase occupancy and rents. Since the beginning of 2017, 123 new leases have been signed, which accounts for approximately 75.8% of the net rentable area of the West Palm Beach Industrial Properties.

The Mortgage Loan. The eleventh largest mortgage loan (the “West Palm Beach Industrial Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and secured by a first priority fee mortgage encumbering two industrial properties located in West Palm Beach and Dania Beach, Florida (the “West Palm Beach Industrial Properties”). Proceeds from the West Palm Beach Industrial Mortgage Loan were used to refinance the previous loan secured by the West Palm Beach Industrial Properties, return equity to the West Palm Beach Industrial Borrower (as defined below), pay closing costs and fund upfront reserves.

The Borrower and the Sponsors. The borrowers, YM 26 Flex, LLC, YM 26 Flex 2, LLC and YM Flex Space, LLC (collectively, the “West Palm Beach Industrial Borrower”), are each a Florida limited liability company and single purpose entity. There are no independent directors. The borrower sponsors and the non-recourse carveout guarantors are Daniel Taillard and Yaniv Sananes (collectively, the “West Palm Beach Industrial Sponsors”).

Taillard Capital, founded by Daniel Taillard, has been active in South Florida commercial real estate markets since 2010 and invests in a wide range of commercial real estate assets including industrial, retail, office and multifamily properties. Daniel Taillard is the Chairman and Chief Executive Officer of Taillard Capital. The West Palm Industrial Borrower is 100% owned, in the aggregate, by the West Palm Beach Industrial Sponsors. Yaniv Sananes is a real estate owner, developer and investor with over ten years of experience in the south Florida market across various property types.

A-3-104

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

The Property. The West Palm Beach Industrial Properties are comprised of two properties totaling 211,049 SF. The West Palm Beach property is comprised of 14 warehouse and distribution buildings totaling 198,389 SF and located in West Palm Beach, Florida. The West Palm Beach property buildings were constructed in phases in 1965, 1972, 1974 and 1987. The clear height in the West Palm Beach property warehouses ranges from 11' to 16' and the average office finish approximates 10.0%. The West Palm Beach property is 90.4% occupied by 136 tenants. The West Palm Beach property includes 270 parking spaces, resulting in a parking ratio of approximately 1.4 spaces per 1,000 SF of net rentable area.

The Dania Beach property is a 12,660 SF industrial property that is located in Dania Beach, Florida. The Dania Beach property is subject to a condominium regime comprised of 48 units. The collateral comprising the Dania Beach property represents three units or 6.3% of the voting interest in the larger condominium, and accordingly the West Palm Beach Industrial Borrower does not control the condominium. The Dania Beach property was constructed in 2005. The clear height of the Dania Beach property is 24 feet and the office/air-conditioning finish approximates 21.6%. The Dania Beach property has two concrete drive-in ramps and one dock high loading position. The Dania Beach property includes 12 parking spaces, resulting in a parking ratio of approximately 0.9 spaces per 1,000 SF of net rentable area. The Dania Beach property is 100.0% occupied by two tenants: Icee Company, which occupies 8,560 SF (67.6% of the NRA at the Dania Beach property; 4.1% of the portfolio NRA) under a lease effective through November 2027 and Taillard Capital, which occupies 4,100 SF (32.4% of NRA at the Dania Beach property; 1.9% of the portfolio NRA) under a lease effective through April 2020. Taillard Capital is an affiliate of one of the West Palm Beach Industrial Sponsors.

The West Palm Beach Industrial Sponsors acquired the West Palm Beach Industrial Properties through four separate transactions from November 2015 to April 2019, most of which properties were bought in distressed situations. The West Palm Beach Industrial Sponsors have invested approximately $4.1 million of capital improvements since the acquisitions, which included rehabilitating most of the buildings that make up the West Palm Beach Industrial Properties, inclusive of roof repairs. Since the beginning of 2017, 123 new leases have been signed, which accounts for approximately 75.8% of the net rentable area of the West Palm Beach Industrial Properties.

As of June 1, 2019, the West Palm Beach Industrial Properties were 91.0% occupied by 138 tenants.

The following table presents detailed information with respect to each of the West Palm Beach Industrial Properties:

Portfolio Summary
Property Name	Property SF	Allocated Whole Loan Cut-Off Date Balance(1)	% of Whole Loan Cut-off Date Balance(1)	Appraised Value	% of Total Appraised Value	UW NCF	% of UW NCF
West Palm Beach	198,389	$18,625,000	93.1%	$29,800,000	93.1%	$2,180,338	95.2%
Dania Beach	12,660	$1,375,000	6.9%	$2,200,000	6.9%	$110,258	4.8%
Total/Wtd. Avg.	211,049	$20,000,000	100.0%	$32,000,000	100.0%	$2,290,596	100.0%

(1)	No individual property releases are permitted. Allocated loan amounts are based on the Appraised Value.

The following table presents detailed information with respect to each of the buildings at the West Palm Beach Industrial Properties:

West Palm Beach Industrial Properties Summary(1)
Property	Address	Occupancy	Year Built / Renovated	NRA	% of Total NRA3)	Clear Height (Feet)
West Palm Beach	1510 Latham Road	100.0%	1987 / N/A	14,711	7.0%	14.5
West Palm Beach	1520 Latham Road	100.0%	1987 / N/A	7,821	3.7%	12.5
West Palm Beach	1530 Latham Road	72.7%	1987 / N/A	7,104	3.4%	10.0
West Palm Beach	1540 Latham Road	100.0%	1987 / N/A	4,810	2.3%	12.5
West Palm Beach	1550 Latham Road	76.6%	1987 / N/A	13,040	6.2%	14.0
West Palm Beach	1560 Latham Road	100.0%	1987 / N/A	13,680	6.5%	14.5
West Palm Beach	1650 Latham Road	93.0%	1972 / N/A	16,835	8.0%	11.0
West Palm Beach	1655 Donna Road	97.6%	1972 / N/A	16,807	8.0%	11.0
West Palm Beach	1700 Latham Road	100.0%	1972 / N/A	16,289	7.7%	13.5
West Palm Beach	1705 Donna Road	96.7%	1974 / N/A	16,204	7.7%	12.0
West Palm Beach	1721 Donna Road	90.4%	1972 / N/A	18,838	8.9%	12.5
West Palm Beach	1750 Latham Road	95.8%	1972 / N/A	20,091	9.5%	12.0
West Palm Beach	1817, 1841, 1861 & 1883 Church Street	75.0%	1965 / N/A	23,819	11.3%	16.0
West Palm Beach	2758 Old Okeechobee Road	60.0%	1965 / N/A	8,340	4.0%	16.0
Subtotal	West Palm Beach	90.4%		198,389	94.0%
Dania Beach	11 SW 12th Avenue	100.0%	2005 / 2017-2018	12,660	6.0%	24.0
Total		91.0%		211,049	100.0%

(1)	Information obtained from the underwritten rent roll dated June 1, 2019 and the appraisals.

A-3-105

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

The following table presents a summary regarding the tenants at the West Palm Beach Industrial Properties:

Tenant Summary(1)
Tenant Name	Property	Tenant SF	Approx. % of Portfolio SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Term. Option (Y/N)	Lease Expiration	Renewal Options
Icee Company	Dania Beach	8,560	4.1%	$114,618	3.9%	$13.39	N	11/30/2027	2, 5-year
PB Auto Services / Palm Beach Garage	West Palm Beach	6,350	3.0%	$72,000	2.5%	$11.34	N	11/15/2019	N/A
Central Auto Trim / Richard Schneider	West Palm Beach	5,952	2.8%	$57,744	2.0%	$9.70	N	12/31/2019	N/A
Motor Haus, Inc./ Martin Lopez	West Palm Beach	4,810	2.3%	$70,019	2.4%	$14.56	N	6/30/2022	(3)
Taillard Capital(4)	Dania Beach	4,100	1.9%	$65,600	2.2%	$16.00	N	4/30/2020	(3)
Subtotal/Wtd. Avg.		29,772	14.1%	$379,982	13.0%	$12.76

Other Tenants		162,221	76.9%	$2,543,724	87.0%	$15.68
Vacant Space		19,056	9.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		211,049	100.0%	$2,923,706	100.0%	$15.23(5)

(1)	Information is based on the underwritten rent roll dated as of June 1, 2019.

(2)	Annual UW Rent and Annual UW Rent PSF include rent steps through December 2019 totaling $12,806.

(3)	Tenant has automatic annual renewal options.

(4)	Space is leased by an affiliate of Daniel Taillard, one of the West Palm Beach Industrial Sponsors.

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information with respect to the lease rollover at the West Palm Beach Industrial Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	%of Annual UW Rent Rolling	Cumulative% of Annual UW Rent Rolling
MTM(3)	28	28,376	$14.75	13.4%	13.4%	$418,630	14.3%	14.3%
2019	43	58,078	$14.74	27.5%	41.0%	$856,127	29.3%	43.6%
2020	57	66,051	$16.50	31.3%	72.3%	$1,089,916	37.3%	80.9%
2021	9	12,487	$15.27	5.9%	78.2%	$190,682	6.5%	87.4%
2022	6	17,822	$13.62	8.4%	86.6%	$242,708	8.3%	95.7%
2023	1	619	$17.81	0.3%	86.9%	$11,025	0.4%	96.1%
2024	0	0	$0.00	0.0%	86.9%	$0	0.0%	96.1%
2025	0	0	$0.00	0.0%	86.9%	$0	0.0%	96.1%
2026	0	0	$0.00	0.0%	86.9%	$0	0.0%	96.1%
2027	1	8,560	$13.39	4.1%	91.0%	$114,618	3.9%	100.0%
2028	0	0	$0.00	0.0%	91.0%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	91.0%	$0	0.0%	100.0%
Thereafter	0	0	$0.00	0.0%	91.0%	$0	0.0%	100.0%
Vacant	0	19,056	$0.00	9.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	145	211,049	$15.23(4)	100.0%		$2,923,706	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2019 and includes rent steps through December 2019 totaling $12,806.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes a 1,390 SF administrative office.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The West Palm Beach property is located in West Palm Beach, Florida within close proximity to the Palm Beach International Airport and is located just south of the Okeechobee Boulevard exit off of Interstate 95. The Dania Beach property is located in close proximity to the Fort Lauderdale-Hollywood International Airport and is situated just north of the Stirling Road exit off of Interstate 95.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the West Palm Beach property was approximately 10,239, 106,886 and 253,445, respectively; and the estimated 2018 average household income within the same radii was approximately $40,343, $65,758 and $65,453, respectively. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Dania Beach property was approximately 6,665, 95,692 and 238,642, respectively; and the estimated 2018 average household income within the same radii was approximately $96,839, $80,747 and $77,354, respectively.

According to the appraisal, the West Palm Beach property is situated within the West Palm Beach industrial submarket of the Palm Beach County market. As of the fourth quarter of 2018, the West Palm Beach industrial submarket reported a total inventory of approximately 15.4 million SF with a 3.3% vacancy rate, which has remained below 4.0% for 13 consecutive quarters. The submarket reported an average asking rent of $9.84 per SF. According to the appraisal, the Dania

A-3-106

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

Beach property is situated within the Southwest Broward industrial submarket of the Broward County market. As of the fourth quarter of 2018, the Southwest Broward industrial submarket reported a total inventory of approximately 18.2 million SF with a 3.4% vacancy rate. The submarket reported an average asking rent of $9.00 per SF.

The appraiser for the West Palm Beach property identified six directly competitive industrial properties totaling approximately 194,239 SF with an average occupancy rate of 99.1% and rents ranging from $12.23 to $21.00 PSF, on a modified or industrial gross basis (with one property rent at $9.00 on a triple net basis).

The following table presents certain information relating to the appraisal’s market rent conclusion for the West Palm Beach property:

Market Rent Summary
Industrial
Market Rent (PSF)	$16.00
Lease Term (Years)	2
Lease Type (Reimbursements)	Modified Gross
Rent Increase Projection	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	None
Tenant Improvements (Renewal) (PSF)	None

Source: Appraisal

The following table presents recent leasing data at comparable industrial properties with respect to the West Palm Beach property:

Comparable Leases Summary
Property Name / City. State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (yrs.)	Rent PSF	Lease Type
West Palm Beach(1) Various West Palm Beach, FL	1965, 1972, 1974, 1987 / N/A	198,389	-	90.4%	-	-	-	$15.30	Modified Gross
1177 Clare Avenue 1177 Clare Avenue West Palm Beach, FL	1977 / N/A	14,070	2.3 miles	100.0%	Quoted	-	-	$18.00	Modified Gross
3728 Georgia Avenue 3728 Georgia Avenue West Palm Beach, FL	1984 / N/A	24,360	3.8 miles	100.0%	Quoted	-	-	$12.23	Industrial Gross
Old Okeechobee Commerce Ctr. 1253 Old Okeechobee Road West Palm Beach, FL	1987 / N/A	30,235	1.8 miles	94.0%	Quoted	-	-	$14.00	Industrial Gross
Parkland – 1211 Okeechobee 1211 Okeechobee Road West Palm Beach, FL	1970 / N/A	7,100	1.8 miles	100.0%	Quoted	-	-	$20.00	Modified Gross
Parkland Industrial Warehouse 1109 & 1142 Okeechobee Road West Palm Beach, FL	1980 / 2017	34,420	2.1 miles	100.0%	Coda Builders LLC Gianetto Racing Quoted	770 1,800 -	Oct. 18/1.0 Oct. 18/1.0 -	$21.00 $15.00 $20.00	Modified Gross
Landmark Commerce Ctr. I 1300 North Florida Mango Road West Palm Beach, FL	1985 / N/A	84,054	0.8 miles	100.0%	Quoted	-	-	$9.00	NNN

Source: Appraisal and third party market research provider

(1)	Information is based on the underwritten rent roll.

A-3-107

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

The appraiser for the Dania Beach property identified six directly competitive industrial properties totaling approximately 230,924 SF with an average occupancy rate of 93.4% and rents ranging from $10.75 to $13.50 PSF for three properties, on a triple net basis, and rents ranging from $9.60 to $16.00 PSF for three properties, on a modified gross or gross basis.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Dania Beach property:

Market Rent Summary
Industrial
Market Rent (PSF)	$15.00
Lease Term (Years)	5
Lease Type (Reimbursements)	Modified Gross
Rent Increase Projection	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	None
Tenant Improvements (Renewal) (PSF)	None

Source: Appraisal

The following table presents recent leasing data at comparable industrial properties with respect to the Dania Beach property:

Comparable Leases Summary
Property Name / City. State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (yrs.)	Rent PSF	Lease Type
Dania Beach(1) 11 SW 12th Avenue Dania Beach, FL	2005 / 2017-2018	12,660	-	100.0%	-	-	-	$14.24	Modified Gross
595 Corporate Park of Commerce Building 10428 10428 West State Road 84 Davie, FL	2008 / N/A	4,000	11.3 miles	100.0%	Quoted	-	-	$15.00	Modified Gross
Broward Business Park 3600-3750 Hacienda Boulevard Davie, FL	1982 / N/A	117,168	6.1 miles	87.0%	Quoted	-	-	$13.50	NNN
Dania Industrial Park 108-B SW 12th Avenue Dania Beach, FL	2002 / N/A	58,760	0.1 miles	100.0%	Quoted	-	-	$10.75	NNN
Davie Small Bay Warehouses 5079 & 5081 SW 48th Street Davie, FL	1972 / N/A	21,600	10.0 miles	100.0%	T.M.T. Auto Wholesale, Inc. Professional Concessions Inc. Marine Generator Rebuilders Inc. Quoted	900 1,800 5,500 -	Feb.18/1.0 Feb.18/1.0 Feb.18/2.0 -	$12.00 $16.67 $9.60 $9.60	Gross
Monte Industrial 4100 North 29th Avenue Hollywood, FL	1968 / N/A	20,000	1.3 miles	100.0%	Quoted	-	-	$12.00	NNN
Sims Building 2980 Simms Street. Hollywood, FL	1979 / N/A	9,396	2.0 miles	100.0%	Quoted	-	-	$16.00	Modified Gross

Source: Appraisal and third party market research provider

(1)	Information is based on the underwritten rent roll.

A-3-108

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the West Palm Beach Industrial Properties:

Cash Flow Analysis(1)
	2016	2017	2018	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	$974,056	$2,040,789	$2,283,737	$2,348,655	$3,228,602	$15.30
Total Recoveries	$0	$0	$100,785	$116,947	$116,947	$0.55
Other Income	$44,049	$58,925	$114,499	$83,697	$36,354	$0.17
Less Vacancy & Credit Loss	$0	$0	$0	$0	($314,055)	($1.49)
Effective Gross Income	$1,018,105	$2,099,714	$2,499,020	$2,549,298	$3,067,847	$14.54

Real Estate Taxes	$166,920	$213,031	$222,639	$222,728	$266,437	$1.26
Insurance	$73,296	$74,724	$69,944	$71,275	$140,134	$0.66
Other Expenses	$85,927	$134,085	$218,061	$231,674	$329,018	$1.56
Total Expenses	$326,143	$421,840	$510,644	$525,677	$735,589	$3.49

Net Operating Income	$691,962	$1,677,875	$1,988,376	$2,023,621	$2,332,257	$11.05
Capital Expenditures	$0	$0	$0	$0	$41,662	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$691,962	$1,677,875	$1,988,376	$2,023,621	$2,290,596	$10.85

Occupancy %(3)	N/A	N/A	N/A	91.0%	90.6%
NOI DSCR	0.91x	2.19x	2.60x	2.65x	3.05x
NCF DSCR	0.91x	2.19x	2.60x	2.65x	3.00x
NOI Debt Yield	3.5%	8.4%	9.9%	10.1%	11.7%
NCF Debt Yield	3.5%	8.4%	9.9%	10.1%	11.5%

(1)	The historical financials do not include the buildings located at 1817-1897 Church Street and 2758 Old Okeechobee Road, which were acquired by the West Palm Beach Industrial Sponsors in January 2019 and March 2019, respectively. These properties account for a combined 11.7% of the UW Gross Potential Rent. Additionally, the West Palm Beach Industrial Sponsors purchased the Dania Beach property in August 2016 when the building was in shell condition. The West Palm Beach Industrial Sponsors subsequently built out the property for the current tenants and put in dropped ceilings, floorings, air conditioning, ramps and bathrooms. UW Net Operating Income is higher than TTM Net Operating Income primarily due to newly executed leases totaling 25.8% of portfolio NRA since 2019.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2019 and includes rent steps through December 2019 totaling $12,806.
(3)	Historical occupancy is not available as most of the buildings were recently acquired and renovated. 3/31/2018 TTM Occupancy is as of June 1, 2019. The West Palm Beach Industrial Sponsors acquired the West Palm Beach Industrial Properties through four separate transactions from November 2015 to April 2019, most of which properties were bought in distressed situations. The West Palm Beach Industrial Sponsors have invested approximately $4.1 million of capital improvements since the acquisitions, which included rehabilitating most of the buildings that make up the West Palm Beach Industrial Properties, inclusive of roof repairs. UW Occupancy % represents economic occupancy. The West Palm Beach Industrial Properties were 91.0% leased as of June 1, 2019.

A-3-109

Mortgage Loan No. 12 – FedEx Niles

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Niles, IL 60714
Original Balance(1):	$16,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$16,500,000			Detailed Property Type:	Warehouse Distribution
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2015/N/A
Sponsor:	N/A			Size:	314,202 SF
Guarantor:	N/A			Cut-off Date Balance per SF(1):	$148
Mortgage Rate(2):	4.2320%			Maturity Date or ARD Balance per SF(1):	$148
Note Date:	5/3/2019			Property Manager:	Self-managed
First Payment Date:	7/1/2019			Underwriting and Financial Information
Anticipated Repayment Date(2):	6/1/2029			UW NOI:	$4,370,540
Maturity Date(2):	5/1/2030			UW NOI Debt Yield(1):	9.4%
Original Term to Maturity(2):	120 months			UW NOI Debt Yield at Maturity or ARD(1):	9.4%
Original Amortization Term(2):	0 months			UW NCF DSCR(1):	2.14x
IO Period(2):	120 months			Most Recent NOI:	$4,769,768 (12/31/2018)
Seasoning:	1 months			2nd Most Recent NOI:	$4,684,549 (12/31/2017)
Prepayment Provisions:	LO (25); YM1 (90); O (5)			3rd Most Recent NOI:	$4,284,170 (12/31/2016)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent Occupancy:	100.0% (7/1/2019)
Additional Debt Type(1):	Pari Passu			2nd Most Recent Occupancy:	100.0% (12/31/2018)
Additional Debt Balance(1):	$30,000,000			3rd Most Recent Occupancy:	100.0% (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Appraised Value (as of):	$85,000,000 (3/21/2019)
Reserves				Appraised Value per SF:	$271
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio(1):	54.7%
RE Tax:	$1,338,626	Springing	N/A	Maturity Date or ARD LTV Ratio(1):	54.7%
Insurance:	$3,033	Springing	N/A
Recurring Replacements:	$0	Springing	N/A
TI/LC:	$0	Springing	$76,612
Environmental Reserve(3):	$39,085	$0	N/A
Environmental Deductible(3):	$50,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$46,500,000	53.6%	Purchase Price:	$84,262,035	97.2%
Borrower Equity:	$40,182,815	46.4%	Reserves:	$1,430,744	1.7%
			Closing Costs:	$990,036	1.1%
Total Sources:	$86,682,815	100.0%	Total Uses:	$86,682,815	100.0%

(1)	The FedEx Niles Mortgage Loan (as defined below) is part of the FedEx Niles Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate principal balance of $46,500,000. The Cut-off Date Balance per SF, Maturity Date or ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the FedEx Niles Whole Loan.

(2)	The FedEx Niles Whole Loan has an initial term of 120 months to the anticipated repayment date (“ARD”) of June 1, 2029, with a final maturity date of May 1, 2030. From and after the ARD until the outstanding principal balance of the FedEx Niles Whole Loan and all accrued interest has been paid in full, or until the final maturity date on May 1, 2030, the FedEx Niles Whole Loan will accrue interest at a per annum rate (the “Adjusted Rate”) equal to the lesser of (i) 4.2320% (the “Initial Interest Rate”) plus 4.0000%, and (ii) the greater of (a) the Initial Interest Rate plus 2.5000% and (b) the Treasury Rate (as defined below) plus 2.5000%. In addition, from and after the ARD, (i) the FedEx Niles Whole Loan requires a constant monthly payment of $228,262.31, to be applied first to interest at the Initial Interest Rate and then to principal, and (ii) all excess cash flow from the FedEx Niles Property (as defined below) is required to be collected by the lender and applied to reduce the principal balance of the FedEx Niles Whole Loan until the entire outstanding principal balance of the FedEx Niles Whole Loan is paid in full, and then to pay accrued interest on the FedEx Niles Whole Loan which has accrued at the excess of the Adjusted Rate over the Initial Interest Rate (the “Excess Interest”) and has been deferred until repayment of the principal balance of the FedEx Niles Whole Loan. “Treasury Rate” means, as of the ARD, the yield, calculated by the lender by linear interpolation (rounded to the nearest 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the final maturity date, as determined by the lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by the lender. Original Term to Maturity, Original Amortization Term and IO Period are based on the ARD.

(3)	See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Mortgage Loan. The twelfth largest mortgage loan (the “FedEx Niles Mortgage Loan”) is part of a whole loan in the original principal balance of $46,500,000 (the “FedEx Niles Whole Loan”). The FedEx Niles Whole Loan is secured by a first priority fee mortgage encumbering a 314,202 SF industrial property known as FedEx Niles in Niles, Illinois (the “FedEx Niles Property”). The non-controlling Note A-2, in the original principal amount of $16,500,000, represents the FedEx Niles Mortgage Loan and will be included in the MSC 2019-H7 securitization transaction. The controlling Note A-1, in the original principal amount of $30,000,000 (the “FedEx Niles Non-Serviced Pari Passu Companion Loan”) has been contributed to the MSC 2019-H6 securitization transaction. The FedEx Niles Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-110

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

FedEx Niles Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	MSC 2019-H6	Yes
A-2	$16,500,000	$16,500,000	MSC 2019-H7	No
Total	$46,500,000	$46,500,000

The Borrower. The borrower is Niles Property Holding Company LLC (the “FedEx Niles Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. The FedEx Niles Borrower is ultimately owned by Stream Property Corp. whose sole member is GSS Property Services III, Inc. which is owned by Frank B. Bilotta (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC (GSS), which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The FedEx Niles Borrower was formed in connection with structuring the FedEx Niles Whole Loan as a Shari’ah compliant mortgage loan. There is no nonrecourse carve-out guarantor or environmental indemnitor (other than the FedEx Niles Borrower) for the FedEx Niles Whole Loan.

In order to facilitate a Shari’ah compliant structure, the FedEx Niles Borrower master leases the FedEx Niles Property to Niles Operating Company LLC, a newly formed Delaware entity (the “FedEx Niles Master Tenant”), which in turn leases the FedEx Niles Property to FedEx Ground Package System, Inc. (“FedEx Ground”), the sole tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” in the Preliminary Prospectus.

The FedEx Niles Master Tenant is indirectly owned by certain investors who are members of the Islamic faith and managed by two individuals who are personnel of Saudi Economic and Development Company (“SEDCO”), which is an affiliate of SEDCO Holding, a private wealth management organization that is a Shari’ah compliant investor.

Equity interests in the FedEx Niles Borrower and FedEx Niles Master Tenant are freely transferable without restriction, subject to certain administrative requirements.

The FedEx Niles Master Tenant has certain purchase options with respect to the FedEx Niles Property and with respect to ownership interests in the FedEx Niles Borrower. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

The Property. The FedEx Niles Property is an industrial property comprising 314,202 SF located in Niles, Illinois, that is leased to FedEx Ground. The FedEx Niles Property is comprised of three Class A buildings, including a 306,448 SF warehouse distribution building, a 5,278 SF vehicle maintenance garage that is used for service and repair, and a 2,476 SF gateway building where a security guard is located. The distribution warehouse building features 4.87% of office space and has 32 foot clear heights. The FedEx Niles Property has 102 dock doors and 10 drive-in doors (6 for the warehouse building and 4 for the vehicle maintenance building). The FedEx Niles Property was constructed in 2015 and is 100% leased to FedEx Ground as of July 1, 2019. Additionally, the FedEx Niles Property received LEED Silver status in March 2016. The FedEx Niles Property is situated on a 37.45 acre site, across two non-contiguous parcels, totaling 1,631,354 SF, and includes 860 parking spaces (467 spaces for employees and 393 trailer spaces).

Major Tenant.

FedEx Ground (314,202 SF, 100.0% of NRA, 100.0% of underwritten rent). FedEx Ground, a division of FedEx Corporation, is a North American provider of small-package ground delivery services. FedEx Corporation provides transportation, e-commerce and business services. FedEx Ground provides low-cost, day-certain delivery service to any business address in the U.S. and Canada, as well as residential delivery to U.S. residences through its FedEx Home Delivery service. FedEx Ground has been in occupancy at the FedEx Niles Property since 2015, currently occupies three buildings and has expanded its space at the FedEx Niles Property once. FedEx Ground’s lease expires on May 31, 2030 with two, five-year renewal options remaining. Annual rent under the two renewal options, if exercised, would be $5,463,291 and $5,873,037.

The following table presents certain information relating to the leases at the FedEx Niles Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)
FedEx Ground	NR/Baa2/BBB	314,202	100.0%	$4,790,396	100.0%	$15.25	5/31/2030	N
Subtotal/Wtd. Avg.		314,202	100.0%	$4,790,396	100.0%	$15.25

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		314,202	100.0%	$4,790,396	100.0%	$15.25

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

A-3-111

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the FedEx Niles Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	314,202	$15.25	100.0%	100.0%	$4,790,396	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	314,202	$15.25	100.0%		$4,790,396	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The FedEx Niles Property is located in Niles, Illinois, in Cook County, approximately 10 miles from O’Hare International Airport. The FedEx Niles Property is situated adjacent to Interstate 94 and US 14, both of which provide access to the greater Chicago metro area. The FedEx Niles Property is located in the North Cook submarket of the Chicago industrial market. Demand in this locally oriented submarket is driven primarily by small and mid-sized companies in HVAC and plumbing construction and repair, commercial printing, fabricated metals, machinery, and durable and non-durable goods wholesaling. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the North Cook submarket was approximately 5.8%, with average asking rents of $8.12 PSF and inventory of approximately 52.2 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Chicago industrial market was approximately 5.9%, with average asking rents of $6.02 PSF and inventory of approximately 1,308 million SF.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the FedEx Niles Property was 10,144, 168,217 and 615,377, respectively. The 2018 median household income within the same one-, three- and five-mile radius was $80,527, $79,455 and $71,175, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the FedEx Niles Property:

Market Rent Summary
Industrial
Market Rent (PSF)	$15.00
Lease Term (Years)	15
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% every five years

Source: Appraisal.

A-3-112

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

The following table presents comparable leases with respect to the FedEx Niles Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occupancy	Tenant Name	Lease SF	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
FedEx Niles Property (subject) 5959 West Howard Street Niles, Illinois	2015	314,202	100%(1)	FedEx Ground(1)	314,202(1)	June 2015(1)	15(1)	$15.25(1)	NNN(1)
1965 Terminal Ct 1965 Terminal Ct Joliet, Illinois	2017	133,930	100%	FedEx	133,930	Oct. 2017	12	$15.48	NNN
FedEx 1430 South Wolf Road Wheeling, Illinois	1990	123,000	100%	FedEx	123,000	June 2017	10	$10.40	NNN
530-584 US Highway 130 FedEx Ground 530-584 US Highway 130 FedEx Ground Trenton, New Jersey	2017	347,363	100%	FedEx	347,363	May 2017	15	$15.34	NNN
95 Demarest Dr FedEx Ground 95 Demarest Drive Wayne, New Jersey	2017	163,253	100%	FedEx	163,253	Jan. 2017	14	$14.80	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

The following table presents information relating to comparable industrial property sales for the FedEx Niles Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total SF	Total Occupancy	Sale Price	Sale Price per SF
FedEx Niles Property (subject) Niles, IL	Feb. 2019	2015	314,202(1)	100.0%(1)	$84,262,035	$268.18
FedEx Boylston, MA	Nov. 2018	2018	366,057	100.0%	$93,870,000	$256.44
530-584 US Highway 130 FedEx Ground Trenton, NJ	Oct. 2018	2017	347,363	100.0%	$85,248,352	$245.42
FedEx - Seekonk, MA Seekonk, MA	Oct. 2017	2017	248,370	100.0%	$47,400,000	$190.84
601 River Rd. – FedEx Conshohocken, PA	Nov. 2016	2016	305,733	100.0%	$64,200,000	$209.99

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-113

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the FedEx Niles Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Gross Potential Rent	$4,422,649	$4,779,837	$4,817,672	$4,790,396	$15.25
Total Recoveries	$882,799	$1,297,824	$1,373,995	$1,460,319	$4.65
Total Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($239,520)	($0.76)
Effective Gross Income	$5,305,449	$6,077,661	$6,191,667	$6,011,195	$19.13

Real Estate Taxes	$967,943	$1,335,686	$1,373,995	$1,460,319	$4.65
Insurance	$0	$0	$0	$0	$0.00
Other Operating Expenses	$53,335	$57,426	$47,904	$180,336	$0.57
Total Operating Expenses	$1,021,279	$1,393,112	$1,421,898	$1,640,655	$5.22

Net Operating Income	$4,284,170	$4,684,549	$4,769,768	$4,370,540	$13.91
Capital Expenditures	$0	$0	$0	$31,420	$0.10
TI/LC	$0	$0	$0	$78,551	$0.25
Net Cash Flow	$4,284,170	$4,684,549	$4,769,768	$4,260,570	$13.56

Occupancy %(1)	100.0%	100.0%	100.0%	95.0%
NOI DSCR(2)	2.15x	2.35x	2.39x	2.19x
NCF DSCR(2)	2.15x	2.35x	2.39x	2.14x
NOI Debt Yield(2)	9.2%	10.1%	10.3%	9.4%
NCF Debt Yield(2)	9.2%	10.1%	10.3%	9.2%

(1)	As of July 1, 2019, the FedEx Niles Property is 100.0% physically occupied. UW Occupancy % represents an economic vacancy of 5.0%.

(2)	Debt service coverage ratios and debt yields are based on the FedEx Niles Whole Loan.

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A-3-115

Mortgage Loan No. 13 – DoubleTree Princeton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
				Location:	Princeton, NJ 08540
Original Balance:		$16,100,000		General Property Type:	Hospitality
Cut-off Date Balance:		$16,100,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.2%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1983/2016
Sponsors:		Israel Neiss; Benzion Willner;		Size:	238 Rooms
		Abraham Florans; Simcha Kaus		Cut-off Date Balance per Room:	$67,647
Guarantor:		Israel Neiss		Maturity Date Balance per Room:	$55,322
Mortgage Rate:		4.7600%		Property Manager:	Mountainview Hotel Group LLC
Note Date:		6/17/2019			(borrower-related)
First Payment Date:		8/6/2019		Underwriting and Financial Information
Maturity Date:		7/6/2029		UW NOI:	$2,131,539
Original Term to Maturity:		120 months		UW NOI Debt Yield:	13.2%
Original Amortization Term:		360 months		UW NOI Debt Yield at Maturity:	16.2%
IO Period:		0 months		UW NCF DSCR:	1.78x
Seasoning:		0 months		Most Recent NOI:	$2,158,457 (5/31/2019 TTM)
Prepayment Provisions:		LO (24); DEF (92); O (4)		2nd Most Recent NOI:	$2,127,726 (12/31/2018)
Lockbox/Cash Mgmt Status:		Springing/Springing		3rd Most Recent NOI:	$1,577,206 (12/31/2017)
Additional Debt Type:		N/A		Most Recent Occupancy:	67.5% (5/31/2019)
Additional Debt Balance:		N/A		2nd Most Recent Occupancy:	68.8% (12/31/2018)
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent Occupancy:	67.4% (12/31/2017)
Reserves				Appraised Value (as of)(4):	$23,100,000 (6/1/2020)
Type	Initial	Monthly	Cap	Appraised Value per Room:	$97,059
RE Tax:	$45,052	$15,017	N/A	Cut-off Date LTV Ratio:	69.7%
Insurance:	$23,176	$7,725	N/A	Maturity Date LTV Ratio:	57.0%
FF&E(1):	$0	$28,278	N/A
PIP(2):	$1,000,000	Springing	N/A
Seasonality(3):	$80,000	$16,667	$130,000
Immediate Repairs:	$2,813	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,100,000	68.0%	Purchase Price:	$22,000,000	92.9%
Borrower Equity:	$7,590,221	32.0%	Reserves:	$1,151,041	4.9%
			Closing Costs:	$539,180	2.3%
Total Sources:	$23,690,221	100.0%	Total Uses:	$23,690,221	100.0%

(1)	Monthly FF&E collections will begin on the payment date in August 2020.

(2)	The initial property improvement plan (“PIP”) reserve represents 125% of the required PIP. On the date that any PIP is imposed by the franchisor pursuant to the franchise agreement, the borrower is required to deposit funds equal to 125% of the sum required to pay for such PIP into the PIP reserve.

(3)	The borrower is required to deposit an amount equal to $16,667 on each of the payment dates occurring in September 2019, October 2019, and November 2019 and if the amount falls below $130,000, an amount sufficient to increase the seasonality reserve to be equal to or greater than $130,000.

(4)	The appraised value represents the “As-is (PIP Extraordinary Assumption)” value as of June 1, 2020, which assumes that funds in the amount of $800,000 have been fully escrowed and are available to fund the proposed capital improvements. At origination of the DoubleTree Princeton Mortgage Loan (as defined below), $1,000,000 was escrowed which represents 125% of the cost of the proposed capital improvements.

The Mortgage Loan. The thirteenth largest mortgage loan (the “DoubleTree Princeton Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,100,000 secured by a first priority fee mortgage encumbering a 238-room, full service hotel in Princeton, New Jersey known as the DoubleTree Princeton (the “DoubleTree Princeton Property”). The proceeds of the DoubleTree Princeton Mortgage Loan were primarily used to acquire the DoubleTree Princeton Property for $22.0 million, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrowers are Princeton Hotel Group LLC and Ocean Hospitality LLC (the “DoubleTree Princeton Borrower”), each a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Israel Neiss.

Israel Neiss is the founder and managing partner of Mountainview Capital, a New Jersey-based owner/operator that was founded in 2012. Mountainview Capital currently owns and operates office, retail and multifamily assets in the Tri-State Area, Florida, Pennsylvania and Michigan. In 2013, Mr. Neiss partnered with Charles Group Hotels, a hotel group that owns and operates five hotels totaling 974 keys (Four Points by Sheraton Miami Beach; Holiday

A-3-116

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$16,100,000
4355 US Route 1	DoubleTree Princeton	Cut-off Date LTV:	69.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	13.2%

Inn Miami Beach – Oceanfront; Lexington Hotel Miami Beach; Best Western Atlantic Beach Resort; Seagull Hotel Miami Beach) and a parking garage in Miami Beach.

The Property. The DoubleTree Princeton Property is a six-story, full service hotel located in Princeton, New Jersey, in the west quadrant of the intersection formed by U.S.Route 1 and Ridge Road. The DoubleTree Princeton Property is situated on 7.78 acres and was built in 1983. The DoubleTree Princeton Property contains 238 rooms, including 123 queen bedrooms, 94 king bedrooms, and 21 suites. Amenities include a restaurant (Ridgeway Bar & Lounge), an indoor pool, fitness center, lobby workshop, market pantry, guest laundry room, and vending areas. The DoubleTree Princeton Property also features approximately 7,552 SF of meeting space spread across eight rooms.

In 2016-2017, the seller of the DoubleTree Princeton Property spent approximately $3.8 million ($15,966 per key) to renovate the DoubleTree Princeton Property, which included updating rooms, public areas, fitness center, meeting space and the restaurant. In accordance with a change of ownership PIP, the DoubleTree Princeton Borrower is required to invest approximately $800,000 into the DoubleTree Princeton Property, which includes upgrades to mechanical and HVAC systems, landscaping, parking lot, sidewalk, and swimming pool. At origination date of the DoubleTree Princeton Mortgage Loan, $1.0 million was escrowed with the lender, which represents 125% of the cost of the anticipated PIP. The DoubleTree Princeton Property operates under a franchise agreement with Hilton Franchise Holding LLC that expires on June 30, 2034 with no renewal options remaining.

More specific information about the DoubleTree Princeton Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			DoubleTree Princeton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	62.2%	$140.36	$87.32	66.5%	$110.30	$73.34	106.9%	78.6%	84.0%
12/31/2018	63.6%	$142.62	$90.65	68.7%	$118.00	$81.02	108.0%	82.7%	89.4%
3/31/2019 TTM	63.2%	$143.04	$90.46	68.3%	$117.46	$80.17	107.9%	82.1%	88.6%

Source: Industry Report.

(1)	The competitive set includes Hyatt Regency Princeton, Marriott Princeton at Forrestal, Crowne Plaza Princeton Conference Center, Holiday Inn Princeton and Westin Princeton at Forrestal Village.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the DoubleTree Princeton Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The DoubleTree Princeton Property is located in Princeton, New Jersey, approximately 48 miles northeast of the city of Philadelphia. Primary commercial demand generators in the area include philanthropic, pharmaceutical, healthcare, government, and education institutions, including the nearby Princeton University. Top five employers in the market include Robert Wood Johnson University Hospital, Novo Nordisk, Wakefern Food Corporation, JFK Medical Center and Bristol-Myers Squibb. Primary access through the area is provided by north/south U.S. Highway 1, which provides access to Newark to the north and Philadelphia, Pennsylvania, to the south. The DoubleTree Princeton Property is also in close proximity to the Newark Liberty International Airport, which is the primary airport in New Jersey, about 30 miles from the DoubleTree Princeton Property.

According to the appraisal, in 2018 the DoubleTree Princeton Property generated approximately 55% of its room nights from commercial demand, 30% from meeting and group demand, and 15% from leisure demand. The DoubleTree Princeton Property’s top five corporate accounts include Johnson & Johnson, Accenture PLC, Sun Pharmaceutical Industries Limited, General Electric, and DXC Technology.

The following table presents certain information relating to the primary competitive properties for the DoubleTree Princeton Property:

Property Competitive Summary(1)
Property Name	Competitiveness	No. of Rooms	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR
DoubleTree Princeton	Subject	238	55%	30%	15%	68.8%	$117.69	$81.00
Crowne Plaza Princeton	Primary	291	45%	40%	15%	50.0% - 55.0%	$125 - $130	$65 - $70
Holiday Inn Princeton	Primary	182	65%	15%	20%	60.0% - 65.0%	$85 - $90	$50 - $55
Hyatt Regency Princeton	Secondary	330	40%	45%	15%	65.0% - 70.0%	$150 - $160	$105 - $110
Marriott at Forrestal Princeton	Secondary	302	50%	35%	15%	65.0% - 70.0%	$160 - $170	$105 - $110
Westin Princeton At Forrestal Village	Secondary	296	55%	30%	15%	65.0% - 70.0%	$150 - $160	$105 - $110

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the DoubleTree Princeton Property are attributable to variances in reporting methodologies and/or timing differences.

An industry report identified two primary competitors and three secondary competitors within the markets, all of which are located within four miles from the DoubleTree Princeton Property. The secondary competitors were selected based on similar locations and full-service product offerings; however, these hotels operate at higher price points according to the appraisal. The comparables range in size from 182 rooms to 330 rooms, with 1,589 total rooms. Based on the appraisal, there are no new planned hotels in the market that will be competitive with the DoubleTree Princeton Property

A-3-117

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$16,100,000
4355 US Route 1	DoubleTree Princeton	Cut-off Date LTV:	69.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the DoubleTree Princeton Property:

Cash Flow Analysis
	2016	2017	2018	5/31/2019 TTM	UW	UW per Room
Occupancy	65.6%	67.4%	68.8%	67.5%	67.5%
ADR	$111.14	$108.73	$117.69	$118.87	$118.87
RevPAR	$72.93	$73.33	$81.00	$80.23	$80.23

Room Revenue	$6,352,508	$6,370,165	$7,036,776	$6,969,600	$6,969,310	$29,283
Food & Beverage Revenue	$1,043,484	$1,041,025	$1,293,112	$1,376,144	$1,376,144	$5,782
Other Income(1)	$129,531	$65,429	$81,866	$78,805	$78,805	$331
Total Revenue	$7,525,523	$7,476,619	$8,411,754	$8,424,549	$8,424,259	$35,396

Real Estate Taxes	$174,768	$177,000	$181,874	$185,104	$180,208	$757
Insurance	$75,470	$137,464	$84,052	$72,744	$92,705	$390
Other Expenses	$5,683,766	$5,584,949	$6,018,102	$6,008,244	$6,019,808	$25,293
Total Expenses	$5,934,004	$5,899,413	$6,284,028	$6,266,092	$6,292,721	$26,440

Net Operating Income	$1,591,519	$1,577,206	$2,127,726	$2,158,457	$2,131,539	$8,956
FF&E	$0	$0	$0	$0	$336,970	$1,416
Net Cash Flow	$1,591,519	$1,577,206	$2,127,726	$2,158,457	$1,794,568	$7,540

NOI DSCR	1.58x	1.56x	2.11x	2.14x	2.11x
NCF DSCR	1.58x	1.56x	2.11x	2.14x	1.78x
NOI Debt Yield	9.9%	9.8%	13.2%	13.4%	13.2%
NCF Debt Yield	9.9%	9.8%	13.2%	13.4%	11.1%

(1)	Other income consists of shop revenue, guest laundry charges, and communications revenue.

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A-3-119

Mortgage Loan No. 14 – Marriott Metairie at Lakeway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
				Location:	Metairie, LA 70002
Original Balance:		$16,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$16,000,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.1%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1987/2015
Sponsor:		Naveen Shah		Size:	220 Rooms
Guarantor:		Naveen Shah		Cut-off Date Balance per Room:	$72,727
Mortgage Rate:		4.5500%		Maturity Date Balance per Room(1):	$63,860
Note Date:		5/22/2019		Property Manager:	Paramount Management
First Payment Date:		7/1/2019			Associates, LLC
Maturity Date(1):		6/1/2029		Underwriting and Financial Information
Original Term to Maturity(1):		120 months		UW NOI:	$2,499,994
Original Amortization Term:		360 months		UW NOI Debt Yield:	15.6%
IO Period:		36 months		UW NOI Debt Yield at Maturity:	17.8%
Seasoning:		1 month		UW NCF DSCR:	2.09x (P&I) 2.77x (IO)
Prepayment Provisions:		LO (25); DEF (90); O (5)		Most Recent NOI:	$2,560,589 (3/31/2019 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$2,418,351 (12/31/2018)
Additional Debt Type:		N/A		3rd Most Recent NOI:	$1,968,242 (12/31/2017)
Additional Debt Balance:		N/A		Most Recent Occupancy:	78.5% (3/31/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	79.7% (12/31/2018)
Reserves				3rd Most Recent Occupancy:	77.2% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$24,800,000 (3/12/2019)
RE Tax:	$195,706	$32,618	N/A	Appraised Value per Room:	$112,727
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.5%
Deferred Maintenance:	$5,688	$0	N/A	Maturity Date LTV Ratio:	56.6%
FF&E(2):	$0	$18,856	N/A
PIP(3):	$1,250,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,000,000	65.4%	Purchase Price:	$22,750,000	92.9%
Borrower Equity:	$8,478,576	34.6%	Reserves:	$1,451,394	5.9%
			Closing Costs:	$277,182	1.1%
Total Sources:	$24,478,576	100.0%	Total Uses:	$24,478,576	100.0%

(1)	The maturity date is the earlier to occur of the date above and the date the condominium relating to the Marriott Metairie at Lakeway Property (as defined below) is terminated as a result of any condemnation or casualty; provided that the lender agrees not to accelerate the debt until 60 days after such an event.

(2)	The Marriott Metairie at Lakeway Mortgage Loan ( as defined below) documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to 1/12 of 2.0% of annual gross revenues for the Marriott Metairie at Lakeway Property (as defined below) from July 2019 to June 2020, 3.0% of annual gross revenues for the Marriott Metairie at Lakeway Property from July 2020 to June 2021, and 4.0% thereafter.

(3)	The Marriott Metairie at Lakeway Borrower (as defined below) (i) deposited $1,250,000, which amount represents 50% of the total outstanding scheduled PIP at origination and (ii) is required to deposit $1,250,000, representing the remaining 50% of the total outstanding scheduled PIP within 12 months from the origination date .

The Mortgage Loan. The fourteenth largest mortgage loan (the “Marriott Metairie at Lakeway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,000,000 and secured by a first priority fee mortgage encumbering a hotel condominium unit comprised of the full service, 220-room Marriott Metairie at Lakeway hotel located in Metairie, Louisiana (the “Marriott Metairie at Lakeway Property”). The proceeds of the Marriott Metairie at Lakeway Mortgage Loan, together with approximately $8.5 million of borrower equity, were used to acquire the Marriott Metairie at Lakeway Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Blue Ocean Hospitality LLC (the “Marriott Metairie at Lakeway Borrower”), a single-purpose Delaware limited liability company with no independent directors. The borrower sponsor and non-recourse carveout guarantor is Naveen Shah. The Marriott Metairie at Lakeway Borrower is wholly owned by Navika Capital Group LLC. The executive committee of the board of managers is comprised of Vinod F. Shah, Kanti Vadsola, and Naveen Shah.

Navika Group of Companies, founded in 2005, acquires, owns and manages income generating real estate nationwide, with a current portfolio consisting of nearly 40 full- and limited-service hotels under various Marriott, Hilton, IHG, Wyndham and Best Western flags and nine office buildings, shopping complexes, and recreational assets.

A-3-120

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$16,000,000
3838 North Causeway Boulevard	Marriott Metairie at Lakeway	Cut-off Date LTV:	64.5%
Metairie, LA 70002		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	15.6%

The Property. The Marriott Metairie at Lakeway Property is a 33-story, full service hotel located in Metairie, Louisiana. The Marriott Metairie at Lakeway Property contains 220 rooms, including 102 double/double bedrooms, 85 king bedrooms, and 33 suites. Amenities include a restaurant and lounge, Starbucks / grab and go outlet, fitness center, business center, guest laundry, complimentary Wi-Fi, and 9,195 SF of meeting space. The Marriott Metairie at Lakeway Property is a condominium unit in a building known as Three Lakeway Center, which is a 33-story, approximately 483,420 SF office/hotel structure that houses the Marriott Metairie at Lakeway Property, an office and parking garage unit and a Premier Fitness Club unit. Three Lakeway Center is located within a larger mixed-use development known as the Lakeway Center. The Lakeway Center is home to the Three Lakeway Center building that includes the Marriott Metairie at Lakeway Property, two additional office buildings, and a parking structure. The hotel lobby and mezzanine occupy the first floor, along with the majority of the public areas of the hotel. Guestrooms are located on portions of the ninth and tenth floor, and all of the 11th through 16th floors of the Three Lakeway Center building. The condominium declaration provides the hotel with exclusive access to 105 reserved parking spaces on the mezzanine, first and second floor of the garage, and up to 223 parking spaces on levels 2 through 7 of the garage on a non-exclusive unreserved basis, at monthly fees equal to $50  per month (adjusted by the CPI index) per reserved space, plus a daily flat rate of $12 per space used by each guest that exceeds the 105 daily reserved parking spaces until January 1, 2020, and $15 per space used by each guest that exceeds the 105 daily reserved parking spaces thereafter. In addition to a small fitness center located within the hotel unit, hotel guests have access to the Premier Fitness Club (which includes a sauna, tennis courts, indoor pool and jogging track) pursuant to the condominium declaration, which sets a per diem fee for such access at $5.00, subject to annual consumer price index increases.

The Marriott Metairie at Lakeway Property accounts for 28% of the total shares in the condominium regime, and the Marriott Metairie at Lakeway Borrower has the right to appoint one of three directors and, accordingly, does not control the condominium. Amendments to the condominium declaration and articles of incorporation, any increases in annual condominium charges greater than 5% of the prior year’s condominium charges and major assessments which account for more than 20% of the projected annual common expenses require a vote of 75% of the condominium members. Abandonment or termination of the condominium regime requires the consent of any first priority mortgagee(s) which have been identified to the condominium association as such, except in the case of a casualty or condemnation. The condominium may be terminated without the consent of the Marriott Metairie at Lakeway Borrower or the lender upon certain casualty or condemnation events. The Marriott Metairie at Lakeway Property operates under a franchise agreement with Marriott International, Inc. that expires on May 22, 2039 with no renewal options remaining.

The Marriott Metairie at Lakeway Borrower is required to complete a change of ownership property improvement plan (“PIP”) totaling $2.5 million (approximately $11,364/room), of which $1.25 million was reserved for at origination of the Marriott Metairie at Lakeway Mortgage Loan. The Marriott Metairie at Lakeway Borrower is required to deposit the remaining $1.25 million with the lender by the date that is twelve months from the origination date. The majority of the planned renovations are expected to be to guestrooms, lobby area, corridors and meeting spaces. This includes replacing carpet, wallcovering, painting, upgrading vending areas and paving and hardscape work. The change of ownership PIP is required to be completed by 2022. The Marriott Metairie at Lakeway Property was built in 1987 and underwent its last major upgrade in 2015. Since 2015, the Marriott Metairie at Lakeway Property has undergone approximately $4.2 million in renovations consisting of a lobby and restaurant renovation in 2015, replacement of chiller and central plant in 2016, an addition of a small fitness center for the hotel, and upgrades to the exterior curtain wall. The Marriott Metairie at Lakeway Property underwent a $27 million renovation in 2006, following damage caused by Hurricane Katrina and a $5.0 million renovation in 2007 to convert the hotel from a Sheraton to a Marriott.

According to the appraisal, in 2018 the Marriott Metairie at Lakeway Property generated approximately 60% of its room nights from commercial demand, 30% from group demand and 10% from leisure demand.

More specific information about the Marriott Metairie at Lakeway Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Metairie at Lakeway Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	71.9%	$113.07	$81.31	77.2%	$137.61	$106.20	107.3%	121.7%	130.6%
12/31/2018	73.6%	$112.81	$82.97	79.7%	$135.39	$107.92	108.4%	120.0%	130.1%
3/31/2019 TTM	73.5%	$112.91	$82.96	78.5%	$137.42	$107.85	106.8%	121.7%	130.0%

Source: Industry Report.

(1)	The competitive set includes Doubletree by Hilton Hotel New Orleans Airport, Holiday Inn Metairie New Orleans Airport, Wyndham Garden Hotel New Orleans Airport, Hilton New Orleans Airport, Courtyard New Orleans Metairie and Sheraton Hotel Metairie New Orleans.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Metairie at Lakeway Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Marriott Metairie at Lakeway Property is located in Metairie, Louisiana, approximately 6.8 miles northwest of the New Orleans central business district and the French Quarter. According to the appraisal, the central business district has the largest concentration of office uses in the greater New Orleans area with approximately 16.7 million SF of space within 233 buildings, a vacancy of 9.0% and quoted rental rates of $19.77 per square foot. The main demand generating locations include the Mercedes-Benz Superdome and Smoothie King Center, the city’s NFL and NBA team venues, New Orleans Cruise port, Ernest N. Morial Convention Center, Tulane Medical Center, and the Orpheum Theater. The central business district is also home to several corporate headquarters for well-known entities including Entergy Corporation, Hibernia Corporation, and Taylor Energy. Tourism is also a demand driver for New Orleans with two of the most notable events being Mardi Gras and Jazz Fest. Primary access to the Marriott Metairie at Lakeway Property is provided by North Causeway Boulevard and Interstate 10, which bisects Metairie, providing east/west travel nearly through the center of Metairie, connecting with Interstate 610 to the east and providing direct access to the downtown New Orleans area. The Marriott Metairie at

A-3-121

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$16,000,000
3838 North Causeway Boulevard	Marriott Metairie at Lakeway	Cut-off Date LTV:	64.5%
Metairie, LA 70002		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	15.6%

Lakeway Property is located 6.5 miles northeast of the Louis Armstrong New Orleans International Airport, which is the primary airport for New Orleans and southeastern Louisiana and is considered a demand generator in the market, including crew business.

The following table presents certain information relating to the primary competitive properties to the Marriott Metairie at Lakeway Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Group	Leisure	Estimated 2018 Occupancy(2)	Estimated 2018 ADR(2)	Estimated 2018 RevPAR(2)
Marriott Metairie at Lakeway	220	1987	9,195	60%	30%	10%	79.7%	$135.39	$107.92
DoubleTree by Hilton Hotel New Orleans Airport	245	1973	10,208	50%	30%	20%	79%	$113.00	$89.27
Holiday Inn Metairie New Orleans Airport	205	1972	12,000	50%	30%	20%	68%	$110.00	$74.80
Wyndham Garden Hotel New Orleans Airport	220	1970	5,565	50%	15%	35%	63%	$84.00	$52.92
Hilton New Orleans Airport	319	1989	21,180	50%	40%	10%	81%	$128.00	$103.68
Courtyard New Orleans Metairie	153	1999	3,433	65%	20%	15%	78%	$127.00	$99.06
Sheraton Hotel Metairie New Orleans	181	2002	5,742	50%	25%	25%	66%	$105.00	$69.30

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Marriott Metairie at Lakeway Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

According to the appraisal, eight major projects are currently under development or have been recently opened in the market. There is one hotel in Metairie, a planned future midscale select-service Fairfield Inn with no estimated timeframe, as well as six select-service, extended-stay, or boutique hotels in the New Orleans central business district, and an unflagged full-service property in Gretna. According to the appraisal, these developments are not expected to directly compete with the Marriott Metairie at Lakeway Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Metairie at Lakeway Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW per Room
Occupancy	79.0%	77.2%	79.7%	78.5%	78.5%
ADR	$139.89	$137.61	$135.39	$137.42	$137.42
RevPAR	$110.54	$106.20	$107.92	$107.85	$107.85

Room Revenue	$8,900,609	$8,527,631	$8,666,035	$8,660,564	$8,660,564	$39,366.20
Food & Beverage Revenue	$2,078,747	$1,971,927	$2,070,818	$2,164,211	$2,164,211	$9,837.32
Other Income	$546,958	$584,649	$544,188	$529,788	$529,788	$2,408.13
Total Revenue	$11,526,314	$11,084,207	$11,281,041	$11,354,563	$11,354,563	$51,611.65

Real Estate Taxes	$427,347	$426,943	$391,597	$380,315	$414,775	$1,885.34
Insurance	$464,029	$427,048	$449,996	$446,203	$401,495	$1,824.98
Other Expenses	$8,580,737	$8,261,974	$8,021,097	$7,967,456	$8,038,299	$36,537.72
Total Expenses	$9,472,113	$9,115,965	$8,862,690	$8,793,974	$8,854,569	$40,248.04

Net Operating Income	$2,054,201	$1,968,242	$2,418,351	$2,560,589	$2,499,994	$11,363.61
FF&E	$461,056	$443,368	$451,242	$454,192	$454,183	$2,064.47
Net Cash Flow	$1,593,145	$1,524,874	$1,967,109	$2,106,397	$2,045,812	$9,299.14

NOI DSCR (IO)	2.78x	2.67x	3.28x	3.47x	3.39x
NOI DSCR (P&I)	2.10x	2.01x	2.47x	2.62x	2.55x
NCF DSCR (IO)	2.16x	2.07x	2.67x	2.85x	2.77x
NCF DSCR (P&I)	1.63x	1.56x	2.01x	2.15x	2.09x
NOI Debt Yield	12.8%	12.3%	15.1%	16.0%	15.6%
NCF Debt Yield	10.0%	9.5%	12.3%	13.2%	12.8%

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A-3-123

Mortgage Loan No. 15 – UES Multi Portfolio

Mortgage Loan Information				Properties Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Portfolio
				Location:	New York, NY 10075
Original Balance:	$15,900,000			General Properties Type:	Mixed Use
Cut-off Date Balance:	$15,900,000			Detailed Properties Type(1):	Multifamily/Retail
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1910/Various
Sponsor:	Salvatore Gaudio			Size:	20,703 SF
Guarantor:	Salvatore Gaudio			Cut-off Date Balance per SF:	$768
Mortgage Rate:	4.4500%			Maturity Date Balance per SF:	$768
Note Date:	6/24/2019			Property Manager:	Self-managed
First Payment Date:	8/6/2019			Underwriting and Financial Information
Maturity Date:	7/6/2029			UW NOI:	$997,698
Original Term to Maturity:	120 months			UW NOI Debt Yield:	6.3%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity:	6.3%
IO Period:	120 months			UW NCF DSCR:	1.38x
Seasoning:	0 months			Most Recent NOI:	$1,104,738 (4/30/2019 TTM)
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			2nd Most Recent NOI:	$980,066 (12/31/2018)
Lockbox/Cash Mgmt Status:	Soft/Springing			3rd Most Recent NOI:	$823,923 (12/31/2017)
Additional Debt Type:	N/A			Most Recent Occupancy:	100.0% (6/14/2019)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	100.0% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	100.0% (12/31/2017)
Reserves				Appraised Value (as of):	$24,000,000 (5/15/2019)
Type	Initial	Monthly	Cap	Appraised Value per Unit:	$1,159
RE Tax:	$73,822	$36,911	N/A	Cut-off Date LTV Ratio:	66.3%
Insurance:	$16,799	$2,800	N/A	Maturity Date LTV Ratio:	66.3%
Replacement:	$0	$845	$25,000
Deferred Maintenance:	$19,875	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,900,000	98.5%	Loan Payoff:	$15,590,150	96.6%
Borrower Equity:	$246,227	1.5%	Closing Costs:	$445,582	2.8%
			Reserves:	$110,496	0.7%
Total Sources:	$16,146,227	100.0%	Total Uses:	$16,146,227	100.0%

(1)	The UES Multi Portfolio Properties (as defined below) consist of 15,603 SF of multifamily space and 5,100 SF of retail space.

(2)	The UES Multi Portfolio Borrowers (as defined below) are permitted to obtain one or more partial releases of each of the individual properties after the date that is two years from the closing date of the MSC 2019-H7 securitization transaction subject to, among other conditions as set forth in the UES Multi Portfolio Mortgage Loan (as defined below) documents (i) no event of default is continuing, (ii) no cash management period exists, (iii) the UES Multi Portfolio Borrower has defeased an amount equal to the greater of (a) 130% of the allocated loan amount or (b) 100% of the net sales proceeds, (iv) the loan-to-value ratio following release is not greater than the lesser of (a) 66.3% or (b) the aggregate loan-to-value ratio prior to such release, (v) the debt yield is not less than the greater of (a) the debt yield prior to such release and (b) 6.3% (vi) the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio prior to the such release and (b) 1.35x and (vii) satisfaction of customary REMIC requirements.

The Mortgage Loan. The fifteenth largest mortgage loan (the “UES Multi Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,900,000 secured by a first priority fee mortgage encumbering three, mixed use buildings totaling 20,703 SF located in the Upper East Side of Manhattan, New York (the “UES Multi Portfolio Properties”). The proceeds of the UES Multi Portfolio Mortgage Loan and borrower equity were primarily used to refinance a previous loan of approximately $15.6 million, fund reserves, and pay closing costs.

The Borrowers and Borrower Sponsor. The borrowers are 304 E78 LLC, A&L 1494 LLC and 1496 Second Avenue Realty LLC, each a single purpose New York limited liability company (collectively, the “UES Multi Portfolio Borrowers”). Salvatore Gaudio is the nonrecourse carve-out guarantor and the borrower sponsor of the UES Multi Portfolio Mortgage Loan.

Mr. Gaudio has been in the real estate business for over 25 years and is involved in the management and the day-to-day operations of his portfolio. He has experience investing in multifamily, retail and hotel properties throughout New York City and holds a portfolio of investments including Casa 74, a residential condominium building located at 255 E. 74th Street and the SLS Hotel on Park Avenue South.

A-3-124

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

The Properties. The UES Multi Portfolio Properties encompass three, mixed-use buildings located in the Upper East Side neighborhood of Manhattan in New York. The UES Multi Portfolio Properties are located adjacent to one another at the corner of 2nd Avenue and East 78th Street. Each building is five stories, with retail space on the ground floor and multifamily units on floors two through five. The UES Multi Portfolio Properties contain 32 multifamily units in total and four retail suites that total 5,100 SF of the net rentable area. Six of the multifamily units are rent-stabilized, with the remaining 26 currently leased at market rates. The UES Multi Portfolio Properties are 100.0% occupied as of June 14, 2019 and have been at full or near full occupancy since 2016.

The retail space at the UES Multi Portfolio Properties is 100.0% occupied as of June 14, 2019 and generally consists of local tenants and has an average remaining lease term of approximately 8.7 years. The UES Multi Portfolio Mortgage Loan is structured without any on-going TI/LC reserve collections, however, the UES Multi Portfolio borrower sponsor executed a master lease, dated June 24, 2019 and with a lease term of 15 years, with respect to the retail spaces currently occupied by the tenants in the Tenant Summary chart below (collectively, the “Primary Tenant”) pursuant to the terms of the applicable lease agreements in effect as of the date of the master lease agreement, such that if any Primary Tenant (i) fails or is not obligated to pay all base rent, additional rent and other amounts due to the landlord pursuant to the terms of the applicable primary lease or (ii) otherwise defaults in the performance of any of its material obligations under its primary lease, in each case during any period of time in which the lease is in effect (and in each case whether due to the occurrence of a default under, or as a result of the termination, expiration, rejection, surrender or cancellation of, such primary lease), then the UES Multi Portfolio borrower sponsor covenants and agrees to pay all of the rent and other sums due thereunder to the landlord and to cause the performance of any such other material obligations of the Primary Tenant on account of such obligations under the primary lease.

304 East 78th Street

The 304 East 78th Street property is a five-story, mixed-use building situated on a 0.05-acre site. The improvements were constructed in 1910 and consist of eight, one-bedroom residential units and 1,500 SF of ground floor retail space. The average size of the apartment units is 518 SF, with four of the units having a duplex layout. Of the eight residential units, six are offered at market rates and two are rent stabilized. The kitchen and bathroom areas have tile flooring, with the kitchens offering a standard appliance package with gas ranges/ovens and refrigerators. The property is currently 100.0% occupied, with the retail space leased to Anand Indian Cuisine, a local Indian restaurant, with a lease expiration in September 2027 and no renewal options remaining.

1494 2nd Avenue

The 1494 2nd Avenue property is a five-story, mixed-use building situated on a 0.05-acre site. The improvements were constructed in 1910, were renovated in 1985, and consist of 16 studio residential units and 1,750 SF of ground floor retail space. The average size of the residential units is 338 SF, with one unit rent stabilized and the remainder offered at market rents. The kitchen and bathroom areas have tile flooring, with the kitchens offering a standard appliance package with gas ranges/ovens and refrigerators. The improvements are currently 100.0% occupied, with the retail space leased to Lusardi’s Restaurant, a local Italian restaurant, that recently executed a lease extension through May 2025 and has one, five-year renewal option remaining.

1496 2nd Avenue:

The 1496 2nd Avenue property is a five-story, mixed-use building situated on a 0.05-acre site. The improvements were constructed in 1910, renovated in 1988, and consist of eight, two- bedroom residential units and 1,850 SF of ground floor retail space. The average size of the residential units is 757 SF. Of the eight residential units, five are offered at market rates and three are rent stabilized. The kitchen and bathroom areas have tile flooring, with the kitchens offering a standard appliance package with gas ranges/ovens and refrigerators. The retail space is fully occupied by a Quality Branded (a restaurant) which leases 1,350 SF, and Tony’s Cleaners (a dry-cleaner) which leases 500 SF. The dry cleaning space operates as a drop off location, with no laundering service taking place on the premises. Neither tenant has any renewal options remaining.

The table below shows a portfolio summary of the UES Multi Portfolio Mortgage Loan:

UES Multi Portfolio Summary
Property Name	Allocated Whole Loan Cut-Off Date Balance	% of Whole Loan Cut-Off Date Balance	Property SF(1)	Year Built/Renovated	Occupancy%(1)	Multifamily Units(1)	Retail SF(1)	Appraised Value	UW NCF
1494 2nd Avenue	$6,650,000	41.8%	7,150	1910/1985	100.0%	16	1,750	$9,800,000	$413,379
1496 2nd Avenue	$5,700,000	35.8%	7,908	1910/1988	100.0%	8	1,850	$8,700,000	$355,849
304 East 78th Street	$3,550,000	22.3%	5,645	1910/N/A	100.0%	8	1,500	$5,500,000	$219,450
Total/Wtd. Avg.	$15,900,000	100.0%	20,703		100.0%	32	5,100	$24,000,000	$988,678

(1)	Information based on underwritten rent roll dated June 14, 2019.

A-3-125

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

The table below shows the apartment unit mix at the UES Multi Portfolio Properties:

UES Multi Portfolio Properties Unit Mix Summary(1)
Properties	Unit Type	Rent Type	No. of Units	% of Total Units	Average Unit Size (SF)	Total SF	Monthly In-Place Rent Per Unit	Market Rent
1494 2nd Avenue	Studio	Market	15	46.9%	338	5,063	$1,960	$2,000
1494 2nd Avenue	Studio	Rent Stabilized	1	3.1%	338	338	$1,375	$2,000
1496 2nd Avenue	Two-Bedroom	Market	5	15.6%	757	3,786	$2,587	$2,800
1496 2nd Avenue	Two-Bedroom	Rent Stabilized	3	9.4%	757	2,272	$1,676	$2,800
304 East 78th Street	One-Bedroom	Market	6	18.8%	518	3,109	$2,588	$2,600
304 East 78th Street	One-Bedroom	Rent Stabilized	2	6.3%	518	1,036	$1,926	$2,600
Total/Wtd. Avg.			32	100.0%	488	15,603	$2,129	$2,350

(1)	Information based on underwritten rent roll dated June 14, 2019.

The following table presents certain information relating to the retail tenants at the UES Multi Portfolio Properties:

	Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Retail SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Retail Rent	Lease Expiration	Termination Options (Y/N)
Lusardi’s Restaurant(2)	NR/NR/NR	1,750	34.3%	$330,000	$188.57	37.4%	5/31/2025	N
Anand Indian Cuisine	NR/NR/NR	1,500	29.4%	$138,060	$92.04	15.6%	9/30/2027	N
Quality Branded	NR/NR/NR	1,350	26.5%	$327,828	$242.84	37.1%	3/30/2032	N
Tony’s Cleaners	NR/NR/NR	500	9.8%	$87,624	$175.25	9.9%	9/30/2027	N
Subtotal/Wtd. Avg.		5,100	100.0%	$883,512	$173.24	100.0%

Vacant Space		0	0.0%	$0	$0.00
Total/Wtd. Avg.		5,100	100.0%	$883,512	$173.24	100.0%

(1)	Information Based on underwritten rent roll dated June 14, 2019.

(2)	Lusardi’s Restaurant has one, five-year renewal option remaining.

The Market. The UES Multi Portfolio Properties are located in the Upper East Side neighborhood of Manhattan in New York City. According to a local government planning department, 46.1% of the land use in the area is multifamily residential with mixed residential and commercial as the second largest land use at 21.7%. The area also includes 14.5% institutional land use. The immediate area surrounding the UES Multi Portfolio Properties consists primarily of low-to-midrise apartment buildings, with grade level local retail. The Rockefeller University is southeast of the UES Multi Portfolio Properties as well as Memorial Sloan Kettering Hospital, New York Presbyterian, Weill Cornell Medical, and Hospital for Special Surgery. Just west of the UES Multi Portfolio Properties at Lexington Avenue is Lenox Hill Hospital. The neighborhood is also home to many museums such as the Metropolitan Museum of Art, the Solomon R. Guggenheim Museum and the Jewish Museum of New York. Primary access to the area is provided by the N and Q trains along 2nd Avenue and 72nd Street, and the 4 and 6 trains on Lexington Avenue and 77th Street. The FDR highway runs along the East River and provides access to lower Manhattan, the Triboro Bridge, the 59th Street Bridge, Midtown Tunnel, Brooklyn and Williamsburg Bridges. The UES Multi Portfolio Properties are located approximately eight miles from LaGuardia International Airport.

The UES Multi Portfolio Properties are located within the Upper East Side multifamily and retail submarkets of New York City. According to the appraisals, as of the first quarter of 2019, the Upper East Side multifamily submarket contained 88,576 inventory units, and had an average vacancy of approximately 3.7% and asking rents of $4,107 per month. According to the appraisals, as of the first quarter of 2019, the Upper East Side retail submarket contained 3,617,942 SF of rentable area, and had an average vacancy of approximately 2.6% and asking rents of $143.98 PSF

A-3-126

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

Comparable rental properties to the UES Multi Portfolio Properties are shown in the tables below:

UES Multi Portfolio Properties Comparable Rentals Summary (304 E. 78th Street)
Properties Name / Address	Year Built	Number of Stories	Total Units	Unit Type	Rent Per Month	Distance to Property
304 East 78th Street New York, NY	1910	5	8	One-Bedroom	$2,422
519 East 78th Street New York, NY	1911	6	100	One-Bedroom	$2,526	0.3 Miles
1413 York Avenue New York, NY	1935	6	22	One-Bedroom	$2,525	0.4 Miles
171 East 74th Street New York, NY	1910	5	9	One-Bedroom	$2,775	0.4 Miles
1479 York Avenue New York, NY	1910	5	8	One-Bedroom	$2,600	0.2 Miles
1481 York Avenue New York, NY	1910	5	8	One-Bedroom	$2,550	0.2 Miles
181 East 78th Street New York, NY	1910	4	14	One-Bedroom	$2,400	0.2 Miles

Source: Appraisal.

UES Multi Portfolio Properties Comparable Rentals Summary (1494 2nd Avenue)
Properties Name / Address	Year Built	Number of Stories	Total Units	Unit Type	Rent Per Month	Distance to Property
1494 2nd Avenue New York, NY	1910	5	16	Studio	$1,924
1277 Third Avenue New York, NY	1910	5	16	Studio	$1,900	0.3 Miles
347 East 78th Street New York, NY	1910	5	17	Studio	$1,825	0.1 Miles
233 East 80th Street New York, NY	1910	6	22	Studio	$2,050	0.2 Miles
1555 Second Avenue New York, NY	1930	4	6	Studio	$2,050	0.2 Miles
1378 Third Avenue New York, NY	1917	5	12	Studio	$1,895	0.2 Miles
247 East 81st Street New York, NY	1920	4	16	Studio	$2,000	0.2 Miles

Source: Appraisal.

UES Multi Portfolio Properties Comparable Rentals Summary (1496 2nd Avenue)
Properties Name / Address	Year Built	Number of Stories	Total Units	Unit Type	Rent Per Month	Distance to Property
1496 2nd Avenue New York, NY	1910	5	8	Two-Bedroom	$2,245
309 East 76th Street New York, NY	1910	5	20	Two-Bedroom	$2,695	0.1 Miles
324 East 82nd Street New York, NY	1972	5	72	Two-Bedroom	$2900	0.3 Miles
417 East 74th Street New York, NY	1910	6	22	Two-Bedroom	$2,795	0.4 Miles
1437 First Avenue New York, NY	1910	5	40	Two-Bedroom	$2,975	0.3 Miles
511 East 78th Street New York, NY	1911	6	100	Two-Bedroom	$2,950	0.3 Miles
1273 First Avenue New York, NY	1910	5	12	Two-Bedroom	$2,725	0.6 Miles

Source: Appraisal.

A-3-127

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the UES Multi Portfolio Properties:

Cash Flow Analysis
	2016	2017	2018	4/30/2019 TTM	UW	UW per SF
Multifamily Gross Potential Rent	$685,595	$747,913	$752,646	$810,970	$817,423	$52.39(1)
Retail Gross Rent(2)	$771,548	$792,789	$811,353	$822,727	$897,010	$175.88(3)
Less Vacancy & Credit Loss	$0	$0	$0	$0	($85,722)	($4.14)
Effective Gross Income	$1,457,143	$1,540,702	$1,563,999	$1,633,697	$1,628,711	$78.67

Real Estate Taxes	$418,449	$444,687	$406,541	$406,540	$441,732	$21.34
Insurance	$30,616	$30,929	$26,801	$32,528	$32,528	$1.57
Other Expenses	$152,246	$241,162	$150,591	$89,892	$156,753	$7.57
Total Expenses	$601,311	$716,779	$583,933	$528,959	$631,013	$30.48

Net Operating Income	$855,832	$823,923	$980,066	$1,104,738	$997,698	$48.19
Capital Expenditures	$0	$0	$0	$0	$9,020	$0.44
Net Cash Flow	$855,832	$823,923	$980,066	$1,104,738	$988,678	$47.76

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(4)
NOI DSCR	1.19x	1.15x	1.37x	1.54x	1.39x
NCF DSCR	1.19x	1.15x	1.37x	1.54x	1.38x
NOI Debt Yield	5.4%	5.2%	6.2%	6.9%	6.3%
NCF Debt Yield	5.4%	5.2%	6.2%	6.9%	6.2%

(1)	Multifamily Gross Potential Rent per SF was calculated based on total multifamily SF only.

(2)	Retail Gross Rent includes $13,488 in recovery income from the retail tenants.

(3)	Retail Gross Rent per SF was calculated based on total retail SF only.

(4)	The underwritten economic vacancy is 5.0%. The UES Multi Portfolio Properties were 100.0% physically occupied as of June 14, 2019.

A-3-128

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

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	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor

Morgan Stanley Capital I Inc.	Midland Loan Services, a Division of PNC Bank,	LNR Partners, LLC	Pentalpha Surveillance LLC
1585 Broadway	National Association		375 North French Road
New York, NY 10036	10851 Mastin Street	1601 Washington Avenue	Suite 100
	Building 82, Suite 300	Suite 700	Amherst, NY 14228
	Overland Park, KS 66210	Miami Beach, FL 33139

Contact: General Information Number	Contact: Heather Wagner	Contact: www.lnrpartners.com	Contact: Don Simon
Phone Number: (212) 761-4000	Phone Number: (913) 253-9570	Phone Number: (305) 695-5600	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Shortfall	0.00		Surveillance LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Capital I Trust 2019-H7 Commercial Mortgage Pass-Through Certificates Series 2019-H7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/16/19
Corporate Trust Services		Record Date:	7/31/19
8480 Stagecoach Circle		Determination Date:	8/12/19
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT(1)

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2019 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Capital I Trust 2019-H7,
Commercial Mortgage Pass-Through Certificates,
Series 2019-H7

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: LNR Partners, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

(1)	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” and “Mortgage Notes” will refer to such mortgage loans and mortgage notes sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)         Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan which is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller, or (with respect to any Non-Serviced Mortgage Loan) to the trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (provided in each case a Mortgage Loan may be subject to an agreement among noteholders, co-lender agreement or mezzanine intercreditor agreement), any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)         Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)         Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

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(4)         Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)         Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)         Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for the related Crossed Underlying Loan or Crossed Underlying Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)         Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Underlying Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Seller

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has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor, other than as set forth on Schedule D-1 to this Annex D-1.

(8)        Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)         UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)       Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)       Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)       Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property,

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(b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer (or in the case of a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-“ from S&P or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are

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necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)       No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

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(19)       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)       Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)       Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all

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such material licenses, permits and applicable governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits and applicable governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the Mortgaged Property to prevent such waste).

(27)       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

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No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Underlying Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

(28)       Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan (as set forth in Schedule D-1 to this Annex D-1), or future permitted mezzanine debt (as set forth in Schedule D-2 to this Annex D-1) or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Underlying Loan, as set forth on Schedule D-4 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any Transfer, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such Transfer.

(31)       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million

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provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Underlying Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property

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by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)     The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)     The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)     The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)     The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)      Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)     The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)     A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)      Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)     In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)      Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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(35)       Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)       Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)       Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Underlying Loan, and except as set forth in Schedule D-3 to this Annex D-1 no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the

D-1-11

situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

(41)       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, or a correspondent or agent of the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) with respect to any Crossed Underlying Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part, (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan, or (iii) as set forth on Schedule D-4 attached to this Annex D-1.

(44)       Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)       Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

D-1-12

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Argentic Real Estate Finance LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2	SoCal Retail Portfolio	(6) Permitted Liens; Title Insurance	A tenant or tenants at each of The Springs, Food 4 Less – Target Center, Baldwin Park Promenade, Lynwood Plaza, Loma Vista and Hawthorne Plaza Mortgaged Properties has a right of first offer and/or right of first refusal to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first offer or rights of first refusal are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale or (ii) the entire portfolio of Mortgaged Properties.
9	Brotman Physicians Plaza	(6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a certain Declaration of Covenants, Conditions and Restrictions, dated June 19, 2006 (the “Brotman DCCR”). The Brotman DCCR generally prohibits the Mortgaged Property from being used as or for: (i) ambulatory or out-patient surgery center (including endoscopy), (ii) radiological services, (iii) cardiac catheterization laboratory, (iv) physical therapy, (v) occupational and respiratory therapy, (vi) drug and alcohol abuse and addiction clinic, (vii) emergency care center, (viii) cardiac rehabilitation center, (ix) pulmonary function testing center, (x) speech therapy center, (xi) wound care center, (xii) infusion center, (xiii) outpatient rehabilitation center, (xiv) urgent care center, (xv) psychiatric urgent care center, (xvi) outpatient psychiatric programs that are not normally provided by individual psychiatrists in their individual offices as a customary part of their practice, (xvii) adult daycare center, (xvii) Alzheimer’s center, (xix) arthritis treatment center, (xx) independent alternative medicine center, (xxi) sleep center, and (xxii) laboratories other than laboratories that are “drawing stations.” The Brotman DCCR is perpetual until such time as the acute care hospital on the nearby land has been permanently closed and the improvement thereon have been converted to a different use.
30	Brookwood Square	(6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a certain Amended and Restated Declaration of Restrictive Covenant and Easement Agreement, dated May 4, 2018 (the “Brookwood REA”). The Brookwood REA generally prohibits (i) the borrower from leasing space at the Mortgaged Property to new tenants whose intended use would be similar to the use of certain current tenants and (ii) certain uses of the Mortgaged Property, including but not limited to, call centers, check cashing/pay day loan businesses, pawn shops, and tattoo parlors. The Brookwood REA

D-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
has an initial term of 50 years and is subordinate to the Mortgage Loan.
32	Michigan Road Shoppes	(6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a certain Declaration of Restrictive Covenants and Easement Agreement, dated April 30, 2019 (the “Michigan REA”). The Michigan REA generally prohibits (i) the borrower from leasing space at the Mortgaged Property to new tenants whose intended use would be similar to the use of certain current tenants at the adjacent shopping center property and (ii) certain uses of the Mortgaged Property, including but not limited to, billiard parlors, night clubs or any other business serving or selling alcoholic beverages (except that restaurants may serve alcoholic beverages as an ancillary part of their business), adult bookstores or establishments selling pornographic materials, massage parlors, and unsupervised arcades or game rooms. The Michigan REA has an initial term of 99 years.
3	Embassy Suites at Centennial Olympic Park	(16) Insurance	As it pertains to insurance proceeds, the Mortgage Loan documents provide that, with respect to all property losses in excess of $2,100,000, the related lender (or a trustee appointed by it) shall have the right to hold and disburse such proceeds as the repair or restoration progresses.
48	Quality Inn Oneonta Cooperstown Area	(16) Insurance	Pursuant to the Mortgage Loan documents, insurance may be provided by AmGUARD Insurance Company, rated “A+:X” by A.M. Best Company and not rated by S&P, so long as the rating of such insurer is not withdrawn or downgraded.
30 32	Brookwood Square Michigan Road Shoppes	(17) Access; Separate Tax Lots	The related Mortgaged Property and certain other real property are being subdivided as part of the acquisition of the Mortgaged Property by the related Mortgagor in connection with origination of the related Mortgage Loan. Pursuant to the Mortgage Loan documents, the Mortgagor (i) represents that all procedural requirements necessary to cause a separate tax parcel number to be issued have been completed, and that automatically upon the assessment of taxes for the next calendar year, the Mortgaged Property will be designated as a separate tax parcel and (ii) covenants to thereafter, at its sole cost, cause an endorsement acceptable to the Lender to be issued to the title insurance policy insuring the Mortgaged Property is a separate tax lot. The Mortgage Loan is recourse to the Mortgagor for any losses as a result of the Mortgaged Property failing to be assessed as a separate tax parcel.
17	3 Independence Way	(24) Local Law Compliance	The Mortgaged Property is subject to certain outstanding fire code violations.

D-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
20 37	The View Apartments Lakecrest-Southpointe Portfolio	(24) Local Law Compliance	The Mortgaged Property is subject to certain outstanding building code violations.
42	Greenwood Heights	(24) Local Law Compliance (25) Licenses and Permits	The Mortgagor has not yet received an updated certificate of occupancy with respect to recently completed alterations at the Mortgaged Property.
13	DoubleTree Princeton	(25) Licenses and Permits	As of the origination of the Mortgage Loan, the liquor license for the Mortgaged Property was held by the previous owner of the Mortgaged Property. The Mortgagor and the previous owner entered into a certain Interim Beverage Management Agreement to ensure that the liquor license remains in full force and effect until such time as the liquor license is transferred to the Mortgagor. Pursuant to the Mortgage Loan documents, the Mortgagor is required to submit all additional required documentation to the beverage control board in order to facilitate the transfer of the liquor license to the Mortgagor. If the existing liquor license has not been transferred within six months of the origination of the Mortgage Loan, the Mortgagor is required to apply for a new liquor license.

D-2-3

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Argentic Real Estate Finance LLC

None.

D-2-4

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Argentic Real Estate Finance LLC

None.

D-2-5

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Argentic Real Estate Finance LLC

None.

D-2-6

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Argentic Real Estate Finance LLC

Annex A-1 ID#	Mortgage Loans
30	Brookwood Square
31	3901 Bolger Road
32	Michigan Road Shoppes

D-2-7

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	Grand Canal Shoppes	(1) Whole Loan; Ownership of Mortgage Loans

The related Whole Loan documents prohibit transfer of the Whole Loan or any portion of it to certain specified competitors of the Mortgagors identified in the loan agreement.

Pursuant to a reciprocal easement agreement to which the related Mortgaged Property is subject, Venetian Casino Resort, LLC has the right to cure certain defaults of the Mortgagors under the related Whole Loan and, in the case of acceleration of the related Whole Loan, has the right, subject to the satisfaction of certain financial covenants, to purchase the related Whole Loan at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

1	Grand Canal Shoppes	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance

A transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC. Further, a transfer (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) of the Grand Canal Shoppes Property is subject to certain transfer restrictions. Any transfers after the first transfer from the lender following a foreclosure or deed in lieu thereof will be subject to such right of first offer and such transfer restrictions.

In addition, leases to Venetian Casino Resort, LLC are listed as an exception to lender’s title policy and such exception is not qualified by “rights of tenants, as tenants only.”

12	FedEx Niles	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance	The Mortgagor master leases the Mortgaged Property to a master tenant (the “FedEx Niles Master Tenant”). The FedEx Niles Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in February 2029. The FedEx Niles Master Tenant also has a purchase option to

D-2-8

Annex A-1 ID#	Mortgage Loan	Representation	Exception
purchase the Mortgaged Property if the Mortgaged Property shall be damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable. The FedEx Niles Mortgage Loan does not require that the Mortgage Loan be repaid upon an exercise of any of the foregoing purchase options.
14	Marriott Metairie at Lakeway	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance

The Mortgaged Property consists of a hotel condominium unit in a mixed use condominium comprised of a hotel unit, an office unit and a health club unit. The owner of the office unit has a right of first offer to purchase the Mortgaged Property. Such right of first offer is not applicable to a judicial sale to a first mortgagee that has been identified to the condominium association pursuant to procedures set forth in the condominium documents (a “First Mortgagee”), or in any transfer of a condominium unit in partial or complete satisfaction of obligations of a unit owner to a First Mortgagee of such unit or a nominee of a First Mortgagee that is affiliated with such First Mortgagee, but will be applicable to any subsequent transfer.

In addition, Marriott International, Inc., the franchisor of the Mortgaged Property, has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property, or (ii) an ownership interest in the Mortgagor or a control affiliate of the Mortgagor, to a Competitor (as defined in the franchise agreement) of the franchisor. The right of first refusal applies to a transfer to a Competitor or an affiliate of a Competitor in connection with a foreclosure, judicial or legal process or a deed-in-lieu of foreclosure and any subsequent transfer thereafter.

34	Shoppes at Holly Springs	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance	The Bank of America ATM lease is listed as an exception to lender’s title policy and such exception is not qualified by “rights of tenants, as tenants only.”
35	Jefferson Square	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance	The lease for Cato Corporation is listed as an exception to lender’s title policy and such exception is not qualified by “rights of tenants, as tenants only.”
1	Grand Canal Shoppes	(16) Insurance

The loan documents permit a property insurance deductible of $500,000.

The Mortgaged Property is part of a multiple-owner, integrated project that is subject to a reciprocal easement agreement (“REA”) among the various owners. The REA provides that, in the event of a casualty involving more than one property, the affected owners (and, to the extent provided by the REA and the related loan documents, their mortgagees) shall consult and reasonably agree as to the cost and method of payment for restoration work, the time, and the parties to perform the necessary work. If the affected parties cannot agree within 60 days after insurance proceeds are made available for restoration, any open issues may be submitted by any party to an

D-2-9

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Independent Expert (with respect to insurance matters, “a reputable and independent Person with experience in commercial real estate insurance”) for determination. The mortgagee of any affected property may participate in any dispute involving an Independent Expert.
12	FedEx Niles	(16) Insurance	The insurance policies with respect to the Mortgaged Property, other than business interruption insurance, are maintained by the sole tenant, FedEx Ground Package System, Inc. The Mortgage Loan documents provide that so long as such tenant (or a replacement tenant) is providing coverage with respect to the insurance required by the Mortgage Loan documents, the deductible or self-insured retention with respect to such coverage shall be commercially reasonable in light of such tenant’s business. As of the origination date, the deductible under each of the insurance policies maintained by the tenant was $2,500,000.
14	Marriott Metairie at Lakeway	(16) Insurance	The Mortgaged Property consists of the hotel unit in a mixed use condominium. Under the condominium documents, a trustee appointed by the condominium association, which must be a bank or trust company, will hold insurance proceeds. The Mortgagor does not control the condominium. Pursuant to a condominium estoppel, the condominium association has agreed that any trustee appointed by the condominium association will be required to have a credit rating of at least “A” by Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., “A2” by Moody’s Investor Service, Inc. or “A” by Fitch, Inc. or an equivalent rating by any other statistical rating agency (an “Eligible Institution”), provided that the Mortgagor pays in advance any cost differential between the cost to engage (A) a bank or trust company (as per the terms of the condominium declaration) and (B) an Eligible Institution. The Mortgagor is not required under the Mortgage Loan documents to pay such cost differential.
1, 7, 10, 12, 14, 18, 22, 24, 34, 35, 36, 38, 39, 47, 51, 52 and 53	All MSMCH Mortgage Loans	(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

D-2-10

Annex A-1 ID#	Mortgage Loan	Representation	Exception
52	Briarwood Apartments	(24) Local Law Compliance	The use of the Mortgaged Property as a 56 apartment multi-family property, is legal-nonconforming in the applicable zoning district due to changes in the zoning ordinance since the time of development. Pursuant to the zoning ordinance, if any non-conforming building or structure is damaged by fire or other casualty, such building or structure may be repaired, and the use resumed, provided that (i) the reconstruction does not exceed the original area or (where applicable) degree of dimensional non-conformity, and (ii) a permit for such work is secured from the Town of Windham Building Office within one year of the date of damage or destruction, and completed within two years.
7	Tower 28	(25) Licenses and Permits	The Mortgaged Property has only a temporary certificate of occupancy. The Mortgagor has covenanted to maintain at all times and continue to renew any then applicable temporary certificate of occupancy on or before the then applicable expiration date until a new, valid, permanent certificate of occupancy is obtained for the Mortgaged Property.
1	Grand Canal Shoppes	(26) Recourse Obligations	Transfers in violation of the related Whole Loan documents are not full recourse, but instead are loss recourse only.
12	FedEx Niles	(26) Recourse Obligations	There is no non-recourse carveout guarantor or environmental indemnitor with respect to the Mortgage Loan.
1, 7, 10, 12, 14, 18, 22, 24, 34, 35, 36, 38, 39, 47, 51, 52 and 53	All MSMCH Mortgage Loans	(26) Recourse Obligations

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

D-2-11

Annex A-1 ID#	Mortgage Loan	Representation	Exception
34	Shoppes at Holly Springs and Jefferson Square	(27) Mortgage Releases	With respect to such Mortgage Loans, which are cross-collateralized and cross-defaulted, the related Mortgage Loan documents for each Mortgage Loan permits the release of the related Mortgaged Property, and consequently permits a release of the cross-collateralization of such Mortgage Loans, upon defeasance of the outstanding principal balance of such Mortgage Loan, but does not require defeasance of a release premium.
1	Grand Canal Shoppes	(29) Acts of Terrorism Exclusion	Mortgagor is not required to spend on terrorism insurance premiums an amount that is more than two times the amount of the annual insurance premium that is payable at such time with respect to the property and business interruption insurance policies required by the loan documents (without giving effect to the earthquake or terrorism insurance component of such policies).
1, 7, 10, 12, 14, 18, 22, 24, 34, 35, 36, 38, 39, 47, 51, 52 and 53	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 16 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 29.

12	FedEx Niles	(30) Due on Sale or Encumbrance	The Mortgage Loan does not restrict transfer of equity interests in the Mortgagor or in the master tenant of the Mortgaged Property.
24	Niles Retail Center	(30) Due on Sale or Encumbrance

The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or similar indebtedness including a loans or indebtedness made or otherwise provided by any governmental authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments

(“PACE Transaction”), , subject to the following conditions: (i) rating agency confirmation (if requested by the lender) and the lender’s consent (not to be unreasonably withheld), (ii) aggregate loan-to-value ratio taking into account the aggregate of the related Mortgage Loan and the PACE Transaction, at the time of such PACE Transaction financing does not exceed 73.5%, (iii) the debt service coverage ratio for the Mortgaged Property taking into account the

D-2-12

Annex A-1 ID#	Mortgage Loan	Representation	Exception

aggregate of the related Mortgage Loan and the PACE Transaction is not less than 1.30x,

(iv) the ratio of (a) the total amount of the indebtedness of the PACE Transaction at the time of the origination of such PACE Transaction and (b) the assessed value of the “Land” (as defined in the Mortgage Loan documents) and improvements, as determined by the applicable taxing authority in determining the amount of taxes, at such time does not exceed 75%, (v) the ratio of (a) the total estimated cost savings attributable to the PACE Transaction and (b) the total amount of the indebtedness of the PACE Transaction over the course of the PACE Transaction remains equal to or higher than 1.0x, and (vi) such transaction may not be entered into prior to the defeasance lockout expiration date.

D-2-13

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loans
7	Tower 28

D-2-14

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-15

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-16

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loans
34	Shoppes at Holly Springs
35	Jefferson Square

D-2-17

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Starwood Mortgage Capital LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
5	Visions Hotel Portfolio II	(6) Permitted Liens; Title Insurance	The Courtyard Horseheads Mortgaged Property and the Fairfield Inn Watertown Mortgaged Property are each subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreements, in the event that there is a proposed transfer of (i) the related Mortgaged Property, (ii) the Mortgagor’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the Mortgagor or an affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the related Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.
46	The Nash Building	(6) Permitted Liens; Title Insurance	Pursuant to the terms of its lease, Footnote Event Space, the third largest tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event that the Mortgaged Property is offered for sale. Such right of first offer will not apply in the event of a foreclosure or deed-in-lieu thereof.
5	Visions Hotel Portfolio II	(16) Insurance	With respect to the Holiday Inn Express Canandaigua Mortgaged Property, (i) the combined building limit for the NFIP policy and excess flood insurance policy being maintained by the Mortgagor is less than the insurable value of the Mortgaged Property and (ii) the Mortgagor’s excess flood insurance policy contains a 90% insurance-to-value provision.
11	West Palm Beach Industrial	(16) Insurance

The Dania Beach Mortgaged Property consists of three condominium units which are part of a condominium association (the “Dania Beach Association“) which maintains the insurance policies for the condominium, including the Mortgaged Property. With respect to the Dania Beach Mortgaged Property:

(i)     The Dania Beach Association’s property insurance policy contains an 80% coinsurance provision.

(ii)    Under the terms of the condominium documents, in the event of a casualty, the Dania Beach Association is not obligated to deliver any related insurance proceeds to the lender during restoration of the Mortgaged Property.

(iii)   The Dania Beach Association does not maintain an excess flood insurance policy.

D-2-18

Annex A-1 ID#	Mortgage Loan	Representation	Exception
(iv) The Dania Beach Association’s windstorm policy is issued by Weston Insurance Company, which is rated “B VI” by A.M. Best Company.
5	Visions Hotel Portfolio II	(24) Local Law Compliance	The Holiday Inn & Suites Rochester Marketplace Mortgaged Property is legal non-conforming as to use.
11	West Palm Beach Industrial	(24) Local Law Compliance	Two tenants at the Okeechobee Road Mortgaged Property, Technomaticar Electric, Inc. and 3 Luxury Car Storage, constitute non-conforming uses.
5	Visions Hotel Portfolio II	(25) Licenses and Permits	The Holiday Inn & Suites Rochester Marketplace Mortgaged Property is legal non-conforming as to use.
11	West Palm Beach Industrial	(25) Licenses and Permits	Two tenants at the Okeechobee Road Mortgaged Property, Technomaticar Electric, Inc. and 3 Luxury Car Storage, constitute non-conforming uses.
4	125 Borinquen Place	(25) Licenses and Permits	Certain units at the Mortgaged Property do not have a certificate of occupancy.
11	West Palm Beach Industrial	(29) Acts of Terrorism Exclusion	The Dania Beach Association’s special-form all-risk insurance policy and business interruption policy excludes Acts of Terrorism.
5	Visions Hotel Portfolio II	(31) Single-Purpose Entity	The Mortgagor previously operated certain hotel properties other than the Mortgaged Properties pursuant to various unrecorded operating leases.

D-2-19

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Starwood Mortgage Capital LLC

None.

D-2-20

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Starwood Mortgage Capital LLC

Annex A-1 ID#	Mortgage Loans
43	Tatum Plaza
44	Tatum Ranch Crossing
45	Shadow Creek Marketplace

D-2-21

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Starwood Mortgage Capital LLC

Annex A-1 ID#	Mortgage Loans
43	Tatum Plaza
44	Tatum Ranch Crossing
45	Shadow Creek Marketplace

D-2-22

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Starwood Mortgage Capital LLC

None.

D-2-23

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Cantor Commercial Real Estate Lending, L.P.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
19	3 Columbus Circle	(6) Permitted Liens; Title Insurance	JPMorgan Chase Bank, National Association (“JPMCB”) occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.
29	AC by Marriott San Jose	6 (Permitted Liens; Title Insurance)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender that is not a “Competitor”.
41	Sunnyside Retail Center	(6) Permitted Liens; Title Insurance	The second largest tenant, Grocery Outlet, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. Such right of first offer does not apply in the event of a foreclosure or deed-in-lieu of foreclosure.
19	3 Columbus Circle	(16) Insurance	The Mortgage Loan documents permit insurance through a syndicate of insurers through which, if such syndicate consists of five (5) or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
49	102 Washington Place	(17) Access; Utilities; Separate Tax Lots	The Mortgaged Property shares a tax parcel with other real property that is not collateral for the Mortgage Loan.
6	617-625 West 46th Street	(25) Licenses and Permits	In September 2018 the borrower completed a renovation of a portion of the Mortgaged Property that added four floors on top of the pre-existing two floor building located at 617-619 West 46th Street. The Borrower has not yet obtained a temporary certificate of occupancy for floors four through six at that building.
19	3 Columbus Circle	(26) Recourse Obligations	In the event that the Borrower obtains and maintains an environmental insurance policy naming the lender (together with its successors and assigns) as an additional named insured (the “Environmental

D-2-24

Annex A-1 ID#	Mortgage Loan	Representation	Exception

Insurance”), then the lender is required to first seek recovery under such Environmental Insurance before seeking indemnity, reimbursement or recovery from the Borrower or the guarantor for losses within the scope of the indemnity under the environmental indemnity agreement that are within the scope of coverage and are not specifically excluded from the terms of the Environmental Insurance.

The loss carveout for misappropriation of rents covers misappropriation of rents only following an event of default.

50	Woodland Square Apartments	(27) Mortgage Releases	The borrower is permitted to obtain the release of an unimproved portion of the Mortgaged Property at any time, provided, among other things, the borrower delivers the Release Amount to lender. “Release Amount” means (i) $180,000, if the release is prior to May 16, 2020 and the borrower has not obtained a new appraisal, or (ii) such amount that would be sufficient to cause the loan to value ratio for the Mortgage Loan to be 75% or below. The Mortgage Loan Agreement does not identify an allocated loan amount to this parcel.
19	3 Columbus Circle	(28) Financial Reporting and Rent Rolls	The annual financial statements that are required to be provided under the loan documents are a complete copy of the Mortgagors’ financial statements (which may be on a consolidated basis), and containing statements of profit and loss for the Mortgagors and a balance sheet for the Mortgagors. Such financial statements are not required to be provided on a combined basis.
19	3 Columbus Circle	(29) Acts of Terrorism Exclusion	See exception to Representation 16.

D-2-25

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Cantor Commercial Real Estate Lending, L.P.

None.

D-2-26

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Cantor Commercial Real Estate Lending, L.P.

None.

D-2-27

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Cantor Commercial Real Estate Lending, L.P.

None.

D-2-28

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Cantor Commercial Real Estate Lending, L.P.

None.

D-2-29

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Annex E

Class A-SB Planned Principal Balance Schedule

	Class A-SB Planned		Class A-SB Planned
Month	Principal Balance ($)	Month	Principal Balance ($)
0	26,600,000.00	58	26,600,000.00
1	26,600,000.00	59	26,600,000.00
2	26,600,000.00	60	26,552,834.61
3	26,600,000.00	61	26,136,619.01
4	26,600,000.00	62	25,718,737.33
5	26,600,000.00	63	25,264,136.65
6	26,600,000.00	64	24,842,760.64
7	26,600,000.00	65	24,384,764.68
8	26,600,000.00	66	23,959,866.49
9	26,600,000.00	67	23,533,267.13
10	26,600,000.00	68	23,000,668.21
11	26,600,000.00	69	22,570,223.43
12	26,600,000.00	70	22,103,415.75
13	26,600,000.00	71	21,669,376.49
14	26,600,000.00	72	21,199,076.22
15	26,600,000.00	73	20,761,413.82
16	26,600,000.00	74	20,321,998.64
17	26,600,000.00	75	19,846,474.83
18	26,600,000.00	76	19,403,393.66
19	26,600,000.00	77	18,924,307.78
20	26,600,000.00	78	18,477,531.40
21	26,600,000.00	79	18,028,965.38
22	26,600,000.00	80	17,476,445.38
23	26,600,000.00	81	17,023,864.56
24	26,600,000.00	82	16,535,548.28
25	26,600,000.00	83	16,079,196.48
26	26,600,000.00	84	15,587,216.10
27	26,600,000.00	85	15,127,063.24
28	26,600,000.00	86	14,665,066.63
29	26,600,000.00	87	14,167,601.44
30	26,600,000.00	88	13,701,758.76
31	26,600,000.00	89	13,200,556.51
32	26,600,000.00	90	12,730,837.08
33	26,600,000.00	91	12,259,235.20
34	26,600,000.00	92	11,685,824.45
35	26,600,000.00	93	11,210,030.06
36	26,600,000.00	94	10,699,158.15
37	26,600,000.00	95	10,219,407.61
38	26,600,000.00	96	9,704,691.67
39	26,600,000.00	97	9,220,953.41
40	26,600,000.00	98	8,735,275.96
41	26,600,000.00	99	8,214,801.10
42	26,600,000.00	100	7,725,088.65
43	26,600,000.00	101	7,200,693.14
44	26,600,000.00	102	6,706,913.48
45	26,600,000.00	103	6,211,154.00
46	26,600,000.00	104	5,648,359.01
47	26,600,000.00	105	5,148,352.32
48	26,600,000.00	106	4,613,954.32
49	26,600,000.00	107	4,109,798.27
50	26,600,000.00	108	3,571,368.50
51	26,600,000.00	109	3,063,029.96
52	26,600,000.00	110	2,552,652.65
53	26,600,000.00	111	2,008,177.94
54	26,600,000.00	112	1,493,568.49
55	26,600,000.00	113	944,981.57
56	26,600,000.00	114	426,106.18
57	26,600,000.00	115 and thereafter	0

E-1

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Annex F

Definition of “Mortgage File”

“Mortgage File”: The mortgage documents listed below (provided, that references to the Mortgage File for any serviced Subordinate Companion Loan refer to the Mortgage File for the related Serviced Mortgage Loan and the Mortgage Note evidencing such serviced Subordinate Companion Loan):

(i)         the original Mortgage Note bearing, or accompanied by, all prior or intervening endorsements, endorsed either in blank or to the order of the trustee in the following form: “Pay to the order of Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7, without recourse, representation or warranty” or “Pay to the order of Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2019-H7 for the benefit of the Commercial Mortgage Pass-Through Certificates Series 2019-H7 Certificateholders, without recourse representation or warranty” or, if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

(ii)        the original mortgage or a copy thereof, with evidence of recording thereon, and, if the mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(iii)       the originals or copies of all agreements modifying a money term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon;

(iv)       an original assignment of mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7” or “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2019-H7 for the benefit of the Commercial Mortgage Pass-Through Certificates Series 2019-H7 Certificateholders” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan));

(v)        originals or copies of all intervening assignments of mortgage, if any, with evidence of recording thereon;

(vi)       if the related assignment of leases is separate from the mortgage, the original or a copy of such assignment of leases with evidence of recording thereon, together with (A) an original of each assignment of such assignment of leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such assignment of leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable mortgage loan seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such assignment of leases, in recordable form, signed by the holder of record in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan)), which assignment may be effected in the related assignment of mortgage;

(vii)       the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)      an original (which may be electronic) or a copy (which may be electronic) of the title insurance policy or, if such title insurance policy has not been issued, an original binder or actual title commitment or a copy (which may be electronic) thereof certified by the title company with the original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date or a preliminary title report binding on the title company with an original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date;

(ix)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)         copies of the related ground lease(s), space lease(s) or air rights lease(s) (and, in each case, any related lessor estoppels), if any, related to any Mortgage Loan where the mortgagor is the lessee under any such lease and there is a lien in favor of the mortgagee in such lease;

(xi)        copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement);

(xii)       either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned to the trustee and delivered to the custodian on behalf of the trustee on behalf of the Trust with a copy to be held by the master servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the master servicer on behalf of the trustee, with a copy to be held by the custodian on behalf of the trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA (it being understood that each mortgage loan seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the master servicer (who shall forward a copy of such acknowledgement to the custodian and the trustee)) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the mortgage loan seller to assign all rights in and to the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, the master servicer will be required to acknowledge that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the master servicer sells its rights to service the applicable Mortgage Loan, the master servicer will be required to assign the applicable letter of credit to the Trust or (with respect to any Specially Serviced Loan) at the direction of the special servicer to such party as the special servicer may instruct, in each case, at the expense of the master servicer. The master servicer will be required to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

(xiii)       the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)      copies of third-party management agreements, if any, with respect to any Mortgaged Property;

(xv)       copies of any environmental insurance policy;

(xvi)      copies of any affidavit and indemnification agreement;

(xvii)      if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement provided to the applicable mortgage loan seller in connection with such mortgage loan seller’s origination or acquisition of the Mortgage Loan; (b) a copy of any related estoppel certificate or any comfort letter delivered by the franchisor for the benefit of the holder of the Mortgage Loan in connection with the applicable mortgage loan seller’s origination or acquisition of the Mortgage Loan; and (c) if the related Mortgage Loan is a franchise Mortgage Loan, a copy of the notice (to the extent such a notice is required under the terms of the related franchise, management or similar agreement) to the related franchisor stating that the franchise Mortgage Loan has been transferred to the Trust and, if required in order for the Trust to receive the benefits of a successor lender under the related franchise, management or similar agreement (or related comfort letter), requesting a replacement comfort letter in favor of the Trust (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the trustee for the benefit of the Certificateholders; and

(xviii)     with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced PSA;

provided, that (a) whenever the term “Mortgage File” is used to refer to documents held by the custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage

File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) any references to a “Mortgage File” for a Companion Loan will be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), and (d) with respect to any Mortgage Loan that has a serviced Companion Loan, the execution and/or recordation of any assignment in the name of the trustee will not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (I) the trustee will hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (II) any efforts undertaken by the trustee, the master servicer, or the special servicer on its behalf to enforce or obtain the benefits of such instrument will be construed to be so undertaken by the trustee, the master servicer or the special servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively.

Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan: (A) if the custodian is not also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by the delivery by the applicable mortgage loan seller of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of the mortgage securing the Non-Serviced Mortgage Loan, and the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of such documents in the name of the Non-Serviced Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan; or (B) if (and only for so long as) the custodian is also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by (1) the delivery by the applicable mortgage loan seller of originals of the documents described in clause (i) and (2) custody of the documents specified in clauses (ii) through (xviii) above by the related Non-Serviced Custodian pursuant to the related Non-Serviced PSA, provided, that if any document specified in clauses (ii) through (xviii) above was not or was not required to be delivered to the related Non-Serviced Custodian in connection with the related Non-Serviced PSA, the applicable mortgage loan seller will be required to deliver such document to the custodian, provided, further, that (a) the custodian will be required to represent and warrant to each other party to the PSA and for the benefit of the Certificateholders that, as of the Closing Date, it is the related Non-Serviced Custodian for such Non-Serviced Mortgage Loan, (b) the custodian will be required to perform its duties under the PSA, and be liable to the other parties to the PSA, with respect to such Non-Serviced Mortgage Loan as if such documents were required to be delivered and included in the Mortgage File and as if the Non-Serviced Custodian’s receipt of the documents contained in the related “mortgage file” delivered under the related Non-Serviced PSA constituted delivery of those same documents to the custodian under the PSA, (c) the custodian may not resign as the related Non-Serviced Custodian without giving at least thirty (30) days’ advance written notice of resignation to each other party to the PSA, and (d) if for any reason the custodian resigns as custodian under the PSA or resigns as the related Non-Serviced Custodian or otherwise no longer acts as custodian under the PSA or as the related Non-Serviced Custodian or otherwise is required to surrender possession of the related “mortgage file” delivered under the related Non-Serviced PSA (including by reason of the Non-Serviced Companion Loan being removed from the related securitization trust), the custodian will be required to include the documents contemplated by clauses (ii) through (xviii) above in the Mortgage File for such Non-Serviced Whole Loan (to the extent such documents were delivered in connection with the other securitization) that shall be maintained by it or any successor custodian hereunder.

Notwithstanding any contrary provision set forth above, in connection with each Servicing Shift Mortgage Loan (1) instruments of assignment may be in blank and need not be recorded pursuant to the PSA until the earliest of (i) the related Controlling Companion Loan Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the related Controlling Companion Loan Securitization Date, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the related Controlling Companion Loan Securitization Date, and (2) following the related Controlling Companion Loan Securitization Date, the person selling the applicable Pari Passu Companion Loan to the related Non-Serviced Depositor, at its own expense, will be (A) entitled to direct the trustee or custodian to deliver the originals of all Mortgage Loan documents in its possession (other than the mortgage note evidencing the related Servicing Shift Mortgage Loan and endorsements thereof) to the related Non-Serviced Trustee or Non-Serviced Custodian, (B) if the right under clause (A) is exercised, required to cause the retention by or delivery to the trustee or custodian of photocopies of the Mortgage Loan documents so delivered to such Non-Serviced Trustee or Non-Serviced Custodian, (C) entitled to cause the completion and recordation of instruments of assignment in the name of such Non-Serviced Trustee or Non-Serviced Custodian, and (D) if the right under clause (C) is exercised, required to deliver to the trustee (or the custodian on its behalf) photocopies of any instruments of assignment so completed and recorded.

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	8
Important Notice About Information Presented in this Prospectus	8
Summary of Terms	14
Risk Factors	39
Description of the Mortgage Pool	104
Transaction Parties	183
Credit Risk Retention	221
Description of the Certificates	232
Description of the Mortgage Loan Purchase Agreements	261
Pooling and Servicing Agreement	266
Certain Legal Aspects of Mortgage Loans	351
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	366
Pending Legal Proceedings Involving Transaction Parties	367
Use of Proceeds	367
Yield and Maturity Considerations	367
Material Federal Income Tax Considerations	377
Certain State and Local Tax Considerations	387
Plan of Distribution (Conflicts of Interest)	388
Incorporation of Certain Information by Reference	390
Where You Can Find More Information	390
Financial Information	390
Certain ERISA Considerations	391
Legal Investment	394
Legal Matters	394
Ratings	394
Index of Defined Terms	397

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$653,614,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

MORGAN STANLEY CAPITAL I
TRUST 2019-H7
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2019-H7

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

The Williams Capital Group, L.P.

Co-Manager

July     , 2019